FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO.: 333-140804

The information in this free writing prospectus is not complete and may be amended prior to the time of sale. This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED AUGUST 3, 2007, MAY BE AMENDED OR COMPLETED PRIOR TO THE TIME OF SALE.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-140804) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing Avinash Bappanad at bappanad_avinash@jpmorgan.com.

FREE WRITING PROSPECTUS (To Prospectus Dated August 3, 2007)
$2,310,556,000 (Approximate)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, N.A.
UBS Real Estate Securities Inc.
Natixis Real Estate Capital Inc.
Nomura Credit & Capital, Inc.
Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2007-LDP12 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in the issuing entity, which will be a trust named J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12. The assets of the issuing entity will primarily be 163 fixed rate mortgage loans secured by first liens on 179 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2007-LDP12 certificates. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under ‘‘Description of the Certificates—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus. In addition, JPMorgan Chase Bank, N.A. will provide interest rate swap agreements for the benefit of the Class A-4FL and Class A-MFL certificates as described under ‘‘Description of the Swap Contracts’’ in this free writing prospectus. The Series 2007-LDP12 certificates are obligations of the issuing entity only and are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-LDP12 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest on the 15th day of each month (or if the 15th day is not a business day, the following business day), commencing on September 17, 2007.

	Initial Class Certificate Balance or Notional Amount(1)		Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Moody’s/S&P/Fitch)(5)	Rated Final Distribution Date(3)
Class A-1(6)	$18,981,000		%	(7)	October 15, 2011	Aaa/AAA/AAA	February 15, 2051
Class A-2(6)	$444,936,000		%	(7)	August 15, 2012	Aaa/AAA/AAA	February 15, 2051
Class A-3(6)	$346,187,000		%	(7	August 15, 2014	Aaa/AAA/AAA	February 15, 2051
Class A-4 (6)	$501,693,000		%	(7)	July 15, 2017	Aaa/AAA/AAA	February 15, 2051
Class A-4FL(6)	$100,000,000	(8)	LIBOR+ %	Floating(7) (9)	July 15, 2017	Aaa/AAA/AAA(10)	February 15, 2051
Class A-SB(6)	$54,171,000		%	(7)	October 15, 2016	Aaa/AAA/AAA	February 15, 2051
Class A-1A(6)	$287,299,000		%	(7)	July 15, 2017	Aaa/AAA/AAA	February 15, 2051
Class X	$2,504,667,937	(11)%		Variable(12)	September 15, 2027	Aaa/AAA/AAA	February 15, 2051
Class A-M	$150,467,000		%	(7)	August 15, 2017	Aaa/AAA/AAA	February 15, 2051
Class A-MFL	$100,000,000	(8)	LIBOR+ %	Floating(7) (9)	August 15, 2017	Aaa/AAA/AAA (10)	February 15, 2051
Class A-J	$197,242,000		%	(7)	August 15, 2017	NR/AAA/AAA	February 15, 2051
Class B	$21,916,000		%	(7)	August 15, 2017	NR/AA+/AA+	February 15, 2051
Class C	$28,178,000		%	(7)	August 15, 2017	NR/AA/AA	February 15, 2051
Class D	$21,916,000		%	(7)	August 15, 2017	NR/AA−/AA−	February 15, 2051
Class E	$12,523,000		%	(7)	August 15, 2017	NR/A+/A+	February 15, 2051
Class F	$25,047,000		%	(7)	August 15, 2017	NR/A/A	February 15, 2051

(Footnotes on table on page S-9)

You should carefully consider the risk factors beginning on page S-48 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.
The underwriters, J.P. Morgan Securities Inc., UBS Securities LLC and Natixis Securities North America Inc., will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, interest, determined at the time of sale. J.P. Morgan Securities Inc. and UBS Securities LLC are acting as co-lead managers for this offering with respect to each of the offered certificates. Natixis Securities North America Inc. is acting as a co-manager for this offering. J.P. Morgan Securities Inc. is acting as sole bookrunner for this offering.
The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about August 28, 2007.

JPMorgan	UBS Investment Bank

Natixis Securities North America Inc.

August    , 2007

J.P. Morgan Chase Commercial Mortgage Securities Corp.

Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12

Nebraska
2 properties
$10,347,292
0.4% of total
Missouri
1 property
$5,675,000
0.2% of total
Illinois
9 properties
$104,387,037
4.2% of total
Indiana
3 properties
$4,877,074
0.2% of total
Michigan
5 properties
$20,789,000
0.8% of total
Ohio
13 properties
$187,377,153
7.5% of total
New York
18 properties
$164,331,802
6.6% of total
New Hampshire
1 property
$12,100,000
0.5% of total
Massachusetts
1 property
$6,664,000
0.3% of total
Alaska
1 property
$29,000,000
1.2% of total
Pennsylvania
11 properties
$194,432,640
7.8% of total
Connecticut
2 properties
$16, 670,009
0.7% of total
West Virginia
1 property
$5,025,000
0.2% of total
New Jersey
2 properties
$66,100,000
2.6% of total
District of Columbia
4 properties
$127,250,000
5.1% of total
Nevada
2 properties
$8,020,000
0.3% of total
Delaware
1 property
$4,541,555
0.2% of total
Maryland
1 property
$6,964,149
0.3% of total
California
19 properties
$437,158,744
17.5% of total
Virginia
2 properties
$51,798,014
2.1% of total
North Carolina
6 properties
$71,209,125
2.8% of total
Arizona
2 properties
$14,697,801
0.6% of total
South Carolina
1 property
$6,073,711
0.2% of total
Colorado
3 properties
$22,530,000
0.9% of total
Kansas
1 property
$49,500,000
2.0% of total
Louisiana
1 property
$1,540,000
0.1% of total
Alabama
4 properties
$10,285,000
0.4% of total
Kentucky
5 properties
$26,940,000
1.1% of total
Georgia
9 properties
$227,464,792
9.1% of total
Texas
28 properties
$282,547,691
11.3% of total
Mississippi
1 property
$1,655,000
0.1% of total
Tennessee
4 properties
$12,320,000
0.5% of total
Florida
15 properties
$314,396,347
12.6% of total
< 1.0% Cut-off Date Balance
1.0% - 9.99% Cut-off Date Balance
≥10.0% Cut-off Date Balance

BEST BUY

BORDERS

Plaza El Segundo El Segundo, CA

Sawgrass Mills Mall Sunrise, FL

111 Massachusetts Avenue Washington, DC

Hard Rock Hotel – Chicago Chicago, IL

Ten Penn Center Philadelphia, PA

Carespring Portfolio — Various

Overlook III — Atlanta, GA

7000 Central Park — Atlanta, GA

Summit Mall — Fairlawn, OH

Pacific Coast Plaza — Oceanside, CA

Summary of Certificates	S-9
Summary of Terms	S-11
Risk Factors	S-48
Geographic Concentration Entails Risks	S-48
Risks Relating to Mortgage Loan Concentrations	S-49
Risks Relating to Enforceability of Cross-Collateralization	S-50
The Borrower’s Form of Entity May Cause Special Risks	S-51
Ability to Incur Other Borrowings Entails Risk	S-52
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date	S-56
The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts	S-56
Commercial and Multifamily Lending Is Dependent Upon Net Operating Income	S-57
Tenant Concentration Entails Risk	S-58
Certain Additional Risks Relating to Tenants	S-59
Risks Related to Redevelopment and Renovation at the Mortgaged Properties	S-61
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	S-61
Tenant Bankruptcy Entails Risks	S-62
Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed	S-62
Retail Properties Have Special Risks	S-62
Office Properties Have Special Risks	S-64
Hotel Properties Have Special Risks	S-65
Risks Relating to Affiliation with a Franchise or Hotel Management Company	S-65
Multifamily Properties Have Special Risks	S-66
Industrial Properties Have Special Risks	S-67
Senior Housing Facilities Have Special Risks	S-68
Self Storage Properties Have Special Risks	S-69
Mixed-Use Facilities Have Special Risks	S-70
Manufactured Housing Community Properties Have Special Risks	S-70
Risks Relating to Certain Assistance Programs	S-71
Lack of Skillful Property Management Entails Risks	S-71
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	S-72
Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss	S-72
Limitations of Appraisals	S-73
Risks Relating to Underwritten Net Cash Flow	S-74
Shari’ah Compliant Loans	S-74
Potential Conflicts of Interest	S-74
Special Servicer May Be Directed to Take Actions	S-76
Bankruptcy Proceedings Entail Certain Risks	S-77
Risks Relating to Prepayments and Repurchases	S-78
Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss	S-80
Sensitivity to LIBOR and Yield Considerations	S-81
Risks Relating to the Swap Contracts	S-81
Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan	S-82
Risks Relating to Interest on Advances and Special Servicing Compensation	S-82
Risks of Limited Liquidity and Market Value	S-82

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The offered certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of offered certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a ‘‘when, as and if issued’’ basis. You understand that, when you are considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of offered certificates to be made to you; any ‘‘indications of interest’’ expressed by you, and any ‘‘soft circles’’ generated by us, will not create binding contractual obligations for you or us.

As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver any portion of the offered certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

You have requested that the underwriters provide to you information in connection with your consideration of the purchase of certain offered certificates described in this free writing prospectus. This free writing prospectus is being provided to you for informative purposes only in response to your specific request. The underwriters described in this free writing prospectus may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this free writing prospectus. The underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this free writing prospectus.

The information contained herein supersedes any previous information delivered to you and may be superseded by information delivered to you prior to the time of sale.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
FREE WRITING PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this free writing prospectus and the accompanying prospectus, you should rely on the information contained in this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the Series 2007-LDP12 certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-9 of this free writing prospectus, which sets forth important statistical information relating to the Series 2007-LDP12 certificates;

Summary of Terms, commencing on page S-11 of this free writing prospectus, which gives a brief introduction of the key features of the Series 2007-LDP12 certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-48 of this free writing prospectus, which describe risks that apply to the Series 2007-LDP12 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page S-254 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption ‘‘Index of Defined Terms’’ commencing on page 129 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms ‘‘Depositor,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

EUROPEAN ECONOMIC AREA

IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A ‘‘RELEVANT MEMBER STATE’’), EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE ‘‘RELEVANT IMPLEMENTATION DATE’’) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME:

(A)    TO LEGAL ENTITIES WHICH ARE AUTHORIZED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORIZED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES;

(B)    TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

(C)    IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN ‘‘OFFER OF CERTIFICATES TO THE PUBLIC’’ IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION ‘‘PROSPECTUS DIRECTIVE’’ MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN EACH RELEVANT MEMBER STATE.

UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)    (i) IT IS A PERSON WHOSE ORDINARY ACTIVITIES INVOLVE IT IN ACQUIRING, HOLDING, MANAGING, OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF ITS BUSINESS AND (ii) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL THE CERTIFICATES OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES WHERE THE ISSUE OF THE CERTIFICATES WOULD OTHERWISE CONSTITUTE A CONTRAVENTION OF SECTION 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (‘‘FSMA’’);

(B)    IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR; AND

(C)    IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN ARTICLES 49(2)(A) THROUGH (D) (‘‘HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.’’) OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS THE ‘‘RELEVANT PERSONS’’). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

 Summary of Certificates

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass- Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate		Weighted Average Life (Yrs.)(4)	Expected Ratings (Moody’s/S&P/ Fitch)(5)	Principal Window(4)
Offered Certificates
A-1(6)	$18,981,000		30.000%	(7)	October 15, 2011		%	2.37	Aaa/AAA/AAA	09/07 - 10/11
A-2(6)	$444,936,000		30.000%	(7)	August 15, 2012		%	4.79	Aaa/AAA/AAA	11/11 - 08/12
A-3(6)	$346,187,000		30.000%	(7)	August 15, 2014		%	6.81	Aaa/AAA/AAA	05/14 - 08/14
A-4(6)	$501,693,000		30.000%	(7)	July 15, 2017		%	9.81	Aaa/AAA/AAA	10/16 -07/17
A-4FL(6)	$100,000,000	(8)	30.000%	Floating (7)(9)	July 15, 2017	LIBOR+	%	9.81	Aaa/AAA/AAA (10)	10/16 -07/17
A-SB(6)	$54,171,000		30.000%	(7)	October 15, 2016		%	6.90	Aaa/AAA/AAA	10/11 - 10/16
A-1A(6)	$287,299,000		30.000%	(7)	July 15, 2017		%	8.59	Aaa/AAA/AAA	09/07 - 07/17
X	$2,504,667,937	(11)	N/A	Variable(12)	September 15, 2027		%	N/A	Aaa/AAA/AAA	N/A
A-M	$150,467,000		20.000%	(7)	August 15, 2017		%	9.90	Aaa/AAA/AAA	07/17 - 08/17
A-MFL	$100,000,000	(8)	20.000%	Floating (7)(9)	August 15, 2017	LIBOR+	%	9.90	Aaa/AAA/AAA (10)	07/17 - 08/17
A-J	$197,242,000		12.125%	(7)	August 15, 2017		%	9.96	NR/AAA/AAA	08/17 - 08/17
B	$21,916,000		11.250%	(7)	August 15, 2017		%	9.96	NR/AA+/AA+	08/17 - 08/17
C	$28,178,000		10.125%	(7)	August 15, 2017		%	9.96	NR/AA/AA	08/17 - 08/17
D	$21,916,000		9.250%	(7)	August 15, 2017		%	9.96	NR/AA−/AA−	08/17 - 08/17
E	$12,523,000		8.750%	(7)	August 15, 2017		%	9.96	NR/A+/A+	08/17 - 08/17
F	$25,047,000		7.750%	(7)	August 15, 2017		%	9.96	NR/ A/A	08/17 - 08/17
Non- Offered Certificates
G	$28,177,000		6.625%	(7)	N/A		%	N/A	NR/A−/A−	N/A
H	$28,178,000		5.500%	(7)	N/A		%	N/A	NR/BBB+/BBB+	N/A
J	$28,177,000		4.375%	(7)	N/A		%	N/A	NR/BBB/BBB	N/A
K	$28,178,000		3.250%	(7)	N/A		%	N/A	NR/BBB−/BBB−	N/A
L	$9,392,000		2.875%	(7)	N/A		%	N/A	NR/BB+/BB+	N/A
M	$9,393,000		2.500%	(7)	N/A		%	N/A	NR/BB/BB	N/A
N	$6,261,000		2.250%	(7)	N/A		%	N/A	NR/BB−/BB−	N/A
P	$6,262,000		2.000%	(7)	N/A		%	N/A	NR/B+/B+	N/A
Q	$6,262,000		1.750%	(7)	N/A		%	N/A	NR/ B/B	N/A
T	$3,131,000		1.625%	(7)	N/A		%	N/A	NR/B−/B−	N/A
NR	$40,700,937		N/A	(7)	N/A		%	N/A	NR/NR/NR	N/A

(1)	Approximate, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FL, Class A-SB and Class A-1A Certificates are, in each case, represented in the aggregate without regard to loan groups and taking into account each certificate with a lower distribution priority. The credit support percentages for the Class A-M and Class A-MFL Certificates are represented in the aggregate in the same manner.
(3)	The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus. The rated final distribution date for each class of certificates is February 15, 2051. See ‘‘Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date’’ in this free writing prospectus.
(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus and on the assumptions that there are no prepayments or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.
(5)	Ratings shown are those of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.
(6)	For purposes of making distributions on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-4FL regular interest, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 129 mortgage loans, representing approximately 88.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 34 mortgage loans, representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 34 mortgage loans, representing approximately 92.9% of all the mortgage loans secured by multifamily and manufactured housing community properties. So long as funds are sufficient on any distribution date to make distributions of all interest and principal on such distribution date to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates and Class A-4FL regular interest, interest and principal distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-4FL regular interest will be based upon amounts available relating to mortgage loans in loan group 1 and interest and principal distributions on the Class A-1A certificates will be based upon amounts available relating to mortgage loans in loan group 2. In addition, generally the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-4FL regular interest will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 2 after the certificate principal balance of the Class A-1A certificates has been reduced to zero, and the Class A-1A certificates will be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 after the certificate principal balances of the Class A-4 and Class A-SB certificates and the Class A-4FL regular interest have been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-M through Class NR certificates and the Class A-MFL regular interest have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, and Class A-1A certificates and Class A-4FL regular interest, pro rata.
(7)	The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR certificates and the Class A-4FL and Class A-MFL regular interests will equal one of (i) a fixed rate, (ii) the WAC rate, which is the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the WAC rate and (iv) the WAC rate less a specified percentage.
(8)	The certificate principal balance of the Class A-4FL certificates will be equal to the certificate principal balance of the Class A-4FL regular interest. The certificate principal balance of the Class A-MFL certificates will be equal to the certificate principal balance of the Class A-MFL regular interest.
(9)	The pass-through rate applicable to the Class A-4FL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-4FL certificates may convert to a fixed rate equal to % per annum. The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on August 24, 2007 and subsequent LIBOR rates for the Class A-4FL and Class A-MFL Certificates will be determined 2 LIBOR business days before the start of the related interest accrual period.
(10)	The ratings assigned to the Class A-4FL certificates reflect only the receipt of a fixed rate of interest at a rate equal to % per annum. The ratings assigned to the Class A-MFL certificates reflect only the receipt of a fixed rate of interest at a rate equal to % per annum. See ‘‘Ratings’’ in this free writing prospectus.
(11)	The Class X notional amount will be equal to the aggregate of the class balances of the certificates (other than the Class A-4FL, Class A-MFL, Class X, Class R, Class S and Class LR certificates) and the Class A-4FL and Class A-MFL regular interests.
(12)	The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

The Class R, Class S and Class LR certificates are not offered by this free writing prospectus and are not represented in this table.

 Summary of Terms

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor	J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 270 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9299. See ‘‘Transaction Parties—The Depositor’’ in this free writing prospectus.

Issuing Entity	J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more detailed information, see ‘‘Transaction Parties—The Issuing Entity’’ in this free writing prospectus.

Mortgage Loan Sellers	JPMorgan Chase Bank, N.A. (‘‘JPMCB’’) a national banking association organized under the laws of the United States, UBS Real Estate Securities Inc., (‘‘UBSRESI’’) a Delaware corporation, Natixis Real Estate Capital Inc., a New York corporation, and Nomura Credit & Capital, Inc., a Delaware corporation. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
JPMCB	53	$1,033,008,004	41.2%	42.7%	30.1%
UBSRESI	43	609,612,842	24.3	24.5	22.8
Natixis	48	477,010,408	19.0	19.7	13.7
NCCI	19	385,036,682	15.4	13.0	33.4
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

Master Servicer	Wells Fargo Bank, N.A., a national banking association, will act as the master servicer with respect to the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank, N.A. are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105 and its telephone number is (800) 986-9711. See

‘‘Transaction Parties—The Master Servicer’’ in this free writing prospectus.

The master servicer will be primarily responsible for collecting payments and gathering information with respect to the mortgage loans included in the trust fund and the companion loans that are not part of the trust fund. See ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus.

Each of the Carespring Portfolio loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) and the Logan Portfolio loans (identified by the Loan Nos. 143, 145, 146, 148-153, 155-157, 159 and 161 on Annex A-1 to this free writing prospectus) and the related pari passu companion loans are being serviced under the pooling and servicing agreement entered into in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11, which is also referred to as the ‘‘JPMCC 2007-LDP11 pooling and servicing agreement’’ in this free writing prospectus. The Carespring Portfolio loan and the Logan Portfolio loans are also referred to as the ‘‘non-serviced mortgage loans’’ in this free writing prospectus. The master servicer under the JPMCC 2007-LDP11 pooling and servicing agreement is Wachovia Bank, National Association, a national banking association. The servicing offices of Wachovia Bank, National Association are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262 and its telephone number is 800-326-1334.

Special Servicer	J.E. Robert Company, Inc., a Virginia corporation, will act as special servicer with respect to the mortgage loans and will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans that, in general, are in default or as to which default is imminent. The primary servicing offices of the special servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000. We anticipate that the initial directing certificateholder will be JER Investors Trust Inc., an affiliate of the special servicer. The special servicer may be removed without cause under certain circumstances described in this free writing prospectus. See ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

CWCapital Asset Management LLC, a Massachusetts limited liability company, will act as special servicer with respect to the non-serviced mortgage loans and the related pari passu companion loans pursuant to the terms of the JPMCC 2007-LDP11 pooling and servicing agreement and the related intercreditor agreement. The primary servicing offices of CWCapital Asset Management LLC are located at 701 Thirteenth Street, NW, Suite 1000, Washington, DC 20005, and its telephone number is (202) 715-9500.

Trustee	LaSalle Bank National Association, a national banking association, with its principal offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Global Securities and Trust Services, J.P. Morgan 2007-LDP12. See ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan, except for the non-serviced mortgage loans for which LaSalle Bank National Association, as trustee, is the mortgagee of record under the JPMCC 2007-LDP11 pooling and servicing agreement.

Sponsors	JPMorgan Chase Bank, N.A., a national banking association, UBS Real Estate Securities Inc., a Delaware corporation, Natixis Real Estate Capital Inc., a New York corporation, and Nomura Credit & Capital, Inc., a Delaware corporation. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus and ‘‘The Sponsor’’ in the prospectus.

Certain Affiliations	JPMorgan Chase Bank, N.A. and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, N.A. JPMorgan Chase Bank, N.A. and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMorgan Chase Bank, N.A. is also the swap counterparty and an affiliate of J.P. Morgan Securities Inc., an underwriter for the offering of the certificates. UBS Real Estate Securities Inc., a sponsor, mortgage loan seller and originator, is an affiliate of UBS Securities LLC, one of the underwriters. In addition, with respect to 18 mortgage loans, representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, an affiliate of UBS Real Estate Securities Inc. has a direct or indirect ownership interest in the related borrower. Nomura Credit & Capital, Inc. is a sponsor, mortgage loan seller and originator. Natixis Real Estate Capital Inc., a sponsor, mortgage loan seller and originator, is an affiliate of Natixis Securities North America Inc., one of the underwriters. These roles and other potential relationships may give rise to conflicts of interest as further described under ‘‘Risk Factors—Potential Conflicts of Interest’’ in this free writing prospectus.

Swap Counterparty	JPMorgan Chase Bank, N.A. will provide two interest rate swap contracts for the benefit of the Class A-4FL and Class A-MFL certificates.

Cut-off Date	With respect to each mortgage loan, the due date of that mortgage loan in August 2007 or, with respect to those mortgage loans that have their first due date after August 2007, the origination date of that mortgage loan.

Closing Date	On or about August 28, 2007.

Distribution Date	The 15th day of each month or, if the 15th day is not a business day, the next succeeding business day, beginning in September 2007.

Interest Accrual Period	Interest will accrue on the offered certificates (other than the Class A-4FL and Class A-MFL certificates) and the Class A-4FL and Class A-MFL regular interests during the calendar month prior to the related distribution date. With respect to the Class A-4FL and Class A-MFL certificates, the interest accrual period for any distribution date will be the period from and including the distribution date in the month preceding the month in which the related distribution date occurs (or, in the case of the first distribution date, the closing date) to, but excluding, the related distribution date. Except with respect to the Class A-4FL and Class A-MFL certificates, interest will be calculated on the offered certificates and the Class A-4FL and Class A-MFL regular interests assuming that each month has 30 days and each year has 360 days. With respect to the Class A-4FL and Class A-MFL certificates, interest will be calculated based upon the actual number of days in the related interest accrual period and a year consisting of 360 days; provided that if the pass-through rate for the Class A-4FL or Class A-MFL certificates converts to a fixed rate, the interest calculation method and interest accrual period for the related class of certificates, as applicable, will be the same as the Class A-4FL or Class A-MFL regular interests, respectively.

Due Period	For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs; provided that the first due period with respect to any mortgage loan with its first due date after August 2007 will begin on the day immediately following the cut-off date of such mortgage loan. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	For any distribution date, the fourth business day prior to the distribution date.

Swap Contract	The trust will have the benefit of an interest rate swap contract relating to each of the Class A-4FL and Class A-MFL certificates, each issued by JPMorgan Chase Bank, N.A., which, as of the date of this free writing prospectus, has a long-term certificates of deposit rating of ‘‘Aa2’’ by Moody’s Investors Service, Inc. and ‘‘A+’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

The initial notional amount of the swap contract for each of the Class A-4FL and Class A-MFL certificates, referred to in this free writing prospectus as the floating rate certificates, will be equal to the initial certificate balance of the related regular interest (and correspondingly, the related floating rate certificates). The notional amount of each swap contract will decrease to the extent of any decrease in the certificate balance of the related regular interest (and correspondingly, the related floating rate certificates). Each swap contract will have a maturity date of February 15, 2051 (the same date as the rated final distribution date of the related floating rate certificates). Under each swap contract, the trust will generally be obligated to pay to the swap counterparty on the related distribution date an amount equal to the sum of (i) any yield maintenance charges distributable to the related regular interest and (ii) the product of (A) the notional amount of the swap contract, (B) the pass-through rate on the related regular interest and (C) 1/12. The swap counterparty will generally be obligated to pay to the trust one business day prior to each distribution date an amount equal to the product of (i) the notional amount of the applicable swap contract and (ii) the applicable rate payable on the related floating rate certificates. If the pass-through rate on the Class A-4FL or Class A-MFL regular interest, as applicable, is reduced below % or % per annum, respectively, or if there is an interest shortfall with respect to the Class A-4FL or Class A-MFL regular interest, there will be a corresponding dollar-for-dollar reduction in the interest payment made by the swap counterparty to the trust in respect of the related swap contract and, ultimately, a corresponding decrease in the effective pass-through rate on the Class A-4FL or Class A-MFL certificates, as applicable, for that distribution date.

See ‘‘Risk Factors—Risks Relating to the Swap Contracts’’ and ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of August 1, 2007 among the depositor, the master servicer, the special servicer and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and the non-serviced mortgage loans) to the extent described in this free writing prospectus) in accordance with the pooling and servicing agreement and provide the information to the trustee necessary for the trustee to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Offered Securities

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2007-LDP12:

• Class A-1 • Class A-2 • Class A-3 • Class A-4 • Class A-4FL • Class A-SB • Class A-1A • Class X • Class A-M • Class A-MFL • Class A-J • Class B • Class C • Class D • Class E • Class F

The Series 2007-LDP12 will consist of the above classes and the following classes that are not being offered through this free writing prospectus and the accompanying prospectus: Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T, Class NR, Class S, Class R and Class LR.

The Series 2007-LDP12 certificates will collectively represent beneficial ownership interests in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 163 fixed rate mortgage loans secured by first liens on 179 commercial, multifamily and manufactured housing community properties.

Certificate Balances	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class A-1	$18,981,000
Class A-2	$444,936,000
Class A-3	$346,187,000
Class A-4	$501,693,000
Class A-4FL	$100,000,000
Class A-SB	$54,171,000
Class A-1A	$287,299,000
Class X	$2,504,667,937
Class A-M	$150,467,000
Class A-MFL	$100,000,000
Class A-J	$197,242,000
Class B	$21,916,000

Class C	$28,178,000
Class D	$21,916,000
Class E	$12,523,000
Class F	$25,047,000

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial pass-through rate is set forth below for each class:

Class A-1	%(1)
Class A-2	%(1)
Class A-3	%(1)
Class A-4	%(1)
Class A-4FL	%(1)(2)
Class A-SB	%(1)
Class A-1A	%(1)
Class X	%(3)
Class A-M	%(1)
Class A-MFL	%(1)(2)
Class A-J	%(1)
Class B	%(1)
Class C	%(1)
Class D	%(1)
Class E	%(1)
Class F	%(1)

(1)	The pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F certificates and the Class A-4FL and Class A-MFL regular interests will equal one of (i) a fixed rate, (ii) the WAC rate, which is the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the WAC rate and (iv) the WAC rate less a specified percentage.
(2)	The pass-through rate applicable to the Class A-4FL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-4FL certificates may convert to a fixed rate equal to % per annum. The pass-through rate applicable to the Class A-MFL certificates on each distribution date will be a per annum rate equal to LIBOR plus %. In addition, under certain circumstances described in this free writing prospectus, the pass-through rate applicable to the Class A-MFL certificates may convert to a fixed rate equal to % per annum. The initial LIBOR rate will be determined on August 24, 2007, and subsequent LIBOR rates will be determined 2 LIBOR business days before the start of the related interest accrual period. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.
(3)	The interest accrual amount on the Class X certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of each class of certificates (other than the Class A-4FL, Class A-MFL, Class X, Class R, Class LR and Class S certificates) and the Class A-4FL and Class A-MFL regular interests. The pass-through rate on the Class X certificates will be based on the weighted average of the interest strip rates of the components of the Class X certificates. See ‘‘Description of the Certificates— Distributions’’ in this free writing prospectus.

B. Interest Rate Calculation Convention	Interest on the certificates (other than the Class A-4FL and Class A-MFL certificates) and the Class A-4FL and Class A-MFL regular interests will be calculated based on a 360-day year consisting of twelve 30-day months, or a ‘‘30/360 basis.’’ Interest on the Class A-4FL and Class A-MFL certificates will be calculated based on the actual number of days in each accrual period and a 360-day year, or an ‘‘actual/360 basis.’’ However, if the pass-through rate for either the Class A-4FL or Class A-MFL certificates converts to a fixed rate, interest on that class will be calculated on 30/360 basis.

For purposes of calculating the pass-through rates on any class of certificates or regular interest with a pass-through rate that is based on, limited by or equal to, the weighted average of the net mortgage rates on all the mortgage loans or the mortgage loans in any loan group, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates and the Class A-4FL and Class A-MFL regular interests, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an ‘‘actual/360 basis,’’ will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

C. Servicing and Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on the mortgage loans. The master servicing fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans) in the trust fund at the master servicing fee rate equal to a per annum rate ranging from 0.02000% to 0.13500%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan or REO loan (excluding the non-serviced mortgage loans) that is a specially serviced mortgage loan or REO loan at the special servicing fee rate equal to a per annum rate of 0.25%. The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments, liquidation fees and workout fees. The trustee fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans) in the trust fund at the trustee fee rate equal to a per annum rate equal to 0.00077%. See ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

Distributions

A. Amount and Order of Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates and the Class A-4FL regular interest: To pay interest concurrently, (a) on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-4FL regular interest, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1 A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes, pro rata, without regard to loan group, in accordance with their interest entitlements for that distribution date.

Second/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-4FL regular interest: To the extent of funds allocated to principal and available for distribution, (a)(1) first, to the Class A-SB certificates, available principal received from loan group 1 and, after the Class A-1A certificates have been reduced to zero, funds attributed to principal received from loan group 2 remaining after payments specified in clause (b) below have been made, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex D to this free writing prospectus, (2) then to principal on the Class A-1 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a)(1) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-1 certificates has been reduced to zero, (3) then to principal on the Class A-2 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1) and (a)(2) above have been made and, after the Class A-1 A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-2 certificates has been reduced to zero, (4) then to principal on the Class A-3 certificates, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2) and (a)(3) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 until the certificate balance of the Class A-3 certificates has been reduced to zero, (5) then to principal on the Class A-4 certificates and the Class A-4FL regular interest, pro rata, based on certificate balances, in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3) and (a)(4) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balances of the Class A-4 certificates and the Class A-4FL regular interest have been reduced to zero and (6) then to principal on the Class A-SB certificates in an amount equal to the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clauses (a)(1), (a)(2), (a)(3), (a)(4) and (a)(5) above have been made and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2, until the certificate balance of the Class A-SB certificates has been reduced to zero, and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the certificate balances of the Class A-4 and Class A-SB certificates and the Class A-4FL regular interest have been reduced to zero, the funds attributable to mortgage loans in loan group 1 remaining after the payments specified in clause (a) above have been made, until the certificate balance of the Class A-1A certificates has been reduced to zero. If the certificate balance of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-4FL regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-4FL regular interest, pro rata, rather than sequentially, without regard to loan groups or the distribution priorities above.

Third/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-4FL regular interest: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1 A certificates and the Class A-4FL regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

Fourth/Class A-M certificates and the Class A-MFL regular interest: To the Class A-M certificates and Class A-MFL regular interest as follows: (a) first, to interest on the Class A-M certificates and the Class A-MFL regular interest, on a pro rata basis, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-4FL regular interest), to principal on the Class A-M certificates and the Class A-MFL regular interest, on a pro rata basis, until the certificate balances of the Class A-M certificates and the Class A-MFL regular interest have been reduced to zero; and (c) third, to reimburse the Class A-M certificates and the Class A-MFL regular interest, on a pro rata basis, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class A-J certificates: To the Class A-J certificates as follows: (a) first, to interest on the Class A-J certificates in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2,

Class A-3, Class A-4, Class A-SB, Class A-1A and Class A-M certificates and the Class A-4FL and Class A-MFL regular interests), to principal on the Class A-J certificates until the certificate balance of the Class A-J certificates has been reduced to zero; and (c) third, to reimburse the Class A-J certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Sixth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fourth above.

Seventh/Class C certificates: To the Class C certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fourth above.

Eighth/Class D certificates: To the Class D certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fourth above.

Ninth/Class E certificates: To the Class E certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fourth above.

Tenth/Class F certificates: To the Class F certificates in a manner analogous to the Class A-J certificates’ allocations of priority Fourth above.

Eleventh/Non-offered certificates (other than the Class S certificates): In the amounts and order of priority described in ‘‘Description of the Certificates— Distributions’’ in this free writing prospectus.

For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A certificates and the Class A-4FL regular interest, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 129 mortgage loans, representing approximately 88.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date and loan group 2 will consist of 34 mortgage loans, representing approximately 11.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Loan group 2 will include approximately 92.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date of loans secured by multifamily and manufactured housing community properties. Annex A-1 to this free writing prospectus will set forth the loan group designation with respect to each mortgage loan.

On each distribution date, funds available for distribution on the Class A-4FL certificates (which include any net swap payments related to the Class A-4FL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-4FL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-4FL regular interest, to principal on the Class A-4FL certificates until the certificate balance of the Class A-4FL certificates has been reduced to zero; and (c) third, to reimburse the Class A-4FL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

On each distribution date, funds available for distribution on the Class A-MFL certificates (which include any net swap payments related to the Class A-MFL certificates) will be distributed in the following amounts and order of priority: (a) first, to interest on the Class A-MFL certificates, in the amount of their interest entitlement; (b) second, to the extent of funds allocated to principal in respect of the Class A-MFL regular interest, to principal on the Class A-MFL certificates until the certificate balance of the Class A-MFL certificates has been reduced to zero; and (c) third, to reimburse the Class A-MFL certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by such class.

B. Interest and Principal Entitlements	A description of the interest entitlement of each class of offered certificates and the Class A-4FL and Class A-MFL regular interests can be found in ‘‘Description of the Certificates— Distributions’’ in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of offered certificates and the Class-4FL and Class A-MFL regular interests entitled to principal on a particular distribution date also can be found in ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus.

C. Prepayment Premiums; Yield Maintenance Charges	Yield maintenance charges with respect to the mortgage loans will be allocated to the offered certificates (other than the Class A-4FL and Class A-MFL certificates) and the Class-4FL and Class A-MFL regular interests as described in ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus.

For so long as the related swap contract is in effect, any yield maintenance charges distributable in respect of each of the Class A-4FL and Class A-MFL regular interests will be payable to the swap counterparty pursuant to the terms of the related swap contract. If the related swap contract is no longer in effect, any yield maintenance charges allocable to the Class A-4FL or Class A-MFL regular interests will be paid to the holders of the Class A-4FL and Class A-MFL certificates, respectively.

For an explanation of the calculation of yield maintenance charges, see ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

On each distribution date, any additional interest collected in respect of a mortgage loan in the trust fund with an anticipated repayment date during the related collection period will be distributed to the holders of the Class S certificates. This interest will not be available to provide credit support for other classes of certificates or offset any interest shortfalls.

D. General	The chart below describes the manner in which the payment rights of certain classes of certificates and the Class A-4FL and Class A-MFL regular interests will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and the Class A-4FL and Class A-MFL regular interests. The chart shows the entitlement to receive principal and/or interest of certain classes of certificates and the Class A-4FL and Class A-MFL regular interests (other than excess interest that accrues on the mortgage loan that has an anticipated repayment date) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1A and Class X certificates) and the Class A-4FL regular interest. It also shows the manner in which mortgage loan losses are allocated to certain classes of certificates and the Class A-4FL and Class A-MFL regular interests in ascending order (beginning with the other classes of certificates (other than the Class S, Class R and Class LR certificates) that are not being offered by this free writing prospectus). No principal payments or mortgage loan losses will be allocated to the Class S, Class R, Class LR or Class X certificates, although principal payments and mortgage loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue. In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-4FL or Class A-MFL certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-4FL or Class A-MFL regular interests, in reduction of the certificate balance of those regular interests and the amount of their respective interest entitlements. Any decrease in the certificate balance of a regular interest will result in a corresponding decrease in the certificate balance of the related floating rate certificates, and any interest shortfalls suffered by a regular interest will reduce the amount of interest distributed on the related floating rate certificates to the extent described in this free writing prospectus.

*	The Class X certificates are interest-only certificates.
**	Each of the Class A-4FL and Class A-MFL certificates is entitled to receive floating rate payments from the swap counterparty under the related interest rate swap contract in exchange for the fixed rate payments to which the related regular interest is entitled.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses on mortgage loans that are allocated to a class of certificates (other than the Class A-4FL, Class

A-MFL, Class X, Class S, Class R and Class LR certificates) or the Class A-4FL and Class A-MFL regular interests will reduce the certificate balance of that class of certificates or the Class A-4FL or Class A-MFL regular interest, as applicable (and correspondingly the Class A-4FL or Class A-MFL certificates) respectively.

See ‘‘Description of the Certificates’’ in this free writing prospectus.

E. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates and the regular interests with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance or from other unanticipated or default-related expenses of the trust. Reductions in distributions to a regular interest will cause a corresponding reduction in distributions to the related Class A-4FL or Class A-MFL certificates, as applicable, to the extent described in this free writing prospectus. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates (other than the Class A-4FL or Class A-MFL certificates) and the Class A-4FL or Class A-MFL regular interests, as applicable (and thus to the Class A-4FL or Class A-MFL certificates, as applicable, to the extent described in this free writing prospectus). See ‘‘Description of the Certificates— Distributions’’ in this free writing prospectus.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic mortgage loan payment if it determines that the advance will be recoverable (unless the special servicer determines that the advance would be non-recoverable). The master servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. Neither the master servicer nor the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates— Advances’’ in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance its servicing fee, but will advance the trustee’s fee. Neither the master servicer nor the trustee will be required to advance any amounts due to be paid by the swap counterparty for distribution to the Class A-4FL or Class A-MFL certificates or be liable for any breakage, termination or other costs owed by the trust fund to the swap counterparty. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

B. Property Protection Advances	The master servicer may be required (with respect to those mortgage loans for which it is acting as master servicer), and the special servicer may be permitted (with respect to those mortgage loans for which it is acting as special servicer), to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

•	protect and maintain the related mortgaged property;

•	maintain the lien on the related mortgaged property; or

•	enforce the related mortgage loan documents.

If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See ‘‘Description of the Certificates—Advances’’ in this free writing prospectus.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See ‘‘Description of the Certificates—Advances’’ and ‘‘—Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus and ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

The Mortgage Loans

The Mortgage Pool	The trust’s primary assets will be 163 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 179 commercial, multifamily and manufactured housing community properties.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $2,504,667,937.

The Sawgrass Mills Mall loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $150,000,000 and representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 6.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is one of multiple mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Sawgrass Mills Mall loan, which is included in the trust. Multiple additional mortgage loans, which are referred to in this free writing prospectus as the Sawgrass Mills Mall pari passu companion loans, are part of the split loan structure but are not included in the trust, and are pari passu in right of payment with the Sawgrass Mills Mall loan. The Sawgrass Mills Mall pari passu companion loans are evidenced by notes having an aggregate outstanding principal balance as of the cut-off date of $670,000,000. The Sawgrass Mills Mall pari passu companion loans are expected to be deposited into one or more future securitizations. Additional multiple mortgage loans, which are referred to in this free writing prospectus as the Sawgrass Mills Mall subordinate companion loans, are also part of the split loan structure but are not included in the trust, and are subordinate in right of payment to the Sawgrass Mills Mall loan and Sawgrass Mills Mall pari passu companion loans and pari passu in right and payment with respect to each other. The Sawgrass Mills Mall subordinate companion loans are evidenced by multiple notes have an aggregate outstanding principal balance as of the cut-off date of $30,000,000.

The Sawgrass Mills Mall loan, the Sawgrass Mills Mall pari passu companion loans and the Sawgrass Mills Mall subordinate companion loans, referred to in this free writing prospectus as the Sawgrass Mills Mall whole loan, are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the Sawgrass Mills Mall whole loan prior to a monetary event of default, or material non-monetary event of default to the Sawgrass Mills Mall loan, the Sawgrass Mills Mall pari passu companion loans and the Sawgrass Mills Mall subordinate companion loans on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of the Sawgrass Mills Mall whole loan first to the Sawgrass Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans, on a pro rata basis, and second to the Sawgrass Mills Mall subordinate companion loans, on a pro rata basis.

The Sawgrass Mills Mall loan, the Sawgrass Mills Mall pari passu companion loans and the Sawgrass Mills Mall subordinate companion loans will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. So long as a control appraisal event has not occurred with respect to the Sawgrass Mills Mall subordinate companion loans, a majority of the holders of the Sawgrass Mills Mall subordinate companion loans, by the outstanding principal balance, will have certain consent and/or consulting rights, subject to certain conditions set forth in the related intercreditor agreement to advise and direct the master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Sawgrass Mills Mall loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Whole Loans —Sawgrass Mills Mall Whole Loan’’ in this free writing prospectus for a description of these consent and/or consulting rights. Upon the occurrence of a control appraisal event with respect to the Sawgrass Mills Mall subordinate companion loans, the directing certificateholder will have the rights described above. The directing certificateholder will, at all times, have the right to replace the special servicer with respect to the Sawgrass Mills Mall whole loan pursuant to the terms of the pooling and servicing agreement and the related intercreditor agreement.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for the Sawgrass Mills Mall whole loan is the aggregate principal balance of the Sawgrass Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans. The aggregate principal balance of the Sawgrass Mills Mall subordinate companion loans is included in the calculation of loan-to-value ratios and debt service coverage ratios only where specifically indicated.

The Carespring Portfolio loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) with a principal balance as of the cut-off date of $68,310,000 and representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), consists of two of three mortgage loans that are part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The second and third of these mortgage loans, referred to in this free writing prospectus as the Carespring Portfolio loan, are evidenced by the note A-2 and note A-3 and are included in the trust. The first of these mortgage loans, referred to in this free writing prospectus as the Carespring Portfolio pari passu companion loan is evidenced by the note A-1, and is pari passu in right of payment with the Carespring Portfolio loan. The Carespring Portfolio pari passu companion loan is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11. The Carespring Portfolio pari passu companion loan has an outstanding principal balance as of the cut-off date of $34,155,000.

Each of the Logan Portfolio loans (identified by the Loan Nos. set forth on the chart below) is one of two mortgage loans that are part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. Each of the Logan Portfolio whole loans are cross-collateralized and cross-defaulted with one another. The first of each of the Logan Portfolio whole loans (which is evidenced by the related note A-2) is included in the trust. The second of each of the Logan Portfolio whole loans (which is evidenced by the related note A-1) is part of the split loan structure but is not included in the trust, and is pari passu in right of payment with the respective Logan Portfolio loan. Each of the Logan Portfolio pari passu companion loans is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	Pari Passu Companion Loan Original Balance
143	Logan Portfolio-Beavercreek, OH	$1,915,000	0.1%	0.1%	$1,915,000
145	Logan Portfolio-Decatur, AL	$1,755,000	0.1%	0.1%	$1,755,000
146	Logan Portfolio-Huntsville, AL	$1,750,000	0.1%	0.1%	$1,750,000
148	Logan Portfolio-Flowood, MS	$1,655,000	0.1%	0.1%	$1,655,000
149	Logan Portfolio-Bowling Green, KY	$1,630,000	0.1%	0.1%	$1,630,000
150	Logan Portfolio-Savannah, GA	$1,555,000	0.1%	0.1%	$1,555,000
151	Logan Portfolio-Murfreesboro, TN	$1,545,000	0.1%	0.1%	$1,545,000
152	Logan Portfolio-West Monroe, LA	$1,540,000	0.1%	0.1%	$1,540,000
153	Logan Portfolio-Gallatin, TN	$1,475,000	0.1%	0.1%	$1,475,000
155	Logan Portfolio-Canton, MI	$1,365,000	0.1%	0.1%	$1,365,000
156	Logan Portfolio-Fort Oglethorpe, GA	$1,305,000	0.1%	0.1%	$1,305,000
157	Logan Portfolio-Oxford, AL	$1,280,000	0.1%	0.1%	$1,280,000
159	Logan Portfolio-Evansville, IN	$1,245,000	0.0%	0.1%	$1,245,000
161	Logan Portfolio-Austin, TX	$1,165,000	0.0%	0.1%	$1,165,000

The Carespring Portfolio loan and each of the Logan Portfolio loans and their related pari passu companion loan(s) are being serviced by the master servicer and the special servicer under the JPMCC 2007-LDP11 pooling and servicing agreement, and in accordance with the servicing standards provided in that pooling and servicing agreement.

In addition, each of the Carespring Portfolio loan and each of the Logan Portfolio loans and their related pari passu companion loans are subject to an intercreditor agreement. The directing certificateholder under the JPMCC 2007-LDP11 pooling and servicing agreement has certain consent and/or consulting rights, subject to certain conditions set forth in the related intercreditor agreement to advise and direct the master servicer and/or the special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the related mortgage loan that is included in the trust. See ‘‘Description of the Mortgage Pool—The Whole Loans—Pari Passu Whole Loans’’ in this free writing prospectus for a description of these consent and/or consulting rights.

The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios for each pari passu split loan structure described above, also referred to in this free writing prospectus as pari passu loan groups, is the aggregate principal balance of the related mortgage loan and its pari passu companion loan(s).

In addition to the split loan structures described above, 4 mortgage loans (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the related subordinate companion loan not being part of the trust fund.

The AB mortgage loans are set forth below.

Number	Mortgage Loan	A Note Cut-off Date Loan Balance	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance	B Note Original Balance
1	Plaza El Segundo	$162,000,000	6.5%	7.3%	0.0%	$13,000,000
5	Ten Penn Center	$69,000,000	2.8%	3.1%	0.0%	$0	(1)
30	Hotel Pacific	$23,500,000	0.9%	1.1%	0.0%	$2,000,000
32	Cassford Corporate Park	$21,560,000	0.9%	1.0%	0.0%	$940,000

(1)	The Ten Penn Center subordinate note evidences repayment of future advances that may be made by the holder of that note in a maximum aggregate amount of up to $18,500,000 (referred to in this free writing prospectus as the Ten Penn Center subordinate companion loan). The obligations of the holder of the Ten Penn Center subordinate companion loan to make those future advances is subject to certain conditions specified in the related mortgage loan documents, and no funds have yet been advanced. The Ten Penn Center subordinate companion loan, when funded, will bear an interest rate based on LIBOR, and in connection with each funding, the borrower will be required to obtain an interest rate cap agreement in accordance with the terms of the related mortgage loan documents.

Each AB mortgage loan and its related companion loan(s) are subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the related mortgage loan prior to a monetary event of default, or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust and second to the related subordinate companion loan. The master servicer and the special servicer will service and administer each AB mortgage loan and its companion loan(s) pursuant to the pooling and servicing agreement and the related intercreditor agreement so long as that AB mortgage loan is part of the trust fund. Amounts attributable to each companion loan will not be assets of the trust, and will be beneficially owned by the holder of the companion loan. See ‘‘Description of the Mortgage Pool—The Whole Loans—AB Whole Loans’’ in this free writing prospectus. The holder of each subordinate companion loan (in the case of the Ten Penn Center whole loan, only if that holder has funded a related future advance pursuant to the related mortgage loan documents and the related intercreditor agreement) will have the right to purchase the related AB mortgage loan under certain limited circumstances. In addition, the holder of each subordinate companion loan (in the case of the Ten Penn Center whole loan, only if that holder has funded a related future advance pursuant to the related mortgage loan documents and the related intercreditor agreement) will have the right to approve certain modifications to the related senior loan under certain circumstances. With respect to certain AB mortgage loans, the holder of the subordinate loan will have the right to replace the special servicer with respect to that AB mortgage loan. See ‘‘Description of the Mortgage Pool—The Whole Loans—AB Whole Loans’’ in this free writing prospectus.

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of a mortgage loan with one or more pari passu companion loans in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balances and debt service payments of each of the related pari passu companion loan(s).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this ‘‘Summary of Terms’’ are calculated as described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus. Whenever percentages are presented in this free writing prospectus in the format (x%, x%), those percentages represent, in order, the approximate percentage the indicated mortgage loans represent as of the cut-off date of: (i) the aggregate principal balance of the mortgage loans in loan group 1 and (ii) the aggregate principal balance of the mortgage loans in loan group 2.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-Off Date Mortgage Loan Characteristics

	All Mortgage Loans	Loan Group 1	Loan Group 2
Aggregate outstanding principal balance(1)	$2,504,667,937	$2,217,368,430	$287,299,508
Number of mortgage loans	163	129	34
Number of mortgaged properties	179	145	34
Number of crossed loan pools	2	1	1
Crossed loan pools as a percentage	1.3%	1.0%	4.0%
Range of mortgage loan principal balances	$669,500 to $162,000,000	$800,000 to $162,000,000	$669,500 to $25,000,000
Average mortgage loan principal balances	$15,366,061	$17,188,903	$8,449,986
Range of mortgage rates	5.35000% to 7.10000%	5.35000% to 7.10000%	5.51000% to 6.82000%
Weighted average mortgage rate	6.08789%	6.09585%	6.02641%
Range of original terms to maturity(2)	60 months to 240 months	60 months to 240 months	60 months to 120 months
Weighted average original term to maturity(2)	104 months	104 months	106 months
Range of remaining terms to maturity(2)	51 months to 240 months	51 months to 240 months	58 months to 120 months
Weighted average remaining term to maturity(2)	103 months	102 months	105 months
Range of original amortization term(3)	120 months to 420 months	120 months to 420 months	240 months to 360 months
Weighted average original amortization term(3)	354 months	353 months	359 months
Range of remaining amortization terms(3)	120 months to 420 months	120 months to 420 months	239 months to 360 months
Weighted average remaining amortization term(3)	354 months	353 months	359 months
Range of loan-to-value ratios(4)	18.0% to 88.7%	18.0% to 88.7%	43.0% to 82.3%
Weighted average loan-to-value ratio(4)(5)	71.9%	71.9%	71.7%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)	18.0% to 88.7%	18.0% to 88.7%	40.6% to 82.3%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)	69.5%	69.6%	68.5%
Range of debt service coverage ratios(6)	1.10x to 3.89x	1.10x to 3.89x	1.15x to 2.13x
Weighted average debt service coverage ratio(6)	1.40x	1.41x	1.30x
Percentage of aggregate outstanding principal balance consisting of:
Balloon mortgage loans
Interest Only	59.7%	61.1%	49.0%
Partial Interest-Only	29.3%	27.6%	42.4%
Balloon	9.7%	9.9%	8.6%
Fully Amortizing Loans	1.2%	1.4%	0.0%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	In the case of 1 mortgage loan with an anticipated repayment date (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), as of the related anticipated repayment date.
(3)	Excludes the mortgage loans that pay interest-only to maturity.
(4)	In the case of 4 mortgage loans (identified as Loan Nos. 5, 7, 28 and 137 on Annex A-1 to this free writing prospectus), the loan-to-value ratio was based on the ‘‘as-stabilized’’ values or portfolio valuation. In the case of certain mortgage loans, the appraised value includes income provided by a master lease from a borrower affiliate. See Annex A-1 to this free writing prospectus.
(5)	Excludes the mortgage loans that are fully amortizing.
(6)	For certain mortgage loans, the debt service coverage ratio was calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ basis or netting certain reserve or other amounts or other adjustments. See Annex A-1 to this free writing prospectus. In the case of certain mortgage loans, the debt service coverage ratio was calculated based on income from a master lease provided by a borrower affiliate. See Annex A-1, to this free writing prospectus.

Interest Accrual Basis

Interest Accrual Basis	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	160	$2,452,657,906	97.9%	98.4%	94.3%
30/360	3	52,010,031	2.1	1.6	5.7
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

Amortization Types

Type of Amortization	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Interest Only	53	$1,496,222,031	59.7%	61.1%	49.0%
Partial Interest Only	69	734,670,746	29.3	27.6	42.4
Balloon	36	243,783,605	9.7	9.9	8.6
Fully Amortizing	5	29,991,555	1.2	1.4	0.0
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

1 mortgage loan (identified as Loan No. 23 on
Annex A-1 to this free writing prospectus), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.3%, 0.0%), provides for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the deferred interest will be paid to the Class S certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off this mortgage loan on its anticipated repayment date. The amortization term for this mortgage loan is significantly longer than the period up to the related mortgage loans’ anticipated repayment dates. See ‘‘Description of the Mortgage Pool—ARD Loan’’ in this free writing prospectus.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	112	$1,833,010,047	73.2%	73.3%	72.6%
Yield Maintenance	26	472,555,817	18.9	18.9	18.4
Defeasance, Defeasance/Fixed Penalty	1	69,000,000	2.8	3.1	0.0
Yield Maintenance/Fixed Penalty, Yield Maintenance	1	40,000,000	1.6	1.8	0.0
Yield Maintenance, Defeasance/Yield Maintenance	6	30,172,074	1.2	1.4	0.0
Defeasance, Fixed Penalty	2	26,050,000	1.0	0.0	9.1
Yield Maintenance/Defeasance	14	21,180,000	0.8	1.0	0.0
Defeasance, Defeasance/Yield Maintenance	1	12,700,000	0.5	0.6	0.0
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

All of the mortgage loans (other than 23 mortgage loans, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.5%, 0.0%) contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited ‘‘open period’’ immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	16	$125,267,000	5.0%	4.8%	6.5%
2	3	92,740,000	3.7	3.4	6.1
3	30	473,890,434	18.9	19.7	12.9
4	80	1,057,474,703	42.2	43.0	36.5
5	9	192,288,246	7.7	8.7	0.0
6	3	29,050,000	1.2	0.1	9.1
7	11	270,636,000	10.8	9.6	20.4
8	1	6,900,000	0.3	0.3	0.0
10	3	148,000,000	5.9	6.7	0.0
13	2	41,380,000	1.7	0.7	8.7
18	1	40,000,000	1.6	1.8	0.0
25	4	27,041,555	1.1	1.2	0.0
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ and ‘‘—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus.

Current Uses of the Mortgaged Properties

Current Use	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	62	$897,296,051	35.8%	40.5%	0.0%
Office	32	714,343,319	28.5	32.2	0.0
Hotel	18	365,592,090	14.6	16.5	0.0
Multifamily	33	301,491,856	12.0	1.0	97.3
Industrial	12	82,796,969	3.3	3.7	0.0
Senior Housing	8	68,310,000	2.7	3.1	0.0
Self Storage	6	25,905,000	1.0	1.2	0.0
Mixed Use	3	24,925,000	1.0	1.1	0.0
Land	2	16,200,000	0.6	0.7	0.0
Manufactured Housing	3	7,807,651	0.3	0.0	2.7
Total:	179	$2,504,667,937	100.0%	100.0%	100.0%

The mortgaged properties are located in 32 states and the District of Columbia. The following tables list the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans or related loan group, as applicable, as of the cut-off date:

Geographic Distribution—All Loans

Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance
California	19	$437,158,744	17.5%
Florida	15	$314,396,347	12.6%
Texas	28	$282,547,691	11.3%
Georgia	9	$227,464,792	9.1%
Pennsylvania	11	$194,432,640	7.8%
Ohio	13	$187,377,153	7.5%
New York	18	$164,331,802	6.6%
District of Columbia	4	$127,250,000	5.1%

Geographic Distribution—Loan Group 1

Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Loan Group 1 Balance
California	16	$396,346,266	17.9%
Florida	11	$283,065,440	12.8%
Texas	20	$211,361,691	9.5%
Pennsylvania	10	$187,145,640	8.4%
Georgia	7	$186,614,792	8.4%
Ohio	11	$165,657,153	7.5%
New York	18	$164,331,802	7.4%
District of Columbia	4	$127,250,000	5.7%

Geographic Distribution—Loan Group 2

Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Loan Group 2 Balance
Texas	8	$71,186,000	24.8%
North Carolina	5	$46,959,125	16.3%
Georgia	2	$40,850,000	14.2%
California	3	$40,812,479	14.2%
Florida	4	$31,330,907	10.9%
Ohio	2	$21,720,000	7.6%

Additional Aspects of Certificates

Denominations	The offered certificates (other than Class A-4FL,
Class A-MFL and Class X certificates) will be offered in minimum denominations of $10,000 initial certificate balance. The Class A-4FL and Class A-MFL certificates will be offered in minimum denominations of $100,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1. The Class X certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000, and in integral multiples of $1 in excess thereof.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold your offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in this free writing prospectus and in the prospectus.

Information Available to Certificateholders	On each distribution date, the trustee will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the offered certificates may be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.; and

•	the trustee’s website initially located at www.etrustee.net.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust fund is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this free writing prospectus. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class S, Class R and Class LR certificates), including the Class X certificates (provided, however, that the offered certificates (other than the Class X certificates) and the Class G, Class H, Class J and Class K certificates are no longer outstanding and there is only one holder of the outstanding certificates), for the mortgage loans remaining in the trust.

See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus and ‘‘Description of the Certificates— Termination’’ in the prospectus.

Required Repurchases or Substitutions of Mortgage Loans.	Under certain circumstances, a mortgage loan seller may be obligated to repurchase an affected mortgage loan from the trust as a result of a material document defect or a material breach of the representations and warranties given by the mortgage loan seller with respect to the mortgage loan in the related purchase agreement. See ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class, and (ii) the special servicer, in that order, has the option to purchase from the trust any defaulted mortgage loan. Notwithstanding the foregoing, with respect to a mortgage loan with one or more subordinate companion loans, the holders of the subordinate companion loan(s) may also have a purchase option with respect to the related defaulted mortgage loan and holders of mezzanine loans may have a purchase option on the related defaulted mortgage loan. See ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus.

Tax Status	Elections will be made with respect to each Logan Portfolio loan pursuant to a separate REMIC declaration made on July 5, 2007 to treat each such mortgage loan as a REMIC (each, a ‘‘Loan REMIC’’). In addition, elections will be made to treat a portion of the trust (exclusive of the mortgage loans held by the Loan REMICs, the Class A-4FL and Class A-MFL regular interests, the related swap contracts, the related floating rate accounts, the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest and the residual interests issued by the Loan REMICs) as two separate REMICs—a lower-tier REMIC and an upper-tier REMIC—for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes, and the Class S certificates will represent undivided beneficial interests in such portion of the grantor trust. The grantor trust also will hold the Class A-4FL and Class A-MFL regular interests, the swap contracts and the floating rate accounts and the floating rate certificates will represent undivided beneficial interests in the related portions of the grantor trust. The grantor trust also will hold the residual interests issued by the Loan REMICs, and the Class LR Certificates will represent undivided beneficial interests in the related portions of the grantor trust. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates, other than the Class A-4FL and Class A-MFL certificates, and the Class A-4FL and Class A-MFL regular interests will represent ‘‘regular interests’’ in the upper-tier REMIC.

•	Each regular interest will be treated as a newly originated debt instrument for federal income tax purposes.

•	You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

•	It is anticipated that the Class certificates will be issued at a premium, that the Class certificates will be issued with original issue discount and that the Class certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

See ‘‘Certain Federal Income Tax Consequences’’ in this free writing prospectus and in the prospectus.

Certain ERISA Considerations	Subject to important considerations described under ‘‘Certain ERISA Considerations’’ in this free writing prospectus and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. In particular, fiduciaries of plans contemplating a purchase of the Class A-4FL or
Class A-MFL certificates should review the additional requirements for purchases of Class A-4FL and
Class A-MFL certificates by plans, as discussed under ‘‘Certain ERISA Considerations’’ in this free writing prospectus.

Legal Investment	The offered certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

See ‘‘Legal Investment’’ in this free writing prospectus and in the prospectus.

Ratings	The offered certificates will not be issued unless each of the offered classes receives the following ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.:

	Moody’s	S&P/Fitch
Class A-1	Aaa	AAA
Class A-2	Aaa	AAA
Class A-3	Aaa	AAA
Class A-4	Aaa	AAA
Class A-4FL	Aaa	AAA
Class A-SB	Aaa	AAA
Class A-1A	Aaa	AAA
Class X	Aaa	AAA
Class A-M	Aaa	AAA
Class A-MFL	Aaa	AAA
Class A-J	NR	AAA
Class B	NR	AA+
Class C	NR	AA
Class D	NR	AA−
Class E	NR	A+
Class F	NR	A

A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. The ratings of Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., do not address the application of net aggregate prepayment interest shortfalls to the certificates. Also, the security ratings do not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). In addition, a security rating of the Class A-4FL and Class A-MFL certificates does not represent any assessment as to whether the floating interest rate on such certificates will convert to a fixed rate. With respect to the Class A-4FL and Class A-MFL certificates, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. are rating only the receipt of interest up to the fixed per annum rate applicable to the related regular interest. The ratings of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. do not address any shortfalls or delays in payment that investors in the Class A-4FL and Class A-MFL certificates may experience as a result of the conversion of the pass-through rate on the Class A-4FL or Class A-MFL certificates, as applicable, from a floating interest rate to a fixed rate. See ‘‘Yield and Maturity Considerations,’’ ‘‘Risk Factors’’ and ‘‘Description of the Certificates—Advances’’ in this free writing prospectus and ‘‘Yield and Maturity Considerations’’ in the prospectus.

See ‘‘Ratings’’ in this free writing prospectus and ‘‘Rating’’ in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

 Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Geographic Concentration Entails Risks

Mortgaged properties located in California, Florida, Texas, Georgia, Pennsylvania, Ohio, New York and the District of Columbia secure mortgage loans, representing approximately 17.5%, 12.6%, 11.3%, 9.1%, 7.8%, 7.5%, 6.6% and 5.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Mortgaged properties located in California, Florida, Texas, Pennsylvania, Georgia, Ohio, New York and the District of Columbia secure mortgage loans, representing approximately 17.9%, 12.8%, 9.5%, 8.4%, 8.4%, 7.5%, 7.4% and 5.7% respectively, of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

Mortgaged properties located in Texas, North Carolina, Georgia, California, Florida and Ohio secure mortgage loans, representing approximately 24.8%, 16.3%, 14.2%, 14.2%, 10.9% and 7.6%, respectively, by allocated loan amount, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

With respect to the mortgaged properties located in California, 15 of the mortgaged properties, securing mortgage loans representing approximately 15.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in southern California (16.0%, 9.9%), and 4 of the mortgaged properties, securing mortgage loans representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are in northern California (1.9%, 4.4%). For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California.

Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. For example, mortgaged properties located in California, Texas or Florida may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than mortgaged properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Louisiana, Alabama and Mississippi, also may be more generally susceptible to hurricanes than properties in other parts of the country. Recent hurricanes in the Gulf Coast region and in Florida have resulted in severe property damage as a result of the winds and the associated flooding. The mortgage loans do not all require flood insurance on the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See
‘‘—Other Risks—Hurricanes May Cause Extensive Damage to Coastal Areas’’ below, ‘‘Servicing of the Mortgage Loans—Maintenance of Insurance’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Hazard Insurance Policies’’ in the accompanying prospectus.

Risks Relating to Mortgage Loan Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

•	The largest mortgage loan (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 7.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date; and the largest mortgage loan in loan group 2 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represents approximately 8.7% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 16.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 18.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the 3 largest mortgage loans in loan group 2 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 24.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

•	The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent, in the aggregate, approximately 34.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 39.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and the 10 largest mortgage loans in loan group 2 (treating as a single mortgage loan all mortgage loans, if any, that are cross-collateralized with each other) represent approximately 61.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

See ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Each of the other mortgage loans represents approximately no more than 2.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents approximately no more than 2.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents approximately no more than 3.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Retail	62	$897,296,051	35.8%	40.5%	0.0%
Office	32	$714,343,319	28.5%	32.2%	0.0%
Hotel	18	$365,592,090	14.6%	16.5%	0.0%
Multifamily	33	$301,491,856	12.0%	1.0%	97.3%

A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

•	18 groups of mortgage loans, representing approximately 39.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (38.6%, 47.8%), have borrowers related to each other, but the related mortgage loans are not cross-collateralized or cross-defaulted. No group of mortgage loans having borrowers that are related to each other represents more than approximately 11.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Mortgage loans with related borrowers are identified under ‘‘Related Borrower’’ on Annex A-1 to this free writing prospectus.

•	2 groups of mortgage loans (comprised of 16 mortgage loans), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.0%, 4.0%), are cross-collateralized and cross-defaulted and have related borrowers.

•	6 mortgage loans, representing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9.4%, 0.0%), are secured by more than one mortgaged property.

See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus. Mortgaged properties owned by related borrowers are likely to:

•	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

•	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Risks Relating to Enforceability of Cross-Collateralization

As described above and in Annex A-1 to this free writing prospectus, the mortgage loans in 2 groups of mortgage loans, comprised of 16 mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.0%,

4.0%), are cross-collateralized and cross-defaulted with each other. No group of cross-collateralized and cross-defaulted mortgage loans represents more than 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each group of cross-collateralized and cross-defaulted mortgage loans is indicated on Annex A-1 to this free writing prospectus. 6 mortgage loans, representing in the aggregate approximately 8.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (9.4%, 0.0%) are secured by more than 1 mortgaged property. Such properties may be cross-collateralized and cross-defaulted with each other. Each multi-property mortgage loan is individually identified on Annex A-1 to this free writing prospectus. The multi-property mortgage loan that represents more than 2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is identified in the table below.

Portfolio Loan

Loan No.	Mortgage Loan	No. of Properties	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
6	Carespring Portfolio	8	2.7%	3.1%	0.0%

Cross-collateralization arrangements may be terminated with respect to such mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization and multiple property arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower’s representative.

A lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

•	the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

•	subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

•	recover payments made under that mortgage loan; or

•	take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as ‘‘single-purpose entities.’’ In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness (other than trade payables). These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a ‘‘single-purpose entity.’’ The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

•	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Certain Legal Aspects of Mortgage Loans— Bankruptcy Laws’’ in the prospectus.

With respect to 15 mortgage loans identified as Loan Nos. 22, 24, 37, 45, 47, 49, 60, 75, 78, 86, 92, 94, 103, 126, and 134 on Annex A-1 to this free writing prospectus), representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.9%, 8.5%), the related borrowers own the related mortgaged property as tenants-in-common. As a result, if a borrower that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are single-purpose entities.

Ability to Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that 4 mortgage loans (not including the Sawgrass Mills Mall loan) (referred to in this free writing prospectus as the AB mortgage loans) are each evidenced by the senior of two or more notes secured by a single mortgage on the related mortgaged property and a single assignment of leases, with the subordinate companion loan not being part of the trust fund. The AB mortgage loans are identified on Annex A-1 to this free writing prospectus as Loan Nos. 1, 5, 30 and 32, representing approximately 11.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (12.4%, 0.0%). Additionally, 1 mortgage loan, identified on Annex A-1 to this free writing prospectus as Loan No. 2, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.8%, 0.0%) is secured by one or more pari passu companion loans and one or more subordinate companion loans, none of which companion loans are included in the trust. In each case, one or more senior loans in the related mortgage loan group is an AB mortgage loan, which is included in the trust fund. In each case, at least one other loan in the split loan structure is a subordinate companion loan and is not included in the trust fund. However, the subordinate companion loan will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions described under ‘‘—Special Servicer May Be Directed to Take Actions’’ below, the holders of the subordinate companion loan (in the case of the Ten Penn Center subordinate companion loan, only if that holder has funded a related future advance pursuant to the related mortgage loan documents and the related intercreditor agreement) will have the right, under certain conditions, to consent to or consult with respect to certain waivers or modifications proposed to be taken by the master servicer or the special servicer, as applicable, with respect to the related senior loan. The holder of each subordinate companion loan (in the case of the Ten Penn Center subordinate companion loan, only if that holder has funded a related future advance pursuant to the related mortgage loan documents and the related intercreditor agreement) will also have the right to purchase the related mortgage loan included in the trust under certain limited circumstances. In exercising such rights, the holder of the subordinate companion loan does not have any obligation to consider the interests of, or the impact of such exercise on, the trust or the certificates. See ‘‘Description of the Mortgage Pool—The Sawgrass Mills Mall Whole Loan’’, ‘‘—Additional Debt’’ and ‘‘—AB Whole Loans’’ in this free writing prospectus. The subordinate companion loans are generally subordinate in right of payment to the related senior mortgage loans, subject to the terms of the related intercreditor agreement. See ‘‘Description of the Mortgage Pool—AB Whole Loans’’ in this free writing prospectus.

In addition to the AB mortgage loans, 16 mortgage loans (identified as Loan Nos. 2, 6, 143, 145, 146, 148, 149, 150, 151, 152, 153, 155, 156, 157, 159 and 161 on Annex A-1 to this free writing prospectus), representing in the aggregate approximately 9.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10.8%, 0.0%), are each part of a split loan structure, in which the related mortgage loan and one or more pari passu companion loans are secured by the same mortgage instrument on the related mortgaged properties. See ‘‘Description of the Mortgage Pool—Pari Passu Whole Loans’’ in this free writing prospectus.

Although the pari passu companion loans and subordinate companion loans described above are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these loans. As a result, the trust fund is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the related mortgaged property may decline as a result; and

•	the risk that it may be more difficult for the related borrower to refinance the split mortgage loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations (including pari passu obligations, as applicable), and the subordinate obligations upon the maturity of those mortgage loans.

See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Additional Debt,’’ ‘‘—The Whole Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans— Subordinate Financing’’ in the prospectus.

The borrowers under certain of the mortgage loans have incurred or may incur in the future secured, subordinate debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus for a description of certain permitted additional debt. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See ‘‘—The Borrower’s Form of Entity

May Cause Special Risks’’ above. In the case of 1 mortgage loan (identified as loan no. 110 on Annex A-1) representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loan as of the cut-off date (0.2%, 0.0%), parent of the borrower has existing mezzanine debt. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

34 mortgage loans representing approximately 44.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (48.7%, 14.2%) allow the borrower to incur future mezzanine debt. These mortgage loans are identified in the chart titled ‘‘Future Permitted Debt’’ in ‘‘Description of the Mortgage Pool—Additional Debt’’. Certain other mortgage loans have other existing or permitted additional indebtedness; for more information regarding this additional indebtedness, see ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers or an affiliate of such owner and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt may be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In the case of 6 mortgage loans (identified as Loan Nos. 12, 13, 26, 38, 55 and 57 on Annex A-1 to this free writing prospectus), representing approximately 1.9%, 1.9%, 1.1%, 0.7%, 0.5% and 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 2.1%, 2.1%, 1.3%, 0.8%, 0.6% and 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the indirect interest in the borrowers and the excess cash flow distributions (after debt service and property expenses) received from the mortgaged properties securing the mortgage loans have been pledged to additionally secure other mortgage financing made to affiliates of the related borrowers.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers. See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

Additionally, 11 mortgage loans (identified as Loan Nos. 5, 34, 49, 52, 70, 74, 82, 107, 112, 113 and 116 on Annex A-1 to this free writing prospectus) representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.8%, 17.5%) allow the borrower to incur future permitted debt (other than future mezzanine debt). In the case of 1 mortgage loan (identified as loan number 27 on Annex A-1), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 8.7%) the borrower has incurred unsecured debt in the amount of $2,085,805 and may incur unsecured debt in the future in the amount of the difference between $2,100,000 and the outstanding principal balance of the existing unsecured loan (which is currently $2,085,805).

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date

Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial real estate projects;

•	the prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	the prevailing general and regional economic conditions.

The applicable mortgage loan sellers have informed us that substantially all of the mortgage loans are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates, including any mortgage loans that pay interest-only for their entire respective terms. This includes 69 mortgage loans, representing approximately 29.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (27.6%, 42.4%), which pay interest-only for the first 6 to 60 months of their respective terms and 53 mortgage loans, representing approximately 59.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (61.1%, 49.0%), which pay interest-only until their maturity dates.

The applicable mortgage loan seller has informed us that 128 of the mortgage loans, representing approximately 63.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (62.2%, 75.8%), mature or have an anticipated repayment date in the year 2017.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Borrowers May Be Unable to Make Balloon Payments’’ in the prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the multifamily, manufactured housing community and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations or acquisitions by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, because the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated or acquired by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Lending Is Dependent Upon Net Operating Income

The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

•	the age, design and construction quality of the properties;

•	perceptions regarding the safety, convenience and attractiveness of the properties;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the adequacy of the property’s management and maintenance;

•	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

•	local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences;

•	retroactive changes in building codes;

•	changes or continued weakness in specific industry segments; and

•	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	tenant defaults;

•	in the case of rental properties, the rate at which new rentals occur; and

•	the property’s ‘‘operating leverage’’ which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or if that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 38 mortgage loans, representing approximately 7.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8.4%, 0.0%), are secured solely by properties that are wholly or significantly owner-occupied or by properties that are leased to a single tenant or affiliated tenants. With respect to certain of these mortgage loans which are leased to a single tenant, leases at the mortgaged properties will expire prior to the maturity date of the mortgage loans. For example, with respect to 7 mortgage properties securing mortgage loans, representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.2%, 0.0%), the mortgaged properties are leased to single tenant under leases that will expire between 1 and 65 months before the related maturity date.

Additionally, certain of the mortgaged properties may be leased in whole or in part to an affiliate or affiliates of the related borrower. See ‘‘—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks’’ below. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration. There are a significant number of mortgage loans secured by mortgaged properties with single tenant leases or material leases that expire within a short period of time prior to, at or soon after the maturity dates or anticipated repayment dates of those mortgage loans. See Annex A-1 to this free writing prospectus for the lease expiration date of each single tenant loan or the three largest tenants for each other mortgage loan. We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see ‘‘—Retail Properties Have Special Risks’’ and ‘‘—Office Properties Have Special Risks’’ below.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	tenants were unwilling or unable to meet their lease obligations;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans. Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations or for damage to the leased premises caused by casualty or condemnation. Certain of the mortgaged properties may have tenants that sublet a portion of their space or may intend to sublet out a portion of their space in the future. In addition, with respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant although the rent being paid by the sublessee is lower.

The mortgaged properties related to many of the mortgage loans will experience substantial (50.0% of gross leasable area or more) lease rollover prior to the maturity date, and in many cases relatively near, or soon after, the maturity dates of the mortgage loans. With respect to the mortgage loans described above and certain other mortgage loans in the trust fund, many of the related loan documents require tenant improvement and leasing commission reserves (including trapping excess cash flow after notice of lease termination), and in many cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, there can be no assurance that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date of the related mortgage loan.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. See ‘‘Description of the Mortgage Pool— Top Fifteen Mortgage Loans’’ in this free writing prospectus. Also, certain properties have tenants who have leases on a month-to-month basis. Any ‘‘dark’’ space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark. Also, certain properties may require tenants to pay rent only during certain months of the year.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See ‘‘—Risks Relating to Prepayments and Repurchases’’ below and ‘‘Description of the Mortgage Pool—Top Fifteen Mortgage Loans’’ in this free writing prospectus.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped or renovated, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment or renovation if at least 10.0% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant may be obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are generally used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. We cannot assure you the space ‘‘leased’’ by a borrower affiliate will eventually be occupied by third-party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties. See Annex A-1 to the free writing prospectus for more information with respect to mortgaged properties subject to master leases.

In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-l to this free writing prospectus), representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.0%, 8.7%), the mortgaged property is subject to a master lease and a sub-master lease for tax credit purposes, each of which is subordinated to the related mortgage. Such master lease and sub-master lease were not used to bring occupancy to a stabilized level. Additionally, each of the related borrower and the affiliated sub-master lessee are special purpose entities. The related borrower and the affiliated sub-master lessee have directed that all rents collected from the mortgaged property shall be paid into a lockbox for the benefit of the mortgagee. Further, one of the co-borrowers (the fee owner) is the lender under a line of credit facility for an aggregate principal amount of up to $6,000,000 to the affiliated master lessee at the property, of which $408,829 is currently outstanding under such line of credit facility. Such line of credit facility is secured by, among other things, a pledge of membership interests in one of the co-borrowers (the ground lessee). The line of credit documents direct the master lessee, to the extent that such master lessee receives funding from the line of credit facility, to invest those funds into the ground lessee’s rehabilitation of the building located at the related mortgaged property. There can be no guarantee that (i) the fee owner will be able to meet its payment obligations under the mortgage loan and its obligations to lend money to the affiliated master lessee or (ii) that the affiliated master lessee will invest the funds it receives under the line of credit facility into the ground lessee’s rehabilitation of the building located at the related mortgaged property.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).

In the case of 1 mortgage loan (identified as Loan No. 133 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.1%, 0.0%), the second-largest tenant at the mortgaged property emerged from bankruptcy protection in June 2006 and has recently signed a new one-year lease effective through June 30, 2008. The borrower deposited $55,000 into TI/LC reserve and $120,000 into an interest reserve account in case the tenant vacates the premises.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Retail Properties Have Special Risks

62 of the mortgaged properties, representing approximately 35.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (40.5%, 0.0%), are retail properties.

The quality and success of a retail property’s tenants significantly affect the property’s market value and the related borrower’s ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

The presence or absence of an ‘‘anchor tenant’’ or a ‘‘shadow anchor’’ in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An ‘‘anchor tenant’’ is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A ‘‘shadow anchor’’ is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor;

•	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent); or

•	health club properties, a sub-type of retail properties, have unique risks, which may adversely affect the value of any successful operation of a health club facility, including (i) the physical attributes of the health club facility (e.g., its age, appearance and layout), (ii) the reputation, safety, convenience and attractiveness of the facility to users and (iii) management’s ability to control membership growth and attrition.

26 of the mortgaged properties, securing mortgage loans representing approximately 28.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (32.3%, 0.0%), are retail properties that are considered by the applicable mortgage loan seller to have an ‘‘anchor tenant.’’ 10 of the mortgaged properties, securing mortgage loans representing approximately 4.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (4.5%, 0.0%), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘shadow anchored.’’ 26 of the mortgaged properties, securing mortgage loans representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.6%, 0.0%), are retail properties that are considered by the applicable mortgage loan seller to be ‘‘unanchored.’’

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that an ‘‘anchor’’ or a ‘‘shadow anchor’’ fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space would be occupied or that the related mortgaged property would not suffer adverse economic consequences if any anchor tenant failed to renew its lease. In this regard, see ‘‘—Tenant Bankruptcy Entails Risks’’ and ‘‘—Certain Additional Risks Relating to Tenants’’ above.

Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property.

Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Certain of the retail properties, including, for example, the mortgaged property securing 1 mortgage loan, identified as Loan No. 2 on Annex A-1 to this free writing prospectus, representing approximately 6.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (6.8%, 0.0%), has a movie theater as part or all of the mortgaged property. These types of retail properties are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a movie theater. In addition, decreasing attendance at a movie theater could adversely affect revenue of the movie theater, which may, in turn, cause the tenant to experience financial difficulties. See ‘‘—Tenant Bankruptcy Entails Risks’’ above. In addition, because of unique construction requirements of movie theaters, any vacant movie theater space would not easily be converted to other uses.

Certain retail properties securing mortgage loans in the pool may have gas stations and/or convenience stores as part of the retail mix. Demand for gas stations and the related convenience stores depends on location of the station and volume of car driving, which in turn depends on cost of gas and general economic conditions. Profitability is impacted by the cost of gasoline, the product mix at the convenience store, credit card fees (which have been escalating) and the addition of pay-at-the-pump technology at stations (which has been cited as a potential cause of revenue loss in the related convenience store). This property type also raises environmental concerns because gasoline, motor oil and other hazardous products are sold at these properties.

Office Properties Have Special Risks

32 of the mortgaged properties, representing approximately 28.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (32.2%, 0.0%), are office properties.

A large number of factors may adversely affect the value of office properties, including:

•	the quality of an office building’s tenants;

•	an economic decline in the business operated by the tenants;

•	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

•	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

•	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

•	the desirability of the area as a business location;

•	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

•	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space); and

•	in the case of medical office properties, the performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See ‘‘—Risks Relating to Mortgage Loan Concentrations’’ above.

Hotel Properties Have Special Risks

18 of the mortgaged properties, representing approximately 14.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (16.5%, 0.0%), are hotel properties.

Various factors may adversely affect the economic performance of a hotel, including:

•	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

•	the construction of competing hotels or resorts;

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected and may continue to so affect the occupancy rates, and accordingly, the financial performance of hotel properties. See ‘‘Risk Factors—Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts’’ in the prospectus.

Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.

Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Most of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchise or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and/or

•	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

In the case of 1 mortgage loan (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 1.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the borrower’s current franchise agreement with Hilton expires on October 31, 2007 and the borrower intends to sign a new franchise agreement for the mortgaged property with another full service hotel brand. The related mortgage loan seller will hold back $4,000,000 until the new franchise agreement is signed for the mortgaged property. In the event such franchise agreement is not signed by October 31, 2007, the borrower is required to post a $5,000,000 letter of credit as additional collateral for the loan.

The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Multifamily Properties Have Special Risks

33 of the mortgaged properties, representing approximately 12.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (1.0%, 97.3%), are multifamily properties. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

•	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

•	the location of the property, for example, if there is a change in the neighborhood over time;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities that the property provides;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the presence of competing properties;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	In the case of student housing facilities, the reliance on the financial well-being of the colleges or universities to which they relate, as well as the physical layouts (which may not be readily convertible to traditional multifamily uses) may also affect the viability of the multifamily property.

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

•	adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

•	government assistance/rent subsidy programs.

Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state unfair and deceptive practices acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In the case of 1 mortgage loan identified as Loan No. 49 on Annex A-1 to this free writing prospectus) representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.6%, 0.0%), certain of the units are subject to New York City rent control laws and other units are subject to rent stabilization laws.

Multifamily properties located in certain areas of the United States have experienced increased occupancy levels as a result of relocations related to hurricanes Katrina, Rita and Wilma. However, there can be no assurance that such increased occupancy levels will continue as the areas affected by the hurricanes in the Southeastern United States become habitable. See ‘‘—Other Risks—Hurricanes May Cause Extensive Damage to Coastal Areas’’ below.

Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

Industrial Properties Have Special Risks

12 of the mortgaged properties, representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (3.7%, 0.0%), are industrial properties. Significant factors determining the value of industrial properties are:

•	the quality of tenants;

•	reduced demand for industrial space because of a decline in a particular industry segment;

•	the property becoming functionally obsolete;

•	building design and adaptability;

•	unavailability of labor sources;

•	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	changes in proximity of supply sources;

•	the expenses of converting a previously adapted space to general use; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Senior Housing Facilities Have Special Risks

8 mortgaged properties securing mortgage loans (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1%, 0.0%), are senior living properties.

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are reduced or eliminated, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Self Storage Properties Have Special Risks

6 of the mortgaged properties, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (1.2%, 0.0%), are self storage properties.

The self storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self storage leases, self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants, or that they will remain so in the future.

Mixed-Use Facilities Have Special Risks

3 of the mortgaged properties, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount (1.1%, 0.0%), are mixed-use properties. Mixed-use mortgaged properties consist of either (i) office and retail components, (ii) retail and multifamily components, (iii) multifamily and office components, (iv) parking garage, retail and office components or (v) office and industrial components, and as such, mortgage loans secured by mixed-use properties will share the risks associated with such underlying components. In addition, a mixed-use property may be managed by a manager that is not experienced in managing all property types comprising a mortgaged property.

Manufactured Housing Community Properties Have Special Risks

3 of the mortgaged properties, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date of the allocated loan amount (0.0%, 2.7%), are manufactured housing community properties.

Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing community properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors may also include:

•	the physical attributes of the community, including its age and appearance;

•	location of the manufactured housing community property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

The manufactured housing community properties are ‘‘single-purpose’’ properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Risks Relating to Certain Assistance Programs

With respect to certain of the mortgage loans, the borrowers or investors in such borrowers may receive tax abatements, subsidies or other assistance from government programs. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy related to the applicable program.

Certain of the mortgaged properties are secured by mortgage loans that are eligible (or may become eligible in the future) for and have received low-income or affordable housing tax credits or other similar governmental benefits pursuant to certain governmental programs such as Section 42 of the Internal Revenue Code in respect to various units within the mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the Section 8 Tenant Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Certain of the mortgage loans are secured by, or may be secured in the future by, mortgaged properties that are subject to certain affordable housing covenants, in respect to various units within such mortgaged properties. With respect to certain of the mortgage loans, the borrower may receive tax abatements, subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other characteristics consistent with the government policy. We can give you no assurance that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or for the investors in such borrower to continue to receive their tax benefits, or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans. The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue. Loss of any applicable assistance could have an adverse effect on the ability of the related borrowers to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. Certain of the mortgaged properties are part of a condominium regime, may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime.

Additionally, any vacant movie theater space or other performing arts space would not easily be converted to other uses due to the unique construction requirements of such theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses.

Zoning or other restrictions may also prevent alternative uses. See ‘‘—Zoning Compliance and Use Restrictions May Adversely Affect Property Value’’ below. See also ‘‘—Industrial Properties Have Special Risks,’’ ‘‘—Self Storage Properties Have Special Risks’’ and ‘‘—Manufactured Housing Community Properties Have Special Risks’’ above.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

4 mortgaged properties, securing mortgage loans (identified as Loan Nos. 30, 121, 124 and 138 on Annex A-1 to this free writing prospectus) representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.4%, 0.9%), are secured in whole or in part by a first mortgage lien on a leasehold interest under a ground lease on the related mortgaged property, and in some cases not by any mortgage lien on the corresponding fee interest. In addition, 3 mortgaged properties, securing mortgage loans (identified as Loan Nos. 19, 27 and 125 on Annex A-1 to this free writing prospectus) representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.7%, 8.7%), are secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold was to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a ‘‘mortgageable’’ ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect both ‘‘as stabilized’’ and ‘‘as-is’’ values although the appraised value reflected herein with respect to the related mortgaged property may reflect only the ‘‘as-stabilized’’ value. In certain cases, appraisals may reflect only ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. For example, with respect to 4 mortgage loans (identified as Loan Nos. 5, 7, 28 and 137 on Annex A-1 to this free writing prospectus), representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7.3%, 0.0%), the appraised value represented is the ‘‘as-stabilized’’ value or portfolio valuation and the related loan-to-value ratio is based on the ‘‘as-stabilized’’ value. See Annex A-1 to this free writing prospectus. We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Risks Relating to Underwritten Net Cash Flow

As described under ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases, interest reserves or interest guarantees) as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flows set forth in this free writing prospectus as of the cut-off date or any other date represents actual current net cash flows or that the underwritten net cash flows set forth in this free writing prospectus are indicative of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders.

In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

The debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

Shari’ah Compliant Loans

1 mortgage loan (identified as Loan No. 42 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.7%, 0.0%), is structured to comply with Islamic law (Shari’ah). Title to the mortgaged property is held by the related borrower, which is owned by a corporate service company. The borrower has master leased the related mortgaged property to a master lessee, which is owned by certain Muslim investors. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan. There is a risk that in a bankruptcy case of the master lessee, the master lease could be recharacterized as a financing lease. If such recharacterization occurred, the master lessee could own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. To mitigate the effect of such recharacterization, the master tenant has been formed as a special purpose entity and a title endorsement was obtained.

Potential Conflicts of Interest

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See ‘‘Servicing of the Mortgage Loans—General’’ in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2007-LDP12 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. JER Investors Trust Inc., which we anticipate will be the initial directing certificateholder, is an affiliate of the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds Series 2007-LDP12 non-offered certificates might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to the Series 2007-LDP12 non-offered certificates. See ‘‘—Special Servicer May Be Directed to Take Actions’’ below.

Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. For example, with respect to 1 mortgage loan (identified as Loan No. 110 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (0.2%, 0.0%), the interests in the related borrower secure mezzanine debt that is held by the related mortgage loan seller. In addition, with respect to 18 mortgage loans (identified as Loan Nos. 88, 111, 118, 132, 143, 145, 146, 148, 149, 150, 151, 152, 153, 155, 156, 157, 159 and 161 on Annex A-1 to this free writing prospectus), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (1.8%, 0.0%), an affiliate of the related mortgage loan seller has a direct or indirect ownership interest in the related borrower. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under ‘‘Description of the Mortgage Pool— Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

JPMorgan Chase Bank, N.A. is one of the mortgage loan sellers and the swap counterparty and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, and J.P. Morgan Securities Inc., one of the underwriters. UBS Real Estate Securities Inc. is one of the mortgage loan sellers and is an affiliate of UBS Securities LLC, one of the underwriters. Natixis Real Estate Capital Inc. is one of the mortgage loan sellers and is an affiliate of Natixis Securities North America Inc., one of the underwriters.

Each of the foregoing relationships should be considered carefully by prospective investors.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

20 mortgage loans identified under ‘‘Description of the Mortgage Pool—The Whole Loans’’ in this free writing prospectus, representing approximately 20.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (23.3%, 0.0%), are each evidenced by one of two or more notes secured by a single mortgage and a single assignment of leases. With respect to 1 of these mortgage loans (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1%, 0.0%), the related subordinate companion loan is evidenced by a B note that secures repayment of future advances that may be made by the holder of that note; however, the obligations of the holder of that note to make those future advances is subject to certain conditions, and no funds have yet been advanced. Each related companion loan, in each case, will not be included as an asset of the trust fund. However, each mortgage loan included in the trust and its companion loan(s), other than the Carespring Portfolio loan and the Logan Portfolio loans, will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The Carespring Portfolio loan and the Logan Portfolio loans and the related pari passu companion loans are being serviced under the JPMCC 2007-LDP11 pooling and servicing agreement. The holders of the pari passu companion loans relating to the Carespring Portfolio loan and the Logan Portfolio loans may have certain rights with respect to these mortgage loans, which may include the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting those mortgage loans. In the case of each of the AB mortgage loans and the Sawgrass Mills Mall loan, the holders of the related subordinate companion loan(s) will also have certain rights with respect to the related mortgage loan included in the trust fund, which may include the right, under certain conditions, to consent to, or provide advice with respect to, various modifications and waivers or other matters affecting that mortgage loan and certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on that mortgage loan or to purchase that mortgage loan if that mortgage loan is in default. See ‘‘Description of the Mortgage Pool—The Whole Loans’’ in this free writing prospectus. In exercising the rights described above, no holder of any companion loan has any obligation to consider the interests of, or impact on, the trust or the holders of the certificates. The holder of any companion loan may have interests in conflict with, and its decisions or other actions may adversely affect, the certificateholders.

Special Servicer May Be Directed to Take Actions

In connection with the servicing of the specially serviced mortgage loans under the pooling and servicing agreement, the special servicer may, at the direction of the directing certificateholder (or, with respect to certain AB mortgage loans, in certain circumstances, the holder of a related AB subordinate companion loan, or with respect to the Sawgrass Mills Mall loan, certain holders of the related subordinate companion loans) take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder, the operating advisor, the holders of the subordinate companion loans and the holders of the pari passu companion loans may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder, the operating advisor, the holders of the subordinate companion loans or the holders of the pari passu companion loans may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this free writing prospectus. It is expected that an affiliate of the special servicer will be the initial directing certificateholder for the offered certificates. See ‘‘Description of the Mortgage Pool—The Whole Loans,’’ ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

In the case of the Carespring Portfolio loan and the Logan Portfolio loans that are being serviced under the JPMCC 2007-LDP11 pooling and servicing agreement, the special servicer under that pooling and servicing agreement, may, at the direction of the directing certificateholder under that pooling and servicing agreement, take actions with respect to the applicable mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates. The directing certificateholder for each of the Carespring Portfolio loan and the Logan Portfolio loans under the JPMCC 2007-LDP11 pooling and servicing agreement will exercise its rights pursuant to that pooling and servicing agreement and may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder for each of the Carespring Portfolio loan and the Logan Portfolio loans under the JPMCC 2007-LDP11 pooling and servicing agreement may direct the related special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer for the Carespring Portfolio loan and the Logan Portfolio loans under the JPMCC 2007-LDP11 pooling and servicing agreement is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer for the Carespring Portfolio loan and the Logan Portfolio loans may be removed without cause by the directing certificateholder under the JPMCC 2007-LDP11 pooling and servicing agreement as described in this free writing prospectus. See ‘‘Description of the Mortgage Pool—The Whole Loans,’’ ‘‘Servicing of the Mortgage Loans—General’’ and ‘‘Transaction Parties—The Special Servicer’’ in this free writing prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or the special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have sponsors that have previously filed for bankruptcy protection, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and Class A-4FL regular interest will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-4FL regular interest (and as a result the Class A-4FL Certificates) will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

The yield on each class of Certificates with a pass-through rate equal to, based on, or limited by the WAC Rate could be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on those classes of certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

The Class X certificates will not be entitled to distributions of principal but instead will accrue interest on their notional amount. Because the notional amount of the Class X certificates is based upon the outstanding certificate balances of certain classes of the other certificates, the yield to maturity on the Class X certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans. Also, a rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

Although most of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date as the case may be. However, certain of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge at any time or without payment of a yield maintenance charge or prepayment premium for a longer open period of up to 24 months prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus for an overview of the open periods. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges and prepayment premiums;

•	the master servicer’s or the special servicer’s ability to enforce those charges or premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ in the prospectus. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable. Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. In addition, certain of the mortgage loans are secured by mortgaged properties that have tenants or a master lessee that has an option to purchase the mortgaged property. Generally, such options are subject to and subordinate to the related mortgage loan. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)    will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)    if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this free writing prospectus.

Sensitivity to LIBOR and Yield Considerations

The yield to investors in the Class A-4FL and Class A-MFL certificates will be highly sensitive to changes in the level of LIBOR. Investors in the Class A-4FL and Class A-MFL certificates should consider the risk that lower than anticipated levels of LIBOR could result in actual yields that are lower than anticipated yields on the Class A-4FL and Class A-MFL certificates.

In addition, because interest payments on the Class A-4FL and Class A-MFL certificates may be reduced or the pass-through rate may convert to a fixed rate, in connection with certain events discussed in this free writing prospectus, the yield to investors in the Class A-4FL and Class A-MFL certificates under those circumstances may not be as high as that offered by other LIBOR-based investments, which are not subject to these interest rate restrictions.

In general, the earlier a change in the level of LIBOR, the greater the effect on the yield to maturity. As a result, the effect on an investor’s yield to maturity of a level of LIBOR that is higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A-4FL and Class A-MFL certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of LIBOR. The failure by the swap counterparty in its obligation to make payments under the swap contract and/or, the conversion to a fixed rate that is below the rate that would otherwise be payable at the floating rate would have this kind of a negative impact. We cannot assure you that a default by the swap counterparty and/or the conversion of the pass-through rate from a rate based on LIBOR to a fixed rate would not adversely affect the amount and timing of distributions to the holders of the Class A-4FL and Class A-MFL certificates. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

Risks Relating to the Swap Contracts

The trust will have the benefit of a swap contract relating to each of the Class A-4FL and Class A-MFL certificates issued by JPMorgan Chase Bank, N.A. Because the related regular interest accrues interest at a fixed rate of interest, the ability of the holders of the Class A-4FL and Class A-MFL certificates to obtain the payment of interest at the designated pass-through rate (which payment of interest may be reduced in certain circumstances as described in this free writing prospectus) will depend on payment by the swap counterparty pursuant to the applicable swap contract. See ‘‘Description of the Swap Contracts—The Swap Counterparty’’ in this free writing prospectus.

If the swap counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or ‘‘A−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc., a rating agency trigger event will occur and the swap counterparty will be required to post collateral or find a replacement swap counterparty that would not cause a rating agency trigger event to occur. In the event that the swap counterparty fails to either post acceptable collateral or find an acceptable replacement swap counterparty after a trigger event, the trustee will be required to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25% of the Class A-4FL or Class A-MFL certificates, as applicable, to enforce the rights of the trust under the applicable swap contract as may be permitted by the terms of the applicable swap contract and use any termination fees received from the swap counterparty to enter into a replacement swap contract on substantially similar terms. If the costs attributable to entering into a replacement swap contract would exceed the net proceeds of the liquidation of the applicable swap contract, a replacement swap contract will not be entered into and any proceeds will instead be distributed to the holders of the Class A-4FL or Class A-MFL certificates, as applicable. We cannot assure you that the swap counterparty will maintain its current ratings or have sufficient assets or otherwise be able to fulfill its obligations under either swap contract.

During the occurrence of a trigger event and in the event that a replacement swap counterparty is not found, the pass-through rate on the Class A-4FL or Class A-MFL certificates, as applicable, will convert to a fixed interest rate. Any conversion to a fixed rate might result in a temporary delay of payment of the distributions to the holders of the Class A-4FL or Class A-MFL certificates if DTC does not receive notice of the resulting change in payment terms of the Class A-4FL or Class A-MFL certificates within the time frame and in advance of the distribution date that DTC requires to modify the payment.

In addition, if the funds allocated to payment of interest distributions on the Class A-4FL or Class A-MFL regular interest are insufficient to make all required interest payments on that regular interest, the amount paid to the swap counterparty will be reduced and interest paid by the swap counterparty under the related swap contract will be reduced, on a dollar-for-dollar basis, by an amount equal to the difference between the amount actually paid to the swap counterparty and the amount that would have been paid if the funds allocated to payment of interest distributions on that regular interest had been sufficient to make all required interest payments on that regular interest. As a result, the holders of the Class A-4FL or Class A-MFL certificates may experience an interest shortfall. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, N.A. solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a ‘‘qualified mortgage’’ for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See ‘‘Transaction Parties—The Mortgage Loan Sellers’’ and ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements— Representations and Warranties; Repurchases’’ in the prospectus.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the ‘‘Prime Rate’’ as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Risks of Limited Liquidity and Market Value

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, through one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market making may be discontinued at any time, and there can be no assurance that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. See ‘‘Risk Factors— Your Ability to Resell Certificates May Be Limited Because of Their Characteristics’’ in the prospectus. Certain certificates may be sold to affiliates of underwriters and underwriters may retain certain certificates for investment purposes.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool or group of mortgage loans, the pool or group will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates (or offered certificates entitled to payments from a particular loan group) is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

Subordination of Subordinate Offered Certificates

As described in this free writing prospectus, unless your certificates are Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FL (through the Class A-4FL regular interest), Class A-SB, Class A-1A or Class X certificates, your right to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier sequential designation.

See ‘‘Description of the Certificates—Distributions’’ and ‘‘Description of the Certificates— Subordination; Allocation of Collateral Support Deficit’’ in this free writing prospectus.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or (ii) subject to a lender’s environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

•	that will be remediated or abated in all material respects by the closing date;

•	for which an escrow or letter of credit for the remediation was established;

•	for which an environmental insurance policy was obtained from a third party insurer;

•	for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

•	for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

•	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

•	as to which the borrower or other responsible party obtained a ‘‘no further action’’ letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such ‘‘no further action’’ or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

At the mortgaged property securing the mortgage loan identified as Loan No. 1 on Annex A-1 to this free writing prospectus, representing approximately 6.5% (7.3%, 0.0%) of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a Phase I, dated July 6, 2007, reported that the mortgaged property was occupied from the early 1960’s until 2003 by a chemical manufacturing and processing facility operated by Allied Chemical Corporation (later Honeywell International) and that these past uses have resulted in releases of volatile organic compounds to soil and groundwater underlying the mortgaged property. Honeywell International is conducting remediation under the oversight of the California Regional Water Quality Control Board, Los Angeles Region. A ‘‘restricted no further action determination’’ for shallow soils was issued by the California Regional Water Quality Control Board, Los Angeles Region, in 2005. The ‘‘restricted no further action determination’’ pertains only to soils ranging in depth from 0 to 10 feet and requires that the portion of the mortgaged property covered by the ‘‘restricted no further action determination’’ may only be used for industrial or commercial uses. Soil vapor, soil at depths greater than 10 feet, and groundwater at the mortgaged property remain impacted with volatile organic compounds. Honeywell International plans to address these conditions through implementation of a soil vapor extraction system, vapor barrier and passive venting system, and groundwater remediation under the continued oversight of the California Regional Water Quality Control Board, Los Angeles Region. There can be no assurance that Honeywell International or any responsible party will complete the required remediation, or that additional investigation or remediation will not be required.

In the case of 1 mortgage loan (identified as Loan No. 99 on Annex A-1 to this free writing prospectus, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (0.2%, 0.0%), the Steelite Building and the Newspaper Holdings Building mortgaged properties securing the mortgage loan are subject to the consent orders and agreement with the Commonwealth of Pennsylvania Department of Environmental Protection (‘‘PDEP’’), dated February 21, 2006 and June 18, 2002 respectively, relating to the remediation of lead-impacted surface soil and pond sediments by non-borrower responsible parties, restricting the use of the mortgaged properties to industrial use and granting access to PDEP to monitor the re-development of the mortgaged properties.

See ‘‘Transaction Parties—The Sponsors’’ and ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Risk Factors—Failure to Comply with Environmental Law May Result in Additional Losses’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Environmental Risks’’ in the prospectus.

Tax Considerations Relating to Foreclosure

If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10.0% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying ‘‘rents from real property’’), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

Risks Associated with One Action Rules

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a ‘‘one action’’ rule could be applicable. In the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See ‘‘Certain Legal Aspects of Mortgage Loans— Foreclosure’’ in the prospectus.

Potential Absence of Attornment Provisions Entails Risks

In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

Property Insurance, Including Terrorism Insurance, May Not Be Sufficient

All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 17.5%, 12.6%, 11.3% and 0.1% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 17.9%, 12.8%, 9.5% and 0.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and approximately 14.2%, 10.9%, 24.8%, and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount, are located in California, Florida, Texas and Louisiana, respectively, and certain of the mortgage loans are located in coastal areas of certain other states. These states and areas have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived, are not required or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.

The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.

The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing ‘‘special’’ form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust fund.

Some of the mortgage loans specifically require terrorism insurance, but this insurance may be required only to the extent it can be obtained for premiums less than or equal to a ‘‘cap’’ amount specified in the related mortgage loan documents, only if it can be purchased at commercially reasonable rates, only with a deductible at a certain threshold and/or other similar conditions.

With respect to 1 mortgage loan (identified as Loan No. 1) on Annex A-1 to this free writing prospectus, representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7.3%, 0.0%), all risk insurance and loss of rents or business income insurance policies required under the mortgage will be required to cover perils of terrorism and acts of terrorism, provided, however, upon the initial expiration and renewal of such policies following the origination date of the related mortgage loan (and each expiration and renewal thereafter), terrorism insurance coverage is only required in an amount equal to the lesser of (i) one hundred fifty percent (150%) of the cost of the first year premium of the all risk hazard policy and (2) two hundred percent (200%) of the cost of the first year stand-alone terrorism policy premium.

With respect to 1 mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1%, 0.0%), terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium not in excess of $175,000.

With respect to 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3.1%, 0.0%), terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium that is not in excess of $150,000, which dollar amount may be adjusted to reflect any increase during the preceding year in the consumer price index.

With respect to 1 mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2.8%, 0.0%), terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium that is not in excess of $75,000.

See ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans’’ in this free writing prospectus for more information regarding the mortgage loans described above.

Other mortgage loans may have similar limitations to those described above that limit the related borrower obligation to obtain terrorism insurance. With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive casualty insurance providing ‘‘special’’ form coverage but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its policy providing ‘‘special’’ form coverage or under a stand-alone policy.

Even if the mortgage loan documents specify that the related borrower must maintain casualty insurance providing ‘‘special’’ form coverage or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, based on inquiry consistent with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the master servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real estate properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance and Use Restrictions May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a ‘‘legal non-conforming use’’ and/or the improvements are considered to be ‘‘legal non-conforming structures.’’ This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be ‘‘legal non-conforming uses’’ or ‘‘legal non-conforming structures.’’ The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See ‘‘Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, sponsors, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

In the case of 1 mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 3.6% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (4.1%, 0.0%), Douglas Jemal, the principal owner of the borrower, and a leasing director of Douglas Development Corporation, the property manager of the mortgaged property and a borrower affiliate, were convicted of one count of wire fraud in October 2006 in the United States District Court for the District of Columbia in connection with the prosecution and guilty plea of a former Washington, D.C. official on bribery charges. Mr. Jemal and his employee were found innocent on related bribery charges. The leasing director and another official of Douglas Development Corporation were found or pled guilty to certain felony personal tax evasion counts in connection with the bribery prosecution. On April 16, 2007, Mr. Jemal was sentenced to 5 years probation and $175,000 fine for wire fraud. There can be no assurance that the foregoing will not have an adverse effect on the mortgage loans, the borrowers or the mortgaged properties.

In the case of 1 mortgage loan (identified as Loan No. 67 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (0.0%, 3.2%), Steven Leoni, a sponsor of the borrower, is currently involved in a foreclosure proceeding by a non-lender bank with respect to a property unrelated to the mortgage loan attributable to construction defects on that property that resulted in unexpected costs and rent loss.

Risks Relating to Book-Entry Registration

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See ‘‘Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment’’ in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are either not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, mortgage loans originated for securitization are generally originated in accordance with the lender’s underwriting guidelines. For more information, see ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus.

Mortgage Electronic Registration Systems (MERS)

The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system.

The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

Other Risks

Hurricanes May Cause Extensive Damage to Coastal Areas.    In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine how long these effects may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

See ‘‘Risk Factors’’ in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

 Description of the Mortgage Pool

General

The trust will consist primarily of 163 fixed rate mortgage loans secured by 179 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $2,504,667,937 as of the Cut-off Date (the ‘‘Initial Pool Balance’’). The ‘‘Cut-off Date’’ is the due date in August 2007 or, with respect to those mortgage loans that have their first due date after August 2007, the origination date of that mortgage loan. All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Initial Pool Balance.

The pool of mortgage loans will be deemed to consist of two loan groups (‘‘Loan Group 1’’ and ‘‘Loan Group 2’’ and, collectively, the ‘‘Loan Groups’’) for the purpose of principal and interest distributions on the Certificates (as described in this free writing prospectus). Loan Group 1 will consist of 129 mortgage loans, representing approximately 88.5% of the Initial Pool Balance (the ‘‘Initial Loan Group 1 Balance’’). Loan Group 2 will consist of 34 mortgage loans, representing approximately 11.5% of the Initial Pool Balance (the ‘‘Initial Loan Group 2 Balance’’). Annex A-1 to this free writing prospectus sets forth the Loan Group designation with respect to each mortgage loan.

The ‘‘Cut-off Date Balance’’ of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the Cut-off Date for such mortgage loan, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-off Date Balances, loan-to-value ratios (‘‘LTV Ratios’’) and debt service coverage ratios (‘‘DSCR’’) with respect to each Whole Loan with one or more Subordinate Companion Loans is calculated without regard to the related Subordinate Companion Loan(s), and with respect to each Whole Loan with one or more Pari Passu Companion Loans, such numbers are calculated including the related Pari Passu Companion Loan(s).

Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus. Whenever percentages are presented in this free writing prospectus in the format (x%, x%), those percentages represent, in order, the approximate percentage the indicated mortgage loans represent as of the Cut-off Date of: (i) the Initial Loan Group 1 Balance and (ii) the Initial Loan Group 2 Balance.

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each Mortgage Loan Seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

Each mortgage loan is evidenced by one or more promissory notes (each, a ‘‘Mortgage Note’’) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a ‘‘Mortgage’’) that creates a first mortgage lien:

(1)    on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

(2)    with respect to 4 mortgaged properties securing mortgage loans (identified as Loan Nos. 30, 121, 124 and 138 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance (1.4%, 0.9%), on a leasehold estate in one or more commercial properties but not on the corresponding fee interest with respect to such properties; and

(3)    with respect to 3 mortgaged properties securing mortgage loans (identified as Loan Nos. 19, 27 and 125 on Annex A-1 to this free writing prospectus), representing approximately 2.5% of the Initial Pool Balance (1.7%, 8.7%), on a fee simple estate in all or a portion of the related property and a leasehold estate in all or the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a ‘‘Mortgaged Property’’).

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Risks’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus.

On or about August 28, 2007 (the ‘‘Closing Date’’), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the ‘‘Depositor’’) will acquire the mortgage loans from JPMorgan Chase Bank, N.A., UBS Real Estate Securities Inc., Nomura Credit & Capital, Inc. and Natixis Real Estate Capital Inc. (collectively, the ‘‘Mortgage Loan Sellers’’) pursuant to four separate mortgage loan purchase agreements (collectively, the ‘‘Purchase Agreements’’), each between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to La Salle Bank National Association, as trustee (in such capacity, the ‘‘Trustee’’), for the benefit of the holders of the Certificates (the ‘‘Certificateholders’’). In addition, on the Closing Date, each of the applicable Mortgage Loan Sellers will be required to remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until a month occurring after September 2007. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

The mortgage loans were originated in the period between October 2006 and August 2007. 54 of the mortgage loans, representing approximately 33.1% of the Initial Pool Balance (34.3%, 23.3%), will not have made any scheduled debt service payments as of the related Cut-off Date.

The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

Additional Debt

General.    Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

Other Secured Subordinate Indebtedness.    As of the Cut-off Date, the applicable Mortgage Loan Sellers have informed us that, in addition to the Companion Loans discussed under ‘‘Description of the Mortgage Pool—The Whole Loans’’ below, they are aware of the following existing or specifically permitted future secured indebtedness with respect to the mortgage loans:

•	In the case of 1 mortgage loan identified as Loan No. 49 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance (0.6%, 0.0%), the borrower may obtain a subordinate loan secured by a lien on the mortgaged property subject to satisfaction of certain conditions including, but not limited to, the following: (i) a loan-to-value ratio not greater than 90% of the outstanding balance of the mortgage loan and the subordinate loan; (ii) a combined minimum debt service coverage ratio of not less than 1.05x of the outstanding balance of the mortgage loan and any additional indebtedness

(including any mezzanine indebtedness and the subordinate indebtedness) as of the last day of the month immediately preceding the funding of any additional indebtedness (including any mezzanine indebtedness and the subordinate indebtedness); (iii) an intercreditor agreement satisfactory to the mortgagee and any applicable rating agencies; and (iv) a rating agency confirmation.

•	In the case of 6 mortgage loans (identified as Loans No. 52, 70, 74, 82, 107 and 113 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance (0.0%, 16.0%), the borrower may obtain a subordinate loan secured by a lien on the mortgaged property subject to satisfaction of certain conditions including, but not limited to, the following: (i) a loan-to-value ratio not greater than 90% of the outstanding balance of the mortgage loan and the subordinate loan; (ii) a combined minimum debt service coverage ratio of not less than 1.07x of the outstanding balance of the mortgage loan and the subordinate loan as of the last day of the month immediately preceding the funding of the subordinate loan; (iii) an intercreditor agreement satisfactory to the mortgagee and any applicable rating agencies; (iv) all principal payments and accrued interest due under the related mortgage loan shall have been paid, including, without limitation, all costs and expenses; and (v) a rating agency confirmation.

Mezzanine Debt.    Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, if a borrower does not meet single-purpose entity criteria, those with ownership interests in the borrower may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, the related Mortgage Loan Seller has informed us that it is aware of the mezzanine indebtedness in the initial principal amount of $18,000,000 with respect to the mortgage loan identified as Loan No. 110 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (0.2%, 0.0%).

The holders of certain of the mezzanine loans may have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses, advances and interest on advances related to, such mortgage loan. The lenders for this mezzanine debt generally are not affiliates of the related mortgage loan borrower. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower subject to the terms of the related intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Class of Certificates or that the holder of the ownership interests is an entity which meets certain financial and other tests under the intercreditor agreement.

With respect to the Mortgage Loans listed in the following chart, the applicable Mortgage Loan Sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio, the combined minimum debt service coverage ratio and the maximum mezzanine debt permitted, as listed in the following chart. The applicable Mortgage Loan Sellers have informed us that equity owners of the borrowers under certain Mortgage Loans are permitted to incur future mezzanine debt, as described in the table below.

Future Mezzanine Debt

Mortgage Loan	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
Plaza El Segundo	6.5%	7.3%	0.0%	80%	1.10x
Sawgrass Mills Mall	6.0%	6.8%	0.0%	85%	1.05x
111 Massachusetts Avenue	3.6%	4.1%	0.0%	85%	1.05x
Hard Rock Hotel - Chicago	2.8%	3.1%	0.0%	85%	1.15x
Summit Mall	2.6%	2.9%	0.0%	80%	1.05x
Marriott Overland Park	2.0%	2.2%	0.0%	85%	1.25x
St. Joe – Windward Plaza	1.9%	2.1%	0.0%	85%	1.10x
St. Joe – 150 W. Main	1.9%	2.1%	0.0%	85%	1.10x
Liberty Plaza	1.7%	1.9%	0.0%	85%	1.05x
Valle Vista Mall	1.6%	1.8%	0.0%	80%	1.05x
Comfort Inn – San Diego Zoo	1.3%	1.5%	0.0%	75%	1.20x
Hilton Fort Lee	1.3%	1.5%	0.0%	80%	1.35x
Bentley Mall	1.2%	1.3%	0.0%	90%	1.05x
St. Joe – Millenia Park One	1.1%	1.3%	0.0%	85%	1.10x
Camelot Buckhead Apartments	0.9%	0.0%	8.3%	90%	1.10x
1140 19th Street Northwest	0.8%	0.9%	0.0%	80%	1.20x
Market Square	0.8%	0.9%	0.0%	90%	1.07x
St. Joe – Southhall Center	0.7%	0.8%	0.0%	85%	1.10x
Camelot on Sweetwater Apartments	0.7%	0.0%	6.0%	90%	1.10x
1450 Infinite Drive	0.7%	0.7%	0.0%	75%	1.12x
1146 19th Street Northwest	0.5%	0.6%	0.0%	80%	1.15x
Broome Street Apartments	0.5%	0.6%	0.0%	90%	1.05x
Kennerly Medical Office	0.5%	0.6%	0.0%	80%	1.15x
Bayside Retail Center	0.5%	0.6%	0.0%	90%	1.05x
St. Joe – Beckrich	0.5%	0.6%	0.0%	85%	1.10x
St. Joe – Southwood One	0.5%	0.5%	0.0%	85%	1.10x
Willow Oaks Apartments	0.3%	0.4%	0.0%	85%	1.10x
CVS Haverhill	0.3%	0.3%	0.0%	90%	1.00x
Shop ’N Save – St. Louis	0.2%	0.3%	0.0%	90%	1.00x
Owego Fairgrounds	0.2%	0.2%	0.0%	80%	1.20x
National Cup Building	0.2%	0.2%	0.0%	60%	1.40x
CVS Douglasville	0.2%	0.2%	0.0%	90%	1.00x
Walgreens – Johnson City	0.2%	0.2%	0.0%	90%	1.00x
All Storage Self Storage Facility	0.2%	0.2%	0.0%	80%	1.10x

Unsecured Subordinate Indebtedness.    The applicable Mortgage Loan Seller is aware of the following existing or permitted unsecured debt with respect to each mortgage loan:

•	In the case of 1 mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance (3.1%, 0.0%), the related borrower is permitted to obtain future unsecured subordinate debt from its partners in an amount not to exceed 2% principal amount of the related mortgage loan provided that the proceeds of such loans are used for the operation or improvement of the Mortgaged Property.

•	In the case of 6 mortgage loans (identified as Loan Nos. 52, 70, 74, 82, 107 and 113 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance (0.0%, 16.0%), the related borrowers are permitted to obtain future unsecured debt from its members in an amount not to exceed the greater of $100,000 or 3 times the monthly interest due in connection with the related mortgage loan.

•	In the case of 1 mortgage loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (0.9%, 0.0%),the related borrower is permitted to obtain future unsecured subordinate debt from its members.

•	In the case of 1 mortgage loan (identified as Loan No. 112 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (0.0%, 1.5%), the related borrower is permitted to obtain future unsecured subordinate debt from its members and affiliates in an amount up to $200,000 to fund expenses related to the mortgaged property.

•	In the case of 6 mortgage loans (identified as Loan Nos. 12, 13, 26, 38, 55 and 57 on Annex A-1 to this free writing prospectus), representing approximately 1.9%, 1.9%, 1.1%, 0.7%, 0.5% and 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 2.1%, 2.1%, 1.3%, 0.8%, 0.6% and 0.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the indirect interest in the borrowers and the excess cash flow distributions (after debt service and property expenses) received from the Mortgaged Properties securing the mortgage loans have been pledged to additionally secure other mortgage financing made to affiliates of the related borrowers.

•	In the case of 1 mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 1.0% of the Initial Pool Balance (0.0%, 8.7%), one of the related co-borrowers (the fee owner) may obtain unsecured loans in the aggregate principal amount of $2,100,000 from its partners, of which approximately $2,085,805 is currently outstanding. That co-borrower is also permitted to obtain, with the lender’s consent, unsecured debt in an amount equal to the difference between $2,100,000 and the then outstanding aggregate principal balance of those loans described in the preceding sentence; provided that at any time the total outstanding principal balance of unsecured debt does not exceed $2,100,000. Such unsecured debt is subject to a subordination and standstill agreement in favor of the mortgagee.

•	In the case of 1 mortgage loan (identified as Loan No. 116 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the Initial Pool Balance (0.2%, 0.0%), the related loan documents permit the related borrowers to incur unsecured subordinated debt in the aggregate amount not to exceed 80% of the value of the mortgaged property provided that (i) no default or event of default exists or is continuing; (ii) the unsecured lender enters into an intercreditor agreement with the lender; (iii) the terms of the unsecured debt are less restrictive than the terms of the mortgage loan.

In addition to the provisions noted above, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

Certain risks relating to additional debt are described in ‘‘Risk Factors—Ability to Incur Other Borrowings Entails Risk’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the prospectus.

The Whole Loans

One mortgage loan (the ‘‘Sawgrass Mills Mall Loan’’) (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 6.0% of the Initial Pool Balance (6.8%, 0.0%), is part of a split loan structure with (i) multiple pari passu companion loans (the

‘‘Sawgrass Mills Mall Pari Passu Companion Loans’’), which are pari passu with the Sawgrass Mills Mall Loan and are not included in the trust, and (ii) multiple subordinate companion loans (the ‘‘Sawgrass Mills Mall Subordinate Companion Loans’’ and together with the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, the ‘‘Sawgrass Mills Mall Whole Loan’’), which are subordinate in right of payment to the Sawgrass Mills Mall Loan and Sawgrass Mills Mall Pari Passu Companion Loans and are not included in the trust.

16 mortgage loans (the ‘‘Pari Passu Mortgage Loans’’) (identified as Loan Nos. 2, 6, 143, 145, 146, 148, 149, 150, 151, 152, 153, 155, 156, 157, 159 and 161 on Annex A-1 to this free writing prospectus), representing approximately 9.6% of the Initial Pool Balance (10.8%, 0.0%), are each part of a split loan structure with one or more related pari passu companion loans (such pari passu companion loans, together with the related Pari Passu Mortgage Loan, a ‘‘Pari Passu Whole Loan’’), which are pari passu with the related Pari Passu Mortgage Loan and are not included in the trust. Each of the pari passu companion loans relating to the Pari Passu Mortgage Loans and the Sawgrass Mills Mall Pari Passu Companion Loans is referred to in this free writing prospectus as a ‘‘Pari Passu Companion Loan.’’

In addition to the Sawgrass Mills Loan, 4 mortgage loans (each, an ‘‘AB Mortgage Loan’’) (identified as Loan Nos. 1, 5, 30 and 32 on Annex A-1 to this free writing prospectus), representing approximately 11.0% of the Initial Pool Balance (12.4%, 0.0%), are each one or more senior loans in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the ‘‘AB Subordinate Companion Loan’’ and, together with the related AB Mortgage Loan, an ‘‘AB Whole Loan’’). No AB Subordinate Companion Loan is an asset of the trust. Each such AB Whole Loan is evidenced by one or more separate senior notes and a subordinate note, all of which are secured by a single mortgage instrument on the related Mortgaged Property. Each of the AB Subordinate Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans is referred to in this free writing prospectus as a ‘‘Subordinate Companion Loan.’’

Whole Loans Summary

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Principal Balance	% of Initial Pool Balance	% of Initial Loan Group 1 or 2 Balance	Pari Passu Companion Loan Original Balance	AB Subordinate Companion Original Loan Balance		Mortgage Loan DSCR	Combined DSCR	Mortgage Loan Cut-off Date LTV	Combined Cut-off Date LTV
1	Plaza El Segundo	$162,000,000	6.5%	7.3%	$0	$13,000,000		1.30x	1.18x	78.6%	85.0%
2	Sawgrass Mills Mall	$150,000,000	6.0%	6.8%	$670,000,000	$30,000,000		1.20x	1.16x	80.0%	82.9%
5	Ten Penn Center	$69,000,000	2.8%	3.1%	$0	$0	(1)	1.60x	1.60x	62.7%	62.7%
6	Carespring Portfolio	$68,310,000	2.7%	3.1%	$34,155,000	$0		2.75x	2.75x	60.7%	60.7%
30	Hotel Pacific	$23,500,000	0.9%	1.1%	$0	$2,000,000		1.25x	1.09x	77.8%	84.4%
32	Cassford Corporate Park	$21,560,000	0.9%	1.0%	$0	$940,000		1.16x	1.07x	80.0%	83.5%
143	Logan Portfolio- Beavercreek, OH	$1,915,000	0.1%	0.1%	$1,915,000	$0		1.18x	1.18x	77.1%	77.1%
145	Logan Portfolio- Decatur, AL	$1,755,000	0.1%	0.1%	$1,755,000	$0		1.18x	1.18x	77.1%	77.1%
146	Logan Portfolio- Huntsville, AL	$1,750,000	0.1%	0.1%	$1,750,000	$0		1.18x	1.18x	77.1%	77.1%
148	Logan Portfolio- Flowood, MS	$1,655,000	0.1%	0.1%	$1,655,000	$0		1.18x	1.18x	77.1%	77.1%
149	Logan Portfolio- Bowling Green, KY	$1,630,000	0.1%	0.1%	$1,630,000	$0		1.18x	1.18x	77.1%	77.1%
150	Logan Portfolio- Savannah, GA	$1,555,000	0.1%	0.1%	$1,555,000	$0		1.18x	1.18x	77.1%	77.1%
151	Logan Portfolio- Murfreesboro, TN	$1,545,000	0.1%	0.1%	$1,545,000	$0		1.18x	1.18x	77.1%	77.1%
152	Logan Portfolio-West Monroe, LA	$1,540,000	0.1%	0.1%	$1,540,000	$0		1.18x	1.18x	77.1%	77.1%
153	Logan Portfolio- Gallatin, TN	$1,475,000	0.1%	0.1%	$1,475,000	$0		1.18x	1.18x	77.1%	77.1%
155	Logan Portfolio- Canton, MI	$1,365,000	0.1%	0.1%	$1,365,000	$0		1.18x	1.18x	77.1%	77.1%
156	Logan Portfolio-Ft. Oglethorpe, GA	$1,305,000	0.1%	0.1%	$1,305,000	$0		1.18x	1.18x	77.1%	77.1%
157	Logan Portfolio- Oxford, AL	$1,280,000	0.1%	0.1%	$1,280,000	$0		1.18x	1.18x	77.1%	77.1%
159	Logan Portfolio- Evansville, IN	$1,245,000	0.0%	0.1%	$1,245,000	$0		1.18x	1.18x	77.1%	77.1%
161	Logan Portfolio- Austin, TX	$1,165,000	0.0%	0.1%	$1,165,000	$0		1.18x	1.18x	77.1%	77.1%

(1)	The Ten Penn Center subordinate note evidences repayment of future advances that may be made by the holder of that note in a maximum aggregate amount of up to $18,500,000 (referred to in this free writing prospectus as the Ten Penn Center subordinate companion loan). The obligations of the holder of the Ten Penn Center subordinate companion loan to make those future advances is subject to certain conditions, and no funds have yet been advanced. The Ten Penn Center subordinate companion loan, when funded, will bear an interest rate equal to LIBOR plus 2.25.

Each of the Subordinate Companion Loans and Pari Passu Companion Loans are referred to as a ‘‘Companion Loan’’ in this free writing prospectus. Each of the Sawgrass Mills Mall Whole Loan, Pari Passu Whole Loans and AB Whole Loans are referred to in this free writing prospectus as a ‘‘Whole Loan.’’

The table above sets forth for each of the Whole Loans both the DSCR and LTV Ratios taking into account any related Pari Passu Companion Loan but without taking into account the related Subordinate Companion Loans and the combined DSCR and LTV Ratios taking into account the related Subordinate Companion Loan, as applicable.

The Sawgrass Mills Mall Whole Loan

The Sawgrass Mills Mall Loan.    The Sawgrass Mills Mall Loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 6.0% of the Initial Pool

Balance (6.8%, 0.0%), is part of a split loan structure comprised of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Sawgrass Mills Mall Mortgaged Property’’). Only the Sawgrass Mills Mall Loan, which is evidenced by multiple notes, is included in the Trust Fund. The Sawgrass Mills Mall Pari Passu Companion Loans, which are evidenced by the multiple notes, having an aggregate principal balance as of the cut-off date of $670,000,000, and are not included in the Trust Fund. The Sawgrass Mills Mall Pari Passu Companion Loans are expected to be deposited into one or more future securitizations. The Sawgrass Mills Mall Pari Passu Subordinate Companion Loans, which are evidenced by multiple notes, having an aggregate principal balance as of the cut-off date of $30,000,000 and are not included in the Trust Fund. The Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans are secured by a single mortgage instrument on the related Mortgaged Property. The Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and Sawgrass Mills Mall Subordinate Companion Loans are collectively referred to in this free writing prospectus as the ‘‘Sawgrass Mills Mall Whole Loan.’’

The Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans are subject to an intercreditor agreement that sets forth the respective rights of the Sawgrass Mills Mall Senior Noteholders and the Sawgrass Mills Mall Subordinate Noteholders (the ‘‘Sawgrass Mills Mall Intercreditor Agreement’’). Pursuant to the terms of the Sawgrass Mills Mall Intercreditor Agreement, the Sawgrass Mills Mall Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement. The Sawgrass Mills Mall Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Sawgrass Mills Mall Whole Loan will be allocated first, to the holders of the Sawgrass Mills Mall Subordinate Companion Loans, on a pro rata basis, and thereafter, to the Sawgrass Mills Mall Senior Noteholders, pro rata and pari passu. The holders of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans are referred to in this free writing prospectus as the ‘‘Sawgrass Mills Mall Senior Noteholders’’, and the holders of the Sawgrass Mills Mall Subordinate Companion Loans are referred to in this free writing prospectus as the ‘‘Sawgrass Mills Mall Subordinate Noteholders’’.

As described under ‘‘Servicing of the Mortgage Loans—Directing Certificateholder’’ in this free writing prospectus, prior to a Sawgrass Mills Mall Control Appraisal Event, a majority of the holders of the Sawgrass Mills Mall Subordinate Companion Loans by the principal balance will have the right to consult with and advise the Special Servicer; following the occurrence and during the continuance of a Sawgrass Mills Mall Control Appraisal Event, the Directing Certificateholder will have such rights. A ‘‘Sawgrass Mills Mall Control Appraisal Event’’ will exist if, and for so long as, the initial principal balance of the Sawgrass Mills Mall Subordinate Companion (minus the sum of (i) any principal payments (whether as scheduled amortization, principal prepayments or otherwise) allocated to, and received on, the Sawgrass Mills Mall Subordinate Companion Loans after the cut-off date, (ii) any Appraisal Reduction allocated to the Sawgrass Mills Mall Subordinate Companion Loans and (iii) realized losses allocated to the Sawgrass Mills Mall Subordinate Companion Loans) is less than 25% of its initial principal balance (minus the sum of any principal payments whether as scheduled amortization, principal prepayments or otherwise received on, the Sawgrass Mills Mall Subordinate Companion Loans after the cut-off date).

For purposes of the information presented in this free writing prospectus with respect to the Sawgrass Mills Mall Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans but not the indebtedness evidenced by the Sawgrass Mills Mall Subordinate Companion Loans.

Servicing.    The Sawgrass Mills Mall Intercreditor Agreement generally provides that the Sawgrass Mills Mall Whole Loan will be serviced by the Master Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement. Midland Loan Services, L.P. will act as the primary servicer for the Sawgrass Mills Mall Whole Loan.

Distributions.    Under the terms of the Sawgrass Mills Mall Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Mall Whole Loan (or, if such a default has occurred, but the Sawgrass Mills Mall Subordinate Noteholders have cured such a default) after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Sawgrass Mills Mall Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

Second, scheduled and unscheduled principal payments in respect of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will be paid to each of the holders of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata;

Third, any Yield Maintenance Charges will be paid to each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, respectively;

Fourth, the holders of the Sawgrass Mills Mall Subordinate Companion Loans will receive accrued and unpaid interest on the outstanding principal balance at the applicable interest rate, pro rata;

Fifth, scheduled and unscheduled principal payments in respect of the Sawgrass Mills Mall Subordinate Companion Loans will be paid to the holders of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata;

Sixth, any Yield Maintenance Charges will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata, in the amount actually received in respect of the Sawgrass Mills Mall Subordinate Companion Loans;

Seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) will be paid to each of the holders of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, on a pro rata basis in accordance with the respective principal balance of each loan, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans;

Eighth, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) will be paid to the holders of the Sawgrass Mills Mall Subordinate Companion Loans, on a pro rata basis in accordance with the respective principal balance of each loan, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans; and

Ninth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through eighth above, such amount will be paid to each of the holders of the Sawgrass Mills Mall Loan, the Sawgrass Mills Mall Pari Passu Companion Loans and the Sawgrass Mills Mall Subordinate Companion Loans on a pro rata basis in accordance with the respective initial principal balance of each loan.

Notwithstanding the foregoing clauses first through ninth, in the event that one or more Sawgrass Mills Mall Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Mall Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Mall Subordinate Noteholder, pro rata, based on the amount of such outstanding cure payments, to reimburse it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Mall Senior Noteholders under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Sawgrass Mills Mall Intercreditor Agreement.

Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Sawgrass Mills Mall Whole Loan (unless the Sawgrass Mills Mall Subordinate Noteholders have cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Sawgrass Mills Mall Whole Loan (other than Yield Maintenance Charges, the entitlement to which will be determined in accordance with the following paragraph and other than the amounts received from the guarantor under the payment guaranty relating to the Sawgrass Mills Mall Whole Loan) will generally be applied in the following manner, in each case to the extent of available funds:

First, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

Second, each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance, until the principal balance has been paid in full;

Third, if the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Mall Whole Loan or the Sawgrass Mills Mall Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through second and, as a result of a workout, the principal balances of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans have been reduced, such excess amount will first be paid to the holder of the Sawgrass Mills Mall Loan and each holder of the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, in an amount up to the reduction, if any, of their respective principal balances as a result of such workout;

Fourth, any Yield Maintenance Charge that is allocable to the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, to the extent actually paid by the borrower, will be paid first to the holder of the Sawgrass Mills Mall Loan and each holder of the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata;

Fifth, any default interest in excess of the interest paid in accordance with clauses first above, will be paid first to each holder of the Sawgrass Mills Mall Loan and the Sawgrass Mills Mall Pari Passu Companion Loans, pro rata, and then to the holders of the Sawgrass Mills Mall Subordinate Companion Loans, based on the total amount of default interest then owing to each such party, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement or the servicers of the Sawgrass Mills Mall Pari Passu Companion Loans;

Sixth, the holders of the Sawgrass Mills Mall Subordinate Companion Loans will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

Seventh, the holders of the Sawgrass Mills Mall Subordinate Companion Loans will receive, pro rata, based on the principal balance of each such loan, an amount up to its principal balance that remains outstanding;

Eighth, any Yield Maintenance Charge that is allocable to the Sawgrass Mills Mall Subordinate Companion Loans, to the extent actually paid by the borrower, will be paid to each holder of the Sawgrass Mills Mall Subordinate Companion Loans, pro rata; and

Ninth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through eighth or the proceeds of any foreclosure sale or any liquidation of the Sawgrass Mills Mall Whole Loan or the Sawgrass Mills Mall Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, such amount will generally be paid, pro rata, first to the holders of the Sawgrass Mills Mall Loan and Sawgrass Mills Mall Pari Passu Companion Loans (on a pro rata basis) on the one hand, and then to the holders of the Sawgrass Mills Mall Subordinate Companion Loans on the other hand, in accordance with the respective initial principal balance of each loan.

Notwithstanding the foregoing clauses first through ninth, in the event that one or more Sawgrass Mills Mall Subordinate Noteholders has previously made a cure payment pursuant to the Sawgrass Mills Mall Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to each applicable Sawgrass Mills Mall Subordinate Noteholder, pro rata, based on the amount of such outstanding cure payments, to reimburse it for such cure payment, so long as no amounts would be payable at such time to the Sawgrass Mills Mall Senior Noteholders under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Sawgrass Mills Mall Intercreditor Agreement.

Consent Rights of Certain Sawgrass Mills Mall Subordinate Noteholders.    So long as no Sawgrass Mills Mall Control Appraisal Event has occurred, a majority of the holders of the Sawgrass Mills Mall Subordinate Companion Loans, by certificate principal balance, will have the rights and powers of the Directing Certificateholder set forth under ‘‘The Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus. If the Sawgrass Mills Mall Control Appraisal has occurred, the Directing Certificateholder will have those rights and powers.

Termination of Special Servicer.    With respect to the Sawgrass Mills Mall Whole Loan, the Directing Certificateholder will be entitled to terminate the Special Servicer with respect to the special servicing of the Sawgrass Mills Mall Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Sawgrass Mills Mall Intercreditor Agreement. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the rating agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates or any certificates backed by the Sawgrass Mills Mall Pari Passu Companion Loans.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Sawgrass Mills Mall Whole Loan, resulting in a monetary event of default, or in the event of a non-monetary event of default under the related mortgage loan documents, the Sawgrass Mills Mall Subordinate Noteholders will have the right to cure such monetary event of default subject to certain limitations set forth in the Sawgrass Mills Mall Intercreditor Agreement.

Purchase Option.    In the event that the Sawgrass Mills Mall Loan is delinquent at least 60 days in respect of its scheduled monthly debt service payments, or more than 30 days delinquent in respect of its balloon payment, the Sawgrass Mills Mall Subordinate Noteholders will have an option (the ‘‘Sawgrass Mills Mall Purchase Option’’) to purchase the Sawgrass Mills Mall Loan from the trust fund at a price generally equal to the unpaid principal balance of the Sawgrass Mills Mall Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (and all related Servicing Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Sawgrass Mills Mall Loan whether paid or unpaid and any other additional trust fund expenses relating to the Sawgrass Mills Mall Whole Loan. In order to exercise the Sawgrass Mills Mall Purchase Option, the Sawgrass Mills Mall Subordinate Noteholders will also be required to purchase the Sawgrass Mills Mall Pari Passu Companion Loans for a similar price.

Pari Passu Whole Loans

The Carespring Portfolio Whole Loan

The Carespring Portfolio Loan.    One mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus) (the ‘‘Carespring Portfolio Loan’’), representing approximately 2.7% of the Initial Pool Balance (3.1%, 0.0%), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Carespring Portfolio Mortgaged Property’’). The Carespring Portfolio Loan is comprised of two of those three mortgage loans, which are pari passu with each other and are evidenced by promissory note A-2 and promissory note A-3, respectively. The mortgage loan evidenced by promissory note A-1 (with an outstanding principal balance as of the Cut-off Date of $34,155,000 is referred to in this free writing prospectus as a ‘‘Carespring Portfolio A-1 Pari Passu Companion Loan.’’ The Carespring Portfolio Pari Passu Companion Loan is not included in the trust. Only the Carespring Portfolio Loan is included in the trust. The Carespring Portfolio Loan and the Carespring Portfolio Pari Passu Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Carespring Portfolio Whole Loan.’’ The notes evidencing the Carespring Portfolio Whole Loan are collectively referred to in this free writing prospectus as the ‘‘Carespring Portfolio Notes.’’

The Carespring Portfolio Pari Passu Companion Loan is included in the trust established in connection with the issuance of the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP11, Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11 (the ‘‘JPMCC 2007-LDP11 Securitization’’).

For purposes of the information presented in this free writing prospectus with respect to the Carespring Portfolio Loan, the debt service coverage ratio and the loan-to-value ratio reflect the aggregate indebtedness evidenced by the Carespring Portfolio Loan and the Carespring Portfolio Pari Passu Companion Loan.

Distributions.    Pursuant to the Carespring Portfolio Intercreditor Agreement, all payments, proceeds and other recoveries on or in respect of the Carespring Portfolio Loan and/or the Carespring Portfolio Pari Passu Companion Loan (in each case, subject to the rights of the JPMCC 2007-LDP11 Master Servicer, the JPMCC 2007-LDP11 Special Servicer and the JPMCC 2007-LDP11 Trustee under the JPMCC 2007-LDP11 Pooling and Servicing Agreement (and the rights of the master servicer and the Trustee under the Pooling and Servicing Agreement) to payments and reimbursements pursuant to and in accordance with the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement) will be applied to the Carespring Portfolio Loan and the Carespring Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances.

Servicing.    The holders of the Carespring Portfolio Notes (the ‘‘Carespring Portfolio Noteholders’’) have entered into an intercreditor agreement that sets forth the respective rights of each Carespring Portfolio Noteholder (the ‘‘Carespring Portfolio Intercreditor Agreement’’). The trust fund relating to the JPMCC 2007-LDP11 Securitization (the ‘‘JPMCC 2007-LDP11 Trust Fund’’) is the holder of the Carespring Portfolio A-1 Pari Passu Companion Loan. Pursuant to the terms of the Carespring Portfolio Intercreditor Agreement, the Carespring Portfolio Whole Loan is being serviced and administered pursuant to the pooling and servicing agreement (the ‘‘JPMCC 2007-LDP11 Pooling and Servicing Agreement’’) entered into by and among J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, Wachovia Bank, National Association, as the master servicer (the ‘‘JPMCC 2007-LDP11 Master Servicer’’), CWCapital Asset Management LLC, as the special servicer (the ‘‘JPMCC 2007-LDP11 Special Servicer’’) and LaSalle Bank National Association, as the trustee (the ‘‘JPMCC 2007-LDP11 Trustee’’), in connection with the JPMCC 2007-LDP11 Securitization. The Carespring Portfolio Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Carespring Portfolio Whole Loan will be allocated, on a pro rata and pari passu basis, to the Carespring Portfolio Noteholders.

Although many pooling and servicing agreements relating to rated commercial mortgage-backed securities contain customary provisions regarding servicing, the servicing arrangements under the JPMCC 2007-LDP11 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the JPMCC 2007-LDP11 Master Servicer, the JPMCC 2007-LDP11 Special Servicer or the JPMCC 2007-LDP11 Trustee or (b) make servicing advances with respect to the Carespring Portfolio Loan.

The JPMCC 2007-LDP11 Master Servicer is obligated to make servicing advances with respect to the Carespring Portfolio Whole Loan pursuant to the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement. If the JPMCC 2007-LDP11 Master Servicer makes a servicing advance with respect to the Carespring Portfolio Whole Loan, it will be entitled to be reimbursed from the Carespring Portfolio Loan and the Carespring Portfolio Pari Passu Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and if such servicing advance has been determined to be nonrecoverable, then from general collections on all mortgage loans included in the JPMCC 2007-LDP11 Trust Fund and general collections on all Mortgage Loans included in the Trust Fund, in each case, on a pro rata basis (based on each such loan’s outstanding principal balance).

The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Carespring Portfolio Loan is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer. The Master Servicer (or the Trustee, if applicable) will be required to make P&I Advances with respect to the Carespring Portfolio Loan, unless the Master Servicer, after receiving the necessary information from the JPMCC 2007-LDP11 Master Servicer or Special Servicer has determined that such P&I Advance would not be recoverable from collections on the Carespring Portfolio Loan.

The JPMCC 2007-LDP11 Master Servicer or JPMCC 2007-LDP11 Special Servicer will need to obtain the consent of the directing certificateholder under the JPMCC 2007-LDP11 Pooling and Servicing Agreement (the ‘‘JPMCC 2007-LDP11 Directing Certificateholder’’), with respect to certain servicing actions set forth below (provided that generally a failure by the JPMCC 2007-LDP11 Directing Certificateholder to approve or disapprove any proposed action within 30 days (or such shorter time frame as is provided for in the related loan documents will have the effect of a deemed consent). Additionally, the holder of any Carespring Portfolio Note will have the right to consult with the JPMCC 2007-LDP11 Master Servicer or JPMCC 2007-LDP11 Special Servicer with respect to the servicing actions set forth below:

(1)    any proposed or actual foreclosure upon or comparable conversion of the ownership of the Carespring Portfolio Mortgaged Property;

(2)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term of the Carespring Portfolio Whole Loan or material modification or waiver of any terms of the Carespring Portfolio Whole Loan relating to the nature or amount of required insurance coverage;

(3)    any sale of the Carespring Portfolio Whole Loan or related REO Property for less than the outstanding principal balance of the Carespring Portfolio Whole Loan plus all accrued and unpaid interest thereon;

(4)    any determination to bring an REO Property related to the Carespring Portfolio Whole Loan into compliance with applicable environmental laws or to address hazardous materials located at a related REO Property;

(5)    any release of collateral or any acceptance of substitute or additional collateral for the Carespring Portfolio Whole Loan (other than pursuant to the specific terms of the loan documents);

(6)    any waiver of a ‘‘due-on-sale’’ clause or ‘‘due-on-encumbrance’’ clause with respect to the Carespring Portfolio Whole Loan or a transfer of the Carespring Portfolio Mortgaged Property or interests in the related borrower (other than pursuant to the specific terms of the loan documents);

(7)    any property management changes with respect to the Carespring Portfolio Whole Loan as to which lender is required to consent or approve under the loan documents;

(8)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves with respect to the Carespring Portfolio Whole Loan, in an amount greater than or equal to $1,500,000 (other than those required pursuant to the specific terms of the loan documents);

(9)    any acceptance of an assumption agreement releasing the borrower from liability under the Carespring Portfolio Whole Loan (other than pursuant to the specific terms of the loan documents);

(10)    any approval of a material capital expenditure (if lender’s approval is required under the Carespring Portfolio Whole Loan); and

(11)    any adoption or approval of a plan in bankruptcy of the borrower under the Carespring Portfolio Whole Loan.

Notwithstanding the above, no advice, direction or objection from or by the JPMCC 2007-LDP11 Directing Certificateholder may (and the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer, as applicable, to violate any provision of the Carespring Portfolio Intercreditor Agreement or the JPMCC 2007-LDP11 Pooling and Servicing Agreement (including the JPMCC 2007-LDP11 Master Servicer’s and JPMCC 2007-LDP11 Special Servicer’s obligation to act in accordance with the servicing standards set forth in the JPMCC 2007-LDP11 Pooling and Servicing Agreement, the related loan documents or applicable law) or result in an adverse REMIC event or an adverse grantor trust event.

If a servicing event of default with respect to the JPMCC 2007-LDP11 Master Servicer under the JPMCC 2007-LDP11 Pooling and Servicing Agreement has occurred and remains unremedied that materially and adversely affects the holder of the Carespring Portfolio Loan, the holder of the Carespring Portfolio Loan will have the right to require the JPMCC 2007-LDP11 Master Servicer to appoint a sub-servicer solely with respect to the Carespring Portfolio Whole Loan, subject to confirmation by the rating agencies that such appointment will not cause the downgrade, qualification or withdrawal of the ratings on any securities backed by the Carespring Portfolio Loan or the Carespring Portfolio Pari Passu Companion Loan.

Sale of Defaulted Mortgage Loan.    Under the JPMCC 2007-LDP11 Pooling and Servicing Agreement, if the Carespring Portfolio Pari Passu Loan is subject to a fair value purchase option, the JPMCC 2007-LDP11 Special Servicer will be required to determine the purchase price for the Carespring Portfolio Loan and the Carespring Portfolio Pari Passu Companion Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus will have an option to purchase the Carespring Portfolio Loan and the holder of the Carespring Portfolio Pari Passu Companion Loan (or its designees) will have an option to purchase the Carespring Portfolio Pari Passu Companion Loan, at the purchase price determined by the JPMCC 2007-LDP11 Special Servicer under the JPMCC 2007-LDP11 Pooling and Servicing Agreement.

The Logan Portfolio Whole Loans

The Logan Portfolio Loans.    Each of the 14 mortgage loans (identified as Loan Nos. 143, 145, 146, 148, 149, 150, 151, 152, 153, 155, 156, 157, 159 and 161 on Annex A-1 to this free writing prospectus) (the ‘‘Logan Portfolio Loans’’ and, together with the Carespring Portfolio Loan, the ‘‘Non-Serviced Mortgage Loans’’) is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same respective underlying Mortgaged Property (each, a ‘‘Logan Portfolio Mortgaged Property’’ and collectively,

‘‘Logan Portfolio Mortgaged Properties’’). Each Logan Portfolio Loan is evidenced by promissory note A-2. Each mortgage loan evidenced by promissory note A-1 (with an outstanding principal balance as of the Cut-off Date reflected on the chart titled ‘‘Whole Loans Summary’’ above) is referred to in this free writing prospectus as a ‘‘Logan Portfolio Pari Passu Companion Loan’’ and collectively, the ‘‘Logan Portfolio Pari Passu Companion Loans.’’ The Logan Portfolio Pari Passu Companion Loans are not included in the trust. Only the Logan Portfolio Loans are included in the trust. Each of Logan Portfolio Loans and the related Logan Portfolio Pari Passu Companion Loan are each collectively referred to in this free writing prospectus as a ‘‘Logan Portfolio Whole Loan.’’ Each Logan Portfolio Whole Loan and the Carespring Portfolio Whole Loan are collectively referred to in this free writing prospectus as the ‘‘Non-Serviced Whole Loans.’’    The notes evidencing each of the Logan Portfolio Whole Loans are collectively referred to in this free writing prospectus as the ‘‘Logan Portfolio Notes.’’

Each of the Logan Portfolio Pari Passu Companion Loans is included in the JPMCC 2007-LDP11 Trust Fund.

For purposes of the information presented in this free writing prospectus with respect to each of the Logan Portfolio Loans, the debt service coverage ratios and the loan-to-value ratios reflect the aggregate indebtedness evidenced by such Logan Portfolio Loan and the respective Logan Portfolio Pari Passu Companion Loan.

Distributions.    The Intercreditor Agreement relating to each Logan Portfolio Whole Loan (each, a ‘‘Logan Portfolio Intercreditor Agreement’’) provides that the related Logan Portfolio Pari Passu Companion Loan will be always pari passu in right of payment with the related Logan Portfolio Loan. Under the terms of each Logan Portfolio Intercreditor Agreement, any payment whether principal or interest or prepayment under the related Logan Portfolio Notes, or proceeds relating to the respective Logan Portfolio Mortgaged Property (in each case, subject to the rights of the JPMCC 2007-LDP11 Master Servicer, the JPMCC 2007-LDP11 Special Servicer, the depositor of the JPMCC 2007-LDP11 Trust Fund, the JPMCC 2007-LDP11 Trustee and any related sub-servicer to payments and reimbursements pursuant to and in accordance with the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement) will be applied to the related Logan Portfolio Loan and the related Logan Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances. Any expenses, losses and shortfalls relating to the related Logan Portfolio Whole Loan will be also allocated, on a pro rata and pari passu basis, to the holder of the related Logan Portfolio Pari Passu Companion Loan.

Servicing.    Each Logan Portfolio Intercreditor Agreement generally provides that the related Logan Portfolio Whole Loan will be serviced and administered pursuant to the JPMCC 2007-LDP11 Pooling and Servicing Agreement by the JPMCC 2007-LDP11 Master Servicer and the JPMCC 2007-LDP11 Special Servicer, as applicable, according to the servicing standards under the JPMCC 2007-LDP11 Pooling and Servicing Agreement. Under each Logan Portfolio Intercreditor Agreement, the JPMCC 2007-LDP11 Directing Certificateholder will have the right to consult with and advise the JPMCC 2007-LDP11 Master Servicer and the JPMCC 2007-LDP11 Special Servicer with respect to certain actions relating to the related Logan Portfolio Whole Loan but the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer, as applicable, will be required to consult, on a non-binding basis, with the Directing Certificateholder with respect to such actions.

Although many pooling and servicing agreements relating to rated commercial mortgage-backed securities contain customary provisions regarding servicing, the servicing arrangements under the JPMCC 2007-LDP11 Pooling and Servicing Agreement differ in certain respects to the servicing arrangements under the Pooling and Servicing Agreement. The Master Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the JPMCC 2007-LDP11 Master Servicer, the JPMCC 2007-LDP11 Special Servicer or the JPMCC 2007-LDP11 Trustee or (b) make servicing advances with respect to the Logan Portfolio Loans.

The JPMCC 2007-LDP11 Master Servicer is obligated to make servicing advances with respect to the Logan Portfolio Whole Loans. If the JPMCC 2007-LDP11 Master Servicer makes a servicing advance with respect to any Logan Portfolio Whole Loans, it will be entitled to be reimbursed from the respective Logan Portfolio Loan and the related Logan Portfolio Pari Passu Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and if such servicing advance has been determined to be nonrecoverable, then from general collections on all mortgage loans included in the JPMCC 2007-LDP11 Trust Fund and general collections on all Mortgage Loans included in the Trust Fund, in each case, on a pro rata basis (based on each such loan’s outstanding principal balance).

The obligation of the Master Servicer to provide information and collections and make P&I Advances to the Trustee and the Certificateholders with respect to the Logan Portfolio Loans is dependent on its receipt of the corresponding information and/or collections from the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer. The Master Servicer (or the Trustee, if applicable) will be required to make P&I Advances with respect to the Logan Portfolio Loans, unless the Master Servicer, after receiving the necessary information from the JPMCC 2007-LDP11 Servicers has determined that such P&I Advance would not be recoverable from collections on the Logan Portfolio Loans.

With respect to each Logan Portfolio Whole Loan, the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer, as applicable, will not be permitted to take any of the following actions without obtaining the approval of the JPMCC 2007-LDP11 Directing Certificateholder:

(1)    any modification or amendment of, or waiver with respect to, such Logan Portfolio Whole Loan or the Logan Portfolio Whole Loan’s documents that would result in the extension of the maturity date, a reduction in the interest rate or the monthly payment, or any prepayment premium, exit fee or yield maintenance premium payable on such Logan Portfolio Whole Loan or a deferral or forgiveness of interest on or principal of such Logan Portfolio Whole Loan, a modification or waiver of any other monetary term of such Logan Portfolio Whole Loan documents relating to the timing or amount of any payment of principal and interest (other than default interest) or a modification or waiver of any provision of such Logan Portfolio Whole Loan which restricts the related borrower from incurring additional indebtedness or from transferring a mortgaged property or any transfer of direct or indirect equity interests in the borrower;

(2)    any modification or amendment of, or waiver with respect to, such Logan Portfolio Whole Loan’s documents that would result in a discounted pay off of such Logan Portfolio Whole Loan;

(3)    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the mortgaged property securing such Logan Portfolio Whole Loan or any acquisition of the related mortgaged property by deed in lieu of foreclosure;

(4)    any proposed or actual sale of the mortgaged property or REO property (other than in connection with (i) the repurchase or replacement of any mortgage loan by the related loan seller for a breach of representation or warranty or for defective or deficient loan documentation, (ii) the sale of defaulted mortgage loans and (iii) the termination of the trust and liquidation of all of the mortgage loans in the trust, in each case as provided in the related Logan Portfolio Intercreditor Agreement);

(5)    subject to certain exceptions, any proposed or actual sale of such Logan Portfolio Whole Loan by the applicable servicer;

(6)    any release of the respective borrower, any guarantor or other obligor from liability with respect to such Logan Portfolio Whole Loan;

(7)    any determination not to enforce a ‘‘due on sale’’ or ‘‘due on encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) as provided in the JPMCC 2007-LDP11 Pooling and Servicing Agreement (or similar provision in any other servicing agreement, if applicable);

(8)    any action to bring a related property or REO property into compliance with environmental laws or otherwise address hazardous materials located at the property or REO property;

(9)    any substitution or release of collateral or acceptance of additional collateral for such Logan Portfolio Whole Loan including the release of additional collateral for such Logan Portfolio Whole Loan unless required by the underlying Logan Portfolio Whole Loan’s documents (other than any release made in connection with the grant of a non-material easement or right-of-way or other non-material release such as a ‘‘curb-cut’’);

(10)    any consent, waiver or approval with respect to any change in the property manager at the mortgaged property;

(11)    adoption or approval of a plan in a bankruptcy of a related borrower;

(12)    consenting to any new lease or any amendment, modification, waiver or termination of any lease, in each case to the extent the lender’s approval is required under such Logan Portfolio Whole Loan’s documents; or

(13)    any renewal or replacement of the then existing insurance policies (to the extent the lender’s approval is required under such Logan Portfolio Whole Loan’s documents) or any waiver, modification or amendment of any insurance requirements under such Logan Portfolio Whole Loan’s documents; provided that the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer, as applicable, shall be required to consult, on a non-binding basis, with the Directing Certificateholder in respect of the items set forth above, and shall provide such parties with an opportunity to review any proposed action to be taken in respect thereof.

Notwithstanding the above, no advice, direction or objection from or by the JPMCC 2007-LDP11 Directing Certificateholder may (and the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit the JPMCC 2007-LDP11 Master Servicer or the JPMCC 2007-LDP11 Special Servicer, as applicable, to violate any provision of the Logan Portfolio Intercreditor Agreements or the JPMCC 2007-LDP11 Pooling and Servicing Agreement (including the JPMCC 2007-LDP11 Master Servicer’s and JPMCC 2007-LDP11 Special Servicer’s obligation to act in accordance with the servicing standards provided in the JPMCC 2007-LDP11 Pooling and Servicing Agreement, the related loan documents or applicable law) or result in an adverse REMIC event or an adverse grantor trust event.

If a servicing event of default with respect to the JPMCC 2007-LDP11 Master Servicer under the JPMCC 2007-LDP11 Pooling and Servicing Agreement has occurred and remains unremedied that materially and adversely affects the holders of any Logan Portfolio Pari Passu Companion Loans, the JPMCC 2007-LDP11 Directing Certificateholder will have the right to require the JPMCC 2007-LDP11 Master Servicer to appoint a sub-servicer solely with respect to the related Logan Portfolio Whole Loan, subject to confirmation by the rating agencies that such appointment will not cause the downgrade, qualification or withdrawal of the ratings on any securities backed by the related Logan Portfolio Loan or any related Logan Portfolio Pari Passu Companion Loan.

Termination of Special Servicer.    The JPMCC 2007-LDP11 Directing Certificateholder, after consultation, on a non-binding basis, for a period of at least 10 business days, with the Directing Certificateholder, will be entitled to terminate the JPMCC 2007-LDP11 Special Servicer with respect to the special servicing of a Logan Portfolio Whole Loan at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the JPMCC 2007-LDP11 Pooling and Servicing Agreement and the related Logan Portfolio Intercreditor Agreement, and if such holders are not able to agree on such appointment and removal within 30 days after receipt of notice, the JPMCC 2007-LDP11 Directing Certificateholder will be entitled to appoint a replacement special servicer. The appointment of a successor special servicer will generally be subject to receipt of written confirmation from the rating agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then-current ratings of the Certificates or any class of certificates backed by the related Logan Portfolio Whole Loan.

Sale of Defaulted Mortgage Loan.    Under the JPMCC 2007-LDP11 Pooling and Servicing Agreement, if any of the Logan Portfolio Pari Passu Loans is subject to a fair value purchase option, the JPMCC 2007-LDP11 Special Servicer will be required to determine the purchase price for the respective Logan Portfolio Loan. Each option holder specified under ‘‘Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus will have an option to purchase the applicable Logan Portfolio Loan and the holders of the respective Logan Portfolio Pari Passu Companion Loan (or their designees) will have an option to purchase the related Logan Portfolio Pari Passu Companion Loan, at the purchase price determined by the JPMCC 2007-LDP11 Special Servicer under the JPMCC 2007-LDP11 Pooling and Servicing Agreement.

AB Whole Loans

General

Each AB Mortgage Loan, which for purposes hereof, does not include the Sawgrass Mills Whole Loan, is evidenced by the senior of two or more notes each secured by a single Mortgage and a single assignment of leases and rents. The AB Subordinate Companion Loan relating to each AB Mortgage Loan, which is in each case evidenced by the subordinate of the two or more notes, will not be part of the trust fund.

Each AB Mortgage Loan and the related AB Subordinate Companion Loan are cross-defaulted. For purposes of the information presented in this free writing prospectus with respect to each AB Mortgage Loan, unless otherwise specified, the LTV Ratio and DSCR reflect only the AB Mortgage Loan and do not take into account the related AB Subordinate Companion Loan.

The trust, as the holder of each AB Mortgage Loan, and the holder of the related AB Subordinate Companion Loan will be parties to a separate intercreditor agreement (each, an ‘‘AB Intercreditor Agreement’’). Under the terms of each AB Intercreditor Agreement, the holder of the related AB Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the related AB Mortgage Loan. The Master Servicer and the Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related AB Intercreditor Agreement.

The AB Whole Loans and the related Mortgaged Properties will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under ‘‘Servicing of the Mortgage Loans’’ in this free writing prospectus, but subject to the terms of the related AB Intercreditor Agreement to the extent set forth therein. In servicing an AB Whole Loan, the Servicing Standards set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the holder of any related AB Subordinate Companion Loans as a collective whole. The Master Servicer and the Special Servicer have the initial authority to service and administer, and to exercise the rights and remedies with respect to, each AB Whole Loan.

Amounts payable to the trust as holder of any AB Mortgage Loan pursuant to the related AB Intercreditor Agreement will be included in the Available Distribution Amount for each

Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of a related AB Subordinate Companion Loan will be distributed to such holder net of certain fees and expenses on the related AB Subordinate Companion Loan to the extent set forth in the related AB Intercreditor Agreement.

Plaza El Segundo Whole Loan

One mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus) (the ‘‘Plaza El Segundo Loan’’), representing approximately 6.5% of the Initial Pool Balance (7.3%, 0.0%), is part of a split loan structure comprised of a senior mortgage loan secured by the related mortgage instrument on the underlying Mortgaged Property (the ‘‘Plaza El Segundo Mortgaged Property’’). The related companion loan (the ‘‘Plaza El Segundo Subordinate Companion Loan’’), which is not included in the trust, has an initial principal balance of $13,000,000. The Plaza El Segundo Loan and the Plaza El Segundo Subordinate Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Plaza El Segundo Whole Loan’’.

Servicing Provisions of the Plaza El Segundo Intercreditor Agreement.    An intercreditor agreement (the ‘‘Plaza El Segundo Intercreditor Agreement’’) between the holder of the Plaza El Segundo Loan (the ‘‘Plaza El Segundo Note A Holder’’), and the holder of the Plaza El Segundo Subordinate Companion Loan (the ‘‘Plaza El Segundo Note B Holder’’), sets forth the rights of such noteholders. The Plaza El Segundo Intercreditor Agreement generally provides that the Plaza El Segundo Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement and the Plaza El Segundo Intercreditor Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    With respect to the Plaza El Segundo Whole Loan, pursuant to the Plaza El Segundo Intercreditor Agreement, to the extent described below, the right of the Plaza El Segundo Note B Holder to receive payments with respect to the Plaza El Segundo Subordinate Companion Loan, is subordinate to the payment rights of the related Plaza El Segundo Note A Holder to receive payments with respect to the Plaza El Segundo Loan.

Prior to the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in the Plaza El Segundo Whole Loan becoming a Specially Serviced Mortgage Loan, all payments and proceeds (of whatever nature) received with respect to the Plaza El Segundo Whole Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

First, to the Plaza El Segundo Note A Holder in an amount equal to any unreimbursed costs and expenses paid or advanced, together with interest thereon, by the Plaza El Segundo Note A Holder with respect to the Plaza El Segundo Loan or the related mortgaged property;

Second, to the Plaza El Segundo Note A Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation earned with respect to the Plaza El Segundo Loan;

Third, to the Plaza El Segundo Note A Holder in an amount equal to accrued and unpaid interest with respect to the Plaza El Segundo Loan;

Fourth, to the Plaza El Segundo Note A Holder in an amount equal to its pro rata portion of any scheduled principal payments received with respect to the Plaza El Segundo Whole Loan and its pro rata portion of any prepayments with respect to the Plaza El Segundo Whole Loan;

Fifth, to the Plaza El Segundo Note B Holder in an amount equal to any cure payments made by the Plaza El Segundo Note B Holder with respect to the Plaza El Segundo Loan;

Sixth, to the Plaza El Segundo Note B Holder (for payment to the Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation earned with respect to the Plaza El Segundo Subordinate Companion Loan;

Seventh, to the Plaza El Segundo Note B Holder in an amount equal to accrued and unpaid interest with respect to the Plaza El Segundo Subordinate Companion Loan;

Eighth, to the Plaza El Segundo Note B Holder in the amount equal to its pro rata portion of any scheduled principal payments received with respect to the Plaza El Segundo Whole Loan and its pro rata portion of any prepayments with respect to the Plaza El Segundo Whole Loan;

Ninth, pro rata, (i) to the Plaza El Segundo Note A Holder, any penalty charges and any default interest with respect to the Plaza El Segundo Loan (net of any amounts payable to the Plaza El Segundo Note A Holder pursuant to clause first above); and (ii) to the Plaza El Segundo Note B Holder, any penalty charges and any default interest with respect to the Plaza El Segundo Subordinate Companion Loan (net of any amounts payable to the Plaza El Segundo Note A Holder pursuant to clause first above);

Tenth, pro rata, (i) to the Plaza El Segundo Note A Holder, its percentage interest of any exit fees and extension fees allocated to the Plaza El Segundo Whole Loan, to the extent actually paid, and (ii) to the Plaza El Segundo Note B Holder, its percentage interest of any exit fees and extension fees allocated to the Plaza El Segundo Whole Loan, to the extent actually paid; and

Eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the Plaza El Segundo Note A Holder and the Plaza El Segundo Note B Holder, pro rata based on their respective initial percentage interests.

Following the occurrence and continuation of a monetary event of default or a non-monetary event of default resulting in the Plaza El Segundo Whole Loan becoming a Specially Serviced Mortgage Loan, all payments and proceeds (of whatever nature) received with respect to the Plaza El Segundo Whole Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

First, to the Plaza El Segundo Note A Holder in an amount equal to any unreimbursed costs and expenses paid or advanced, together with interest thereon, by the Plaza El Segundo Note A Holder with respect to the Plaza El Segundo Loan or the related mortgaged property;

Second, to the Plaza El Segundo Note A Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation (including any workout fees and liquidation fees payable to the related Special Servicer) earned with respect to the Plaza El Segundo Loan;

Third, to the Plaza El Segundo Note A Holder in an amount equal to accrued and unpaid interest with respect to the Plaza El Segundo Loan;

Fourth, to the Plaza El Segundo Note A Holder in an amount equal to the outstanding principal balance of the Plaza El Segundo Loan, until such principal balance has been paid in full;

Fifth, to the Plaza El Segundo Note B Holder in an amount equal to any cure payments made by the Plaza El Segundo Note B Holder with respect to the Plaza El Segundo Loan;

Sixth, to the Plaza El Segundo Note B Holder (for payment to the related Master Servicer and Special Servicer) in an amount equal to all accrued and unpaid servicing compensation (including any workout fees and liquidation fees payable to the related Special Servicer) earned with respect to the Plaza El Segundo Subordinate Companion Loan;

Seventh, to the Plaza El Segundo Note B Holder in an amount equal to accrued and unpaid interest with respect to the Plaza El Segundo Subordinate Companion Loan;

Eighth, to the Plaza El Segundo Note B Holder in an amount equal to the outstanding principal balance of the Plaza El Segundo Subordinate Companion Loan, until such principal balance has been paid in full;

Ninth, pro rata, to (i) to the Plaza El Segundo Note A Holder, any penalty charges and any default interest with respect to the Plaza El Segundo Loan (net of amounts payable to the Plaza El Segundo Note A Holder pursuant to clause first above) and (ii) to the Plaza El Segundo Note B

Holder, any penalty charges and any default interest with respect to the Plaza El Segundo Subordinate Companion Loan (net of any amounts payable to the Plaza El Segundo Note A Holder pursuant to the clause first above);

Tenth, pro rata, to (i) to the Plaza El Segundo Note A Holder, its percentage interest of any exit fees and extension fees allocated to the Plaza El Segundo Whole Loan, to the extent actually paid, and (ii) the Plaza El Segundo Note B Holder, its percentage interest of any exit fees and extension fees allocated to the Plaza El Segundo Subordinate Companion Loan, to the extent actually paid; and

Eleventh, if any excess amount is paid by the respective borrowers, and not otherwise applied in accordance with the foregoing clauses first through tenth above, such remaining amount shall be paid to the Plaza El Segundo Note A Holder and the Plaza El Segundo Note B Holder, pro rata based on their respective initial percentage interests.

Consent Rights of Each Plaza El Segundo Note B Holder.    With respect to the Plaza El Segundo Whole Loan, unless a Plaza El Segundo Control Appraisal Period exists, the Plaza El Segundo Note B Holder, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including among other things, any modification or waiver of a monetary term of the Plaza El Segundo Whole Loan and any modification of, or waiver that would result in the extension of the maturity date, a reduction in the interest rate on the Plaza El Segundo Subordinate Companion Loan or the monthly debt service payment payable on the Plaza El Segundo Subordinate Companion Loan or a deferral or forgiveness of interest on or principal of the Plaza El Segundo Subordinate Companion Loan or a modification or waiver of any other monetary term of the Plaza El Segundo Subordinate Companion Loan relating to the timing or amount of any payment of principal and interest (other than default interest); any modification of, or waiver with respect to, the Plaza El Segundo Whole Loan that would result in a discounted pay-off of the Plaza El Segundo Subordinate Companion Loan; any foreclosure upon or comparable conversion (which may include acquisition of an REO property) of the ownership of the related mortgaged property or any acquisition of the mortgaged property by deed-in-lieu of foreclosure; any sale of the Plaza El Segundo Whole Loan, the related mortgaged property or REO property; any release of the related borrower or any guarantor from liability with respect to the Plaza El Segundo Whole Loan; any waiver of or determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related borrower); any action to bring the related mortgaged property or an REO property into compliance with environmental laws; any substitution or release of collateral for the Plaza El Segundo Whole Loan, except as permitted by the related mortgage loan documents; any transfer of the related mortgaged property or any portion thereof; the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower; and any releases of reserve funds or related letters of credit or adjustment to the amounts of reserve funds required under the related mortgage loan documents. However, no advice or direction may require or cause the related Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standards.

With respect to the Plaza El Segundo Whole Loan, a ‘‘Plaza El Segundo Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Plaza El Segundo Subordinate Companion Loan, minus the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received on, that Plaza El Segundo Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to that Plaza El Segundo Subordinate Companion Loan and (iii) any realized principal losses allocated to that Plaza El Segundo Subordinate Companion Loan, is less than 25% of (A) the initial principal balance of that Plaza El Segundo Subordinate Companion Loan minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, that Plaza El Segundo Subordinate Companion Loan.

Cure Rights.    In the event of any monetary default with respect to the Plaza El Segundo Loan, or to the extent of the related Master Servicer’s knowledge thereof, a non-monetary default with respect to the Plaza El Segundo Loan, the Plaza El Segundo Note B Holder will be entitled to cure (i) a monetary default within five (5) business days of receipt of notice thereof and (ii) a non-monetary default within 30 days of receipt of notice thereof, subject to limitations, specified in the Plaza El Segundo Intercreditor Agreement, on the number of times that the Plaza El Segundo Note B Holder may exercise such cure rights.

Purchase Option.    With respect to the Plaza El Segundo Loan, the Plaza El Segundo Note B Holder has the right, by written notice to the Plaza El Segundo Note A Holder, following the occurrence of (i) any event of default with respect to an obligation of the related borrower to pay principal and interest payments or any other monetary obligations due under the Plaza El Segundo Loan or (ii) any non-monetary event of default as a result of which the Plaza El Segundo Whole Loan becomes a Specially Serviced Mortgage Loan, to purchase the Plaza El Segundo Loan from the Plaza El Segundo Note A Holder subject to the terms and conditions contained in the Plaza El Segundo Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Plaza El Segundo Loan, together with all unpaid interest on the Plaza El Segundo Loan at the related interest rate (excluding default interest and any prepayment premium) and any servicing compensation, advances and interest on advances payable or reimbursable to any party to the Pooling and Servicing Agreement.

The Ten Penn Center Whole Loan

One mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus) (the ‘‘Ten Penn Center Loan’’), representing approximately 2.8% of the Initial Pool Balance (3.1%, 0.0%), is part of a split loan structure comprised of three mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Ten Penn Center Mortgaged Property’’). The Ten Penn Center Loan is comprised of two of those three mortgage loans that are pari passu with each other. The related companion loan (the ‘‘Ten Penn Center Subordinate Companion Loan’’), which is not included in the trust, is an obligation subject to certain conditions to make certain future advances in a maximum aggregate amount up to $18,500,000 (each, an ‘‘Ten Penn Center Future Advance’’). The Ten Penn Center Subordinate Companion Loan, when funded, will be subordinate in right of payment to the Ten Penn Center Loan. The Ten Penn Center Loan and the Ten Penn Center Subordinate Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Ten Penn Center Whole Loan’’.

Each Ten Penn Center Future Advance will be advanced to the related borrower by the related Mortgage Loan Seller for approved tenant improvements and/or leasing expenses, in each case upon the fulfillment of the conditions for each Ten Penn Center Future Advance that are contained in the related mortgage loan documents. The conditions for a Tenn Penn Center Future Advance include, among other conditions, that (A) there is no existing default or event of default under the terms of the related mortgage loan documents and (B) the borrower has purchased an interest rate cap agreement acceptable to the lender for the term of the Ten Penn Center Subordinate Companion Loan in a notional amount equal to the amount of the related Ten Penn Center Future Advance. In addition, the lender is not required to make more than four Ten Penn Center Future Advances during the period commencing on the closing date of the Ten Penn Center Whole Loan and ending on the first anniversary thereof, or during any ensuing twelve (12) month period.

Ten Penn Center Intercreditor Agreement.    An intercreditor agreement (the ‘‘Ten Penn Center Intercreditor Agreement’’) between the holder of the Ten Penn Center Loan and the holder of the Ten Penn Center Subordinate Companion Loan (the ‘‘Ten Penn Center Note B Holder’’) sets forth the rights of such noteholders. The Ten Penn Center Intercreditor Agreement generally provides that the Ten Penn Center Loan and the Ten Penn Center Subordinate Companion Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    Under the terms of the Ten Penn Center Intercreditor Agreement, prior to the occurrence and continuation of a monetary event of default or other material non-monetary event of default with respect to the Ten Penn Center Whole Loan (or, if such a default has occurred, but Ten Penn Center Note B Holder has cured such a default) after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Ten Penn Center Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

First, the holder of the Ten Penn Center Loan will receive accrued and unpaid interest on its outstanding principal at its interest rate;

Second, scheduled and unscheduled principal payments in respect of the Ten Penn Center Loan will be paid to the Ten Penn Center Note A Holder;

Third, Yield Maintenance Charges will be paid to the holder of the Ten Penn Center Loan, in the amount actually received in respect of the Ten Penn Center Loan;

Fourth, the holder of the Ten Penn Center Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Fifth, scheduled and unscheduled principal payments in respect of the Ten Penn Center Subordinate Companion Loan will be paid to the Ten Penn Center Note B Holder;

Sixth, Yield Maintenance Charges will be paid to the Ten Penn Center Note B Holder, in the amount actually received in respect of the Ten Penn Center Subordinate Companion Loan;

Seventh, any default interest (in excess of the interest paid in accordance with clauses first and fourth above) will be paid to the holder of the Ten Penn Center Loan, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement;

Eighth, any default interest (in excess of the interest paid in accordance with clauses first, fourth and seventh above) will be paid to the Ten Penn Center Note B Holder, to the extent not applied to interest on advances or payable to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement; and

Ninth, if any excess amount is paid by the borrower, and not otherwise applied in accordance with the foregoing clauses first through eighth above, such amount will be paid to each of the holders of the Ten Penn Center Loan and the Ten Penn Center Subordinate Companion Loan on a pro rata basis in accordance with the respective initial principal balance of each loan.

Notwithstanding the foregoing clauses first through ninth, in the event that the Ten Penn Center Note B Holder has previously made a cure payment pursuant to the Ten Penn Center Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Ten Penn Center Note B Holder to reimburse it for such cure payment, so long as no amounts would be payable at such time to the holder of the Ten Penn Center Loan under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Ten Penn Center Intercreditor Agreement.

Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Ten Penn Center Loan (unless the Ten Penn Center Note B Holder has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Ten Penn Center Loan (other than Yield Maintenance Charges, the entitlement to which will be determined in accordance with the following paragraph and other than the amounts received from the guarantor under the payment guaranty relating to Ten Penn Center Loan) will generally be applied in the following manner, in each case to the extent of available funds:

First, the holder of the Ten Penn Center Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Second, the holder of the Ten Penn Center Loan will receive an amount up to its principal balance, until the principal balance has been paid in full;

Third, if the proceeds of any foreclosure sale or any liquidation of the Ten Penn Center Loan or the Ten Penn Center Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through second and, as a result of a workout, the principal balance of the Ten Penn Center Loan has been reduced, such excess amount will be paid to the holder of the Ten Penn Center Loan in an amount up to the reduction, if any, of its principal balance as a result of such workout;

Fourth, any Yield Maintenance Charge that is allocable to the Ten Penn Center Loan to the extent actually paid by the borrower will be paid to the holder of the Ten Penn Center Loan;

Fifth, any default interest in excess of the interest paid in accordance with clause first above, will be paid first to the holder of the Ten Penn Center Loan, and then to the Ten Penn Center Note B Holder, based on the total amount of default interest then owing to each such party to the extent not applied to interest on advances or payable to the Master Servicer or Special Servicer under the Pooling and Servicing Agreement; and

Sixth, the holder of the Ten Penn Center Subordinate Companion Loan will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

Seventh, the holder of the Ten Penn Center Subordinate Companion Loan will receive an amount up to its principal balance, until such principal has been paid in full;

Eighth, any Yield Maintenance Charge that is allocable to the Ten Penn Center Subordinate Companion Loan, to the extent actually paid by the borrower, will be paid to the Ten Penn Center Note B Holder; and

Ninth, if any excess amount is paid by the borrower that is not otherwise applied in accordance with the foregoing clauses first through eighth or the proceeds of any foreclosure sale or any liquidation of the Ten Penn Center Loan or the Ten Penn Center Mortgaged Property are received in excess of the amounts required to be applied in accordance with the foregoing clauses first through eighth, such amount will generally be paid, pro rata, first to the holder of the Ten Penn Center Loan on the one hand, and then to the Ten Penn Center Note B Holder on the other hand, in accordance with the respective initial principal balance of each loan.

Notwithstanding the foregoing clauses first through ninth, in the event that the Ten Penn Center Note B Holder has previously made a cure payment pursuant to the Ten Penn Center Intercreditor Agreement in respect of any monetary default and the related borrower subsequently makes the payment for which the monetary default exists, such payment will be remitted to the Ten Penn Center Note B Holder to reimburse it for such cure payment, so long as no amounts would be payable at such time to the holder of the Ten Penn Center Loan under the foregoing clauses first through ninth and payments are not required to be applied in accordance with the Ten Penn Center Intercreditor Agreement.

Consent Rights of the Ten Penn Center Note B Holder.    So long as no Ten Penn Center Control Appraisal Period exists and so long as the Ten Penn Center Note B Holder has funded a Ten Penn Center Future Advance pursuant to the terms of the related mortgage loan documents, the holder of the Ten Penn Center Subordinate Companion Loan will have the rights and powers of the Directing Certificateholder set forth under ‘‘The Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus. If a Ten Penn Center Control Appraisal Period exits or no Ten Penn Center Future Advance has been advanced, the Directing Certificateholder will have those rights and powers.

A ‘‘Ten Penn Center Control Appraisal Period’’ will exist if, and for so long as the aggregate amount of all Ten Penn Center Future Advances made through the date of determination, minus the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received on, the Ten Penn Center Subordinate Companion Loan, (ii) any appraisal reduction amount allocated to the Ten Penn Center Subordinate Companion Loan and (iii) any realized principal losses allocated to the Ten Penn Center Subordinate Companion Loan, is less than 25% of (A) the aggregate amount of all Ten Penn Center Future Advances made through the date of determination minus (B) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Ten Penn Center Subordinate Companion Loan.

Termination of Special Servicer.    The Directing Certificateholder will have the right to terminate the Special Servicer at any time, with or without cause, and to appoint a replacement special servicer, subject to satisfaction of the conditions contained in the Pooling and Servicing Agreement and the Ten Penn Center Intercreditor Agreement. The appointment of a successor special servicer will be subject to receipt of written confirmation from the Rating Agencies that such appointment would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates.

Cure Rights.    In the event that the borrower fails to make any payment of principal or interest on the Ten Penn Center Loan, resulting in a monetary event of default, or in the event of a non-monetary event of default under the related mortgage loan documents, so long as the Ten Penn Center Note B Holder has funded a Ten Penn Center Future Advance pursuant to the terms of the related mortgage loan documents, the Ten Penn Center Note B Holder will have the right to cure such monetary event of default subject to certain limitations set forth in the Ten Penn Center Intercreditor Agreement.

Purchase Option.    So long as the Ten Penn Center Note B Holder has funded a Ten Penn Center Future Advance pursuant to the terms of the related mortgage loan documents, the Ten Penn Center Note B Holder has the right, by written notice to the Ten Penn Center Note A Holder, following the occurrence of (i) any event of default with respect to an obligation of the related borrower to pay principal and interest payments or any other monetary obligations due under the Ten Penn Center Loan or (ii) any non-monetary event of default as to which the Ten Penn Center Loan becomes a Specially Serviced Mortgage Loan, to purchase the Ten Penn Center Loan from the Ten Penn Center Note A Holder subject to the terms and conditions contained in the Ten Penn Center Intercreditor Agreement. The purchase price will generally be equal to the unpaid principal balance of the Ten Penn Center Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (and all related Servicing Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Ten Penn Center Loan whether paid or unpaid and any other additional trust fund expenses relating to the Ten Penn Center Whole Loan.

Hotel Pacific Whole Loan

One mortgage loan (identified as Loan No. 30 on Annex A-1 to this free writing prospectus) (the ‘‘Hotel Pacific Loan’’), representing approximately 0.9% of the Initial Pool Balance (1.1%, 0.0%), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Hotel Pacific Mortgaged Property’’). The related companion loan (the ‘‘Hotel Pacific Subordinate Companion Loan’’), which is not included in the trust, has an initial principal balance of $2,000,000. The Hotel Pacific Loan and the Hotel Pacific Subordinate Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Hotel Pacific Whole Loan’’.

An intercreditor agreement (the ‘‘Hotel Pacific Intercreditor Agreement’’) between the holder of the Hotel Pacific Loan (the ‘‘Hotel Pacific Note A Holder’’) and the holder of the Hotel Pacific Subordinate Companion Loan (the ‘‘Hotel Pacific Note B Holder’’) sets forth the rights of such noteholders. The Hotel Pacific Intercreditor Agreement provides that the Hotel Pacific Loan and the Hotel Pacific Subordinate Companion Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standards.

Distributions.    Pursuant to the Hotel Pacific Intercreditor Agreement, to the extent described below, the right of the related Hotel Pacific B Note Holder to receive payments with respect to the Hotel Pacific Subordinate Companion Loan held by it, is subordinate to the payment rights of the related Hotel Pacific A Note Holder to receive payments with respect to the Hotel Pacific Loan.

Prior to the occurrence and continuation of an event of default, the acceleration of the Hotel Pacific Whole Loan, the Hotel Pacific Whole Loan becoming a Specially Serviced Mortgage Loan or the occurrence of the maturity date, after payment or reimbursement of the applicable servicing fees, any additional trust fund expenses and/or Advances and any costs, all payments and proceeds (of whatever nature) received with respect to the Hotel Pacific Whole Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

First, to the Hotel Pacific A Note Holder in an amount equal to accrued and unpaid interest (other than default interest) with respect to the Hotel Pacific Loan;

Second, to the Hotel Pacific A Note Holder in an amount equal to its pro rata share (based on outstanding principal balance) of any principal payments received with respect to the Hotel Pacific Whole Loan;

Third, to the Hotel Pacific B Note Holder in an amount equal to accrued and unpaid interest (other than default interest) with respect to the Hotel Pacific Subordinate Companion Loan;

Fourth, to the Hotel Pacific B Note Holder in the amount equal to its pro rata share (based on outstanding principal balance) of any principal payments received with respect to the Hotel Pacific Whole Loan;

Fifth, to the Hotel Pacific A Note Holder and the Hotel Pacific B Note Holder, pro rata (based on outstanding principal balances), any prepayment premiums with respect to the Hotel Pacific Whole Loan, to the extent actually paid by the borrower;

Sixth, to the Hotel Pacific A Note Holder and the Hotel Pacific B Note Holder, pro rata, based upon any unreimbursed costs and expenses owing to the Hotel Pacific A Note Holder and the Hotel Pacific B Note Holder, respectively, up to the amount of any such unreimbursed costs and expenses;

Seventh, to the Hotel Pacific A Note Holder and the Hotel Pacific B Note Holder, pro rata, default interest, based upon the default interest accrued under each of the Hotel Pacific Loan and the Hotel Pacific Subordinate Companion Loan, respectively, to the extent actually paid by the borrower; and

Eighth, any excess, pro rata, to the Hotel Pacific A Note Holder and the Hotel Pacific B Note Holder, based upon outstanding principal balances; provided that if the outstanding principal balances are each equal to zero, then based upon the initial principal balances.

Following the occurrence and continuation of an event of default, the acceleration of the Hotel Pacific Whole Loan, the Hotel Pacific Whole Loan becoming a Specially Serviced Mortgage Loan or the occurrence of the maturity date, and provided any applicable cure rights either do not exist or have expired, after payment or reimbursement of the applicable servicing fees, any additional trust fund expenses and/or Advances and any costs, all payments and proceeds (of whatever nature) received with respect to the Hotel Pacific Whole Loan (excluding certain reserves and escrows as well as insurance proceeds and awards otherwise required to be applied under the related mortgage loan documents or released to the borrower) will generally be applied in the following manner:

First, to the Hotel Pacific A Note Holder in an amount equal to any unreimbursed costs and expenses paid by the Hotel Pacific A Note Holder;

Second, to the Hotel Pacific A Note Holder in an amount equal to accrued and unpaid interest (other than default interest) with respect to the Hotel Pacific Loan;

Third, to the Hotel Pacific A Note Holder in an amount equal to the outstanding principal balance of the Hotel Pacific Loan, until such principal balance has been paid in full;

Fourth, to the Hotel Pacific B Note Holder in an amount equal to accrued and unpaid interest (other than default interest) with respect to the Hotel Pacific Subordinate Companion Loan;

Fifth, to the Hotel Pacific B Note Holder in an amount equal to the outstanding principal balance of the Hotel Pacific Subordinate Companion Loan, until such principal balance has been paid in full;

Sixth, to the Hotel Pacific A Note Holder, any prepayment premiums allocable to the Hotel Pacific Loan to the extent actually paid by the borrower;

Seventh, to the Hotel Pacific A Note Holder, default interest accrued under the Hotel Pacific Loan;

Eighth, to the Hotel Pacific B Note Holder, any prepayment premiums allocable to the Hotel Pacific Subordinate Companion Loan to the extent actually paid by the borrower;

Ninth, to the Hotel Pacific B Note Holder, default interest accrued under the Hotel Pacific Subordinate Companion Loan;

Tenth, to the Hotel Pacific B Note Holder in an amount equal to any unreimbursed costs and expenses paid by the Hotel Pacific B Note Holder; and

Eleventh, any excess, pro rata, to the Hotel Pacific A Note Holder and the Hotel Pacific B Note Holder, based upon outstanding principal balances; provided that if the outstanding principal balances are each equal to zero, then based upon the initial principal balances.

Consent Rights of Hotel Pacific B Note Holder.    Unless a Hotel Pacific Control Appraisal Period exists, the Hotel Pacific B Note Holder, or an advisor on its behalf, will be entitled to advise and direct the Master Servicer and/or Special Servicer with respect to certain matters, including among other things, any modification of, or waiver with respect to, the Hotel Pacific Whole Loan that would result in the extension of the maturity date thereof, a reduction in the interest rate with respect to Note A and/or Note B or the monthly payment of principal and/or interest or prepayment premium payable thereon or a deferral or forgiveness of interest on, or principal of, the Hotel Pacific Whole Loan or a modification or waiver of any other monetary term of the Hotel Pacific Whole Loan relating to the timing or amount of any payment of principal and interest (other than late fees or default interest); any actual or proposed foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of the related mortgaged property; any actual or proposed sale of REO Property; any acceptance of an assumption agreement releasing the borrower from liability under the Hotel Pacific Whole Loan; any waiver of a ‘‘due-on-sale’’ clause or ‘‘due-on-encumbrance’’ clause; any determination to bring REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property; and any acceptance of substitute or additional collateral or release of material collateral for the Hotel Pacific Whole Loan unless required by the loan documents. However, no advice or direction may require or cause the Master Servicer or the Special Servicer to violate any provision of the Pooling and Servicing Agreement, including the Master Servicer’s and the Special Servicer’s obligation to act in accordance with the Servicing Standards.

A ‘‘Hotel Pacific Control Appraisal Period’’ will exist if, and for so long as, the initial principal balance of the Hotel Pacific Subordinate Companion Loan, minus the sum of (i) any principal payments (principal prepayments or otherwise) allocated to, and received thereon, (ii) any appraisal reduction amount allocated to the Hotel Pacific Subordinate Companion Loan and (iii) any realized principal losses allocated to the Hotel Pacific Subordinate Companion Loan, is less than 25% of the initial principal balance of that AB Subordinate Companion Loan.

Cure Rights.    In the event of any monetary event of default with respect to the Hotel Pacific Whole Loan, or to the extent of the Master Servicer’s knowledge thereof, a non-monetary default with respect thereto, the Hotel Pacific B Note Holder will be entitled to cure (i) a monetary default within five (5) business days of receipt of notice thereof and (ii) a non-monetary default within 30 days of receipt of notice thereof, subject to limitations, specified in the Hotel Pacific Intercreditor Agreement, on the number of times that the related Hotel Pacific B Note Holder may exercise such cure rights.

Purchase Option.    The Hotel Pacific B Note Holder has the right, by written notice to Hotel Pacific A Note Holder, following the occurrence of any event of default under the Hotel Pacific Whole Loan, to purchase the Hotel Pacific Loan from Hotel Pacific A Note Holder subject to the terms and conditions contained in the Hotel Pacific Intercreditor Agreement. The purchase price will include, among other things, an amount equal to the unpaid principal balance of the Hotel Pacific Loan, together with all unpaid interest on the Hotel Pacific Loan (excluding default interest and any prepayment premiums) and any special servicing compensation, advances and interest on advances payable or reimbursable to any party to the Pooling and Servicing Agreement.

Cassford Corporate Park Whole Loan

One mortgage loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus) (the ‘‘Cassford Corporate Park Loan’’), representing approximately 0.9% of the Initial Pool Balance (1.0%, 0.0%), is part of a split loan structure comprised of two mortgage loans, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the ‘‘Cassford Corporate Park Mortgaged Property’’). The related companion loan (the ‘‘Cassford Corporate Park Subordinate Companion Loan’’), which is not included in the trust, has an initial principal balance of $940,000. The Cassford Corporate Park Loan and the Cassford Corporate Park Subordinate Companion Loan are collectively referred to in this free writing prospectus as the ‘‘Cassford Corporate Park Whole Loan’’.

Servicing Provisions of the Cassford Corporate Park Intercreditor Agreement.    An intercreditor agreement (the ‘‘Cassford Corporate Park Intercreditor Agreement’’) between the holder of the Cassford Corporate Park Loan (the ‘‘Cassford Corporate Park Note A Holder’’) and the holder of the Cassford Corporate Park Subordinate Companion Loan (the ‘‘Cassford Corporate Park Note B Holder’’) sets forth the rights of such noteholders. The Cassford Corporate Park AB Intercreditor Agreement generally provides that the Master Servicer and the Special Servicer will service and administer the Cassford Corporate Park AB Loan and the Cassford Corporate Park Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Cassford Corporate Park AB Intercreditor Agreement for so long as the Cassford Corporate Park Loan is part of the trust; provided, that prior to a material event of default under the related mortgage loan documents with respect to the Cassford Corporate Park Loan, the servicer of the Cassford Corporate Park Subordinate Companion Loan (which may or may not be the Master Servicer or the sub-servicer with respect to the Cassford Corporate Park Loan) will collect its principal and interest payments directly from the borrower. The Master Servicer and/or the Special Servicer may not enter into amendments, modifications, waivers or extensions of the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan if, among other things, the proposed amendment, modification, waiver or extension adversely affects certain payment terms of the Cassford Corporate Park Subordinate Companion Loan or the lien priority of the related Mortgage without the consent of the holder of the Cassford Corporate Park Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described below expires. See ‘‘—Purchase Options’’ below and ‘‘Servicing of the Mortgage Loans—The Directing Certificateholder’’ in this free writing prospectus.

Application of Payments on the Cassford Corporate Park Whole Loan.    Pursuant to the Cassford Corporate Park Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, the related borrower will make separate monthly payments of principal and interest to the Master Servicer and the servicer of the Cassford Corporate Park Subordinate Companion Loan. Any escrow and reserve payments required in respect of the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan will be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower or other insolvency proceeding affecting the borrower, and subject to certain rights of the holder of the Cassford Corporate Park Subordinate Companion Loan to purchase the Cassford Corporate Park Loan from the trust, all payments and proceeds (of whatever nature) on the Cassford Corporate Park Subordinate Companion Loan will be subordinated to all payments due on that Cassford Corporate Park Loan, and the amounts with respect to that Cassford Corporate Park Loan and the Cassford Corporate Park Subordinate Companion Loan will be paid:

First, to the Cassford Corporate Park Note A Holder in an amount equal to any unreimbursed costs and expenses paid, together with interest thereon, by the Cassford Corporate Park Note A Holder with respect to the Cassford Corporate Park AB Loan or the related Mortgaged Property;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such entity with respect to the Cassford Corporate Park Loan and the Cassford Corporate Park Subordinate Companion Loan;

Third, to the Cassford Corporate Park A Note Holder, in an amount equal to interest due with respect to the Cassford Corporate Park Loan (excluding any default interest);

Fourth, to the Cassford Corporate Park Note A Holder, in an amount equal to the principal balance of the Cassford Corporate Park Loan until paid in full;

Fifth, to the Cassford Corporate Park Note A Holder, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Cassford Corporate Park Loan;

Sixth, to the Cassford Corporate Park Note B Holder, up to the amount of any unreimbursed costs and expenses paid by the holder of the Cassford Corporate Park Subordinate Companion Loan (or any servicer or trustee on its behalf);

Seventh, to the Cassford Corporate Park Note B Holder, in an amount equal to interest due with respect to the Cassford Corporate Park Subordinate Companion Loan (excluding any default interest);

Eighth, to the Cassford Corporate Park Note B Holder, in an amount equal to the principal balance of the Cassford Corporate Park Subordinate Companion Loan until paid in full;

Ninth, to the Cassford Corporate Park Note B Holder, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Cassford Corporate Park Subordinate Companion Loan;

Tenth, to the Cassford Corporate Park Note A Holder, in an amount equal to any unpaid default interest accrued on the Cassford Corporate Park Loan, until paid in full, and then to the holder of the Cassford Corporate Park Subordinate Companion Loan in an amount equal to default interest accrued on the Cassford Corporate Park Subordinate Companion Loan;

Eleventh, to the Cassford Corporate Park Note A Holder and the holder of the Cassford Corporate Park Subordinate Companion Loan on a pro rata basis based on initial principal balances, in an amount equal to late payment charges actually received or collected, other than prepayment premiums or default interest, that are not payable to any of the Master Servicer, the Special Servicer or the Trustee; and

Twelfth, any excess, to the Cassford Corporate Park Note A Holder and the Cassford Corporate Park Note B Holder, pro rata, based upon the initial loan principal balances of the Cassford Corporate Park Loan and the Cassford Corporate Park Subordinate Companion Loan.

Application of Amounts Paid to the Trust in Respect of the Cassford Corporate Park Loan. Amounts payable to the trust as the Cassford Corporate Park Note A Holder pursuant to the

Cassford Corporate Park Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this free writing prospectus and amounts payable to the holder of the Cassford Corporate Park Subordinate Companion Loan will be distributed to such holders net of certain fees and expenses on the Cassford Corporate Park Subordinate Companion Loan.

Amendments and Consents.    The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Cassford Corporate Park Loan or the related loan documents without obtaining the prior written consent of the holder of the Cassford Corporate Park Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of such Cassford Corporate Park Loan or the related loan documents adversely affects the lien priority of the related mortgage or constitutes a material modification as specified in the Cassford Corporate Park Intercreditor Agreement.

Purchase Option.    In the event that (i) any payment of principal or interest on the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan is not paid at maturity, (iv) the borrower under the Cassford Corporate Park Loan or the Cassford Corporate Park Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the Cassford Corporate Park Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall described above, the holder of the Cassford Corporate Park Subordinate Companion Loan will be entitled to purchase the Cassford Corporate Park Loan from the trust for a period of 30 days after its receipt of a repurchase option notice from the Master Servicer or the Special Servicer (on behalf of the trust) of the occurrence of one of the foregoing events, subject to certain conditions set forth in the Cassford Corporate Park Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Cassford Corporate Park Loan, together with all unpaid interest (and, if the date of purchase is not a payment date, accrued and unpaid interest up to the payment date next succeeding the date of the purchase) on that Cassford Corporate Park Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, Servicing Advances, interest on Advances and Servicing Fees and Trustee Fees payable prior to the date of purchase. Unless the borrower or an affiliate is purchasing the Cassford Corporate Park Loan, no prepayment consideration will be payable in connection with such purchase of the Cassford Corporate Park Loan.

Top Fifteen Mortgage Loans

The following table shows certain information regarding the fifteen largest mortgage loans by Cut-off Date Balance:

Loan Name	Loan Group	Cut-off Date Balance	% of Initial Pool Balance	Loan per Unit	UW DSCR(1)(2)	Cut-off LTV Ratio(1)(2)	Property Type
Plaza El Segundo	1	$162,000,000	6.5%	$424	1.30x	78.6%	Retail
Sawgrass Mills Mall	1	150,000,000	6.0	$412	1.20x	80.0%	Retail
111 Massachusetts Avenue	1	90,000,000	3.6	$353	1.10x	72.0%	Office
Hard Rock Hotel – Chicago	1	69,500,000	2.8	$182,415	1.90x	63.8%	Hotel
Ten Penn Center	1	69,000,000	2.8	$103	1.60x	62.7%	Office
Carespring Portfolio	1	68,310,000	2.7	$90,198	2.75x	60.7%	Senior Housing
Overlook III	1	66,700,000	2.7	$152	1.23x	79.2%	Office
7000 Central Park	1	65,000,000	2.6	$157	1.20x	73.9%	Office
Summit Mall	1	65,000,000	2.6	$123	2.20x	49.1%	Retail
Pacific Coast Plaza	1	62,950,000	2.5	$202	1.20x	76.4%	Retail
Marriott Overland Park	1	49,500,000	2.0	$126,923	1.25x	73.0%	Hotel
St. Joe - Windward Plaza	1	47,634,792	1.9	$142	1.10x	80.1%	Office
St. Joe - 150 W. Main	1	46,948,014	1.9	$208	1.11x	79.4%	Office
Liberty Plaza	1	43,000,000	1.7	$116	1.25x	77.5%	Retail
Sheraton Gunter	1	40,000,000	1.6	$124,224	1.50x	76.9%	Hotel
Total/Weighted Average		$1,095,542,806	43.7%		1.44x	72.8%

(1)	Information with regard to any AB Whole Loan is calculated without regard to the related Subordinate Companion Loan(s), and in the case of the Pari Passu Whole Loans and the Sawgrass Mills Mall Whole Loan, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payment of the respective Pari Passu Companion Loans.
(2)	With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate.

For more information regarding the fifteen largest mortgage loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under ‘‘Description of Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans and Additional Mortgage Loan Information’’ in Annex A-3 to this free writing prospectus.

ARD Loan

1 mortgage loan (identified as Loan Nos. 23 on Annex A-1 to this free writing prospectus) (the ‘‘ARD Loan’’), representing approximately 1.2% of the Initial Pool Balance (1.3%, 0.0%), provided that, if after a certain date (the ‘‘Anticipated Repayment Date’’), the borrower has not prepaid the ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the ‘‘Revised Rate’’) rather than the stated Mortgage Rate (the ‘‘Initial Rate’’). The Anticipated Repayment Date for the ARD Loan is approximately 5 years after origination. The Revised Rate for the 1 ARD Loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus) is equal to the lesser of the maximum rate permitted by law and the Initial Rate plus 2%. After the Anticipated Repayment Date, the ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the related mortgage loan documents be used to accelerate amortization of principal on the ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loan will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class S Certificates.

Additionally, generally, an account was established at the origination of the ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on, the Anticipated Repayment Date. See ’’—Lockbox Accounts’’ below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loan will be prepaid by the related borrower on or about the Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its respective Anticipated Repayment Dates.

Certain Terms and Conditions of the Mortgage Loans

Mortgage Loans.    The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	53	$914,603,807	36.5%	36.4%	37.5%
3	1	6,073,711	0.2	0.3	0.0
5	27	544,313,821	21.7	22.8	13.7
6	1	11,550,000	0.5	0.5	0.0
7	18	53,537,074	2.1	2.4	0.0
9	24	414,502,000	16.5	17.6	8.6
10	8	267,650,000	10.7	10.2	14.2
11	31	292,437,525	11.7	9.8	26.0
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
0	107	$1,608,168,828	64.2%	63.5%	69.9%
2	1	6,073,711	0.2	0.3	0.0
3	1	11,550,000	0.5	0.5	0.0
4	1	29,000,000	1.2	1.3	0.0
5	9	353,220,166	14.1	15.9	0.0
6	1	16,380,000	0.7	0.7	0.0
7	37	356,565,232	14.2	13.0	23.4
10	6	123,710,000	4.9	4.7	6.7
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

As used in this free writing prospectus, ‘‘grace period’’ is the number of days following the due date before a payment default under each mortgage loan.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof). Some mortgage loans, for example, allow for a notice and cure right prior to acceleration of the mortgage loan. Some mortgage loans also provide exceptions in the event that the failure to make timely principal and interest payments is relatively infrequent.

The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (‘‘Actual/360 Basis’’) or accrue interest on the basis of twelve 30-day months, assuming a 360-day year (‘‘30/360 Basis’’), as set forth in the following table:

Interest Accrual Basis

Accrual	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Actual/360	160	$2,452,657,906	97.9%	98.4%	94.3%
30/360	3	52,010,031	2.1	1.6	5.7
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Type

Amort Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Balloon Loans
Interest Only	53	$1,496,222,031	59.7%	61.1%	49.0%
Partial Interest Only	69	734,670,746	29.3	27.6	42.4
Balloon	36	243,783,605	9.7	9.9	8.6
Subtotal	158	$2,474,676,382	98.8%	98.6%	100.0%
Fully Amortizing Loans
Fully Amortizing	5	$29,991,555	1.2%	1.4%	0.0%
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

Prepayment Provisions.    All of the mortgage loans (other than 23 mortgage loans, representing approximately 3.9% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (4.5%, 0.0%)) prohibit any prepayments or Defeasance for a specified period of time after its date of origination (a ‘‘Lockout Period’’). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

Overview of Prepayment Protection

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
Defeasance	112	$1,833,010,047	73.2%	73.3%	72.6%
Yield Maintenance	26	472,555,817	18.9	18.9	18.4
Defeasance, Defeasance/Fixed Penalty	1	69,000,000	2.8	3.1	0.0
Yield Maintenance/Fixed Penalty, Yield Maintenance	1	40,000,000	1.6	1.8	0.0
Yield Maintenance, Defeasance/Yield Maintenance	6	30,172,074	1.2	1.4	0.0
Defeasance, Fixed Penalty	2	26,050,000	1.0	0.0	9.1
Yield Maintenance/Defeasance	14	21,180,000	0.8	1.0	0.0
Defeasance, Defeasance/Yield Maintenance	1	12,700,000	0.5	0.6	0.0
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

With respect to certain mortgage loans, ‘‘Yield Maintenance Charge’’ will generally, subject to variations, be equal to the greater of, (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date or applicable Anticipated Repayment Date (including any balloon payment) determined by discounting such payments at the ‘‘Discount Rate’’ defined below (or as stated in the related loan documents), less the amount of principal being prepaid.

The term ‘‘Discount Rate’’ generally means the yield on a U.S. Treasury security (in the case of certain mortgage loans, plus a specified percentage) that has the most closely corresponding maturity date to the maturity date, or, the remaining weighted average life of the mortgage loan, and in some cases, converted to a monthly equivalent yield (as described in the respective loan documents).

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.’’

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an ‘‘open period’’ immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Period

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	% of Initial Pool Balance	% of Initial Loan Group 1 Balance	% of Initial Loan Group 2 Balance
1	16	$125,267,000	5.0%	4.8%	6.5%
2	3	92,740,000	3.7	3.4	6.1
3	30	473,890,434	18.9	19.7	12.9
4	80	1,057,474,703	42.2	43.0	36.5
5	9	192,288,246	7.7	8.7	0.0
6	3	29,050,000	1.2	0.1	9.1
7	11	270,636,000	10.8	9.6	20.4
8	1	6,900,000	0.3	0.3	0.0
10	3	148,000,000	5.9	6.7	0.0
13	2	41,380,000	1.7	0.7	8.7
18	1	40,000,000	1.6	1.8	0.0
25	4	27,041,555	1.1	1.2	0.0
Total:	163	$2,504,667,937	100.0%	100.0%	100.0%

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date) or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation; so long as no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds to pay the related unpaid principal balance. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance of such mortgage loan. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus.

In the case of 1 mortgage loan (identified as Loan No. 73 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the Initial Pool Balance (0.0% 2.8%), at closing an earnout reserve was established, which will be released to the capital expenditure account upon the satisfaction of certain conditions, which include, the property achieving a DSCR of 1.20x for the amount of time set forth in the related loan documents. In the event that such conditions are not met, then the related borrower must, as a mandatory prepayment, partially prepay the mortgage in a principal amount equal to the earnout reserve amount.

Defeasance; Collateral Substitution; Property Releases.    The terms of 136 of the mortgage loans, representing approximately 79.5% of the Initial Pool Balance (79.3%, 81.6%), permit the applicable borrower on any due date after a specified period (the ‘‘Defeasance Lockout Period’’); so long as no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain government securities (a ‘‘Defeasance’’). Except as provided in the following sentence, the Defeasance Lockout Period is at least two years from the Closing Date. In the case of the Logan Portfolio loans, the borrowers signed respective REMIC declarations with respect to the Logan Portfolio Companion Loans on the closing date of the JPMCC Series 2007-LDP11 securitization (which occurred on July 5, 2007), and defeasance is permitted following the second anniversary of that date and with a start-up date of July 5, 2007. The release is subject to certain conditions, including, among other conditions, that the borrower:

(a)    pays or delivers to the Master Servicer on the requested release date (the ‘‘Release Date’’) (1) all other sums then due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (2) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of the ARD Loan, a balloon payment that would be due assuming that the mortgage loan is prepaid on the related Anticipated Repayment Date (or, in some cases, the first day of the open period for the ARD Loan), and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (3) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

(b)    delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

Except as described below, the mortgage loans secured by more than one parcel making up the related Mortgaged Property that permit release of one or more of such parcels without releasing all of such parcels by means of partial Defeasance generally require that either (or, in some cases, both) (1) prior to the release of such parcel, a specified percentage (generally between 100.0% and 125.0%) of the allocated loan amount (or in some cases a fixed dollar amount) for the Mortgaged Property be defeased and/or (2) certain DSCR and/or LTV Ratio tests (if applicable) be satisfied with respect to the remaining parcels making up the related Mortgaged Property after the partial Defeasance.

In the case of 1 mortgage loan (identified as Loan No. 99 on Annex A-1 to this free writing prospectus), representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 0.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the related loan documents permit the borrower to obtain the release of a parcel from the lien of the mortgage upon the satisfaction of certain conditions specified in the loan documents, including without limitation (i) the transfer of the release parcel to a bona-fide unaffiliated third party; (ii) no event of default has occurred and is continuing; (iii) defeasance of the greater of (a) 125% of the allocated loan amount for the released parcel and (b) 100% of the allocated net proceeds received for a release parcel; (iv) after giving effect to such partial release, the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio immediately preceding such partial release and (b) the debt service coverage ratio as of July 27, 2007; and (v) after giving effect to such partial release, the loan-to-value ratio does not exceed (a) the loan-to-value ratio immediately preceding such partial release and (b) the loan-to-value ratio as of July 27, 2007.

With respect to 1 mortgage loan (identified as Loan No. 28 on Annex A-1 to this free writing prospectus, representing approximately 1.0% of the Initial Pool Balance (approximately 1.1% of the Initial Group 1 Balance as of the cut- off date)), after the defeasance lockout date, the related borrower may partially defease and obtain the release of individual properties subject to the mortgage by paying an amount equal to 115% of the allocated loan amount of such property and the fulfillment, among other things, of the following conditions: (i) the debt service coverage ratio after giving effect to the release with respect to the remaining parcels subject to the mortgage must be equal to or greater than the greater of (A) 1.15x, or (B) the debt service coverage ratio immediately preceding the release, (ii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (iii) the borrower has delivered all required title, loan, security and related documents related to the release.

With respect to 1 mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the Initial Pool Balance (3.1%, 0.0%), from and after the earlier to occur of the permitted release date and the defeasance lockout date, the related borrower may obtain the release of individual properties subject to the mortgage by paying an amount equal to 125% of the allocated loan amount of such property and the fulfillment, among other things, of the following conditions: (i) the debt service coverage ratio immediately after giving effect to the release with respect to the remaining properties subject to the mortgage must be equal to or greater than the greater of (A) 2.75x, and (b) the debt service coverage ratio immediately preceding the release, (ii) receipt by the lender of a confirmation in writing from the Rating Agencies to the effect that such substitution will not result in a withdrawal, qualification or downgrade of the respective ratings of the Certificates in effect immediately prior to such substitution, (iii) no event of default shall have occurred and be continuing under the terms of the related mortgage loan documents and the related borrower is in material compliance with all terms and conditions of the related mortgage loan documents, and (iv) the borrower has delivered all title, loan, security and due diligence documents related to the release.

The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

In addition to the partial defeasance, partial releases and substitutions described above, certain mortgage loans will permit partial releases as described below.

In the case of 1 mortgage loan (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the aggregate principal balance of the mortgage loans as of the cut-off date (1.3% 0.0%), the related mortgagor may obtain the release of an unimproved parcel of the mortgaged property from the lien of the mortgage. In connection with such release, the mortgagor will be required to make a principal prepayment in the amount of $2,000,000 together with any applicable prepayment premium required in connection with such prepayment.

In the case of 1 mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the related loan documents permit the borrower to obtain the release of one or more parcels from the lien of the mortgage upon the satisfaction of certain conditions specified in the loan documents, including without limitation (a) payment of 100% of the allocated loan amount; (b) no event of default has occurred and is continuing; (c) after giving effect to such partial release, the debt service coverage ratio is not less than 1.25:1 and (d) after giving effect to such partial release, the loan-to-value ratio does not exceed 70%.

In the case of 1 mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), the related loan documents permit the borrower to obtain the release of a parcel from the lien of the mortgage upon the satisfaction of certain conditions specified in the loan documents, including without limitation (i) the transfer of the release parcel to a bona-fide unaffiliated third party; (ii) no event of default has occurred and is continuing; (iii) payment of the greater of (a) $3,450,000 and (b) 100% of the net sale proceeds to a maximum of $4,000,000; (iv) after giving effect to such partial release, the debt service coverage ratio is not less than the greater of (a) the debt service coverage ratio immediately preceding such partial release and (b) the debt service coverage ratio as of the date of closing of the partial release and (v) after giving effect to such partial release, the loan-to-value ratio is not less than the greater of (a) the loan-to-value ratio immediately preceding such partial release and (b) the loan-to-value ratio as of the date of closing of the partial release.

With respect to the 14 mortgage loans (identified as Loan Nos. 143, 145, 146, 148-153, 155-157, 159 and 161 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance (approximately 1.0% of the Initial Loan Group 1 Balance), that are each part of one of the Logan Portfolio Whole Loan that are cross-collateralized and cross-defaulted with each other, the related borrower under the applicable Logan Portfolio Loan (the ‘‘Logan Released Whole Loan’’) is permitted to obtain a release of the mortgaged property (the ‘‘Logan Released Mortgaged Property’’) from the lien of the mortgage and/or a termination of any applicable cross-collateralization and cross-default provisions of the other related Logan Portfolio Loans (‘‘Logan Crossed Whole Loans’’) in connection with (1) transfer of the mortgaged property to a special purpose entity acceptable to the lender (‘‘Logan Special Transfer’’) or (2) repayment of the Logan Portfolio Loan, provided that the following conditions are satisfied:

(i) no event of default has occurred, (ii) the sole tenant at the Logan Released Mortgaged Property and sole tenants at the other Mortgaged Properties securing Logan Crossed Whole Loans are open for business and have not defaulted in the payment of rent, (iii) the debt service coverage ratio for the Logan Released Whole Loan after giving effect to such release is not less than the greater of (A) the debt service coverage ratio for the Logan Released Whole Loan as of origination date and (B) the debt service coverage ratio for the Logan Released Whole Loan immediately preceding such release, (iv) the loan-to-value ratio for the remaining Logan Portfolio Loans is not greater than 80%, (v) in the event of a full repayment, borrower under the Logan Released Whole Loan pays 115% of the outstanding principal (the ‘‘Logan Release Amount’’) to lender with yield maintenance premium and (vi) in the event of a Logan Special Transfer, borrower complies with certain other transfer requirements of the applicable loan agreement, including (a) absence of an event of default, (b) payment of the assumption fee; and (c) securing an approval of the Logan Special Transfer from the lender. In connection with a release upon the repayment of the Logan Portfolio Loan any funds remaining from the Logan Release Amount will be applied against the outstanding principal of the remaining Logan Crossed Whole Loans.

Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property or an improved portion of the related Mortgaged Property that was, in either case, given no value or was not material for underwriting purposes for no consideration upon the satisfaction of certain requirements other than pursuant to Defeasance.

‘‘Due-on-Sale’’ and ‘‘Due-on-Encumbrance’’ Provisions.    The mortgage loans contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met (including that transfers to certain specified ‘‘qualified transferees’’ may be made without lender consent). Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a single-purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See ‘‘—Additional Debt’’ above and ‘‘Risk Factors—Multifamily Properties Have Special Risks’’ in this free writing prospectus.

The Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-sale’’ clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided, however, with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Master Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer, (ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and (iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

With respect to a mortgage loan with a ‘‘due-on-encumbrance’’ clause, the Master Servicer, with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a ‘‘due-on-encumbrance’’ clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Master Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Master Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that the waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if that mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that, to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Master Servicer or Special Servicer is required to use reasonable efforts to have the related borrower bear such costs and expenses.

Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See ‘‘Certain Legal Aspects of Mortgage Loans —Due-on-Sale and Due-on-Encumbrance’’ and ‘‘—Subordinate Financing’’ in the prospectus.

Hazard, Liability and Other Insurance.    The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a deductible approved by the lender pursuant to the terms of the related loan documents) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Most of the mortgage loans generally also require the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged

Property in an amount generally equal to at least $1,000,000. Most of the mortgage loans generally further require the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 22 of the Mortgaged Properties, securing mortgage loans representing approximately 18.8% of the Initial Pool Balance (19.3%, 15.3%), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Alaska, Arizona and Tennessee. Except with respect to 1 of the Mortgaged Properties, securing 1 mortgage loans representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, no Mortgaged Property has a probable maximum loss (‘‘PML’’) in excess of 20%. In the case of 1 mortgage loan (identified as Loan No. 85 on Annex A-1 to this free writing prospectus), representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, the probable maximum loss is 26%, however the earthquake insurance was obtained with respect to the Mortgaged Property.

Generally, an environmental insurance policy obtained in lieu of a Phase I environmental site assessment is a blanket policy covering the Mortgage Loan Seller’s mortgage loans for which such assessments were not obtained. The policy insures the trust against losses, with a per incident limit set at 125% of the outstanding balance of the mortgage loan and an aggregate limit equal to a percentage of the aggregate outstanding principal balance of the mortgage loans covered by the policy, resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which continues for a period at least equal to the lesser of (a) five years beyond the maturity date of the related mortgage loan and (b) twenty years beyond the date of origination of the related mortgage loan, provided no foreclosure has occurred. Subject to certain conditions and exclusions, such insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to the amount of the then outstanding loan balance and certain unpaid interest, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place; (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property; and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

See ‘‘Risk Factors—Property Insurance, Including Terrorism Insurance May Not Be Sufficient’’ in this free writing prospectus for information regarding insurance coverage for acts of terrorism.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW DSCR and LTV Ratios, as applicable, is the UW DSCR or LTV Ratio of the mortgage loan in the aggregate. Unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including Cut-off Date Balances, LTV Ratios and UW DSCRs with respect to each AB Mortgage Loan and the Sawgrass Mills Mall Whole Loan is calculated without regard to the related Subordinate Companion Loan(s). In addition, the loan amount and debt service payment used in this free writing prospectus for purposes of calculating the loan-to-value ratios and debt service coverage ratios of the Pari Passu Whole Loans and the Sawgrass Mills Mall Whole Loan are the aggregate principal balance and aggregate debt service of the Mortgage Loan and the related Pari Passu Companion Loans. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A Current Report on Form 8-K (the ‘‘Form 8-K’’) will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this free writing prospectus.

The ‘‘Underwritten Cash Flow Debt Service Coverage Ratio’’ or ‘‘UW DSCR’’ for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. In the case of each Pari Passu Mortgage Loan and the Sawgrass Mills Mall Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was based on the aggregate cut-off date principal balance of each Mortgage Loan and each related Pari Passu Companion Loan. In the case of each AB Mortgage Loan and the Sawgrass Mills Mall Loan, the Underwritten Cash Flow Debt Service Coverage Ratio was calculated without regard to the related Subordinate Companion Loan(s). The Underwritten Cash Flow Debt Service Coverage Ratio for all partial interest-only loans was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. ‘‘Underwritten Cash Flow’’ or ‘‘UW NCF’’ means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines. Each originator of commercial mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this free writing prospectus.

‘‘Underwritten NOI’’ or ‘‘UW NOI’’ means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property (‘‘Effective Gross Income’’) is generally calculated as follows: rental revenue is calculated using actual or contractual rental rates (in some cases, including future contractual rent steps), in some cases adjusted to market rental and/or with vacancy rates or an assumed vacancy rate; other revenue, such as parking fees, laundry fees and other income items are generally included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, ‘‘Net Operating Income’’ or ‘‘NOI,‘‘ for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth herein. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future income and expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the Issuing Entity, the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer or the Trustee have control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual NOI for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a Mortgage Loan Seller in determining and presenting operating information. See ‘‘Risk Factors—Risks Relating to Underwritten Net Cash Flow’’ in this free writing prospectus. See Annex A-1 to this free writing prospectus and footnotes thereto for additional information on the calculation of Underwritten NOI and UW NOI for certain mortgage loans.

The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived generally from operating statements obtained from the respective borrowers subject to certain assumptions including but not limited to those described below (the ‘‘Operating Statements’’). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived generally from rent rolls, tenant leases, master leases and the appraisers’ projected expense levels or other assumptions. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is generally based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. Notwithstanding the foregoing, as indicated on Annex A-1, in certain cases, historical income and revenue information was not utilized in determining UW NCF because such historical information either was not available or was not an accurate reflection of the current status of the related Mortgaged Property as a result of a change in circumstances at the related Mortgaged Property. In those cases, the related Mortgage Loan Seller generally relied on comparative market and sub-market leasing assumptions (including rental rates and vacancy), master leases and other potential revenue generators as well as budget projections provided by the borrower and information contained in the related Mortgaged Property appraisal in determining UW NCF.

The tables presented in Annex A-2 that are entitled ‘‘Cut-off Date LTV Ratios’’ and ‘‘Maturity Date LTV Ratios’’ set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates or Anticipated Repayment Dates of the mortgage loans. An ‘‘LTV Ratio’’ for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. In the case of the Pari Passu Mortgage Loans and the Sawgrass Mills Mall Loan, the loan-to-value ratio was based on the aggregate Cut-off Date principal balance of each Mortgage Loan and the related Pari Passu Companion Loans. In the case of each AB Mortgage Loan and the Sawgrass Mills Mall Loan, the loan-to-value ratio was calculated without regard to the related Subordinate Companion Loan(s). In the case of 4 mortgage loans (identified as Loan Nos. 5, 7, 28 and 137 on Annex A-1 to this free writing prospectus), representing approximately 6.5% of the Initial Pool Balance (7.3%, 0.0%), loan-to-value ratios were based on the ‘‘as-stabilized’’ values or portfolio valuation as defined in the related appraisal. In addition, the appraisal value of certain other mortgage loans may have been adjusted as described on Annex A-1 to this free writing prospectus. See ‘‘Risk Factors—Limitations of Appraisals’’ in this free writing prospectus. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio of a mortgage loan as of its stated maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan’s maturity date or Anticipated Repayment Date, as the case may be, or (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination date, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under ‘‘Transaction Parties—The Sponsors’’ and in the prospectus under ‘‘Description of the Trust Funds—Mortgage Loans’’ and ‘‘Certain Legal Aspects of Mortgage Loans.’’

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will require each Mortgage Loan Seller to deliver to the Trustee or to a document custodian appointed by the Trustee (a ‘‘Custodian’’), among other things, the following documents with respect to each mortgage loan sold by the applicable Mortgage Loan Seller (except that with respect to each Non-Serviced Mortgage Loan, the Trustee will only hold originals of the related documents described in clause (i) ) (collectively, as to each mortgage loan, the ‘‘Mortgage File’’): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Mortgage Loan Seller or another prior holder, together with a copy of the Mortgage Note); (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified by a title insurance company, the related Mortgage Loan Seller or the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases and of any intervening assignments thereof (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified by a title insurance company, the related Mortgage Loan Seller or the applicable recorder’s office; (iv) an original assignment of the Mortgage in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and (subject to the completion of certain missing recording information) in recordable form; (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all modification, consolidation, assumption and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a pro forma or specimen version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing satisfactory to the Trustee of any UCC financing statements, related amendments and continuation statements in the possession of the applicable Mortgage Loan Seller; (x) an original assignment in favor of the Trustee of any financing statement filed in favor of the applicable Mortgage Loan Seller in the relevant jurisdiction; (xi) any intercreditor agreement relating to permitted debt of the mortgagor; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; and (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan.

Notwithstanding the foregoing, with respect to any Mortgage, assignment of leases or UCC financing statements which have been recorded or filed in the name of MERS or its designee, no Mortgage assignment, assignment of the assignment of leases or UCC filing statements in favor of the Trustee will be required to be prepared or delivered. Instead, the related Mortgage Loan Seller will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

As provided in the Pooling and Servicing Agreement, the Trustee or a Custodian on its behalf is required to review each Mortgage File within a specified period following its receipt thereof. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan or the interests of the Certificateholders therein, the applicable Mortgage Loan Seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording or filing office) within a period of 90 days (plus any applicable extension) following such Mortgage Loan Seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (plus any applicable extension) or (2) substitute a qualified substitute mortgage loan for such mortgage loan and pay the Trustee a shortfall amount. See ‘‘—Representations and Warranties; Repurchases and Substitutions’’ below.

The Pooling and Servicing Agreement requires that the Trustee take the actions necessary to maintain the security interest of the trust fund in the mortgage loans. In addition, the Trustee is required to maintain custody of the Mortgage File for each mortgage loan in the State of Minnesota. The Trustee will not move any Mortgage File outside the State of Minnesota, other than as specifically provided for in the Pooling and Servicing Agreement, unless the Trustee first obtains and provides, at the expense of the Trustee, an opinion of counsel to the Depositor, which will be delivered to the Rating Agencies to the effect that the Trustee’s first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Representations and Warranties; Repurchases and Substitutions

In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

(a)    the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) as of the Cut-off Date and has not been 30 or more days past due, without giving effect to any applicable grace period;

(b)    the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

(c)    the Mortgage, together with any separate security agreement, UCC financing statement or similar agreement, if any, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower’s personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein and perfected by the filing of a UCC financing statement, the proceeds arising from the Mortgaged Property and any other collateral securing the mortgage loan subject only to certain permitted encumbrances;

(d)    there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

(e)    to the Mortgage Loan Seller’s actual knowledge, there are no mechanics’ or other similar liens affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those bonded, escrowed for or insured against pursuant to the applicable title insurance policy and except for permitted encumbrances;

(f)    the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

(g)    the Mortgaged Property is covered by a title insurance policy (or binding commitment therefor) insuring the Mortgage is a valid first lien in the original principal amount of the related mortgage loan, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

(h)    at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good and marketable title to and was the sole owner of the mortgage loan free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien, encumbrance or security interest (other than the rights to servicing and related compensation as provided in the Pooling and Servicing Agreement and certain related agreements);

(i)    the related assignment of mortgage and related assignment of the assignment of leases and rents are legal, valid and binding;

(j)    the Mortgage Loan Seller’s endorsement of the related Mortgage Note constitutes the legal, valid, binding and enforceable assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights and general equitable principles, and together with an assignment of mortgage and an assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

(k)    each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

(l)    the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

(m)    the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

(n)    except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges and other creditors’ rights limitations on enforceability, none of the mortgage loan documents is subject to any right of rescission, set-off, abatement, diminution or valid counterclaim or defense;

(o)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, the related Mortgaged Property was, and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender’s title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of a related mortgage loan;

(p)    to (i) the Mortgage Loan Seller’s knowledge, in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and (ii) the Mortgage Loan Seller’s actual knowledge, no condemnation proceedings are pending;

(q)    as of the date of origination of the mortgage loan and as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

(r)    all escrow amounts required to be deposited by the borrower at origination have been deposited;

(s)    to the Mortgage Loan Seller’s knowledge, as of the date of origination of the mortgage loan, there were and to the Mortgage Loan Seller’s actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower or the current use of the Mortgaged Property to generate net cash flow sufficient to pay principal, interest and other amounts due under the mortgage loan;

(t)    To the Mortgage Loan Seller’s knowledge, there exists no material default or breach, and no such material default or breach has been waived by the Mortgage Loan Seller with respect to the mortgage loan, and to the Mortgage Loan Seller’s actual knowledge, no event which, with the passage of time or the giving of notice, would constitute a material default or breach, other than those defaults that are covered by certain other representations and warranties; and

(u)    the terms of the mortgage loan documents evidencing such mortgage loan comply in all material respects with all applicable local, state, and federal laws and regulations and the Mortgage Loan Seller has complied with all material requirements pertaining to the origination of the mortgage loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the mortgage loan.

If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following its receipt of that notice or, in the case of a breach or a defect that would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code, if earlier, its discovery of the breach or defect (the ‘‘Initial Resolution Period’’), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the ‘‘Purchase Price’’) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents default interest or additional interest on the ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, to the extent not otherwise included in clause (3) above, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses, and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or if it cannot cure, to repurchase or substitute as described above) if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller’s receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a ‘‘qualified mortgage’’ within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under ‘‘—Repurchase or Substitution of Cross-Collateralized Mortgage Loans’’ below.

A ‘‘Qualified Substitute Mortgage Loan’’ is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a ‘‘value’’ for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (‘‘MAI’’); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a ‘‘qualified replacement mortgage’’ within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the

Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any such REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement; and (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) of the preceding sentence are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (b) through (q) of the preceding sentence, except the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and (ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable Mortgage Loan Seller will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing to the trust the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the trust fund that are the basis of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable Mortgage Loan Seller will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable Mortgage Loan Seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable Mortgage Loan Seller will be deemed to have cured the breach in all respects. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller’s representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See ‘‘Description of the Pooling Agreements—Representations and Warranties; Repurchases’’ in the prospectus.

Repurchase or Substitution of Cross-Collateralized Mortgage Loans

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a ‘‘Crossed Loan’’), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, at the Mortgage Loan Seller’s election, repurchase or substitute for only the affected mortgage loan in the manner described above in ‘‘—Representations and Warranties; Repurchases and Substitutions.’’ The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if, among other things, (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans, excluding the affected Crossed Loan, for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and (y) 1.25x, (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75% and (iii) the related Mortgage Loan Seller causes the affected Crossed Loan to become not cross-collateralized and cross-defaulted with the remaining related Crossed Loan prior to such repurchase or substitution and provides the Trustee with certain REMIC opinions.

To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other’s Primary Collateral (as defined below), but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. ‘‘Primary Collateral’’ means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such loan.

Lockbox Accounts

With respect to 95 mortgage loans (the ‘‘Lockbox Loans’’), representing approximately 72.3% of the Initial Pool Balance (78.9%, 21.0%), one or more accounts (collectively, the ‘‘Lockbox Accounts’’) have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 36 Lockbox Loans, representing approximately 24.0% of the Initial Pool

Balance (27.1%, 0.0%), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 29 Lockbox Loans, representing approximately 38.6% of the Initial Pool Balance (43.2%, 3.2%), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the tenants are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 2 Lockbox Loans, representing approximately 1.1% of the Initial Pool Balance (0.1%, 8.7%), the borrower is required to deposit rents or other revenues into the related Lockbox Accounts. Pursuant to the terms of 28 Lockbox Loans, representing approximately 8.6% of the Initial Pool Balance (8.5%, 9.1%), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) non-renewal of certain tenant leases or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of any Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC.

 Transaction Parties

The Sponsors

JPMorgan Chase Bank, N.A.

General.    JPMorgan Chase Bank, N.A. (‘‘JPMCB’’), a national banking association, is a sponsor. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMCB is also acting as a Mortgage Loan Seller and as the Swap Counterparty under the Swap Contracts with respect to the Class A-4FL and Class A-MFL Certificates. JPMCB is an affiliate of J.P. Morgan Securities Inc. and of the Depositor. See ‘‘The Sponsor’’ in the prospectus.

Sponsor’s Securitization Program.    The following is a description of JPMCB’s commercial mortgage-backed securities securitization program. JPMCB originates and underwrites loans through six regional offices.

JPMCB’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for JPMCB’s securitization program. As sponsor, JPMCB sells the majority of the loans it originates through CMBS securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of June 30, 2007, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $56.7 billion. Of that amount, approximately $47.1 billion have been securitized by the Depositor. In its fiscal year ended December 31, 2006, JPMCB originated approximately $12.0 billion of commercial mortgage loans, of which approximately $10.0 billion were securitized by the Depositor.

JPMCB’s annual commercial mortgage loan originations have grown from approximately $100 million in 1996 to approximately $3.0 billion in 2001 and to approximately $15.0 billion in 2006. The commercial mortgage loans originated by JPMCB include both fixed-and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities Inc., and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which JPMCB has participated to date include the ‘‘CIBC’’ program, in which JPMCB and CIBC Inc. generally are loan sellers, and the ‘‘Large Diversified Pool’’ program (‘‘LDP’’), in which JPMCB, UBS Real Estate Securities Inc., Nomura Credit & Capital, Inc., Natixis Real Estate Capital Inc. and one or more other financial institutions generally are loan sellers. Some of these loan sellers may be affiliated with underwriters on the transactions. As of June 30, 2007, JPMCB securitized approximately $29.2 billion through the CIBC program and approximately $26.1 billion through the LDP program.

Neither JPMCB nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed servicer of its securitized loans to rating-agency approved servicers, including Capmark Finance Inc., Midland Loan Services, Inc. and Wachovia Bank, National Association, among others.

JPMCB is also a Mortgage Loan Seller, the Swap Counterparty and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor, and is an affiliate of J.P. Morgan Securities Inc., which is acting as an underwriter for this transaction.

JPMCB’s Underwriting Guidelines and Processes.

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect, including the existence of sufficient mitigating factors.

Property Analysis.    JPMCB generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.    JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See ‘‘Description of the Mortgage Pool—Additional Mortgage Loan Information’’ in this free writing prospectus.

Appraisal and Loan-to-Value Ratio.    For each mortgaged property, JPMCB obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (‘‘FIRREA’’). The appraisal is generally based on the highest and best use of the mortgaged property and must include an estimate of the then-current market value of the property in its then-current condition although in certain cases, JPMCB may also obtain a value on an ‘‘as-stabilized’’ basis. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower.    JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds and breach of environmental or hazardous waste requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment.    Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (‘‘ESA’’) for a mortgaged property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste or other material adverse environmental condition or circumstance. In cases in which the ESA identifies violations that would require cleanup, remedial action or other responses estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the mortgaged property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have other environmental insurance policies. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans— Hazard, Liability and Other Insurance’’ in this free writing prospectus.

Physical Assessment Report.    Prior to origination, JPMCB obtains a physical assessment report (‘‘PAR’’) for each mortgaged property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

Title Insurance Policy.    The borrower is required to provide, and JPMCB reviews, a title insurance policy for each mortgaged property. The title insurance policy must generally meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance.    The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing ‘‘special’’ form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the mortgaged property. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans —Hazard, Liability and Other Insurance’’ in this free writing prospectus.

UBS	Real Estate Securities Inc.

General.    UBS Real Estate Securities Inc., a Delaware corporation (‘‘UBSRESI’’), is one of the sponsors and one of the Mortgage Loan Sellers, and is an affiliate of UBS Securities LLC, one of the underwriters. UBSRESI is an indirect subsidiary of UBS AG, and its executive offices are located at 1285 Avenue of the Americas, 11th Floor, New York, New York 10019.

UBS AG provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRESI has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRESI engages in real estate acquisitions and finance, including mortgage-backed securitizations (of which the current securitization is the first with respect to commercial mortgage loans) and other structured financing arrangements. UBSRESI originates and purchases commercial and multifamily mortgage loans, some of which are originated or purchased primarily for securitization or resale. UBSRESI also acquires commercial real estate and originates fixed and floating rate mortgage loans and mezzanine loans to be held in a portfolio.

UBSRESI’s Securitization Program.    UBSRESI engages in mortgage securitizations and other structured financing arrangements. UBSRESI has been engaged in the securitization of a variety of assets since 1983, primarily relating to residential properties (generally, 1-4 family units). UBSRESI engaged in its first securitization of commercial mortgage loans in December 2006, in which it securitized $1,034,330,405.06 of financial assets, and securitized $3,212,764,587 of commercial mortgage loans in 2007 to date.

UBSRESI originates and acquires multifamily and commercial mortgage loans throughout the United States and abroad. The commercial mortgage loans originated or acquired and to be securitized by UBSRESI include both small balance and large balance fixed-rate and floating-rate loans. The commercial mortgage loans that will be sold by UBSRESI into a commercial loan securitization sponsored by UBSRESI will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRESI or an affiliate will generally transfer the mortgage assets to the depositor, who will then transfer those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the mortgage assets by the depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Pursuant to a mortgage loan purchase agreement, UBSRESI will make certain representations and warranties, subject to certain exceptions set forth therein, to the depositor and will covenant to provide certain documents regarding the mortgage loans for which it acts as mortgage loan seller and, in connection with certain breaches thereof or certain defects with respect thereto, which breaches or defects are determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related mortgage loan purchase agreement, may have an obligation to repurchase such mortgage asset from the depositor, cure the subject defect or breach or substitute a qualified mortgage, as the case may be. See ‘‘Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery’’ and ‘‘—Representations and Warranties; Repurchases and Substitutions’’ in this free writing prospectus.

Neither UBSRESI nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRESI sells the right to be appointed servicer of its securitized loans to third-party servicers.

Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines with respect to multifamily and commercial mortgage loans originated by UBSRESI or an affiliate from which UBSRESI acquires mortgage loans.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors.

Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis.    Generally, both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated must be approved by a loan committee which includes senior personnel from UBSRESI or its affiliates as applicable. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.    The underwriting includes a calculation of the debt service coverage ratio (the ‘‘DSCR’’) and loan-to-value ratio (the ‘‘LTV’’) in connection with the origination of a loan.

The DSCR will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRESI and its affiliates, as applicable and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the DSCR for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower DSCR and/or a higher LTV if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The LTV, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt.    Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRESI or its affiliates may be the lender on that additional debt.

The DSCRs described above may be lower based on the inclusion of the payments related to such additional debt and the LTVs described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.    As part of the underwriting process, UBSRESI will obtain the property assessments and reports described below will be obtained:

(1)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meet the requirements of the ‘‘Uniform Standards of Professional Appraisal Practice’’ as

adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(2)	Environmental Assessment. In most cases, a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRESI might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRESI or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, additional environmental testing may be required, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(3)	Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(4)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, UBSRESI will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, a borrower may be required under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. A case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRESI or its affiliates. Furthermore, an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this caption ‘‘—Underwriting Guidelines and Processes,’’ the depositor may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, the described underwriting guidelines. In addition, in some cases, UBSRESI and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Natixis Real Estate Capital Inc.

General.    Natixis Real Estate Capital Inc. (‘‘Natixis RE’’), formerly known as IXIS Real Estate Capital Inc., is a New York corporation. Natixis RE is a wholly-owned subsidiary of Natixis Capital Markets North America Inc. (formerly IXIS Capital Markets North America Inc.), which is more than a 95% owned subsidiary of Natixis North America Inc. (formerly IXIS North America Inc.), a wholly owned subsidiary of Natixis Corporate & Investment Bank (formerly IXIS Corporate & Investment Bank) (‘‘Natixis CIB’’), a fully licensed bank under French law. The executive offices of Natixis RE are located at 9 West 57th Street, New York, New York 10019, telephone number (212) 891-6152.

Natixis RE has been primarily engaged in originating, purchasing and securitizing commercial and residential mortgage loans. Natixis RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Natixis CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally. Natixis RE is an affiliate of Natixis Securities North America Inc. (formerly, IXIS Securities North America Inc.), one of the underwriters.

As of March 1, 2007, Natixis RE began originating certain of its commercial mortgage loans (10 of the mortgage loans being sold into the J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12), through Natixis Commercial Mortgage Funding, LLC (formerly, IXIS Commercial Mortgage Funding, LLC) (‘‘NCMF’’), an entity unaffiliated with Natixis RE. Although legal title to such mortgage loans will be held by NCMF, Natixis RE, in its capacity as structuring agent for NCMF, will continue to source, underwrite, negotiate and document such mortgage loans. Natixis RE will make the standard mortgage loan seller representations and warranties regarding such mortgage loans and will have the obligation to cure or repurchase any breach of a representation or warranty relating to such mortgage loans under the related mortgage loan purchase agreement. As such, unless otherwise noted, for all disclosure purposes in this free writing prospectus, Natixis RE is deemed to be the originator and mortgage loan seller for such mortgage loans. The information below regarding Natixis RE’s activities (including statistical information) incorporates the activities of NCMF as if they were a single entity.

Natixis RE’s Commercial Real Estate Securitization Program.    Natixis RE’s primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for Natixis RE’s securitization program. Substantially all mortgage loans originated by Natixis RE are sold to securitizations as to which Natixis RE acts as a mortgage loan seller. Natixis RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2006, the total amount of commercial mortgage loans originated and securitized by Natixis RE and its predecessors is in excess of $11.0 billion. In its fiscal year ended December 31, 2006, Natixis RE securitized in excess of $3.1 billion of commercial mortgage loans.

Natixis RE’s annual origination of loans secured by commercial real estate has grown from approximately $870 million in 1999 to approximately $4.8 billion in 2006. The commercial mortgage loans originated by Natixis RE include both fixed- and floating-rate loans and both smaller ‘‘conduit’’ loans and large loans. Natixis RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. Natixis RE originates loans in every state.

Natixis RE originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, Natixis Capital Markets North America Inc., and with other underwriters, Natixis RE works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. Natixis RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither Natixis RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

Natixis RE’s Underwriting Standards.

Loan Analysis and Approval.    Conduit mortgage loans originated by Natixis RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The Natixis RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the Natixis RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from Natixis RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio.    Natixis RE’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, Natixis RE may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Natixis RE’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Natixis RE there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this free writing prospectus and Annex A-1 attached hereto may differ from the amount calculated at the time of origination. In addition, Natixis RE’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in this free writing prospectus.

Escrow Requirements.    Natixis RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Natixis RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Natixis RE.

Appraisals.    Natixis RE requires that the mortgaged property for a prospective mortgage loan be appraised by a state certified appraiser within the state such mortgaged property is located. In addition, Natixis RE requires that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments.    Natixis RE may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Natixis RE may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Natixis RE might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when Natixis RE or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, Natixis RE may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Natixis RE may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Natixis RE will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    Generally a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.    In connection with the origination process, Natixis RE generally examines whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Nomura Credit & Capital, Inc.

General.    Nomura Credit & Capital, Inc. (‘‘Nomura’’) is a Delaware corporation, which is an indirect wholly owned subsidiary of Nomura Holding America Inc. Nomura makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions, or for disposition through alternate means. Nomura also purchases prime, subprime, conforming and non-conforming, nonperforming and subperforming first and second lien residential mortgage loans from originators of such residential loans primarily for the purpose of securitizing them in asset-backed or residential mortgage securitization transactions, or for disposition through alternate means. In addition, Nomura purchases FHA insured project loans and certificates, other insured loans, home equity loans, student loans, and various other types of receivables.

Nomura also engages in the origination, and/or buying and selling, of mortgages, other interests in mortgage loans and related assets for investment and other purposes. Further, Nomura enters into resale and repurchase agreements and other financing arrangements with third parties and to finance its trading and inventory positions.

Nomura’s Securitization Program.    Nomura, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States and abroad. Nomura has been engaged in the origination of multifamily and commercial mortgage loans for securitization under programs substantially similar to its current program (which may have been modified, changed or amended from time to time) since 2001. The multifamily and commercial mortgage loans originated and securitized by Nomura include both fixed-rate loans and floating-rate loans and both conduit balance loans (which are average-size multifamily and commercial loans by industry standards) and large balance loans. Most of the multifamily and commercial mortgage loans included by Nomura in commercial mortgage securitizations in which Nomura has participated have been originated, directly by Nomura or through correspondents on its behalf. Nomura securitized approximately $951.8 million, $2.0 billion, $3.7 billion and $4.3 billion of commercial mortgage loans during the calendar years 2003, 2004, 2005 and 2006, respectively.

When Nomura originates mortgage loans in conjunction with third-party correspondents, the third-party correspondents generally perform the underwriting based on various criteria established or reviewed by Nomura, and Nomura originates or acquires the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Nomura may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Nomura. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

In connection with the commercial mortgage securitization transactions Nomura participates in, Nomura generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

In addition to the depositor, Nomura also works with rating agencies, unaffiliated mortgage loan sellers and servicers in connection with securitization transactions. Nomura will generally act as an originator and, in certain instances, a sponsor, in the commercial mortgage securitization transactions it participates in. Neither Nomura nor any of its affiliates has acted as a servicer of multifamily and commercial mortgage loans in the commercial mortgage securitizations it has participated in. Instead, the related depositor contracts with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates and the sale of related servicing rights by Nomura to the related servicer.

In connection with Nomura contributing mortgage loans to a commercial mortgage securitization transaction, Nomura may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents or arrange for a third party to do so on its behalf; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Nomura fails to materially conform to the specified representations and warranties or there is a material defect in or a material omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Nomura will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Nomura’s Underwriting Guidelines and Processes.

Set forth below is a discussion of certain general underwriting guidelines of Nomura generally applicable with respect to multifamily and commercial mortgage loans originated by Nomura. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Nomura from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section.

Loan Analysis.    Nomura performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien or bankruptcy searches and, if applicable and available, the loan payment history of the borrower or its principals. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a review of certain tenant leases. Depending on the type of real property involved and other relevant circumstances, Nomura’s underwriting staff and/or legal counsel will review leases of certain significant tenants. Nomura may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Nomura generally requires third-party appraisals, as well as third-party environmental reports, building condition reports and, if determined by Nomura to be applicable, seismic reports. Each report is reviewed for acceptability by Nomura or a third-party reviewer. The results of these reviews are incorporated into the underwriting analysis.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Nomura must be approved by one or more—depending on loan size—specified internal committees or by officers of Nomura, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of multifamily or commercial mortgage loans, Nomura will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt services reserves, interest guarantees and other sources of income or payment or factors expected to affect such matters.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular multifamily or commercial mortgage loan will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Nomura may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio (as described below), reserves, guarantees or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    Nomura also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Nomura, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Nomura may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nomura’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Nomura will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Nomura or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Nomura will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Nomura may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Nomura will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Nomura will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Nomura may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Nomura may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Nomura may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Nomura might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Nomura or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Nomura may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Nomura may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Nomura will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property consists of improvements located in California or in seismic zones 3 or 4, Nomura may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Nomura may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Nomura will generally consider whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Nomura will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Nomura to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Nomura’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the subject real property, the borrower and the principals of the borrower, Nomura may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, environmental remediation and/or other matters. Nomura conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Nomura and, in the case of some mortgage loans, no escrows or reserves will be established. Furthermore, Nomura may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Nomura may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Nomura’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Notwithstanding the foregoing discussion under this ‘‘—Nomura’s Underwriting Guidelines and Processes’’ section, Nomura may include mortgage loans in a trust fund which vary from, or do not comply with, Nomura’s underwriting guidelines. In addition, in some cases, Nomura may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

The Depositor

On the Closing Date, the Depositor will acquire the mortgage loans from each Mortgage Loan Seller and will simultaneously transfer the mortgage loans, without recourse, to the Trustee for the benefit of the Certificateholders. See ‘‘The Depositor’’ in the prospectus.

The Mortgage Loan Sellers

The Mortgage Loan Sellers are JPMCB, UBS Real Estate Securities Inc., Natixis Real Estate Capital Inc. and Nomura Credit & Capital, Inc. JPMorgan Chase Bank, N.A. is also the Swap Counterparty and is an affiliate of each of the Depositor and J.P. Morgan Securities Inc., one of the underwriters. Natixis Real Estate Capital Inc. is an affiliate of Natixis Securities North America Inc., one of the underwriters.

JPMorgan Chase Bank, N.A.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to JPMorgan Chase Bank, N.A.

UBS	Real Estate Securities Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to UBS Real Estate Securities Inc.

Natixis Real Estate Capital Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Natixis Real Estate Capital Inc.

Nomura Credit & Capital, Inc.

See ‘‘Transaction Parties—The Sponsors’’ in this free writing prospectus for a discussion relating to Nomura Credit & Capital, Inc.

The Issuing Entity

J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-LDP12, the issuing entity (the ‘‘Issuing Entity’’), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement. See ‘‘The Issuing Entity’’ in the prospectus.

The Trustee, Certificate Registrar, Authenticating Agent and Custodian

LaSalle Bank National Association (‘‘LaSalle’’) will be the trustee, certificate registrar (in that capacity, the ‘‘Certificate Registrar’’), authenticating agent (in that capacity, the ‘‘Authenticating Agent’’) and custodian (in that capacity, the ‘‘Custodian’’) under the Pooling and Servicing Agreement. The Trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global Securities and Trust Services – J.P. Morgan 2007-LDP12 or at such other address as the Trustee may designate from time to time.

LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since January 1994, LaSalle has served as trustee or paying agent on over 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of March 31, 2007, LaSalle serves as trustee or paying agent on over 465 commercial mortgage-backed securities transactions. The long-term unsecured debt of LaSalle is rated ‘‘A+’’ by S&P, ‘‘Aa3’’ by Moody’s and ‘‘AA–’’ by Fitch. The Depositor, the Mortgage Loan Sellers, the sponsors, the Master Servicer and the Special Servicer may maintain other banking relationships in the ordinary course of business with the Trustee.

As compensation for the performance of its routine duties, the Trustee will be paid a fee (the ‘‘Trustee Fee’’). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.00077% per annum (the ‘‘Trustee Fee Rate’’) and the Stated Principal Balance of the mortgage loans and be computed in the same manner as interest is calculated on such mortgage loans. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by it in the performance of its duties as the Trustee, Certificate Registrar, Authenticating Agent and Custodian in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee, Certificate Registrar, Authenticating Agent and Custodian under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will be entitled to a fee with respect to the Logan Portfolio loans. See ‘‘Description of the Pooling Agreements—The Trustee,’’ ‘‘—Duties of the Trustee,’’ ‘‘—Certain Matters Regarding the Trustee’’ and ‘‘—Resignation and Removal of the Trustee’’ in the prospectus.

In its capacity as custodian, LaSalle will hold the mortgage loan files (except with respect to the mortgage loan files for the Non-Serviced Mortgage Loans) exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

Using information set forth in this free writing prospectus, the Trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the Master Servicer, the Trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the Master Servicer, the Master Servicer will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Master Servicer, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer.

On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North America Holding Company, the indirect parent of LaSalle Bank National Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services group within LaSalle engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

The contract between ABN AMRO Bank N.V. and Bank of America Corporation contains a 14 calendar day ‘‘go shop’’ clause which continued until 11:59 PM New York time on May 6th, 2007. ABN AMRO Bank N.V. filed a copy of this contract on Form 6-K with the Securities and Exchange Commission on April 25, 2007. The contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

LaSalle Bank National Association and Natixis Real Estate Capital Inc., formerly known as IXIS Real Estate Capital Inc., are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Natixis RE for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some or all of the mortgage loans to be sold by Natixis RE to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

LaSalle Bank National Association and UBS Real Estate Securities Inc. (‘‘UBSREI’’) are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to UBSREI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by UBSREI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

The Trustee and its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful malfeasance on its part, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Trustee and its directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust fund against any loss, liability or expense incurred without negligence, bad faith or willful malfeasance on its part, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

The Master Servicer

General

Wells Fargo Bank, N.A., a national banking association (‘‘Wells Fargo Bank’’) will be the master servicer (the ‘‘Master Servicer’’) under the Pooling and Servicing Agreement.

Wells Fargo Bank

In its capacity as Master Servicer, Wells Fargo Bank will be the master servicer and in this capacity will be responsible for the master servicing and administration of the mortgage loans pursuant to the pooling and servicing agreement (except that Wells Fargo Bank in that capacity will play a limited role in the servicing of the non-serviced mortgage loans). The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since 1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody’s, Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’) and Fitch, Inc. (‘‘Fitch’’). Moody’s does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P’s and Fitch’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

As of March 31, 2007, the commercial mortgage servicing group of Wells Fargo Bank was responsible for servicing approximately 12,165 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $107.8 billion, including approximately 10,812 loans securitized in approximately 97 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $103.0 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securities transactions.

Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo Bank may appoint one or more sub-servicers to perform all or a portion of its duties under the Pooling and Servicing Agreement. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

Wells Fargo Bank has received an issuer rating of ‘‘Aaa’’ from Moody’s. Wells Fargo Bank’s long term deposits are rated ‘‘Aaa’’ by Moody’s, ‘‘AA’’ by S&P and ‘‘AA+’’ by Fitch.

Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

The information set forth in this free writing prospectus regarding the Master Servicer has been provided by it.

The Special Servicer

J.E. Robert Company, Inc. (the ‘‘Special Servicer’’), a Virginia corporation, will initially be appointed as Special Servicer of all of the mortgage loans (other than the Non-Serviced Mortgage Loans), and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. JER Investors Trust Inc., an affiliate of the Special Servicer, is anticipated to be the operating advisor and the purchaser of certain of the non-offered certificates with respect to the transaction described in this free writing prospectus. The principal offices of the Special Servicer are located at 1650 Tysons Boulevard, Suite 1600, McLean, Virginia, and its telephone number is (703) 714-8000.

The Special Servicer, through its subsidiaries, affiliates and joint ventures is involved in the real estate investment, finance and management business and engages principally in:

•	Acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

•	Equity and debt investments in, and recapitalizations of, operating companies with significant real estate assets;

•	Investing in high-yielding real estate loans; and

•	Investing in, and managing as special servicer, unrated, non-investment grade and investment grade securities issued pursuant to commercial mortgage loan securitization transactions.

In the ordinary course of business for the Special Servicer and its affiliates, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for, among other things, tenants, purchasers and financing.

The Special Servicer has substantial experience in working out mortgage loans and has been engaged in investing and managing commercial real estate assets since 1981 and servicing commercial mortgage loan securitization assets since 1992. The Special Servicer has a special servicer rating of ‘‘CSS1’’ from Fitch. The Special Servicer is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked ‘‘STRONG’’ by S&P. The ratings of the Special Servicer are based on an examination of many factors, including its financial condition, management team, organizational structure and operating history.

The number of commercial mortgage loan securitizations serviced by the Special Servicer has increased from 10 as of December 31, 2003 to 21 as of December 31, 2006. The Special Servicer acted as special servicer with respect to: (a) 10 commercial mortgage loan securitizations containing over 250 mortgage loans as of December 31, 2003, with an aggregate outstanding principal balance in excess of $1.6 billion; (b) 13 commercial mortgage loan securitizations containing over 550 mortgage loans as of December 31, 2004, with an aggregate outstanding principal balance in excess of $5.0 billion; (c) 17 commercial mortgage loan securitizations containing over 1,800 mortgage loans as of December 31, 2005, with an aggregate outstanding principal balance in excess of $21.7 billion; and (d) 21 commercial mortgage loan securitizations containing over 3,000 mortgage loans as of December 31, 2006, with an aggregate outstanding principal balance in excess of $37.6 billion.

Since its inception in 1981 and through December 31, 2006, the Special Servicer has resolved approximately 1,790 mortgage loans, with an aggregate principal balance of approximately $2.2 billion. Over the past three years, from 2004 through 2006, the Special Servicer has resolved over $485 million of U.S. commercial and multifamily mortgage loans. As of December 31, 2006, the Special Servicer was administering approximately 9 assets as special servicer with an outstanding principal balance of approximately $50 million. Those commercial real estate assets include mortgage loans secured by the same type of income producing properties as those securing the mortgage loans backing the certificates.

All of the specially serviced commercial mortgage loans are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs those assets. Certain of the duties of the Special Servicer and the provisions of the Pooling and Servicing Agreement regarding the Special Servicer, including without limitation information regarding the rights and obligations of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage Loans are set forth in this free writing prospectus under ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments,’’ ‘‘—Realization Upon Defaulted Mortgage Loans’’ and ‘‘—Rights Upon Event of Default.’’ Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal, replacement, resignation or transfer are described in this free writing prospectus under ‘‘Servicing of the Mortgage Loans— Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor.’’ Certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement are described in this free writing prospectus under ‘‘Servicing of the Mortgage Loans—General.’’ The Special Servicer will service the Specially Serviced Mortgage Loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement, in accordance with the mortgage loan documents and applicable laws, and in each case, subject to the Servicing Standard. The Special Servicer is not aware of any unique factors involved in servicing the Mortgage Loans in this transaction.

The Special Servicer has developed policies, procedures and processes regarding its special servicing obligations in respect of commercial mortgage loans and the underlying real properties, including managing delinquent loans and loans subject to the bankruptcy of the borrower. These policies, procedures and processes require that all actions taken by the Special Servicer comply with the requirements of the applicable pooling and servicing agreements. During the past three years, there have been no material changes to the Special Servicer’s special servicing policies, procedures and processes. Included in these policies, procedures and processes is the requirement that the Special Servicer segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holders of the related Companion Loans, if any). This account or accounts shall be an account meeting the requirements of the Pooling and Servicing Agreement. The funds in this account or accounts will not be commingled with the funds of the Special Servicer, or the funds of any of the Special Servicer’s other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

The Special Servicer occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

The Special Servicer does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. The Special Servicer does not have any advancing obligations for principal and interest with respect to the commercial mortgage loan securitizations as to which it acts as special servicer. The Special Servicer is permitted to make servicing advances with respect to the mortgage loans as to which it acts as special servicer, at its option and in accordance with the terms of the applicable pooling and servicing agreements. The Special Servicer has made all advances required to be made on commercial mortgage loans serviced by it during the past three years and during the same period has not defaulted in respect of any such advance obligations.

The Special Servicer will not have any primary custodial responsibility for original documents evidencing the underlying mortgage loans. Under very limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer may have physical custody of certain documents such as promissory notes as necessary for enforcement actions or sale transactions involving particular mortgage loans or REO Property. To the extent that the Special Servicer has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standards and the Special Servicer’s policies, procedures and processes.

From time-to-time, the Special Servicer may become a party to lawsuits and other legal proceedings arising in the ordinary course of business. The Special Servicer does not believe that any such lawsuits or legal proceedings would, individually or in aggregate, have a material adverse effect on its business or its ability to serve as special servicer in this or any other transactions. There are currently no legal proceedings pending and no legal proceedings known to be contemplated by governmental authorities, against the Special Servicer, or of which any of its property is the subject, that is material to the Certificateholders.

The Special Servicer is not an affiliate of the Depositor, the Sponsors, the trust, the Master Servicer, the Trustee or any Mortgage Loan Seller of any underlying Mortgage Loans identified in this free writing prospectus. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between the Special Servicer, on the one hand, and the Depositor, the Sponsors or the trust, on the other hand. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that would have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from this transaction, between the Special Servicer, on the one hand, and the Depositor, the Master Servicer, the Sponsors or the trust, on the other hand, that currently exist or that existed during the past two years.

No securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer has experienced an event of default as a result of any action or inaction performed by the Special Servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by the Special Servicer with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which the Special Servicer was acting as special servicer.

The information set forth herein regarding the Special Servicer has been provided by the Special Servicer.

Replacement of the Special Servicer

The Special Servicer may be removed, and a successor special servicer appointed, at any time by the Directing Certificateholder; provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.

Servicing and Other Compensation and Payment of Expenses

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement.

Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the trust is entitled to receive.

The table below summarizes the related fees and expenses to be paid from the assets of the trust and the recipient, general purpose and frequency of payments for those fees and expenses:

Type/Recipient(1)	Amount	Source(2)	Frequency
Fees
Servicing Fee / Master Servicer	With respect to the pool of mortgage loans in the trust, the product of the monthly portion of the related annual Servicing Fee Rate(3) calculated on the outstanding principal amount of each mortgage loan in the trust.	First, out of recoveries of interest with respect to that mortgage loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account.	Monthly
Special Servicing Fee / Special Servicer	With respect to each mortgage loan that is being specially serviced or as to which the related Mortgaged Property has become an REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan or REO Loan.	First, from any revenues received with respect to the related mortgage loan or any related REO Property, and then from general funds on deposit in the Certificate Account.	Monthly
Workout Fee / Special Servicer	With respect to each mortgage loan that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan for so long as it remains a Corrected Mortgage Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan.	Time to time
Liquidation Fee / Special Servicer(5)	With respect to any Specially Serviced Mortgage Loan for which the Special Servicer obtains a full or partial payment of any liquidation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).	First, from any Liquidation Proceeds and any other revenues received with respect to the related mortgage loan or any related REO Property and then from general funds on deposit in the Certificate Account.	Time to time
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Trustee Fee Rate(6) multiplied by the total outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly

Type/Recipient(1)	Amount	Source(2)	Frequency
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations, and, under certain circumstances, from collections on the related Companion Loans.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, and, under certain circumstances, from collections on the related Companion Loan.	Monthly
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related mortgage loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate.	First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account.	Monthly
Indemnification Expenses / Trustee, Depositor, Master Servicer or Special Servicer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.	Out of general funds on deposit in the Certificate Account, subject to certain limitations.	Time to time

(1)	If the Trustee succeeds to the position of the Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus less in certain cases a portion of the Servicing Fee as described below.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer or the Trustee in the case of amounts owed to any of them) prior to distributions on the Certificates.
(3)	The Servicing Fee for each mortgage loan will range, on a loan-by-loan basis, from 0.02000% per annum to 0.13500% per annum, as described below.
(4)	The Special Servicing Fee Rate for each mortgage loan will equal 0.25% per annum, as described in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.
(5)	Circumstances as to when a Liquidation Fee is not payable are set forth in this ‘‘—Servicing and Other Compensation and Payment of Expenses’’ section.
(6)	The Trustee Fee Rate will equal 0.00077% per annum, as described above under ‘‘—The Trustee, Certificate Registrar, Authenticating Agent and Custodian.’’

The fee of the Master Servicer (the ‘‘Servicing Fee’’) will be payable monthly from amounts received in respect of the mortgage loans (including the Non-Serviced Mortgage Loans) and the Companion Loans (to the extent permitted under the related intercreditor agreement), and will accrue at a rate (the ‘‘Servicing Fee Rate’’), equal to a per annum rate ranging from 0.02000% to 0.13500%. The Servicing Fee Rate includes, in the case of the Non-Servicing Loans, the primary servicing fee payable to the Servicer under the JPMCC 2007-LDP11 Pooling and Servicing Agreement. As of the Cut-off Date, the weighted average Servicing Fee Rate will be approximately 0.25% per annum. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees; provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction; (2) a specified percentage of all assumption (subject to certain sub-servicing agreements), extension, certain modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans and the Companion Loans (to the extent permitted under the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the processing and/or approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that accrued while the related mortgage loans and the related Companion Loans (to the extent permitted under the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related mortgage loans or the related Companion Loans (to the extent applicable) since the Closing Date. The Master Servicer is also entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Non-Serviced Mortgage Loans) and the related Companion Loans and in the same manner as interest is calculated on the mortgage loans and the Companion Loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1 to this free writing prospectus. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate. With respect to the AB Subordinate Companion Loans, the Servicing Fee, if any, will be computed and allocated as provided in the related AB Intercreditor Agreement.

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

Each of the Non-Serviced Mortgage Loans is being serviced under the JPMCC 2007-LDP11 Pooling and Servicing Agreement (including those occasions under the JPMCC 2007-LDP11 Pooling and Servicing Agreement when the servicing of such Non-Serviced Mortgage Loan has been transferred from the JPMCC 2007-LDP11 Master Servicer to the JPMCC 2007-LDP11 Special Servicer). Accordingly, in its capacity as the Special Servicer under the Pooling and Servicing Agreement, the Special Servicer will not be entitled to receive any servicing compensation for any Non-Serviced Mortgage Loan. Only the JPMCC 2007-LDP11 Special Servicer will be entitled to special servicing compensation on each Non-Serviced Mortgage Loan.

The ‘‘Special Servicing Fee’’ will accrue with respect to each Specially Serviced Mortgage Loan or REO loan for each distribution date at a rate equal to the special servicing fee rate equal to a per annum rate of 0.25% (the ‘‘Special Servicing Fee Rate’’) and will be payable monthly from the trust fund. Each Non-Serviced Loan will be subject to a special servicing fee under the JPMCC JPMCC 2007-LDP II Pooling and Servicing Agreement if transferred to special servicing which will accrue at a rate equal to 0.25% per annum.

The ‘‘Workout Fee’’ will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a ‘‘Workout Fee Rate’’ of 1.0% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to a mortgage loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments. Each Non-Serviced Mortgage Loan will be subject to a workout fee pursuant to the JPMCC 2007-LDP11 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.0% of each collection of principal and interest.

A ‘‘Liquidation Fee’’ will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a ‘‘Liquidation Fee Rate’’ of 1.0% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchase (including any applicable extension thereof), (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class, the Special Servicer or either Master Servicer, or with respect to any AB Mortgage Loan, the holder of the related AB Subordinate Companion Loan or with respect to a mortgage loan that is subject to mezzanine indebtedness, the holder of the related mezzanine loan; provided that with respect to a mortgage loan that is subject to mezzanine indebtedness, the purchase occurs within the time period provided in the underlying intercreditor agreement or, if no such time period is specified, 60 days from the date the related mortgage loan becomes a Specially Serviced Mortgage Loan), or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. Each Non-Serviced Mortgage Loan will be subject to a liquidation fee pursuant to the JPMCC 2007-LDP11 Pooling and Servicing Agreement, which will accrue at a rate equal to 1.0% of the related payment. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

Any Liquidation Fees in respect of any Pari Passu Mortgage Loan will be payable out of, and based on, collections on the applicable Whole Loan.

The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, assumption fees, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all application, assumption, extension, certain modification, waiver, consent and earnout fees received with respect to all mortgage loans (except for the

Non-Serviced Mortgage Loans) that are not Specially Serviced Mortgage Loans and that are processed by and/or for which the Special Servicer’s consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loans since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loan.

Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

As and to the extent described in this free writing prospectus under ‘‘Description of the Certificates—Advances’’, the Master Servicer and the Special Servicer will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer or the Special Servicer, as applicable, will be responsible for all fees payable to any sub-servicers. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus and ‘‘Description of the Pooling Agreements—Certificate Account’’ and ‘‘—Servicing Compensation and Payment of Expenses’’ in the prospectus.

If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a ‘‘Prepayment Interest Excess.’’ Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a ‘‘Prepayment Interest Shortfall.’’ Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on the Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a ‘‘Compensating Interest Payment’’) in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than Specially Serviced Mortgage Loans) it services for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan it services for which such Servicing Fees are being paid in such Due Period, calculated at 0.01% per annum and (B) all Prepayment Interest Excesses received in respect of the mortgage loans it services for the related Distribution Date and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period with respect to the mortgage loan it services subject to such prepayment. If a Prepayment Interest Shortfall occurs as a result of the Master Servicer’s allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period earned by that Master Servicer, (B) all Prepayment Interest Excesses with respect to the Master Servicer and (C) to the extent earned on principal prepayments, net investment earnings payable to the Master Servicer for such Due Period received by the Master Servicer during such Due Period with respect to the mortgage loan subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

 Description of the Certificates

General

The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer and the Trustee (the ‘‘Pooling and Servicing Agreement’’) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, in the case of any mortgage loan with a split loan structure, only to the extent of the trust fund’s interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account, the Floating Rate Account or the REO Account, if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor, (6) the swap contract for the benefit of the Class A-4FL Certificates (the ‘‘Class A-4FL Swap Contract’’) and (7) the swap contract for the benefit of the Class A-MFL Certificates (the ‘‘Class A-MFL Swap Contract’’ and together with the Class A-4FL Swap Contract, the ‘‘Swap Contracts’’).

The Depositor’s Commercial Mortgage Pass-Through Certificates, Series 2007-LDP12 (the ‘‘Certificates’’) will consist of the following classes (each, a ‘‘Class’’): the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FL, Class A-SB and Class A-1A Certificates (collectively, the ‘‘Class A Certificates’’), the Class X, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T, Class NR, Class S, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this free writing prospectus as the ‘‘Senior Certificates.’’ The Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates are referred to collectively in this free writing prospectus as the ‘‘Subordinate Certificates.’’ The Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates are referred to in this free writing prospectus as the ‘‘Subordinate Offered Certificates.’’ The Class R and Class LR Certificates are referred to collectively in this free writing prospectus as the ‘‘Residual Certificates.’’

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4FL, Class A-SB, Class A-1 A, Class X, Class A-M, Class A-MFL, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates are offered hereby (collectively, the ‘‘Offered Certificates’’). The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T, Class NR, Class S, Class R and Class LR Certificates (collectively, the ‘‘Non-Offered Certificates’’) have not been registered under the Securities Act of 1933, as amended, and are not offered hereby.

On the Closing Date, each of the ‘‘Class A-4FL Regular Interest’’ and ‘‘Class A-MFL Regular Interest’’ will also be issued by the trust as an uncertificated regular interest in one of the REMICs. The Class A-4FL and Class A-MFL Regular Interests are not offered by this free writing prospectus. The Depositor will transfer the Class A-4FL and Class A-MFL Regular Interests to the trust in exchange for the Class A-4FL and Class A-MFL Certificates. The Class A-4FL and Class A-MFL Certificates will represent all of the beneficial ownership interests in the portions of the trust that consist of the Class A-4FL and Class A-MFL Regular Interest, the related Floating Rate Accounts and the related Swap Contracts, respectively.

The ‘‘Certificate Balance’’ of any Class of Certificates (other than the Class A-4FL and Class A-MFL Certificates, Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests (and correspondingly the Class A-4FL and Class A-MFL Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates (other than the Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests (and correspondingly the Class A-4FL and Class A-MFL Certificates) will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates (other than the Class A-4FL Certificates, Class A-MFL Certificates, Class S Certificates, Class X Certificates and Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests (and correspondingly the Class A-4FL and Class A-MFL Certificates) on that Distribution Date. With respect to any Class of Certificates (other than the Class A-4FL and Class A-MFL Certificates) or the Class A-4FL or Class A-MFL Regular Interest that has unreimbursed Collateral Support Deficit allocated to such Class, the Certificate Balance of such Class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such Class, allocated in accordance with the distribution priorities described under ‘‘—Distributions—Priority’’ below.

The Certificate Balance of the Class A-4FL and Class A-MFL Certificates will be reduced or increased on each Distribution Date in an amount corresponding to any such reduction or increase in the Certificate Balance of the Class A-4FL or Class A-MFL Regular Interest, as applicable. The initial Certificate Balance of the Class A-4FL and Class A-MFL Certificates will be equal to the initial Certificate Balance of the Class A-4FL and Class A-MFL Regular Interests, respectively, which is expected to be the balance set forth on the cover of this free writing prospectus.

The Class S Certificates, Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their notional amount (the ‘‘Notional Amount’’). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class A-4FL, Class A-MFL, Class X, Class S, Class R and Class LR Certificates) (the ‘‘Principal Balance Certificates’’) and the Class A-4FL and Class A-MFL Regular Interests outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $2,504,667,937.

The Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $194,111,937.

The Class S Certificates will not have a Certificate Principal Balance and will be entitled to receive only Excess Interest received on the ARD Loan.

The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance (other than the Class A-4FL, Class A-MFL and Class X Certificates), and integral multiples of $1 in excess of that amount. The Class A-4FL and Class A-MFL Certificates will be offered in minimum denominations of $100,000 initial Certificate Balance. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess thereof. The ‘‘Percentage Interest’’ evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (‘‘DTC’’). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a ‘‘Certificate Owner’’) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under ‘‘—Book-Entry Registration and Definitive Certificates’’ below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (‘‘Clearstream’’) and Euroclear Bank, as operator of the Euroclear System (‘‘Euroclear’’) participating organizations, the ‘‘Participants’’), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See ‘‘Description of the Certificates— Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Book-Entry Registration and Definitive Certificates

General.    Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the ‘‘Depositories’’), which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a ‘‘banking organization’’ within the meaning of the New York Banking Law, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (‘‘Direct Participants’’). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (‘‘Indirect Participants’’). Transfers between DTC Participants will occur in accordance with DTC rules.

Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under ‘‘—Reports to Certificateholders; Certain Available Information’’ below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the ‘‘Rules’’), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the Depositor, the Master Servicer, the underwriters, the Special Servicer or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates.    Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates,’’ the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see ‘‘Description of the Certificates—Book-Entry Registration and Definitive Certificates’’ in the prospectus.

Distributions

Method, Timing and Amount.    Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 15th day of each month or, if the 15th day is not a business day, then on the next succeeding business day, commencing in September 2007 (each, a ‘‘Distribution Date’’). The ‘‘Determination Date’’ for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the ‘‘Record Date’’ will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The amount allocated to the Class A-4FL and Class A-MFL Regular Interests due to the Swap Counterparty under the related Swap Contract with respect to each Distribution Date will be deposited into the applicable Floating Rate Account on the business day prior to the related Distribution Date. In addition, amounts payable to the trust by the Swap Counterparty under each Swap Contract with respect to the Distribution Date will be deposited into the applicable Floating Rate Account. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the ‘‘Certificate Account’’) as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in its Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (for which it is acting as the Master Servicer) (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the ‘‘Insurance and Condemnation Proceeds’’) and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the ‘‘Liquidation Proceeds’’)), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on each Whole Loan will be limited to the portion of such amounts that are payable to the holder of the mortgage loan included in the trust pursuant to the related intercreditor agreement.

The Trustee is required to establish and maintain accounts (the ‘‘Upper-Tier Distribution Account’’ and the ‘‘Lower-Tier Distribution Account,’’ each of which may be sub-accounts of a single account (collectively, the ‘‘Distribution Account’’)), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders (other than the Holders of the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests as described in this free writing prospectus. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The Master Servicer, the Special Servicer and the Trustee will be entitled to payment of certain fees as compensation for its services performed under the Pooling and Servicing Agreement.

Certain additional fees and costs payable by the related borrowers are allocable to the Master Servicer, the Special Servicer and the Trustee, but such amounts are not payable from amounts that the trust fund is entitled to receive. See ‘‘Transaction Parties— Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus.

The Trustee is required to establish and maintain an ‘‘Interest Reserve Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (unless, in either case, the related Distribution Date is the final Distribution Date), the Trustee will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the ‘‘Withheld Loans’’), in an amount equal to one day’s interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, ‘‘Withheld Amounts’’). On the Master Servicer Remittance Date occurring each March (or February if the related Distribution Date is the final Distribution Date), the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

The Trustee is required to establish and maintain an ‘‘Excess Interest Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class S Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the Master Servicer prior to the related Determination Date.

The Trustee is required to establish and maintain a ‘‘Class LR Distribution Account,’’ which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class LR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Class LR Distribution Account any distributions with respect to the residual interests in the Loan REMICs received by the Master Servicer prior to the related Determination Date.

The Trustee is required to establish and maintain an account (the ‘‘Gain on Sale Reserve Account’’), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (‘‘Permitted Investments’’). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, Excess Interest Distribution Account and the Gain on Sale Reserve Account may be invested by the Trustee in Permitted Investments. The Trustee will be entitled to retain any interest or other income earned on such funds and the Trustee will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The aggregate amount available for distribution to the Certificateholders (other than the holders of the Class A-4FL, Class A-MFL and Class S Certificates) and the Class A-4FL and Class A-MFL Regular Interests to the extent described in this free writing prospectus on each Distribution Date (the ‘‘Available Distribution Amount’’) will, in general, equal the sum of the following amounts (without duplication):

(x)    the total amount of all cash received on the mortgage loans and any REO Properties that is on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account (and with respect to each Non-Serviced Mortgage Loan, only to the extent received by the Trustee pursuant to the JPMCC 2007-LDP11 Pooling and Servicing Agreement), as of the related Master Servicer Remittance Date, exclusive of (without duplication):

(1)    all scheduled payments of principal and/or interest (the ‘‘Periodic Payments’’) and balloon payments collected but due on a due date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)    all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, subsequent to the related due date);

(3)    all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)    with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)    Excess Interest;

(6)    all Yield Maintenance Charges;

(7)    all amounts deposited in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account in error; and

(8)    any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(y)    all P&I Advances made by the Master Servicer with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus; and

(z)    with respect to the Distribution Date occurring in each March (or February if the related Distribution Date is the final Distribution Date), the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

The aggregate amount available for distributions to the holders of the Class A-4FL and Class A-MFL Certificates on each Distribution Date (the ‘‘Class A-4FL Available Funds’’ and ‘‘Class A-MFL Available Funds,’’ respectively) for each such Class will equal the sum of (i) the total amount of all principal and/or interest distributions on or in respect of the Class A-4FL or Class A-MFL Regular Interest, as applicable, with respect to the Distribution Date and (ii) the amounts, if any, received from the Swap Counterparty pursuant to the related Swap Contract for the Distribution Date, less (iii) all amounts required to be paid to the Swap Counterparty pursuant to the related Swap Contract for the Distribution Date. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

The ‘‘Due Period’’ for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs; provided that the first Due Period with respect to any mortgage loan with its first due date after August 2007 will begin on the day immediately following the Cut-off Date of such mortgage loan.

Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

Priority.    On each Distribution Date, for so long as the Certificate Balances or Notional Amount of the Certificates has not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-4FL Regular Interest, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for such Class, without regard to Loan Group, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion of the Available Distribution Amount) is not sufficient to make distributions in full to the related Classes as described above, the Available Distribution Amount will be allocated among the above Classes without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class for such Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB and Class A-1A Certificates and Class A-4FL Regular Interest, in reduction of the Certificate Balances of those Classes, concurrently: (i)(A) first, to the Class A-SB Certificates, in an amount equal to the Group 1

Principal Distribution Amount for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount for such Distribution Date remaining after payments specified in clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB Planned Principal Balance, (B) then, to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clause (i)(A) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clause (i)(A) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-1 Certificates is reduced to zero, (C) to the Class A-2 Certificates in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A) and (B) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A) and (B) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-2 Certificates is reduced to zero, (D) then to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B) and (C) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates is reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B) and (C) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-3 Certificates is reduced to zero, (E) then, pro rata to the Class A-4 Certificates and A-4FL Regular Interest, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C) and (D) above have been made) for such Distribution Date and, after the Certificate Balances of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C) and (D) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balances of the Class A-4 Certificates and the Class A-4FL Regular Interest are reduced to zero, and (F) to the Class A-SB Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above have been made) for such Distribution Date and, after the Certificate Balance of the Class A-1A Certificates has been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D) and (E) above and clause (ii) below have been made on such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero; and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Certificate Balances of the Class A-4 and Class A-SB Certificates and the Class A-4FL Regular Interest have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments specified in clauses (i)(A), (B), (C), (D), (E) and (F) above have been made on such Distribution Date, until the Certificate Balance of the Class A-1A Certificates is reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and Class A-4FL Regular Interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

Fourth, pro rata to the Class A-M Certificates and the Class A-MFL Regular Interest, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifth, pro rata to the Class A-M Certificates and the Class A-MFL Regular Interest, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates) and Class A-4FL Regular Interest to zero, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Sixth, pro rata to the Class A-M Certificates and the Class A-MFL Regular Interest, until all amounts of Collateral Support Deficit previously allocated to the Class A-M Certificates and the Class A-MFL Regular Interest, but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class A-J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eighth, to the Class A-J Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates to zero, to the Class A-J Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class-4FL and Class A-MFL Regular Interests and Class A-M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Ninth, to the Class A-J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class A-J Certificates, but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Eleventh, to the Class B Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates and Class A-J Certificates to zero, to the Class B Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates) and Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates and Class A-J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twelfth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fourteenth, to the Class C Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates and Class B Certificates to zero, to the Class C Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates) and Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifteenth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Seventeenth, to the Class D Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates to zero, to the Class D Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Eighteenth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twentieth, to the Class E Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates to zero, to the Class E Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-first, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-third, to the Class F Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates to zero, to the Class F Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-fourth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-fifth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-sixth, to the Class G Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates to zero, to the Class G Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Twenty-seventh, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-eighth, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Twenty-ninth, to the Class H Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates to zero, to the Class H Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirtieth, the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-first, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-second, to the Class J Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates to zero, to the Class J Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-third, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-fourth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-fifth, to the Class K Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates to zero, to the Class K Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-sixth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

Thirty-seventh, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Thirty-eighth, to the Class L Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the

Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates to zero, to the Class L Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Thirty-ninth, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

Fortieth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-first, to the Class M Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates to zero, to the Class M Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates) Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-second, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-third, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-fourth, to the Class N Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates to zero, to the Class N Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-fifth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-sixth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Forty-seventh, to the Class P Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the

Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates to zero, to the Class P Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Forty-eighth, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

Forty-ninth, to the Class Q Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fiftieth, to the Class Q Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates to zero, to the Class Q Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-first, to the Class Q Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class Q Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-second, to the Class T Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifty-third, to the Class T Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class Q Certificates to zero, to the Class T Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates and Class Q Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-fourth, to the Class T Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class T Certificates, but not previously reimbursed, have been reimbursed in full;

Fifty-fifth, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

Fifty-sixth, to the Class NR Certificates, in reduction of the Certificate Balance of that Class following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates, Class Q Certificates and Class T Certificates to zero, to the Class NR Certificates an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-4FL Certificates), Class A-4FL and Class A-MFL Regular Interests, Class A-M Certificates, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class P Certificates, Class Q Certificates and Class T Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

Fifty-seventh, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

Fifty-eighth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates or Class A-4FL or Class A-MFL Regular Interest, as applicable, in respect of which a reimbursement is made.

Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the ‘‘Cross-Over Date’’), the Principal Distribution Amount will be distributed pursuant to clause (i), (ii) and (iii) of priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest without regard to the priorities set forth above and without regard to Loan Group 1 or Loan Group 2 or the Class A-SB Planned Principal Balance.

Distributions on the Class A-4FL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-4FL Regular Interest (and, correspondingly, the Class A-4FL Certificates) has not been reduced to zero, the Trustee is required to apply amounts on deposit in the applicable Floating Rate Account to the extent of the Class A-4FL Available Funds, in the following order of priority:

First, to the Class A-4FL Certificates in respect of interest, up to an amount equal to the Class A-4FL Interest Distribution Amount;

Second, to the Class A-4FL Certificates in respect of principal, the Class A-4FL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-4FL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-4FL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Distributions on the Class A-MFL Certificates.    On each Distribution Date, for so long as the Certificate Balance of the Class A-MFL Regular Interest (and, correspondingly, the Class A-MFL Certificates) has not been reduced to zero, the Trustee is required to apply amounts on deposit in the applicable Floating Rate Account to the extent of the Class A-MFL Available Funds, in the following order of priority:

First, to the Class A-MFL Certificates in respect of interest, up to an amount equal to the Class A-MFL Interest Distribution Amount;

Second, to the Class A-MFL Certificates in respect of principal, the Class A-MFL Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero; and

Third, to the Class A-MFL Certificates until all amounts of Collateral Support Deficit previously allocated to the Class A-MFL Certificates, but not previously reimbursed, have been reimbursed in full. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Pass-Through Rates.    The interest rate (the ‘‘Pass-Through Rate’’) applicable to each Class of Certificates (other than the Class S and the Residual Certificates) for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to    %.

The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to    %.

The Pass-Through Rate on the Class A-4FL Certificates is a per annum rate equal to LIBOR plus     %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contracts’’ in this free writing prospectus, the Pass-Through Rate on the Class A-4FL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-4FL Regular Interest.

The Pass-Through Rate on the Class A-4FL Regular Interest is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-SB Certificates is a per annum rate equal to    %.

The Pass-Through Rate on the Class A-1A Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-M Certificate is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-MFL Certificates is a per annum rate equal to LIBOR plus     %; provided, however, under certain circumstances described under ‘‘Description of the Swap Contracts’’ in this free writing prospectus, the Pass-Through Rate on the Class A-MFL Certificates may be effectively reduced or may convert to a per annum rate equal to the Pass-Through Rate on the Class A-MFL Regular Interest.

The Pass-Through Rate on the Class A-MFL Regular Interest is a per annum rate equal to     %.

The Pass-Through Rate on the Class A-J Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class B Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class C Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class D Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class E Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class F Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class G Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class H Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class J Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class K Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class L Certificates is a per annum rate equal to      %.

The Pass-Through Rate on the Class M Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class N Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class P Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class Q Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class T Certificates is a per annum rate equal to     %.

The Pass-Through Rate on the Class NR Certificates is a per annum rate equal to     %.

The term ‘‘LIBOR’’ means, with respect to the Class A-4FL and Class A-MFL Certificates and each Interest Accrual Period, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major banks in the London interbank market selected by the Trustee to provide such bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will request the principal London office of each of those four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the Trustee, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of such Interest Accrual Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The Trustee will determine LIBOR for each Interest Accrual Period and the determination of LIBOR by the Trustee will be binding absent manifest error.

The ‘‘LIBOR Determination Date’’ for the Class A-4FL and Class A-MFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR Business Days prior to the Closing Date, and (ii) with respect to each Interest Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period. A ‘‘LIBOR Business Day’’ is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London, England.

The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately       % per annum. The Pass-Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on all of the other Certificates (other than the Class A-4FL, Class A-MFL, Class S, Class R and Class LR Certificates) and the Class A-4FL and Class A-MFL Regular Interests, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-9 of this free writing prospectus. The Pass-Through Rates on the Class A-4FL and Class A-MFL Regular Interests for the first Distribution Date are expected to be per annum rates equal to     % and        %, respectively.

The ‘‘WAC Rate’’ with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

The ‘‘Net Mortgage Rate’’ for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year (in either case, unless the related Distribution Date is the final Distribution Date) or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

‘‘Administrative Cost Rate’’ as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

‘‘Mortgage Rate’’ with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

‘‘Excess Interest’’ with respect to the ARD Loan is the interest accrued at the related Revised Rate in respect of the ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

Interest Distribution Amount.    Interest will accrue for each Class of Certificates (other than the Class A-4FL, Class A-MFL and Class S Certificates and the Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests during the related Interest Accrual Period. The ‘‘Interest Distribution Amount’’ of any Class of Certificates (other than the Class A-4FL, Class A-MFL and Class S Certificates and the Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests for any Distribution Date is an amount equal to the sum of all Distributable Certificate Interest in respect of that Class of Certificates or the Class A-4FL and Class A-MFL Regular Interests for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates and any Accrued Interest from Recoveries for such Class of Certificates or the Class A-4FL and Class A-MFL Regular Interests to the extent not previously paid, for all prior Distribution Dates.

The ‘‘Class A-4FL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate for the Class A-4FL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-4FL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

The ‘‘Class A-MFL Interest Distribution Amount’’ will be, with respect to any Distribution Date, the sum of (a) interest accrued during the related Interest Accrual Period at the applicable Pass Through Rate for the Class A-MFL Certificates on the Certificate Balance of such Class and (b) to the extent not previously paid, amounts of interest distributable on the Class A-MFL Certificates for all previous Distribution Dates. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

‘‘Accrued Interest from Recoveries’’ in respect of each Distribution Date and any Class of Certificates (other than the Class X, Class A-4FL, Class A-MFL and Class S Certificates and the Residual Certificates) or the Class A-4FL and Class A-MFL Regular Interests that had an increase to its Certificate Balance as a result of a recovery of Nonrecoverable Advances, an amount equal to interest at the Pass-Through Rate applicable to that Class on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support

Deficit was allocated to such Class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased.

The ‘‘Interest Accrual Period’’ in respect of each Class of Certificates (other than the Class A-4FL, Class A-MFL and Class S Certificates and the Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. With respect to the Class A-4FL and Class A-MFL Certificates, the Interest Accrual Period will be the period from and including the Distribution Date in the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) to, but excluding, the related Distribution Date and will be calculated on an Actual/360 Basis; provided, however, if the Pass-Through Rate for the Class A-4FL or Class A-MFL Certificates converts to a fixed rate, the Interest Accrual Period for that Class will be the calendar month prior to the month in which that Distribution Date occurs and will be calculated on a 30/360 Basis. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

The ‘‘Distributable Certificate Interest’’ in respect of each Class of Certificates (other than the Class A-4FL, Class A-MFL, Class S Certificates and the Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that Class of Certificates or the Class A-4FL or Class A-MFL Regular Interests for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class of Certificates or the Class A-4FL or Class A-MFL Regular Interest’s, as applicable, allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the ‘‘Net Aggregate Prepayment Interest Shortfall’’).

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Class A-4FL, Class A-MFL, Class S, Class X and the Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates or the Class A-4FL and Class A-MFL Regular Interests, as the case may be, for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Class A-4FL, Class A-MFL, Class S, Class X and the Residual Certificates) and the Class A-4FL or Class A-MFL Regular Interests for the related Distribution Date. Any allocation of Net Aggregate Prepayment Interest Shortfall to the Class A-4FL or Class A-MFL Regular Interests will result in a corresponding dollar-for-dollar reduction in interest paid by the Swap Counterparty to the respective Certificateholders. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Principal Distribution Amount.    So long as (i) either the Class A-4 or the Class A-SB Certificates or Class A-4FL Regular Interest and (ii) the Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date as it relates to distributions to the Class A Certificates will be calculated on a Loan-Group-by- Loan Group basis. On each Distribution Date after the Certificate Balance of either (i) each of the Class A-4 and Class A-SB Certificates and Class A-4FL Regular Interest or (ii) the Class A-1A Certificates has been reduced to zero (other than as a result of losses), a single Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The ‘‘Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution

Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

The ‘‘Group 1 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date, and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of ‘‘Group 2 Principal Distribution Amount’’ had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, (i) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 2 Principal Distribution Amount as required under clause (ii) of the definition of Group 2 Principal Distribution Amount, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (ii) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 1 Principal Distribution Amount up to such amounts and then to increase the Group 2 Principal Distribution Amount).

The ‘‘Group 2 Principal Distribution Amount’’ for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of Group 1 Principal Distribution Amount had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, (I) that in the case of clauses (i) and (ii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, subject to the application of any recovery to increase the Group 1 Principal Distribution Amount as required under clause (II) of the definition of Group 1 Principal Distribution Amount, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs; and (II) that in the case of clause (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will first be applied to increase the Group 2 Principal Distribution Amount up to such amounts and then to increase the Group 1 Principal Distribution Amount).

The ‘‘Scheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, the last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

The ‘‘Unscheduled Principal Distribution Amount’’ for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Master Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Master Servicer Remittance Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The ‘‘Assumed Scheduled Payment’’ for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term ‘‘Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1 A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates and the Class A-4FL and Class A-MFL Regular Interests on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term ‘‘Group 1 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-4FL Regular Interest, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-4FL Regular Interest, on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term ‘‘Group 2 Principal Shortfall’’ for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the aggregate Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

The ‘‘Class A-SB Planned Principal Balance’’ for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex D to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See ‘‘Yield and Maturity Considerations—Weighted Average Life’’ in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex D to this free writing prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, there can be no assurance that the balance of the Class A-SB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in Annex D. In particular, once the Certificate Balances of the Class A-1A, Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and the Class A-4FL Regular Interest have been reduced to zero, any portion of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, remaining on any Distribution Date, will be distributed on the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

With respect to any Distribution Date, the ‘‘Class A-4FL Principal Distribution Amount’’ will be an amount equal to the amount of principal allocated in respect of the Class A-4FL Regular Interest on that Distribution Date and the ‘‘Class A-MFL Principal Distribution’’ will be an amount equal to the amount of principal allocated in respect of the Class A-MFL Regular Interest on that Distribution Date. See ‘‘Description of the Certificates—Distributions—Priority’’ and ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Certain Calculations with Respect to Individual Mortgage Loans.    The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The ‘‘Stated Principal Balance’’ of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See ‘‘Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws’’ in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the Certificates and the Class A-4FL and Class A-MFL Regular Interests, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect to such REO Property an outstanding mortgage loan (including any REO Property with respect to each Non-Serviced Mortgage Loan held pursuant to the JPMCC 2007-LDP11 Pooling and Servicing Agreement) (an ‘‘REO Loan’’), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this free writing prospectus and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be ‘‘due’’ in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

Excess Interest.    On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to the ARD Loan on or prior to the related Determination Date to the Class S Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered Certificates (excluding the Class A-4FL, Class A-MFL and Class X Certificates), the Class A-4FL and Class A-MFL Regular Interests and the Class G, Class H, Class J and Class K Certificates in the following manner: the holders of each Class of Offered Certificates (excluding the Class A-4FL, Class A-MFL and Class X Certificates), the Class A-4FL and Class A-MFL Regular Interests and the Class G, Class H, Class J and Class K Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or the Class A-4FL or Class A-MFL Regular Interest, as applicable, and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates or the Class A-4FL or Class A-MFL Regular Interest entitled to distributions of principal with respect to the related Loan Group, as applicable, on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges with respect to that

Loan Group will be allocated among all such Classes of Certificates and the Class A-4FL or Class A-MFL Regular Interest, as applicable, within the related Loan Group up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates

On any Distribution Date, for so long as the related Swap Contract is in effect, Yield Maintenance Charges distributable in respect of the Class A-4FL or Class A-MFL Regular Interests, as applicable, will be payable to the Swap Counterparty and on any Distribution Date on which the related Swap Contract is not in effect, Yield Maintenance Charges distributable in respect of the Class A-4FL or Class A-MFL Regular Interests, as applicable, will be distributable to the holders of the Class A-4FL or Class A-MFL Certificates. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

The ‘‘Base Interest Fraction’’ with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1 A, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates and the Class A-4FL and Class A-MFL Regular Interests is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates or the Class A-4FL or Class A-MFL Regular Interest, as applicable, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

For a description of Yield Maintenance Charges, see ‘‘Description of the Mortgage Pool— Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. See also ‘‘Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions’’ and ‘‘Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the prospectus regarding the enforceability of Yield Maintenance Charges.

Assumed Final Distribution Date; Rated Final Distribution Date

The ‘‘Assumed Final Distribution Date’’ with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	October 15, 2011
Class A-2	August 15, 2012
Class A-3	August 15, 2014
Class A-4	July 15, 2017
Class A-4FL	July 15, 2017
Class A-SB	October 15, 2016
Class A-1A	July 15, 2017
Class X	September 15, 2027
Class A-M	August 15, 2017
Class A-MFL	August 15, 2017
Class A-J	August 15, 2017
Class B	August 15, 2017
Class C	August 15, 2017
Class D	August 15, 2017
Class E	August 15, 2017
Class F	August 15, 2017

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loan is prepaid in full on its Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

The Rated Final Distribution Date for each Class of Offered Certificates will be February 15, 2051. See ‘‘Ratings’’ in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of each Class of Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of each Class of Certificates with a higher distribution priority, such that:

•	the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class T Certificates,

•	the rights of the holders of the Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class Q Certificates,

•	the rights of the holders of the Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

•	the rights of the holders of the Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class N Certificates,

•	the rights of the holders of the Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

•	the rights of the holders of the Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

•	the rights of the holders of the Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

•	the rights of the holders of the Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

•	the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

•	the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

•	the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

•	the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

•	the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

•	the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

•	the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates,

•	the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class A-J Certificates,

•	the rights of the holders of the Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates will be subordinated to the rights of the holders of the Class A-M Certificates and Class A-MFL Regular Interest, and

•	the rights of the holders of the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates and Class A-MFL Regular Interest will be subordinated to the rights of the holders of the Senior Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-M Certificates and Class A-MFL Regular Interest, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates and the holders of the Class D Certificates, the holders of the Class E Certificates, the holders of the Class F Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-M Certificates and Class A-MFL Regular Interest, the holders of the Class A-J Certificates, the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates, the holders of the Class E Certificates and the holders of the Class F Certificates of principal equal to the entire Certificate Balance of each of those Classes.

The protection afforded to the holders of each Class of Offered Certificates by each Class of Certificates that are subordinate to that Class will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under ‘‘—Distributions’’ above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest that are still outstanding, pro rata, without regard to Loan Groups or the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first, to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 Certificates, until their Certificate Balance is reduced to zero, fifth, to the Class A-4 Certificates and Class A-4FL Regular Interest, pro rata, until their Certificate Balances have been reduced to zero, sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balance has been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-4FL Regular Interest are still outstanding, first to the Class A-SB Certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance, second, to the Class A-1 Certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 Certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 Certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 Certificates and Class A-4FL Regular Interest, pro rata, until their Certificate Balances have been reduced to zero and sixth, to the Class A-SB Certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest, the percentage interest in the trust evidenced by the Class A-1, Class A-2,

Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class-4FL Regular Interest, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M Certificates and Class A-MFL Regular Interest, the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and the remaining Non-Offered Certificates (other than the Class S Certificates and the Residual Certificates), in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to the Class A-M Certificates and Class A-MFL Regular Interest, Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class S Certificates, the Class X Certificates and the Residual Certificates) with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans including any REO Loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Class A-4FL, Class A-MFL, Class S and Class X Certificates and the Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests after giving effect to distributions of principal on that Distribution Date (any deficit, ‘‘Collateral Support Deficit’’). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates (other than the Class A-4FL, Class A-MFL, Class S and Class X Certificates and the Residual Certificates) and the Class A-4FL and Class A-MFL Regular Interests as follows: to the Class NR Certificates, Class T Certificates, Class Q Certificates, Class P Certificates, Class N Certificates, Class M Certificates, Class L Certificates, Class K Certificates, Class J Certificates, Class H Certificates, Class G Certificates, Class F Certificates, Class E Certificates, Class D Certificates, Class C Certificates, Class B Certificates, Class A-J Certificates, and Class A-M Certificates and Class A-MFL Regular Interest, pro rata, and in each case in respect of and until the remaining Certificate Balance of the Class or Classes of Certificates has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest pro rata (based upon their respective Certificate Balances) without regard to Loan Group or the Class A-SB Planned Principal Balance, until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced by the respective Certificates.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class S, Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates will be reduced if the Certificate Balances of the other Classes of Certificates (other than the Class A-4FL, Class A-MFL and Class S Certificates and the Residual Certificates) or the Class A-4FL and Class A-MFL Regular Interests are reduced by such mortgage loan losses or such Collateral Support Deficits.

In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in ‘‘Transaction Parties—Servicing and Other Compensation and Payment of Expenses’’ in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Trustee’’ in the prospectus, and as described under ‘‘Transaction Parties—The Trustee, Certificate Registrar, Authenticating Agent and Custodian’’ in this free writing prospectus, certain reimbursements to the Master Servicer and the Depositor as described under ‘‘Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer and the Depositor’’ in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance (or Notional Amount, in the case of the Class X Certificates) is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates (other than the Class A-4FL, Class A-MFL and Class X Certificates) or the Class A-4FL and Class A-MFL Regular Interests in accordance with the payment priorities set forth in ‘‘—Distributions—Priority’’ above.

Advances

On the business day immediately preceding each Distribution Date (the ‘‘Master Servicer Remittance Date’’), the Master Servicer will be obligated, except to the extent determined to be non-recoverable as described below, to make advances (each, a ‘‘P&I Advance’’) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Non-Serviced Loans) and any REO Loan during the related Due Period and not received as of the Determination Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Non-Serviced Mortgage Loans) or REO Loan will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or with respect to any Companion Loan. In addition, neither the Master Servicer nor the Trustee will be required to advance any amounts due to be paid by the Swap Counterparty for distribution to the Class A-4FL or Class A-MFL Certificates, as applicable.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of each Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the JPMCC 2007-LDP11 Pooling and Servicing Agreement and notice has been provided to the Master Servicer) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

In addition to P&I Advances, the Master Servicer will also be obligated, and the Special Servicer may be permitted (in each case, subject to the limitations described in this free writing prospectus), to make advances (‘‘Servicing Advances’’ and, collectively with P&I Advances, ‘‘Advances’’) in connection with the servicing and administration of any mortgage loan (other than the Non-Serviced Mortgage Loans) in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.) The JPMCC 2007-LDP11 Master Servicer is obligated to make servicing advances with respect to the Carespring Portfolio Whole Loan and each Logan Portfolio Whole Loan pursuant to the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement. If the JPMCC 2007-LDP11 Master Servicer makes a servicing advance with respect to the Carespring Portfolio Whole Loan or any Logan Portfolio Whole Loan, it will be entitled to be reimbursed from the related Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata basis (based on each such loan’s outstanding principal balance), and if such servicing advance has been determined nonrecoverable, then from general collections on all mortgage loans included in the JPMCC 2007-LDP11 Trust Fund and general collections on all Mortgage Loans included in the Trust Fund, in each case, on a pro rata basis (based on each such loan’s outstanding principal balance).

The Master Servicer or the Trustee, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for a Whole Loan in accordance with the related Intercreditor Agreement), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (‘‘Related Proceeds’’). Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a ‘‘Nonrecoverable Advance’’). Each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and will be bound by any non-recoverability determination of the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months and any election to so defer or not to defer shall be deemed to be in accordance with the Servicing Standards; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. Each of the Master Servicer and the Trustee will be entitled to recover any Advance (together with interest on that Advance) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a ‘‘Workout-Delayed Reimbursement Amount’’) out of principal collections on the mortgage loans in the Certificate Account; provided that in the case of each Whole Loan (other than the Carespring Portfolio Whole Loan and the Logan Portfolio Whole Loan), each of the Master Servicer and the Trustee will be entitled to recover such Nonrecoverable Advance (i) first from collections on, and proceeds of, the related Subordinate Companion Loan(s) (to the extent provided in the related Intercreditor Agreement) and (ii) then from collections on, and proceeds of, the related Mortgage Loan and any related Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance). A Workout-Delayed Reimbursement Amount will constitute a Nonrecoverable Advance when the person making such determination, and taking into account factors such as all other outstanding Advances, either (a) determines in its reasonable judgment that such Workout-Delayed Reimbursement Amount would not be recoverable (including interest on the Advance) out of Related Proceeds, or (b) has determined in accordance with the Servicing Standards (in the case of the Master Servicer or the Special Servicer) or its good-faith business judgment (in the case of the Trustee) that such Workout-Delayed Reimbursement Amount, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, would not ultimately be recoverable out of principal collections in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, in consultation with the Directing Certificateholder, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a

Nonrecoverable Advance and may deliver to the Master Servicer and the Trustee notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee; however, the Special Servicer will have no obligation to make such an affirmative determination that any P&I Advance is, or would be, recoverable, and in the absence of a determination by the Special Servicer that such an Advance is non-recoverable, each such decision will remain with the Master Servicer or the Trustee. Additionally, with respect to the Sawgrass Mills Mall Loan, if any servicer in connection with another securitization of the related Sawgrass Mills Mall Pari Passu Companion Loan determines that any P&I Advance with respect to the related Sawgrass Mills Mall Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the Master Servicer and the Trustee as it relates to any proposed P&I Advance with respect to those loans. Additionally, with respect to each Non-Serviced Mortgage Loan, if (i) the JPMCC 2007-LDP11 Master Servicer determines that a proposed principal and/or interest advance, if made, would be non-recoverable or an outstanding principal and/or interest advance is or would be non-recoverable and (ii) notice of such determination has been delivered by the JPMCC 2007-LDP11 Master Servicer, neither the Master Servicer nor the Trustee may make any additional P&I Advances with respect to such Non-Serviced Mortgage Loan, as applicable, until the Master Servicer has consulted with the JPMCC 2007-LDP11 Master Servicer and they agree that circumstances with respect to the related Whole Loan have changed such that a proposed future P&I Advance would not be a Nonrecoverable Advance; provided, however, that such determination will not be so binding on the Master Servicer in the event that the servicer that made such determination is not approved as a master servicer by each of the Rating Agencies. Similarly, with respect to each Non-Serviced Mortgage Loan, if the Master Servicer or the Special Servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will be binding on the JPMCC 2007-LDP11 Master Servicer as it relates to any proposed principal and/or interest advance with respect to the related Pari Passu Companion Loan until the Master Servicer has consulted with the JPMCC 2007-LDP11 Master Servicer and they agree that circumstances with respect to the related Whole Loan have changed. In making such non-recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their ‘‘as is’’ or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the Master Servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any determination that an Advance is or would be a Nonrecoverable Advance described in this paragraph will be conclusive and binding on the Certificateholders, the Master Servicer and the Trustee. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer and shall be bound by any non-recoverability determination of the Special Servicer and the Master Servicer shall rely conclusively on any non-recoverability determination of the Special Servicer. If the Special Servicer determines that a portion of an Advance is or would be non-recoverable, neither the Master Servicer nor the Trustee will be precluded from determining that the remainder of such Advance is or would be nonrecoverable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made by the Master Servicer or the Trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan. No Servicing Advances will be made with respect to any

Companion Loan if the related Mortgage Loan is no longer part of the trust. Any requirement of the Master Servicer, the Special Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See ‘‘Description of the Certificates—Advances in Respect of Delinquencies’’ and ‘‘Description of the Pooling Agreements—Certificate Account’’ in the prospectus.

In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest compounded annually, at the Prime Rate (the ‘‘Reimbursement Rate’’) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. None of the Master Servicer or the Trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The ‘‘Prime Rate’’ will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus and ‘‘Description of the Certificates—Reports to Certificateholders’’ in the prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (except for the Non-Serviced Mortgage Loans), an Appraisal Reduction is required to be calculated. An ‘‘Appraisal Reduction Event’’ will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan or a related Companion Loan;

(2)    the date on which a reduction in the amount of Periodic Payments on a mortgage loan or a related Companion Loan, or a change in any other material economic term of the mortgage loan or a related Companion Loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

(3)    the date on which a receiver has been appointed;

(4)    60 days after a borrower declares bankruptcy;

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan or a related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan, in which case 120 days after such uncured delinquency; and

(7)    immediately after a mortgage loan or a related Companion Loan becomes an REO Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

The ‘‘Appraisal Reduction’’ for any Distribution Date and for any mortgage loan (except for the Non-Serviced Mortgage Loans) as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer, based on the appraised value determined by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date that is at least ten Business Days following the date the Special Servicer receives and delivers to the Master Servicer such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (except with respect to the Non-Serviced Mortgage Loans). On the first Determination Date occurring on or after the tenth Business Day following delivery to the Master Servicer of the MAI appraisal or the completion of the valuation, the Master Servicer will be required to calculate and report to the Directing Certificateholder and the Trustee (and, in the case of any Whole Loan, any related Companion Holders) the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Master Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class T Certificates, then to the Class Q Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-J Certificates, then to the Class A-M Certificates and Class A-MFL Regular Interest, pro rata, and then to the Class A Certificates (except the Class A-4FL Certificates) and the Class A-4FL Regular Interest and Class X Certificates , pro rata. See ‘‘—Advances’’ above.

With respect to each mortgage loan (other than the Non-Serviced Mortgage Loans) as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Master Servicer is required to redetermine and report to the Directing Certificateholder, each holder of a Companion Loan and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing

Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan that is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan; provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

Pending Directing Certificateholder review of a calculation of an appraisal reduction amount, the appraisal reduction amount in effect prior to such calculation shall remain in effect (or, in the case of an initial calculation, the deemed appraisal reduction amount shall apply).

Each Whole Loan (other than the Non-Serviced Mortgage Loans) will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loans that comprise such Whole Loan. Any Appraisal Reduction in respect of a Whole Loan will generally be allocated first to the related Subordinate Companion Loan(s), on a pro rata basis, and then to any related Pari Passu Companion Loans and the related mortgage loan included in the trust fund, on a pro rata basis.

Any mortgage loan previously subject to an Appraisal Reduction that becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

Each Non-Serviced Mortgage Loan is subject to the provisions in the JPMCC 2007-LDP11 Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the JPMCC 2007-LDP11 Pooling and Servicing Agreement in respect of such Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on such Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the JPMCC 2007-LDP11 Pooling and Servicing Agreement, each Non-Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the mortgage loans that comprise such whole loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will be allocated to the related Non-Serviced Mortgage Loan and the related Pari Passu Companion Loans, pro rata, based on their outstanding principal balances.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Master Servicer, the underwriters, the Special Servicer, the Directing Certificateholder, each holder of a Companion Loan, each Rating Agency, the Swap Counterparty and certain assignees of the Depositor, including certain financial market publishers (which are anticipated to initially be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc.), if any, a statement (a ‘‘Statement to Certificateholders’’) based in part upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Trustee) guidelines setting forth, among other things:

(1)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

(2)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest, the Class A-4FL Regular Interest

Distribution Amount, the Class A-MFL Regular Interest Distribution Amount, and with respect to the Class A-4FL and Class A-MFL Certificates, notification that the amount of interest distributed on such Class is the Interest Distribution Amount with respect to the Class A-4FL Regular Interest or the Class A-MFL Regular Interest, as applicable, which amount is being paid as a result of a Swap Default;

(3)    (A) the aggregate amount of Servicing Advances and P&I Advances, on a loan by loan basis, made in respect of the Distribution Date, and (B) the aggregate amount of Nonrecoverable Advances on a loan by loan basis;

(4)    the aggregate amount of compensation paid to the Trustee and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

(5)    the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(7)    the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(8)    the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(9)    the Available Distribution Amount, the Class A-4FL Available Funds and the Class A-MFL Available Funds for the Distribution Date;

(10)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates, the Class A-4FL Regular Interest and the Class A-MFL Regular Interest allocable to Yield Maintenance Charges;

(11)    the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

(12)    the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

(13)    the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

(14)    the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates and the Class S Certificates) immediately following the Distribution Date;

(15)    the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

(16)    the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(17)    the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

(18)    a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(19)    a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(20)    all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

(21)    the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

(22)    the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(23)    with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

(24)    with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with the Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

(25)    the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(26)    the aggregate amount of interest on Servicing Advances (other than with respect to the Non-Serviced Mortgage Loans) paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(27)    the original and then-current credit support levels for each Class of Certificates;

(28)    the original and then-current ratings for each Class of Certificates;

(29)    the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(30)    the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(31)    LIBOR as calculated for the related Distribution Date and for the next succeeding Distribution Date;

(32)    the amounts received and paid in respect of each Swap Contract;

(33)    identification of any Rating Agency Trigger Event or Swap Default as of the close of business on the last day of the immediately preceding calendar month with respect to the Swap Contracts;

(34)    the amount of any (A) payment by the Swap Counterparty under the Swap Contracts as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any Rating Agency Trigger Event;

(35)    the amount of and identification of any payments on each of the Class A-4FL or Class A-MFL Certificates in addition to the amount of principal and interest due thereon, such as any termination payment received in connection with the related Swap Contract;

(36)    a loan-by-loan listing of any material modification, extension or waiver of a mortgage loan; and

(37)    a loan-by-loan listing of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable Mortgage Loan Seller.

Under the Pooling and Servicing Agreement, the Master Servicer is required to provide to the holder of the related Subordinate Companion Loan certain other reports, copies and information relating to the applicable Whole Loan.

The Trustee will make available each month the Statements to Certificateholders and the other parties to the Pooling and Servicing Agreement through its website which is initially located at www.etrustee.net. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Master Servicer) known as the ‘‘CMSA Investor Reporting Package’’) related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee’s website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

In addition, copies of each Statement to Certificateholders will be filed with the Securities and Exchange Commission (the ‘‘SEC’’) through its EDGAR system located at ‘‘http://www.sec.gov’’ under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In the case of information furnished pursuant to clauses (1), (2), (10), (17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

The Trustee will be required to provide or make available to certain financial market publishers, which are anticipated initially to be Bloomberg, L.P., Trepp, LLC and Intex Solutions, Inc., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers’ annual Operating Statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder, the holder of each Companion Loan, each Rating Agency, any designee of the Depositor or any other person to whom the Trustee believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

(1)    the Pooling and Servicing Agreement and any amendments to that agreement;

(2)    all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

(3)    all officer’s certificates delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(4)    all accountants’ reports delivered to the Trustee since the Closing Date as described under ‘‘Description of the Pooling Agreements—Evidence as to Compliance’’ in the prospectus;

(5)    the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

(6)    copies of the mortgage loan documents;

(7)    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

(8)    any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder will be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

The Trustee will make each Statement to Certificateholders available each month to Certificateholders and the other parties to the Pooling and Servicing Agreement via the Trustee’s internet website. The Trustee will also make the periodic reports described in the prospectus under ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ relating to the Issuing Entity available through its website promptly after they are filed with the SEC. The Trustee’s internet website will initially be located at ‘‘www.etrustee.com.’’ Assistance in using the website can be obtained by calling the Trustee’s customer service desk at (714) 259-6253. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

The Pooling and Servicing Agreement will require the Master Servicer and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Trustee, as the case may be, to any Certificateholder, the underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Trustee and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the ‘‘Voting Rights’’) will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Class S Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates (other than the Class S Certificates), each determined as of the prior Distribution Date. None of the Class S, Class R or Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Class S Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, the restrictions will not apply to the exercise of the Special Servicer’s rights, if any, as a member of the Controlling Class.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Swap Counterparty of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property remaining in the trust fund, (2) the voluntary exchange of all the then outstanding certificates (other than the Class S and the Residual Certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Offered Certificates (other than the Class X Certificates) and the Class G, Class H, Class J and Class K Certificates are no longer outstanding and (b) there is only one holder of the then outstanding Certificates (other than the Class S and the Residual Certificates) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the Trustee to each Certificateholder, the Swap

Counterparty and each Rating Agency and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus: (i) the reasonable out of pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser, and (ii) amounts owed under the Swap Contract, and (3) if the Mortgaged Property relating to any Non-Serviced Mortgage Loan is an REO Property under the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement, the allocable portion of the fair market value of the related property, as determined by the JPMCC 2007-LDP11 Master Servicer in accordance with the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see ‘‘Description of the Pooling Agreements— Certificate Account’’ in the prospectus), will be applied generally as described above under ‘‘—Distributions—Priority’’ in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Yield and Maturity Considerations’’ in this free writing prospectus.

 Description of the Swap Contracts

Class A-4FL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-4FL Regular Interest to the trust in exchange for the Class A-4FL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-4FL Regular Interest, the Class A-4FL Swap Contract and the Class A-4FL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into the Class A-4FL Swap Contract, with JPMCB (the ‘‘Swap Counterparty’’). The Class A-4FL Swap Contract will have a maturity date of the Distribution Date in February 2051 (the same date as the Rated Final Distribution Date of the Class A-4FL Certificates). The Trustee will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Class A-4FL Swap Contract.

The Class A-4FL Significance Percentage with respect to the interest rate swap payments under the Class A-4FL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘Class A-4FL Significance Percentage’’ refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the Class A-4FL Certificates. ‘‘Significance Estimate’’ refers to the reasonable good-faith estimate of maximum probable exposure, made in substantially the same manner as that used in JPMCB’s internal risk management process in respect of similar instruments.

The Trustee may make withdrawals from the floating rate account (the ‘‘Class A-4FL Floating Rate Account’’) only for the following purposes: (i) to distribute to the holders of the Class A-4FL Certificates the Class A-4FL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Class A-4FL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Class A-4FL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Class A-4FL Swap Contract will provide that, so long as the Class A-4FL Swap Contract is in effect, (a) on each Distribution Date, commencing in September 2007, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-4FL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-4FL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-4FL Certificates, and (b) on the business day before each Distribution Date, commencing in September 2007, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-4FL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-4FL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-4FL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-4FL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the Class A-4FL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Class A-4FL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-4FL Certificates, will experience a shortfall in their anticipated yield.

If the Swap Counterparty’s long-term rating is not at least ‘‘A3’’ by Moody’s Investors Service, Inc. or ‘‘A−’’ by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Fitch, Inc. (a ‘‘Rating Agency Trigger Event’’), the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or if it fails to make a payment to the trust required under the Class A-4FL Swap Contract or an early termination date is designated under the Class A-4FL Swap Contract in accordance with its terms (each such event, a ‘‘Class A-4FL Swap Default’’), then the Trustee will be required, subject to the Trustee’s determination that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-4FL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-4FL Certificates, to enforce the rights of the trust under the Class A-4FL Swap Contract as may be permitted by the terms of the Class A-4FL Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Class A-4FL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-4FL Certificates.

Any conversion to distributions equal to distributions on the Class A-4FL Regular Interest pursuant to a Class A-4FL Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-4FL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-4FL Certificates. Any such Class A-4FL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-4FL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-4FL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-4FL Certificates, if notice of the resulting change in payment terms of the Class A-4FL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Class A-4FL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-4FL Regular Interest for such Distribution Date is actually received by the Trustee.

Class A-MFL Swap Contract

On the Closing Date, the Depositor will transfer the Class A-MFL Regular Interest to the trust in exchange for the Class A-MFL Certificates, which will represent all of the beneficial interest in the portion of the trust consisting of the Class A-MFL Regular Interest, the Class A-MFL Swap Contract and the Class A-MFL Floating Rate Account.

The Trustee, on behalf of the trust, will enter into the Class A-MFL Swap Contract with the Swap Counterparty. The Class A-MFL Swap Contract will have a maturity date of the Distribution Date in February 2051 (the same date as the Rated Final Distribution Date of the Class A-MFL Certificates). The Trustee will make available to the Swap Counterparty the Statement to Certificateholders for each Distribution Date, which statement will include LIBOR applicable to the related Interest Accrual Period. See ‘‘Description of the Certificates—Distributions’’ in this free writing prospectus. The Trustee will also calculate the amounts, if any, due from or payable to the Swap Counterparty under the Class A-MFL Swap Contract.

The Class A-MFL Significance Percentage with respect to the interest rate swap payments under the Class A-MFL Swap Contract is less than 10%. As used in the preceding sentence, ‘‘Class A-MFL Significance Percentage’’ refers to the percentage that the amount of the Significance Estimate represents of the aggregate initial principal balance of the Class A-MFL Certificates.

The Trustee may make withdrawals from the floating rate account (the ‘‘Class A-MFL Floating Rate Account’’, and together with the Class A-4FL Floating Rate Account, the ‘‘Floating Rate Accounts’’) only for the following purposes: (i) to distribute to the holders of the Class A-MFL

Certificates the Class A-MFL Available Funds for any Distribution Date; (ii) to withdraw any amount deposited into the Class A-MFL Floating Rate Account that was not required to be deposited in such account; (iii) to pay any funds required to be paid to the Swap Counterparty under the Class A-MFL Swap Contract; and (iv) to clear and terminate the account pursuant to the terms of the Pooling and Servicing Agreement.

The Class A-MFL Swap Contract will provide that, so long as the Class A-MFL Swap Contract is in effect, (a) on each Distribution Date, commencing in September 2007, the Trustee will pay or cause to be paid to the Swap Counterparty (i) any Yield Maintenance Charges in respect of the Class A-MFL Regular Interest for the related Distribution Date and (ii) one month’s interest at the Pass-Through Rate applicable to the Class A-MFL Regular Interest accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-MFL Certificates, and (b) on the business day before each Distribution Date, commencing in September 2007, the Swap Counterparty will pay to the Trustee, for the benefit of the Class A-MFL Certificateholders, one month’s interest at the Pass-Through Rate applicable to the Class A-MFL Certificates accrued for the related Interest Accrual Period on the Certificate Balance of the Class A-MFL Certificates. Such payments will be made on a net basis.

On any Distribution Date for which the funds allocated to payment of the Interest Distribution Amount of the Class A-MFL Regular Interest, are insufficient to pay all amounts due to the Swap Counterparty under the Class A-MFL Swap Contract for such Distribution Date, the amounts payable by the Swap Counterparty to the trust under the Class A-MFL Swap Contract will be reduced, on a dollar-for-dollar basis, by the amount of such shortfall, and holders of the Class A-MFL Certificates, will experience a shortfall in their anticipated yield.

If a Rating Agency Trigger Event occurs, the Swap Counterparty will be required to post collateral or find a replacement swap counterparty that would not cause another Rating Agency Trigger Event. In the event that the Swap Counterparty fails to either post acceptable collateral, fails to find an acceptable collateral, fails to find an acceptable replacement swap counterparty under a Rating Agency Trigger Event, or it fails to make a payment to the trust required under the Class A-MFL Swap Contract or an early termination date is designated under the Class A-MFL Swap Contract in accordance with its terms (each such event, a ‘‘Class A-MFL Swap Default’’), then the Trustee will be required, subject to the Trustee’s determination that costs of enforcement will be recoverable from or indemnified by the holders of the Class A-MFL Certificates, to take such actions (following the expiration of any applicable grace period), unless otherwise directed in writing by the holders of 25%, by Certificate Balance, of the Class A-MFL Certificates, to enforce the rights of the trust under the Class A-MFL Swap Contract as may be permitted by the terms of the Class A-MFL Swap Contract and the Pooling and Servicing Agreement and use any termination fees received from the Swap Counterparty (as described below under ‘‘—Termination Fees’’) to enter into a replacement interest rate swap contract on substantially identical terms. If the costs attributable to entering into a replacement interest rate swap contract would exceed the net proceeds of the liquidation of the Class A-MFL Swap Contract, a replacement interest rate swap contract will not be entered into and any such proceeds will instead be distributed to the holders of the Class A-MFL Certificates.

Any conversion to distributions equal to distributions on the Class A-MFL Regular Interest pursuant to a Class A-MFL Swap Default will become permanent following the determination by the Trustee or the holders of 25% of the Class A-MFL Certificates not to enter into a replacement interest rate swap contract and distribution of any termination payments to the holders of the Class A-MFL Certificates. Any such Class A-MFL Swap Default and the consequent conversion to distributions equal to distributions on the Class A-MFL Regular Interest will not constitute a default under the Pooling and Servicing Agreement. Any such conversion to distributions equal to distributions on the Class A-MFL Regular Interest might result in a temporary delay of payment of the distributions to the holders of the Class A-MFL Certificates, if notice of the resulting change in payment terms of the Class A-MFL Certificates, is not given to DTC within the time frame in advance of the Distribution Date that DTC requires to modify the payment.

The Trustee will have no obligation on behalf of the trust to pay or cause to be paid to the Swap Counterparty any portion of the amounts due to the Swap Counterparty under the Class A-MFL Swap Contract for any Distribution Date unless and until the related interest payment on the Class A-MFL Regular Interest for such Distribution Date is actually received by the Trustee.

Termination Fees

In the event of the termination of either Swap Contract and the failure of the Swap Counterparty to replace either Swap Contract, the Swap Counterparty may be obligated to pay a termination fee to the trust generally designed to compensate the trust for the cost, if any, of entering into a substantially similar interest rate swap contract with another swap counterparty. If the termination fee is not used to pay for a replacement swap contract, then that termination fee will be distributed to the Class A-4FL or Class A-MFL Certificateholders, as applicable.

The Swap Counterparty

JPMCB is the Swap Counterparty under each Swap Contract. JPMCB is also a Mortgage Loan Seller and an affiliate of J.P. Morgan Chase Commercial Mortgage Securities Corp., which is the Depositor and is an affiliate of J.P. Morgan Securities Inc., which is an underwriter.

JPMCB is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency, a bureau of the United States Department of the Treasury. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation.

The long-term certificates of deposit of JPMCB are rated ‘‘A1’’ by Moody’s Investors Service, Inc. and ‘‘A+’’ by S&P and Fitch, respectively, as of the date of this free writing prospectus.

JPMorgan Chase & Co. files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include additional financial information regarding the Swap Counterparty and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

 Servicing of the Mortgage Loans

General

The servicing of the mortgage loans (including each Whole Loan other than the Non-Serviced Whole Loans) and any related Companion Loan and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loans) and any REO Properties. Each Non-Serviced Mortgage Loan is being serviced in accordance with the JPMCC 2007-LDP11 Pooling and Servicing Agreement by the JPMCC 2007-LDP11 Master Servicer and the JPMCC 2007-LDP11 Special Servicer and according to the servicing standards provided for in the JPMCC 2007-LDP11 Pooling and Servicing Agreement, which require, among other things, that the JPMCC 2007-LDP11 Master Servicer and the JPMCC 2007-LDP11 Special Servicer attempt to maximize recovery on all portions of the related Whole Loan. All references to ‘‘mortgage loans’’ in this section, ‘‘Servicing of the Mortgage Loans,’’ do not include the Non-Serviced Mortgage Loans and any related Mortgaged Property or REO Property unless otherwise specifically stated. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties; provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See ‘‘Description of the Pooling Agreements’’ in the prospectus.

Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans (including each Whole Loan) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the Master Servicer will remain primarily responsible for the servicing of those mortgage loans).

The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including each Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each Whole Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans, Whole Loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the Certificateholders (and in the case of each mortgage loan with one or more Companion Loans, the holder(s) of the related Companion Loan(s) taking into account the subordinate nature of any related subject Subordinate Companion Loan and the pari passu nature of any Pari Passu Companion Loan, subject to any rights contained in the related intercreditor agreement) as a collective whole, as determined by the Master Servicer or Special Servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial loan servicers but without regard to:

(A)    any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

(B)    the ownership of any Certificate or, if applicable, a Companion Loan, by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;

(C)    the Master Servicer’s obligation to make Advances;

(D)    the Master Servicer or the Special Servicer’s, as the case may be, right to receive compensation (or the adequacy thereof) for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)    the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or the Special Servicer, as the case may be;

(F)    any option to purchase any mortgage loan or Companion Loan it may have; and

(G)    any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of their respective affiliates (the foregoing collectively referred to as the ‘‘Servicing Standards’’).

Except as otherwise described under ‘‘—Inspections; Collection of Operating Information’’ below, the Master Servicer will be responsible initially for the servicing and administration of the mortgage loans it is the Master Servicer for (including, if applicable, each Whole Loan). The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including any related Companion Loan):

(1)    as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, if the borrower continues to make the assumed payment and delivers to the Special Servicer, prior to the date the balloon payment was due, a bona fide written refinancing commitment that provides that such refinancing will occur within 60 days of the balloon payment due date and that is otherwise acceptable in form and substance to the Special Servicer, a servicing transfer event will not occur until the earlier of (x) 60 days following the due date of the balloon payment and (y) the date on which the refinancing commitment terminates;

(2)    as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

(3)    as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days, that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)    as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

(5)    as to which, in the judgment of the Master Servicer or the Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days;

(6)    as to which a default of which the Master Servicer or the Special Servicer (in the case of the Special Servicer with the consent of the Directing Certificateholder) has notice (other than a failure by the related borrower to pay principal or interest) and which the Master Servicer or Special Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to each Whole Loan, the interests of the holders of the related Companion Loans) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days); or

(7)    as to which the Master Servicer or the Special Servicer (in the case of the Special Servicer, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or otherwise materially adversely affect the interests of Certificateholders (or, with respect to each Whole Loan, the interests of the holders of the related Companion Loans), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the Special Servicer (with the consent of the Directing Certificateholder) as described under ‘‘—Maintenance of Insurance’’ below.

However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including, to the extent permitted by the related Intercreditor Agreement, each Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including any Whole Loan) (upon acquisition, an ‘‘REO Property’’) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including each Whole Loan) serviced by the Special Servicer and any mortgage loans (including each Whole Loan) that have become REO Properties are referred to in this free writing prospectus as the ‘‘Specially Serviced Mortgage Loans.’’ With respect to each Whole Loan (other than the Non-Serviced Mortgage Loans), if any of the Companion Loans become specially serviced, then the related Mortgage Loan will become a Specially Serviced Mortgage Loan. With respect to each Whole Loan (other than the Non-Serviced Mortgage Loans), if the related Mortgage Loan becomes a Specially Serviced Mortgage Loan, then the related Companion Loans will become a Specially Serviced Mortgage Loan. With respect to any Non-Serviced Mortgage Loan, if the related Pari Passu Companion Loan becomes a specially serviced mortgage loan, then such Non-Serviced Mortgage Loan will become a specially serviced mortgage loan under the JPMCC 2007-LDP11 Pooling and Servicing Agreement. The Master Servicer will not have any responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer) or the circumstances which give rise to the transfer no longer exist, the Special Servicer will be required to return servicing of that mortgage loan (a ‘‘Corrected Mortgage Loan’’) to the Master Servicer.

The Special Servicer will be required to prepare a report (an ‘‘Asset Status Report’’) for each mortgage loan (other than the Non-Serviced Mortgage Loans) that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, each holder of a related Companion Loan, the Master Servicer, the Trustee and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any

Asset Status Report within ten business days of receipt; provided, however, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder’s receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

The Directing Certificateholder

The Directing Certificateholder will be entitled to advise the Master Servicer or the Special Servicer, as applicable, with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement. The Directing Certificateholder’s rights with respect to each Whole Loan are subject to the rights of the holder of the related Companion Loan to the extent described in ‘‘Description of the Mortgage Pool—The Whole Loans’’ in this free writing prospectus or in addition to the rights the Directing Certificateholder may have as described in such section. Except as otherwise described in the succeeding paragraphs below, the Master Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided, that if such written objection has not been received by the Master Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

(i)    any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)    any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)    any sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under ‘‘Description of the Certificates— Termination; Retirement of Certificates’’ in this free writing prospectus) for less than the applicable Purchase Price (other than in connection with the exercise of the Purchase Option described under ’’—Realization Upon Defaulted Mortgage Loans’’ below);

(iv)    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)    any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause with respect to a loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt (as described under

‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans —Due-on-Sale and Due-on-Encumbrances Provisions’’ above);

(vii)    any property management company changes or franchise changes with respect to a mortgage loan for which the consent or approval of the lender is required under the related loan documents;

(viii)    releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the mortgage loan with no material lender discretion;

(ix)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan; and

(x)    any determination by the Special Servicer of an Acceptable Insurance Default.

provided, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Master Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder’s response.

In addition, the Directing Certificateholder may direct the Master Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Master Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions (and, with respect to any Whole Loan, subject to the rights of the holders of the related Companion Loans as described under ‘‘Description of the Mortgage Pool—Whole Loans’’ in this free writing prospectus).

With respect to the Carespring Portfolio Whole Loan and each Logan Portfolio Whole Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, but similar rights under the JPMCC 2007-LDP11 Pooling and Servicing Agreement will be exercisable by the JPMCC 2007-LDP11 Directing Certificateholder.

Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder, as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan or REO Property if: (i) the Special Servicer has, as described above, notified the Directing Certificateholder in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan or REO Property and (ii) for 60 days following the first such notice, the Directing Certificateholder has objected to all of those proposed actions but has failed to suggest any alternative actions that do not violate the Servicing Standards or the REMIC Provisions of the Code.

The ‘‘Directing Certificateholder’’ will be the Controlling Class Certificateholder or the representative of the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder. The initial Directing Certificateholder will be JER Investors Trust Inc.

A ‘‘Controlling Class Certificateholder’’ is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

The ‘‘Controlling Class’’ will be, as of any date of determination, the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of such Class. For purposes of determining the Controlling Class, the Class A-4 and Class A-4FL Certificates will be treated as one Class, and the Class A-M and the Class A-MFL Certificates will be treated as one Class. For purposes of determining the identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions relating to mortgage loans as to which Liquidation Proceeds or other final payment has not yet been received. As the Certificate Balance of the most subordinate Class of Certificates is reduced on account of, among other things, distributions of principal or the allocation of Collateral Support Deficits to such Class, the Controlling Class may change from the most subordinate Class of Certificates to a more senior Class of Certificates. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Neither the Special Servicer nor either Master Servicer will be permitted to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder or the holder of any Companion Loan that would cause either of the Master Servicer or the Special Servicer to violate applicable law, the related mortgage loan documents, the Pooling and Servicing Agreement, including the Servicing Standards, any intercreditor agreement, or the REMIC Provisions.

Either the Master Servicer and the Special Servicer may resign under the Pooling and Servicing Agreement at any time if continuing to perform their respective servicing duties would cause it to be in violation of any applicable law. The Master Servicer may generally resign at any time so long as it provides a replacement meeting the requirements in the Pooling and Servicing Agreement and that is otherwise acceptable to the Rating Agencies. The Special Servicer may generally be replaced at any time by Certificateholders representing a majority of the Voting Rights or by the Directing Certificateholder so long as, among other things, those Certificateholders provide or the Directing Certificateholder provides, as applicable, a replacement that is acceptable to the Rating Agencies. Additionally, either of the Master Servicer or the Special Servicer, as applicable, generally may be replaced by the Depositor, the Trustee, or Certificateholders representing at least 25% of Voting Rights in the event that an event of default under the Pooling and Servicing Agreement occurs with respect to such entity. In the event that either of the Master Servicer or the Special Servicer resigns or is replaced and no replacement is otherwise provided for, the Trustee is required to immediately take the place of such resigning or replaced Master Servicer or Special Servicer unless it is prohibited by any applicable law from serving in such capacity. The Certificateholders will receive notification from the Trustee in any case in which either of the Master Servicer or Special Servicer resigns or is replaced.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder:

(a)    may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

(b)    may act solely in the interests of the holders of the Controlling Class,

(c)    does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class,

(d)    may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes of Certificates,

(e)    will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from the taking of, any action by the Master Servicer or the Special Servicer in accordance with the direction or approval of the Directing Certificateholder, which does not violate any law or the Servicing Standards or any other provisions of the Pooling and Servicing Agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Generally, the holders of the Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related Whole Loan similar to the limitations of the Directing Certificateholder described above.

Maintenance of Insurance

Except with respect to the Non-Serviced Mortgage Loans, to the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer or the Special Servicer (with respect to REO Properties) will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, subject to its recovery determination as to any required Servicing Advance, the Master Servicer (with respect to the mortgage loans other than the Non-Serviced Mortgage Loans) or the Special Servicer (with respect to REO Properties other than the REO Properties relating to the Non-Serviced Mortgage Loans), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standards; provided that the Master Servicer will be obligated to cause to be maintained insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

Notwithstanding the foregoing, with respect to the mortgage loans that either (x) require the borrower to maintain ‘‘all-risk’’ property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to, consistent with the Servicing Standards, (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 (‘‘Additional Exclusions’’), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any insurance policy contains Additional Exclusions or if it has knowledge (such knowledge to be based on the Master Servicer’s compliance with the immediately preceding clauses (A) and (B)) that any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default the Special Servicer will be required to notify the Master Servicer, and the Master Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

Notwithstanding the foregoing, the Master Servicer will not be required to maintain or cause to be maintained any earthquake or environmental insurance on a Mortgaged Property unless such insurance was in effect as of origination of the mortgage loan or the date of initial issuance of the certificates and such insurance is available at commercially reasonable rates.

‘‘Acceptable Insurance Default’’ means, with respect to any mortgage loan, other than a mortgage loan that expressly requires the borrower to maintain insurance coverage for acts of terrorism, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related mortgaged real property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined in its reasonable judgment, based on inquiry consistent with the Servicing Standards and subject to the consent of the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable will not have more than 30 days to respond to the Special Servicer’s request for consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to wait for the consent of the Directing Certificateholder or any holder of a related companion loan to the extent provided for under the related intercreditor agreement or Pooling and Servicing Agreement, as applicable, the Special Servicer will not be required to do so. Each of the Master Servicer and the Special Servicer will be entitled to rely on insurance consultants in making the determinations described above (as well as determinations of whether particular exclusions constitute additional exclusions) and the cost of such expense shall be paid from the Certificate Account as a Servicing Advance.

With respect to the Sawgrass Mills Mall Whole Loan and each AB Whole Loan, the rights of the Directing Certificateholder described in the preceding paragraph shall be subject to the rights of certain holders of the related Subordinate Companion Loans under the circumstances described under ‘‘Description of the Mortgage Pool—The Whole Loans.’’ With respect to the

Carespring Portfolio Whole Loan and each Logan Portfolio Whole Loan, the Directing Certificateholder will not be entitled to exercise the rights in the preceding paragraph, but similar rights under the JPMCC 2007-LDP11 Pooling and Servicing Agreement will be exercisable by the JPMCC 2007-LDP11 Directing Certificateholder.

During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than with respect to the Non-Serviced Mortgage Loans), to the extent obtainable at commercially reasonable rates, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or the Special Servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the ‘‘REO Account’’) or advanced by the Master Servicer as a Servicing Advance.

The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the Special Servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the Master Servicer to the Special Servicer as a Servicing Advance to the extent such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waiver and Amendments

Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments as set forth in the Pooling and Servicing Agreement, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a ‘‘significant modification’’ of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority (but may be required as described in this free writing prospectus and under the Pooling and Servicing Agreement to take direction from and obtain the written approval of the Directing Certificateholder or with respect to each AB Mortgage Loan and the Sawgrass Mills Mall Loan, in certain circumstances, certain holders of the related Subordinate Companion Loans) to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Mortgage Loan and the Sawgrass Mills Mall Loan, subject to the rights of certain holders of the related Subordinate Companion Loans to consent to such modification, waiver or amendment).

The Special Servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend.

In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes of Certificates (other than the Class A-4FL, Class A-MFL, Class S and Class X Certificates and the Residual Certificates) or the Class A-4FL or Class A-MFL Regular Interest with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of each Whole Loan, one or more holders of the related Companion Loan), the applicable Mortgage Loan Seller, each Rating Agency and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, with a copy to the Master Servicer, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

The modification, waiver or amendment of each Whole Loan may be subject to certain other limitations set forth in the related Mortgage Loan documents and the related Intercreditor Agreement.

Any modification, extension, waiver or amendment of the payment terms of a Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and intercreditor agreement, such that neither the trust as holder of the related Mortgage Loan nor any holder of a related Companion Loan gains a priority over any other holder that is not reflected in the related loan documents and intercreditor agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a mortgage loan (other than with respect to the Non-Serviced Mortgage Loans) has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a ‘‘Purchase Option’’) to purchase the mortgage loan in default from the trust fund ((i) with respect to each AB Mortgage Loan and the Sawgrass Mills Mall Loan , subject to the purchase right of certain holders of the related Subordinate Companion Loan(s), and (ii) in the case of any mortgage loan with a mezzanine loan, subject to the purchase right of the holder of the mezzanine debt set forth under any related intercreditor agreement as described under ‘‘Description of the Mortgage Pool—General’’ in this free writing prospectus) at a price (the ‘‘Option Price’’) equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower’s cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout and (iv) in the case of each AB Whole Loan and the Sawgrass Mills Mall Whole Loan, the purchase of the related Mortgage Loan by certain holders of the related Subordinate Companion Loan(s). In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer’s determination of the fair value of the mortgage loan in default, then the Master Servicer (or, if the Master Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

The Purchase Option with respect to each AB Mortgage Loan and the Sawgrass Mills Mall Loan is subject to the right of certain holders of the related Subordinate Companion Loan(s) to exercise its option to purchase the related AB Mortgage Loan following a default as described under the related Intercreditor Agreement and ‘‘Description of the Mortgage Pool—AB Whole Loans’’ in this free writing prospectus. The Purchase Option with respect to each mortgage loan with a mezzanine loan is subject to the rights of the holder of the related mezzanine debt to exercise its option to purchase the related mortgage loan following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of the related intercreditor agreement). See ‘‘Description of the Mortgage Pool—Additional Debt’’ in this free writing prospectus.

If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the ‘‘IRS’’) grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause any Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes ‘‘foreclosure property’’ within the meaning of Code Section 860G(a)(8) at all times and that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, a Loan REMIC or the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes

‘‘rents from real property,’’ within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ‘‘customary’’ within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute ‘‘net income from foreclosure property,’’ which would be taxable to the related Loan REMIC or the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the related Loan REMIC or the Lower-Tier REMIC to earn ‘‘net income from foreclosure property’’ that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool’’ in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Master Servicer, the Special Servicer or the Trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer has not determined that the advance would be a Nonrecoverable Advance.

Inspections; Collection of Operating Information

The Master Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property (other than the Mortgaged Property securing each Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the JPMCC 2007-LDP11 Pooling and Servicing Agreement) securing a Mortgage Note with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2008 unless a physical inspection has been performed by the Special Servicer within the last calendar year and the Master Servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage and then from the Certificate Account as an expense of the trust fund, and, in the case of any Whole Loan, as an expense of the holder of the related Companion Loan to the extent provided by the related Intercreditor Agreement. The Special Servicer or the Master Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports and Operating Statements referred to above that are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See ‘‘Description of the Certificates—Reports to Certificateholders; Certain Available Information’’ in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer and the Depositor

The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates; and, in the case of the Special Servicer, the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning Master Servicer or Special Servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer, the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. The Pooling and Servicing Agreement will also provide that the JPMCC 2007-LDP11 Master Servicer, the depositor under the JPMCC 2007-LDP11 Pooling and Servicing Agreement, the JPMCC 2007-LDP11 Special Servicer, the JPMCC 2007-LDP11 Trustee and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to the Non-Serviced Mortgage Loans under the JPMCC 2007-LDP11 Pooling and Servicing Agreement or the Pooling and Servicing Agreement; provided, however, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the JPMCC 2007-LDP11 Master Servicer, the depositor under the JPMCC 2007-LDP11 Pooling and Servicing Agreement, the JPMCC 2007-LDP11 Special Servicer or the JPMCC 2007-LDP11 Trustee in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the JPMCC 2007-LDP11 Pooling and Servicing Agreement.

In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders, and in the case of any Whole Loan, the rights of the Certificateholders and the holder of the related Companion Loan (as a collective whole); provided, however, if a Whole Loan and/or holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to the related Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the related Mortgage Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, each of the Master

Servicer and the Special Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor’s affiliates.

Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards and the REMIC Provisions, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

Events of Default

‘‘Events of Default’’ under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account (or Companion Distribution Account, as applicable) any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the Special Servicer to deposit into the REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)    any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of the Master Servicer’s failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or five days (or another specified number of days) (thirty days during any period in which the trust is not subject to the reporting requirements of the Securities Exchange Act of 1934) in the case of a failure by either of the Master Servicer or the Special Servicer to deliver certain reports required under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to each Pari Passu Whole Loan and the Sawgrass Mills Mall Whole Loan, by the holder of any related Pari Passu Companion Loan, as applicable; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(d)    any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25% or with respect to any Pari Passu Whole Loan and the Sawgrass Mills Mall Whole Loan, by the holder of any related Pari Passu Companion Loan; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)    Moody’s places its ratings with respect to any Class of Certificates on a ‘‘watch’’ status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or material factor in such rating action and such ‘‘watch’’ status is not rescinded within 60 days (or such longer period as would not, as confirmed by Moody’s in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody’s to the Certificates);

(g)    Moody’s downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a material factor in such downgrade;

(h)    the Master Servicer or the Special Servicer is no longer rated at least ‘‘CMS3’’ or ‘‘CSS3’’ by Fitch, respectively, and the Master Servicer or Special Servicer is not reinstated to that rating within 30 days of the delisting; or

(i)    the Master Servicer or the Special Servicer is no longer listed on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not reinstated to that rating within 60 days of the delisting.

Rights Upon Event of Default

If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as the Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as the Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

Notwithstanding anything to the contrary contained in the section described above, with respect to the Sawgrass Mills Mall Whole Loan, if (i) an Event of Default on the part of the

Master Servicer remains unremedied and materially and adversely affects only a related Pari Passu Companion Loan, (ii) the Master Servicer fails to make any payment on a Pari Passu Companion Loan when required under the terms of the Pooling and Servicing Agreement as further described in the terms of the Pooling and Servicing Agreement, which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any rating agency of certificates backed by any related Pari Passu Companion Loan occurs solely as a result of an action of the Master Servicer, then the Master Servicer may not be terminated but the holder of such related Pari Passu Companion Loan, or if such Pari Passu Companion Loan is included in a securitization, the related trustee, acting at the direction of the related directing certificateholder of such securitization, will be entitled to require the Master Servicer to appoint a sub-servicer solely with respect to that Sawgrass Mills Mall Whole Loan (or if that Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to a Sawgrass Mills Mall Whole Loan will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates and certificates backed by any Pari Passu Companion Loan. A replacement sub-servicer will be selected jointly by the Directing Certificateholder and the holders of the Pari Passu Companion Loans (or the related directing certificateholders, as applicable); provided that if the Directing Certificateholder and the holders of the Pari Passu Companion Loans (or the related directing certificateholders) are not able to agree on a sub-servicer within 45 days after the date on which the Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the Directing Certificateholder.

Notwithstanding anything to the contrary contained in the section described above, in the case of each Pari Passu Whole Loan, if (i) an event of default on the part of the JPMCC 2007-LDP11 Master Servicer remains unremedied and materially and adversely affects only the related Pari Passu Mortgage Loan included in the Trust Fund, (ii) the JPMCC 2007-LDP11 Master Servicer fails to make any payment on the related Pari Passu Mortgage Loan when required under the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement as further described in the terms of the JPMCC 2007-LDP11 Pooling and Servicing Agreement, which failure has not been remedied or (iii) any qualification, downgrade or withdrawal by any rating agency of the Certificates occurs solely as a result of an action of the JPMCC 2007-LDP11 Master Servicer, then the JPMCC 2007-LDP11 Master Servicer may not be terminated but the Directing Certificateholder will be entitled to require the JPMCC 2007-LDP11 Master Servicer to appoint a sub-servicer solely with respect to that Pari Passu Whole Loan (or if that Whole Loan is currently being sub-serviced, to replace the current sub-servicer, but only if such original sub-servicer is in default under the related sub-servicing agreement). The appointment (or replacement) of a sub-servicer with respect to a Pari Passu Whole Loan will in any event be subject to confirmation from each rating agency that such appointment would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates and certificates backed by the related Pari Passu Companion Loan. A replacement sub-servicer will be selected jointly by the Directing Certificateholder and the holder of the Pari Passu Companion Loan (or the JPMCC 2007-LDP11 Directing Certificateholder, as applicable); provided that if the Directing Certificateholder and the JPMCC 2007-LDP11 Directing Certificateholder are not able to agree on a sub-servicer within 45 days after the date on which the JPMCC 2007-LDP11 Trustee was directed to appoint a sub-servicer or replace the current sub-servicer, such sub-servicer will be selected by the JPMCC 2007-LDP11 Directing Certificateholder.

However, if the Master Servicer receives notice of termination solely due to an Event of Default described in clauses (f) through (i) under ‘‘—Events of Default’’ above, and prior to being replaced as described in the second preceding paragraph, the Master Servicer provides the Trustee with the appropriate ‘‘request for proposal’’ material and the names of potential bidders within 5 business days after receipt of such notice of termination, the Trustee will solicit good faith bids for the Master Servicer’s rights to master service mortgage loans in accordance with the

Pooling and Servicing Agreement. The Trustee will have 45 days after receipt of the notice of termination of the Master Servicer to sell those rights and obligations to a successor servicer that meets the requirements of a Master Servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then-current ratings on the Certificates. The termination of the Master Servicer will be effective when such successor servicer has succeeded the terminated Master Servicer, as successor Master Servicer and such successor Master Servicer has assumed the terminated Master Servicer’s master servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor Master Servicer within 45 days after notice of the termination of the Master Servicer, the Master Servicer will be replaced by the Trustee as described in the previous paragraph.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of Certificates or any Companion Loan:

(a)    to cure any ambiguity to the extent the cure of the ambiguity does not materially and adversely affect the interests of any Certificateholder or the holder of a Companion Loan;

(b)    to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this free writing prospectus with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder or the holder of a Companion Loan;

(c)    to change the timing and/or nature of deposits in the Certificate Account, the Distribution Account or the REO Account; provided, that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

(d)    to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of the Upper-Tier REMIC, the Lower-Tier REMIC or any Loan REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund; provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or the holder of a Companion Loan or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see ‘‘Certain Federal Income Tax Consequences— Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates —Tax-Related Restrictions on Transfer of Residual Certificates’’ in the prospectus);

(e)    to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or the holder of a Companion Loan, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

(f)    to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency or any class of certificates backed by a Pari Passu Companion Loan by an applicable rating agency; provided that such amendment or supplement will not adversely affect in any material respect the interests of any holder of a Companion Loan.

Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller or, if provided in the related Intercreditor Agreement, adversely affects any holder of a Companion Loan without the consent of the applicable holder of that Companion Loan. Additionally, no amendment may be made that would adversely affect the Swap Counterparty under either Swap Contract or the rights of the holders of the Class A-4FL or Class A-MFL Certificates without the consent of the Swap Counterparty and 66 2/3% of the holders of the Class A-4FL or Class A-MFL Certificates, as applicable.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66 2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holder of the related Companion Loan, without the consent of the holders of all Certificates of that Class then outstanding or the holder of the related Companion Loan, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and the holder of the related Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency and, if required under the related intercreditor agreement, the consent of the holder of the related Companion Loan.

Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the Trustee and the Master Servicer having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

 Yield and Maturity Considerations

Yield Considerations

General.    The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate (or, in the case of the Class X Certificates, the Notional Amounts of the related components); (3) the aggregate amount of distributions on the Certificate (or in the case of the Class X Certificates, reduction of the notional amount of the related components, as a result of such distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates (or, in the case of the Class X Certificates, in reduction of the Notional Amount of the related components). In addition, the yield to investors in the Class A-4FL and Class A-MFL Certificates will be highly sensitive to changes in LIBOR such that decreasing levels of LIBOR will have a negative impact on the yield to investors in such Classes of Certificates. See ‘‘Description of the Swap Contracts’’ in this free writing prospectus.

Pass-Through Rate.    The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus. See ‘‘Description of the Certificates’’ in this free writing prospectus.

Rate and Timing of Principal Payments.    The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, to the Class A-3 Certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, until their Certificate Balances are reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates and Class A-SB Certificates and the Class A-4FL Regular Interest have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-M Regular Interest, pro rata, and then in respect of the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of such Class is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A Certificates and the Class A-4FL Regular Interest will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and the Class A-4FL Regular Interest will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. With respect to the Class A-SB Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates and the Class-4FL Regular Interest remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Group 2 Principal Distribution Amount and/or Group 1 Principal Distribution Amount, as applicable, will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates and the Class A-4FL Regular Interest were outstanding. Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such Certificates will be extremely sensitive to prepayments on the mortgage loans to the extent distributed to reduce the notional amounts of the related components. In addition, although the borrower under the ARD Loan may have certain incentives to prepay the ARD Loan on its Anticipated Repayment Dates, we cannot assure you that the borrower will be able to prepay the ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay the ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents.

Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while workouts are negotiated or foreclosures are completed. See ‘‘Servicing of the Mortgage Loans—Modifications, Waiver and Amendments’’ and ‘‘—Realization Upon Defaulted Mortgage Loans’’ in this free writing prospectus and ‘‘Certain Legal Aspects of Mortgage Loans—Foreclosure’’ in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-1A

Certificates and the Class-4FL Regular Interest, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates, or, in the case of the Class X Certificates, applied to reduce the notional amounts of the related components. An investor should consider, in the case of any Offered Certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amount of the Class X Certificates is based upon the outstanding principal balance of the other Classes of Certificates or the Class A-4FL and Class A-MFL Regular Interests, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may (or in the case of the Class X Certificates, will) also affect the yield on each Class of Certificates that has a Pass-Through Rate based on, or limited by, the WAC Rate to the extent that mortgage loans with higher mortgage rates prepay faster than mortgage loans with lower mortgage rates. The Pass-Through Rates on those Classes of Certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls.    The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class T, Class Q, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. Following reduction of the Class B Certificates to zero resulting from losses or shortfalls, the losses or shortfalls will be borne by the Class A-J Certificates first and then the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates (other than the Class A-4FL Certificates) and the Class A-4FL Regular Interest without regard to Loan Group or the Class A-SB Planned Principal Balance. Although losses will not be allocated to the Class X Certificates directly, they will reduce the notional balances of the related components to the extent such losses are allocated to the Classes of Principal Balance Certificates (other than the Class A-4FL and the Class A-MFL Certificates) and the Class A-4FL and the Class A-MFL Regular Interests and therefore the Class X Notional Amount, which will reduce the yield on such Certificates. In addition, although losses will not be directly allocated to the Class A-4FL and the Class A-MFL Certificates, losses allocated to the Class A-4FL and the Class A-MFL Regular Interests will result in a corresponding reduction of the Certificate Balances of the Class A-4FL and the Class A-MFL Certificates.

Certain Relevant Factors.    The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See ‘‘Risk

Factors’’ and ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and ‘‘Risk Factors’’ and ‘‘Yield and Maturity Considerations—Yield and Prepayment Considerations’’ in the prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See ‘‘Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions’’ in this free writing prospectus. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions.    Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period for the Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates, for which distributions are made 0 days after the end of the related Interest Accrual Period, unless the Pass-Through Rate for those Certificates converts to a fixed rate), the effective yield to the holders of such Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest.    As described under ‘‘Description of the Certificates —Distributions—Priority’’ in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates or the Class A-4FL or Class A-MFL Regular Interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class of Certificates or the Class A-4FL or Class A-MFL Regular Interest, as applicable, the shortfall will be distributable to holders of that Class of Certificates, or Class A-4FL or Class A-MFL Regular Interest, as applicable, on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related Class of Certificates for so long as it is outstanding. Any such shortfall distributed to the Class A-4FL Regular Interest will be distributed to the holders of the Class A-4FL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Class A-4FL Swap Contract. Similarly, any such shortfall distributed to the Class A-MFL Regular Interest will be distributed to the holders of the Class A-MFL Certificates, to the extent such shortfall is not otherwise payable to the Swap Counterparty pursuant to the Class A-MFL Swap Contract.

Pass-Through Rate of the Class-4FL and Class A-MFL Certificates.    The yield to investors in the Class A-4FL and Class A-MFL Certificates (the ‘‘Floating Rate Certificates’’) will be highly sensitive to changes in the level of one-month LIBOR. Investors in the Floating Rate Certificates should consider the risk that lower than anticipated levels of one-month LIBOR could result in actual yields that are lower than anticipated yields on the Floating Rate Certificates. In addition, because interest payments on the Floating Rate Certificates maybe reduced or the Pass-Through

Rate may convert to a fixed rate in connection with certain events discussed in this free writing prospectus, the yield to investors in the Floating Rate Certificates under those circumstances may not be as high as that offered by other LIBOR based investments that are not subject to such interest rate restrictions. In general, the earlier a change in the level of one-month LIBOR, the greater the effect on the yield to maturity to an investor in the Floating Rate Certificates. As a result, the effect on such investor’s yield to maturity of a level of one-month LIBOR that is higher (or lower) than the rate anticipated by such investor during the period immediately following the issuance of the Floating Rate Certificates is not likely to be offset by a subsequent like reduction (or increase) in the level of one-month LIBOR.

Weighted Average Life

The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance, second, in respect of the Class A-1 Certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 Certificates until their Certificate Balance is reduced to zero, fourth, to the Class A-3 Certificates, until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 Certificates and the Class A-4FL Regular Interest, pro rata, until their Certificate Balances are reduced to zero, and sixth, in respect of the Class A-SB Certificates until their Certificate Balance is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 and the Class A-SB Certificates and the Class A-4FL Regular Interest have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, and then in respect of the Class A-J Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class F Certificates and then the Non-Offered Certificates, in that order, in each case until the Certificate Balance of each such Class of Certificates or Regular Interest, as applicable, is reduced to zero. A reduction in the Certificate Balance of the Class A-4FL or Class A-MFL Regular Interest will result in a corresponding reduction of the Certificate Balance of the Class A-4FL or Class A-MFL Certificates, as applicable.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the tables attached hereto as Annex A-4 to this free writing prospectus, the column headed ‘‘0% CPR’’ assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed ‘‘25% CPR,’’ ‘‘50% CPR,’’ ‘‘75% CPR’’ and ‘‘100% CPR’’ assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted and any yield maintenance period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

The tables attached as Annex A-4 to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

(a)    scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in September 2007;

(b)    the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)    no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and the holder of a Subordinate Companion Loan will not exercise its option to purchase the related Mortgage Loan and no holder of any mezzanine indebtedness will exercise its option to purchase the related mortgage loan;

(d)    any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Lockout Period and any yield maintenance period at the respective levels of CPR set forth in the tables;

(e)    no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

(f)    the Closing Date is August 28, 2007;

(g)    the ARD Loan prepays in full on its Anticipated Repayment Date;

(h)    the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective Classes of Certificates are as described in this free writing prospectus;

(i)    the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(j)    with respect to any mortgage loan that may elect to either defease or prepay with a fixed prepayment premium, the borrower elected to prepay with fixed penalty points;

(k)    with respect to any mortgage loans that may elect to either prepay with yield maintenance or prepay with a fixed prepayment premium the borrower elected to prepay after yield maintenance;

(l)    the optional termination of the trust will not be exercised; and

(m)    no Swap Contract is subject to a Swap Default.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth in Annex A-4 to this free writing prospectus, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables attached as Annex A-4 to this free writing prospectus. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the tables attached hereto as Annex A-4 to this free writing prospectus (except for the last two tables, which are labeled ‘‘Discount Margins for the Class A-4FL Certificates at the Respective CPRs Set Forth Below’’ and

‘‘Discount Margins for the Class A-MFL Certificates at the Respective CPRs Set Forth Below’’, respectively) indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs. The last two tables on Annex A-4, which are labeled ‘‘Discount Margins for the Class A-4FL Certificates at the Respective CPRs Set Forth Below’’ and ‘‘Discount Margins for the Class A-MFL Certificates at the Respective CPRs Set Forth Below’’, respectively), show the discount margins for the Class A-4FL and Class A-MFL Certificates, respectively.

The discount margins set forth in the table attached as Annex A-4 to this free writing prospectus represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-4FL and Class A-MFL Certificates, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified in the tables attached hereto as Annex A-4 to this free writing prospectus, in each case, expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of the Class A-4FL and Class A-MFL Certificates, respectively. The tables attached hereto as Annex A-4 to this free writing prospectus assume that the Class A-4FL and Class A-MFL Certificates settle without accrued interest. The tables attached hereto as Annex A-4 to this free writing prospectus has been prepared on the basis of the modeling assumptions above.

Yield Sensitivity of the Class X Certificates

The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments, principal losses and other factors described above. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See ‘‘Description of the Certificates—Termination; Retirement of Certificates’’ in this free writing prospectus.

The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent (‘‘CBE’’) basis on the Class X Certificates for the specified CPRs based on the assumptions set forth under ‘‘—Weighted Average Life’’ above. It was further assumed that the purchase price of the Class X Certificates is as specified in the table below, expressed as a percentage of the initial Notional Amount of such Certificates, plus accrued interest from August 1, 2007 to the Closing Date.

The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such Class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the mortgage loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase the Class X Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the ‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ model described under ’’—Weighted Average Life’’ above.

Sensitivity to Principal Prepayments of the Pre-Tax
Yields to Maturity of the Class X Certificates

Assumed Purchase Price (of Initial Notional Amount of Class X Certificates)	Prepayment Assumption (CPR)
	0%	25%	50%	75%	100%
%

Effect of Loan Groups

Generally, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB Certificates and Class A-4FL Regular Interest will only be entitled to receive distributions of principal collected or advanced with respect to the mortgage loans in Loan Group 1 until the Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in Loan Group 2 until the Certificate Balances of the Class A-4 and Class A-SB Certificates and the Class A-4FL Regular Interest have been reduced to zero. Accordingly, holders of the Class A-1A Certificates will be greatly affected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 2 and, in the absence of losses, should be largely unaffected by the rate and timing of payments and other collections of principal on the mortgage loans in Loan Group 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

 Certain Federal Income Tax Consequences

Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, (3) compliance with all provisions of the JPMCC 2007-LDP11 Pooling and Servicing Agreement and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the JPMCC 2007-LDP11 Pooling and Servicing Agreement and (4) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the ‘‘Code’’), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the ‘‘Upper-Tier REMIC’’ and the ‘‘Lower-Tier REMIC,’’ respectively, and each, a ‘‘REMIC’’) within the meaning of Sections 860A through 860G (the ‘‘REMIC Provisions’’) of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-1 A, Class X, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class Q, Class T and Class NR Certificates and the Class A-4FL and Class A-MFL Regular Interests will evidence the ‘‘regular interests’’ in the Upper-Tier REMIC and (2) the Class R Certificates will represent the sole class of ‘‘residual interest’’ in the Upper-Tier REMIC and the Class LR Certificates will represent the sole class of ‘‘residual interests’’ in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. In addition, a separate REMIC election will be made with respect to each Logan Portfolio Loan pursuant to a separate REMIC declaration made July 5, 2007 to treat each such mortgage loan as a loan REMIC (each, a ‘‘Loan REMIC’’). In the opinion of Cadwalader, Wickersham & Taft LLP, each Loan REMIC will qualify as a loan REMIC, the regular interest issued by the related Loan REMIC (each, a ‘‘Loan REMIC Regular Interest’’) will constitute a ‘‘regular interest’’ in the related Loan REMIC and the Class LR Certificates will represent beneficial interests in the residual interest issued by each Loan REMIC. The Certificates (other than the Class A-4FL, Class A-MFL, Class S, Class R and Class LR Certificates) and the Class A-4FL and Class A-MFL Certificates, to the extent of their interest in the Class A-4FL and Class A-MFL Regular Interests, respectively, are ‘‘Regular Certificates’’ as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, and the Class S Certificates will represent undivided beneficial interest in such portion of the grantor trust, (ii) the portions of the trust fund consisting of the Class A-4FL and Class A-MFL Regular Interests, the Class A-4FL and Class A-MFL Swap Contracts and the Class A-4FL and A-MFL Floating Rate Accounts, respectively will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, and the Class A-4FL and Class A-MFL Certificates will represent undivided beneficial interests in the related portions of the grantor trust and (iii) the portion of the Trust Fund consisting of the residual interests issued by the Loan REMICs and the Class LR Certificates will represent undivided beneficial interests in the related portions of the grantor trust.

Each Loan REMIC will hold the related Logan Portfolio Loan and its proceeds, and the Trust’s beneficial interest in an allocable share of any property that secured such mortgage and the Trust’s allocable share of any property that secured such mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue an uncertificated class of regular interests (each, a ‘‘Loan REMIC Regular Interest’’) to the Lower-Tier REMIC and will issue a single class of residual interests. The Lower-Tier REMIC will hold the mortgage loans (other than the mortgage loans held by the Loan REMICs) and their proceeds, and the trust’s allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (and in the case of each Non-Serviced Mortgage Loan, a beneficial interest in an allocable portion of the property securing such Non-Serviced Mortgage Loan, as applicable) and the Loan REMIC Regular Interests, and will issue certain uncertificated classes of regular interests (the ‘‘Lower-Tier REMIC Regular Interests’’) and the sole Class of residual interest in the Lower-Tier REMIC, which will be represented by the Class LR Certificates. The Upper-Tier REMIC will hold the Lower-Tier

REMIC Regular Interests and their proceeds and will issue the Regular Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests as regular interests in the Upper-Tier REMIC, and the Class R Certificates, which will represent the sole Class of residual interest in the Upper-Tier REMIC.

Because they represent regular interests, each Class of Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. It is anticipated that the Class     Certificates will be issued at a premium, that the Class      Certificates will be issued with original issue discount and that the Class Certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that the ARD Loan prepays on its Anticipated Repayment Date (the ‘‘Prepayment Assumption’’). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus. For purposes of this discussion and the discussion in the prospectus, holders of the Class A-4FL and Class A-MFL Certificates will be required to allocate their purchase prices and disposition proceeds between their interest in the Class A-4FL and Class A-MFL Regular Interests and the related Swap Contracts for purposes of accruing discount or premium or computing gain or loss upon disposition of the Class A-4FL and Class A-MFL Regular Interests, and with respect to the Class A-4FL and Class A-MFL Certificates, references in such discussion to the ‘‘regular interest’’ is to the Class A-4FL and Class A-MFL Regular Interests and amounts allocable thereto.

Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on that Class (assuming the WAC Rate changes in accordance with the initial prepayment assumption in the manner set forth in the prospectus), over its issue price (including accrued interest from August 1, 2007). Any ‘‘negative’’ amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the ‘‘noncontingent bond method’’ of the OID Regulations, as defined in the prospectus, may be promulgated with respect to these Certificates.

Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Offered Certificates (other than the Class A-4FL and Class A-MFL Certificates) and the Class A-4FL and Class A-MFL Regular Interests as described under ‘‘Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums’’ in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer’s actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges. Any Yield Maintenance Charge paid to the Swap Counterparty with respect to the Class A-4FL and Class A-MFL Regular Interests will be treated as received by the holders of the Class A-4FL and Class A-MFL Certificates and paid as a periodic payment by the holders of the Class A-4FL and Class A-MFL Certificates under the related Swap Contract.

Except as provided below, the Offered Certificates will be treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or ‘‘REIT’’ and interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as ‘‘loans ... secured by an interest in real property which is ... residential real property’’ under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing community properties. As of the Cut-off Date, mortgage loans representing approximately 12.3% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, (i) mortgage loans that have been defeased with U.S. Treasury obligations and (ii) the Class A-4FL and Class A-MFL Certificates to the extent of their respective basis, if any, allocable to the related Swap Contract will not qualify for foregoing tax treatment. Moreover, the Offered Certificates, other than the Class A-4FL and Class A-MFL Certificates, which represent interests in the related Swap Contract, in addition to their interests in the related Regular Interest, will be ‘‘qualified mortgages’’ for another REMIC within the meaning of Section 860G(a)(3) of the Code. See ‘‘Certain Federal Income Tax Consequences —Federal Income Tax Consequences for REMIC Certificates’’ in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates see ‘‘Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates’’ in the prospectus.

Taxation of the Swap Contracts

Each holder of a Class A-4FL or Class A-MFL Certificate will be treated for federal income tax purposes as having entered into its proportionate share of the rights of such Class under the related Swap Contract. Holders of the Class A-4FL or Class A-MFL Certificates must allocate the price they pay for their Certificates between their interests in the related Regular Interest and the related Swap Contract based on their relative market values. The portion, if any, allocated to the related Swap Contract will be treated as a swap premium (the ‘‘Swap Premium’’) paid or received by the holders of the Floating Rate Certificates. If the Swap Premium is paid by a holder, it will reduce the purchase price allocable to the related Regular Interest. If the Swap Premium is received by the holders, it will be deemed to have increased the purchase price for the related Regular Interest. If a Swap Contract is ‘‘on-market,’’ no amount of the purchase price will be allocable to it. Based on the anticipated issue price of the related Certificates, it is anticipated that the related Regular Interest will be issued at a      and that a Swap Premium will be deemed to be [paid to] [paid by] the holders of the related Class A-4FL or Class A-MFL Certificates, as applicable. The holder of Class A-4FL or Class A-MFL Certificates will be required to amortize any Swap Premium under a level payment method as if such Swap Premium represented the present value of a series of equal payments made or received over the life of the related Swap Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Swap Premium (or some other reasonable rate). Prospective purchasers of Class A-4FL or Class A-MFL Certificates should consult their own tax advisors regarding the appropriate method of amortizing any Swap Premium. Regulations promulgated by the U.S. Department of Treasury (‘‘Treasury’’) treat a non-periodic payment made under a swap contract as a loan for federal income tax purposes if the payment is ‘‘significant.’’ It is not known whether any Swap Premium would be treated in part as a loan under Treasury regulations.

Under Treasury regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under a Swap Contract must be netted against payments made under that Swap Contract and deemed made or received as a result of the Swap Premium over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the Class A-4FL or Class A-MFL Certificates.

Any amount of proceeds from the sale, redemption or retirement of a Class A-4FL or Class A-MFL Certificate that is considered to be allocated to the holder’s rights under the Swap Contract or that the holder is deemed to have paid to the purchaser would be considered a ‘‘termination payment’’ allocable to such Certificate under Treasury regulations. A holder of a Class A-4FL or Class A-MFL Certificate will have gain or loss from such a termination equal to (A)(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of the related Swap Premium paid (or deemed paid) by the holder upon entering into or acquiring its interest in the related Swap Contract or (B)(i) any termination payment it paid or is deemed to have paid minus (ii) the unamortized portion of the Swap Premium received upon entering into or acquiring its interest in the related Swap Contract. Gain or loss realized upon the termination of the related Swap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

The Class A-4FL and Class A-MFL Certificates, representing a beneficial ownership in the related Regular Interest and Swap Contract, may constitute positions in a straddle, in which case the straddle rules of Section 1092 of the Code would apply. A selling holder’s capital gain or loss with respect to such regular interest would be short term because the holding period would be tolled under the straddle rules. Similarly, capital gain or loss realized in connection with the termination of the related Swap Contract would be short term. If the holder of a Class A-4FL or Class A-MFL Certificate incurred or continued to incur indebtedness to acquire or hold such Class A-4FL or Class A-MFL Certificate, the holder would generally be required to capitalize a portion of the interest paid on such indebtedness until termination of the related Swap Contract.

Withholding and Backup Withholding.    Pursuant to the Pooling and Servicing Agreement (i) the Trustee shall deliver or cause to be delivered the federal taxpayer identification number of the grantor trust that holds the related Swap Contract on an IRS Form W-9 to the Swap Counterparty as soon as possible after the related Swap Contract is entered into (but no later than the first payment date under the related Swap Contract; provided that the Trustee has received the applicable taxpayer identification number from the IRS by such date (and the Trustee is obligated to use its best efforts to obtain such taxpayer identification number from the IRS by such date)) and, if requested by the Swap Counterparty (unless not permitted under federal income tax law) an IRS Form W-8IMY, (ii) each non-exempt holder of the Class A-4FL and Class A-MFL Certificates shall be obligated pursuant to the Pooling and Servicing Agreement to provide applicable certification to the Trustee (with copies sent or forwarded directly from such Certificateholder to the Swap Counterparty) to enable the Trustee to make payments to the applicable Class A-4FL and Class A-MFL Certificateholders without federal withholding or backup withholding, and (iii) as authorized by the Class A-4FL and Class A-MFL Certificateholders under the Pooling and Servicing Agreement, the Trustee may forward any such certification received to the Swap Counterparty if requested. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the Trust Fund. For an additional discussion of withholding and backup withholding, see ‘‘Certain Federal Income Tax Consequences’’ and ‘‘Federal Income Tax Consequences for REMIC Certificates—Backup Withholding’’ in the prospectus.

 Certain ERISA Considerations

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (‘‘ERISA’’), or Section 4975 of the Code (an ‘‘ERISA Plan’’) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (‘‘Similar Law’’) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a ‘‘Plan’’) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the ‘‘Exemption’’). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc.; provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Moody’s Investors Service, Inc., Fitch, DBRS Limited or DBRS, Inc. Third, the Trustee can not be an affiliate of any other member of the Restricted Group other than an underwriter. The ‘‘Restricted Group’’ consists of any underwriter, the Depositor, the Trustee, Master Servicer, the Special Servicer, any sub-servicer, the Swap Counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

Further, the Exemption imposes additional requirements for purchases by Plans of classes of Certificates subject to swap contracts, such as the Class A-4FL and Class A-MFL Certificates which benefit from Swap Contracts:

(a)	Each swap contract must be an ‘‘eligible swap’’ with an ‘‘eligible swap counterparty’’ (as each term is defined in PTE 2000-58);

(b)	If a contract ceases to be an eligible swap and such swap contract cannot be replaced, the Trustee must notify the Certificateholders that the Exemption will cease to apply with respect to the class of Certificates subject to such swap contract; and

(c)	The fiduciary of a Plan purchasing the class of Certificates subject to a swap contract must be either:

•	a ‘‘qualified professional asset manager’’ (as defined in PTE 84-14);

•	an ‘‘in-house asset manager’’ (as defined in PTE 96-23); or

•	a Plan fiduciary with total assets under management of at least $100 million at the time of the acquisition of the Certificates by the Plan.

The Depositor believes that each Swap Contract will meet all of the relevant requirements to be considered an ‘‘eligible swap’’ as of the Closing Date. However, any Plan contemplating purchase of the Class A-4FL or Class A-MFL Certificates must make its own determination that all of the additional requirements of the Exemption are satisfied as of the date of such purchase and during the time that the Plan holds the Class A-4FL or Class A-MFL Certificates.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody’s Investors Service, Inc., Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the Depositor, any of the underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an ‘‘Excluded Plan’’ by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an ‘‘Excluded Plan’’ is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See ‘‘Certain ERISA Considerations’’ in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

The Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

 Legal Matters

The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the underwriters by Thacher Proffitt & Wood LLP. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.

 Certain Legal Aspects of the Mortgage Loans

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California, Florida and Texas which is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

19 of the Mortgaged Properties, securing mortgage loans representing approximately 17.5% of the Initial Pool Balance (17.9%, 14.2%), are located in the State of California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale.

California’s ‘‘one action rule’’ requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

15 of the Mortgaged Properties, securing mortgage loans representing approximately 12.6% of the Initial Pool Balance (12.8%, 10.9%), are located in Florida. Mortgage loans involving real property in Florida are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse if the full amount of the judgment is not paid prior to the scheduled sale. Generally, the foreclosure sale must occur no earlier than 20 (but not more than 35) days after the judgment is entered. During this period, a notice of sale must be published twice in the county in which the property is located. There is no right of redemption after the foreclosure sale. Florida does not have a ‘‘one action rule’’ or ‘‘anti deficiency legislation.’’ Subsequent to a foreclosure sale, however, a lender may be required to prove the value of the property sold as of the date of foreclosure in order to recover a deficiency. Further, other statutory provisions in Florida limit any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the outstanding debt over the value of the property at the time of the judicial sale. In certain circumstances, the lender may have a receiver appointed.

28 of the Mortgaged Properties, securing mortgage loans representing approximately 11.3% of the Initial Pool Balance (9.5%, 24.8%), are located in the State of Texas. Mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust or by judicial foreclosure. Any such action must be brought within 4 years after the accrual of the cause of action. With respect to a judicial foreclosure, notwithstanding anything in the deed of trust to the contrary, the mortgagee must give the borrower written notice delivered by certified mail that it is in default and provide 20 days for the borrower to cure such default before any judicial foreclosure is permitted. With respect to a trustee’s sale, the lender must give the borrower written notice delivered by certified mail that it is in default and provide 21 days for the borrower to cure such default before any judicial foreclosure is permitted. Public notice of the trustee’s sale is continued for at least 21 days in statutory form after which the mortgaged real estate may be sold by the trustee. Any trustee sale must be made pursuant to the terms of the deed of trust at a public venue at the county courthouse of the county in which any portion of the real estate is located, between the hours of 10 A.M. and 4

P.M. on the first Tuesday of the month after the month in which the statutory notice period has been satisfied in an area designated by the commissioners’ court. Under Texas law, the borrower does not have the right to redeem the real estate after a judicial foreclosure or trustee’s sale. Under Texas law, if the sale price at a judicial foreclosure or trustee’s sale is less than the fair market value of the real estate, any obligor (including any guarantor) may be required to offset the deficiency between the fair market value and the sale price.

Other Aspects.    Please see the discussion under ‘‘Certain Legal Aspects of the Mortgage Loans’’ in the accompanying prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the Certificates.

 Ratings

It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody’s Investors Service, Inc. (‘‘Moody’s’’), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (‘‘S&P’’), and Fitch, Inc. (‘‘Fitch’’, and together with S&P and Moody’s, the ‘‘Rating Agencies’’):

Class	Moody’s	S&P	Fitch
Class A-1	Aaa	AAA	AAA
Class A-2	Aaa	AAA	AAA
Class A-3	Aaa	AAA	AAA
Class A-4	Aaa	AAA	AAA
Class A-4FL	Aaa	AAA	AAA
Class A-SB	Aaa	AAA	AAA
Class A-1 A	Aaa	AAA	AAA
Class X	Aaa	AAA	AAA
Class A-M	Aaa	AAA	AAA
Class A-MFL	Aaa	AAA	AAA
Class A-J	NR	AAA	AAA
Class B	NR	AA+	AA+
Class C	NR	AA	AA
Class D	NR	AA−	AA−
Class E	NR	A+	A+
Class F	NR	A	A

A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by February 15, 2051 (the ‘‘Rated Final Distribution Date’’). The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, Yield Maintenance Charges or net default interest. In addition, S&P’s ratings on the Certificates do not address the application of Net Aggregate Prepayment Interest Shortfalls to the Certificates.

Also, the rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class X Certificateholders might not fully recover their investments in the event of rapid prepayments of the mortgage loans (including both voluntary and involuntary prepayments). As described in this free writing prospectus, the amounts payable with respect to the Class X Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month’s interest and thus suffer a nearly complete loss of their investment, all amounts ‘‘due’’ to such Certificateholders will nevertheless have been paid, and such result is consistent with the ratings received on the Class X Certificates. The Notional Amount upon which interest is calculated with respect to the Class X Certificates is subject to reduction in connection with each reduction of a corresponding component, whether as a result of principal payments or the allocation of Collateral Support Deficits. The ratings on the Class X Certificates do not address the timing or magnitude of reduction of the Notional Amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. Accordingly, the ratings on the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

A rating on the Class A-4FL or Class A-MFL Certificates does not represent any assessment of whether the floating interest rates on those Certificates will convert to a fixed rate. With respect to the Class A-4FL and Class A-MFL Certificates, the Rating Agencies are only rating the receipt of interest up to the Pass-Through Rate applicable to the Class A-4FL or Class A-MFL Regular Interests, as applicable, and are not rating the receipt of interest accrued at LIBOR plus   % or LIBOR plus     %, respectively. In addition, the ratings do not address any shortfalls or delays in payment that investors in the Class A-4FL or Class A-MFL Certificates may experience as a result of the conversion of the Pass-Through Rate on those Certificates from a rate based on LIBOR to a fixed rate.

We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned to such Class by the Rating Agencies.

The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Pursuant to an agreement between the Depositor and each of the Rating Agencies, the Rating Agencies will provide ongoing ratings feedback with respect to the Offered Certificates for as long as they remain issued and outstanding.

 Legal Investment

The Offered Certificates will not constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See ‘‘Legal Investment’’ in the prospectus.

INDEX OF DEFINED TERMS

Page
0% CPR	S-240
30/360 Basis	S-124
AB Intercreditor Agreement	S-109
AB Mortgage Loan	S-97
AB Subordinate Companion Loan	S-97
AB Whole Loan	S-97
Acceptable Insurance Default	S-223
Accrued Interest from Recoveries	S-188
Actual/360 Basis	S-124
Additional Exclusions	S-223
Administrative Cost Rate	S-188
Advances	S-200
Anticipated Repayment Date	S-122
Appraisal Reduction	S-203
Appraisal Reduction Event	S-203
ARD Loan	S-122
Asset Status Report	S-218
Assumed Final Distribution Date	S-195
Assumed Scheduled Payment	S-191
Authenticating Agent	S-159
Available Distribution Amount	S-177
Base Interest Fraction	S-194
Carespring Portfolio Intercreditor Agreement	S-103
Carespring Portfolio Loan	S-103
Carespring Portfolio Mortgaged Property	S-103
Carespring Portfolio Noteholders	S-103
Carespring Portfolio Notes	S-103
Carespring Portfolio Whole Loan	S-103
Cassford Corporate Park Intercreditor Agreement	S-119
Cassford Corporate Park Loan	S-119
Cassford Corporate Park Mortgaged Property	S-119
Cassford Corporate Park Note A Holder	S-119
Cassford Corporate Park Note B Holder	S-119
Cassford Corporate Park Subordinate Companion Loan	S-119
Cassford Corporate Park Whole Loan	S-119
CBE	S-242
Certificate Account	S-175
Certificate Balance	S-171
Certificate Owner	S-172
Certificate Registrar	S-159
Certificateholders	S-93
Certificates	S-171
Class	S-171
Class A Certificates	S-171
Class A-4FL Available Funds	S-178
Class A-4FL Floating Rate Account	S-212
Class A-4FL Interest Distribution Amount	S-188
Class A-4FL Principal Distribution Amount	S-192
Class A-4FL Regular Interest	S-171
Class A-4FL Significance Percentage	S-212
Class A-4FL Swap Contract	S-171
Class A-4FL Swap Default	S-213
Class A-MFL Available Funds	S-178
Class A-MFL Floating Rate Account	S-213
Class A-MFL Interest Distribution Amount	S-188
Class A-MFL Principal Distribution	S-192
Class A-MFL Regular Interest	S-171
Class A-MFL Significance Percentage	S-213
Class A-MFL Swap Contract	S-171
Class A-MFL Swap Default	S-214
Class A-SB Planned Principal Balance	S-192
Class LR Distribution Account	S-176
Clearstream	S-173
Closing Date	S-93
CMBS	S-152
CMSA Investor Reporting Package	S-208
Code	S-244
Collateral Support Deficit	S-198
Companion Loan	S-98
Compensating Interest Payment	S-169
Constant Prepayment Rate	S-240
Controlling Class	S-220
Controlling Class Certificateholder	S-220
Corrected Mortgage Loan	S-218
CPR	S-240
Crossed Loan	S-142
Cross-Over Date	S-185
Custodian	S-136, S-159
Cut-off Date	S-92
Cut-off Date Balance	S-92
Cut-off Date LTV Ratios	S-135
Defeasance	S-127
Defeasance Lockout Period	S-127
Depositor	S-93
Depositories	S-173
Determination Date	S-175
Direct Participants	S-173

Page
Directing Certificateholder	S-220
Discount Rate	S-125
Distributable Certificate Interest	S-189
Distribution Account	S-176
Distribution Date	S-175
DSCR	S-92, S-148
DTC	S-172
Due Period	S-178
Effective Gross Income	S-134
ERISA	S-248
ERISA Plan	S-248
ESA	S-145
Euroclear	S-173
Events of Default	S-231
Excess Interest	S-188
Excess Interest Distribution Account	S-176
Excluded Plan	S-249
Exemption	S-248
FIRREA	S-145
Fitch	S-252
Floating Rate Accounts	S-213
Floating Rate Certificates	S-239
Form 8-K	S-133
FSMA	S-8
Gain on Sale Reserve Account	S-177
Group 1 Principal Distribution Amount	S-190
Group 1 Principal Shortfall	S-192
Group 2 Principal Distribution Amount	S-190
Group 2 Principal Shortfall	S-192
Hotel Pacific Control Appraisal Period	S-118
Hotel Pacific Intercreditor Agreement	S-116
Hotel Pacific Loan	S-116
Hotel Pacific Mortgaged Property	S-116
Hotel Pacific Note A Holder	S-116
Hotel Pacific Note B Holder	S-116
Hotel Pacific Subordinate Companion Loan	S-116
Hotel Pacific Whole Loan	S-116
Indirect Participants	S-173
Initial Loan Group 1 Balance	S-92
Initial Loan Group 2 Balance	S-92
Initial Pool Balance	S-92
Initial Rate	S-122
Initial Resolution Period	S-139
Insurance and Condemnation Proceeds	S-175
Interest Accrual Period	S-189
Interest Distribution Amount	S-188
Interest Reserve Account	S-176
IRS	S-227
Issuing Entity	S-159
JPMCB	S-11, S-144
JPMCC 2007-LDP11 Directing Certificateholder	S-104
JPMCC 2007-LDP11 Master Servicer	S-103
JPMCC 2007-LDP11 Pooling and Servicing Agreement	S-103
JPMCC 2007-LDP11 Securitization	S-103
JPMCC 2007-LDP11 Special Servicer	S-103
JPMCC 2007-LDP11 Trust Fund	S-103
JPMCC 2007-LDP11 Trustee	S-103
LaSalle	S-159
LDP	S-144
LIBOR	S-187
LIBOR Business Day	S-187
LIBOR Determination Date	S-187
Liquidation Fee	S-168
Liquidation Fee Rate	S-168
Liquidation Proceeds	S-175
Loan Group 1	S-92
Loan Group 2	S-92
Loan Groups	S-92
Loan REMIC	S-44, S-244
Loan REMIC Regular Interest	S-244
Lockbox Accounts	S-142
Lockbox Loans	S-142
Lockout Period	S-124
Logan Crossed Whole Loans	S-129
Logan Portfolio Intercreditor Agreement	S-106
Logan Portfolio Loans	S-105
Logan Portfolio Mortgaged Properties	S-106
Logan Portfolio Mortgaged Property	S-105
Logan Portfolio Notes	S-106
Logan Portfolio Pari Passu Companion Loan	S-106
Logan Portfolio Pari Passu Companion Loans	S-106
Logan Portfolio Whole Loan	S-106
Logan Release Amount	S-130
Logan Released Mortgaged Property	S-129
Logan Released Whole Loan	S-129
Logan Special Transfer	S-129
Lower-Tier Distribution Account	S-176

Page
Lower-Tier REMIC	S-244
Lower-Tier REMIC Regular Interests	S-244
LTV	S-148
LTV Ratio	S-135
LTV Ratios	S-92
MAI	S-140
Master Servicer	S-161
Master Servicer Remittance Date	S-199
Maturity Date LTV Ratios	S-135
Moody’s	S-252
Mortgage	S-92
Mortgage File	S-136
Mortgage Loan Sellers	S-93
Mortgage Note	S-92
Mortgage Rate	S-188
Mortgaged Property	S-93
Natixis CIB	S-150
Natixis RE	S-150
NCMF	S-150
Net Aggregate Prepayment Interest Shortfall	S-189
Net Mortgage Rate	S-187
Net Operating Income	S-134
Nomura	S-152
Non-Offered Certificates	S-171
Nonrecoverable Advance	S-200
Non-Serviced Mortgage Loans	S-105
Non-Serviced Whole Loans	S-106
Notional Amount	S-172
Offered Certificates	S-171
Operating Statements	S-134
Option Price	S-226
PAR	S-146
Pari Passu Companion Loan	S-97
Pari Passu Mortgage Loans	S-97
Pari Passu Whole Loan	S-97
Participants	S-173
Pass-Through Rate	S-186
PDEP	S-85
Percentage Interest	S-172
Periodic Payments	S-177
Permitted Investments	S-177
Plan	S-248
Plaza El Segundo Intercreditor Agreement	S-110
Plaza El Segundo Loan	S-110
Plaza El Segundo Mortgaged Property	S-110
Plaza El Segundo Note A Holder	S-110
Plaza El Segundo Note B Holder	S-110
Plaza El Segundo Subordinate Companion Loan	S-110
Plaza El Segundo Whole Loan	S-110
PML	S-132
Pooling and Servicing Agreement	S-171
Prepayment Assumption	S-245
Prepayment Interest Excess	S-169
Prepayment Interest Shortfall	S-169
Primary Collateral	S-142
Prime Rate	S-203
Principal Balance Certificates	S-172
Principal Distribution Amount	S-189
Principal Shortfall	S-192
Purchase Agreements	S-93
Purchase Option	S-226
Purchase Price	S-139
P&I Advance	S-199
Qualified Substitute Mortgage Loan	S-140
Rated Final Distribution Date	S-252
Rating Agencies	S-252
Rating Agency Trigger Event	S-212
Record Date	S-175
Regular Certificates	S-244
Reimbursement Rate	S-203
Related Proceeds	S-200
Release Date	S-127
REMIC	S-244
REMIC Provisions	S-244
REO Account	S-224
REO Loan	S-193
REO Property	S-218
Residual Certificates	S-171
Restricted Group	S-248
Revised Rate	S-122
Rules	S-174
Sawgrass Mills Mall Control Appraisal Event	S-99
Sawgrass Mills Mall Intercreditor Agreement	S-99
Sawgrass Mills Mall Loan	S-96
Sawgrass Mills Mall Mortgaged Property	S-99
Sawgrass Mills Mall Pari Passu Companion Loans	S-97
Sawgrass Mills Mall Purchase Option	S-102
Sawgrass Mills Mall Senior Noteholders	S-99
Sawgrass Mills Mall Subordinate Companion Loans	S-97

Page
Sawgrass Mills Mall Subordinate Noteholders	S-99
Sawgrass Mills Mall Whole Loan	S-97, S-99
Scheduled Principal Distribution Amount	S-191
SEC	S-208
Senior Certificates	S-171
Servicing Advances	S-200
Servicing Fee	S-167
Servicing Fee Rate	S-167
Servicing Standards	S-217
Significance Estimate	S-212
Similar Law	S-248
Special Servicer	S-162
Special Servicing Fee	S-167
Special Servicing Fee Rate	S-167
Specially Serviced Mortgage Loans	S-218
Spreadsheet File	1
Stated Principal Balance	S-193
Statement to Certificateholders	S-205
Subordinate Certificates	S-171
Subordinate Companion Loan	S-97
Subordinate Offered Certificates	S-171
Swap Contracts	S-171
Swap Counterparty	S-212
Swap Premium	S-246
S&P	S-252
Ten Penn Center Control Appraisal Period	S-115
Ten Penn Center Future Advance	S-113
Ten Penn Center Intercreditor Agreement	S-113
Ten Penn Center Loan	S-113
Ten Penn Center Mortgaged Property	S-113
Ten Penn Center Note B Holder	S-113
Ten Penn Center Subordinate Companion Loan	S-113
Ten Penn Center Whole Loan	S-113
Treasury	S-246
Trustee	S-93
Trustee Fee	S-159
Trustee Fee Rate	S-159
UBSREI	S-160
UBSRESI	S-146
Underwritten Cash Flow	S-133
Underwritten Cash Flow Debt Service Coverage Ratio	S-133
Underwritten NOI	S-134
Unscheduled Principal Distribution Amount	S-191
Upper-Tier Distribution Account	S-176
Upper-Tier REMIC	S-244
UW DSCR	S-133
UW NCF	S-133
UW NOI	S-134
Voting Rights	S-210
WAC Rate	S-187
Wells Fargo Bank	S-161
Whole Loan	S-98
Withheld Amounts	S-176
Withheld Loans	S-176
Workout Fee	S-167
Workout Fee Rate	S-167
Workout-Delayed Reimbursement Amount	S-201
Yield Maintenance Charge	S-125

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

ANNEX A-1-1

ANNEX A-1

LOAN #   SELLER  PROPERTY NAME                       STREET ADDRESS
--------------------------------------------------------------------------------------------------------------------------

  1       NCCI   Plaza El Segundo                    Sepulveda Boulevard and Rosecrans Avenue
  2      JPMCB   Sawgrass Mills Mall                 12801 West Sunrise Boulevard
  3     NATIXIS  111 Massachusetts Avenue            111 Massachusetts Avenue, NW
  4      JPMCB   Hard Rock Hotel - Chicago           230 North Michigan Avenue
  5      JPMCB   Ten Penn Center                     1801-1821 Market Street
  6      JPMCB   Carespring Portfolio                Various
 6.01            Heritagespring Healthcare Center    8160 Hamilton-Mason Road
 6.02            Eastgate Healthcare Center          4400 Glen Este-Withamsville Road
 6.03            ShawneeSpring Healthcare Center     10111 Simonson Road
 6.04            Dayspring Healthcare Center         8001 Dayton-Springfield Road
 6.05            The Barrington Place                940 Highland Avenue
 6.06            VillaSpring Healthcare Center       630 Viox Drive
 6.07            The Highlands Healthcare Center     960 Highland Avenue
 6.08            Hillspring Rehabilitation Center    325 East Central Avenue
  7      JPMCB   Overlook III                        2859 Paces Ferry Road Southeast
  8       UBS    7000 Central Park                   7000 Central Parkway
  9      JPMCB   Summit Mall                         3265 West Market Street
  10      UBS    Pacific Coast Plaza                 2178 Vista Way
  11      UBS    Marriott Overland Park              10800 Metcalf Avenue
  12    NATIXIS  St. Joe - Windward Plaza            Various
12.01            300 Windward Plaza                  4125 Windward Plaza Drive
12.02            100 Windward Plaza                  4005 Windward Plaza Drive
  13    NATIXIS  St. Joe - 150 W. Main               150 West Main Street
  14     JPMCB   Liberty Plaza                       4501 Woodhaven Road
  15      NCCI   Sheraton Gunter                     205 East Houston Street
  16     JPMCB   Valle Vista Mall                    2020 South Expressway 83
  17      UBS    Eastlake Terraces Retail Portfolio  Various
17.01            Eastlake Terraces                   1450, 1480, 2097 & 2121 Eastlake Parkway; 2089 & 2127 Olympic Parkway
17.02            Village Center East                 2305 & 2315 Otay Lakes Road
  18      UBS    Chula Vista II Retail Portfolio     Various
18.01            Rancho Del Oro                      810- 835 College Boulevard
18.02            East County Square                  13578 Camino Canada
18.03            Palm Promenade                      640-650 Dennery Rd
18.04            East County Village                 13687 Camino Canada
18.05            Broadway Plaza                      55 & 67 N. Broadway
18.06            Stonecrest Plaza                    3460-3464 Murphy Canyon Road
  19      NCCI   Comfort Inn - San Diego Zoo         2485 Hotel Circle Place
  20     JPMCB   1665 Oak Tree Road                  1665 Oak Tree Road
  21    NATIXIS  Hilton Fort Lee                     2114 Route 4 Eastbound
  22      UBS    BB&T Tower                          200 West Forsyth Street
  23      NCCI   AT&T - Cleveland, OH                45 Erieview Plaza
  24    NATIXIS  Bentley Mall                        32 College Road
  25      UBS    Oheka Castle                        135 West Gate Drive
  26    NATIXIS  St. Joe - Millenia Park One         4901 Vineland Road
  27      NCCI   Santa Fe Lofts                      121 East 6th Street and 560 South Main Street
  28     JPMCB   Hock Plaza II                       615 Douglas Street and 5704 Fayetteville Road
  29      UBS    Camelot Buckhead Apartments         2900 Pharr Court South NW
  30      UBS    Hotel Pacific                       300 Pacific Street
  31     JPMCB   Epicenter Office Community          444 Executive Center Boulevard
  32     JPMCB   Cassford Corporate Park             1001, 1031, 1041, 1051, 1061 Old Cassatt Road
  33      NCCI   Harborside Commons                  18510 The Commons Boulevard
  34     JPMCB   Louis Joliet Pointe                 2700-2892 Plainfield Road
  35     JPMCB   1140 19th Street Northwest          1140 19th Street Northwest
  36     JPMCB   Market Square                       7700-7782 Crittenden Street
  37    NATIXIS  Queensmark Apartments               1900 55th Ave
  38    NATIXIS  St. Joe - Southhall Center          101 Southhall Lane
  39     JPMCB   Cobblestone Apartments              3800 Woodridge Boulevard
  40      UBS    Camelot on Sweetwater Apartments    3405 Sweetwater Road
  41      NCCI   Waterford Place Apartments          2200 Business Center Drive
  42     JPMCB   1450 Infinite Drive                 1450 Infinite Drive
  43     JPMCB   Balcones Woods Shopping Center      11150 Research Boulevard
  44      UBS    Melville Plaza                      610 Broad Hollow Road
  45    NATIXIS  The Chateau                         20501 Ventura Blvd
  46     JPMCB   DoubleTree - Cleveland              6200 Quarry Lane
  47    NATIXIS  Stockridge Plaza                    5021-5215 Fruitridge Road and 5304-5410 Stockton Boulevard
  48     JPMCB   1146 19th Street Northwest          1146 19th Street North West
  49      UBS    Broome Street Apartments            248-254 Broome Street
  50     JPMCB   Home Depot - Homestead              Southwest 137th Avenue
  51     JPMCB   Kennerly Medical Office             6138 Kennerly Road
  52     JPMCB   Woodwind Village                    26001 Budde Road
  53      UBS    Bayside Retail Center               6154-6158 Springfield Blvd
  54      NCCI   Loveridge Terrace Apartments        500 Loveridge Circle
  55    NATIXIS  St. Joe - Beckrich                  Various
55.01            Beckrich One                        100 Beckrich Road Beach
55.02            Beckrich Two                        120 Beckrich Road
  56      UBS    Northside Plaza                     1050 Bicentennial Drive
  57    NATIXIS  St. Joe - Southwood One             3800 Esplanade Way
  58     JPMCB   Maricopa Marketplace                20917, 20987, 21083, 21101, 21141 North John Wayne Parkway
  59      UBS    198 Grumman Road                    198 Grumman Road West
  60    NATIXIS  444 Saw Mill River Road             444 N. Saw Mill River Road
  61      UBS    Verde Braun Station                 9603 Bandera Road
  62      UBS    286 Fifth Avenue                    286 Fifth Avenue
  63      UBS    3-25 West 36th Street               25 West 36th Street
  64     JPMCB   Hampton Inn Alliance                13600 North Freeway
  65    NATIXIS  SoNo Square                         85 - 99 Water Street; 96 Water Street; and 17 Day Street
  66     JPMCB   Hampton Inn - Waco                  4259 North Interstate 35
  67    NATIXIS  Villa Cristina                      212 & 222 South Ocala Road and 2030 & 2043 Belle Vue Way
  68     JPMCB   Wingate - Allentown, PA             4325 Hamilton Boulevard
  69     JPMCB   Best Western Grand Victorian        255 Spring Street
  70     JPMCB   The Villages                        1600 Village Brook Drive
  71      UBS    Willow Oaks Apartments              3902 East 29th St
  72      UBS    447 Broadway                        447 Broadway
  73      NCCI   Carver Pond Apartments              4001 Meriwether Drive
  74     JPMCB   The Veranda Apartments              6433 South Staples
  75      UBS    Hill Country Storage                15616 Stewart Road
  76     JPMCB   Fairfield Inn & Suites North Waco   4257 Interstate 35 North
  77     JPMCB   Morehead Apartments                 5518 West Market Street
  78      UBS    2701 Emmons Avenue                  2701 Emmons Avenue
  79      UBS    Centereach Plaza                    1929 Middle Country Road
  80      UBS    Cedar Village                       44 Eagle Court
  81     JPMCB   Oak Forest                          300 Twin Oaks Drive
  82     JPMCB   Windsong Village                    2929 Hirschfield Road
  83     JPMCB   Schering Plough                     10488 South 136th Street
  84    NATIXIS  Scientific Labs Bldg                10150 Old Columbia Road
  85     JPMCB   Eisen Hollywood                     6611-6637 Hollywood Boulevard
  86     JPMCB   Holiday Inn San Antonio             3855 Interstate Highway 35 North
  87     JPMCB   Wintergreen Office Park             446A Blake Street
  88      UBS    CVS Haverhill                       225 Main Street
  89      UBS    Burlington Coat Factory             6537 Northeast Loop 820
  90      UBS    Westwood Building                   112 Westwood Place
  91      NCCI   Gateway Plaza (College Station)     1505 University Drive East
  92      UBS    Silverado Springs Apartments        11100 Walnut Hill Lane
  93    NATIXIS  Comfort Suites Garners Ferry        7337 Garners Ferry Road
  94      UBS    Hanover Business Center             272 Brodhead Road
  95     JPMCB   LA Fitness - Euless Texas           2600 Highway 121
  96      UBS    Parkview Plaza I & II               17600 Pearl Road
  97      UBS    Shop 'N Save - St. Louis            9521 Lewis & Clark Boulevard
  98      NCCI   Baymont Inn                         1600 Highway 21 South
  99    NATIXIS  Medure Portfolio                    Various
99.01            Steelite Building                   154 Keystone Drive (Rte 60 and Pulaski Road)
99.02            Newspaper Holdings Building         103 Sampson Street
 100    NATIXIS  Owego Fairgrounds                   42 West Main Street
 101      UBS    348 13th Street                     348 13th Street
 102      UBS    Office Max - Philadelphia           7321 Roosevelt Blvd
 103      UBS    Craig Nellis Storage                5250 Craig Road
 104     JPMCB   Fairfield Inn & Suites Marshall     105 West Interstate 20
 105     JPMCB   Ranir Industrial Building           4701 East Paris Avenue Southeast
 106     JPMCB   Comfort Inn - Cross Lanes WV        102 Racer Drive
 107     JPMCB   St. Gregory's Beach Apartments      5450 Timber Creek Place Drive
 108      NCCI   Lakeshore II Apartments             19 Lakeshore Drive
 109     JPMCB   National Cup Building               237 McKee Road
 110      UBS    99 University Place                 99 University Place
 111      UBS    CVS Douglasville                    6031 Fairburn Road
 112     JPMCB   Oakwood Villas                      1599 Twin Oaks Drive
 113     JPMCB   Applewood Village                   4500 Cypresswood Drive
 114    NATIXIS  Ram-Tool & Supply                   8015 Exchange Drive
 115    NATIXIS  7980-8080 Capwell Drive             7980-8080 Capwell Drive
 116    NATIXIS  Prestonwood Village II              15203 Knoll Trail Road
 117    NATIXIS  Fairfax Village Shopping Center     3827-3859 Pennsylvania Avenue
 118      UBS    Walgreens - Johnson City            335 Main Street
 119     JPMCB   All Storage Self Storage Facility   715 West Harris Road
 120     JPMCB   Kenmore Apartments                  6119 North Kenmore Avenue
 121      UBS    101-102 Metropolitan Avenue         101-04/10 Metropolitan Avenue
 122      UBS    Plaza Shopping Center               2634 Avenue H
 123      NCCI   Dakota Building                     1785 West Stadium Boulevard
 124     JPMCB   Petco                               5025 Monroe Street
 125      NCCI   312 South State Street              300, 302, 312 & 314 South State Street
 126     JPMCB   Grinnell Self Storage               74 North Amherst Street
 127      NCCI   Villa St. Marie MHP                 1380 West Main Street
 128     JPMCB   One Burlington Place                1004 Farnam Street
 129      NCCI   Hacienda                            115 East County 22nd Street
 130      NCCI   Regions Northlake                   3855 Northlake Boulevard
 131     JPMCB   KMart - Paintsville                 334 North Mayo Trail
 132    NATIXIS  Clarksville - Logan                 970 SH 131
 133    NATIXIS  Meridian Village Center             11800 East Oswego Street
 134      UBS    Storage Inn                         4950 Duneville Street
 135      UBS    Cordova Stor 'N Lock                1570 Bonnie Lane
 136    NATIXIS  Tractor Supply - Clifton Park       1746 Route 9
 137     JPMCB   2040 Babcock Road                   2040 Babcock Road
 138    NATIXIS  1952 Heritage Grove Circle          1952 Heritage Grove Circle
 139    NATIXIS  University Row Tinervin             104 W. Cherry Street
 140      NCCI   Exchange Way Building               6111 Exchange Way
 141      UBS    Advance Auto                        925 East Odgen Avenue
 142    NATIXIS  University Court Tinervin           801 Kingsley Street, 404 W. Locust Street, 206 W.
                                                         Locust Street and 205 W. Willow Street
 143    NATIXIS  Logan Portfolio-Beavercreek, OH     2819 Centre Drive
 144    NATIXIS  6 Schuyler Boulevard                6 Schuyler Boulevard
 145    NATIXIS  Logan Portfolio-Decatur, AL         2315 Beltline Road
 146    NATIXIS  Logan Portfolio-Huntsville, AL      4249 Balmoral Drive
 147    NATIXIS  University Commons Tinervin         308 East Taylor Street, 501 South Fell Avenue,
                                                         103 West Locust Street and 605, 609 Hester Avenue
 148    NATIXIS  Logan Portfolio-Flowood, MS         277 Dogwood Blvd
 149    NATIXIS  Logan Portfolio-Bowling Green, KY   2920 Scottsville Road
 150    NATIXIS  Logan Portfolio-Savannah, GA        11301 Abercom Street
 151    NATIXIS  Logan Portfolio-Murfreesboro, TN    740 NW Broad Street
 152    NATIXIS  Logan Portfolio-West Monroe, LA     201 Constitution Drive
 153    NATIXIS  Logan Portfolio-Gallatin, TN        1007 Village Green Crossing
 154      NCCI   Lloyd MHP                           1419 26th Avenue West
 155    NATIXIS  Logan Portfolio-Canton, MI          39605 Ford Road
 156    NATIXIS  Logan Portfolio-Ft. Oglethorpe, GA  2584 Battlefield Parkway
 157    NATIXIS  Logan Portfolio-Oxford, AL          40 Ali Way
 158    NATIXIS  University Apts - Greenville        2899 and 2901 East 5th Street
 159    NATIXIS  Logan Portfolio-Evansville, IN      5645 Pearl Drive
 160    NATIXIS  University Center Tinervin          116 W. Cherry Street
 161    NATIXIS  Logan Portfolio-Austin, TX          701 East Stassney
 162      UBS    Union Federal Bank                  5640 W. 8t6th Street
 163    NATIXIS  Phoenix Apartments Tinervin         101 West Phoenix Avenue

                                                                       NUMBER OF   PROPERTY              PROPERTY
LOAN #  CITY                   STATE   ZIP CODE  COUNTY                PROPERTIES   TYPE                  SUBTYPE
------------------------------------------------------------------------------------------------------------------------

  1     El Segundo               CA     90245    Los Angeles               1       Retail                Anchored
  2     Sunrise                  FL     33323    Broward                   1       Retail                Anchored
  3     Washington               DC     20001    District of Columbia      1       Office                CBD
  4     Chicago                  IL     60601    Cook                      1       Hotel                 Full Service
  5     Philadelphia             PA     19103    Philadelphia              1       Office                CBD
  6     Various               Various  Various   Various                   8       Senior Housing        Various
 6.01   West Chester             OH     45069    Butler                    1       Senior Housing        Skilled Nursing
 6.02   Cincinnati               OH     45245    Clermont                  1       Senior Housing        Skilled Nursing
 6.03   Harrison                 OH     45030    Hamilton                  1       Senior Housing        Skilled Nursing
 6.04   Fairborn                 OH     45324    Clark                     1       Senior Housing        Skilled Nursing
 6.05   Fort Thomas              KY     41075    Campbell                  1       Senior Housing        Assisted Living
 6.06   Erlanger                 KY     41018    Kenton                    1       Senior Housing        Skilled Nursing
 6.07   Fort Thomas              KY     41075    Campbell                  1       Senior Housing        Skilled Nursing
 6.08   Springboro               OH     45066    Warren                    1       Senior Housing        Skilled Nursing
  7     Atlanta                  GA     30339    Cobb                      1       Office                Suburban
  8     Atlanta                  GA     30328    Fulton                    1       Office                Suburban
  9     Fairlawn                 OH     44333    Summit                    1       Retail                Anchored
  10    Oceanside                CA     92054    San Diego                 1       Retail                Anchored
  11    Overland Park            KS     66210    Johnson                   1       Hotel                 Full Service
  12    Alpharetta               GA     30005    Fulton                    2       Office                Suburban
12.01   Alpharetta               GA     30005    Fulton                    1       Office                Suburban
12.02   Alpharetta               GA     30005    Fulton                    1       Office                Suburban
  13    Norfolk                  VA     23510    Norfolk City              1       Office                CBD
  14    Philadelphia             PA     19154    Philadelphia              1       Retail                Anchored
  15    San Antonio              TX     78205    Bexar                     1       Hotel                 Full Service
  16    Harlingen                TX     78552    Cameron                   1       Retail                Anchored
  17    Chula Vista              CA     91915    San Diego                 2       Retail                Shadow Anchored
17.01   Chula Vista              CA     91915    San Diego                 1       Retail                Shadow Anchored
17.02   Chula Vista              CA     91915    San Diego                 1       Retail                Shadow Anchored
  18    Various                  CA    Various   San Diego                 6       Retail                Shadow Anchored
18.01   Oceanside                CA     92057    San Diego                 1       Retail                Shadow Anchored
18.02   El Cajon                 CA     92021    San Diego                 1       Retail                Shadow Anchored
18.03   San Diego                CA     92154    San Diego                 1       Retail                Shadow Anchored
18.04   El Cajon                 CA     92021    San Diego                 1       Retail                Shadow Anchored
18.05   Chula Vista              CA     91910    San Diego                 1       Retail                Shadow Anchored
18.06   San Diego                CA     92123    San Diego                 1       Retail                Shadow Anchored
  19    San Diego                CA     92108    San Diego                 1       Hotel                 Limited Service
  20    Edison                   NJ     08820    Middlesex                 1       Retail                Anchored
  21    Fort Lee                 NJ     07024    Bergen                    1       Hotel                 Full Service
  22    Jacksonville             FL     32202    Duval                     1       Office                CBD
  23    Cleveland                OH     44114    Cuyahoga                  1       Office                CBD
  24    Fairbanks                AK     99701    North Star Borough        1       Retail                Anchored
  25    Huntington               NY     11743    Suffolk                   1       Hotel                 Full Service
  26    Orlando                  FL     32811    Orange                    1       Office                CBD
  27    Los Angeles              CA     90013    Los Angeles               1       Multifamily           Mid/High Rise
  28    Durham                   NC    Various   Durham                    1       Office                Suburban
  29    Atlanta                  GA     30305    Fulton                    1       Multifamily           Garden
  30    Monterey                 CA     93940    Monterey                  1       Hotel                 Full Service
  31    El Paso                  TX     79902    El Paso                   1       Office                Suburban
  32    Berwyn                   PA     19312    Chester                   1       Office                Suburban
  33    Cornelius                NC     28031    Mecklenburg               1       Multifamily           Garden
  34    Joliet                   IL     60435    Will                      1       Retail                Anchored
  35    Washington               DC     20036    District of Columbia      1       Office                CBD
  36    Philadelphia             PA     19118    Philadelphia              1       Retail                Anchored
  37    St. Petersburg           FL     33712    Pinellas                  1       Multifamily           Garden
  38    Maitland                 FL     32751    Orange                    1       Office                Suburban
  39    Fairfield                OH     45014    Butler                    1       Multifamily           Garden
  40    Lawrenceville            GA     30044    Gwinnett                  1       Multifamily           Garden
  41    Pearland                 TX     77584    Brazoria                  1       Multifamily           Garden
  42    Louisville               CO     80027    Boulder                   1       Industrial            Flex
  43    Austin                   TX     78759    Travis                    1       Retail                Anchored
  44    Melville                 NY     11747    Suffolk                   1       Retail                Unanchored
  45    Woodland Hills           CA     91364    Los Angeles               1       Office                Suburban
  46    Independence             OH     44131    Cuyahoga                  1       Hotel                 Full Service
  47    Sacramento               CA     95820    Sacremento                1       Retail                Shadow Anchored
  48    Washington               DC     20036    District of Columbia      1       Office                CBD
  49    New York                 NY     10002    New York                  1       Multifamily           Mid/High Rise
  50    Homestead                FL     33033    Miami-Dade                1       Land                  Land
  51    Jacksonville             FL     32216    Duval                     1       Office                Suburban
  52    Spring                   TX     77380    Montgomery                1       Multifamily           Garden
  53    Oakland Gardens          NY     11364    Queens                    1       Mixed Use             Office/Retail
  54    Pittsburg                CA     94565    Contra Costa              1       Multifamily           Garden
  55    Panama City Beach        FL     32407    Bay                       2       Office                CBD
55.01   Panama City Beach        FL     32407    Bay                       1       Office                CBD
55.02   Panama City Beach        FL     32407    Bay                       1       Office                CBD
  56    Manchester               NH     03104    Hillsborough              1       Retail                Anchored
  57    Tallahassee              FL     32311    Leon                      1       Office                Suburban
  58    Maricopa                 AZ     85239    Pinal                     1       Retail                Shadow Anchored
  59    Bethpage                 NY     11714    Nassau                    1       Industrial            Flex
  60    Elmsford                 NY     10523    Westchester               1       Industrial            Warehouse/Distribution
  61    San Antonio              TX     78250    Bexar                     1       Multifamily           Garden
  62    New York                 NY     10001    New York                  1       Office                CBD
  63    New York                 NY     10018    New York                  1       Office                CBD
  64    Fort Worth               TX     76177    Tarrant                   1       Hotel                 Limited Service
  65    Norwalk                  CT     06854    Fairfield                 1       Mixed Use             Office/Retail
  66    Waco                     TX     76705    McLennan                  1       Hotel                 Limited Service
  67    Tallahassee              FL     32304    Leon                      1       Multifamily           Student Housing
  68    Allentown                PA     18103    Lehigh                    1       Hotel                 Limited Service
  69    Sayre                    PA     18840    Bradford                  1       Hotel                 Full Service
  70    Charlotte                NC     28210    Mecklenburg               1       Multifamily           Garden
  71    Bryan                    TX     77802    Brazos                    1       Multifamily           Garden
  72    New York                 NY     10013    New York                  1       Office                CBD
  73    Durham                   NC     27704    Durham                    1       Multifamily           Garden
  74    Corpus Christi           TX     78413    Nueces                    1       Multifamily           Garden
  75    Lakeway                  TX     78734    Travis                    1       Self Storage          Self Storage
  76    Lacy Lakeview            TX     76705    McLennan                  1       Hotel                 Limited Service
  77    Greensboro               NC     27409    Guilford                  1       Multifamily           Garden
  78    Brooklyn                 NY     11235    Kings                     1       Office                CBD
  79    Centereach               NY     11720    Suffolk                   1       Retail                Anchored
  80    Wilkes-Barre             PA     18706    Luzerne                   1       Multifamily           Garden
  81    Monroe                   MI     48162    Monroe                    1       Multifamily           Garden
  82    Spring                   TX     77373    Harris                    1       Multifamily           Garden
  83    Omaha                    NE     68138    Sarpy                     1       Industrial            Warehouse/Distribution
  84    Columbia                 MD     21046    Howard                    1       Industrial            Flex
  85    Los Angeles              CA     90028    Los Angeles               1       Retail                Unanchored
  86    San Antonio              TX     78219    Bexar                     1       Hotel                 Limited Service
  87    New Haven                CT     06515    New Haven                 1       Office                Suburban
  88    Haverhill                MA     01830    Essex                     1       Retail                Anchored
  89    North Richland Hills     TX     76180    Tarrant                   1       Retail                Anchored
  90    Brentwood                TN     37027    Williamson                1       Office                Suburban
  91    College Station          TX     77840    Brazos                    1       Retail                Anchored
  92    Dallas                   TX     75238    Dallas                    1       Multifamily           Garden
  93    Columbia                 SC     29209    Richland                  1       Hotel                 Limited Service
  94    Bethlehem                PA     18017    Northampton               1       Industrial            Flex
  95    Euless                   TX     76039    Tarrant                   1       Retail                Unanchored
  96    Strongsville             OH     44136    Cuyahoga                  1       Retail                Unanchored
  97    Moline Acres             MO     63136    St. Louis                 1       Retail                Anchored
  98    Oxford                   AL     36203    Calhoun                   1       Hotel                 Limited Service
  99    Various                  PA    Various   Lawrence                  2       Industrial            Warehouse/Distribution
99.01   Neshannock Township      PA     16105    Lawrence                  1       Industrial            Warehouse/Distribution
99.02   New Castle               PA     16101    Lawrence                  1       Industrial            Warehouse/Distribution
 100    Owego                    NY     13827    Tioga                     1       Retail                Anchored
 101    Brooklyn                 NY     11215    Kings                     1       Office                CBD
 102    Philadelphia             PA     19149    Philadelphia              1       Retail                Anchored
 103    Las Vegas                NV     89130    Clark                     1       Self Storage          Self Storage
 104    Marshall                 TX     75672    Harrison                  1       Hotel                 Limited Service
 105    Kentwood                 MI     49512    Kent                      1       Industrial            Warehouse/Distribution
 106    Cross Lanes              WV     25313    Kanawha                   1       Hotel                 Limited Service
 107    Houston                  TX     77084    Harris                    1       Multifamily           Garden
 108    Hampton                  VA     23666    Hampton City              1       Multifamily           Garden
 109    Dover                    DE     19904    Kent                      1       Industrial            Flex
 110    New York                 NY     10003    New York                  1       Office                CBD
 111    Douglasville             GA     30134    Douglas                   1       Retail                Anchored
 112    Toledo                   OH     43615    Lucas                     1       Multifamily           Garden
 113    Spring                   TX     77379    Harris                    1       Multifamily           Garden
 114    Austin                   TX     78754    Travis                    1       Industrial            Flex
 115    Oakland                  CA     94621    Alameda                   1       Industrial            Flex
 116    Dallas                   TX     75248    Dallas                    1       Retail                Unanchored
 117    Washington               DC     20020    District of Columbia      1       Retail                Unanchored
 118    Johnson City             NY     13790    Broome                    1       Retail                Anchored
 119    Arlington                TX     76001    Tarrant                   1       Self Storage          Self Storage
 120    Chicago                  IL     60660    Cook                      1       Multifamily           Mid/High Rise
 121    Forest Hills             NY     11375    Queens                    1       Retail                Unanchored
 122    Rosenberg                TX     77471    Fort Bend                 1       Retail                Anchored
 123    Ann Arbor                MI     48103    Washtenaw                 1       Office                CBD
 124    Toledo                   OH     43623    Lucas                     1       Retail                Anchored
 125    Ann Arbor                MI     48104    Washtenaw                 1       Retail                Unanchored
 126    Colorado Springs         CO     80911    El Paso                   1       Self Storage          Self Storage
 127    Santa Maria              CA     93458    Santa Barbara             1       Manufactured Housing  Manufactured Housing
 128    Omaha                    NE     68102    Douglas                   1       Office                Suburban
 129    San Luis                 AZ     85349    Yuma                      1       Manufactured Housing  Manufactured Housing
 130    Palm Beach Gardens       FL     33403    Palm Beach                1       Land                  Land
 131    Paintsville              KY     41240    Johnson                   1       Retail                Anchored
 132    Clarksville              IN     47129    Clark                     1       Retail                Unanchored
 133    Englewood                CO     80112    Douglas                   1       Retail                Unanchored
 134    Las Vegas                NV     89130    Clark                     1       Self Storage          Self Storage
 135    Cordova                  TN     38018    Shelby                    1       Self Storage          Self Storage
 136    Clifton Park             NY     12065    Saratoga                  1       Retail                Unanchored
 137    San Antonio              TX     78229    Bexar                     1       Office                Suburban
 138    Tallahassee              FL     32304    Leon                      1       Multifamily           Student Housing
 139    Normal                   IL     61761    McLean                    1       Multifamily           Student Housing
 140    Bradenton                FL     34202    Manatee                   1       Mixed Use             Office/Retail
 141    Naperville               IL     60563    DuPage                    1       Retail                Anchored
 142    Normal                   IL     61761    McLean                    1       Multifamily           Student Housing
 143    Beavercreek              OH     45324    Greene                    1       Retail                Unanchored
 144    Fishkill                 NY     12524    Dutchess                  1       Retail                Unanchored
 145    Decatur                  AL     35601    Morgan                    1       Retail                Unanchored
 146    Huntsville               AL     35801    Madison                   1       Retail                Unanchored
 147    Normal                   IL     61761    McLean                    1       Multifamily           Student Housing
 148    Flowood                  MS     39232    Rankin                    1       Retail                Unanchored
 149    Bowling Green            KY     42103    Warren                    1       Retail                Unanchored
 150    Savannah                 GA     31419    Chatham                   1       Retail                Unanchored
 151    Murfreesboro             TN     37129    Rutherford                1       Retail                Unanchored
 152    West Monroe              LA     71292    Ouachita Parish           1       Retail                Unanchored
 153    Gallatin                 TN     37066    Sumner                    1       Retail                Unanchored
 154    Bradenton                FL     34205    Manatee                   1       Manufactured Housing  Manufactured Housing
 155    Canton                   MI     48184    Wayne                     1       Retail                Unanchored
 156    Fort Oglethorpe          GA     30742    Catoosa                   1       Retail                Unanchored
 157    Oxford                   AL     36203    Calhoun                   1       Retail                Unanchored
 158    Greenville               NC     27858    Pitt                      1       Multifamily           Garden
 159    Evansville               IN     47712    Vanderburgh               1       Retail                Unanchored
 160    Normal                   IL     61761    McLean                    1       Multifamily           Student Housing
 161    Austin                   TX     78745    Travis                    1       Retail                Unanchored
 162    Indianapolis             IN     46278    Marion                    1       Retail                Anchored
 163    Normal                   IL     61761    McLean                    1       Multifamily           Student Housing

                       YEAR                      UNIT OF                    OCCUPANCY       APPRAISED
LOAN #  YEAR BUILT  RENOVATED     UNITS(1),(2)   MEASURE    OCCUPANCY %(3)     DATE    VALUE ($)(4),(5),(6)
----------------------------------------------------------------------------------------------------------------

   1       2005        2007       382,065      Square Feet       96.9        07/23/07                206,000,000
   2       1990        2006     1,991,491      Square Feet       95.8        05/01/07              1,025,000,000
   3       1983        2007       254,890      Square Feet       98.0        05/23/07                125,000,000
   4       1929        2004           381         Rooms          76.1        03/31/07                109,000,000
   5       1980        1998       670,857      Square Feet       67.4        06/18/07                110,000,000
   6      Various    Various        1,136         Beds           94.3        Various                 168,700,000
 6.01      2004                       144         Beds           95.0        03/07/07                 33,290,000
 6.02      1985        2005           189         Beds           95.0        03/07/07                 25,670,000
 6.03      2006                       140         Beds           95.0        03/07/07                 20,480,000
 6.04      1999                       144         Beds           98.6        03/08/07                 19,970,000
 6.05      2000                       108         Beds           93.0        03/07/07                 19,300,000
 6.06      2000                       140         Beds           95.7        03/07/07                 18,410,000
 6.07      1996                       140         Beds           99.3        03/07/07                 17,610,000
 6.08      1999                       131         Beds           81.0        03/08/07                 13,970,000
   7       1987        2004       438,709      Square Feet       86.8        06/21/07                 84,200,000
   8       1988        1998       415,324      Square Feet       80.4        06/21/07                 88,000,000
   9       1965        1999       529,065      Square Feet       88.5        04/19/07                132,500,000
  10       1997                   312,313      Square Feet       100.0       04/11/07                 82,400,000
  11       1984        2007           390         Rooms          64.1        04/30/07                 67,800,000
  12      Various                 335,498      Square Feet       100.0       07/01/07                 59,500,000
 12.01     2000                   203,248      Square Feet       100.0       07/01/07                 38,800,000
 12.02     1998                   132,250      Square Feet       100.0       07/01/07                 20,700,000
  13       2002                   225,286      Square Feet       98.0        07/01/07                 59,100,000
  14       1989        1999       371,505      Square Feet       98.3        04/01/07                 55,500,000
  15       1909        2006           322         Rooms          69.4        04/30/07                 52,000,000
  16       1983        1993       500,421      Square Feet       85.6        05/31/07                 65,500,000
  17       2004                    77,889      Square Feet       100.0       04/11/07                 52,400,000
 17.01     2004                    61,089      Square Feet       100.0       04/11/07                 39,000,000
 17.02     2004                    16,800      Square Feet       100.0       04/11/07                 13,400,000
  18      Various                 133,246      Square Feet       100.0       04/11/07                 51,850,000
 18.01     1995                    43,800      Square Feet       100.0       04/11/07                 16,850,000
 18.02     1996                    28,500      Square Feet       100.0       04/11/07                 11,616,667
 18.03     1995                    32,198      Square Feet       100.0       04/11/07                 11,800,000
 18.04     2000                    12,501      Square Feet       100.0       04/11/07                  4,783,333
 18.05     1997                     8,632      Square Feet       100.0       04/11/07                  3,400,000
 18.06     1995                     7,615      Square Feet       100.0       04/11/07                  3,400,000
  19       1969        2006           200         Rooms          79.0        05/31/07                 41,900,000
  20       1985        2005       189,610      Square Feet       98.5        05/01/07                 50,000,000
  21       1986        2006           237         Rooms          76.7        06/30/07                 49,700,000
  22       1975        1994       252,987      Square Feet       66.5        07/10/07                 40,700,000
  23       1983        2006       458,646      Square Feet       100.0       08/11/07                 57,000,000
  24       1976        2006       177,150      Square Feet       93.6        12/31/06                 41,400,000
  25       1919        2002            32         Rooms          35.0        12/31/06                 43,800,000
  26       1999                   155,888      Square Feet       100.0       07/01/07                 35,600,000
  27       1907        2006           132         Units          92.4        07/30/07                 30,390,000
  28       2006                    98,324      Square Feet       70.7        06/27/07                 30,750,000
  29       1999                       224         Units          92.0        05/01/07                 35,575,000
  30       1987        2006           105         Rooms          69.4        06/30/07                 30,200,000
  31       1966        1999       354,792      Square Feet       87.2        06/01/07                 28,500,000
  32       1987        2001       131,500      Square Feet       100.0       07/11/07                 26,950,000
  33       2005                       264         Units          94.3        04/26/07                 26,500,000
  34       1989                   237,734      Square Feet       98.7        06/18/07                 29,500,000
  35       1978        2002        65,844      Square Feet       98.0        05/08/07                 26,000,000
  36       1972        2001       113,296      Square Feet       100.0       05/21/07                 23,750,000
  37       1971        2000           518         Units          97.1        05/31/07                 27,500,000
  38       1986                   159,384      Square Feet       93.4        07/01/07                 24,800,000
  39       1985        2006           292         Units          88.7        04/05/07                 21,800,000
  40       1998                       280         Units          93.2        05/01/07                 26,100,000
  41       2005                       311         Units          92.3        05/18/07                 31,160,000
  42       1996                   154,420      Square Feet       98.9        04/23/07                 25,200,000
  43       1980        2005       111,539      Square Feet       98.5        05/01/07                 18,940,000
  44       1977        2003        55,405      Square Feet       100.0       07/12/07                 23,000,000
  45       1985                    78,246      Square Feet       93.4        03/19/07                 19,000,000
  46       1978        2006           193         Rooms          60.6        04/30/07                 20,000,000
  47       1985        2001        94,507      Square Feet       94.5        07/11/07                 21,020,000
  48       1985                    45,422      Square Feet       94.2        05/03/07                 21,700,000
  49       1920        1988            76         Units          88.2        05/21/07                 20,500,000
  50       2007                   465,656      Square Feet       100.0       04/09/07                 17,900,000
  51       1969        2007        44,374      Square Feet       92.3        07/13/07                 16,400,000
  52       1983        1999           200         Units          95.5        05/21/07                 15,750,000
  53       1968        1991        30,915      Square Feet       100.0       04/10/07                 15,900,000
  54       1986                       148         Units          92.6        04/30/07                 18,500,000
  55      Various                  67,108      Square Feet       100.0       Various                  16,100,000
 55.01     2002                    33,739      Square Feet       100.0       07/01/07                  8,600,000
 55.02     2004                    33,369      Square Feet       100.0       01/01/07                  7,500,000
  56       1971        1985       114,612      Square Feet       96.5        06/20/07                 20,000,000
  57       2002                    88,716      Square Feet       100.0       07/01/07                 16,500,000
  58       2005                    38,877      Square Feet       100.0       05/01/07                 14,500,000
  59       1999        2007        68,000      Square Feet       100.0       08/09/07                 16,700,000
  60       1965        1997       115,800      Square Feet       100.0       05/09/07                 15,600,000
  61       2005                       240         Units          87.9        06/07/07                 17,650,000
  62       1910        2006        44,800      Square Feet       89.3        07/31/07                 19,300,000
  63       1924        2005        44,520      Square Feet       91.6        07/31/07                 16,600,000
  64       1999                       102         Rooms          86.8        05/31/07                 13,800,000
  65       1940        1997        93,438      Square Feet       99.9        06/01/07                 14,000,000
  66       1997                       119         Rooms          80.5        03/31/07                 12,900,000
  67       1964        2006           130         Units          99.1        08/01/06                 12,500,000
  68       2001        2006           105         Rooms          70.0        04/23/07                 13,700,000
  69       1985                       100         Rooms          76.2        04/30/07                 12,000,000
  70       1986        2002           224         Units          96.4        05/21/07                 11,500,000
  71       1969        2007           299         Units          93.3        06/25/07                 11,800,000
  72       1880        1999        25,000      Square Feet       100.0       07/31/07                 13,500,000
  73       1996                       256         Units          84.0        04/23/07                 12,900,000
  74       1973        2005           196         Units          92.9        05/21/07                 10,100,000
  75       2004                       621         Units          95.8        07/27/07                  9,750,000
  76       2004                       109         Rooms          73.4        03/31/07                 10,200,000
  77       1972        2005           204         Units          86.8        05/03/07                  9,550,000
  78       1984        1999        21,000      Square Feet       100.0       08/09/07                 10,305,000
  79       1958        2007        47,602      Square Feet       95.0        07/12/07                 11,200,000
  80       1972                       140         Units          97.1        04/19/07                  9,200,000
  81       1985                       172         Units          94.2        05/24/07                  9,100,000
  82       1984        1999           168         Units          89.9        05/21/07                  9,070,000
  83       2007                   163,120      Square Feet       100.0       05/30/07                  9,000,000
  84       1984        2005        75,500      Square Feet       100.0       03/15/07                 11,000,000
  85       1920        2006        27,904      Square Feet       100.0       06/01/07                 14,880,000
  86       1963        2005           180         Rooms          65.0        02/28/07                  9,000,000
  87       1905        2007        51,182      Square Feet       96.0        05/11/07                  9,300,000
  88       2006                    11,970      Square Feet       100.0       08/11/07                  8,330,000
  89       1993        2007        70,891      Square Feet       100.0       08/10/07                  9,300,000
  90       2006                    37,086      Square Feet       86.9        05/30/07                  8,300,000
  91       2004                    59,550      Square Feet       96.6        05/07/07                 10,700,000
  92       1983        2006           317         Units          85.2        05/31/07                  8,500,000
  93       1999                        67         Rooms          82.0        04/30/07                  8,200,000
  94       2002                    60,000      Square Feet       96.0        04/23/07                  7,500,000
  95       2006                    45,000      Square Feet       100.0       05/30/07                  9,800,000
  96       2002        2005        47,920      Square Feet       91.7        05/31/07                  7,300,000
  97       2007                    53,781      Square Feet       100.0       08/11/07                  7,100,000
  98       1987        2006           129         Rooms          66.7        02/28/07                  8,600,000
  99      Various                 104,130      Square Feet       100.0       05/15/07                  8,000,000
 99.01     2007                    62,000      Square Feet       100.0       05/15/07                  6,000,000
 99.02     2002                    42,130      Square Feet       100.0       05/15/07                  2,000,000
  100      1998                    67,214      Square Feet       100.0       03/01/07                  7,400,000
  101      1929        1997        20,762      Square Feet       100.0       04/18/07                  7,100,000
  102      1996                    23,500      Square Feet       100.0       08/09/07                  7,300,000
  103      1998                       842         Units          76.4        07/31/07                  6,700,000
  104      2004                        84         Rooms          77.8        03/31/07                  6,900,000
  105      1994        2006       152,540      Square Feet       100.0       08/01/07                  6,770,000
  106      1984        1999           112         Rooms          78.9        04/21/07                  8,100,000
  107      1983        1997           186         Units          90.9        05/21/07                  6,810,000
  108      1964        1997            88         Units          95.5        06/18/07                  6,540,000
  109      1950        2007        91,339      Square Feet       100.0       06/22/07                 14,425,000
  110      1900        1978        34,600      Square Feet       100.0       04/17/07                 25,000,000
  111      2007                    13,013      Square Feet       100.0       08/11/07                  5,200,000
  112      1985                       143         Units          89.5        05/11/07                  6,600,000
  113      1983        2002           128         Units          93.8        05/21/07                  5,900,000
  114      2007                    56,700      Square Feet       100.0       07/09/07                  5,350,000
  115      1971        2005        68,235      Square Feet       90.0        02/22/07                  6,400,000
  116      1982        1996        41,322      Square Feet       67.8        05/30/07                  8,200,000
  117      1947        1999        21,031      Square Feet       100.0       06/01/07                  6,000,000
  118      2006                    14,820      Square Feet       100.0       08/11/07                  4,600,000
  119      2005                       528         Units          95.8        06/29/07                  5,100,000
  120      1960        2006            60         Units          96.7        04/27/07                  5,400,000
  121      1955        2004         8,000      Square Feet       100.0       08/09/07                  5,400,000
  122      1970        1994        80,928      Square Feet       88.0        04/30/07                  5,100,000
  123      2006                    20,064      Square Feet       100.0       04/17/07                  4,700,000
  124      1981        2004        22,009      Square Feet       100.0       06/12/07                  5,740,000
  125      1901        2003        13,912      Square Feet       100.0       04/30/07                  4,375,000
  126      2003        2005           475         Units          96.2        05/03/07                  4,600,000
  127      1960                        80         Pads           100.0       05/10/07                  4,430,000
  128      1879        2005        38,405      Square Feet       100.0       06/19/07                  4,070,000
  129      1997                       252         Pads           91.3        06/30/07                  7,200,000
  130      2007                    67,082      Square Feet       100.0       07/01/07                  4,500,000
  131      1992        1999        91,266      Square Feet       100.0       08/01/07                  6,000,000
  132      1996                     7,950      Square Feet       100.0       03/01/07                  3,690,000
  133      2000                    13,258      Square Feet       100.0       04/01/07                  3,650,000
  134      1988                       277         Units          90.6        07/16/07                  3,550,000
  135      1997                       387         Units          89.9        04/09/07                  3,725,000
  136      2006                    22,670      Square Feet       100.0       05/31/07                  4,100,000
  137      1985        2006        31,599      Square Feet       80.4        03/21/07                  3,380,000
  138      2003                        30         Units          100.0       08/01/07                  3,300,000
  139      1987        2006            30         Units          100.0       07/06/07                  3,780,000
  140      2006                     9,078      Square Feet       100.0       06/19/07                  3,110,000
  141      2006                     7,000      Square Feet       100.0       08/11/07                  2,960,000
  142      1982                        30         Units          100.0       07/09/07                  3,070,000
  143      2005                     7,999      Square Feet       100.0       03/01/07                  4,970,000
  144      1980        2007         5,400      Square Feet       100.0       06/01/07                  3,000,000
  145      2000                     7,947      Square Feet       100.0       03/01/07                  4,550,000
  146      2003                     7,839      Square Feet       100.0       03/01/07                  4,540,000
  147      1975                        34         Units          100.0       06/29/07                  2,670,000
  148      2003                     8,060      Square Feet       100.0       03/01/07                  4,290,000
  149      2001                     8,140      Square Feet       100.0       03/01/07                  4,230,000
  150      1998                     7,409      Square Feet       100.0       03/01/07                  4,040,000
  151      1995                     7,839      Square Feet       100.0       03/01/07                  4,010,000
  152      1998                     7,839      Square Feet       100.0       03/01/07                  4,000,000
  153      2001                     7,943      Square Feet       100.0       03/01/07                  3,830,000
  154      1951        2005            71         Pads           97.2        04/25/07                  1,850,000
  155      2001                     8,329      Square Feet       100.0       03/01/07                  3,540,000
  156      2004                     8,060      Square Feet       100.0       03/01/07                  3,390,000
  157      2001                     7,956      Square Feet       100.0       03/01/07                  3,320,000
  158      1987        2007            46         Units          100.0       06/12/07                  1,825,000
  159      2001                     7,961      Square Feet       100.0       03/01/07                  3,230,000
  160      1981                        21         Units          100.0       03/01/07                  1,930,000
  161      2003                     8,060      Square Feet       100.0       03/01/07                  3,030,000
  162      2006                     2,000      Square Feet       100.0       08/09/07                  1,200,000
  163      1980                        17         Units          100.0       07/05/07                  1,030,000

                                                                   ORIGINAL                           CURRENT BALANCE
            APPRAISAL           CURRENT         ORIGINAL            BALANCE              CURRENT          PER UNIT
LOAN #   DATE(4),(5),(6)    LTV %(7),(8),(9)  BALANCE ($)(10)  PER UNIT ($)(8),(16)  BALANCE ($)(10)    ($)(8),(16)
---------------------------------------------------------------------------------------------------------------------

  1          06/20/07           78.6              162,000,000                 424        162,000,000              424
  2          05/04/07           80.0              150,000,000                 412        150,000,000              412
  3          02/26/07           72.0               90,000,000                 353         90,000,000              353
  4          01/17/07           63.8               69,500,000             182,415         69,500,000          182,415
  5          10/01/09           62.7               69,000,000                 103         69,000,000              103
  6          Various            60.7               68,310,000              90,198         68,310,000           90,198
 6.01        03/07/07                              13,506,667             140,694         13,506,667          140,694
 6.02        03/07/07                              10,313,333              81,852         10,313,333           81,852
 6.03        03/07/07                               8,186,667              87,714          8,186,667           87,714
 6.04        03/08/07                               8,053,333              83,889          8,053,333           83,889
 6.05        03/07/07                               7,783,333             108,102          7,783,333          108,102
 6.06        03/07/07                               7,473,333              80,071          7,473,333           80,071
 6.07        03/07/07                               7,103,333              76,107          7,103,333           76,107
 6.08        03/08/07                               5,890,000              67,443          5,890,000           67,443
  7          10/01/08           79.2               66,700,000                 152         66,700,000              152
  8          06/13/07           73.9               65,000,000                 157         65,000,000              157
  9          05/08/07           49.1               65,000,000                 123         65,000,000              123
  10         04/17/07           76.4               62,950,000                 202         62,950,000              202
  11         06/14/07           73.0               49,500,000             126,923         49,500,000          126,923
  12         05/10/07           80.1               47,634,792                 142         47,634,792              142
12.01        05/10/07                              31,062,688                 153         31,062,688              153
12.02        05/10/07                              16,572,104                 125         16,572,104              125
  13         05/18/07           79.4               46,948,014                 208         46,948,014              208
  14         04/16/07           77.5               43,000,000                 116         43,000,000              116
  15         03/07/07           76.9               40,000,000             124,224         40,000,000          124,224
  16         04/01/07           61.1               40,000,000                  80         40,000,000               80
  17         04/17/07           74.4               39,000,000                 501         39,000,000              501
17.01        04/17/07                              29,300,000                 480         29,300,000              480
17.02        04/17/07                               9,700,000                 577          9,700,000              577
  18         04/17/07           70.8               36,700,000                 275         36,700,000              275
18.01        04/17/07                              12,000,000                 274         12,000,000              274
18.02        04/17/07                               8,500,000                 298          8,500,000              298
18.03        04/17/07                               8,300,000                 258          8,300,000              258
18.04        04/17/07                               3,500,000                 280          3,500,000              280
18.05        04/17/07                               2,400,000                 278          2,400,000              278
18.06        04/17/07                               2,000,000                 263          2,000,000              263
  19         06/29/07           80.0               33,500,000             167,500         33,500,000          167,500
  20         04/17/07           66.2               33,100,000                 175         33,100,000              175
  21         05/29/07           66.4               33,000,000             139,241         33,000,000          139,241
  22         04/27/07           77.1               31,400,000                 124         31,400,000              124
  23         04/01/07           51.3               29,242,000                  64         29,242,000               64
  24         04/18/07           70.0               29,000,000                 164         29,000,000              164
  25         04/01/07           65.1               28,500,000             890,625         28,500,000          890,625
  26         05/16/07           78.6               27,996,592                 180         27,996,592              180
  27         04/13/07           82.3               25,000,000             189,394         25,000,000          189,394
  28    05/23/07, 10/01/08      78.9               24,250,000                 247         24,250,000              247
  29         05/22/07           66.8               23,750,000             106,027         23,750,000          106,027
  30         03/01/07           77.8               23,500,000             223,810         23,500,000          223,810
  31         06/20/07           77.2               22,000,000                  62         22,000,000               62
  32         04/24/07           80.0               21,560,000                 164         21,560,000              164
  33         05/22/07           80.0               21,200,000              80,303         21,200,000           80,303
  34         05/16/07           70.5               20,810,000                  88         20,810,000               88
  35         04/20/07           76.2               19,800,000                 301         19,800,000              301
  36         05/04/07           80.0               19,000,000                 168         19,000,000              168
  37         06/08/07           61.1               18,100,000              34,942         18,100,000           34,942
  38         05/16/07           72.1               17,890,061                 112         17,890,061              112
  39         04/10/07           79.8               17,400,000              59,589         17,400,000           59,589
  40         05/22/07           65.5               17,100,000              61,071         17,100,000           61,071
  41         02/23/07           53.0               16,500,000              53,055         16,500,000           53,055
  42         12/18/06           65.0               16,380,000                 106         16,380,000              106
  43         07/02/07           78.1               14,800,000                 133         14,800,000              133
  44         06/03/07           62.1               14,280,000                 258         14,280,000              258
  45         05/22/07           74.7               14,200,000                 181         14,200,000              181
  46         05/01/07           70.9               14,200,000              73,575         14,187,739           73,512
  47         11/29/06           63.5               13,350,000                 141         13,350,000              141
  48         04/20/07           61.5               13,350,000                 294         13,350,000              294
  49         05/11/07           64.6               13,250,000             174,342         13,250,000          174,342
  50         04/04/07           73.7               13,200,000                  28         13,200,000               28
  51         01/12/07           77.4               12,700,000                 286         12,700,000              286
  52         03/30/07           80.0               12,600,000              63,000         12,600,000           63,000
  53         03/31/07           78.6               12,500,000                 404         12,500,000              404
  54         05/10/07           67.6               12,500,000              84,459         12,500,000           84,459
  55         05/10/07           77.5               12,471,934                 186         12,471,934              186
55.01        05/10/07                               6,662,027                 197          6,662,027              197
55.02        05/10/07                               5,809,907                 174          5,809,907              174
  56         05/11/07           60.5               12,100,000                 106         12,100,000              106
  57         05/09/07           72.5               11,956,853                 135         11,956,853              135
  58         04/07/07           80.0               11,600,000                 298         11,600,000              298
  59         06/07/07           69.2               11,550,000                 170         11,550,000              170
  60         05/15/07           72.7               11,340,000                  98         11,340,000               98
  61         05/02/07           64.0               11,300,000              47,083         11,300,000           47,083
  62         06/20/07           57.5               11,100,000                 248         11,100,000              248
  63         06/20/07           64.2               10,650,000                 239         10,650,000              239
  64         05/10/07           73.2               10,100,000              99,020         10,100,000           99,020
  65         06/05/07           71.3                9,975,000                 107          9,975,000              107
  66         05/31/07           75.0                9,675,000              81,303          9,675,000           81,303
  67         05/16/07           74.7                9,350,000              71,923          9,333,536           71,796
  68         06/01/07           65.6                9,000,000              85,714          8,993,492           85,652
  69         05/01/07           74.9                9,000,000              90,000          8,992,148           89,921
  70         04/03/07           76.5                8,800,000              39,286          8,800,000           39,286
  71         05/01/07           74.2                8,750,000              29,264          8,750,000           29,264
  72         06/20/07           61.1                8,250,000                 330          8,250,000              330
  73         05/01/07           62.8                8,100,000              31,641          8,100,000           31,641
  74         03/30/07           80.0                8,080,000              41,224          8,080,000           41,224
  75         03/20/07           79.6                7,760,000              12,496          7,760,000           12,496
  76         05/31/07           75.0                7,650,000              70,183          7,650,000           70,183
  77         05/01/07           79.6                7,600,000              37,255          7,600,000           37,255
  78         04/20/07           73.2                7,540,000                 359          7,540,000              359
  79         06/03/07           67.2                7,530,000                 158          7,530,000              158
  80         06/11/07           79.2                7,287,000              52,050          7,287,000           52,050
  81         07/15/07           73.9                7,280,000              42,326          7,280,000           42,326
  82         03/30/07           80.0                7,256,000              43,190          7,256,000           43,190
  83         04/26/07           78.9                7,100,000                  44          7,100,000               44
  84         12/08/06           63.3                7,000,000                  93          6,964,149               92
  85         05/14/07           46.4                6,900,000                 247          6,900,000              247
  86         05/08/07           74.7                6,720,000              37,333          6,720,000           37,333
  87         05/14/07           72.0                6,700,000                 131          6,695,009              131
  88         05/03/07           80.0                6,664,000                 557          6,664,000              557
  89         08/12/07           69.9                6,500,000                  92          6,500,000               92
  90         05/01/07           78.3                6,500,000                 175          6,500,000              175
  91         04/06/07           58.6                6,268,031                 105          6,268,031              105
  92         04/25/07           72.9                6,200,000              19,558          6,200,000           19,558
  93         03/01/07           74.1                6,100,000              91,045          6,073,711           90,652
  94         05/11/07           80.0                6,000,000                 100          6,000,000              100
  95         06/18/07           61.2                6,000,000                 133          5,995,888              133
  96         04/12/07           80.0                5,840,000                 122          5,840,000              122
  97         04/06/07           79.9                5,675,000                 106          5,675,000              106
  98         05/11/07           64.0                5,500,000              42,636          5,500,000           42,636
  99         Various            67.5                5,400,000                  52          5,400,000               52
99.01        07/24/07                               4,050,000                  65          4,050,000               65
99.02        05/23/07                               1,350,000                  32          1,350,000               32
 100         04/19/07           72.9                5,400,000                  80          5,395,802               80
 101         05/15/07           75.7                5,375,000                 259          5,375,000              259
 102         04/04/07           71.2                5,200,000                 221          5,200,000              221
 103         03/23/07           77.6                5,200,000               6,176          5,200,000            6,176
 104         05/30/07           75.0                5,175,000              61,607          5,175,000           61,607
 105         05/14/07           74.2                5,025,000                  33          5,025,000               33
 106         05/23/07           62.0                5,025,000              44,866          5,025,000           44,866
 107         03/30/07           72.8                4,960,000              26,667          4,960,000           26,667
 108         06/20/07           74.2                4,850,000              55,114          4,850,000           55,114
 109         02/28/07           31.5                4,550,000                  50          4,541,555               50
 110         05/01/07           18.0                4,500,000                 130          4,500,000              130
 111         04/01/07           85.0                4,420,000                 340          4,420,000              340
 112         07/15/07           73.9                4,320,000              30,210          4,320,000           30,210
 113         03/30/07           72.7                4,290,000              33,516          4,290,000           33,516
 114         06/14/07           79.4                4,250,000                  75          4,250,000               75
 115         05/07/07           66.3                4,250,000                  62          4,246,266               62
 116         06/04/07           50.0                4,100,000                  99          4,100,000               99
 117         06/11/07           68.3                4,100,000                 195          4,100,000              195
 118         01/18/07           88.7                4,081,000                 275          4,081,000              275
 119         06/01/07           78.4                4,000,000               7,576          4,000,000            7,576
 120         03/22/07           72.0                3,900,000              65,000          3,888,695           64,812
 121         08/01/07           71.1                3,840,000                 480          3,840,000              480
 122         05/22/07           74.5                3,800,000                  47          3,800,000               47
 123         04/11/07           79.4                3,733,000                 186          3,733,000              186
 124         05/07/07           61.4                3,525,000                 160          3,522,414              160
 125         05/18/07           77.4                3,386,000                 243          3,386,000              243
 126         05/30/07           72.3                3,325,000               7,000          3,325,000            7,000
 127         04/26/07           74.8                3,315,000              41,438          3,312,479           41,406
 128         05/17/07           79.8                3,250,000                  85          3,247,292               85
 129         05/08/07           43.0                3,100,000              12,302          3,097,801           12,293
 130         05/22/07           66.7                3,000,000                  45          3,000,000               45
 131         05/25/07           49.2                2,950,000                  32          2,950,000               32
 132         02/27/07           76.8                2,840,000                 357          2,832,074              356
 133         05/03/07           77.4                2,825,000                 213          2,825,000              213
 134         04/12/07           79.4                2,820,000              10,181          2,820,000           10,181
 135         04/16/07           75.2                2,800,000               7,235          2,800,000            7,235
 136         05/23/07           68.3                2,800,000                 124          2,800,000              124
 137         02/27/08           78.5                2,660,000                  84          2,652,772               84
 138         05/16/07           75.8                2,500,000              83,333          2,500,000           83,333
 139         05/15/07           65.0                2,457,000              81,900          2,457,000           81,900
 140         06/06/07           78.8                2,450,000                 270          2,450,000              270
 141         12/27/06           72.7                2,155,000                 308          2,150,842              307
 142         05/15/07           65.0                1,995,500              66,517          1,995,500           66,517
 143         03/02/07           77.1                1,915,000                 479          1,915,000              479
 144         06/26/07           61.7                1,850,000                 343          1,850,000              343
 145         02/20/07           77.1                1,755,000                 442          1,755,000              442
 146         02/28/07           77.1                1,750,000                 446          1,750,000              446
 147         05/15/07           65.0                1,735,500              51,044          1,735,500           51,044
 148         02/23/07           77.1                1,655,000                 411          1,655,000              411
 149         02/28/07           77.1                1,630,000                 400          1,630,000              400
 150         03/05/07           77.1                1,555,000                 420          1,555,000              420
 151         02/28/07           77.1                1,545,000                 394          1,545,000              394
 152         02/19/07           77.1                1,540,000                 393          1,540,000              393
 153         02/28/07           77.1                1,475,000                 371          1,475,000              371
 154         11/20/06           75.5                1,400,000              19,718          1,397,371           19,681
 155         03/01/07           77.1                1,365,000                 328          1,365,000              328
 156         02/28/07           77.1                1,305,000                 324          1,305,000              324
 157         02/21/07           77.1                1,280,000                 322          1,280,000              322
 158         05/16/07           69.0                1,260,000              27,391          1,259,125           27,372
 159         02/27/07           77.1                1,245,000                 313          1,245,000              313
 160         05/15/07           61.1                1,180,000              56,190          1,180,000           56,190
 161         02/20/07           77.1                1,165,000                 289          1,165,000              289
 162         06/05/07           66.7                  800,000                 400            800,000              400
 163         05/15/07           65.0                  669,500              39,382            669,500           39,382

                       LOAN    % OF     % OF                                                    NET
        % OF INITIAL  GROUP    LOAN     LOAN     CROSSED   RELATED      INTEREST   ADMIN.     MORTGAGE
LOAN #  POOL BALANCE  1 OR 2  GROUP 1  GROUP 2  LOAN(11)  BORROWER(12)   RATE %    FEE %(13)   RATE %
------------------------------------------------------------------------------------------------------

   1        6.5%        1      7.3%                                      6.23000  0.02077     6.20923
   2        6.0%        1      6.8%                           1          5.82000  0.02077     5.79923
   3        3.6%        1      4.1%                                      5.89700  0.02077     5.87623
   4        2.8%        1      3.1%                                      6.28400  0.02077     6.26323
   5        2.8%        1      3.1%                                      6.43650  0.03077     6.40573
   6        2.7%        1      3.1%                                      5.80350  0.02077     5.78273
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
   7        2.7%        1      3.0%                                      5.80000  0.02276     5.77724
   8        2.6%        1      2.9%                                      6.30600  0.02077     6.28523
   9        2.6%        1      2.9%                           1          5.42450  0.02077     5.40373
  10        2.5%        1      2.8%                           3          6.01700  0.02077     5.99623
  11        2.0%        1      2.2%                                      6.75300  0.02077     6.73223
  12        1.9%        1      2.1%                           2          6.08000  0.02077     6.05923
 12.01
 12.02

  13        1.9%        1      2.1%                           2          6.26000  0.02077     6.23923
  14        1.7%        1      1.9%                           1          5.68000  0.02077     5.65923
  15        1.6%        1      1.8%                                      7.10000  0.02077     7.07923
  16        1.6%        1      1.8%                           1          5.35000  0.02077     5.32923
  17        1.6%        1      1.8%                           3          6.01700  0.02077     5.99623
 17.01
 17.02

  18        1.5%        1      1.7%                           3          6.01700  0.02077     5.99623
 18.01
 18.02
 18.03
 18.04
 18.05
 18.06

  19        1.3%        1      1.5%                                      6.54000  0.02077     6.51923
  20        1.3%        1      1.5%                                      6.44800  0.02077     6.42723
  21        1.3%        1      1.5%                                      6.27800  0.02077     6.25723
  22        1.3%        1      1.4%                                      6.21600  0.02077     6.19523
  23        1.2%        1      1.3%                           4          5.81300  0.02077     5.79223
  24        1.2%        1      1.3%                                      5.70100  0.02077     5.68023
  25        1.1%        1      1.3%                                      6.60000  0.02077     6.57923
  26        1.1%        1      1.3%                           2          6.08000  0.02077     6.05923
  27        1.0%        2               8.7%                             6.53000  0.02077     6.50923
  28        1.0%        1      1.1%                                      5.92500  0.02077     5.90423
  29        0.9%        2               8.3%                  6          6.17400  0.02077     6.15323
  30        0.9%        1      1.1%                                      6.22000  0.02077     6.19923
  31        0.9%        1      1.0%                                      6.33750  0.02077     6.31673
  32        0.9%        1      1.0%                                      6.50400  0.02077     6.48323
  33        0.8%        2               7.4%                  9          5.86000  0.02077     5.83923
  34        0.8%        1      0.9%                                      6.37600  0.02077     6.35523
  35        0.8%        1      0.9%                           7          5.74850  0.02077     5.72773
  36        0.8%        1      0.9%                                      5.83050  0.02077     5.80973
  37        0.7%        2               6.3%                             6.16000  0.02077     6.13923
  38        0.7%        1      0.8%                           2          6.08000  0.02077     6.05923
  39        0.7%        2               6.1%                             5.91500  0.02077     5.89423
  40        0.7%        2               6.0%                  6          6.17400  0.02077     6.15323
  41        0.7%        2               5.7%                  4          5.51000  0.02077     5.48923
  42        0.7%        1      0.7%                                      5.77900  0.07077     5.70823
  43        0.6%        1      0.7%                                      6.31950  0.02077     6.29873
  44        0.6%        1      0.6%                          14          6.31600  0.06077     6.25523
  45        0.6%        1      0.6%                                      5.75300  0.02077     5.73223
  46        0.6%        1      0.6%                          11          5.84300  0.02077     5.82223
  47        0.5%        1      0.6%                                      6.01400  0.02077     5.99323
  48        0.5%        1      0.6%                           7          5.64850  0.02077     5.62773
  49        0.5%        1      0.6%                                      6.22200  0.02077     6.20123
  50        0.5%        1      0.6%                                      5.73000  0.04077     5.68923
  51        0.5%        1      0.6%                                      6.12690  0.06077     6.06613
  52        0.5%        2               4.4%                  5          5.56000  0.02077     5.53923
  53        0.5%        1      0.6%                                      5.71000  0.02077     5.68923
  54        0.5%        2               4.4%                             6.35000  0.02077     6.32923
  55        0.5%        1      0.6%                           2          6.08000  0.02077     6.05923
 55.01
 55.02

  56        0.5%        1      0.5%                                      6.19000  0.02077     6.16923
  57        0.5%        1      0.5%                           2          6.08000  0.02077     6.05923
  58        0.5%        1      0.5%                                      6.01800  0.07077     5.94723
  59        0.5%        1      0.5%                                      6.31800  0.02077     6.29723
  60        0.5%        1      0.5%                          16          6.45000  0.02077     6.42923
  61        0.5%        2               3.9%                             6.14000  0.02077     6.11923
  62        0.4%        1      0.5%                           8          6.10000  0.02077     6.07923
  63        0.4%        1      0.5%                           8          6.10000  0.02077     6.07923
  64        0.4%        1      0.5%                                      6.39200  0.02077     6.37123
  65        0.4%        1      0.4%                                      6.43500  0.02077     6.41423
  66        0.4%        1      0.4%                          12          6.34200  0.02077     6.32123
  67        0.4%        2               3.2%                             6.17000  0.02077     6.14923
  68        0.4%        1      0.4%                                      6.50150  0.02077     6.48073
  69        0.4%        1      0.4%                          11          5.80300  0.02077     5.78223
  70        0.4%        2               3.1%                  5          5.56000  0.02077     5.53923
  71        0.3%        1      0.4%                                      6.11440  0.02077     6.09363
  72        0.3%        1      0.4%                           8          6.10000  0.02077     6.07923
  73        0.3%        2               2.8%                             6.50000  0.06077     6.43923
  74        0.3%        2               2.8%                  5          5.56000  0.02077     5.53923
  75        0.3%        1      0.3%                          13          6.29000  0.02077     6.26923
  76        0.3%        1      0.3%                          12          6.34200  0.02077     6.32123
  77        0.3%        2               2.6%                             5.81400  0.02077     5.79323
  78        0.3%        1      0.3%                                      6.24500  0.02077     6.22423
  79        0.3%        1      0.3%                          14          6.25600  0.06077     6.19523
  80        0.3%        2               2.5%                             5.99500  0.02077     5.97423
  81        0.3%        2               2.5%        B        17          5.84000  0.02077     5.81923
  82        0.3%        2               2.5%                  5          5.56000  0.02077     5.53923
  83        0.3%        1      0.3%                                      5.92800  0.02077     5.90723
  84        0.3%        1      0.3%                                      6.39000  0.02077     6.36923
  85        0.3%        1      0.3%                                      6.29250  0.02077     6.27173
  86        0.3%        1      0.3%                                      6.45250  0.02077     6.43173
  87        0.3%        1      0.3%                                      6.39550  0.02077     6.37473
  88        0.3%        1      0.3%                          15          5.84000  0.02077     5.81923
  89        0.3%        1      0.3%                          19          5.67000  0.02077     5.64923
  90        0.3%        1      0.3%                                      5.72000  0.02077     5.69923
  91        0.3%        1      0.3%                           4          5.62300  0.02077     5.60223
  92        0.2%        2               2.2%                             6.05200  0.02077     6.03123
  93        0.2%        1      0.3%                                      5.75000  0.03077     5.71923
  94        0.2%        1      0.3%                                      5.79600  0.02077     5.77523
  95        0.2%        1      0.3%                                      6.69000  0.06077     6.62923
  96        0.2%        1      0.3%                                      6.26000  0.02077     6.23923
  97        0.2%        1      0.3%                          15          5.90000  0.02077     5.87923
  98        0.2%        1      0.2%                                      6.65000  0.09077     6.55923
  99        0.2%        1      0.2%                                      6.28700  0.02077     6.26623
 99.01
 99.02

  100       0.2%        1      0.2%                                      6.24000  0.02077     6.21923
  101       0.2%        1      0.2%                                      6.34900  0.02077     6.32823
  102       0.2%        1      0.2%                                      6.25900  0.02077     6.23823
  103       0.2%        1      0.2%                          13          6.34000  0.02077     6.31923
  104       0.2%        1      0.2%                          12          6.34200  0.02077     6.32123
  105       0.2%        1      0.2%                                      6.38950  0.02077     6.36873
  106       0.2%        1      0.2%                                      6.64400  0.02077     6.62323
  107       0.2%        2               1.7%                  5          5.56000  0.02077     5.53923
  108       0.2%        2               1.7%                  9          6.20000  0.02077     6.17923
  109       0.2%        1      0.2%                                      6.50900  0.02077     6.48823
  110       0.2%        1      0.2%                                      5.94000  0.02077     5.91923
  111       0.2%        1      0.2%                          15          5.94500  0.02077     5.92423
  112       0.2%        2               1.5%        B        17          5.84000  0.02077     5.81923
  113       0.2%        2               1.5%                  5          5.56000  0.02077     5.53923
  114       0.2%        1      0.2%                                      6.48000  0.11077     6.36923
  115       0.2%        1      0.2%                                      5.77500  0.02077     5.75423
  116       0.2%        1      0.2%                                      6.22000  0.02077     6.19923
  117       0.2%        1      0.2%                                      6.34500  0.08077     6.26423
  118       0.2%        1      0.2%                          15          5.67000  0.02077     5.64923
  119       0.2%        1      0.2%                                      6.39600  0.02077     6.37523
  120       0.2%        2               1.4%                             5.64000  0.07077     5.56923
  121       0.2%        1      0.2%                                      5.88500  0.02077     5.86423
  122       0.2%        1      0.2%                                      6.20900  0.02077     6.18823
  123       0.1%        1      0.2%                                      6.53000  0.02077     6.50923
  124       0.1%        1      0.2%                                      6.45000  0.02077     6.42923
  125       0.1%        1      0.2%                                      6.36000  0.06077     6.29923
  126       0.1%        1      0.1%                          13          6.50000  0.02077     6.47923
  127       0.1%        2               1.2%                             6.32000  0.02077     6.29923
  128       0.1%        1      0.1%                                      5.98000  0.02077     5.95923
  129       0.1%        2               1.1%                             6.57000  0.02077     6.54923
  130       0.1%        1      0.1%                                      5.78000  0.02077     5.75923
  131       0.1%        1      0.1%                                      6.44500  0.06077     6.38423
  132       0.1%        1      0.1%                          10          5.86500  0.02077     5.84423
  133       0.1%        1      0.1%                                      5.93200  0.02077     5.91123
  134       0.1%        1      0.1%                          13          6.50000  0.02077     6.47923
  135       0.1%        1      0.1%                          13          6.29000  0.02077     6.26923
  136       0.1%        1      0.1%                                      6.28500  0.02077     6.26423
  137       0.1%        1      0.1%                                      5.92000  0.07077     5.84923
  138       0.1%        2               0.9%                             6.43000  0.02077     6.40923
  139       0.1%        2               0.9%                 18          6.41000  0.02077     6.38923
  140       0.1%        1      0.1%                                      5.92000  0.02077     5.89923
  141       0.1%        1      0.1%                                      5.76000  0.02077     5.73923
  142       0.1%        2               0.7%                 18          6.41000  0.02077     6.38923
  143       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  144       0.1%        1      0.1%                          16          6.66500  0.02077     6.64423
  145       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  146       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  147       0.1%        2               0.6%                 18          6.41000  0.02077     6.38923
  148       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  149       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  150       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  151       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  152       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  153       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  154       0.1%        2               0.5%                             6.43000  0.02077     6.40923
  155       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  156       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  157       0.1%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  158       0.1%        2               0.4%                             6.64500  0.13577     6.50923
  159       0.0%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  160       0.0%        2               0.4%                 18          6.44000  0.02077     6.41923
  161       0.0%        1      0.1%                 A        10          5.86500  0.02077     5.84423
  162       0.0%        1      0.0%                          19          6.49000  0.02077     6.46923
  163       0.0%        2               0.2%                 18          6.82000  0.02077     6.79923

                             MONTHLY DEBT             ANNUAL DEBT                       FIRST
LOAN #  ACCRUAL TYPE  SERVICE ($)(14),(15),(17)  SERVICE ($)(17),(18)  NOTE DATE  PAYMENT DATE(19)  REM. TERM
-------------------------------------------------------------------------------------------------------------

   1     Actual/360           852,731.25             10,232,775.00     08/02/07       09/05/07         120
   2     Actual/360           737,604.17             8,851,250.04      06/11/07       08/01/07          83
   3     Actual/360           533,650.10             6,403,801.20      06/28/07       08/05/07         119
   4     Actual/360           369,003.17             4,428,038.04      07/27/07       09/01/07          60
   5     Actual/360           375,239.01             4,502,868.12      10/26/06       12/09/06          51
   6     Actual/360           334,952.63             4,019,431.56      04/17/07       06/01/07          81
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
   7     Actual/360           326,860.88             3,922,330.56      04/12/07       06/01/07          81
   8     Actual/360           346,319.10             4,155,829.20      06/27/07       08/10/07          59
   9     Actual/360           297,908.02             3,574,896.24      06/08/07       07/10/07         118
  10     Actual/360           320,025.71             3,840,308.52      06/29/07       08/09/07         119
  11     Actual/360           321,154.78             3,853,857.36      08/07/07       09/10/07          60
  12     Actual/360           288,049.27             3,456,591.24      06/20/07       08/05/07         119
 12.01
 12.02

  13     Actual/360           289,372.41             3,472,468.92      08/06/07       10/05/07         120
  14     Actual/360           206,360.19             2,476,322.28      05/04/07       07/01/07         118
  15     Actual/360           239,953.70             2,879,444.40      06/18/07       08/11/07          59
  16     Actual/360           180,810.19             2,169,722.28      05/01/07       06/10/07         117
  17     Actual/360           198,268.51             2,379,222.12      06/29/07       08/09/07         119
 17.01
 17.02

  18     Actual/360           186,575.75             2,238,909.00      06/29/07       08/09/07         119
 18.01
 18.02
 18.03
 18.04
 18.05
 18.06

  19     Actual/360           212,624.81             2,551,497.72      08/01/07       09/11/07         120
  20     Actual/360           180,327.57             2,163,930.84      07/09/07       09/01/07         120
  21     Actual/360           203,788.01             2,445,456.12      07/24/07       09/05/07         120
  22     Actual/360           164,911.06             1,978,932.72      06/15/07       08/09/07          83
  23       30/360             141,653.12             1,699,837.44      07/31/07       09/11/07          60
  24     Actual/360           168,334.50             2,020,014.00      05/21/07       07/01/07         118
  25     Actual/360           182,018.00             2,184,216.00      08/02/07       09/09/07          60
  26     Actual/360           169,296.38             2,031,556.56      06/20/07       08/05/07         119
  27     Actual/360           137,931.13             1,655,173.56      07/31/07       09/11/07          60
  28     Actual/360           121,397.35             1,456,768.20      07/11/07       09/01/07         120
  29     Actual/360           123,890.89             1,486,690.68      06/27/07       08/10/07         119
  30     Actual/360           123,500.12             1,482,001.44      03/29/07       05/11/07          56
  31     Actual/360           136,712.24             1,640,546.88      07/18/07       09/01/07         120
  32     Actual/360           136,330.59             1,635,967.08      07/13/07       09/01/07         120
  33     Actual/360           104,964.54             1,259,574.48      06/20/07       08/01/07         119
  34     Actual/360           112,106.17             1,345,274.04      06/20/07       08/01/07         119
  35     Actual/360           96,167.61              1,154,011.32      05/30/07       07/01/07          58
  36     Actual/360           93,598.42              1,123,181.04      05/31/07       07/01/07         118
  37     Actual/360           110,387.51             1,324,650.12      07/02/07       08/05/07         119
  38     Actual/360           108,181.83             1,298,181.96      06/20/07       08/05/07         119
  39     Actual/360           86,958.72              1,043,504.64      05/03/07       07/01/07          58
  40     Actual/360           89,201.44              1,070,417.28      06/27/07       08/10/07         119
  41       30/360             75,762.50               909,150.00       06/14/07       08/11/07         119
  42     Actual/360           79,978.95               959,747.40       05/04/07       07/01/07          82
  43     Actual/360           91,796.18              1,101,554.16      07/31/07       09/01/07         120
  44     Actual/360           84,475.73              1,013,708.76      07/24/07       09/09/07         120
  45     Actual/360           82,894.41               994,732.92       06/27/07       08/07/07         119
  46     Actual/360           83,708.17              1,004,498.04      06/05/07       08/01/07         119
  47     Actual/360           80,800.50               969,606.00       10/06/06       12/05/06         111
  48     Actual/360           63,712.33               764,547.96       05/30/07       07/01/07          58
  49     Actual/360           69,655.43               835,865.16       06/22/07       08/09/07          59
  50     Actual/360           63,905.42               766,865.04       05/02/07       07/01/07         118
  51     Actual/360           77,182.14               926,185.68       07/20/07       09/01/07         120
  52     Actual/360           72,016.46               864,197.52       06/13/07       08/01/07         119
  53     Actual/360           60,305.27               723,663.24       05/15/07       07/07/07         118
  54     Actual/360           67,064.53               804,774.36       06/28/07       08/11/07          59
  55     Actual/360           75,418.23               905,018.76       06/20/07       08/05/07         119
 55.01
 55.02

  56     Actual/360           63,282.72               759,392.64       06/29/07       08/09/07         119
  57     Actual/360           72,303.51               867,642.12       06/20/07       08/05/07         119
  58     Actual/360           58,981.97               707,783.64       05/31/07       07/01/07         118
  59     Actual/360           76,678.02               920,136.24       07/30/07       09/06/07         120
  60     Actual/360           71,304.03               855,648.36       06/22/07       08/11/07         119
  61     Actual/360           68,769.64               825,235.68       07/25/07       09/09/07         120
  62     Actual/360           67,265.42               807,185.04       07/15/07       09/09/07         120
  63     Actual/360           64,538.44               774,461.28       07/15/07       09/09/07         120
  64     Actual/360           63,123.20               757,478.40       07/10/07       09/01/07         120
  65     Actual/360           62,622.99               751,475.88       07/25/07       09/05/07         120
  66     Actual/360           71,237.07               854,844.84       08/01/07       10/01/07         240
  67     Actual/360           57,083.96               685,007.52       05/25/07       07/05/07         118
  68     Actual/360           56,895.00               682,740.00       06/29/07       08/01/07          59
  69     Actual/360           52,824.97               633,899.64       06/04/07       08/01/07         119
  70     Actual/360           50,297.21               603,566.52       06/13/07       08/01/07         119
  71     Actual/360           53,105.96               637,271.52       06/01/07       07/09/07          82
  72     Actual/360           49,994.57               599,934.84       07/15/07       09/09/07         120
  73     Actual/360           51,197.51               614,370.12       08/03/07       09/11/07          84
  74     Actual/360           46,181.98               554,183.76       06/13/07       08/01/07         119
  75     Actual/360           41,240.27               494,883.24       04/25/07       06/11/07         117
  76     Actual/360           56,326.98               675,923.76       08/01/07       10/01/07         240
  77     Actual/360           44,661.01               535,932.12       05/30/07       07/01/07         118
  78     Actual/360           39,784.41               477,412.92       06/22/07       08/09/07         119
  79     Actual/360           46,392.89               556,714.68       07/24/07       09/09/07         120
  80     Actual/360           36,910.26               442,923.12       07/13/07       09/09/07         120
  81     Actual/360           42,901.24               514,814.88       06/13/07       08/01/07         119
  82     Actual/360           41,472.34               497,668.08       06/13/07       08/01/07         119
  83     Actual/360           42,239.98               506,879.76       06/28/07       08/01/07         119
  84     Actual/360           46,784.49               561,413.88       03/29/07       05/05/07          56
  85     Actual/360           42,675.39               512,104.68       07/30/07       09/01/07         120
  86     Actual/360           42,265.27               507,183.24       06/28/07       08/01/07         119
  87     Actual/360           41,889.16               502,669.92       06/29/07       08/01/07         119
  88     Actual/360           32,881.90               394,582.80       06/19/07       08/11/07         119
  89     Actual/360           31,139.06               373,668.72       03/01/07       04/10/07         115
  90     Actual/360           37,808.45               453,701.40       05/31/07       07/11/07         118
  91       30/360             29,370.95               352,451.40       07/18/07       09/11/07          60
  92     Actual/360           37,379.66               448,555.92       06/27/07       08/09/07         119
  93     Actual/360           42,827.09               513,925.08       05/25/07       07/03/07         118
  94     Actual/360           29,382.50               352,590.00       06/14/07       08/09/07         119
  95     Actual/360           38,676.89               464,122.68       06/20/07       08/01/07         119
  96     Actual/360           35,995.88               431,950.56       06/25/07       08/11/07         119
  97     Actual/360           28,289.61               339,475.32       06/06/07       07/11/07         118
  98     Actual/360           37,653.55               451,842.60       07/30/07       09/11/07         120
  99     Actual/360           35,745.75               428,949.00       07/26/07       09/05/07         120
 99.01
 99.02

  100    Actual/360           33,213.62               398,563.44       06/13/07       08/01/07         119
  101    Actual/360           28,833.20               345,998.40       06/29/07       08/09/07         119
  102    Actual/360           27,499.03               329,988.36       07/31/07       09/09/07          84
  103    Actual/360           27,854.91               334,258.92       04/27/07       06/11/07         117
  104    Actual/360           38,103.55               457,242.60       08/01/07       10/01/07         240
  105    Actual/360           31,397.13               376,765.56       07/15/07       10/01/07         120
  106    Actual/360           32,238.78               386,865.36       07/06/07       09/01/07         120
  107    Actual/360           28,349.34               340,192.08       06/13/07       08/01/07         119
  108    Actual/360           29,704.75               356,457.00       07/20/07       09/11/07         120
  109    Actual/360           33,947.69               407,372.28       06/27/07       08/01/07         239
  110    Actual/360           22,584.38               271,012.56       06/06/07       07/09/07         118
  111    Actual/360           22,201.55               266,418.60       05/16/07       07/11/07         118
  112    Actual/360           25,457.88               305,494.56       06/13/07       08/01/07         119
  113    Actual/360           24,519.89               294,238.68       06/13/07       08/01/07         119
  114    Actual/360           26,807.00               321,684.00       07/16/07       09/05/07         120
  115    Actual/360           24,869.38               298,432.56       06/28/07       08/05/07         119
  116    Actual/360           25,164.46               301,973.52       07/25/07       09/05/07         120
  117    Actual/360           25,498.27               305,979.24       07/24/07       09/05/07         120
  118    Actual/360           19,550.54               234,606.48       06/05/07       07/11/07         118
  119    Actual/360           25,009.76               300,117.12       07/02/07       09/01/07         120
  120    Actual/360           22,487.55               269,850.60       04/30/07       06/01/07         117
  121    Actual/360           19,093.56               229,122.72       07/31/07       09/09/07         120
  122    Actual/360           23,296.02               279,552.24       07/18/07       09/09/07         120
  123    Actual/360           23,668.80               284,025.60       06/28/07       08/11/07          59
  124    Actual/360           22,164.61               265,975.32       06/25/07       08/01/07         131
  125    Actual/360           21,091.03               253,092.36       06/20/07       08/11/07         119
  126    Actual/360           21,016.26               252,195.12       06/28/07       08/01/07         119
  127    Actual/360           20,562.19               246,746.28       06/19/07       08/11/07          59
  128    Actual/360           19,443.62               233,323.44       06/25/07       08/01/07         119
  129    Actual/360           19,737.04               236,844.48       06/13/07       08/11/07          59
  130    Actual/360           14,650.69               175,808.33       07/31/07       09/11/07         120
  131    Actual/360           33,414.16               400,969.92       07/30/07       09/01/07         120
  132    Actual/360           18,064.51               216,774.12       06/05/07       07/07/07         118
  133    Actual/360           16,814.00               201,768.00       07/02/07       08/07/07         119
  134    Actual/360           15,487.15               185,845.80       06/05/07       07/11/07         118
  135    Actual/360           17,312.99               207,755.88       05/29/07       07/11/07         118
  136    Actual/360           17,303.87               207,646.44       07/06/07       09/05/07         120
  137    Actual/360           15,811.49               189,737.88       04/03/07       06/01/07         117
  138    Actual/360           15,686.79               188,241.48       07/26/07       09/05/07         120
  139    Actual/360           15,384.77               184,617.24       07/12/07       09/05/07         120
  140    Actual/360           14,563.21               174,758.52       06/28/07       08/11/07         119
  141    Actual/360           12,589.69               151,076.28       05/25/07       07/11/07         118
  142    Actual/360           12,495.04               149,940.48       07/12/07       09/05/07         120
  143    Actual/360           11,315.71               135,788.52       04/09/07       06/07/07         117
  144    Actual/360           12,682.74               152,192.88       07/25/07       09/11/07          60
  145    Actual/360           10,370.27               124,443.24       04/09/07       06/07/07         117
  146    Actual/360           10,340.73               124,088.76       04/09/07       06/07/07         117
  147    Actual/360           10,867.02               130,404.24       07/12/07       09/05/07         120
  148    Actual/360            9,779.38               117,352.56       04/09/07       06/07/07         117
  149    Actual/360            9,631.65               115,579.80       04/09/07       06/07/07         117
  150    Actual/360            9,188.48               110,261.76       04/09/07       06/07/07         117
  151    Actual/360            9,129.39               109,552.68       04/09/07       06/07/07         117
  152    Actual/360            9,099.84               109,198.08       04/09/07       06/07/07         117
  153    Actual/360            8,715.76               104,589.12       04/09/07       06/07/07         117
  154    Actual/360           10,380.41               124,564.92       07/10/07       08/11/07         119
  155    Actual/360            8,065.77                96,789.24       04/09/07       06/07/07         117
  156    Actual/360            7,711.23                92,534.76       04/09/07       06/07/07         117
  157    Actual/360            7,563.50                90,762.00       04/09/07       06/07/07         117
  158    Actual/360            8,084.59                97,015.08       06/27/07       08/05/07         119
  159    Actual/360            7,356.69                88,280.28       04/09/07       06/07/07         117
  160    Actual/360            7,411.90                88,942.80       07/12/07       09/05/07         120
  161    Actual/360            6,883.97                82,607.64       04/09/07       06/07/07         117
  162    Actual/360            5,051.28                60,615.36       07/11/07       09/10/07         120
  163    Actual/360            4,373.56                52,482.72       07/12/07       09/05/07         120

                                                                                                     MATURITY/ARD
                                                PAYMENT    GRACE                             FINAL      BALANCE        MATURITY
LOAN #  REM. AMORT   I/O PERIOD(20)  SEASONING  DUE DATE  PERIOD  MATURITY DATE  ARD LOAN  MAT DATE    ($)(10)     LTV %(7),(8),(9)
-----------------------------------------------------------------------------------------------------------------------------------

   1         0           120             0         5         0      08/05/17        No                162,000,000        78.6
   2         0           84              1         1         5      07/01/14        No                150,000,000        80.0
   3        360          60              1         5         0      07/05/17        No                 84,076,074        67.3
   4         0           60              0         1         5      08/01/12        No                 69,500,000        63.8
   5         0           60              9         9         0      11/09/11        No                 69,000,000        62.7
   6         0           84              3         1        10      05/01/14        No                 68,310,000        60.7
 6.01                                                                                                  13,506,667
 6.02                                                                                                  10,313,333
 6.03                                                                                                   8,186,667
 6.04                                                                                                   8,053,333
 6.05                                                                                                   7,783,333
 6.06                                                                                                   7,473,333
 6.07                                                                                                   7,103,333
 6.08                                                                                                   5,890,000
   7         0           84              3         1         0      05/01/14        No                 66,700,000        79.2
   8         0           60              1         10        0      07/10/12        No                 65,000,000        73.9
   9         0           120             2         10        0      06/10/17        No                 65,000,000        49.1
  10         0           120             1         9         0      07/09/17        No                 62,950,000        76.4
  11        360          24              0         10        0      08/10/12        No                 47,966,879        70.7
  12        360          60              1         5         0      07/05/17        No                 44,608,357        75.0
 12.01                                                                                                 29,089,147
 12.02                                                                                                 15,519,210
  13        360          60              0         5         0      09/05/17        No                 44,064,644        74.6
  14         0           120             2         1         5      06/01/17        No                 43,000,000        77.5
  15         0           60              1         11        0      07/11/12        No                 40,000,000        76.9
  16         0           120             3         10        0      05/10/17        No                 40,000,000        61.1
  17         0           120             1         9         0      07/09/17        No                 39,000,000        74.4
 17.01                                                                                                 29,300,000
 17.02                                                                                                  9,700,000
  18         0           120             1         9         0      07/09/17        No                 36,700,000        70.8
 18.01                                                                                                 12,000,000
 18.02                                                                                                  8,500,000
 18.03                                                                                                  8,300,000
 18.04                                                                                                  3,500,000
 18.05                                                                                                  2,400,000
 18.06                                                                                                  2,000,000
  19        360          36              0         11        0      08/11/17        No                 30,584,298        73.0
  20         0           120             0         1         5      08/01/17        No                 33,100,000        66.2
  21        360          60              0         5         0      08/05/17        No                 30,981,857        62.3
  22         0           84              1         9         0      07/09/14        No                 31,400,000        77.1
  23         0           60              0         11        0      08/11/12        Yes    08/11/37    29,242,000        51.3
  24        360          60              2         1         4      06/01/17        No                 27,017,784        65.3
  25        360          36              0         9         0      08/09/12        No                 27,914,178        63.7
  26        360          60              1         5         5      07/05/17        No                 26,217,853        73.6
  27         0           60              0         11        0      08/11/12        No                 25,000,000        82.3
  28         0           120             0         1         7      08/01/17        No                 24,250,000        78.9
  29         0           120             1         10        0      07/10/17        No                 23,750,000        66.8
  30         0           60              4         11        0      04/11/12        No                 23,500,000        77.8
  31        360           0              0         1        10      08/01/17        No                 18,844,732        66.1
  32        360           0              0         1         7      08/01/17        No                 18,554,832        68.8
  33         0           120             1         1         0      07/01/17        No                 21,200,000        80.0
  34         0           120             1         1         7      07/01/17        No                 20,810,000        70.5
  35         0           60              2         1         7      06/01/12        No                 19,800,000        76.2
  36         0           120             2         1         7      06/01/17        No                 19,000,000        80.0
  37        360          60              1         5         0      07/05/17        No                 16,967,859        57.0
  38        360          60              1         5         0      07/05/17        No                 16,753,432        67.6
  39         0           60              2         1         7      06/01/12        No                 17,400,000        79.8
  40         0           120             1         10        0      07/10/17        No                 17,100,000        65.5
  41         0           120             1         11        0      07/11/17        No                 16,500,000        53.0
  42         0           84              2         1         6      06/01/14        No                 16,380,000        65.0
  43        360          60              0         1         7      08/01/17        No                 13,902,293        73.4
  44        420           0              0         9         0      08/09/17        No                 12,905,172        56.1
  45        360          60              1         7        10      07/07/17        No                 13,239,298        69.7
  46        359           0              1         1         7      07/01/17        No                 11,990,137        60.0
  47        353          60              9         5         0      11/05/16        No                 12,447,677        59.2
  48         0           60              2         1         7      06/01/12        No                 13,350,000        61.5
  49         0           60              1         9         0      07/09/12        No                 13,250,000        64.6
  50         0           120             2         1         7      06/01/17        No                 13,200,000        73.7
  51        360          36              0         1         7      08/01/17        No                 11,505,541        70.2
  52        360          60              1         1         7      07/01/17        No                 11,715,985        74.4
  53         0           120             2         7         0      06/07/17        No                 12,500,000        78.6
  54         0           60              1         11        0      07/11/12        No                 12,500,000        67.6
  55        360          60              1         5         0      07/05/17        No                 11,679,541        72.5
 55.01                                                                                                  6,238,761
 55.02                                                                                                  5,440,780
  56         0           120             1         9         0      07/09/17        No                 12,100,000        60.5
  57        360          60              1         5         0      07/05/17        No                 11,197,185        67.9
  58         0           120             2         1         5      06/01/17        No                 11,600,000        80.0
  59        300           0              0         6         3      08/06/17        No                  9,041,536        54.1
  60        360          24              1         11        0      07/11/17        No                 10,151,276        65.1
  61        360          36              0         9         0      08/09/17        No                 10,239,778        58.0
  62        360           0              0         9         0      08/09/17        No                  9,443,142        48.9
  63        360           0              0         9         0      08/09/17        No                  9,060,312        54.6
  64        360          48              0         1         7      08/01/17        No                  9,352,185        67.8
  65        360          60              0         5         5      08/05/17        No                  9,383,709        67.0
  66        240           0              0         1         7      09/01/27        No                    254,800        2.0
  67        358           0              2         5         0      06/05/17        No                  7,970,748        63.8
  68        359           0              1         1         7      07/01/12        No                  8,476,003        61.9
  69        359           0              1         1         7      07/01/17        No                  7,590,245        63.3
  70        360          60              1         1         7      07/01/17        No                  8,182,592        71.2
  71        360          24              2         9         0      06/09/14        No                  8,197,638        69.5
  72        360           0              0         9         0      08/09/17        No                  7,018,551        52.0
  73        360          12              0         11        0      08/11/14        No                  7,510,856        58.2
  74        360          60              1         1         7      07/01/17        No                  7,513,108        74.4
  75         0           120             3         11        0      05/11/17        No                  7,760,000        79.6
  76        240           0              0         1         7      09/01/27        No                    201,473        2.0
  77        360          36              2         1        10      06/01/17        No                  6,843,407        71.7
  78         0           120             1         9         0      07/09/17        No                  7,540,000        73.2
  79        360           0              0         9         0      08/09/17        No                  6,435,024        57.5
  80         0           120             0         9         0      08/09/17        No                  7,287,000        79.2
  81        360          60              1         1        10      07/01/17        No                  6,795,562        69.0
  82        360          60              1         1         7      07/01/17        No                  6,746,919        74.4
  83        360          60              1         1         7      07/01/17        No                  6,635,443        73.7
  84        296           0              4         5         0      04/05/12        No                  6,367,861        57.9
  85        360          60              0         1         7      08/01/17        No                  6,479,232        43.5
  86        360          36              1         1         7      07/01/17        No                  6,125,743        68.1
  87        359           0              1         1         7      07/01/17        No                  5,749,227        61.8
  88         0           120             1         11        0      07/11/17        No                  6,664,000        80.0
  89         0           120             5         10        0      03/10/17        No                  6,500,000        69.9
  90        360          60              2         11        0      06/11/17        No                  6,057,302        73.0
  91         0           60              0         11        0      08/11/12        No                  6,268,031        58.6
  92        360          60              1         9         0      07/09/17        No                  5,803,938        68.3
  93        238           0              2         3         2      06/03/17        No                  3,961,795        48.3
  94         0           120             1         9         0      07/09/17        No                  6,000,000        80.0
  95        359           0              1         1         7      07/01/17        No                  5,191,043        53.0
  96        360          36              1         11        0      07/11/17        No                  5,304,492        72.7
  97         0           120             2         11        0      06/11/17        No                  5,675,000        79.9
  98        300           0              0         11        0      08/11/17        No                  4,352,241        50.6
  99        300           0              0         5         0      08/05/17        No                  4,222,890        52.8
 99.01                                                                                                  3,167,167
 99.02                                                                                                  1,055,722
  100       359           0              1         1         5      07/01/17        No                  4,613,168        62.3
  101        0           120             1         9         0      07/09/17        No                  5,375,000        75.7
  102        0           84              0         9         0      08/09/14        No                  5,200,000        71.2
  103        0           120             3         11        0      05/11/17        No                  5,200,000        77.6
  104       240           0              0         1         7      09/01/27        No                    136,288        2.0
  105       360          60              0         1         7      09/01/17        No                  4,724,191        69.8
  106       360           0              0         1         7      08/01/17        No                  4,341,433        53.6
  107       360          60              1         1         7      07/01/17        No                  4,612,006        67.7
  108       360          60              0         11        0      08/11/17        No                  4,548,805        69.6
  109       239           0              1         1         7      07/01/27        No                    129,755        0.9
  110        0           120             2         9         0      06/09/17        No                  4,500,000        18.0
  111        0           120             2         11        0      06/11/17        No                  4,420,000        85.0
  112       360          60              1         1        10      07/01/17        No                  4,032,531        69.0
  113       360          60              1         1         7      07/01/17        No                  3,989,014        67.6
  114       360           0              0         5         0      08/05/17        No                  3,655,153        68.3
  115       359           0              1         5         0      07/05/17        No                  3,581,254        56.0
  116       360           0              0         5         0      08/05/17        No                  3,500,170        42.7
  117       360          35              0         5         0      08/05/17        No                  3,724,870        62.1
  118        0           120             2         11        0      06/11/17        No                  4,081,000        88.7
  119       360           0              0         1         7      08/01/17        No                  3,432,009        67.3
  120       357           0              3         1         7      05/01/17        No                  3,272,912        60.6
  121        0           120             0         9         0      08/09/17        No                  3,840,000        71.1
  122       360          36              0         9         0      08/09/17        No                  3,447,990        67.6
  123       360          24              1         11        0      07/11/12        No                  3,611,787        76.8
  124       359           0              1         1         7      07/01/18        No                  2,959,543        51.6
  125       360          60              1         11        0      07/11/17        No                  3,182,412        72.7
  126       360          48              1         1         7      07/01/17        No                  3,084,146        67.0
  127       359           0              1         11        0      07/11/12        No                  3,114,807        70.3
  128       359           0              1         1         7      07/01/17        No                  2,755,450        67.7
  129       359           0              1         11        0      07/11/12        No                  2,922,012        40.6
  130        0           120             0         11        0      08/11/17        No                  3,000,000        66.7
  131       120           0              0         1         7      08/01/17        No                     24,325        0.4
  132       298           0              2         7         0      06/07/17        No                  2,189,724        59.3
  133       360          60              1         7         0      07/07/17        No                  2,640,301        72.3
  134        0           120             2         11        0      06/11/17        No                  2,820,000        79.4
  135       360          36              2         11        0      06/11/17        No                  2,544,545        68.3
  136       360          36              0         5         0      08/05/17        No                  2,544,270        62.1
  137       357           0              3         1         5      05/01/17        No                  2,251,263        66.6
  138       360           0              0         5         0      08/05/17        No                  2,147,067        65.1
  139       360           6              0         5         0      08/05/17        No                  2,131,122        56.4
  140       360          36              1         11        0      07/11/17        No                  2,210,830        71.1
  141       358           0              2         11        0      06/11/17        No                  1,814,937        61.3
  142       360           6              0         5         0      08/05/17        No                  1,730,832        56.4
  143       360          60              3         7         0      05/07/17        No                  1,788,193        72.0
  144       300           0              0         11        0      08/11/12        No                  1,689,672        56.3
  145       360          60              3         7         0      05/07/17        No                  1,638,788        72.0
  146       360          60              3         7         0      05/07/17        No                  1,634,119        72.0
  147       360           6              0         5         0      08/05/17        No                  1,505,316        56.4
  148       360          60              3         7         0      05/07/17        No                  1,545,410        72.0
  149       360          60              3         7         0      05/07/17        No                  1,522,065        72.0
  150       360          60              3         7         0      05/07/17        No                  1,452,032        72.0
  151       360          60              3         7         0      05/07/17        No                  1,442,694        72.0
  152       360          60              3         7         0      05/07/17        No                  1,438,025        72.0
  153       360          60              3         7         0      05/07/17        No                  1,377,329        72.0
  154       239           0              1         11        0      07/11/17        No                    933,443        50.5
  155       360          60              3         7         0      05/07/17        No                  1,274,613        72.0
  156       360          60              3         7         0      05/07/17        No                  1,218,586        72.0
  157       360          60              3         7         0      05/07/17        No                  1,195,242        72.0
  158       359           0              1         5         0      07/05/17        No                  1,088,769        59.7
  159       360          60              3         7         0      05/07/17        No                  1,162,559        72.0
  160       360           6              0         5         0      08/05/17        No                  1,024,304        53.1
  161       360          60              3         7         0      05/07/17        No                  1,087,857        72.0
  162       360          60              0         10        0      08/10/17        No                    753,098        62.8
  163       360           6              0         5         0      08/05/17        No                    586,889        57.0

                            REMAINING
                            PREPAYMENT                                                     MOST RECENT
LOAN #         PROVISION (PAYMENTS)(21),(22),(23),(24)        2005 NOI ($)   2006 NOI ($)     NOI ($)
------------------------------------------------------------------------------------------------------

  1                 L(24),Grtr1%orYM(93),O(3)
  2                     L(24),Def(52),O(7)                      42,589,188     44,973,613
  3                     L(24),Def(92),O(3)                       3,361,571      5,744,308    6,135,903
  4                     L(24),Def(34),O(2)                         886,106      8,149,901    8,697,037
  5     L(24),Def(6),Defor2%(6),Defor1.5%(3),Defor1%(8),O(4)     6,207,480                     867,012
  6                     L(24),Def(53),O(4)                       9,058,707     16,902,311
 6.01                                                            1,431,426      3,678,215
 6.02                                                            1,510,214      2,945,054
 6.03                                                                             260,387
 6.04                                                            1,366,997      2,393,708
 6.05                                                            1,268,156      1,652,204
 6.06                                                              984,660      2,221,424
 6.07                                                            1,727,041      2,143,577
 6.08                                                              770,213      1,607,742
  7                 L(32),Grtr1%orYM(45),O(4)                                   2,632,166    2,953,471
  8                 L(12),Grtr1%orYM(44),O(3)                                   3,108,411
  9                    L(24),Def(84),O(10)                       8,800,060      8,696,714
  10                    L(24),Def(91),O(4)                       3,564,204      4,316,825    4,450,965
  11                    L(24),Def(32),O(4)                       4,269,000      5,589,420    5,332,545
  12                    L(24),Def(90),O(5)                       4,984,154      5,123,598    5,324,779
12.01                                                            2,386,257      2,467,771    2,500,554
12.02                                                            2,597,897      2,655,827    2,824,225
  13                    L(23),Def(92),O(5)                                      3,600,285    3,386,427
  14                   L(24),Def(84),O(10)                       3,014,839      3,438,242
  15      Grtr1%orYMorDecliningFP%(23),Grtr1%orYM(18),O(18)      3,280,030      2,995,671    4,293,784
  16                   L(24),Def(83),O(10)                       4,551,325      4,533,835
  17                    L(24),Def(91),O(4)                       2,808,870      2,902,618    3,060,062
17.01                                                            2,124,328      2,196,200    2,314,726
17.02                                                              684,542        706,418      745,336
  18                    L(24),Def(91),O(4)                       2,477,002      2,722,318    2,764,690
18.01                                                              821,493        924,355      934,245
18.02                                                              574,972        615,791      634,084
18.03                                                              573,222        619,970      620,921
18.04                                                              208,254        227,549      225,147
18.05                                                              161,376        165,185      170,211
18.06                                                              137,685        169,467      180,082
  19                    L(24),Def(92),O(4)                       2,658,000      3,164,000    3,211,847
  20                    L(24),Def(92),O(4)                       2,423,720      3,156,660    3,121,111
  21                    L(24),Def(92),O(4)                       2,868,888      3,766,306    3,935,622
  22                    L(24),Def(56),O(3)                                      1,375,550
  23                L(24),Grtr1%orYM(32),O(4)

  24                    L(24),Def(87),O(7)                       2,815,189      2,913,559    2,898,278
  25                    L(24),Def(35),O(1)                       1,860,799      3,008,562    2,789,198
  26                    L(24),Def(90),O(5)                       1,768,510      2,063,560    2,211,220
  27                L(23),Grtr1%orYM(24),O(13)                                    282,518    1,027,715
  28                    L(24),Def(92),O(4)
  29                    L(24),Def(91),O(4)                       1,448,407      1,654,275    1,645,877
  30                    L(24),Def(29),O(3)                       1,997,994      2,250,285
  31                    L(24),Def(92),O(4)                       1,299,624      1,920,359    2,059,932
  32                    L(24),Def(92),O(4)                       2,595,257      2,404,655    2,391,402
  33                 L(24),Def(83),1%(6),O(6)                                   1,064,598    1,643,088
  34                    L(24),Def(91),O(4)                       1,609,242      1,735,789
  35                    L(24),Def(27),O(7)                       1,319,805      1,347,181    1,474,643
  36                    L(24),Def(90),O(4)                       1,403,141      1,504,820
  37                    L(24),Def(91),O(4)                       1,429,181      1,491,068    1,513,162
  38                    L(24),Def(90),O(5)                          53,420         53,855      567,511
  39                    L(24),Def(32),O(2)                       1,156,894      1,357,705    1,382,134
  40                    L(24),Def(91),O(4)                                      1,173,122    1,218,186
  41                L(24),Grtr1%orYM(91),O(4)                                                1,395,676
  42                   L(24),Def(45),O(13)                                        895,677
  43                    L(24),Def(92),O(4)                       1,526,196      1,457,201
  44                    L(24),Def(92),O(4)
  45                    L(24),Def(90),O(5)                       1,082,899      1,249,762
  46                    L(24),Def(91),O(4)                       1,841,500      1,918,995    1,877,512
  47                    L(24),Def(83),O(4)                         959,917                   1,020,804
  48                    L(24),Def(27),O(7)                                                     950,814
  49                    L(24),Def(31),O(4)                         459,233        522,164
  50                    L(24),Def(90),O(4)
  51           L(24),Def(36),DeforGrtr1%orYM(57),O(3)
  52                    L(24),Def(88),O(7)                       1,003,755        994,786    1,040,961
  53                    L(24),Def(93),O(1)                         790,743        873,278
  54                    L(24),Def(28),O(7)                         911,678        807,895      810,927
  55                    L(24),Def(90),O(5)                         635,909        958,578
55.01                                                              441,131        516,844
55.02                                                              194,778        441,734
  56                    L(24),Def(91),O(4)                       1,049,705      1,132,644
  57                    L(24),Def(90),O(5)                         889,762        926,574
  58                L(21),Grtr1%orYM(93),O(4)                                     886,829      936,972
  59                    L(24),Def(95),O(1)
  60                    L(24),Def(90),O(5)                         940,878        877,923
  61                L(12),Grtr1%orYM(107),O(1)                                               1,071,730
  62                    L(24),Def(92),O(4)                         394,264        568,240
  63                    L(24),Def(92),O(4)                         387,982        451,456
  64                    L(24),Def(92),O(4)                         966,767      1,165,036    1,302,289
  65                    L(24),Def(92),O(4)                         870,565        959,907
  66                   L(23),Def(192),O(25)                      1,351,858      1,208,861    1,567,389
  67                    L(24),Def(91),O(3)
  68                    L(24),Def(31),O(4)                         603,002                   1,001,905
  69                    L(24),Def(91),O(4)                         871,198      1,150,977    1,199,473
  70                    L(24),Def(88),O(7)                         488,341        609,320      662,828
  71                L(22),Grtr1%orYM(59),O(1)                      733,223        719,111      739,348
  72                    L(24),Def(92),O(4)                         288,466        343,685
  73                    L(24),Def(57),O(3)                         763,278        669,446      640,881
  74                    L(24),Def(88),O(7)                         644,448        692,843      710,187
  75                L(24),Grtr1%orYM(92),O(1)                      373,007                     533,394
  76                   L(23),Def(192),O(25)                      1,195,014      1,054,821    1,259,924
  77                    L(24),Def(90),O(4)                         733,149        694,322      637,528
  78                    L(24),Def(91),O(4)                                        601,996
  79                    L(24),Def(92),O(4)
  80                    L(24),Def(95),O(1)                                        373,536      521,249
  81                    L(24),Def(91),O(4)                         613,295        797,195      675,764
  82                    L(24),Def(88),O(7)                         579,869        632,822      637,873
  83                L(47),Grtr1%orYM(68),O(4)
  84                   Grtr3%orYM(52),O(4)
  85                    L(24),Def(88),O(8)                         372,560        572,964      549,353
  86                    L(24),Def(91),O(4)                       1,031,542      1,350,997    1,234,070
  87                    L(24),Def(91),O(4)
  88                 YM(24),DeforYM(91),O(4)
  89        L(7),Grtr1%orYM(17),DeforGrtr1%orYM(90),O(1)
  90                    L(24),Def(91),O(3)
  91                L(24),Grtr1%orYM(32),O(4)
  92                    L(24),Def(91),O(4)                                        409,754      469,616
  93                    L(24),YM(91),O(3)                          636,165        837,006      804,282
  94                    L(24),Def(94),O(1)                                        343,516
  95                L(21),Grtr1%orYM(94),O(4)

  96                    L(24),Def(93),O(2)                         243,363        481,354      474,151
  97                 YM(24),DeforYM(90),O(4)
  98                    L(24),Def(93),O(3)                         766,102        724,930      820,185
  99                    L(24),Def(93),O(3)
99.01

99.02

 100                    L(24),Def(92),O(3)                         496,254        559,794
 101                    L(24),Def(91),O(4)                                        413,572
 102                    L(24),Def(59),O(1)                         448,979        461,284      467,600
 103                L(24),Grtr1%orYM(92),O(1)

 104                   L(23),Def(192),O(25)                        560,479        968,553      966,219
 105                    L(23),Def(93),O(4)
 106                    L(24),Def(92),O(4)                         715,273      1,031,095    1,146,833
 107                    L(24),Def(88),O(7)                         322,305        429,880      441,080
 108                 L(24),Def(84),1%(6),O(6)                      354,265        409,358      416,046
 109                   L(24),Def(190),O(25)                        608,509        718,778      705,415
 110                    L(24),Def(93),O(1)                         651,689      1,044,076
 111                 YM(24),DeforYM(90),O(4)

 112                    L(24),Def(91),O(4)                         414,679        462,200      477,277
 113                    L(24),Def(88),O(7)                         329,265        374,395      369,869
 114                    L(24),Def(93),O(3)
 115                   Grtr1%orYM(116),O(3)                                       421,403
 116                L(24),Grtr3%orYM(92),O(4)                      504,775        353,624      357,824
 117                    L(24),Def(93),O(3)                         416,999        430,452      446,808
 118                 YM(24),DeforYM(90),O(4)

 119                    L(24),Def(92),O(4)                          19,974        155,029      321,554
 120                    L(24),Def(89),O(4)                         372,415        382,398
 121                    L(24),Def(92),O(4)                                        142,935
 122                L(12),Grtr1%orYM(107),O(1)                     378,122        398,259      393,936
 123                L(36),Grtr1%orYM(19),O(4)

 124                   L(24),Def(103),O(4)                                                     387,339
 125                    L(24),Def(92),O(3)                         224,527        307,669      307,063
 126                 L(47)Grtr1%orYM(68),O(4)                      245,832        298,121      302,287
 127                    L(24),Def(32),O(3)                         217,024        282,955      286,485
 128                    L(24),Def(91),O(4)                         211,434        265,903      283,486
 129                    L(24),Def(32),O(3)                         453,683        456,927      487,602
 130                    L(24),Def(90),O(6)
 131                    L(24),Def(92),O(4)                         475,528        466,745
 132           Grtr1%orYM(24),DeforGrtr1%orYM(90),O(4)
 133                       YM(115),O(4)                            246,956        269,661      259,539
 134                L(24),Grtr1%orYM(93),O(1)                                     248,194      262,091
 135                L(24),Grtr1%orYM(93),O(1)                      244,586        249,377      259,894
 136                    L(24),Def(93),O(3)
 137                 L(57)Grtr1%orYM(56),O(4)                       37,376        334,182
 138                    L(24),Def(93),O(3)                         257,475        260,275      265,064
 139                    L(24),Def(93),O(3)                         290,686        287,726      248,161
 140                    L(24),Def(92),O(3)
 141                    L(24),Def(91),O(3)
 142                    L(24),Def(93),O(3)                         190,278        233,452
 143                   Grtr1%orYM(113),O(4)
 144                    L(24),Def(31),O(5)
 145                   Grtr1%orYM(113),O(4)
 146                   Grtr1%orYM(113),O(4)
 147                    L(24),Def(93),O(3)                         177,906        210,340      167,916
 148                   Grtr1%orYM(113),O(4)
 149                   Grtr1%orYM(113),O(4)
 150                   Grtr1%orYM(113),O(4)
 151                   Grtr1%orYM(113),O(4)
 152                   Grtr1%orYM(113),O(4)
 153                   Grtr1%orYM(113),O(4)
 154                    L(24),Def(92),O(3)                         143,951        170,852      173,500
 155                   Grtr1%orYM(113),O(4)
 156                   Grtr1%orYM(113),O(4)
 157                   Grtr1%orYM(113),O(4)
 158                    L(24),Def(92),O(3)                         116,898        148,353      148,400
 159                   Grtr1%orYM(113),O(4)
 160                    L(24),Def(93),O(3)                         141,073        149,000      108,485
 161                   Grtr1%orYM(113),O(4)
 162                L(13),Grtr1%orYM(106),O(1)
 163                    L(24),Def(93),O(3)                          79,039         86,397

        MOST RECENT         UW            UW TOTAL                               UW(7),(8),(9),(26),(27),(28)
LOAN #    NOI DATE   REVENUES ($)(25)   EXPENSES ($)    UW NOI ($)   UW NCF ($)           DSCR (X)
-------------------------------------------------------------------------------------------------------------

   1                        18,004,619      4,442,090   13,562,529   13,311,046              1.30
   2                        87,617,479     28,145,597   59,471,882   57,968,003              1.20
   3       03/31/07         11,633,472      4,505,640    7,127,832   7,031,282               1.10
   4       06/30/07         31,119,324     21,460,369    9,658,955   8,414,182               1.90
   5       05/31/07         15,524,176      7,687,377    7,836,799   7,199,485               1.60
   6                        76,104,134     59,153,847   16,950,287  16,609,487               2.75
 6.01                       11,235,980      7,808,818    3,427,162   3,383,962
 6.02                       13,810,294     11,066,715    2,743,579   2,686,879
 6.03                       10,032,075      7,881,605    2,150,470   2,108,470
 6.04                       10,153,751      7,953,313    2,200,438   2,157,238
 6.05                        3,491,744      2,149,128    1,342,616   1,310,216
 6.06                        9,749,785      7,848,533    1,901,252   1,859,252
 6.07                        9,747,036      7,930,963    1,816,073   1,774,073
 6.08                        7,883,469      6,514,772    1,368,697   1,329,397
   7       01/31/07          8,601,268      3,558,923    5,042,345   4,805,442               1.23
   8                         8,604,081      3,496,435    5,107,645   4,987,435               1.20
   9                        12,313,183      3,869,098    8,444,086   7,854,588               2.20
  10       03/31/07          6,279,990      1,522,408    4,757,583   4,608,083               1.20
  11       05/31/07         20,738,169     14,884,804    5,853,365   4,816,555               1.25
  12       04/30/07          5,534,412      1,675,211    3,859,201   3,792,101               1.10
 12.01     04/30/07          2,915,427        520,996    2,394,431   2,353,781
 12.02     04/30/07          2,618,985      1,154,215    1,464,770   1,438,320
  13       04/30/07          5,729,889      1,838,688    3,891,201   3,846,144               1.11
  14                         5,477,641      2,206,648    3,270,994   3,106,493               1.25
  15       05/31/07         10,524,682      5,883,321    4,641,362   4,329,854               1.50
  16                         9,460,723      4,589,304    4,871,419   4,517,364               2.08
  17       03/31/07          3,906,836        973,711    2,933,126   2,861,116               1.20
 17.01     03/31/07          2,866,829        675,155    2,191,674   2,146,954
 17.02     03/31/07          1,040,007        298,555      741,452     714,162
  18       03/31/07          3,804,705        988,842    2,815,863   2,691,660               1.20
 18.01     03/31/07          1,232,501        314,027      918,474     878,098
 18.02     03/31/07            896,356        244,987      651,369     620,601
 18.03     03/31/07            847,520        214,293      633,226     608,272
 18.04     03/31/07            372,255        104,147      268,108     257,581
 18.05     03/31/07            243,797         57,191      186,607     177,652
 18.06     03/31/07            212,276         54,196      158,080     149,456
  19       05/31/07          5,249,979      1,839,658    3,410,321   3,141,205               1.23
  20       03/31/07          4,712,871      1,604,043    3,108,828   3,024,854               1.40
  21       06/30/07         13,424,141      9,539,542    3,884,599   3,347,633               1.37
  22                         5,807,957      2,935,091    2,872,866   2,458,394               1.24
  23                         6,695,536        133,911    6,561,625   6,469,896               3.81
  24       02/28/07          4,193,210      1,493,599    2,699,611   2,570,016               1.27
  25       04/30/07         10,767,287      7,523,868    3,243,419   2,866,564               1.31
  26       04/30/07          3,685,090      1,418,750    2,266,340   2,235,182               1.10
  27       06/30/07          3,007,192        956,067    2,051,125   2,024,725               1.22
  28                         2,719,782        637,955    2,081,827   2,032,665               1.40
  29       04/30/07          2,965,661      1,107,182    1,858,479   1,808,079               1.22
  30                         6,140,252      4,048,242    2,092,010   1,846,400               1.25
  31       04/30/07          4,540,821      2,292,971    2,247,850   2,049,167               1.25
  32       02/28/07          2,804,187        822,253    1,981,935   1,890,235               1.16
  33       04/30/07          2,442,730        764,910    1,677,820   1,625,020               1.29
  34                         2,759,569        853,113    1,906,456   1,790,510               1.33
  35       03/31/07          2,528,946      1,101,213    1,427,733   1,381,971               1.20
  36                         1,917,547        451,262    1,466,285   1,392,629               1.24
  37       04/30/07          3,711,769      2,108,824    1,602,945   1,473,445               1.20
  38       04/30/07          2,703,130      1,227,882    1,475,248   1,443,328               1.11
  39       02/28/07          2,226,795        777,485    1,449,310   1,376,970               1.32
  40       04/30/07          2,587,882      1,177,132    1,410,750   1,347,750               1.26
  41       01/31/07          3,511,402      1,504,904    2,006,498   1,932,498               2.13
  42                         3,800,727      2,179,198    1,621,529   1,490,272               1.55
  43                         1,929,366        560,794    1,368,572   1,299,480               1.18
  44                         1,658,316        299,983    1,358,333   1,313,473               1.30
  45                         1,990,439        730,705    1,259,734   1,186,255               1.19
  46       04/30/07          7,484,177      5,823,116    1,661,061   1,361,694               1.36
  47       05/31/06          2,102,033        634,688    1,467,345   1,382,289               1.43
  48       03/31/07          1,902,502        834,510    1,067,992   1,017,574               1.33
  49                         1,523,816        432,159    1,091,658   1,068,608               1.28
  50                           975,943         19,519      956,424     956,424               1.25
  51                         1,510,352        404,863    1,105,490   1,066,193               1.15
  52       04/30/07          1,742,195        709,376    1,032,820     991,310               1.15
  53                           993,812        113,826      879,986     872,660               1.21
  54       02/28/07          1,805,349        807,735      997,614     964,314               1.20
  55                         1,580,884        574,579    1,006,305     992,883               1.10
 55.01                         836,521        292,044      544,477     537,729
 55.02                         744,363        282,535      461,828     455,154
  56                         1,626,027        548,922    1,077,105   1,009,499               1.33
  57                         1,786,137        779,546    1,006,591     997,719               1.15
  58       02/28/07          1,359,126        417,757      941,369     919,209               1.30
  59                         1,080,450         16,207    1,064,243   1,043,843               1.13
  60                         1,269,159        235,422    1,033,737   1,002,506               1.17
  61       03/31/07          2,120,613        990,089    1,130,524   1,070,524               1.30
  62                         1,363,789        387,582      976,207     934,577               1.16
  63                         1,281,223        330,145      951,077     900,146               1.16
  64       05/31/07          2,626,156      1,415,702    1,210,454   1,105,408               1.46
  65                         1,312,722        372,786      939,936     861,726               1.15
  66       04/30/07          3,375,498      2,013,002    1,362,496   1,227,476               1.44
  67                         1,494,450        640,843      853,607     821,108               1.20
  68       04/30/07          2,564,027      1,485,889    1,078,139     975,578               1.43
  69       04/30/07          3,491,077      2,372,955    1,118,122     978,479               1.54
  70       04/30/07          1,496,814        758,936      737,877     693,077               1.15
  71       03/31/07          1,849,243        945,805      903,438     828,688               1.30
  72                           947,460        221,096      726,364     693,183               1.16
  73       04/30/07          1,730,700        891,109      839,591     775,591               1.26
  74       04/30/07          1,374,109        640,814      733,295     694,095               1.25
  75       01/31/07            965,524        352,837      612,687     594,585               1.20
  76       04/30/07          2,661,571      1,586,065    1,075,506     969,043               1.43
  77       04/30/07          1,392,878        732,138      660,740     618,512               1.15
  78                           687,136         93,177      593,958     573,493               1.20
  79                           965,819        267,926      697,893     669,194               1.20
  80       03/31/07          1,100,806        500,525      600,281     565,281               1.28
  81       05/31/07          1,446,990        761,154      685,837     640,313               1.30
  82       04/30/07          1,136,964        523,537      613,427     579,827               1.17
  83                           864,811        181,536      683,275     650,651               1.28
  84                         1,105,375        190,069      915,306     849,560               1.51
  85       04/30/07          1,417,081        396,454    1,020,627     971,516               1.90
  86       04/30/07          3,897,905      2,688,728    1,209,177   1,053,261               2.08
  87                           946,259        216,559      729,699     670,991               1.33
  88                           485,000          9,700      475,300     473,531               1.20
  89                           833,682        238,492      595,190     581,222               1.56
  90                           828,580        229,144      599,436     564,146               1.24
  91                         1,065,358        346,577      718,781     679,362               1.93
  92       03/31/07          1,520,224        886,636      633,588     554,338               1.24
  93       04/30/07          1,743,152      1,063,860      679,292     609,566               1.19
  94                           672,978        155,606      517,372     469,372               1.33
  95                           908,481        310,077      598,403     591,653               1.27
  96       02/28/07            836,106        242,275      593,831     563,936               1.31
  97                           449,608          8,992      440,616     435,238               1.28
  98       05/31/07          1,489,775        694,231      795,544     715,028               1.58
  99                           665,599         19,968      645,631     602,265               1.40
 99.01                         532,890         15,987      516,903     486,917
 99.02                         132,709          3,981      128,728     115,348
  100                          762,922        241,135      521,787     484,590               1.22
  101                          542,464         97,985      444,479     419,555               1.21
  102      03/31/07            533,667        112,344      421,323     410,748               1.24
  103                          668,335        239,116      429,219     414,688               1.24
  104      04/30/07          2,024,699      1,316,080      708,618     627,631               1.37
  105                          769,629        256,761      512,868     474,733               1.26
  106      05/31/07          2,591,717      1,808,368      783,349     679,680               1.76
  107      04/30/07          1,177,965        712,968      464,998     427,798               1.26
  108      05/31/07            722,144        295,992      426,152     408,552               1.15
  109      03/31/07          1,075,685        194,435      881,250     801,119               1.97
  110                        1,649,312        516,510    1,132,802   1,054,703               3.89
  111                          327,097          6,542      320,555     318,603               1.20
  112      05/31/07          1,090,270        624,745      465,525     427,455               1.30
  113      04/30/07            863,779        501,171      362,608     337,008               1.15
  114                          590,701        167,387      423,314     406,725               1.26
  115                          611,578        222,002      389,576     355,403               1.19
  116      05/31/07            632,501        261,065      371,436     342,850               1.14
  117      05/31/07            617,298        203,711      413,587     391,823               1.28
  118                          297,000              0      297,000     297,000               1.27
  119      05/31/07            585,041        232,214      352,828     347,548               1.16
  120                          507,449        173,979      333,470     317,870               1.18
  121                          540,185        263,860      276,325     275,797               1.20
  122      04/30/07            510,451        132,489      377,962     342,186               1.22
  123                          527,522        161,148      366,374     348,126               1.23
  124      06/30/07            542,312        168,422      373,890     358,483               1.35
  125      03/31/07            448,830        127,538      321,292     308,453               1.22
  126      04/30/07            461,033        160,603      300,429     291,839               1.16
  127      04/30/07            450,326        150,351      299,975     295,975               1.20
  128      03/31/07            589,817        297,093      292,724     273,522               1.17
  129      04/30/07            869,420        383,573      485,847     473,247               2.00
  130                          280,865              0      280,865     280,865               1.60
  131                          479,530          8,693      470,837     440,720               1.10
  132                          240,411          2,404      238,007     238,007               1.10
  133      03/31/07            402,125        160,286      241,839     228,387               1.13
  134      03/31/07            356,295        116,033      240,262     232,610               1.25
  135      02/28/07            422,266        166,904      255,362     250,041               1.20
  136                          343,257         66,613      276,644     262,777               1.27
  137                          469,315        217,280      252,035     226,756               1.20
  138      04/30/07            368,487        133,003      235,484     226,484               1.20
  139      06/30/07            450,797        174,263      276,534     266,034               1.44
  140                          263,032         57,929      205,103     196,456               1.12
  141                          208,379          6,251      202,128     194,558               1.29
  142                          368,597        148,644      219,953     209,453               1.40
  143                          324,343          3,243      321,100     321,100               1.18
  144                          232,165         30,290      201,875     193,154               1.27
  145                          296,719          2,967      293,752     293,752               1.18
  146                          296,261          2,963      293,298     293,298               1.18
  147      06/30/07            370,749        186,775      183,974     172,074               1.32
  148                          280,072          2,801      277,271     277,271               1.18
  149                          275,831          2,758      273,073     273,073               1.18
  150                          263,651          2,637      261,014     261,014               1.18
  151                          261,562          2,616      258,946     258,946               1.18
  152                          260,602          2,606      257,996     257,996               1.18
  153                          249,587          2,496      247,091     247,091               1.18
  154      03/31/07            273,986         99,115      174,871     170,043               1.37
  155                          230,963          2,310      228,653     228,653               1.18
  156                          221,068          2,211      218,857     218,857               1.18
  157                          216,473          2,165      214,308     214,308               1.18
  158      04/30/07            208,737         76,535      132,202     120,702               1.24
  159                          210,326          2,103      208,223     208,223               1.18
  160      06/30/07            235,370        100,105      135,265     127,915               1.44
  161                          197,687          1,977      195,710     195,710               1.18
  162                           73,790              0       73,790      73,790               1.22
  163                          159,381         80,202       79,179      73,229               1.40

                                                                             UPFRONT ESCROW(29)
                                                ---------------------------------------------------------------------------
                                                                UPFRONT   UPFRONT   UPFRONT    UPFRONT   UPFRONT   UPFRONT
        UW(7),(8),(9),                                           ENGIN.   ENVIR.     TI/LC     RE TAX     INS.      OTHER
          (26),(27)                             UPFRONT CAPEX   RESERVE   RESERVE   RESERVE    RESERVE   RESERVE   RESERVE
LOAN #  IO DSCR (X)       TITLETYPE     PML %     RESERVE ($)     ($)       ($)       ($)        ($)       ($)     ($)(30)
---------------------------------------------------------------------------------------------------------------------------

   1    1.30                 Fee         8.0    16,380.947.18          0        0  4,617,802  1,386,612   10,877  1,005,939
   2    1.20                 Fee                            0          0        0          0          0        0          0
   3    1.31                 Fee                            0          0      625  1,800,000    507,890   14,018    385,000
   4    1.90                 Fee                            0  2,121,000        0          0    469,152  182,111  1,233,333
   5    1.60                 Fee                            0          0        0          0  1,145,941        0          0
   6    2.75                 Fee                            0          0        0          0          0        0          0
 6.01                        Fee
 6.02                        Fee
 6.03                        Fee
 6.04                        Fee
 6.05                        Fee
 6.06                        Fee
 6.07                        Fee
 6.08                        Fee
   7    1.23                 Fee                            0    546,000        0  4,054,000    639,096   23,875  1,525,290
   8    1.20                 Fee                      281,909          0        0  6,000,000    738,509        0    725,000
   9    2.20                 Fee                            0          0        0          0          0        0          0
  10    1.20                 Fee         12.0          36,777      2,250        0    245,177    175,830    4,408          0
  11    1.42                 Fee                   16,000,000          0        0          0          0        0          0
  12    1.29                 Fee                      141,680          0        0  1,250,000    405,990   22,091  1,766,050
 12.01                       Fee
 12.02                       Fee
  13    1.29                 Fee                       58,336          0        0  1,105,000     98,883   15,678     81,686
  14    1.25                 Fee                            0          0        0          0          0        0          0
  15    1.50                 Fee                            0    103,750        0          0    280,500   70,450          0
  16    2.08                 Fee                            0          0        0          0          0        0          0
  17    1.20                 Fee         9.0           10,483      2,438        0     69,889     85,560    1,891          0
 17.01                       Fee         9.0
 17.02                       Fee         9.0
  18    1.20                 Fee       Various         19,989      5,063        0    199,892     71,797    8,047          0
 18.01                       Fee         10.0
 18.02                       Fee         10.0
 18.03                       Fee         10.0
 18.04                       Fee         10.0
 18.05                       Fee         10.0
 18.06                       Fee         11.0
  19    1.41            Fee/Leasehold    16.0               0          0        0          0     60,000        0     60,000
  20    1.40                 Fee                            0          0        0          0     62,344   76,855          0
  21    1.59                 Fee                            0          0        0          0     37,900  145,846  4,000,000
  22    1.24                 Fee                    1,917,500     32,500        0  6,015,000    286,668   37,291    275,000
  23    3.75                 Fee                            0          0        0          0          0        0          0
  24    1.53                 Fee         12.0               0          0    1,250          0    235,124   36,347     16,371
  25    1.50                 Fee                            0     93,750        0          0     31,710  105,548    420,000
  26    1.30                 Fee                       50,430          0    6,250    970,000    232,087   23,061      5,496
  27    1.22            Fee/Leasehold    18.0               0      6,250        0    451,992     14,667   21,000    470,286
  28    1.40                 Fee                            0          0        0          0     27,365        0     62,232
  29    1.22                 Fee                      860,000          0        0          0    269,420        0          0
  30    1.25              Leasehold      13.0               0          0        0          0    311,667   16,855    107,250
  31    N/A                  Fee                      141,917          0        0    358,083    407,467   17,940          0
  32    N/A                  Fee                            0          0        0          0          0        0          0
  33    1.29                 Fee                            0          0        0          0    103,767    5,819          0
  34    1.33                 Fee                            0    167,688        0          0    112,308    9,025          0
  35    1.20                 Fee                            0     13,500        0          0    130,353   11,527          0
  36    1.24                 Fee                            0      7,738        0          0     80,400    8,556     98,336
  37    1.30                 Fee                            0          0      625          0    187,500   27,300          0
  38    1.31                 Fee                       76,770          0        0    825,000    146,080   21,086     12,907
  39    1.32                 Fee                            0     20,000        0          0    100,000   11,410          0
  40    1.26                 Fee                      654,000          0        0          0    206,082        0          0
  41    2.10                 Fee                            0          0        0          0          0        0          0
  42    1.55                 Fee                            0          0        0          0          0        0          0
  43    1.37                 Fee                            0          0        0     21,812    142,155   10,341          0
  44    N/A                  Fee                          693          0        0          0     33,480        0     65,000
  45    1.43                 Fee         15.0               0          0        0          0     73,850    8,622          0
  46    N/A                  Fee                            0     12,500        0          0     41,156   52,832          0
  47    1.70                 Fee         11.0               0    125,000        0    175,000    156,912   10,953    855,000
  48    1.33                 Fee                            0          0        0          0    128,564    8,012          0
  49    1.28                 Fee                      850,000          0        0          0      9,479    4,742    500,000
  50    1.25                 Fee                            0          0        0          0     30,424        0    700,000
  51    1.35                 Fee                            0          0        0          0      6,620   28,046    222,500
  52    1.40                 Fee                            0          0        0          0    141,536   32,968          0
  53    1.21                 Fee                          308      6,500        0      1,284     20,765    2,515          0
  54    1.20                 Fee         11.0               0          0        0          0     35,600   27,417          0
  55    1.29                 Fee                      118,015          0        0    425,000     49,193   15,846          0
 55.01                       Fee
 55.02                       Fee
  56    1.33                 Fee                      251,433          0        0    454,777     32,966        0          0
  57    1.35                 Fee                       66,620          0        0    500,000    119,668   21,830          0
  58    1.30                 Fee                            0          0        0    150,000     39,957        0          0
  59    N/A                  Fee                            0          0   50,000          0    158,511   11,727  1,000,000
  60    1.35                 Fee                            0      2,500      625          0     47,040    4,211          0
  61    1.52                 Fee                        5,000          0        0          0    270,667        0          0
  62    N/A                  Fee                          747          0        0          0     26,342        0  1,700,000
  63    N/A                  Fee                          742          0        0          0     22,053        0    177,200
  64    1.69                 Fee                            0          0        0          0    105,613    6,661          0
  65    1.32                 Fee                            0     20,178  100,000    225,000     15,600    2,571          0
  66    N/A                  Fee                            0    178,546        0          0     69,686    7,905          0
  67    N/A                  Fee                            0          0        0          0     38,484    7,491          0
  68    N/A                  Fee                            0      5,000        0          0     78,807    9,249          0
  69    N/A                  Fee                            0    148,125        0          0     37,933   37,595          0
  70    1.40                 Fee                            0          0        0          0     80,973   32,354          0
  71    1.53                 Fee                      640,000          0        0          0     74,177   11,898          0
  72    N/A                  Fee                          417          0        0          0     17,427        0          0
  73    1.45                 Fee                            0    134,400        0          0          0        0    115,000
  74    1.52                 Fee                            0          0        0          0     75,616   50,643          0
  75    1.20                 Fee                       29,478          0        0          0     67,018    3,938          0
  76    N/A                  Fee                            0          0        0          0     78,297   20,014          0
  77    1.38                 Fee                            0          0        0          0     59,619    9,031          0
  78    1.20                 Fee                            0          0        0          0      5,498        0          0
  79    N/A                  Fee                          595          0        0          0     39,694        0     93,858
  80    1.28                 Fee                            0          0        0          0     59,532        0    425,000
  81    1.55                 Fee                            0    538,576        0          0     17,504   11,437          0
  82    1.42                 Fee                            0          0        0          0     76,696   32,354          0
  83    1.52                 Fee                            0          0        0          0     10,329    5,925          0
  84    N/A                  Fee                            0          0        0          0     63,320    9,414          0
  85    2.21                 Fee         26.0               0     36,678        0          0     18,869   14,482    328,900
  86    2.40                 Fee                            0          0        0          0     28,949   10,983    950,000
  87    N/A                  Fee                            0          0        0          0      4,389    5,117    176,941
  88    1.20                 Fee                            0          0        0          0          0        0          0
  89    1.56                 Fee                      349,450      3,502        0  2,172,275    136,255   14,672    473,925
  90    1.50                 Fee                            0          0        0          0     27,537    3,335    500,000
  91    1.90                 Fee                            0          0        0          0          0        0          0
  92    1.46                 Fee                            0     26,500        0          0     84,758   16,917          0
  93    N/A                  Fee                            0          0        0          0     35,041   26,442     28,261
  94    1.33                 Fee                          750          0        0      3,250     25,954    2,251     25,098
  95    N/A                  Fee                            0          0        0          0          0        0          0
  96    1.52                 Fee                            0          0        0     50,000     16,967    4,417          0
  97    1.28                 Fee                            0          0        0          0          0        0          0
  98    N/A                  Fee                            0     63,750        0          0     27,037   11,765          0
  99    N/A                  Fee                            0      3,750        0          0          0   20,283          0
 99.01                       Fee
 99.02                       Fee
  100   N/A                  Fee                            0      2,500        0          0     26,404    3,730     22,924
  101   1.21                 Fee                            0          0        0          0      4,201      423          0
  102   1.24                 Fee                          294      3,125        0          0          0        0          0
  103   1.24                 Fee                       43,593          0        0          0      5,123    1,988          0
  104   N/A                  Fee                            0          0        0          0     85,991   23,485          0
  105   1.46                 Fee                            0          0        0          0          0        0          0
  106   N/A                  Fee                            0          0        0          0     18,132   22,951          0
  107   1.53                 Fee                            0          0        0          0    113,750   26,425    750,000
  108   1.34                 Fee                            0          0        0          0     13,975    2,725          0
  109   N/A                  Fee                            0          0        0          0          0        0          0
  110   3.89                 Fee                            0     18,375        0          0    123,791   19,668          0
  111   1.20                 Fee                            0          0        0          0          0        0          0
  112   1.55                 Fee                            0    404,191        0          0     14,340    8,709      2,875
  113   1.39                 Fee                            0          0        0          0     72,765   18,647    425,000
  114   N/A                  Fee                            0          0        0    319,000     14,619    9,657          0
  115   N/A                  Fee         19.0               0          0      625          0     28,833      800          0
  116   N/A                  Fee                            0          0        0          0    122,697   15,932    400,000
  117   1.49                 Fee                            0     69,688    1,250          0     44,218    7,787          0
  118   1.27                 Fee                            0          0        0          0          0        0          0
  119   N/A                  Fee                            0          0        0          0     41,135    1,516          0
  120   N/A                  Fee                            0          0        0          0     25,819   16,230          0
  121   1.20              Leasehold                         0          0        0          0          0        0          0
  122   1.43                 Fee                            0          0        0    100,000     31,933        0          0
  123   1.41                 Fee                            0          0        0          0      9,277    2,400          0
  124   N/A               Leasehold                         0          0        0          0     87,000      560          0
  125   1.41            Fee/Leasehold                       0          0        0          0      4,958    5,091          0
  126   1.33                 Fee                       17,180          0        0          0     14,977    1,262          0
  127   N/A                  Fee         10.0               0          0        0          0     10,223    4,317      1,781
  128   N/A                  Fee                            0     80,000        0          0          0   20,364    200,000
  129   N/A                  Fee         8.0                0     12,500        0          0      4,607    7,024          0
  130   1.60                 Fee                            0          0        0          0          0        0          0
  131   N/A                  Fee                            0          0        0          0          0        0          0
  132   N/A                  Fee                            0          0        0          0          0        0          0
  133   1.34                 Fee                            0     16,125        0     30,000     15,882      632    175,000
  134   1.25                 Fee                       19,437          0        0          0      4,807    1,424          0
  135   1.40                 Fee         9.0           15,963          0        0          0     39,621    1,560          0
  136   1.47                 Fee                            0          0        0          0          0        0          0
  137   N/A                  Fee                            0          0        0          0     24,241    3,193          0
  138   N/A               Leasehold                         0          0        0          0          0    2,972          0
  139   1.67                 Fee                            0          0        0          0     21,963    2,329          0
  140   1.34                 Fee                            0          0        0          0     10,368   10,390          0
  141   N/A                  Fee                            0          0        0          0          0        0          0
  142   1.62                 Fee                            0      2,562        0          0     17,118    1,970          0
  143   1.41                 Fee                            0          0        0          0          0        0          0
  144   N/A                  Fee                            0          0      625          0          0      496          0
  145   1.41                 Fee                            0          0        0          0          0        0          0
  146   1.41                 Fee                            0          0        0          0          0        0          0
  147   1.53                 Fee                            0      5,438        0          0     21,956    2,412          0
  148   1.41                 Fee                            0          0        0          0          0        0          0
  149   1.41                 Fee                            0          0        0          0          0        0          0
  150   1.41                 Fee                            0          0        0          0          0        0          0
  151   1.41                 Fee                            0          0        0          0          0        0          0
  152   1.41                 Fee                            0          0        0          0          0        0          0
  153   1.41                 Fee                            0          0        0          0          0        0          0
  154   N/A                  Fee                            0     14,000        0          0     13,261    1,737      2,718
  155   1.41                 Fee                            0          0        0          0          0        0          0
  156   1.41                 Fee                            0          0        0          0          0        0          0
  157   1.41                 Fee                            0          0        0          0          0        0          0
  158   N/A                  Fee                            0          0        0          0     18,082      925          0
  159   1.41                 Fee                            0          0        0          0          0        0          0
  160   1.66                 Fee                            0      1,250        0          0     11,117    1,393          0
  161   1.41                 Fee                            0          0        0          0          0        0          0
  162   1.40                 Fee                            0          0        0          0          0        0          0
  163   1.58                 Fee                            0          0        0          0      8,703    1,172          0

                                             MONTHLY ESCROW(31),(32)
        ------------------------------------------------------------------------------------------------
           MONTHLY CAPEX      MONTHLY ENVIR.  MONTHLY TI/LC  MONTHLY RE TAX  MONTHLY INS.  MONTHLY OTHER
LOAN #  RESERVE ($)(33),(34)   RESERVE ($)     RESERVE ($)     RESERVE ($)    RESERVE ($)    RESERVE ($)
--------------------------------------------------------------------------------------------------------

  1                  0                0                 0         198,087         5,438              0
  2                  0                0                 0               0             0              0
  3              3,186                0            20,457         153,557         4,673              0
  4            102,083                0                 0          78,192        20,235         41,667
  5              5,565                0            44,522         114,594             0              0
  6                  0                0                 0               0             0              0
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
  7              5,484                0                 0          71,011         7,958              0
  8              6,909                0                 0          73,851             0              0
  9                  0                0                 0               0             0              0
  10             3,065                0            20,431          43,958             0              0
  11                 0                0                 0               0             0              0
  12             4,635                0                 0          45,110             0              0
12.01
12.02

  13             2,779                0                 0          32,961             0              0
  14                 0                0                 0               0             0              0
  15                 0                0                 0          46,750        17,613              0
  16                 0                0                 0               0             0              0
  17               874                0             5,824          21,390             0              0
17.01
17.02

  18             1,666                0            16,658          17,949             0              0
18.01
18.02
18.03
18.04
18.05
18.06

  19            22,427                0                 0           8,692             0              0
  20             2,375                0                 0          62,344         6,987              0
  21            33,560                0                 0          37,900        13,300              0
  22             5,415                0            15,000          35,833        12,430              0
  23                 0                0                 0               0             0              0
  24             2,362                0                 0          29,400         7,329              0
  25                 0                0                 0          15,855         9,595        140,000
  26             1,947                0                 0          29,011             0              0
  27             2,378                0                 0           3,667         7,000              0
  28               819                0                 0           3,041             0              0
  29             4,800                0                 0          29,936             0              0
  30            20,468                0                 0          31,167         5,618         16,667
  31                 0                0                 0          50,933         3,987              0
  32                 0                0                 0               0             0              0
  33             4,400                0                 0          14,824         2,909              0
  34                 0                0                 0          22,462         4,512              0
  35                 0                0                 0          26,071         1,153              0
  36               944                0             1,889          13,400         4,278              0
  37            10,792                0                 0          37,500        27,300              0
  38             1,992                0                 0          18,260             0              0
  39             5,475                0                 0          20,000         1,902              0
  40             5,250                0                 0          22,898             0              0
  41                 0                0                 0               0             0              0
  42                 0                0                 0               0             0              0
  43               915                0                 0          20,308         3,447              0
  44               693                0                 0          11,160             0              0
  45             1,305                0             2,750          18,500         4,600              0
  46            25,280                0                 0          20,578         5,283              0
  47             1,182                0                 0          15,900         2,118              0
  48                 0                0                 0          25,713           801              0
  49                 0                0                 0           9,479         4,742              0
  50                 0                0                 0               0             0              0
  51                 0                0               926             946         2,439              0
  52             3,333                0                 0          17,692         4,710              0
  53               308                0             1,284           3,461         1,257              0
  54                 0                0                 0          17,800         3,427              0
  55               839                0                 0           6,149             0              0
55.01
55.02

  56             1,433                0             4,777          16,483             0              0
  57             1,113                0                 0          14,958             0              0
  58                 0                0                 0          13,319             0              0
  59                 0                0                 0          39,155         1,466              0
  60               965                0                 0          11,760             0              0
  61             5,000                0                 0          33,833             0              0
  62               747                0                 0          13,171             0              0
  63               742                0                 0          11,026             0              0
  64             8,753                0                 0          11,735         3,330              0
  65             1,635                0             3,333           7,800         1,800              0
  66            11,252                0                 0           8,711         2,259              0
  67             2,708                0                 0           5,498         7,716              0
  68             8,026                0                 0           9,851         3,083              0
  69            11,636                0                 0           7,587         3,760              0
  70             3,733                0                 0          11,568         4,622              0
  71             6,229                0                 0          14,835         5,949              0
  72               417                0                 0           8,714             0              0
  73             5,333                0                 0               0             0              0
  74             3,267                0                 0          10,802         7,235              0
  75               819                0               417          11,170         1,313              0
  76             8,872                0                 0           9,787         2,669              0
  77             3,519                0                 0           8,517         3,010              0
  78               298                0             1,400           5,498             0              0
  79               595                0                 0          13,231             0              0
  80             2,917                0                 0           5,877         2,613              0
  81             3,794                0                 0          17,504         2,859              0
  82             2,800                0                 0          10,957         4,622              0
  83               671                0                 0          10,329           987              0
  84             2,643                0             3,000           9,046         1,177              0
  85               614                0             2,305           6,269         6,522              0
  86            12,993                0                 0           9,330         5,492              0
  87               864                0                 0           2,195         1,706              0
  88               147                0                 0               0             0              0
  89                 0                0                 0               0             0              0
  90               618                0             2,318           4,589           417              0
  91                 0                0                 0               0             0              0
  92             6,604                0                 0          12,108         4,229              0
  93             5,812                0                 0           5,840           876          2,426
  94               750                0             3,250           5,396           750              0
  95                 0                0                 0               0             0              0
  96               589                0                 0           8,484         1,104              0
  97                 0                0                 0               0             0              0
  98             7,788                0                 0           3,004         2,353              0
  99               868                0               750               0         1,785              0
99.01
99.02

 100               840                0             2,500           3,772         3,730              0
 101               260                0             1,730           4,201           423              0
 102               294                0                 0               0             0              0
 103             1,211                0                 0           2,562           663              0
 104             6,918                0                 0          10,749         2,472              0
 105                 0                0                 0               0             0              0
 106             7,330                0                 0           2,267         5,738              0
 107             3,100                0                 0          16,250         3,775              0
 108             1,467                0                 0           4,658           908              0
 109                 0                0                 0               0             0              0
 110                 0                0                 0          20,632         3,735              0
 111                 0                0                 0               0             0              0
 112             3,172                0                 0          14,340         2,177              0
 113             2,133                0                 0          10,395         2,664              0
 114               236                0                 0          11,035           805              0
 115               850                0             3,500           7,600           800              0
 116               502                0             2,550          15,337         2,276              0
 117               147                0             1,250           6,586           436              0
 118                 0                0                 0               0             0              0
 119               438                0                 0           4,571           758              0
 120             1,300                0                 0           6,455         1,475              0
 121                 0                0                 0               0             0              0
 122             1,382                0                 0           3,992             0              0
 123               334                0             1,672           4,639           400              0
 124               367                0               917               0           280              0
 125               174                0             1,159           3,447           849              0
 126               716                0                 0           4,992           421              0
 127                 0                0                 0           1,704           480              0
 128               480                0             1,920           2,565         2,036              0
 129                 0                0                 0           1,536           780              0
 130                 0                0                 0               0             0              0
 131             2,496                0                 0               0             0              0
 132                 0                0                 0               0             0              0
 133               160                0                 0           8,720           635              0
 134               540                0                 0           1,202           475              0
 135               443                0                 0           4,525           520              0
 136                 0                0                 0               0             0              0
 137               395                0                 0           4,848           399              0
 138               750                0                 0               0         2,972              0
 139               751                0                 0           3,856           769              0
 140               151                0               757           1,296           945              0
 141                 0                0                 0               0             0              0
 142               788                0                 0           2,995           657              0
 143                 0                0                 0               0             0              0
 144                86                0               675           2,490             0              0
 145                 0                0                 0               0             0              0
 146                 0                0                 0               0             0              0
 147               907                0                 0           3,855           828              0
 148                 0                0                 0               0             0              0
 149                 0                0                 0               0             0              0
 150                 0                0                 0               0             0              0
 151                 0                0                 0               0             0              0
 152                 0                0                 0               0             0              0
 153                 0                0                 0               0             0              0
 154                 0                0                 0           1,894           868              0
 155                 0                0                 0               0             0              0
 156                 0                0                 0               0             0              0
 157                 0                0                 0               0             0              0
 158               958                0                 0           1,507           925              0
 159                 0                0                 0               0             0              0
 160               434                0                 0           1,952           478              0
 161                 0                0                 0               0             0              0
 162                 0                0                 0               0             0              0
 163               496                0                 0           1,528           402              0

                                                          LARGEST TENANT(35)
        ----------------------------------------------------------------------------------------------------------------------------
        SINGLE                                                                                  LEASE
LOAN #  TENANT  LARGEST TENANT                              UNIT SIZE                        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

  1      No     Whole Foods Market                             65,658                           01/31/28
  2      No     Wannado                                       113,567                           05/31/24
  3      No     GSA                                           244,612       11/28/11 (39,687 SF), 01/18/12 (50,305 SF), 01/01/15
                                                                        (64,048 SF), 01/31/16 (62,663 SF) and 09/30/16 (27,909 SF)
  4      No
  5      No     Janney Montgomery Scott, LLC                  155,186                           08/31/12
  6      No
 6.01    No
 6.02    No
 6.03    No
 6.04    No
 6.05    No
 6.06    No
 6.07    No
 6.08    No
  7      No     Citicorp Credit Services                       62,494                           03/31/13
  8      No     Wells Fargo Bank N.A.                          29,320                           06/30/12
  9      No     Macy's                                        195,776                           10/24/10
  10     No     Lucky Stores, Inc (dba Stater Bros.)           62,223                           09/30/22
  11     No
  12     No
12.01   Yes     GE Capital Corp.                              203,248                           02/28/14
12.02   Yes     E*Trade                                       132,250                           12/31/12
  13     No     Kaufman Canoles (2100)                         68,071                           07/01/12
  14     No     Wal-Mart                                      131,812                           03/17/08
  15     No
  16     No     Dillard's                                     103,165                           01/31/09
  17     No
17.01    No     Walgreens                                      14,560                           10/31/79
17.02    No     McMillan Realty                                 4,900                           06/30/09
  18     No
18.01    No     Lane Bryant                                     8,400                           08/31/09
18.02    No     Blu Echo                                        5,000                           12/31/09
18.03    No     Sunny Fashion Plus II                           7,400                           08/31/07
18.04    No     Blockbuster Video                               3,510                           08/31/07
18.05    No     Verizon Wireless                                4,000                           10/31/12
18.06    No     Payless Shoes                                   4,000                           10/31/10
  19     No
  20     No     Pathmark                                       74,000                           12/05/20
  21     No
  22     No     BB&T Bank                                      46,831                           02/28/19
  23    Yes     AT&T Services, Inc                            458,646                           09/30/19
  24     No     Safeway                                        59,017                           01/20/12
  25     No
  26     No     Pulte Home Corp (550)                          31,653                           09/01/10
  27     No
  28     No     Duke University Hospital System                57,600                           12/31/14
  29     No
  30     No
  31     No     Hunt ELP LTD.                                  43,778                           12/31/07
  32    Yes     Vertex, Inc.                                  131,500                           07/12/17
  33     No
  34     No     Kmart                                          86,479                           01/31/15
  35     No     Miller, Balis & O'Neil PC                      16,046                           10/31/08
  36     No     Super Fresh Food Markets                       48,210                           07/31/20
  37     No
  38     No     Lennar                                         81,416                           11/30/13
  39     No
  40     No
  41     No
  42     No     Sun Micosystems                                58,935                           08/31/11
  43     No     Party Pig                                      21,446                           09/30/19
  44     No     Fortunoff's                                    27,325                           03/31/17
  45     No     Ochal Foods, LLC                                8,456                           05/31/11
  46     No
  47     No     Dollar Tree Store                              15,000                           09/01/12
  48     No     Heideman Law Group                              5,557                           10/31/10
  49     No
  50    Yes     Home Depot                                    465,656                           01/31/28
  51     No     HCA-Surgery Center                             23,284                           10/31/26
  52     No
  53     No     Tutor Time                                     11,200                           02/28/21
  54     No
  55     No
55.01    No     St. Joe                                        17,465                           12/01/11
55.02    No     PBS&J                                           9,723                           05/31/09
  56     No     Hannaford Bros Supermarket                     64,160                           01/01/11
  57     No     Convergys                                      30,074                           08/19/09
  58     No     Ramsey's Grill                                  4,504                           09/30/15
  59    Yes     CSC Holdings, Inc.                             68,000                           07/31/22
  60     No     Safe Haven Elmsford                            85,000                           06/30/22
  61     No
  62     No     Sterling Stone                                  4,000                           12/31/13
  63     No     AB & Sons                                       3,720                           07/31/22
  64     No
  65     No     Lillian August Designs                         39,685                           12/31/13
  66     No
  67     No
  68     No
  69     No
  70     No
  71     No
  72     No     447 Market                                      5,000                           07/31/19
  73     No
  74     No
  75     No
  76     No
  77     No
  78    Yes     Personal Touch Home Aides of New York Inc.     21,000                           10/31/15
  79     No     Island Swimming Pool Stuff                     19,200                           07/31/17
  80     No
  81     No
  82     No
  83    Yes     Schering-Plough Corporation                   163,120                           01/31/12
  84    Yes     Scientific Laboratories, Inc.                  75,500                           03/31/14
  85     No     Geisha House, LLC                               5,773                           03/20/14
  86     No
  87     No     Childrens Center                               43,612                           05/10/12
  88    Yes     CVS                                            11,970                           01/31/32
  89    Yes     Burlington Coat Factory of Texas, L.P.         70,891                           04/30/18
  90     No     The AIM Group                                   6,132                           03/31/17
  91     No     PetsMart                                       22,785                           09/30/16
  92     No
  93     No
  94     No     Hovus Inc.                                     18,091                           11/30/10
  95    Yes     LA Fitness International Texas, L.P.           45,000                           05/31/22
  96     No     Davita                                         10,000                           11/30/15
  97    Yes     SuperValu Inc. dba Shop 'N Save Grocery        53,781                           03/31/27
  98     No
  99     No
99.01   Yes     Steelite International, Ltd                    62,000                           05/31/17
99.02   Yes     Newspaper Holdings, Inc                        42,130                           08/07/17
 100     No     Price Choppers                                 45,000                           03/31/18
 101     No     Park Slope Medical                              7,783                           03/31/10
 102    Yes     Office Max                                     23,500                           03/26/16
 103     No
 104     No
 105    Yes     Ranir, LLC                                    152,540                           08/02/17
 106     No
 107     No
 108     No
 109     No     Delaware Dept. of Corrections                  71,339                           12/31/26
 110     No     Hybrid Films                                    5,500                           12/31/08
 111    Yes     CVS                                            13,013                           01/31/33
 112     No
 113     No
 114    Yes     Ram-Tool & Supply, Inc.                        56,700                           07/08/22
 115     No     County of Alameda, ROV                         41,236                           01/14/14
 116     No     Karma Dallas                                   11,540                           09/30/11
 117     No     Renal Healthcare                                5,600                           09/30/10
 118    Yes     Walgreens                                      14,820                           01/31/82
 119     No
 120     No
 121     No     Commerce Bank                                   4,000                           08/01/23
 122     No     99 Cents Only                                  27,274                           01/31/09
 123     No     The Concannon Company                           5,433                           02/28/14
 124    Yes     Petco                                          22,009                           10/01/18
 125     No     Amer's                                          4,400                           12/31/18
 126     No
 127     No
 128     No     Burlington Capital Group                       18,255                           08/31/19
 129     No
 130    Yes     Regions Bank                                   67,082                           04/27/27
 131    Yes     Kmart                                          91,266                           11/30/17
 132    Yes     Logan's Steakhouse                              7,950                           11/30/26
 133     No     Great Beginning Cafe                            3,469                           12/01/17
 134     No
 135     No
 136    Yes     Tractor Supply                                 22,670                           03/31/21
 137     No     UTHSC-SA                                        9,751                           05/31/09
 138     No
 139     No
 140     No     Broken Egg Restaurant                           3,646                           11/30/16
 141    Yes     Advance Stores Company, Incorporated            7,000                           10/31/21
 142     No
 143    Yes     Logan's Steakhouse                              7,999                           11/30/26
 144    Yes     Izumi Food, Inc.                                5,400                           07/31/22
 145    Yes     Logan's Steakhouse                              7,947                           11/30/26
 146    Yes     Logan's Steakhouse                              7,839                           11/30/26
 147     No
 148    Yes     Logan's Steakhouse                              8,060                           11/30/26
 149    Yes     Logan's Steakhouse                              8,140                           11/30/26
 150    Yes     Logan's Steakhouse                              7,409                           11/30/26
 151    Yes     Logan's Steakhouse                              7,839                           11/30/26
 152    Yes     Logan's Steakhouse                              7,839                           11/30/26
 153    Yes     Logan's Steakhouse                              7,943                           11/30/26
 154     No
 155    Yes     Logan's Steakhouse                              8,329                           11/30/26
 156    Yes     Logan's Steakhouse                              8,060                           11/30/26
 157    Yes     Logan's Steakhouse                              7,956                           11/30/26
 158     No
 159    Yes     Logan's Steakhouse                              7,961                           11/30/26
 160     No
 161    Yes     Logan's Steakhouse                              8,060                           11/30/26
 162    Yes     Union Federal Bank                              2,000                           03/31/25
 163     No

                              2ND LARGEST TENANT                                            3RD LARGEST TENANT
        ----------------------------------------------------------  ----------------------------------------------------------------
                                                           LEASE                                                             LEASE
LOAN #  2ND LARGEST TENANT                   UNIT SIZE  EXPIRATION  3RD LARGEST TENANT                         UNIT SIZE  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

  1     Chick's Sporting Goods                  45,059   11/30/21   Best Buy                                      44,950   01/31/17
  2     Burlington Coat Factory                111,324   12/31/08   JC Penney                                    104,506   06/30/09
  3     Cafe                                     5,083   05/31/17   Verizon (Signage)                                  0      MTM
  4

  5     Morgan, Lewis, & Bockius, LLP           97,198   01/31/18   Sedgwick Claims Management Services, Inc.     50,550   02/28/17
  6
 6.01
 6.02
 6.03
 6.04
 6.05
 6.06
 6.07
 6.08
  7     Club Management Enterprises, L.L.C.     35,507   12/31/11   Waste Management of Georgia, Inc.             28,888   08/31/08
  8     Ambling Companies, Inc.                 29,128   10/31/13   Hilb, Rogal & Hobbs of Atlanta, Inc.          20,786   09/30/12
  9     Firestone                               11,660   10/31/10   Express Women                                 11,160   01/31/08
  10    Best Buy                                50,000   02/28/18   Sports Authority                              41,375   08/31/17
  11
  12

12.01
12.02

  13    Suntrust                                48,060   12/01/18   Witt Mares                                    12,210   12/01/12
  14    Dicks Clothing & Sporting Goods         77,586   04/30/11   Super Fresh Food Market                       56,508   11/30/20
  15

  16    Sears                                   95,955   08/31/33   Marshalls                                     36,298   02/28/09
  17

17.01   Navy Federal CU                          6,511   07/31/14   Washington Mutual                              4,800   08/30/19
17.02   Hector's                                 2,725   09/30/14   Noodles                                        2,400   08/31/09
  18

18.01   Blu Echo                                 5,000   03/31/11   Marlene's Hallmark                             4,000   02/28/11
18.02   Patti's Hallmark                         4,000   02/28/11   Payless Shoessource                            3,000   10/31/08
18.03   USPS                                     6,600   08/31/19   Blockbuster                                    5,500   12/31/11
18.04   Salon 1500                               2,606   05/31/09   Sun Kissed Tanning                             1,615   05/31/08
18.05   Sunny Fashion Plus                       3,032   02/28/09   Sally beauty                                   1,600   10/31/07
18.06   Radio Shack                              2,475   01/31/11   Mirage Cleaners                                1,140   09/30/10
  19

  20    Movie City 8                            21,795   06/30/16   Savi Enter, L.L.C.                            13,270   12/12/14
  21

  22    HDR Engineering                         26,020   12/31/13   Time Warner Telecom                           12,036   01/31/17
  23

  24    Michaels Stores                         34,479   04/30/09   Office Max (GL)                               24,000   01/31/18
  25

  26    AI Insight (450)                        20,339   09/20/11   HomeBanc Mortgage                             18,074   12/31/09
  27

  28    Duke Fertility Clinic                   11,924   03/31/21
  29
  30

  31    Tenet Healthcare                        16,755   01/31/12   Las Palmas / Del Sol                          12,039   10/31/10
  32
  33

  34    Bed Bath & Beyond                       24,476   01/31/15   Harlem Furniture                              23,479   07/08/16
  35    Kleinfeld, Kaplan, Becker                8,262   07/31/14   Violence Policy Center                         6,764   05/31/09
  36    U.S. Postal Service                     10,813   04/30/09   J.C. Penny Company, Inc.                       9,750   01/31/10
  37

  38    Ford Motor Company                      20,526   09/30/11   AIIC                                          13,921   10/31/10
  39
  40
  41

  42    Replidyne                               52,785   09/30/11   Globelmmune                                   41,033   10/31/10
  43    PetsMart                                18,752   08/31/19   Dancer's Workshop                             11,948   08/31/11
  44    Party City                              13,000   09/30/08   Island Dinette                                 9,980   11/14/13
  45    Eichenbaum, Comer                        3,321   10/31/10   Hollywood Agency - Anthony Muzichenko          2,900   04/30/09
  46

  47    Harbor Freight Tools                    15,000   08/31/14   Gen-X                                         10,000   09/14/12
  48    Foundation for the Defense
        of Democracies, Inc.                     5,557   07/31/08   Center for Reproductive Rights                 5,557   04/30/11
  49
  50

  51    Memorial Imaging Center                  7,000   07/31/17   Southside Imaging                              5,670   02/04/08
  52

  53    Heartshare                              10,000   12/31/14   Flushing Savings Bank                          4,000   11/30/16
  54
  55

55.01   BankTrust                                4,690   05/31/12   Wilson Miller                                  3,922   09/01/07
55.02   Sacred Heart                             8,207   09/30/11   Hatch Mott MacDon                              4,240   03/01/09
  56    M.G.A., Inc.                             7,200   05/31/14   Shorty's Mexican Roadhouse                     6,000   06/30/12
  57    St. Joe                                 18,760   12/31/11   Bearing Point                                 16,600   08/31/09
  58    X-Treme Fitness                          3,200   08/31/08   Pizza Hut                                      3,000   04/30/16
  59

  60    Mechanical Plastics Corp                22,800   06/30/08   Main Wholesale Florist NY                      8,000   07/31/12
  61

  62    Jovida LLC                               3,600   01/31/17   Adventure Media Group                          3,600   06/09/14
  63    SRP Enterprises                          3,720   02/29/12   Brand X LLC                                    3,720   08/31/11
  64

  65    West Marine Products                     9,663   04/30/18   H.J. Hoffman Company                           6,665   01/31/09
  66
  67
  68
  69
  70
  71
  72    Pragma Financial                         5,000   02/28/12   Hungarian Cultural Center                      5,000   08/31/10
  73
  74
  75
  76
  77
  78
  79    Sleepys                                  8,400   11/30/12   Suffolk Regional OTB                           5,866   04/30/14
  80
  81
  82
  83
  84

  85    Napoleon Perdis Cosmetics                4,020   03/11/12   Restaurant Entertainment                       3,867   09/30/10
  86

  87    Echelon Erectors                         5,536   12/31/20
  88
  89

  90    Counsel on Call                          4,190   04/30/12   RK Barnes & Associates                         4,045   12/31/13
  91    Circuit City                            20,290   01/31/18   Lane Bryant                                    7,020   01/31/13
  92
  93

  94    New Horizons                            10,190   07/31/13   The Morning Call, Inc.                        10,104   05/31/13
  95

  96    Good Gai's, LLC                          9,300   01/31/12   Tommy's Pizza and Chicken                      3,800   08/31/07
  97
  98
  99

99.01
99.02

 100    Family Dollar                            7,749   12/31/10   Community Bank                                 4,000   01/31/18
 101    Premier Imaging                          4,000   07/31/10   Park Slope Center for Mental Health            3,395   04/30/12
 102
 103
 104
 105
 106
 107
 108
 109    Delaware Dept. of Transportation        20,000   04/30/16
 110    JNCN Inc.                                3,500   08/31/10   Dr. Szlachter                                  3,500   10/31/09
 111
 112
 113
 114

 115    Compass Container Group, Inc.            2,800   03/31/11   Urbanlife Distrib.                             2,675   12/31/07
 116    China Hall Super Buffet                  6,000   01/31/13   Results Pro-Tan and Nutrition                  4,000   03/31/12
 117    Papa John's (Singh & Assoc.)             2,400   03/31/16   Fairfax Liquor                                 1,800   05/31/08
 118
 119
 120

 121    7-Eleven                                 4,000   08/01/26
 122    Burke's Outlet                          17,550   04/30/08   Aaron Retail                                   8,883   02/29/08
 123    American Medical Vision Tech.            2,747   02/28/12   Mind, Body and Spirit, Inc.                    2,744   02/28/14
 124

 125    Potbelly Sandwich Works                  3,455   11/30/12   Icon Creative Technologies                     3,007   08/31/08
 126
 127

 128    Nebraska Arts Council                    5,355   03/31/10   American First Apartment Investors             4,748   11/07/07
 129
 130
 131
 132

 133    Planet Sub                               2,664   06/30/08   The Rail                                       2,196   03/31/08
 134
 135
 136

 137    Medical Ctr Physical Therapy             3,598   02/28/09   US Army Healthcare Recruit                     2,300   11/14/09
 138
 139

 140    Dunlap & Moran                           2,716   05/30/12   Underwood Investment Group                     2,716   04/30/12
 141
 142
 143
 144
 145
 146
 147
 148
 149
 150
 151
 152
 153
 154
 155
 156
 157
 158
 159
 160
 161
 162
 163

            LOAN       MASTER            MASTER
LOAN #     PURPOSE   LEASE(36),(37)  LEASE (%)(36),(37)  LOAN #
------     -------   --------------  ------------------  ------

   1    Refinance        No                                1
   2    Acquisition      No                                2
   3    Refinance        No                                3
   4    Refinance       Yes              100.0%            4
   5    Acquisition      No                                5
   6    Acquisition                                        6
 6.01                   Yes              100.0%           6.01
 6.02                   Yes              100.0%           6.02
 6.03                   Yes              100.0%           6.03
 6.04                   Yes              100.0%           6.04
 6.05                   Yes              100.0%           6.05
 6.06                   Yes              100.0%           6.06
 6.07                   Yes              100.0%           6.07
 6.08                   Yes              100.0%           6.08
   7    Acquisition     Yes               10.7%            7
   8    Acquisition     Yes               14.6%            8
   9    Refinance        No                                9
  10    Refinance        No                                10
  11    Acquisition      No                                11
  12    Acquisition                                        12
 12.01                   No                              12.01
 12.02                   No                              12.02
  13    Acquisition      No                                13
  14    Refinance        No                                14
  15    Refinance        No                                15
  16    Refinance        No                                16
  17    Refinance                                          17
 17.01                   No                              17.01
 17.02                   No                              17.02
  18    Refinance                                          18
 18.01                   No                              18.01
 18.02                   No                              18.02
 18.03                   No                              18.03
 18.04                   No                              18.04
 18.05                   No                              18.05
 18.06                   No                              18.06
  19    Refinance        No                                19
  20    Refinance        No                                20
  21    Refinance        No                                21
  22    Acquisition      No                                22
  23    Acquisition      No                                23
  24    Acquisition      No                                24
  25    Refinance        No                                25
  26    Acquisition      No                                26
  27    Refinance        No                                27
  28    Acquisition      No                                28
  29    Acquisition      No                                29
  30    Acquisition      No                                30
  31    Refinance        No                                31
  32    Acquisition      No                                32
  33    Acquisition      No                                33
  34    Acquisition      No                                34
  35    Refinance        No                                35
  36    Acquisition      No                                36
  37    Refinance        No                                37
  38    Acquisition      No                                38
  39    Refinance        No                                39
  40    Acquisition      No                                40
  41    Acquisition      No                                41
  42    Acquisition     Yes              100.0%            42
  43    Acquisition      No                                43
  44    Refinance        No                                44
  45    Acquisition      No                                45
  46    Refinance        No                                46
  47    Acquisition      No                                47
  48    Acquisition      No                                48
  49    Acquisition     Yes              100.0%            49
  50    Refinance        No                                50
  51    Refinance        No                                51
  52    Refinance        No                                52
  53    Refinance        No                                53
  54    Acquisition      No                                54
  55    Acquisition                                        55
 55.01                   No                              55.01
 55.02                   No                              55.02
  56    Refinance        No                                56
  57    Acquisition      No                                57
  58    Refinance        No                                58
  59    Acquisition      No                                59
  60    Acquisition      No                                60
  61    Refinance        No                                61
  62    Refinance        No                                62
  63    Refinance        No                                63
  64    Refinance        No                                64
  65    Refinance        No                                65
  66    Refinance        No                                66
  67    Refinance        No                                67
  68    Refinance        No                                68
  69    Refinance        No                                69
  70    Refinance        No                                70
  71    Acquisition      No                                71
  72    Refinance        No                                72
  73    Refinance        No                                73
  74    Refinance        No                                74
  75    Acquisition      No                                75
  76    Refinance        No                                76
  77    Acquisition      No                                77
  78    Refinance        No                                78
  79    Refinance        No                                79
  80    Acquisition      No                                80
  81    Acquisition      No                                81
  82    Refinance        No                                82
  83    Refinance        No                                83
  84    Acquisition      No                                84
  85    Refinance        No                                85
  86    Acquisition      No                                86
  87    Refinance        No                                87
  88    Acquisition      No                                88
  89    Acquisition      No                                89
  90    Refinance        No                                90
  91    Acquisition      No                                91
  92    Refinance        No                                92
  93    Refinance        No                                93
  94    Refinance        No                                94
  95    Refinance        No                                95
  96    Refinance        No                                96
  97    Acquisition      No                                97
  98    Refinance        No                                98
  99    Refinance                                          99
 99.01                   No                              99.01
 99.02                   No                              99.02
  100   Acquisition      No                               100
  101   Refinance        No                               101
  102   Refinance        No                               102
  103   Acquisition      No                               103
  104   Refinance        No                               104
  105   Acquisition      No                               105
  106   Refinance        No                               106
  107   Refinance        No                               107
  108   Refinance        No                               108
  109   Refinance        No                               109
  110   Refinance        No                               110
  111   Acquisition      No                               111
  112   Acquisition      No                               112
  113   Refinance        No                               113
  114   Acquisition      No                               114
  115   Acquisition      No                               115
  116   Refinance        No                               116
  117   Refinance        No                               117
  118   Acquisition      No                               118
  119   Refinance        No                               119
  120   Acquisition      No                               120
  121   Refinance        No                               121
  122   Acquisition      No                               122
  123   Refinance        No                               123
  124   Refinance        No                               124
  125   Refinance        No                               125
  126   Acquisition      No                               126
  127   Refinance        No                               127
  128   Refinance        No                               128
  129   Acquisition      No                               129
  130   Refinance        No                               130
  131   Refinance        No                               131
  132   Acquisition      No                               132
  133   Acquisition      No                               133
  134   Acquisition      No                               134
  135   Acquisition      No                               135
  136   Acquisition      No                               136
  137   Refinance        No                               137
  138   Refinance        No                               138
  139   Refinance        No                               139
  140   Refinance        No                               140
  141   Refinance        No                               141
  142   Refinance        No                               142
  143   Acquisition      No                               143
  144   Refinance        No                               144
  145   Acquisition      No                               145
  146   Acquisition      No                               146
  147   Refinance        No                               147
  148   Acquisition      No                               148
  149   Acquisition      No                               149
  150   Acquisition      No                               150
  151   Acquisition      No                               151
  152   Acquisition      No                               152
  153   Acquisition      No                               153
  154   Refinance        No                               154
  155   Acquisition      No                               155
  156   Acquisition      No                               156
  157   Acquisition      No                               157
  158   Refinance        No                               158
  159   Acquisition      No                               159
  160   Refinance        No                               160
  161   Acquisition      No                               161
  162   Refinance        No                               162
  163   Refinance        No                               163

Footnotes to Annex A-1

(1)	With respect to Loan No. 49, the mortgaged property consists of 63 rent stabilized units, 8 rent controlled units and 5 non-regulated units.

(2)	With respect to Loan No. 53, the center contains a total of 30,915 rentable square feet, including 21,200 square feet of office space and 9,715 square feet of retail space.

(3)	With respect to Loan No. 1, the occupancy as of 07/23/07 includes tenants representing 4.7% of the square footage that have leases in negotiation.

(4)	With respect to Loan Nos. 11 ($46,300,000 ‘‘as is’’ value), 30 ($29,200,000 ‘‘as is’’ value) and 71 ($10,900,000 ‘‘as is’’ value), the appraised values and appraisal dates are reflective of the ‘‘as-is’’ value inclusive of certain planned renovations and their respective reserve funds.

(5)	With respect to Loan Nos. 5 ($76,000,000 ‘‘as is’’ value), 7 ($83,000,000 ‘‘as is’’ value) and 137 ($3,220,000 ‘‘as is’’ value), the appraised values and appraisal dates are reflective of the ‘‘as-stabilized’’ values defined in the respective appraisals.

(6)	With respect to Loan No. 28, the mortgage loan is collateralized by 2 mortgaged properties. For the 615 Douglass Street property ($22,660,000 ‘‘as is’’ value), the appraised value and appraisal date are reflective of the ‘‘as-stabilized’’ values defined in the appraisal. The total ‘‘as is’’ value for the mortgage loan is $27,920,000.

(7)	With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR (x), UW IO DSCR (x), Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(8)	With respect to Loan Nos. 2, 6, 143, 145,146, 148-153, 155-157, 159 and 161, the following fields were calculated using the Current Balance ($) for the pari passu notes in the trust and their corresponding companion notes: (i) Current LTV %, (ii) Original Balance per Unit ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, (v) UW IO DSCR (x) and (vi) UW DSCR (x).

(9)	With respect to Loan No. 37, the Current LTV %, Maturity LTV %, UW DSCR (x) and UW IO DSCR (x) were calculated based on the outstanding principal balance net of the $1,300,000 DSCR holdback.

(10)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($), and Maturity Balance ($) is allocated to the respective mortgaged property based on the mortgage loan documentation or the Mortgage Loan Seller’s determination of the appropriate allocation.

(11)	Each letter identifies a group of crossed loans.

(12)	Each number identifies a group of related borrowers.

(13)	For each mortgage loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the ‘‘Admin Fee’’).

(14)	For mortgage loans that are interest-only for their entire term and accrue interest at 365/360, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(15)	For mortgage loans that are interest-only for their entire term and accrue interest at 30/360, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($) and (ii) the Interest Rate %.

(16)	With respect to Loan No. 49, the Original Balance per Unit ($) and Current Balance per Unit ($) are based on 76 multifamily units. The mortgaged property also includes 7 retail spaces, which total approximately 9,100 square feet.

(17)	With respect to Loan Nos. 2, 6, 143, 145,146, 148-153, 155-157, 159 and 161, the following fields were calculated using the Current Balance ($) for the pari passu notes included in this trust only: (i) Monthly Debt Service ($) and (ii) Annual Debt Service ($).

(18)	Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

(19)	For mortgage loans that have a first payment date in October 2007 the applicable Mortgage Loan Seller will remit to the Trustee an amount that will be sufficient to cover the interest shortfall that would otherwise occur on the first Distribution Date.

(20)	For mortgage loans with an interest-only period, the interest-only period reflects the initial interest-only period as of the respective Note Date of the mortgage loan.

(21)	The ‘‘L’’ component of the prepayment provision represents remaining lockout payments. The ‘‘Def’’ component of the prepayment provision represents remaining defeasance payments.

The ‘‘YM’’ component of the prepayment provision represents remaining yield maintenance payments.

(22)	With respect to Loan Nos. 1, 2, 5, 6, 30, 32, 143, 145,146, 148-153, 155-157, 159 and 161, the ‘‘L’’ component and the ‘‘Def’’ component of the prepayment provision could in some cases be impacted by the timing of the securitization of the associated pari-passu portion or B-note.

(23)	With respect to Loan Nos. 143, 145,146, 148-153, 155-157, 159 and 161, the borrowers signed respective REMIC declarations relating to the Companion Loans on the closing date of the JPMCC Series 2007-LDP11 securitization (which occurred on July 5, 2007), and defeasance is permitted following the second anniversary of that closing date. The defeasance election is subject to certain conditions including the defeasance of the entire crossed loan pool.

(24)	With respect to Loan No. 15, the Remaining Prepayment Provision (Payment) is: Grtr1%orYMor2%(2),Grtr1%orYMor1.875%(3),Grtr1%orYMor1.75%(3),Grtr1%orYMor1.625%(3),
Grtr1%orYMor1.5%(3),Grtr1%orYMor1.375%(3),Grtr1%orYMor1.25%(3),Grtr1%orYMor1%(3),
Grtr1%orYM(18),O(18).

(25)	With respect to Loan No. 8, $1,515,933 (17.6%) of the UW Revenue is attributable to the master lease.

(26)	With respect to Loan No. 22, the UW DSCR (x) and UW IO DSCR (x) were calculated taking into account various assumptions regarding the financial performance of the related mortgaged property on an ‘‘as-stabilized’’ basis. Upfront reserves of $6,015,000 for TI/LC costs and $1,917,500 for Capital Improvements were escrowed at closing. An interest reserve of $275,000 was established at closing for any debt service shortfalls throughout the loan term. The ‘‘as-is’’ UW DSCR (x) is 1.01x.

(27)	With respect to Loan No. 49, the property consists of 63 rent stabilized units, 8 rent controlled units and 5 non-regulated units. The UW DSCR (x) reflects the net cash flow projected in 2010. The stabilized NCF is derived by assuming: (i) rent steps of 3.5% for the rent stabilized and rent controlled units, (ii) rent steps of 5.0% for the non-regulated units, (iii) 6.0% (per year) of the rent stabilized and rent controlled units being converted to market units at prevailing market rates, (iv) and expense growth of 3.0% per annum. An $850,000 upfront reserve was established for renovation costs and a $500,000 interest reserve was established for any debt service shortfalls over the loan term. The mortgaged property is secured by a $400,000 Letter of Credit, which will be released when the property achieves a DSCR of 1.20x for six consecutive months. Based on the 2006 NCF, the UW DSCR (x) is 0.62x.

(28)	The UW DSCR (x) for all partial interest-only loans was calculated based on the first principal and interest payment made after the origination date during the term of the mortgage loan.

(29)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(30)	With respect to Loan No. 4, an Upfront Seasonality Reserve was collected in the amount of $900,000. In the event the property has a DSCR of less than 1.05x during the preceding 12 months, the borrower will be required to deposit a monthly amount of $100,000 to maintain the Seasonality Reserve, beginning April 1, 2008.

(31)	Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(32)	Ongoing reserves may be subject to a reserve cap that has already been met. The borrower will be responsible for the monthly reserve amount subject to the requirements of the loan documents.

(33)	With respect to Loan No. 15, the monthly FF&E reserve is calculated based on 2.0%, 3.0% and 4.0% of gross revenues for the previous month throughout the first year of the loan, the second year of the loan, and each subsequent year of the loan, respectively.

(34)	With respect to Loan No. 49, Monthly Capex Reserve ($) contributions shall be required beginning in the second year of the loan term.

(35)	With respect to Loan Nos. 50 and 130, the collateral consists of the land but does not include the improvements.

(36)	With respect to Loan No. 8, the property is subject to a Master Lease of $25.00 per square foot throughout the loan term for all vacant space necessary to achieve an occupancy rate of 95%. The tenant’s obligation to make payments under the master lease is required only during an event of default.

(37)	With respect to Loan No. 49, the property is subject to a Master Lease which terminates when the property achieves a DSCR of 1.20x for six (6) consecutive months, and during this six (6) month period, Gross Income from Operations must be equal to or greater than $118,000 per month and Operating Expenses must be equal to or greater than $33,000 per month. As additional security for the borrower’s obligations under the Master Lease, borrower deposited $500,000 into the Master Rent Reserve Escrow at origination. Based on 2006 NCF, the UW DSCR (x) is 0.62x.

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

ANNEX A-2-1

                                                                       ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                STATED              CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
                               MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW        LTV            AT
CUT-OFF DATE BALANCES           LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

    $669,500 -   $2,999,999       33      $   61,304,684      2.4%    6.1254%      117      1.22x     72.8%        63.3%
  $3,000,000 -   $3,999,999       11          38,152,681      1.5     6.1965       104      1.31x     70.5%        65.0%
  $4,000,000 -   $4,999,999       13          56,658,820      2.3     6.0290       129      1.49x     65.9%        58.4%
  $5,000,000 -   $6,999,999       23         136,291,591      5.4     6.1766       116      1.43x     70.7%        62.4%
  $7,000,000 -   $9,999,999       19         155,952,176      6.2     6.0817       125      1.27x     73.7%        60.6%
 $10,000,000 -  $14,999,999       22         275,086,526     11.0     6.0587       110      1.24x     70.3%        65.5%
 $15,000,000 -  $24,999,999       15         299,240,061     11.9     6.0553       105      1.32x     72.8%        70.7%
 $25,000,000 -  $49,999,999       17         613,521,398     24.5     6.2056       101      1.42x     72.8%        70.7%
 $50,000,000 -  $99,999,999        8         556,460,000     22.2     5.9953        87      1.63x     67.3%        66.6%
$100,000,000 - $162,000,000        2         312,000,000     12.5     6.0329       102      1.25x     79.3%        79.3%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%        68.7%
                              ================================================================================================

                                 MORTGAGE RATES

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE        LTV RATIO
                               MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW       LTV           AT
MORTGAGE RATES                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

5.3500% - 5.4999%                  2      $  105,000,000      4.2%    5.3961%      118      2.15x     53.7%        53.7%
5.5000% - 5.7499%                 18         220,573,726      8.8     5.6523       108      1.33x     72.9%        70.8%
5.7500% - 5.9999%                 47         655,205,844     26.2     5.8408        98      1.52x     73.8%        71.7%
6.0000% - 6.2499%                 31         686,719,570     27.4     6.1333       114      1.22x     73.9%        71.8%
6.2500% - 6.4999%                 46         584,198,436     23.3     6.3443       100      1.40x     69.8%        63.6%
6.5000% - 7.1000%                 19         252,970,361     10.1     6.6792        83      1.33x     72.8%        68.6%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%        68.7%
                              ================================================================================================

                     ORIGINAL TERM TO MATURITY IN MONTHS(1)

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE       LTV RATIO
ORIGINAL TERM TO               MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW        LTV          AT
MATURITY IN MONTHS              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

 60 -  72                         21      $  509,760,951     20.4%    6.3691%       58      1.57x    68.9%         68.3%
 73 -  84                          8         354,840,000     14.2     5.8754        82      1.53x    74.5%         74.3%
 85 - 120                        129       1,609,503,017     64.3     6.0401       119      1.32x    72.3%         68.7%
121 - 240                          5          30,563,969      1.2     6.3793       227      1.49x    67.0%          7.6%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X    71.9%         68.7%
                              ================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-1

                     REMAINING TERM TO MATURITY IN MONTHS(1)

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE        LTV RATIO
REMAINING TERM TO              MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW       LTV           AT
MATURITY IN MONTHS              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

 51 -  60                         21      $  509,760,951     20.4%    6.3691%       58      1.57x    68.9%         68.3%
 61 -  84                          8         354,840,000     14.2     5.8754        82      1.53x    74.5%         74.3%
 85 - 120                        129       1,609,503,017     64.3     6.0401       119      1.32x    72.3%         68.7%
121 - 240                          5          30,563,969      1.2     6.3793       227      1.49x    67.0%          7.6%
                              -------------------------------------------------------------------------------*----------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X    71.9%         68.7%
                              ================================================================================================

                     ORIGINAL AMORTIZATION TERM IN MONTHS(3)

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE        LTV RATIO
ORIGINAL AMORTIZATION          MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW       LTV           AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

120 - 240                          7      $   37,462,637      3.7%    6.2777%      206      1.42x    67.6%         11.1%
241 - 300                          6          34,096,222      3.4     6.3626       104      1.33x    67.1%         54.7%
301 - 420                         97         936,887,046     92.9     6.1639       112      1.23x    72.7%         66.8%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           110      $1,008,445,906    100.0%    6.1748%      116      1.24X    72.3%         64.3%
                              ================================================================================================

                    REMAINING AMORTIZATION TERM IN MONTHS(3)

                                                                                         WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING            DATE        LTV RATIO
REMAINING AMORTIZATION         MORTGAGE         DATE         POOL    MORTGAGE     TERM       UW       LTV           AT
TERM IN MONTHS                  LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

120 - 240                          7      $   37,462,637      3.7%    6.2777%      206      1.42x    67.6%         11.1%
241 - 300                          6          34,096,222      3.4     6.3626       104      1.33x    67.1%         54.7%
301 - 420                         97         936,887,046     92.9     6.1639       112      1.23x    72.7%         66.8%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           110      $1,008,445,906    100.0%    6.1748%      116      1.24X    72.3%         64.3%
                              ================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-2

                               AMORTIZATION TYPES

                                                                                        WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                 STATED            CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
                               MORTGAGE        DATE          POOL    MORTGAGE     TERM       UW       LTV            AT
AMORTIZATION TYPES              LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)   DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only(3)                  53      $1,496,222,031     59.7%    6.0293%       94      1.51x     71.6%        71.6%
Partial Interest-Only             69         734,670,746     29.3     6.1425       112      1.21x     73.5%        68.7%
Balloon                           36         243,783,605      9.7     6.2472       114      1.28x     69.4%        59.0%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           158      $2,474,676,382     98.8%    6.0844%      101      1.40x     71.9%        69.5%
                              ================================================================================================
FULLY AMORTIZING LOANS             5      $   29,991,555      1.2%    6.3774%      228      1.47x     65.9%         1.7%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%        68.7%
                              ================================================================================================

               UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                        WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE       % OF                 STATED             CUT-OFF
CASH FLOW                     NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
DEBT SERVICE                   MORTGAGE        DATE          POOL    MORTGAGE     TERM        UW      LTV             AT
COVERAGE RATIOS                 LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR   RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

1.10X - 1.14X                     12      $  269,648,467     10.8%    6.0613%      119      1.10x     75.1%        69.2%
1.15X - 1.19X                     36         217,888,817      8.7     6.0395       119      1.16x     74.1%        66.6%
1.20X - 1.29X                     61       1,027,126,445     41.0     6.0714        97      1.23x     75.6%        74.1%
1.30X - 1.49X                     33         508,063,525     20.3     6.2172       116      1.34x     72.5%        67.2%
1.50X - 1.99X                     13         248,570,883      9.9     6.3909        70      1.68x     65.0%        63.4%
2.00X - 3.89X                      8         233,369,801      9.3     5.6321        99      2.56x     55.2%        54.9%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%        68.7%
                              ================================================================================================

                           CUT-OFF DATE LTV RATIOS(2)

                                                                                        WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                STATED              CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
CUT-OFF DATE                   MORTGAGE        DATE          POOL    MORTGAGE     TERM        UW       LTV             AT
LTV RATIOS                      LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR   RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

18.0% - 50.0%                      7      $   91,089,356      3.6%    5.6776%      122      2.16x     46.3%         42.6%
50.1% - 60.0%                      4          63,110,031      2.5     5.7654        86      2.72x     53.6%         52.0%
60.1% - 65.0%                     26         422,814,951     16.9     6.1007        85      1.77x     62.4%         60.5%
65.1% - 70.0%                     18         233,128,882      9.3     6.2369       106      1.31x     67.0%         63.7%
70.1% - 75.0%                     39         548,301,876     21.9     6.1444       110      1.23x     72.9%         66.4%
75.1% - 80.0%                     65       1,065,087,049     42.5     6.0675       105      1.24x     78.6%         76.6%
80.1% - 88.7%                      4          81,135,792      3.2     6.1907       101      1.15x     81.5%         78.5%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%         68.7%
                              ================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Includes one interest-only ARD loan representing 1.2% of the initial pool balance.

                                     A-2-3

                         MATURITY DATE LTV RATIOS(1),(2)

                                                                                        WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                 STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
MATURITY DATE                  MORTGAGE        DATE          POOL    MORTGAGE     TERM        UW      LTV             AT
LTV RATIOS                      LOANS         BALANCE      BALANCE     RATE     (MOS.)(1)    DSCR   RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------

18.0% - 50.0%                      7      $  100,771,512      4.1%    5.6686%      117      2.03x     49.8%         46.7%
50.1% - 60.0%                     29         221,337,556      8.9     6.1097       106      1.71x     61.8%         55.4%
60.1% - 65.0%                     20         416,539,525     16.8     6.1023        81      1.78x     64.0%         62.5%
65.1% - 70.0%                     33         412,941,978     16.7     6.1094       117      1.23x     72.0%         67.3%
70.1% - 75.0%                     42         533,770,811     21.6     6.1682       106      1.19x     76.2%         73.0%
75.1% - 80.0%                     24         755,814,000     30.5     6.0380        99      1.26x     78.6%         78.6%
80.1% - 88.7%                      3          33,501,000      1.4     6.3481        75      1.22x     83.4%         83.4%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           158      $2,474,676,382    100.0%    6.0844%      101      1.40X     71.9%         69.5%
                              ================================================================================================

                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                          WEIGHTED AVERAGES
                                                                      ----------------------------
                                              AGGREGATE       % OF            CUT-OFF
                               NUMBER OF       CUT-OFF      INITIAL             DATE
                               MORTGAGED        DATE          POOL     UW       LTV
PROPERTY TYPE                 PROPERTIES      BALANCE       BALANCE   DSCR    RATIO(2)   OCCUPANCY
--------------------------------------------------------------------------------------------------

RETAIL
Anchored                          26       $  716,717,089     28.6%   1.40x     72.9%       95.9%
Shadow Anchored                   10          100,650,000      4.0    1.24x     72.3%       99.3%
Unanchored                        26           79,928,962      3.2    1.29x     68.0%       97.7%
                              --------------------------------------------------------------------
SUBTOTAL:                         62       $  897,296,051     35.8%   1.37X     72.4%       96.4%

OFFICE
CBD                               17       $  391,356,540     15.6%   1.46x     69.3%       90.0%
Suburban                          15          322,986,779     12.9    1.20x     77.1%       88.8%
                              --------------------------------------------------------------------
SUBTOTAL:                         32       $  714,343,319     28.5%   1.34X     72.8%       89.5%

HOTEL
Full Service                       8       $  267,179,887     10.7%   1.49x     69.9%         NAP
Limited Service                   10           98,412,203      3.9    1.42x     74.3%         NAP
                              --------------------------------------------------------------------
SUBTOTAL:                         18       $  365,592,090     14.6%   1.47X     71.1%         NAP

MULTIFAMILY
Garden                            23       $  239,482,125      9.6%   1.30x     71.1%       92.3%
Mid/High Rise                      3           42,138,695      1.7    1.24x     75.8%       91.5%
Student Housing                    7           19,871,036      0.8    1.28x     70.7%       99.6%
                              --------------------------------------------------------------------
SUBTOTAL:                         33       $  301,491,856     12.0%   1.29X     71.7%       92.7%

INDUSTRIAL
Flex                               7       $   53,931,969      2.2%   1.41x     65.8%       98.4%
Warehouse/Distribution             5           28,865,000      1.2    1.26x     73.5%      100.0%
                              --------------------------------------------------------------------
SUBTOTAL:                         12       $   82,796,969      3.3%   1.36X     68.5%       99.0%

SENIOR HOUSING
Skilled Nursing                    7       $   60,526,667      2.4%   2.75x     60.7%       94.7%
Assisted Living                    1            7,783,333      0.3    2.75x     60.7%       93.0%
                              --------------------------------------------------------------------
SUBTOTAL:                          8       $   68,310,000      2.7%   2.75X     60.7%       94.5%

SELF STORAGE                       6       $   25,905,000      1.0%   1.20x     77.6%       90.8%

MIXED USE
Office/Retail                      3       $   24,925,000      1.0%   1.18x     75.7%       99.9%

LAND                               2       $   16,200,000      0.6%   1.31x     72.4%         NAP

MANUFACTURED HOUSING               3       $    7,807,651      0.3%   1.55x     62.3%       96.0%
                              --------------------------------------------------------------------
TOTAL:                           179       $2,504,667,937    100.0%   1.40X     71.9%       93.6%
                              ====================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                      A-2-4

                       MORTGAGED PROPERTIES BY LOCATION(1)

                                                                                        WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                 STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
                              MORTGAGED         DATE         POOL    MORTGAGE     TERM        UW      LTV             AT
LOCATION                     PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(2)    DSCR   RATIO(3)   MATURITY(2),(3)
------------------------------------------------------------------------------------------------------------------------------

California                         19     $  437,158,744     17.5%    6.1814%      110      1.26x     76.0%         75.0%
Florida                            15        314,396,347     12.6     5.9642        98      1.19x     76.9%         74.8%
Texas                              28        282,547,691     11.3     6.1067       117      1.50x     71.3%         62.0%
Georgia                             9        227,464,792      9.1     6.0740        91      1.19x     75.6%         74.5%
Pennsylvania                       11        194,432,640      7.8     6.1460        91      1.39x     71.8%         69.4%
Ohio                               13        187,377,153      7.5     5.7147        95      2.37x     58.8%         57.4%
New York                           18        164,331,802      6.6     6.2411       104      1.30x     66.4%         61.4%
District Of Columbia                4        127,250,000      5.1     5.8623       103      1.15x     71.4%         67.9%
Illinois                            9        104,387,037      4.2     6.2802        80      1.71x     65.7%         64.4%
North Carolina                      6         71,209,125      2.8     5.9268       115      1.29x     77.0%         74.8%
New Jersey                          2         66,100,000      2.6     6.3631       120      1.39x     66.3%         64.3%
Virginia                            2         51,798,014      2.1     6.2544       120      1.11x     78.9%         74.1%
Kansas                              1         49,500,000      2.0     6.7530        60      1.25x     73.0%         70.7%
Alaska                              1         29,000,000      1.2     5.7010       118      1.27x     70.0%         65.3%
Kentucky                            5         26,940,000      1.1     5.8775        87      2.47x     60.4%         54.8%
Colorado                            3         22,530,000      0.9     5.9046        92      1.44x     67.6%         66.2%
Michigan                            5         20,789,000      0.8     6.1831       108      1.26x     75.7%         71.4%
Connecticut                         2         16,670,009      0.7     6.4191       120      1.22x     71.6%         64.9%
Arizona                             2         14,697,801      0.6     6.1343       106      1.45x     72.2%         71.7%
Tennessee                           4         12,320,000      0.5     5.8851       118      1.22x     77.3%         71.7%
New Hampshire                       1         12,100,000      0.5     6.1900       119      1.33x     60.5%         60.5%
Nebraska                            2         10,347,292      0.4     5.9443       119      1.25x     79.2%         71.8%
Alabama                             4         10,285,000      0.4     6.2848       119      1.39x     70.1%         60.6%
Nevada                              2          8,020,000      0.3     6.3963       117      1.24x     78.2%         78.2%
Maryland                            1          6,964,149      0.3     6.3900        56      1.51x     63.3%         57.9%
Massachusetts                       1          6,664,000      0.3     5.8400       119      1.20x     80.0%         80.0%
South Carolina                      1          6,073,711      0.2     5.7500       118      1.19x     74.1%         48.3%
Missouri                            1          5,675,000      0.2     5.9000       118      1.28x     79.9%         79.9%
West Virginia                       1          5,025,000      0.2     6.6440       120      1.76x     62.0%         53.6%
Indiana                             3          4,877,074      0.2     5.9675       118      1.14x     75.2%         63.1%
Delaware                            1          4,541,555      0.2     6.5090       239      1.97x     31.5%          0.9%
Mississippi                         1          1,655,000      0.1     5.8650       117      1.18x     77.1%         72.0%
Louisiana                           1          1,540,000      0.1     5.8650       117      1.18x     77.1%         72.0%
                             -------------------------------------------------------------------------------------------------
TOTAL:                            179     $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%         68.7%
                             =================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-5

                          YEARS BUILT/RENOVATED(1),(2)

                                                                                        WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                 STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
YEARS                         MORTGAGED        DATE          POOL    MORTGAGE     TERM        UW      LTV             AT
BUILT/RENOVATED              PROPERTIES       BALANCE      BALANCE     RATE     (MOS.)(3)    DSCR   RATIO(4)   MATURITY(3),(4)
------------------------------------------------------------------------------------------------------------------------------

1960 - 1969                        1      $    3,312,479      0.1%    6.3200%       59      1.20x     74.8%         70.3%
1970 - 1979                        3          13,522,500      0.5     6.0300       119      2.15x     57.0%         55.9%
1980 - 1989                       14         131,357,209      5.2     6.0787       101      1.28x     69.1%         66.4%
1990 - 1999                       49         722,130,751     28.8     6.0214       104      1.44x     69.2%         66.1%
2000 - 2004                       43         522,484,267     20.9     6.0850       101      1.39x     72.5%         68.3%
2005 - 2007                       69       1,111,860,731     44.4     6.1335       103      1.38x     73.8%         70.8%
                             -------------------------------------------------------------------------------------------------
TOTAL:                           179      $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%         68.7%
                             =================================================================================================

                              PREPAYMENT PROTECTION

                                                                                        WEIGHTED AVERAGES
                                                                     ---------------------------------------------------------
                                             AGGREGATE       % OF                 STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL              REMAINING             DATE        LTV RATIO
PREPAYMENT                     MORTGAGE        DATE          POOL    MORTGAGE     TERM        UW      LTV             AT
PROTECTION                      LOANS         BALANCE      BALANCE     RATE     (MOS.)(3)    DSCR   RATIO(4)   MATURITY(3),(4)
------------------------------------------------------------------------------------------------------------------------------

Defeasance                       112      $1,833,010,047     73.2%    6.0522%      107      1.38x     71.2%         67.3%
Yield Maintenance                 26         472,555,817     18.9     6.1256        96      1.46x     74.0%         72.8%
Def, Def/Fixed Penalty             1          69,000,000      2.8     6.4365        51      1.60x     62.7%         62.7%
YM/Fixed Penalty, YM               1          40,000,000      1.6     7.1000        59      1.50x     76.9%         76.9%
YM, Def/YM                         6          30,172,074      1.2     5.8094       118      1.29x     79.4%         77.8%
Def, Fixed Penalty                 2          26,050,000      1.0     5.9233       119      1.26x     78.9%         78.1%
YM/Def                            14          21,180,000      0.8     5.8650       117      1.18x     77.1%         72.0%
Def, Def/YM                        1          12,700,000      0.5     6.1269       120      1.15x     77.4%         70.2%
                              ------------------------------------------------------------------------------------------------
TOTAL:                           163      $2,504,667,937    100.0%    6.0879%      103      1.40X     71.9%         68.7%
                              ================================================================================================

                          PARTIAL INTEREST ONLY PERIODS

                                                                                     WEIGHTED AVERAGES
                                                                   ---------------------------------------------------------
                                             AGGREGATE     % OF                 STATED             CUT-OFF
                              NUMBER OF       CUT-OFF    INITIAL              REMAINING             DATE        LTV RATIO
PARTIAL INTEREST               MORTGAGE        DATE        POOL    MORTGAGE     TERM        UW      LTV             AT
ONLY PERIODS                    LOANS         BALANCE    BALANCE     RATE     (MOS.)(3)    DSCR   RATIO(4)   MATURITY(3),(4)
----------------------------------------------------------------------------------------------------------------------------

 6 - 12                            6      $ 16,137,500      2.2%    6.4744%      102      1.33x     63.6%         57.1%
13 - 24                            4        73,323,000     10.0     6.6186        72      1.24x     73.4%         70.0%
25 - 36                           12       122,110,000     16.6     6.3698       106      1.29x     73.5%         67.9%
37 - 48                            2        13,425,000      1.8     6.4187       120      1.39x     73.0%         67.6%
49 - 60                           45       509,675,246     69.4     6.0018       119      1.18x     73.8%         69.1%
                              ----------------------------------------------------------------------------------------------
                                  69      $734,670,746    100.0%    6.1425%      112      1.21X     73.5%         68.7%
                              ==============================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  For the ARD loans, the Anticipated Repayment Date.

(4)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-6

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
                              MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
CUT-OFF DATE BALANCES           LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

    $800,000 -   $2,999,999        25     $   48,110,688        2.2%       6.0332%      116      1.19x     74.1%          64.9%
  $3,000,000 -   $3,999,999         8         27,853,706        1.3        6.2180       113      1.26x     72.9%          67.8%
  $4,000,000 -   $4,999,999         9         38,238,820        1.7        6.1422       133      1.62x     62.2%          53.6%
  $5,000,000 -   $6,999,999        22        130,091,591        5.9        6.1825       116      1.44x     70.6%          62.1%
  $7,000,000 -   $9,999,999        11         92,215,640        4.2        6.2206       132      1.31x     72.3%          54.1%
 $10,000,000 -  $14,999,999        19        238,686,526       10.8        6.0659       112      1.25x     70.2%          65.3%
 $15,000,000 -  $24,999,999         9        185,190,061        8.4        6.1030       101      1.27x     75.7%          72.6%
 $25,000,000 -  $49,999,999        16        588,521,398       26.5        6.1918       102      1.43x     72.3%          70.2%
 $50,000,000 -  $99,999,999         8        556,460,000       25.1        5.9953        87      1.63x     67.3%          66.6%
$100,000,000 - $162,000,000         2        312,000,000       14.1        6.0329       102      1.25x     79.3%          79.3%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            129     $2,217,368,430      100.0%       6.0959%      102      1.41X     71.9%          68.7%
                              ======================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
                              MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
MORTGAGE RATES                  LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

5.3500% - 5.4999%                   2     $  105,000,000         4.7%      5.3961%      118      2.15x     53.7%          53.7%
5.5000% - 5.7499%                  10        154,199,031         7.0       5.6954       103      1.29x     73.5%          72.4%
5.7500% - 5.9999%                  41        590,118,844        26.6       5.8364        97      1.55x     73.2%          71.1%
6.0000% - 6.4999%                  62      1,153,206,620        52.0       6.2325       107      1.31x     72.5%          68.5%
6.5000% - 7.1000%                  14        214,843,935         9.7       6.7046        85      1.33x     72.6%          67.9%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            129     $2,217,368,430       100.0%      6.0959%      102      1.41X     71.9%          68.7%
                              ======================================================================================================

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
ORIGINAL TERM TO              MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

 60 -  72                          16     $  448,450,671       20.2%       6.3772%       58      1.61x     67.9%          67.3%
 73 -  84                           7        346,740,000       15.6        5.8608        82      1.53x     74.8%          74.7%
 85 - 120                         101      1,391,613,789       62.8        6.0575       119      1.32x     72.6%          69.0%
121 - 240                           5         30,563,969        1.4        6.3793       227      1.49x     67.0%           7.6%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            129     $2,217,368,430      100.0%       6.0959%      102      1.41X     71.9%          68.7%
                              ======================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                      A-2-7

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
REMAINING TERM TO             MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

 51 -  60                          16     $  448,450,671       20.2%       6.3772%       58      1.61x     67.9%          67.3%
 61 -  84                           7        346,740,000       15.6        5.8608        82      1.53x     74.8%          74.7%
 85 - 120                         101      1,391,613,789       62.8        6.0575       119      1.32x     72.6%          69.0%
121 - 240                           5         30,563,969        1.4        6.3793       227      1.49x     67.0%           7.6%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            129     $2,217,368,430      100.0%       6.0959%      102      1.41X     71.9%          68.7%
                              ======================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------
                                            AGGREGATE        % OF                    STATED            CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE        LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------

120 - 240                         6       $ 36,065,266        4.2%       6.2718%       210     1.42x     67.3%           9.5%
241 - 300                         6         34,096,222        4.0        6.3626        104     1.33x     67.1%          54.7%
301 - 420                        72        791,721,910       91.9        6.2005        112     1.22x     72.9%          67.1%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                           84       $861,883,399      100.0%       6.2099%       116     1.24X     72.4%          64.2%
                              ====================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------
                                            AGGREGATE        % OF                    STATED            CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE        LTV RATIO
REMAINING AMORTIZATION        MORTGAGE        DATE       LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS        BALANCE        BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------

120 - 240                         6       $ 36,065,266         4.2%       6.2718%      210      1.42x     67.3%            9.5%
241 - 300                         6         34,096,222         4.0        6.3626       104      1.33x     67.1%           54.7%
301 - 420                        72        791,721,910        91.9        6.2005       112      1.22x     72.9%           67.1%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                           84       $861,883,399       100.0%       6.2099%      116      1.24X     72.4%           64.2%
                              ====================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Does not include the mortgage loans that are interest-only for their entire term.

                                      A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                          --------------------------------------------------------
                                             AGGREGATE         % OF                   STATED            CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL                 REMAINING            DATE        LTV RATIO
                               MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE     TERM       UW      LTV             AT
AMORTIZATION TYPES              LOANS         BALANCE        BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only(3)                  45      $1,355,485,031       61.1%       6.0234%       94      1.53x    71.5%         71.5%
Partial Interest-Only             50         612,897,246       27.6        6.1873       111      1.21x    73.9%         69.2%
Balloon                           29         218,994,598        9.9        6.2501       115      1.28x    69.3%         58.8%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                           124      $2,187,376,875       98.6%       6.0920%      101      1.41X    72.0%         69.6%
FULLY AMORTIZING LOANS             5         $29,991,555        1.4%       6.3774%      228      1.47x    65.9%          1.7%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                           129      $2,217,368,430      100.0%       6.0959%      102      1.41X    71.9%         68.7%
                              ====================================================================================================

       UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP
                                1 MORTGAGE LOANS

                                                                                              WEIGHTED AVERAGES
                                                                          --------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE         % OF                   STATED            CUT-OFF
CASH FLOW                     NUMBER OF       CUT-OFF        INITIAL                 REMAINING            DATE        LTV RATIO
DEBT SERVICE                   MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE     TERM       UW      LTV             AT
COVERAGE RATIOS                 LOANS         BALANCE        BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------

1.10X - 1.14X                     12      $  269,648,467       12.2%       6.0613%      119      1.10x    75.1%         69.2%
1.15X - 1.19X                     29         168,604,122        7.6        6.1480       119      1.17x    73.1%         65.2%
1.20X - 1.29X                     46         858,444,305       38.7        6.0530        96      1.22x    76.3%         74.9%
1.30X - 1.49X                     23         458,328,654       20.7        6.2354       118      1.34x    72.5%         67.2%
1.50X - 1.99X                     13         248,570,883       11.2        6.3909        70      1.68x    65.0%         63.4%
2.00X - 3.89X                      6         213,772,000        9.6        5.6280        98      2.61x    55.5%         55.3%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                           129      $2,217,368,430      100.0%       6.0959%      102      1.41X    71.9%         68.7%
                              ====================================================================================================

           CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(2)

                                                                                              WEIGHTED AVERAGES
                                                                          --------------------------------------------------------
                                             AGGREGATE         % OF                   STATED            CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL                 REMAINING            DATE        LTV RATIO
CUT-OFF DATE                   MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE     TERM       UW      LTV             AT
LTV RATIOS                      LOANS         BALANCE        BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------

18.0% - 50.0%                      6      $   87,991,555        4.0%       5.6462%      125      2.16x    46.4%         42.7%
50.1% - 60.0%                      3          46,610,031        2.1        5.8558        74      2.93x    53.8%         51.7%
60.1% - 65.0%                     18         377,277,451       17.0        6.0807        81      1.83x    62.4%         60.9%
65.1% - 70.0%                     14         178,519,757        8.1        6.2405       107      1.33x    67.2%         62.9%
70.1% - 75.0%                     30         499,867,166       22.5        6.1651       110      1.23x    72.9%         66.3%
75.1% - 80.0%                     55         970,966,678       43.8        6.0950       104      1.24x    78.6%         76.7%
80.1% - 88.7%                      3          56,135,792        2.5        6.0396       119      1.12x    81.1%         76.8%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                           129      $2,217,368,430      100.0%       6.0959%      102      1.41X    71.9%         68.7%
                              ====================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Includes one interest-only ARD loans representing 1.3% of the initial loan group 1 balance.

                                      A-2-9

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                              WEIGHTED AVERAGES
                                                                          --------------------------------------------------------
                                             AGGREGATE         % OF                   STATED            CUT-OFF
                              NUMBER OF       CUT-OFF        INITIAL                 REMAINING            DATE        LTV RATIO
MATURITY DATE                  MORTGAGE         DATE       LOAN GROUP 1   MORTGAGE     TERM       UW      LTV             AT
LTV RATIOS                      LOANS         BALANCE        BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
----------------------------------------------------------------------------------------------------------------------------------

18.0% - 50.0%                      6      $   97,673,711        4.5%       5.6400%      118      2.03x    50.0%         46.9%
50.1% - 60.0%                     18         156,643,560        7.2        6.1202       102      1.81x    62.3%         55.1%
60.1% - 70.0%                     41         728,509,272       33.3        6.1094        97      1.55x    67.7%         64.6%
70.1% - 75.0%                     36         486,122,332       22.2        6.2187       105      1.19x    76.0%         73.0%
75.1% - 80.0%                     21         709,927,000       32.5        6.0467        99      1.26x    78.5%         78.5%
80.1% - 88.7%                      2           8,501,000        0.4        5.8130       118      1.23x    86.8%         86.8%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                           124      $2,187,376,875      100.0%       6.0920%      101      1.41X    72.0%         69.6%
                              ====================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS(3)

                                                                                WEIGHTED AVERAGES
                                                                           ---------------------------
                                              AGGREGATE         % OF              CUT-OFF
                               NUMBER OF        CUT-OFF        INITIAL              DATE
                              MORTGAGED          DATE       LOAN GROUP 1    UW      LTV
PROPERTY TYPE                 PROPERTIES       BALANCE        BALANCE      DSCR   RATIO(2)   OCCUPANCY
------------------------------------------------------------------------------------------------------

RETAIL
Anchored                           26      $  716,717,089       32.3%      1.40x    72.9%       95.9%
Shadow Anchored                    10         100,650,000        4.5       1.24x    72.3%       99.3%
Unanchored                         26          79,928,962        3.6       1.29x    68.0%       97.7%
                              ------------------------------------------------------------------------
SUBTOTAL:                          62      $  897,296,051       40.5%      1.37X    72.4%       96.4%

OFFICE
CBD                                17      $  391,356,540       17.6%      1.46x    69.3%       90.0%
Suburban                           15         322,986,779       14.6       1.20x    77.1%       88.8%
                              ------------------------------------------------------------------------
SUBTOTAL:                          32      $  714,343,319       32.2%      1.34X    72.8%       89.5%

HOTEL
Full Service                        8      $  267,179,887       12.0%      1.49x    69.9%        NAP
Limited Service                    10          98,412,203        4.4       1.42x    74.3%        NAP
                              ------------------------------------------------------------------------
SUBTOTAL:                          18      $  365,592,090       16.5%      1.47X    71.1%        NAP

INDUSTRIAL
Flex                                7      $   53,931,969        2.4%      1.41x    65.8%       98.4%
Warehouse/Distribution              5          28,865,000        1.3       1.26x    73.5%      100.0%
                              ------------------------------------------------------------------------
SUBTOTAL:                          12      $   82,796,969        3.7%      1.36X    68.5%       99.0%

SENIOR HOUSING
Skilled Nursing                     7      $   60,526,667        2.7%      2.75x    60.7%       94.7%
Assisted Living                     1           7,783,333        0.4       2.75x    60.7%       93.0%
                              ------------------------------------------------------------------------
SUBTOTAL:                           8      $   68,310,000        3.1%      2.75X    60.7%       94.5%

SELF STORAGE                        6      $   25,905,000        1.2%      1.20x    77.6%       90.8%

MIXED USE
Office/Retail                       3      $   24,925,000        1.1%      1.18x    75.7%        NAP

MULTIFAMILY
Mid/High Rise                       1      $   13,250,000        0.6%      1.28x    64.6%       88.2%
Garden                              1           8,750,000        0.4       1.30x    74.2%       93.3%
                              ------------------------------------------------------------------------
SUBTOTAL:                           2      $   22,000,000        1.0%      1.29X    68.4%       90.2%

LAND                                2      $   16,200,000        0.7%      1.31x    72.4%        NAP
                              ------------------------------------------------------------------------
TOTAL:                            145      $2,217,368,430      100.0%      1.41X    71.9%       93.7%
                              ========================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-10

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE         LTV RATIO
                              MORTGAGED        DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
LOCATION                     PROPERTIES       BALANCE         BALANCE       RATE     (MOS.)(2)    DSCR    RATIO(3)   MATURITY(2),(3)
------------------------------------------------------------------------------------------------------------------------------------

California                         16     $  396,346,266       17.9%       6.1529%      116      1.27x     75.8%          74.8%
Florida                            11        283,065,440       12.8        5.9385        96      1.19x     78.1%          76.5%
Texas                              20        211,361,691        9.5        6.2492       117      1.53x     71.9%          60.9%
Pennsylvania                       10        187,145,640        8.4        6.1518        90      1.40x     71.5%          69.1%
Georgia                             7        186,614,792        8.4        6.0521        84      1.18x     77.7%          76.3%
Ohio                               11        165,657,153        7.5        5.6904        98      2.50x     56.2%          54.8%
New York                           18        164,331,802        7.4        6.2411       104      1.30x     66.4%          61.4%
District Of Columbia                4        127,250,000        5.7        5.8623       103      1.15x     71.4%          67.9%
Illinois                            3         92,460,842        4.2        6.2925        75      1.76x     65.5%          65.2%
New Jersey                          2         66,100,000        3.0        6.3631       120      1.39x     66.3%          64.3%
Kansas                              1         49,500,000        2.2        6.7530        60      1.25x     73.0%          70.7%
Virginia                            1         46,948,014        2.1        6.2600       120      1.11x     79.4%          74.6%
Alaska                              1         29,000,000        1.3        5.7010       118      1.27x     70.0%          65.3%
Kentucky                            5         26,940,000        1.2        5.8775        87      2.47x     60.4%          54.8%
North Carolina                      1         24,250,000        1.1        5.9250       120      1.40x     78.9%          78.9%
Colorado                            3         22,530,000        1.0        5.9046        92      1.44x     67.6%          66.2%
Connecticut                         2         16,670,009        0.8        6.4191       120      1.22x     71.6%          64.9%
Michigan                            4         13,509,000        0.6        6.3679       103      1.23x     76.7%          60.6%
Tennessee                           4         12,320,000        0.6        5.8851       118      1.22x     77.3%          71.7%
New Hampshire                       1         12,100,000        0.5        6.1900       119      1.33x     60.5%          60.5%
Arizona                             1         11,600,000        0.5        6.0180       118      1.30x     80.0%          80.0%
Nebraska                            2         10,347,292        0.5        5.9443       119      1.25x     79.2%          71.8%
Alabama                             4         10,285,000        0.5        6.2848       119      1.39x     70.1%          60.5%
Nevada                              2          8,020,000        0.4        6.3963       117      1.24x     78.2%          78.2%
Maryland                            1          6,964,149        0.3        6.3900        56      1.51x     63.3%          57.9%
Massachusetts                       1          6,664,000        0.3        5.8400       119      1.20x     80.0%          80.0%
South Carolina                      1          6,073,711        0.3        5.7500       118      1.19x     74.1%          48.3%
Missouri                            1          5,675,000        0.3        5.9000       118      1.28x     79.9%          79.9%
West Virginia                       1          5,025,000        0.2        6.6440       120      1.76x     62.0%          53.6%
Indiana                             3          4,877,074        0.2        5.9675       118      1.14x     75.2%          63.1%
Delaware                            1          4,541,555        0.2        6.5090       239      1.97x     31.5%           0.9%
Mississippi                         1          1,655,000        0.1        5.8650       117      1.18x     77.1%          72.0%
Louisiana                           1          1,540,000        0.1        5.8650       117      1.18x     77.1%          72.0%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            145     $2,217,368,430      100.0%       6.0959%      102      1.41X     71.9%          68.7%
                              ======================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-11

          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(1),(2)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                            AGGREGATE          % OF                    STATED            CUT-OFF
                              NUMBER OF      CUT-OFF          INITIAL                REMAINING             DATE         LTV RATIO
YEARS                         MORTGAGED       DATE         LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
BUILT/RENOVATED              PROPERTIES      BALANCE          BALANCE       RATE     (MOS.)(3)    DSCR    RATIO(4)   MATURITY(3),(4)
------------------------------------------------------------------------------------------------------------------------------------

1978 - 1979                        1      $    4,500,000         0.2%      5.9400%      118      3.89x     18.0%          18.0%
1980 - 1989                        8         103,412,209         4.7       6.0574       103      1.28x     68.9%          66.4%
1990 - 1999                       41         640,416,950        28.9       6.0195       103      1.47x     69.2%          66.1%
2000 - 2004                       39         488,794,267        22.0       6.0945       100      1.41x     72.9%          68.7%
2005 - 2007                       56         980,245,003        44.2       6.1512       103      1.38x     73.7%          70.8%
                             -------------------------------------------------------------------------------------------------------
TOTAL:                           145      $2,217,368,430       100.0%      6.0959%      102      1.41X     71.9%          68.7%
                             =======================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE         LTV RATIO
PREPAYMENT                    MORTGAGE         DATE        LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
PROTECTION                      LOANS         BALANCE         BALANCE       RATE     (MOS.)(3)    DSCR    RATIO(4)   MATURITY(3),(4)
------------------------------------------------------------------------------------------------------------------------------------

Defeasance                         83     $1,624,560,539       73.3%       6.0571%      107      1.40x     71.2%          67.3%
Yield Maintenance                  23        419,755,817       18.9        6.1254        97      1.45x     74.6%          73.4%
Def, Def/Fixed Penalty              1         69,000,000        3.1        6.4365        51      1.60x     62.7%          62.7%
YM/Fixed Penalty, YM                1         40,000,000        1.8        7.1000        59      1.50x     76.9%          76.9%
YM, Def/YM                          6         30,172,074        1.4        5.8094       118      1.29x     79.4%          77.8%
YM/Def                             14         21,180,000        1.0        5.8650       117      1.18x     77.1%          72.0%
Def, Def/YM                         1         12,700,000        0.6        6.1269       120      1.15x     77.4%          70.2%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            129     $2,217,368,430      100.0%       6.0959%      102      1.41X     71.9%          68.7%
                              ======================================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                             WEIGHTED AVERAGES
                                                                        ----------------------------------------------------------
                                             AGGREGATE       % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF       INITIAL                REMAINING             DATE         LTV RATIO
PARTIAL INTEREST              MORTGAGE         DATE      LOAN GROUP 1   MORTGAGE      TERM       UW       LTV             AT
ONLY PERIODS                    LOANS         BALANCE       BALANCE       RATE     (MOS.)(3)    DSCR    RATIO(4)   MATURITY(3),(4)
----------------------------------------------------------------------------------------------------------------------------------

24 - 24                            4      $ 73,323,000       12.0%       6.6186%       72      1.24x     73.4%          70.0%
25 - 36                           10       103,210,000       16.8        6.4358       103      1.30x     74.1%          68.6%
37 - 48                            2        13,425,000        2.2        6.4187       120      1.39x     73.0%          67.6%
49 - 60                           34       422,939,246       69.0        6.0445       119      1.18x     73.9%          69.2%
                              ----------------------------------------------------------------------------------------------------
                                  50      $612,897,246      100.0%       6.1873%      111      1.21X     73.9%          69.2%
                              ====================================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  For the ARD loans, the Anticipated Repayment Date.

(4)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-12

                                                                       ANNEX A-2

              CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
                              MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV             AT
CUT-OFF DATE BALANCES           LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

   $669,500 -  $2,999,999          8      $ 13,193,997         4.6%        6.4618%      120      1.34x     68.2%          57.5%
 $3,000,000 -  $3,999,999          3        10,298,975         3.6         6.1384        81      1.43x     64.2%          57.7%
 $4,000,000 -  $4,999,999          4        18,420,000         6.4         5.7942       119      1.21x     73.4%          68.5%
 $5,000,000 -  $6,999,999          1         6,200,000         2.2         6.0520       119      1.24x     72.9%          68.3%
 $7,000,000 -  $9,999,999          8        63,736,536        22.2         5.8808       114      1.22x     75.7%          70.0%
$10,000,000 - $14,999,999          3        36,400,000        12.7         6.0113        99      1.21x     70.8%          67.0%
$15,000,000 - $24,999,999          6       114,050,000        39.7         5.9778       110      1.38x     68.1%          67.5%
$25,000,000 - $25,000,000          1        25,000,000         8.7         6.5300        60      1.22x     82.3%          82.3%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508       100.0%        6.0264%      105      1.30X     71.7%          68.5%
                              ======================================================================================================

                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
                              MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV             AT
MORTGAGE RATES                  LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

5.5100% - 5.7499%                  8      $ 66,374,695        23.1%        5.5523%      119      1.42x     71.3%          66.9%
5.7500% - 6.2499%                 13       155,720,536        54.2         6.0431       112      1.25x     71.7%          69.1%
6.2500% - 6.8200%                 13        65,204,277        22.7         6.4692        75      1.28x     72.0%          68.9%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508       100.0%        6.0264%      105      1.30X     71.7%          68.5%
                              ======================================================================================================

     ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
ORIGINAL TERM TO              MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

60 -  84                           6      $ 69,410,280        24.2%        6.3317%       62      1.28x     74.6%          73.8%
85 - 120                          28       217,889,228        75.8         5.9292       119      1.30x     70.7%          66.9%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508       100.0%        6.0264%      105      1.30X     71.7%          68.5%
                              ======================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-13

     REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE        LTV RATIO
REMAINING TERM TO             MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

58 -  84                           6      $ 69,410,280        24.2%        6.3317%       62      1.28x     74.6%          73.8%
85 - 120                          28       217,889,228        75.8         5.9292       119      1.30x     70.7%          66.9%

                              ------------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508       100.0%        6.0264%      105      1.30X     71.7%          68.5%
                              ======================================================================================================

     ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(3)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE         LTV RATIO
ORIGINAL AMORTIZATION         MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

240 - 299                          1      $  1,397,371         1.0%        6.4300%      119      1.37x     75.5%          50.5%
300 - 360                         25       145,165,136        99.0         5.9643       114      1.24x     71.3%          65.3%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            26      $146,562,508       100.0%        5.9688%      114      1.24X     71.3%          65.1%
                              ======================================================================================================

    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(3)

                                                                                               WEIGHTED AVERAGES
                                                                          ----------------------------------------------------------
                                             AGGREGATE         % OF                    STATED            CUT-OFF
                              NUMBER OF       CUT-OFF         INITIAL                REMAINING             DATE         LTV RATIO
REMAINING AMORTIZATION        MORTGAGE         DATE        LOAN GROUP 2   MORTGAGE      TERM       UW       LTV             AT
MATURITY IN MONTHS              LOANS         BALANCE         BALANCE       RATE     (MOS.)(1)    DSCR    RATIO(2)   MATURITY(1),(2)
------------------------------------------------------------------------------------------------------------------------------------

239 - 299                          1      $  1,397,371         1.0%        6.4300%      119      1.37x     75.5%          50.5%
300 - 360                         25       145,165,136        99.0         5.9643       114      1.24x     71.3%          65.3%
                              ------------------------------------------------------------------------------------------------------
TOTAL:                            26      $146,562,508       100.0%        5.9688%      114      1.24X     71.3%          65.1%
                              ======================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Does not include the mortgage loans that are interest-only for their entire term.

                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                            AGGREGATE        % OF                   STATED             CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL                 REMAINING            DATE        LTV RATIO
                              MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE     TERM       UW       LTV            AT
AMORTIZATION TYPES              LOANS        BALANCE       BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
--------------------------------------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest-Only                     8       $140,737,000       49.0%       6.0864%       96      1.36x    72.1%         72.1%
Partial Interest-Only            19        121,773,500       42.4        5.9172       117      1.23x    71.5%         66.1%
Balloon                           7         24,789,008        8.6        6.2219       103      1.31x    70.2%         60.4%
                              -------------------------------------------------------------------------------------------------
TOTAL:                           34       $287,299,508      100.0%       6.0264%      105      1.30X    71.7%         68.5%
                              =================================================================================================

          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN
                             GROUP 2 MORTGAGE LOANS

                                                                                            WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
UNDERWRITTEN                                 AGGREGATE       % OF                   STATED             CUT-OFF
CASH FLOW                     NUMBER OF       CUT-OFF      INITIAL                 REMAINING            DATE        LTV RATIO
DEBT SERVICE                  MORTGAGE         DATE      LOAN GROUP 2   MORTGAGE     TERM       UW       LTV            AT
COVERAGE RATIOS                 LOANS         BALANCE      BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
--------------------------------------------------------------------------------------------------------------------------------

1.15X - 1.19X                      7      $ 49,284,695       17.2%       5.6685%      119      1.16x    77.5%         71.3%
1.20X - 1.24X                      9       101,955,140       35.5        6.2894        95      1.21x    71.3%         68.8%
1.25X - 1.29X                      6        66,727,000       23.2        5.9743       115      1.27x    73.6%         72.0%
1.30X - 1.39X                      6        43,432,871       15.1        5.9899        95      1.31x    73.4%         69.4%
1.40X - 1.69X                      4         6,302,000        2.2        6.4592       120      1.42x    64.3%         55.8%
1.70X - 2.13X                      2        19,597,801        6.8        5.6776       110      2.11x    51.4%         51.0%
                              -------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508      100.0%       6.0264%      105      1.30X    71.7%         68.5%
                              =================================================================================================

           CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                            WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                             AGGREGATE       % OF                   STATED             CUT-OFF
                              NUMBER OF       CUT-OFF      INITIAL                 REMAINING            DATE        LTV RATIO
CUT-OFF DATE                  MORTGAGE         DATE      LOAN GROUP 2   MORTGAGE     TERM       UW       LTV            AT
LTV RATIOS                      LOANS         BALANCE      BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
--------------------------------------------------------------------------------------------------------------------------------

43.0% - 65.0%                     10      $ 65,135,301       22.7%       6.0893%      112      1.52x    59.3%         55.4%
65.1% - 70.0%                      4        54,609,125       19.0        6.2251       105      1.23x    66.6%         66.4%
70.1% - 75.0%                      9        48,434,710       16.9        5.9301       115      1.22x    73.6%         67.1%
75.1% - 80.0%                     10        94,120,371       32.8        5.7834       108      1.24x    79.4%         75.9%
80.1% - 82.3%                      1        25,000,000        8.7        6.5300        60      1.22x    82.3%         82.3%
                              -------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508      100.0%       6.0264%      105      1.30X    71.7%         68.5%
                              =================================================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-15

         MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                            WEIGHTED AVERAGES
                                                                        --------------------------------------------------------
                                            AGGREGATE        % OF                   STATED             CUT-OFF
                              NUMBER OF      CUT-OFF       INITIAL                 REMAINING            DATE        LTV RATIO
MATURITY DATE                 MORTGAGE        DATE       LOAN GROUP 2   MORTGAGE     TERM       UW       LTV            AT
LTV RATIOS                      LOANS        BALANCE       BALANCE        RATE     (MOS.)(1)   DSCR   RATIO(2)   MATURITY(1),(2)
--------------------------------------------------------------------------------------------------------------------------------

40.6% - 65.0%                     14      $ 81,014,029       28.2%       6.0915%      113      1.46x    62.1%         56.6%
65.1% - 70.0%                     10        87,750,000       30.5        6.0903       111      1.23x    69.3%         67.3%
70.1% - 75.0%                      6        47,648,479       16.6        5.6533       115      1.17x    78.9%         73.1%
75.1% - 80.0%                      3        45,887,000       16.0        5.9023        96      1.30x    79.8%         79.8%
80.1% - 82.3%                      1        25,000,000        8.7        6.5300        60      1.22x    82.3%         82.3%
                              -------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508      100.0%       6.0264%      105      1.30X    71.7%         68.5%
                              =================================================================================================

         TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(3)

                                                                              WEIGHTED AVERAGES
                                                                         ---------------------------
                                             AGGREGATE        % OF              CUT-OFF
                               NUMBER OF      CUT-OFF       INITIAL               DATE
                               MORTGAGED       DATE       LOAN GROUP 2    UW      LTV
PROPERTY TYPE                 PROPERTIES      BALANCE       BALANCE      DSCR   RATIO(2)   OCCUPANCY
----------------------------------------------------------------------------------------------------

MULTIFAMILY
Garden                            22       $230,732,125       80.3%      1.30x    70.9%      92.3%
Mid/High Rise                      2         28,888,695       10.1       1.21x    80.9%      93.0%
Student Housing                    7         19,871,036        6.9       1.28x    70.7%      99.6%
                              ----------------------------------------------------------------------
SUBTOTAL:                         31       $279,491,856       97.3%      1.29x    72.0%      92.9%
MANUFACTURED HOUSING               3       $  7,807,651        2.7%      1.55x    62.3%      96.0%
                              ----------------------------------------------------------------------
TOTAL:                            34       $287,299,508      100.0%      1.30X    71.7%      93.0%
                              ======================================================================

(1)  For the ARD loans, the Anticipated Repayment Date.

(2)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

(3)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

                                     A-2-16

       MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                            AGGREGATE        % OF                   STATED             CUT-OFF
                              NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE        LTV RATIO
                              MORTGAGED        DATE      LOAN GROUP 2   MORTGAGE      TERM       UW       LTV           AT
LOCATION                     PROPERTIES      BALANCE        BALANCE       RATE     (MOS.)(2)   DSCR    RATIO(3)   MATURITY(2),(3)
---------------------------------------------------------------------------------------------------------------------------------

Texas                              8      $ 71,186,000        24.8%      5.6833%      119      1.43x     69.6%        65.4%
North Carolina                     5        46,959,125        16.3       5.9278       113      1.23x     76.0%        72.7%
Georgia                            2        40,850,000        14.2       6.1740       119      1.24x     66.3%        66.3%
California                         3        40,812,479        14.2       6.4578        60      1.21x     77.2%        76.8%
Florida                            4        31,330,907        10.9       6.1966       119      1.21x     67.0%        59.4%
Ohio                               2        21,720,000         7.6       5.9001        70      1.32x     78.6%        77.7%
Illinois                           6        11,926,195         4.2       6.1849       119      1.33x     66.9%        57.5%
Pennsylvania                       1         7,287,000         2.5       5.9950       120      1.28x     79.2%        79.2%
Michigan                           1         7,280,000         2.5       5.8400       119      1.30x     73.9%        69.0%
Virginia                           1         4,850,000         1.7       6.2000       120      1.15x     74.2%        69.6%
Arizona                            1         3,097,801         1.1       6.5700        59      2.00x     43.0%        40.6%
                              ---------------------------------------------------------------------------------------------------
TOTAL:                            34      $287,299,508       100.0%      6.0264%      105      1.30X     71.7%        68.5%
                              ===================================================================================================

(1)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(2)  For the ARD loans, the Anticipated Repayment Date.

(3)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                            WEIGHTED AVERAGES
                                                                        ---------------------------------------------------------
                                             AGGREGATE        % OF                    STATED             CUT-OFF
                               NUMBER OF      CUT-OFF        INITIAL                REMAINING             DATE        LTV RATIO
YEARS                          MORTGAGED        DATE      LOAN GROUP 2   MORTGAGE      TERM       UW      LTV           AT
BUILT/RENOVATED               PROPERTIES      BALANCE      BALANCE        RATE      (MOS.)(3)    DSCR   RATIO(4)   MATURITY(3),(4)
---------------------------------------------------------------------------------------------------------------------------------

1960 - 1979                        3       $ 12,334,979        4.3%       6.1407%     104       1.26x     76.0%        73.6%
1980 - 1989                        6         27,945,000        9.7        6.1576       92       1.27x     69.7%        66.5%
1990 - 1999                        8         81,713,801       28.4        6.0364      113       1.24x     69.2%        66.7%
2000 - 2007                       17        165,305,728       57.5        5.9908      104       1.33x     72.9%        69.4%
                              ----------------------------------------------------------------------------------------------------
TOTAL:                            34       $287,299,508      100.0%       6.0264%     105       1.30X     71.7%        68.5%
                              ====================================================================================================

              PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                         WEIGHTED AVERAGES
                                                                       ----------------------------------------------------
                                            AGGREGATE      % OF                     STATED             CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                  REMAINING             DATE     LTV RATIO
PREPAYMENT                    MORTGAGED        DATE      LOAN GROUP 2   MORTGAGE      TERM      UW        LTV         AT
PROTECTION                      LOANS        BALANCE        BALANCE       RATE     (MOS.)(3)   DSCR    RATIO(4)     60.60%
---------------------------------------------------------------------------------------------------------------------------

Defeasance                       29       $208,449,508       72.6%       6.0136%     107       1.24x     71.4%       67.5%
Yield Maintenance                 3         52,800,000       18.4        6.1278       91       1.52x     69.2%       67.9%
Def, Fixed Penalty                2         26,050,000        9.1        5.9233      119       1.26x     78.9%       78.1%
                              ---------------------------------------------------------------------------------------------
TOTAL:                           34       $287,299,508      100.0%       6.0264%     105       1.30X     71.7%       68.5%
                              =============================================================================================

          PARTIAL INTEREST ONLY PERIODS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                           WEIGHTED AVERAGES
                                                                       ----------------------------------------------------------
                                            AGGREGATE      % OF                     STATED             CUT-OFF
                              NUMBER OF      CUT-OFF      INITIAL                  REMAINING             DATE        LTV RATIO
PARTIAL INTEREST              MORTGAGED        DATE      LOAN GROUP 2   MORTGAGE      TERM      UW        LTV           AT
ONLY PERIODS                    LOANS        BALANCE        BALANCE       RATE     (MOS.)(3)   DSCR    RATIO(4)   MATURITY(3),(4)
---------------------------------------------------------------------------------------------------------------------------------

 6 - 48                          8        $ 35,037,500       28.8%       6.2233%     111       1.28x    67.2%         60.6%
49 - 60                         11          86,736,000       71.2        5.7936      119       1.20x    73.3%         68.3%
                              ---------------------------------------------------------------------------------------------------
                                19        $121,773,500      100.0%       5.9172%     117       1.23X    71.5%         66.1%
                              ===================================================================================================

(1)  Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.

(2)  Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this free writing prospectus.

(3)  For the ARD loans, the Anticipated Repayment Date.

(4)  With respect to certain mortgage loans, the loan to value ratios were based upon the "as stabilized" values rather than the "as-is" values or with certain other adjustments.

                                     A-2-18

ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND GROUPS OF CROSS-COLLATERALIZED
MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

ANNEX A-3-1

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------------
                            TOP FIFTEEN MORTGAGE LOANS(1)
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
 LOAN                                                             NUMBER OF     LOAN
SELLER(2)    LOAN NAME                       CITY, STATE         PROPERTIES    GROUP
--------------------------------------------------------------------------------------

NCCI        Plaza El Segundo                El Segundo, CA           1           1

JPMCB       Sawgrass Mills Mall             Sunrise, FL              1           1

NATIXIS     111 Massachusetts Avenue        Washington, DC           1           1

JPMCB       Hard Rock Hotel - Chicago       Chicago, IL              1           1

JPMCB       Ten Penn Center                 Philadelphia, PA         1           1
--------------------------------------------------------------------------------------
JPMCB       Carespring Portfolio            Various, Various         8           1

JPMCB       Overlook III                    Atlanta, GA              1           1

UBS         7000 Central Park               Atlanta, GA              1           1

JPMCB       Summit Mall                     Fairlawn, OH             1           1

UBS         Pacific Coast Plaza             Oceanside, CA            1           1
--------------------------------------------------------------------------------------
UBS         Marriott Overland Park          Overland Park, KS        1           1

NATIXIS     St. Joe - Windward Plaza        Alpharetta, GA           2           1

NATIXIS     St. Joe - 150 W. Main           Norfolk, VA              1           1

JPMCB       Liberty Plaza                   Philadelphia, PA         1           1

NCCI        Sheraton Gunter                 San Antonio, TX          1           1

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
            TOP 5 TOTAL/WEIGHTED AVERAGE
            TOP 10 TOTAL/WEIGHTED AVERAGE
            TOP 15 TOTAL/WEIGHTED AVERAGE
--------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
 LOAN          CUT-OFF DATE    % OF      SF/UNITS/      UW      CUT-OFF         PROPERTY
SELLER(2)        BALANCE       IPB      ROOMS/BEDS     DSCR    LTV RATIO          TYPE
-------------------------------------------------------------------------------------------

NCCI         $  162,000,000    6.5%       382,065     1.30x      78.6%         Retail

JPMCB        $  150,000,000    6.0%     1,991,491     1.20x      80.0%         Retail

NATIXIS      $   90,000,000    3.6%       254,890     1.10x      72.0%         Office

JPMCB        $   69,500,000    2.8%           381     1.90x      63.8%          Hotel

JPMCB        $   69,000,000    2.8%       670,857     1.60x      62.7%         Office
-------------------------------------------------------------------------------------------
JPMCB        $   68,310,000    2.7%         1,136     2.75x      60.7%       Senior Housing

JPMCB        $   66,700,000    2.7%       438,709     1.23x      79.2%           Office

UBS          $   65,000,000    2.6%       415,324     1.20x      73.9%           Office

JPMCB        $   65,000,000    2.6%       529,065     2.20x      49.1%           Retail

UBS          $   62,950,000    2.5%       312,313     1.20x      76.4%           Retail
-------------------------------------------------------------------------------------------
UBS          $   49,500,000    2.0%           390     1.25x      73.0%            Hotel

NATIXIS      $   47,634,792    1.9%       335,498     1.10x      80.1%           Office

NATIXIS      $   46,948,014    1.9%       225,286     1.11x      79.4%           Office

JPMCB        $   43,000,000    1.7%       371,505     1.25x      77.5%           Retail

NCCI         $   40,000,000    1.6%           322     1.50x      76.9%            Hotel

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
             $  540,500,000   21.6%                   1.35X      74.0%
             $  868,460,000   34.7%                   1.50X      71.6%
             $1,095,542,806   43.7%                   1.44X      72.8%
-------------------------------------------------------------------------------------------

(1)   Information with respect to the mortgage loans with 1 or more subordinate companion loans is calculated without regard to the related subordinate companion loan and in the case of mortgage loans with 1 or more pari passu companion loans, the information in certain circumstances, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related pari passu companion loans.

(2)   "JPMCB" = JPMorgan Chase Bank, N.A.; "UBS" = UBS Real Estate Securities
      Inc.; "NATIXIS"= Natixis Real Estate Capital Inc.; "NCCI" = Nomura Credit
      & Capital, Inc.

                                      A-3-2

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

------------------------------------------------------------------------------------------------------
                   ADDITIONAL SECURED DEBT AND SECURED MEZZANINE DEBT LOAN SUMMARY
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
                                         CUT-OFF         % OF                    TRUST
                                          DATE          CUTOFF                  CUT-OFF
                                         TRUST          TRUST    PARI PASSU       DATE      TRUST
            LOAN NAME                   BALANCE(1)     BALANCE       DEBT       LTV(2,3)   DSCR(2,4)
------------------------------------------------------------------------------------------------------

PLAZA EL SEGUNDO                      $162,000,000       6.5%   $          0      78.6%      1.30x
SAWGRASS MILLS MALL                    150,000,000       6.0     670,000,000      80.0%      1.20x
TEN PENN CENTER                         69,000,000       2.8               0      62.7%      1.60x
CARESPRING PORTFOLIO                    68,310,000       2.7      34,155,000      60.7%      2.75x
ST. JOE - WINDWARD PLAZA                47,634,792       1.9               0      80.1%      1.10x
ST. JOE - 150 W. MAIN                   46,948,014       1.9               0      79.4%      1.11x
ST. JOE - MILLENIA PARK ONE             27,996,592       1.1               0      78.6%      1.10x
HOTEL PACIFIC                           23,500,000       0.9               0      77.8%      1.25x
CASSFORD CORPORATE PARK                 21,560,000       0.9               0      80.0%      1.16x
ST. JOE - SOUTHHALL CENTER              17,890,061       0.7               0      72.1%      1.11x
ST. JOE - BECKRICH                      12,471,934       0.5               0      77.5%      1.10x
ST. JOE - SOUTHWOOD ONE                 11,956,853       0.5               0      72.5%      1.15x
99 UNIVERSITY PLACE                      4,500,000       0.2               0      18.0%      3.89x
LOGAN PORTFOLIO-BEAVERCREEK, OH          1,915,000       0.1       1,915,000      77.1%      1.18x
LOGAN PORTFOLIO-DECATUR, AL              1,755,000       0.1       1,755,000      77.1%      1.18x
LOGAN PORTFOLIO-HUNTSVILLE, AL           1,750,000       0.1       1,750,000      77.1%      1.18x
LOGAN PORTFOLIO-FLOWOOD, MS              1,655,000       0.1       1,655,000      77.1%      1.18x
LOGAN PORTFOLIO-BOWLING GREEN, KY        1,630,000       0.1       1,630,000      77.1%      1.18x
LOGAN PORTFOLIO-SAVANNAH, GA             1,555,000       0.1       1,555,000      77.1%      1.18x
LOGAN PORTFOLIO-MURFREESBORO, TN         1,545,000       0.1       1,545,000      77.1%      1.18x
LOGAN PORTFOLIO-WEST MONROE, LA          1,540,000       0.1       1,540,000      77.1%      1.18x
LOGAN PORTFOLIO-GALLATIN, TN             1,475,000       0.1       1,475,000      77.1%      1.18x
LOGAN PORTFOLIO-CANTON, MI               1,365,000       0.1       1,365,000      77.1%      1.18x
LOGAN PORTFOLIO-FT. OGLETHORPE, GA       1,305,000       0.1       1,305,000      77.1%      1.18x
LOGAN PORTFOLIO-OXFORD, AL               1,280,000       0.1       1,280,000      77.1%      1.18x
LOGAN PORTFOLIO-EVANSVILLE, IN           1,245,000       0.0       1,245,000      77.1%      1.18x
LOGAN PORTFOLIO-AUSTIN, TX               1,165,000       0.0       1,165,000      77.1%      1.18x
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                $684,948,246      27.3%   $725,335,000      75.0%      1.41X
-------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                         JUNIOR/       CUT-OFF DATE        TOTAL       TOTAL       CUT-OFF
                                        B-NOTES/          TOTAL          MORTGAGE     MORTGAGE       DATE
                                       SUBORDINATE       MORTGAGE       DEBT CUTOFF     DEBT      MEZZANINE
            LOAN NAME                    SECURED         DEBT(2)         LTV(2,3)     DSCR(2,4)    BALANCE
------------------------------------------------------------------------------------------------------------

PLAZA EL SEGUNDO                       $13,000,000   $  175,000,000        85.0%        1.18x   $         0
SAWGRASS MILLS MALL                     30,000,000      850,000,000        82.9%        1.16x             0
TEN PENN CENTER                                (5)       69,000,000        62.7%        1.60x             0
CARESPRING PORTFOLIO                             0      102,465,000        60.7%        2.75x             0
ST. JOE - WINDWARD PLAZA                         0       47,634,792        80.1%        1.10x           (6)
ST. JOE - 150 W. MAIN                            0       46,948,014        79.4%        1.11x           (6)
ST. JOE - MILLENIA PARK ONE                      0       27,996,592        78.6%        1.10x           (6)
HOTEL PACIFIC                            2,000,000       25,500,000        84.4%        1.09x             0
CASSFORD CORPORATE PARK                    940,000       22,500,000        83.5%        1.07x             0
ST. JOE - SOUTHHALL CENTER                       0       17,890,061        72.1%        1.11x           (6)
ST. JOE - BECKRICH                               0       12,471,934        77.5%        1.10x           (6)
ST. JOE - SOUTHWOOD ONE                          0       11,956,853        72.5%        1.15x           (6)
99 UNIVERSITY PLACE                              0        4,500,000        18.0%        3.89x    18,000,000
LOGAN PORTFOLIO-BEAVERCREEK, OH                  0        3,830,000        77.1%        1.18x             0
LOGAN PORTFOLIO-DECATUR, AL                      0        3,510,000        77.1%        1.18x             0
LOGAN PORTFOLIO-HUNTSVILLE, AL                   0        3,500,000        77.1%        1.18x             0
LOGAN PORTFOLIO-FLOWOOD, MS                      0        3,310,000        77.1%        1.18x             0
LOGAN PORTFOLIO-BOWLING GREEN, KY                0        3,260,000        77.1%        1.18x             0
LOGAN PORTFOLIO-SAVANNAH, GA                     0        3,110,000        77.1%        1.18x             0
LOGAN PORTFOLIO-MURFREESBORO, TN                 0        3,090,000        77.1%        1.18x             0
LOGAN PORTFOLIO-WEST MONROE, LA                  0        3,080,000        77.1%        1.18x             0
LOGAN PORTFOLIO-GALLATIN, TN                     0        2,950,000        77.1%        1.18x             0
LOGAN PORTFOLIO-CANTON, MI                       0        2,730,000        77.1%        1.18x             0
LOGAN PORTFOLIO-FT. OGLETHORPE, GA               0        2,610,000        77.1%        1.18x             0
LOGAN PORTFOLIO-OXFORD, AL                       0        2,560,000        77.1%        1.18x             0
LOGAN PORTFOLIO-EVANSVILLE, IN                   0        2,490,000        77.1%        1.18x             0
LOGAN PORTFOLIO-AUSTIN, TX                       0        2,330,000        77.1%        1.18x             0
------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 $45,940,000   $1,456,223,246        79.7%        1.30X   $18,000,000
------------------------------------------------------------------------------------------------------------

(1)   Includes only those assets that are included in the trust fund.

(2)   Information with regard to any mortgage loan with one or more subordinate companion loans is calculated without regard to the related subordinate companion loan(s), and in the case of the the Sawgrass Mills Mall,
      Carespring Portfolio and the Logan Portfolio loans, in certain circumstances, such information, particularly as it relates to debt service coverage ratios and loan-to-value ratios, includes the principal balance and debt service payments of the respective pari passu companion loans.

(3)   With respect to certain mortgage loans, the cut-off LTV Ratio was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation. In addition, with respect to certain mortgage loans, the loan-to-value ratios were based upon the "as-stabilized" values other than the "as-is" value or with ceratin other adjustments.

(4)   With respect to certain mortgage loans, the (UW) DSCR was calculated net of certain reserves and/or certain other assumptions or adjustments were made in making such calculation.

(5)   The Ten Penn Center loan requires the related lender to fund a subordinated B note in an amount not to exceed $18,500,000, in one or more fundings, prior to October 26, 2009 subject to the satisfaction of certain conditions, including but not limited to (i) no event of default exists,
      (ii) the borrower has purchased an interest rate cap agreement from an acceptable counterparty and (iii) lender has received copies of all new leases and leasing and brokerage agreements pursuant to which borrower has tenant improvements or leasing commission obligations. This subordinate B note will bear interest at a rate equal to LIBOR plus 2.25%.

(6)   With respect to loan numbers 12, 13, 26, 38, 55 and 57, the indirect interest in the borrower and the excess cash flow distributions (after debt service and property expenses) received from the property securing the mortgage loan have been pledged to additionally secure other mortgage financings made to affiliates of the borrower.

                                      A-3-3

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            PARI PASSU LOAN SUMMARY
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                          A-NOTE BALANCE AS OF
  LOAN #       LOAN SELLER(1)        LOAN NAME                 CUT-OFF DATE
--------------------------------------------------------------------------------

     2            JPMCB         Sawgrass Mills Mall           $150,000,000
                                                              $139,411,764
                                                              $265,294,118
                                                              $132,647,059
                                                              $132,647,059

     6            JPMCB         Carespring Portfolio          $ 34,155,000
                                                              $ 68,310,000

 Various(3)      NATIXIS        Logan Portfolio               $ 21,180,000
                                                              $ 21,180,000

---------------------------------------------------------------------------------------------
   LOAN #           TRANSACTION                SERVICER                 SPECIAL SERVICER
---------------------------------------------------------------------------------------------

     2         JPMCC 2007-LDP12(2)      Wells Fargo Bank, N.A.      J.E. Robert Company, Inc.
                       TBD                      TBD                          TBD
                  WBCMT 2007-C33           Wachovia Bank             LNR Partners, Inc.
                       TBD                      TBD                          TBD
                       TBD                      TBD                          TBD

     6         JPMCC 2007-LDP11(2)          Wachovia Bank                 CW Capital
                 JPMCC 2007-LDP12       Wells Fargo Bank, N.A.      J.E. Robert Company, Inc.

Various(3)     JPMCC 2007-LDP11(2)           Wachovia Bank                 CW Capital
                JPMCC 2007-LDP1(2)      Wells Fargo Bank, N.A.      J.E. Robert Company, Inc.
---------------------------------------------------------------------------------------------

(1)   "JPMCB" = JPMorgan Chase Bank, N.A.; "Natixis"= Natixis Real Estate
      Capital Inc.

(2)   Represents the controlling pooling and servicing agreement for the related mortgaged loan.

(3)   Consists of loan numbers 143, 145, 146, 148-153, 155-157, 159 and 161.

                                      A-3-4

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-5

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

                     [5 PHOTOS OF PLAZA EL SEGUNDO OMITTED]

                                      A-3-6

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $162,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $162,000,000
% OF POOL BY IPB:                      6.5%
LOAN SELLER:                           Nomura Credit & Capital, Inc.
BORROWER:                              PES Partners, LLC
SPONSOR:                               Robert W. Comstock, Daniel D.
                                       Crosser, Allan W. Mackenzie,
                                       Continental Development
                                       Corporation
ORIGINATION DATE:                      08/02/07
INTEREST RATE:                         6.23000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         08/05/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Grtr1%orYM(93),O(3)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT:                       $13,000,000
ADDITIONAL DEBT TYPE(1):               B-Note, Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                   INITIAL      MONTHLY
                                                 -------------------------
TAXES:                                            $1,386,612    $198,087
INSURANCE:                                         $10,877       $5,438
CAPEX:                                           $16,380,947       $0
TI/LC(2):                                         $4,617,802     $31,823
OTHER(3):                                         $1,005,939       $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        382,065
LOCATION:                              El Segundo, CA
YEAR BUILT/RENOVATED:                  2005/2007
OCCUPANCY(4):                          96.9%
OCCUPANCY DATE:                        07/23/07
NUMBER OF TENANTS:                     40
AVERAGE IN-LINE SALES/SF:              NAP
UW REVENUES:                           $18,004,619
UW EXPENSES:                           $4,442,090
UW NOI:                                $13,562,529
UW NET CASH FLOW:                      $13,311,046
APPRAISED VALUE:                       $206,000,000
APPRAISAL DATE:                        06/20/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                            TRUST ASSET     TOTAL MORTGAGE LOAN
                                           -------------------------------------
CUT-OFF DATE LOAN/SF:                          $424                $458
CUT-OFF DATE LTV:                              78.6%               85.0%
MATURITY DATE LTV:                             78.6%               85.0%
UW DSCR:                                       1.30x               1.18x
--------------------------------------------------------------------------------

(1)   After the second anniversary of the securitization of the Plaza El Segundo mortgage loan, the borrower may incur future mezzanine debt, subject to certain conditions including, but not limited to: (i) the combined loan-to-value ratio of the mortgage loan and the mezzanine debt must not exceed 80% and (ii) the combined debt service coverage ratio of the mortgage loan and the mezzanine debt must be equal to or greater than
      1.10x.

(2)   Monthly TI/LC payments of $31,823 commence on August 5, 2014 and continue on each monthly payment date thereafter.

(3)   Includes $905,939 in a delayed rent reserve.

(4)   Includes tenants representing 4.7% of the square footage that have leases in negotiation. We cannot assure you that these leases or any leases for this space will be executed.

                                      A-3-7

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                            SIGNIFICANT TENANTS

                            RATINGS                              ANNUAL
                           MOODY'S/                   % OF        BASE       ANNUAL BASE   LEASE EXPIRATION
TENANT NAME              S&P/FITCH(1)    TOTAL SF   OWNED SF      RENT        RENT PSF           YEAR
-----------------------------------------------------------------------------------------------------------

ANCHORS
-------
WHOLE FOODS MARKET        Ba1/BBB-/NR      65,658     17.2%    $ 2,068,227     $ 31.50           2028
CHICK'S SPORTING GOODS                     45,059     11.8       1,126,475     $ 25.00           2021
BEST BUY                 Baa2/BBB/BBB+     44,950     11.8       1,486,721     $ 33.07           2017
LINENS 'N THINGS            B3/B/CCC       28,667      7.5         890,684     $ 31.07           2017
BORDERS                                    21,992      5.8         769,720     $ 35.00           2017
PETSMART                    NR/BB/NR       19,698      5.2         689,430     $ 35.00           2022
COST PLUS WORLD MARKET                     18,205      4.8         582,560     $ 32.00           2018
                                         -----------------------------------------------
SUBTOTAL:                                 244,229     63.9%    $ 7,613,817     $ 31.17

TOP 10 TENANTS
--------------
ANTHROPOLOGIE                              11,000      2.9%    $   440,000     $ 40.00           2018
SMITH & HAWKEN                             10,281      2.7         519,121     $ 50.50           2017
SALT CREEK GRILLE                           7,500      2.0         403,776     $ 53.84           2022
ACTIVE RIDE SHOP                            6,757      1.8         337,850     $ 50.00           2017
BANANA REPUBLIC           Ba1/BB+/BB+       6,397      1.7         275,071     $ 43.00           2017
M. FREDRIC                                  6,128      1.6         318,656     $ 52.00           2017
YOGA WORKS                                  6,000      1.6         228,000     $ 38.00           2017
CHILDREN'S PLACE(2)                         5,500      1.4         247,500     $ 45.00           2012
MARMALADE CAFe                              5,409      1.4         259,632     $ 48.00           2017
SWOOZIE'S                                   5,194      1.4         262,297     $ 50.50           2017
                                         -----------------------------------------------
SUBTOTAL:                                  70,166     18.4%    $ 3,291,973     $ 46.92

REMAINING INLINE(2)                        55,675     14.6%    $ 2,920,667     $ 52.46
-------------------                      ------------------------------------------------------------------
VACANT SQUARE FEET:                        11,995      3.1%            NAP
TOTAL OWNED GLA:                          382,065              $13,826,457
-----------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   A portion of the tenants, totaling 4.7% of the square footage, have leases that are in negotiation and have not been executed.

                                      A-3-8

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

THE LOAN. The Plaza El Segundo mortgage loan is secured by a first mortgage fee interest in a single-story anchored retail center, containing approximately
382,065 square feet, located in El Segundo, California.

THE BORROWER. The borrower is PES Partners, LLC, a special purpose entity, that is 30% owned by Mar El Segundo, LLC, 30% owned by CCA Sepulveda, LLC, 30% owned by Continental Rosecrans-Sepulveda, Inc. and 10% owned by Daniel Romano.

THE SPONSOR. The loan sponsors are Robert W. Comstock, Daniel D. Crosser, Allan
W. Mackenzie and Continental Development Corporation ("CDC"). Robert W. Comstock
and Daniel D. Crosser are principals at Comstock Crosser & Associates
Development Company, Inc. ("Comstock, Crosser & Associates"). Comstock Crosser &
Associates is a full-service real estate company that deals primarily in the acquisition, development and management of residential and commercial properties. The company was formed in 1979 and is headquartered in Manhattan
Beach, California. Allan W. Mackenzie is a principal at Mar Ventures, Inc. Mar
Ventures, Inc. is an integrated real estate firm specializing in the acquisition, master planning and redevelopment of underutilized or obsolete land, with a primary focus in the South Bay area of Los Angeles. Mar Ventures,
Inc. was founded in 1985 and is based in Torrance, California. CDC is one of
California's major commercial real estate developers and a leader in office park development. CDC currently owns, and through its own property management department, manages approximately 3.5 million square feet of office and commercial space in Southern and Northern California, comprised of office, medical/dental, research and development, commercial, retail, restaurant, entertainment and mixed-use properties in California's suburban and urban centers. CDC was founded in 1969 and is based in El Segundo, California.

THE PROPERTY. Plaza El Segundo is an anchored retail center located in El
Segundo, California, which is in the South Bay area of Los Angeles County. The mortgaged property is located within the Los Angles County retail market and is considered a Class "A" power/lifestyle community shopping center. The mortgaged property, which was built from 2005 through 2007, includes 382,065 square feet and is anchored by a number of national and regional brand retailers including
Whole Foods Market, Chick's Sporting Goods, Best Buy, Linens 'N Things, Borders,
PetSmart and Cost Plus World Market. Other significant tenants include
Anthropologie, Smith & Hawken, Salt Creek Grille, Active Ride Shop and Banana
Republic.

Primary access to the mortgaged property is provided by Sepulveda
Boulevard/Pacific Coast Highway, Hawthorne Boulevard, Crenshaw Boulevard,
Western Avenue and Normandie Avenue. Regional access is provided by Golden State
Freeway (I-5), San Diego Freeway (I-405), San Gabriel River Freeway (I-605),
Long Beach Freeway (I-710) and the Pasadena/Harbor Freeway (SR-110).

The mortgaged property is located at one of the busiest intersections in the
South Bay, and is visible to over 114,000 cars per day. The Rosecrans Avenue office and retail corridor is home to national and regional retailers, restaurants, global and national corporate headquarters, entrepreneurial firms, entertainment users and hotels. The influence of the prominent tenants generate substantial day and night/weekend customer traffic to the mortgaged property's area from communities throughout the South Bay. The mortgaged property's trade area includes approximately 142,000 residents within the beach cities and El
Segundo, and an additional 248,000 daytime employees within a 5-mile radius of the center.

SIGNIFICANT TENANTS. Whole Foods Market, Inc. (NASDAQ: WFMI) ("Ba1/BBB-/NR" by
Moody's/S&P/Fitch) leases 65,658 square feet, with the lease expiring in January
2028. Founded in 1980, Whole Foods Market, Inc. is one of the world's largest natural foods chain, operating 185 stores. Whole Foods Market, Inc. stores emphasize perishable products, which account for more than two-thirds of sales.
Whole Foods Market, Inc. offers more than 1,500 items in 4 lines of private-label products.

Chick's Sporting Goods, Inc. ("Chick's") leases 45,059 square feet with the lease expiring in November 2021. Chick's operates more than 10 sporting goods stores and a discount center in Southern California. Chick's sells apparel and equipment for fitness, golf, water and snow sports, tennis and team activities.

Best Buy Co., Inc. ("Best Buy") (NYSE: BBY) ("Baa2/BBB/BBB+" by
Moody's/S&P/Fitch) leases 44,950 square feet with the lease expiring in January
2017. Best Buy operates a chain of more than 1,170 stores in the U.S., Canada and China offering a wide variety of electronic gadgets, movies, music, computers and appliances. In addition to selling products, Best Buy offers installation and maintenance services, technical support and subscriptions for cell phone and internet services. Best Buy also operates under Magnolia Audio
Video (20 stores in the US) and Future Shop (more than 100 locations in Canada).
The equity market capitalization of Best Buy was $20.7 billion as of August 3,
2007. For the fiscal year ended March 2007, Best Buy reported sales of $35.9 billion and a net income of $1.4 billion ($2.86 earnings per share). As of
September 2006, Best Buy employed 140,000 people.

THE MARKET(1). The mortgaged property is located in the coastal city of El
Segundo, a densely populated residential community in the South Bay area of Los
Angeles County, CA. Los Angeles continues to attract retailers seeking to capitalize on the region's strong population, job and income growth. The demographic profile of El Segundo and the surrounding beach cities of Hermosa
Beach, Manhattan Beach and Redondo Beach attracts a broad variety of retailers.

As of the first quarter of 2007 (per REIS), the Los Angeles County retail market had an inventory of 61.8 million square feet with a vacancy rate of 2.9%. The asking rental rate in the market was $29.64 per square foot as of the first quarter of 2007, reflecting an increase of 5.9% from $27.96 per square foot as of 2006. The Los Angeles County retail market experienced a positive net absorption of 595,000 square feet as of the first quarter of 2007.

As of the first quarter of 2007 (per REIS), the El Segundo retail sub-market had an inventory of 3.2 million square feet with a vacancy rate of 1.1%. The asking rental rate in the sub-market was $34.80 per square foot as of the first quarter of 2007, reflecting an increase of 2.8% from $33.96 per square foot as of fourth quarter of 2006.

(1)   Certain information was obtained from the Plaza El Segundo appraisal, dated June 20, 2007. The appraisal relies upon many assumptions and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                      A-3-9

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

The beach cities of Hermosa, Manhattan, Redondo and El Segundo represent the mortgaged property's primary trade area and features one of the highest income levels in Southern California, with an average annual household income of approximately $112,710 that is above the regional, state and national averages.
In 2007, within a 5-mile radius, there is a population of 494,550 people with an average household income of $82,519.

PROPERTY MANAGEMENT. The mortgaged property is managed by Comstock, Crosser &
Associates, which is affiliated with the borrower and the sponsor.

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

             NUMBER OF                                            % OF      CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA    BASE RENT    BASE RENT   SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
 YEAR        EXPIRING     EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP          11,995        3.1%            NAP       NAP        11,995         3.1%               NAP        NAP
2007 & MTM       0               0        0.0     $         0       0.0%       11,995         3.1%       $         0        0.0%
2008             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2009             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2010             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2011             0               0        0.0               0       0.0        11,995         3.1%       $         0        0.0%
2012             2           6,276        1.6         278,540       2.0        18,271         4.8%       $   278,540        2.0%
2013             0               0        0.0               0         0        18,271         4.8%       $   278,540        2.0%
2014             1           1,641        0.4          90.225       0.7        19,912         5.2%       $   368,795        2.7%
2015             0               0        0.0               0         0        19,912         5.2%       $   368,795        2.7%
2016             0               0        0.0               0         0        19,912         5.2%       $   368,795        2.7%
2017            29         185,172       48.5       7,688,449      55.6       205,084        53.7%       $ 8,057,244       58.3%
AFTER            8         176,981       46.3       5,769,213      41.7       382,065       100.0%       $13,826,457      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:          40         382,065      100.0%    $13,826,457     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                      A-3-10

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

            [MAP INDICATING THE LOCATION OF PLAZA EL SEGUNDO OMITTED]

                                      A-3-11

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                PLAZA EL SEGUNDO
--------------------------------------------------------------------------------

                     [SITE PLAN OF PLAZA EL SEGUNDO OMITTED]

                                      A-3-12

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-13

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                    [4 PHOTOS OF SAWGRASS MILLS MALL OMITTED]

                                      A-3-14

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $150,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $150,000,000
% OF POOL BY IPB:                      6.0%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Sunrise Mills (MLP) Limited
                                       Partnership, Sawgrass Mills Phase
                                       II Limited Partnership, and
                                       Sawgrass Mills Phase III Limited
                                       Partnership
SPONSOR(1):                            Sunrise Mills (MLP) Limited
                                       Partnership, Sawgrass Mills Phase
                                       II Limited Partnership, Sawgrass
                                       Mills Phase III Limited Partnership,
                                       Sawgrass Mills Phase IV, LLC, and
                                       The Mills Limited Partnership
ORIGINATION DATE:                      06/11/07
INTEREST RATE:                         5.82000%
INTEREST-ONLY PERIOD:                  84 months
MATURITY DATE:                         07/01/14
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(52),O(7)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       $670,000,000/$30,000,000
ADDITIONAL DEBT TYPE(2):               Pari Passu/B-Note, Permitted
                                       Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                      INITIAL       MONTHLY
                                                      -----------------------
TAXES:                                                   $0            $0
INSURANCE:                                               $0            $0
CAPEX:                                                   $0            $0
OTHER:                                                   $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE(3):                     1,991,491
LOCATION:                              Sunrise, FL
YEAR BUILT/RENOVATED:                  1990/2006
OCCUPANCY:                             95.8%
OCCUPANCY DATE:                        05/01/07
NUMBER OF TENANTS:                     275
HISTORICAL NOI:
  2005:                                $42,589,188
  2006:                                $44,973,613
AVERAGE IN-LINE SALES/SF:              $585.48
UW REVENUES:                           $87,617,479
UW EXPENSES:                           $28,145,597
UW NOI(4):                             $59,471,882
UW NET CASH FLOW(4):                   $57,968,003
APPRAISED VALUE:                       $1,025,000,000
APPRAISAL DATE:                        05/04/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                         TRUST ASSET(5)     TOTAL MORTGAGE LOAN
                                       -----------------------------------------
CUT-OFF DATE LOAN/SF:                        $412                  $427
CUT-OFF DATE LTV:                            80.0%                 82.9%
MATURITY DATE LTV:                           80.0%                 82.9%
UW DSCR:                                     1.20x                 1.16x
--------------------------------------------------------------------------------

(1)   The Mills Limited Partnership has provided for a payment guaranty in the maximum principal amount of $100,000,000, which may be reduced on a quarterly basis during the term of the Sawgrass Mills Mall mortgage loan beginning July 1, 2007 under the conditions set forth in the related mortgage loan documents. The Mills Limited Partnership payment guaranty terminates upon the earlier of (i) payment in full of the mortgage loan,
      (ii) defeasance pursuant to the terms of the loan agreement, or (iii) the adjusted guaranty amount is $0. We cannot assure you that the guarantors will have the creditworthiness or financial ability to make any payments due under the foregoing guaranties.

(2)   The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple pari passu A-Notes in the combined amount of $820,000,000,
      $150,000,000 of which will be included in the trust, and a B-Note in the amount of $30,000,000. The borrower is permitted to secure future mezzanine debt provided certain terms and conditions are satisfied, including but not limited to: (i) The aggregate debt service coverage ratio is not less than 1.05x and (ii) the aggregate loan to value ratio does not exceed 85%.

(3)   Total square footage for the mall totals 2,275,541 square feet, of which
      1,991,491 square feet serves as collateral for the mortgage loan.

(4)   The increase in UW NOI and Net Cash Flow is attributed to the addition of the Colonnade section of the mortgaged property, as well as rent bumps through August 30, 2008 and executed leases that are in their build out phase or leases that are out for signature. Currently the mortgaged property is approximately 95.8% occupied. Underwritten percentage rent is mainly higher than 2006 figures because the 2006 figures only include a partial year of Colonnade tenant contribution.

(5)   With respect to the Sawgrass Mills Mall financial information, particularly in the case of the loan-to-value ratios and debt service coverage ratios include the aggregate principal balance of the Sawgrass
      Mills Mall loan and the Sawgrass Mills Mall pari passu companion loans, but does not include the aggregate principal balance of the Sawgrass Mills
      Mall subordinate companion loans unless specifically indicated.

                                      A-3-15

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            SIGNIFICANT TENANTS
                                                                              ANNUAL
                                     RATINGS                        % OF       BASE       ANNUAL BASE               LEASE EXPIRATION
TENANT NAME                    MOODY'S/S&P/FITCH(1)   TOTAL SF    OWNED SF     RENT        RENT PSF      SALES PSF        YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
-------
SUPER TARGET                         A1/A+/A+           152,560      NAP            NAP         NAP    Anchor Owned       2099
WANNADO CITY                                            113,567      5.7%   $ 1,794,359     $ 15.80         $51           2024
BURLINGTON COAT FACTORY              B3/B/CCC+          111,324      5.6        667,944     $  6.00        $269           2008
J.C. PENNEY                        Baa3/BBB-/BBB        104,506      5.2        610,573     $  5.84        $164           2009
REGAL CINEMA                         B2/BB-/B-           89,591      4.5      1,385,973     $ 15.47    $370,050(3)        2009
BED, BATH, & BEYOND                  NR/BBB/NR           79,409      4.0        615,420     $  7.75        $182           2009
BRANDSMART                                               77,527      3.9        455,436     $  5.87      $1,292           2010
MARSHALLS                             A3/A/NR            77,340      3.9        716,588     $  9.27        $386           2011
OUTLET MARKETPLACE                                       75,446      NAP            NAP         NAP    Anchor Owned       2099
                                                      --------------------  -----------------------
SUBTOTAL(2):                                            881,270     32.8%   $ 6,246,292     $  9.56

TOP 10 TENANTS
--------------
AMERICAN SIGNATURE FURNITURE                             53,768      NAP            NAP         NAP    Anchor Owned       2099
THE SPORTS AUTHORITY                  NR/B/NR            47,662      2.4%   $   607,691     $ 12.75        $300           2010
SAKS                                 B3/B+/B+            45,633      2.3        505,756     $ 11.08        $376           2009
NEIMAN MARCUS                        B2/B+/B-            44,216      2.2        585,862     $ 13.25        $454           2016
T.J. MAXX                             A3/A/NR            37,948      1.9        363,980     $  9.59        $209           2010
GAP OUTLET                          Ba1/BB+/BB+          28,152      1.4        534,888     $ 19.00        $868           2008
NORDSTROM RACK                       Baa1/A/A-           26,976      1.4        377,664     $ 14.00        $516           2013
NIKE FACTORY STORE                   A2/A+/NR            25,110      1.3        615,195     $ 24.50        $658           2011
BEALLS OUTLET STORES, INC.                               22,656      1.1        203,904     $  9.00        $104           2012
RONJON SURF SHOP                                         22,539      1.1        508,254     $ 22.55        $252           2008
                                                      --------------------  -----------------------
SUBTOTAL(2):                                            354,660     15.1%   $ 4,303,194     $ 14.30

REMAINING INLINE(2)                                     955,314     47.9%   $33,577,779     $ 35.67
-------------------                                   --------------------  -----------------------
VACANT SQUARE FEET:                                      84,297      4.2%           NAP
TOTAL OWNED GLA:                                      1,991,491             $44,127,265
TOTAL CENTER GLA:                                     2,275,541             $44,127,265
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   With respect to the total square feet, the aggregate is inclusive of the anchor owned square footage.

(3)   Represents per screen sales of the 23-screen theatre.

                                      A-3-16

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

THE LOAN. The Sawgrass Mills Mall mortgage loan is secured by a first mortgage fee in a 2,275,541 square foot regional mall, of which 1,991,491 serves as collateral for the mortgaged property, located in Sunrise, Florida, approximately 10 miles west of downtown Ft. Lauderdale.

The $850,000,000 Sawgrass Mills Mall mortgage loan has been split into multiple senior notes with the aggregate outstanding principal balance as of the cut-off date of $820,000,000 and multiple subordinate notes with an aggregate outstanding principal balance as of the cut-off date of $30,000,000. One of the senior notes in the outstanding principal balance as of the cut-off date of
$150,000,000 is included in the trust fund, and the remaining senior notes in the aggregate outstanding principal balance as of the cut-off date of
$670,000,000 are expected to be securitized, and in some cases have been, in unrelated transactions. The Sawgrass Mills Mall mortgage loan will be serviced under the pooling and servicing agreement relating to the trust fund.

THE BORROWER. The borrowers are Sunrise Mills Limited Partnership, Sawgrass
Mills Phase II Limited Partnership and Sawgrass Mills Phase III Limited
Partnership, each of which is a special purpose entity owned by SPG -- FCM
Ventures, LLC.

THE SPONSOR. The loan sponsor is SPG -- FCM Ventures, LLC, a joint venture of
Simon Property Group, Inc. ("Simon") and Farallon Capital Management L.L.C.
("Farallon"). Simon (NYSE: SPG), an S&P 500 company, is a publicly traded retail real estate company in North America with a total market capitalization of approximately $19 billion. Simon, headquartered in Indianapolis, Indiana, is a
REIT engaged in the ownership, development and management of retail real estate.
Simon operates from 5 platforms: regional malls, Premium Outlet Centers, The
Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately
323 properties in the United States, containing an aggregate of 244 million square feet of gross leaseable area in 41 states and Puerto Rico. Simon also holds an interest in 53 European shopping centers located in France, Italy and
Poland; 5 Premium Outlet Centers in Japan; and 1 Premium Outlet Center in
Mexico.

Farallon is a global investment management company based in San Francisco.
Farallon manages discretionary equity capital for institutional investors such as university endowments, foundations and pension plans. Farallon was founded in
March 1986 and invests in public and private debt and equity securities, direct investments in private companies and real estate. Prior to the Mills acquisition, Farallon was the largest shareholder of Mills stock.

THE PROPERTY. The Sawgrass Mills Mall, one of the largest retail centers in
Florida, is a 2.3 million square foot, Class "A", single-story super regional mall located in Sunrise, Florida, approximately 10 miles west of downtown Ft.
Lauderdale. The mortgaged property features 24 anchor and major tenants, over
300 specialty retailers, as well as a variety of restaurants and entertainment venues. The mortgaged property was built in 1990 and was last renovated in 1999 with expansions in 1995, 1998, 1999 and 2006. The expansions included the construction of 2 additional sections to the mortgaged property, The Oasis in
1999 and The Colonnade in 2006. The Sawgrass Mills Mall section contains a total of approximately 1.8 million square feet and includes anchor tenants such as
Super Target (not part of collateral), Outlet Marketplace (not part of collateral) and American Signature Furniture (not part of collateral). The Oasis contains a total of approximately 319,664 square feet and includes Regal Cinema,
Nordstrom Rack and Polo Ralph Lauren Factory Store. The Colonnade, which opened in March 2006, contains a total of approximately 112,452 square feet and includes retailers such as Neiman Marcus, Barney's Outlet and Burberry in an open-air promenade with Mediterranean architecture, fountains, plazas, covered walkways and valet parking. The in-line tenant space in all 3 phases totals approximately 903,712 square feet inclusive of the food court and kiosks. The mortgaged property is currently 95.8% occupied with average in-line sales (for tenants occupying over 20,000 square feet) of $585.48 per square foot and an occupancy cost ratio of 11.9%.

The Sawgrass Mills Mall is situated on approximately 440 acres of land on the northwest quadrant of the intersections of West Sunrise Boulevard and Flamingo
Road. There is extensive frontage along the north side of West Sunrise Boulevard as well as the west side of Flamingo Road and the east side of Panther Parkway
(NW 136th Avenue). Access to Sawgrass Mills Mall is provided via I-75 with interchanges just north and south of the mortgaged property. Additionally,
Sawgrass Mills Mall is approximately one-half mile east of Sawgrass Expressway and 2.5 miles north of I-595, which are the major north/south and east/west arterials in the area. The Bank Atlantic Center, home of the Florida Panthers
NHL hockey team and also the site of numerous shows, concerts, and events throughout the year, is located just northwest of the mall directly across
Panther Parkway.

SIGNIFICANT TENANTS.

Wannado City. Wannado City occupies approximately 5.0% of the total leasable area and is operated by Wannado Entertainment. Wannado Entertainment created
America's first indoor role-playing theme park for children, recreating all the sites of a major city from the point of view of kids, with many real-play venues and hundreds of career possibilities. The location at Sawgrass Mills Mall is the first site for this concept and opened in 2004. Wannado Entertainment is part of
CIE Theme Parks. CIE Theme Parks is the division within Corporacion
Interamericana de Entretenimiento, S.A. de C.V. (CIE) charged with owning and operating entertainment parks throughout the world. With 10 parks in Latin
America and the U.S., CIE Theme Parks is considered a large global amusement park operator.

                                      A-3-17

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

Burlington Coat Factory. Burlington Coat Factory occupies approximately 4.9% of the total leasable area and is operated by Burlington Coat Factory Warehouse
Corporation. The Burlington Coat Factory is a national department store retail chain that offers designer merchandise at discounted prices. As of July 2007,
Burlington Coat Factory operated 365 stores in 42 states nationwide. Burlington
Coat Factory is privately held by Bain Capital Partners, LLC. Net sales from continuing operations for the fiscal year ended June 2006 were $3.4 billion.

JC Penney. JC Penney occupies approximately 4.6% of the total leasable area and is operated by JC Penney Company, Inc. ("JC Penney") JC Penney is one of the
nation's largest department store, catalog and e-commerce retailers. As of July
2007, JC Penney operated 1,035 department stores throughout the U.S. and Puerto
Rico, and 62 Renner department stores in Brazil. JC Penney is publicly traded on the NYSE under the ticker symbol JCP, and reported fiscal year 2006 gross revenues of approximately $19.9 billion with net income of approximately $1.2 billion.

PARTIAL RELEASE. Provided no event of default occurs and is continuing, the borrower may without the consent of the mortgagee: (i) make transfers of immaterial or non-income producing portions of the mortgaged property to any federal, state, or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the mortgaged property for dedication or public use, (ii) make transfers of non-income producing portions of the mortgaged property (by sale, ground lease, sublease, or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use in integrated and consistent with the use of the mortgaged property and (iii) dedicate portions of the mortgaged property or grant easements, restrictions, covenants, reservations, and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes, provided that no such transfer, conveyance or other encumbrance to a third party materially impairs the utility or operation of the mortgaged property or materially adversely affects the value of the mortgaged property, taken as a whole.

THE MARKET(1). The Sawgrass Mills Mall is located in Broward County, within the
City of Sunrise, Florida. The mortgaged property lies within the Fort Lauderdale
Metropolitan Statistical Area ("MSA") and is the dominant regional mall in South
Florida. South Florida's annual population growth has consistently outpaced the
Top 100 and national averages. Between 1996 and 2006, the region experienced an annualized growth rate of 1.7% compared to the Top 100 annual average of 1.0%.
Miami-Dade County is the most populous among the South Florida counties followed by Broward and Palm Beach Counties. Since 1995, Broward and Palm Beach County
has outpaced Miami-Dade County in annualized population growth.

Sawgrass Mills Mall's retail trade area stretches across Florida. While the mall is able to draw customers from this large geographic area, it primarily attracts shoppers from all of South Florida, but it has also been very successful in drawing from tourists. The neighborhood is primarily composed of single-family and multifamily residential developments, but also has significant commercial, institutional, light industrial and office uses. The population within a 1, 3 and 5-mile radius from the mall in 2006 was 7,753, 81,664 and 211,089 people, respectively. The average annual household income within a 1, 3 and 5-mile radius from the mall in 2006 was $80,540, $74,504 and $71,231, respectively.

The average in-line rent per square foot for the Sawgrass Mills Mall, Oasis and
Colonnade sections of the mortgaged property are $36.71, $31.21 and $36.58, respectively with an average occupancy cost ratio of 11.9%. This compares to the average in-line rental rate for the market of $37.83 per square foot.
According to REIS, Inc. the average vacancy rate in the market is 5.0% as of the first quarter of 2007, reflecting a decrease from 5.2% as of year end 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates II, LLC, an affiliate of the borrower.

(1)   Certain information was obtained from the Sawgrass Mills Mall appraisal dated May 4, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                      A-3-18

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

              NUMBER OF                                             % OF      CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES      SQUARE FEET    % OF GLA    BASE RENT   BASE RENT   SQUARE FEET     OF GLA       BASE RENT    OF BASE RENT
 YEAR         EXPIRING      EXPIRING      EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP           84,297        4.2%            NAP      NAP         84,297         4.2%             NAP       NAP
2007 & MTM        22           59,430        3.0     $ 2,339,321      5.3%       143,727         7.2%     $ 2,339,321       5.3%
2008              29          252,184       12.7       4,888,067     11.1        395,911        19.9%     $ 7,227,388      16.4%
2009              33          416,540       20.9       6,857,146     15.5        812,451        40.8%     $14,084,533      31.9%
2010              36          313,240       15.7       5,823,639     13.2      1,125,691        56.5%     $19,908,173      45.1%
2011              43          226,301       11.4       5,835,080     13.2      1,351,992        67.9%     $25,743,253      58.3%
2012              24           92,185        4.6       2,722,523      6.2      1,444,177        72.5%     $28,465,775      64.5%
2013              21          109,860        5.5       3,147,277      7.1      1,554,037        78.0%     $31,613,053      71.6%
2014              16           36,421        1.8       1,490,902      3.4      1,590,458        79.9%     $33,103,955      75.0%
2015               8           33,353        1.7       1,183,270      2.7      1,623,811        81.5%     $34,287,225      77.7%
2016              35          153,540        7.7       4,092,092      9.3      1,777,351        89.2%     $38,379,317      87.0%
2017              16           52,732        2.6       2,236,737      5.1      1,830,083        91.9%     $40,616,053      92.0%
AFTER             14          161,408        8.1       3,511,212      8.0      1,991,491       100.0%     $44,127,265     100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL:           297        1,991,491      100.0%    $44,127,265    100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                      A-3-19

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF SAWGRASS MILLS MALL OMITTED]

                                      A-3-20

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               SAWGRASS MILLS MALL
--------------------------------------------------------------------------------

                   [SITE PLAN OF SAWGRASS MILLS MALL OMITTED]

                                      A-3-21

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

                 [4 PHOTOS OF 111 MASSACHUSETTS AVENUE OMITTED]

                                      A-3-22

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $90,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $90,000,000
% OF POOL BY IPB:                      3.6%
LOAN SELLER:                           Natixis Real Estate Capital Inc.
BORROWER:                              Jemal's Darth Vader L.L.C.
SPONSOR:                               Douglas and Norman Jemal
ORIGINATION DATE:                      06/28/07
INTEREST RATE:                         5.89700%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         07/05/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(92),O(3)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                       INITIAL        MONTHLY
                                                    ----------------------------
TAXES:                                                $  507,890      $153,557
INSURANCE:                                            $   14,018      $  4,673
CAPEX:                                                $        0      $  3,186
ENVIRONMENTAL:                                        $      625      $      0
ROLLOVER RESERVE(2):                                  $1,800,000      $ 20,457
OTHER(3):                                             $  385,000      $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - CBD
SQUARE FOOTAGE:                        254,890
LOCATION:                              Washington, D.C.
YEAR BUILT/RENOVATED:                  1983/2007
OCCUPANCY:                             98.0%
OCCUPANCY DATE:                        05/23/07
NUMBER OF TENANTS:                     5
HISTORICAL NOI(4):
  2005:                                $3,361,571
  2006:                                $5,744,308
  TTM AS OF 03/31/07:                  $6,135,903
UW REVENUES:                           $11,633,472
UW EXPENSES:                           $4,505,640
UW NOI:                                $7,127,832
UW NET CASH FLOW:                      $7,031,282
APPRAISED VALUE:                       $125,000,000
APPRAISAL DATE:                        02/26/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $353
CUT-OFF DATE LTV:                      72.0%
MATURITY DATE LTV:                     67.3%
UW IO DSCR:                            1.31x
UW DSCR:                               1.10x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                           SIGNIFICANT TENANTS

                            RATINGS
 TENANT NAME          MOODY'S/S&P/FITCH(5)  SQUARE FEET   % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------

GSA                       Aaa/AAA/AAA        249,695(6)     98.0%     $ 41.17              Various(7)
VERIZON (SIGNAGE)(8)        A3/A/A+                          0.0%     $60,000                 MTM
ANTENNAE 1 & 2(8)                                            0.0%     $14,400                2009
----------------------------------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to; (i) the loan-to-value ratio not exceeding
      85% and (ii) the debt service coverage ratio being equal to or greater than 1.05x.

(2)   Nine months prior to the date the GSA leases expire in 2011, 2015 and
      2016, the borrower will be required to deposit, as additional security for the loan, a letter of credit in an amount equal to the difference of $40 per square foot (on the respective rolling leases) and the balance in the rollover reserve subaccount. If the GSA tenant extends any of the respective rolling leases, then the letter of credit delivery date for such leases will be 9 months prior to the termination date of the extended leases.

(3)   A rent credit deposit reserve was established at origination for free rent outstanding from recently signed leases. The rent credit deposit reserve will be held as additional cash collateral for the loan due to a rent credit owed to the tenant under the GSA lease referred to as the 5th and
      6th floor lease and will not be available to the borrower for approved leasing expenses.

(4)   The leases at the mortgaged property are semi-gross with tenants paying their pro-rata share of an increase in expenses over the base year of the lease, calculated annually per a CPI adjustment set by the GSA, in addition to base rent. Since a majority of the new leases were signed in mid to late 2006, the recoveries were not reflected in the March 31, 2007
      TTM. The recoveries shown in Natixis' underwriting reflect in-place increases set by the GSA as of May 2007, relative to underwritten expenses. Additionally, more rental income was generated when the GSA signed a new lease in May 2007 for 5,083 square feet at a rental rate of
      $14.16 per square foot.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(6)   The GSA's cafe lease was included in square footage and rent calculations.
      The GSA cafe tenant has commenced paying rent, but is currently in the process of building out its space.

(7)   The GSA tenant has executed 13 leases at the mortgaged property. Three leases expire in 2011, representing 39,687 square feet at an average rental rate of $45.03 per square foot. Two leases expire in 2012, representing 50,305 square feet at an average rental rate of $42.93 per square foot. Three leases expire in 2015, representing 64,048 square feet at an average rental rate of $40.62 per square foot. Four leases expire in
      2016, representing 90,572 square feet at an average rental rate of $40.41 per square foot. The GSA cafe lease expires in 2017, representing 5,083 square feet at an average rental rate of $14.16 per square foot.

(8)   The Verizon (Signage) and Antennae 1 & 2 tenants do not occupy any rentable square footage at the mortgaged property; therefore, the base rent per square foot represents the tenants' annual base rent.

                                      A-3-23

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

THE LOAN. The 111 Massachusetts Avenue mortgage loan is secured by the first mortgage fee interest in a Class "A" office building totaling 254,890 rentable square feet located in Washington, D.C.

THE BORROWER. The borrower is Jemal's Darth Vader L.L.C., a Delaware limited liability company. The borrower is structured as a bankruptcy remote, special purpose entity. Jemal's Darth Vader L.L.C. is owned by Jemroast Darth Borrower
L.L.C., which is 100% owned by Jemal's Darth Vader Holdings L.L.C. Jemal's Darth
Vader Holdings L.L.C. is 100% owned by Jemal's Golub I L.L.C, which is 80% owned by Douglas Jemal and 20% owned by his son, Norman Jemal.

THE SPONSOR. The loan sponsors are Douglas Jemal and Norman Jemal. Douglas Jemal is the owner and president of Douglas Development Corporation. Douglas
Development Corporation was formed in 1985 to acquire, manage and renovate commercial real estate projects located primarily in the Washington, D.C. area.
Since 1985, Douglas Development Corporation has grown to manage a portfolio of over 150 properties totaling approximately 8,000,000 square feet. See "Risk
Factors -- Litigation or Other Proceedings Could Adversely Affect the Mortgage
Loans" in the Free Writing Prospectus for additional information on past legal proceedings against Douglas Jemal.

THE PROPERTY. 111 Massachusetts Avenue is an 8-story, Class "A", office building in downtown Washington, D.C. containing approximately 254,890 rentable square feet. 111 Massachusetts Avenue is located 2 blocks west of Union Station, and 5 blocks north of the US Capitol, in the northwest quadrant of downtown
Washington, D.C. 111 Massachusetts Avenue is 98.0% leased to the U.S.
Citizenship and Naturalization Service, a division of the Department of Homeland
Security.

111 Massachusetts Avenue was built in 1983 and includes 417,045 square feet of gross building area (including parking) with 254,890 rentable square feet on a triangular 35,336 square foot (0.8 acre) footprint. The building features black glass panels with granite cladding, subterranean parking for 276 spaces, central heating and air, 5 passenger elevators and 1 service elevator. Additionally, the building is fully self-sustained on its own block with double wide setbacks from the street. The building also includes the following amenities that benefit the sensitive security needs of the Department of Homeland Security: a single secure entrance garage, a subterranean cafeteria and dining area (currently under construction), and an interior newsstand. The building also contains high-level security systems such as thru-building video surveillance, metal detectors and
x-ray technology at one of two primary ingresses.

THE MARKET(1). The mortgaged property is located in the Capitol Hill submarket, which is within the District of Columbia office market. The submarket contains
14.9 million square feet of competitive office space with a direct vacancy rate of 4.6% at year-end 2006. The vacancy rate for sublet space is slightly higher, at 5.2%. Both rates are less than the vacancy rate in the District of Columbia overall, which was at 6.6%. The Capitol Hill submarket has maintained positive absorption over the past 6 years, even though there have been significant additions to inventory. As a result, the submarket has maintained low vacancy rates.

The majority of tenants in the area include federal government agencies,
District of Columbia agencies, associations and news organizations requiring office space proximate to the U.S. Capitol. Most of the office space in the submarket is clustered around Union Station near Capitol Hill in Northeast
Washington D.C. However, the development of the Navy Yard in Southeast
Washington D.C. site has spurred surrounding office development in anticipation of future demand from Navy contractors.

The District of Columbia office market and the mortgaged property's submarket have some excess supply due to new construction. However, both Class "A" and
"B" office market sectors are currently experiencing low vacancy rates and strong investor demand in comparison to other urban markets. The overall market is not projected to exceed a stabilized level of 10.0% in the near term. Over the long term, overall market trends are positive, with stabilized vacancies on functional, well-located buildings projected not to exceed 5%.

The average asking rent in the District of Columbia is $44.21 per square foot while in the submarket it is $43.62 per square foot. The average asking rent for
Class "A" space in the District of Columbia is $48.04 per square foot and within the submarket it is $44.19 per square foot. The appraisal estimates $38 per square foot for the office space on the lower level and $42 per square foot for the upper level at the mortgaged property. The leases in place at the mortgaged property are semi-gross with the tenants paying base rent and their pro-rata share of the increase in real estate taxes over the base year of the lease.
Annual rent steps are based upon a base operating expense amount increased by
CPI. The increase is added to the base rent. Current average rent for office space at the mortgaged property is approximately $41.73 per square foot.

PROPERTY MANAGEMENT. 111 Massachusetts Avenue is managed by Douglas Development
Corporation. Douglas Development Corporation, a borrower affiliate, manages a portfolio of over 150 properties, including more than 8 million square feet of commercial and residential space in Maryland, Virginia and the District of
Columbia.

(1)   Certain information was obtained from the 111 Massachusetts Avenue appraisal, dated February 26, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                      A-3-24

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                  NUMBER                                           % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
                OF LEASES   SQUARE FEET    % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
 YEAR            EXPIRING    EXPIRING      EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT             NAP          5,195         2.0%            NAP       NAP        5,195          2.0%            NAP       NAP
2007 & MTM(1)        2              0         0.0     $    69,600       0.7%       5,195          2.0%    $    69,600       0.7%
2008                 0              0         0.0               0       0.0        5,195          2.0%    $    69,600       0.7%
2009(2)              2              0         0.0          14,400       0.1        5,195          2.0%    $    84,000       0.8%
2010                 0              0         0.0               0       0.0        5,195          2.0%    $    84,000       0.8%
2011                 3         39,687        15.6       1,787,269      17.2       44,882         17.6%    $ 1,871,269      18.1%
2012                 2         50,305        19.7       2,159,800      20.8       95,187         37.3%    $ 4,031,069      38.9%
2013                 0              0         0.0               0       0.0       95,187         37.3%    $ 4,031,069      38.9%
2014                 0              0         0.0               0       0.0       95,187         37.3%    $ 4,031,069      38.9%
2015                 3         64,048        25.1       2,601,501      25.1      159,235         62.5%    $ 6,632,570      64.0%
2016                 4         90,572        35.5       3,659,993      35.3      249,807         98.0%    $10,292,563      99.3%
AFTER                1          5,083         2.0          72,000       0.7      254,890        100.0%    $10,364,563     100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:              17        254,890      100.00%    $10,364,563    100.00%
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Tenants expiring are a signage tenant and a newsstand tenant that do not occupy any square footage at the mortgaged property.

(2)   Tenants expiring are antennae tenants that do not occupy any square footage at the mortgaged property.

                                      A-3-25

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            111 MASSACHUSETTS AVENUE
--------------------------------------------------------------------------------

        [MAP INDICATING THE LOCATION OF 111 MASSACHUSETTS AVENUE OMITTED]

                                      A-3-26

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-27

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

                 [4 PHOTOS OF HARD ROCK HOTEL - CHICAGO OMITTED]

                                      A-3-28

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $69,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $69,500,000
% OF POOL BY IPB:                      2.8%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              HRHC Delaware, LLC
SPONSOR:                               Becker Ventures, L.L.C.
ORIGINATION DATE:                      07/27/07
INTEREST RATE:                         6.28400%
INTEREST ONLY PERIOD:                  60 months
MATURITY DATE:                         08/01/12
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(34),O(2)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              No
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL       MONTHLY
                                                   -----------------------------
TAXES:                                               $  469,152     $ 78,192
INSURANCE:                                           $  182,111     $ 20,235
CAPEX:                                               $        0     $102,083
IMMEDIATE REPAIRS:                                   $2,121,000     $      0
OTHER(2):                                            $1,233,333     $ 41,667
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 381
LOCATION:                              Chicago, IL
YEAR BUILT/RENOVATED:                  1929/2004
OCCUPANCY:                             76.1%
OCCUPANCY DATE:                        03/31/07
HISTORICAL NOI(3):
  2005:                                $886,106
  2006:                                $8,149,901
TTM AS OF 06/30/07:                    $8,697,037
UW REVENUES:                           $31,119,324
UW EXPENSES:                           $21,460,369
UW NOI:                                $9,658,955
UW NET CASH FLOW:                      $8,414,182
APPRAISED VALUE:                       $109,000,000
APPRAISAL DATE:                        01/17/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $182,415
CUT-OFF DATE LTV:                       63.8%
MATURITY DATE LTV:                      63.8%
UW DSCR:                                1.90x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                PROPERTY HISTORICAL OPERATING STATISTICS(4)

          OCCUPANCY                              ADR                                   REVPAR
-----------------------------   -------------------------------------   ------------------------------------
2005     2006    TTM     UW       2005      2006      TTM       UW       2005     2006       TTM       UW
------------------------------------------------------------------------------------------------------------

59.7%   62.7%   76.1%   77.0%   $158.87   $188.13   $210.27   $215.00   $94.78   $117.96   $160.00   $165.55
------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur mezzanine debt subject to certain conditions, including but not limited to (1) the aggregate debt service coverage ratio of the mortgage loan and mezzanine debt must not be less than 1.15x and (2) the aggregate loan-to-value ratio of the mortgage loan and mezzanine debt must not exceed 85%.

(2)   At origination borrower was required to establish a seasonality account reserve in the amount of $900,000. So long as the debt service coverage ratio of the property is less than 1.05x for the preceding 12 months, the borrower is required to make $100,000 monthly reserve deposits during the months of April through December into the reserve fund, beginning April 1,
      2008. During January, February and March of each year thereafter, so long as no event of default occurs and is continuing, the borrower may receive
      1/3 of the amount that was paid to such reserve fund in the prior year. In addition, the borrower was required to establish a $333,333 priority payment reserve at closing in order to assure the prompt payment of certain fees due to Chevron in accordance with the operation agreement.

(3)   According to the appraisal dated January 17, 2007, the mortgaged property experienced a significant occupancy rate increase in 2005, which is a result of increased marketing and expense stabilizing measures and has increased its performance overall since its opening in 2004. As of 2006, it is performing competitively with the market, which is reflected in the
      UW Net Cash Flow. Further increases are expected as the mortgaged property continues to stabilize.

(4)   The 2005 and 2006 TTM Occupancy, ADR, and RevPAR inputs are reflective of the March 2007 running 12-month STR figures.

                                      A-3-29

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

THE LOAN. The Hard Rock Hotel - Chicago mortgage loan is secured by a first lien mortgage in a fee interest in a 381-room full-service hotel located in
Chicago, Illinois.

THE BORROWER. The borrower is HRHC Delaware, LLC, a special purpose entity that is wholly owned by St. George Hotel, L.L.C., which is owned by Becker-HRHC, LLC
(64%), Becker Ventures, L.L.C. (20%), and Hard Rock Hotel International, Inc.
(16%). Becker-HRHC, LLC is owned by Becker Ventures, L.L.C. (61%) and Affiliated
Investments, LLC (39%).

THE SPONSOR. The loan sponsor is Becker Ventures, L.L.C., which is an entity controlled by Charles Becker, a real estate investor who is the chairman and founder of Becker Ventures. As of 1/16/07 Becker Ventures has a net worth of approximately $265 million, of which approximately $41 million is liquid.

THE PROPERTY. The mortgaged property is a 381-room full-service hotel built in
1929 on approximately 0.43 acres of land in downtown Chicago. The mortgaged property is located at 230 North Michigan Avenue and is the historic Carbide &
Carbon Building originally built as an office tower, but converted by the borrower to a boutique hotel in 2004. Amenities include a fitness center, business center, bar, valet parking, concierge, laundry, a full-service China
Grill restaurant, a Hard Rock retail store and 8,398 square feet of meeting/banquet space.

The Hard Rock Hotel - Chicago is located in the central business district of
Chicago, Illinois. There are several interstates providing accessibility to the mortgaged property and downtown Chicago, which include, but are not limited to
Interstates 90, 190, 55, 94 and 290. The O'Hare International Airport is located approximately 20 miles northwest of the mortgaged property and can be accessed via Interstate 190. The mortgaged property is located on the west side of
Michigan Avenue and the south side of East Wacker Drive and is considered part of the "Magnificent Mile," a world-renown shopping district.

There have been significant renovations to the mortgaged property since its conversion from an office to a hotel during 2003 and 2004. The exterior of the building is currently being renovated with an approximate $2.5 million dollar budget. The remainder of the exterior work is expected to be completed in 2007 as well as an additional $1.2 million in upgrades to the interior of the building. The 3 largest interior projects being elevator noise reduction, lobby
& bar renovation and guest room illumination augmentation. In 2008, minor expenditures are expected to be addressed including lighting, signage and equipment in the fitness center. The soft goods, A/V systems and dresser/wardrobe units are expected to be replaced in 2009. In addition, 5 new suites and 1 Presidential suite are expected be added in 2007 with the completion of floors 24, 37 and 38. As per the property improvement plan, the total estimated budget for renovations over the next 5 years is approximately
$10.5 million. We cannot assure you that these renovations will be completed in that time frame or at all. The ongoing renovation in addition to the Hard Rock
Hotel's affiliation with Preferred Hotels & Resorts has created a strong product in the Chicago market.

In order to take advantage of certain historic tax credits in connection with the renovation of the mortgaged property, it has been master leased to HRH
Chicago, LLC, an affiliate of the borrower.

MASTER LEASE BACKGROUND. The City of Chicago provides significant tax credits to entities that have an interest in the rehabilitation of historic buildings and actively work to maintain or retain the structure's historic appearance. Chevron is a majority non-managing owner of the subject's master lessee in order to obtain access to these tax credits.

MASTER LEASE STRUCTURE. The borrower owns the fee interest in the mortgaged property and leases the mortgaged property under a master lease to HRH Chicago
LLC ("Lessee"). The Lessee is 99.9% owned by Chevron, TCI, Inc. and 0.1% owned by 230 N. Michigan, LLC ("Lessee SPE Principal"). Lessee SPE Principal is the
managing member of the Lessee and is owned in equal, albeit indirect, percentages by the same owners as the borrower.

THE MARKET(1). According to the March 2007 STR Report, there are 6 hotels that comprise the mortgaged property's competitive set. Including the mortgaged property, the competitive set has a total of 2,796 rooms: Preferred Hard Rock
Hotel (381), W Hotel Lake Shore Drive Downtown (520), W Hotel Chicago City
Center (369), Fairmont Chicago (687), Westin Chicago River North (424), Hotel
Sofitel Chicago Water Tower (415). The 2007 12-months average occupancy, ADR, and RevPar for these competitive properties was approximately 75.2% (up from
71.6% in 2006), $226.26 (an increase from $202.16 in 2006) and $170.11 (an increase from $144.66 in 2006), respectively. The 2007 12-months average occupancy, ADR and RevPar for the Hard Rock Hotel -- Chicago was 76.1%, $210.27
and $160.00, respectively.

(1)   Certain information was obtained from the Hard Rock Hotel -- Chicago mortgaged property appraisal, dated January 17, 2007. The appraisal relies upon many assumptions, and no representations are made as to the accuracy of the assumptions underlying the related appraisal.

                                      A-3-30

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

The lodging demand in the Chicago Metropolitan Statistical Area ("MSA") is
segmented into commercial, meeting and group, and leisure with average market rates of 37%, 41%, and 22%, respectively. The segmentation for the mortgaged property is 38% commercial, 38% meeting and group and 24% leisure. The McCormick
Place convention center is a significant demand generator for hotels in the central business district of Chicago. The McCormick Place convention center features approximately 2.2 million square feet of exhibition space and is located approximately 3 miles from the mortgaged property. The Hard Rock Hotel
-- Chicago is also considered to be part of the Central Loop submarket, which is the largest of the 5 submarkets in the central business district experiencing the lowest vacancy rate. The mortgaged property is located within close proximity to a variety of downtown tourist attractions. The "Magnificent Mile"
is an upscale retail and entertainment venue featuring high-end retailers such as Saks Fifth Avenue, Tiffany & Co., Cartier, Nordstrom and Neiman Marcus.
Located approximately 1.3 miles from the mortgaged property, the Navy Pier is a major tourist destination on Lake Michigan featuring such attractions as the
Chicago Children's Museum, an IMAX theater, an outdoor ice skating rink, a ferris wheel, a six-story glass-enclosed atrium called Crystal Gardens plus a variety of shops and restaurants. The Lincoln Park Zoo is located approximately
2.7 miles from the mortgaged property and is the nation's oldest zoo. The Art
Institute of Chicago is another attraction less than 0.5 miles from the mortgaged property.

The mortgaged property increased its overall performance since opening in 2004 with a significant occupancy increase from 59.7% in 2005, to 76.1% in 2007 based on a running 12-month analysis.

PROPERTY MANAGEMENT. The mortgaged property is managed by HRH Management
(Chicago) LLC, which is controlled by BLM-Chicago, LLC. BLM-Chicago, LLC is ultimately owned by Becker Ventures, L.L.C., which owns and operates an approximately 948-room portfolio.

                                      A-3-31

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                           HARD ROCK HOTEL - CHICAGO
--------------------------------------------------------------------------------

       [MAP INDICATING THE LOCATION OF HARD ROCK HOTEL - CHICAGO OMITTED]

                                      A-3-32

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-33

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

                      [3 PHOTOS OF TEN PENN CENTER OMITTED]

                                      A-3-34

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $69,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $69,000,000
% OF POOL BY IPB:                      2.8%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Ten Penn Center Associates L.P.
SPONSOR:                               Ten Penn Center Associates L.P.
ORIGINATION DATE:                      10/26/06
INTEREST RATE:                         6.43650%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         11/09/11
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(6),Defor2%(6),Defor1.5%
                                       (3),Defor1%(8),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted B-Note, Permitted
                                       Unsecured Partner Loans
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ESCROWS(2)
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                    INITIAL         MONTHLY
                                                 ------------------------------
TAXES:                                              $1,145,941      $114,594
INSURANCE:                                          $        0      $      0
CAPEX:                                              $        0      $  5,565
TILC:                                               $        0      $ 44,522
DEBT SERVICE LOC:                                   $6,000,000      $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - CBD
SQUARE FOOTAGE:                        670,857
LOCATION:                              Philadelphia, PA
YEAR BUILT/RENOVATED:                  1980/1998
OCCUPANCY:                             67.4%
OCCUPANCY DATE:                        06/18/07
NUMBER OF TENANTS:                     27
HISTORICAL NOI(3):
  2005:                                $6,207,480
  TTM AS OF 05/31/07:                  $867,012
UW REVENUES(3):                        $15,524,176
UW EXPENSES:                           $7,687,377
UW NOI:                                $7,836,799
UW NET CASH FLOW:                      $7,199,485
APPRAISED VALUE:                       $110,000,000
APPRAISAL DATE(4):                     10/01/09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $103
CUT-OFF DATE LTV:                      62.7%
MATURITY DATE LTV:                     62.7%
UW DSCR:                               1.60x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                SIGNIFICANT TENANTS

                                              RATINGS           SQUARE                 BASE RENT    LEASE EXPIRATION
TENANT NAME                             MOODY'S/S&P/FITCH(6)     FEET      % OF GLA       PSF             YEAR
---------------------------------------------------------------------------------------------------------------------

JANNEY MONTGOMERY SCOTT, LLC                  A2/AA-/NR        155,186       23.1%      $ 22.97           2012
MORGAN, LEWIS, & BOCKIUS, LLP                                   97,198       14.5%      $ 21.10           2018
SEDGWICK CLAIMS MANAGEMENT SERVICES            B1/B+/B          50,550        7.5%      $ 21.50           2017
CDI CORPORATION                                                 49,835        7.4%      $ 18.00           2016
---------------------------------------------------------------------------------------------------------------------

(1)   The $87,500,000 Ten Penn Center mortgage loan is split into (i) a
      $69,000,000 A-Note (included in the trust fund) and (ii) a B-Note which evidences of future advances that may be made by the lender in a maximum aggregate amount of up to $18,500,000 (not included in the trust fund).
      Those future advances, when funded, will be subordinated in right of payment to the A-Note. Unsecured Partner Loans are additionally permitted subject to the following restrictions: (1) they must not have a fixed maturity date, (2) the proceeds of the partner loan are not applied to any other use other than the operation and improvement of the mortgaged property and are limited to 2% of the aggregate principal amount of the mortgage loan.

(2)   In lieu of making the escrow deposits, with respect to Taxes and
      Insurance, CapEx, TILC and Debt Service, required in the mortgage loan documents, the borrower may deliver letters of credit in the face amounts of (i) the taxes and insurance premiums that would be due in connection with the mortgage properties during the following 12 months, (ii) $66,783,
      (iii) $534,259.92 and (iv) $6,000,000, respectively.

(3)   The difference between 2005 NOI and the UW NOI is attributed to Sunoco vacating approximately 390,000 square feet (58.5%) of the net rentable area in September 2005. The UW NOI of $7,836,799 million is attributed to rents in place underwritten to the June 2007 rent roll with the exception of the Janney Montgomery Scott office space, which was underwritten with rents averaged through 2010 and Morgan Lewis, which was underwritten over the 5-year loan term average, which equates to an increase of $338,656.
      Vacancy income is underwritten to $22 per square foot for floors 2-15 and
      $24 per square foot for floors 17-27, which is consistent with the appraiser's conclusions. Vacancy is underwritten to 7.5%, which is inline with the appraiser's concluded as stabilized 2010 average vacancy of 7.4%, vs the mortgaged property actual occupancy of 67.4%, as of June 2007.
      Operating expenses were underwritten at $8.24 per square foot.

(4)   Using "as-stabilized" appraised value as of 10/01/09, the "as-is"
      appraised value as of 10/01/06 is $76,000,000.

(5)   Information with respect to the Ten Penn Center mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated without regard to the related B-Note, which is not included in the trust fund.

(6)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                      A-3-35

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

THE LOAN. The Ten Penn Center mortgage loan is secured by a first lien mortgage in a fee interest in a Class "A" office building comprising approximately
670,857 square feet located in Philadelphia, Pennsylvania.

THE BORROWER. The borrower is Ten Penn Center Associates L.P., a Delaware limited partnership and is structured as a special purpose entity.

THE SPONSOR. Ten Penn Center Associates L.P. is controlled by Sterling American
Property ("Sterling"), which bases operations out of New York and manages over
200 employees. Sterling owns and manages in excess of 3,000 residential units and 600,000 square feet of commercial space nationwide. Established in 1991,
Sterling has acquired approximately $3.5 billion in assets across 43 states.
Sterling is currently acquiring properties through its fifth fund Sterling
American Property V.

THE PROPERTY. Ten Penn Center is located at 1801-1821 Market Street in the central business district of Philadelphia, Pennsylvania. The mortgaged property is situated on an approximately 0.8264 acre site at the northwest corner of
Market and North 18th Streets, extending through to Commerce Street and located within the West of Broad office submarket. The mortgaged property is located 3 blocks west of City Hall and in close proximity to the public transportation systems located at Suburban Station. Built in 1980, the mortgaged property is a
27-story Class "A" office building with a basement used for storage. Ten Penn
Center has a total net rentable area of approximately 670,857 square feet containing approximately 12,690 square feet of retail space, approximately
639,576 square feet of office space, miscellaneous storage (approximately 16,901 square feet), an on-site management office (approximately 1,540 square feet) and mail drop space (approximately 150 square feet). The mortgaged property has undergone approximately $3.5 million in base building renovations over the past
8 years that included main lobby renovations, cooling tower replacements and ADA compliant restrooms. The mortgaged property is 67.4% occupied by 28 tenants due to the fact that Sunoco vacated 390,000 square feet, or approximately 58% of the net rentable area, in September 2005.

SIGNIFICANT TENANTS.

Janney Montgomery Scott LLC ("JMS") is a financial consulting firm with over
1,000 consultants and 350,000 customers throughout the nation and is a wholly-owned subsidiary of Penn Mutual Life Insurance Company, which has over
$13 billion in assets. For 175 years, JMS has engaged in the business of providing wealth management and financial consulting services. JMS has nearly
100 full-service investment offices on the east coast and a capital base totaling over $300 million. JMS is the largest tenant and uses the mortgaged property as its corporate headquarters. JMS occupies approximately 155,186 square feet, or approximately 23.1% of the mortgaged property's net rentable area. JMS' lease expires in August 2012 with one 5-year extension option.

Morgan, Lewis, & Bockius, LLP ("Morgan Lewis"), founded in Philadelphia in 1873, has become a global law firm with more than 1,300 lawyers in 22 offices across the world including Beijing, Boston, Brussels, Chicago, Dallas, Frankfurt,
Harrisburg, Houston, Irvine, London, Los Angeles, Miami, Minneapolis, New York,
Palo Alto, Paris, Philadelphia, Pittsburgh, Princeton, San Francisco, Tokyo and
Washington, D.C. Clients include over half of the Fortune 100 companies, and 15 of the top 20. Among several accolades and awards, Morgan Lewis was ranked as the top law firm in Corporate Counsel's 2006 listing of "Who Represents
America's Biggest Companies?" and had 96 lawyers listed in the 12th edition of
The Best Lawyers in America (2005-2006). Morgan Lewis occupies approximately
97,198 square feet, or approximately 14.5% of the mortgaged property's net rentable area. Morgan Lewis's lease expires in January 2018.

Sedgwick Claims Management Services ("Sedgwick") provides claims and productivity management support to employers. Sedgwick was founded in 1971 and has over 130 offices throughout the U.S. and Canada. Sedgwick provides cost-effective claims administration, managed care, program management and related services through 6,000 employees. The firm currently occupies approximately 50,550 square feet, or approximately 7.5% of the mortgaged property's net rentable area. Sedgwick's lease expires in February 2017.

CDI Corporation (Comprehensive Designers Inc.) ("CDI") (NYSE: CDI) is a
Philadelphia based company that provides engineering and information technology outsourcing solutions and professional staffing. CDI caters to a range of
Fortune 1,000 clients in the aerospace, process & industrial, IT, life sciences and government services sectors and helps them improve profitability and efficiency by allowing them to focus on their core competencies. CDI was formed in 1950 and now operates over 1,200 offices in over 35 countries. In 2005, CDI had revenues of approximately $1.13 billion. CDI occupies approximately 49,835 square feet, or approximately 7.4% of the mortgaged property's net rentable area. CDI's lease expires in August 2016.

                                      A-3-36

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

THE MARKET(1). Ten Penn Center is located in the West of Broad submarket of the
Center City Philadelphia office market. Center City is an upwardly trending area recognized as the focal point of the Greater Philadelphia Metropolitan Area for business, government and cultural activities. The location of the mortgaged property provides convenient access to Interstates 95, 676 and 76. According to
REIS, as of the second quarter 2007 Center City consists of approximately 38.7 million square feet of Class "A", "B", and "C" office space with an average 8.5%
vacancy and an average asking rent of $23.75 per square foot.

The West of Broad Street submarket contains the highest concentration of modern high rise office buildings in Philadelphia. Currently, the submarket has an inventory of 28.4 million square feet of office space, of which 22.1 million square feet is considered Class "A" office space. Asking rents as of second quarter 2006 were $25.06 per square foot.

PROPERTY MANAGEMENT. The mortgaged property is managed by Grubb & Ellis
Management Services, Inc. Grubb & Ellis provides comprehensive property management services to more than 280 clients across the nation and currently manages more than 152 million square feet.

(1)   Certain information was obtained from the Ten Penn Center appraisal, dated
      October 1, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

-----------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                                                                              CUMULATIVE
                 NUMBER OF                                        % OF BASE     SQUARE      CUMULATIVE   CUMULATIVE    CUMULATIVE %
                  LEASES     SQUARE FEET   % OF GLA    BASE RENT    RENT         FEET        % OF GLA    BASE RENT    OF BASE RENT
 YEAR            EXPIRING     EXPIRING     EXPIRING    EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

VACANT              NAP        218,634       32.6%           NAP      NAP       218,634       32.6%             NAP        NAP
2007 & MTM            6          1,870        0.3     $   46,930      0.5%      220,504       32.9%      $   46,930        0.5%
2008                  3          1,221        0.2         83,438      0.8       221,725       33.1%      $  130,368        1.3%
2009                  5          2,140        0.3        108,561      1.1       223,865       33.4%      $  238,929        2.4%
2010                  2          2,488        0.4        114,079      1.1       226,353       33.7%      $  353,008        3.5%
2011                  1          3,454        0.5         67,353      0.7       229,807       34.3%      $  420,361        4.2%
2012                 12        166,142       24.8      3,766,638     37.9       395,949       59.0%      $4,186,999       42.1%
2013                  1          3,405        0.5        115,770      1.2       399,354       59.5%      $4,302,769       43.3%
2014                  3         14,191        2.1        280,565      2.8       413,545       61.6%      $4,583,333       46.1%
2015                  1          3,210        0.5        231,441      2.3       416,755       62.1%      $4,814,774       48.4%
2016                  4         80,480       12.0      1,413,475     14.2       497,235       74.1%      $6,228,249       62.6%
2017                  2         50,550        7.5      1,086,825     10.9       547,785       81.7%      $7,315,074       73.5%
AFTER                 8        123,072       18.3      2,632,436     26.5       670,857      100.0%      $9,947,510      100.0%
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL:               48        670,857      100.0%    $9,947,510    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

                                      A-3-37

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

            [MAP INDICATING THE LOCATION OF TEN PENN CENTER OMITTED]

                                      A-3-38

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 TEN PENN CENTER
--------------------------------------------------------------------------------

                [STACKING PLAN GRAPH OF TEN PENN CENTER OMITTED]

                                      A-3-39

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

                   [4 PHOTOS OF CARESPRING PORTFOLIO OMITTED]

                                      A-3-40

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $68,310,000
CUT-OFF DATE PRINCIPAL BALANCE:        $68,310,000
% OF POOL BY IPB:                      2.7%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              NHP Ohio, LLC; MLD Kentucky, LLC
SPONSOR:                               MS NHP Fund, LLC
ORIGINATION DATE:                      04/17/07
INTEREST RATE:                         5.80350%
INTEREST-ONLY PERIOD:                  84 months
MATURITY DATE:                         05/01/14
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(53),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       $34,155,000
ADDITIONAL DEBT TYPE(1):               Pari Passu
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                     INITIAL       MONTHLY
                                                     ------------------------
TAXES(2):                                               $0         Springing
INSURANCE(2):                                           $0         Springing
CAPEX:                                                  $0            $0
OTHER:                                                  $0            $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE(3):                      Senior Housing - Various
BED COUNT:                             1,136
LOCATION:                              Various
YEAR BUILT/RENOVATED:                  Various
OCCUPANCY:                             94.3%
OCCUPANCY DATE:                        Various
HISTORICAL NOI:
  2005:                                $9,058,707
  2006(4):                             $16,902,311
UW REVENUES:                           $76,104,134
UW EXPENSES:                           $59,153,847
UW NOI:                                $16,950,287
UW NET CASH FLOW:                      $16,609,487
APPRAISED VALUE:                       $168,700,000
APPRAISAL DATE:                        Various
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(5)
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/BED:                 $90,198
CUT-OFF DATE LTV:                       60.7%
MATURITY DATE LTV:                      60.7%
UW DSCR:                                2.75x
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                               PORTFOLIO SUMMARY

                                                          YEAR BUILT/ YEAR                       ALLOCATED LOAN
PROPERTY NAME                             LOCATION           RENOVATED       BEDS    OCCUPANCY      BALANCE
---------------------------------------------------------------------------------------------------------------

HERITAGESPRING HEALTHCARE CENTER      West Chester, OH          2004         144       95.0%      $13,506,667
EASTGATE HEALTHCARE CENTER             Cincinnati, OH        1985/2005       189       95.0%       10,313,333
SHAWNEESPRING HEALTHCARE CENTER         Harrison, OH            2006         140       95.0%        8,186,667
DAYSPRING HEALTHCARE CENTER             Fairborn, OH            1999         144       98.6%        8,053,333
THE BARRINGTON PLACE                  Fort Thomas, KY           2000         108       93.0%        7,783,333
VILLASPRING HEALTHCARE CENTER           Erlanger, KY            2000         140       95.7%        7,473,333
THE HIGHLANDS HEALTHCARE CENTER       Fort Thomas, KY           1996         140       99.3%        7,103,333
HILLSPRING REHABILITATION CENTER       Springboro, OH           1999         131       81.0%        5,890,000
---------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                                      1,136     94.3%      $68,310,000
---------------------------------------------------------------------------------------------------------------

(1)   The $102,465,000 Carespring Portfolio loan is split into 3 pari passu notes: a $34,155,000 A-1 Note, a $34,155,000 A-2 Note and a $34,155,000
      A-3 Note. The A-2 and A-3 Notes will be included in the trust fund, and the A-1 note was previously securitized in the JPMorgan Chase Commercial
      Mortgage Secuirities Trust Series 2007-LDP11 transaction (the "JPMCC
      2007-LDP11 Transaction"). The Carespring Portfolio mortgage loan is being serviced under the pooling and servicing agreement relating to the JPMCC
      2007-LDP11 Transaction. Wachovia Bank, National Association, and CWCapital
      Asset Management, LLC are the master servicer and the special servicer, respectively, under that pooling and servicing agreement.

(2)   Upon the occurrence and during the continuance of an event of default or upon the filing for bankruptcy or similar protection by any of the tenants at the mortgaged property, the borrower is required to pay the mortgagee
      1/12th of the taxes and insurance premiums that the mortgagee estimates will be payable within the following 12 month period.

(3)   The Carespring Portfolio consists of 8 senior housing facilities, of which
      7 are skilled nursing and 1 is assisted living.

(4)   Historical 2006 NOI represent the YTD November 30th, 2006 operating statement annualized to reflect year-end 2006.

(5)   Information with respect to the Carespring Portfolio mortgage loan, particularly as it relates to the debt service coverage ratios and loan-to-value ratios, is calculated including the principal balance of, and debt service payments on, the related A-1 Note, which is not included in the trust fund.

                                      A-3-41

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Carespring Portfolio mortgage loan is secured by a first lien mortgage in a fee interest in 7 skilled nursing facilities ("SNF") and 1 assisted living facility ("ALF") located in West Chester, OH; Cincinnati, OH;
Harrison, OH; Fairborn, OH; Fort Thomas, KY; Erlanger, KY; and Springboro, OH.

The $102,465,000 Carespring Portfolio mortgage loan is split into 3 pari passu notes: a $34,155,000 A-1 Note, a $34,155,000 A-2 Note and a $34,155,000 A-3
Note. The A-2 and A-3 Notes will be included in the trust fund, and the A-1 Note was previously securitized in the JPMorgan Chase Commercial Mortgage Secuirities
Trust Series 2007-LDP11 transaction (the "JPMCC 2007-LDP11 Transaction"). The
Carespring Portfolio mortgage loan is being serviced under the pooling and servicing agreement relating to the JPMCC 2007-LDP11 Transaction. Wachovia Bank,
National Association, and CWCapital Asset Management, LLC are the master servicer and the special servicer, respectively, under that pooling and servicing agreement.

THE BORROWERS. The borrowers are 2 special purpose entities, NHP Ohio, LLC and
MLD Kentucky, LLC. NHP Ohio, LLC controls the 5 properties located in the state of Ohio, and MLD Kentucky, LLC controls the 3 properties located in the state of
Kentucky.

THE SPONSOR. The loan sponsor is MS NHP Fund, LLC a joint venture between
Nationwide Health Properties, Inc. (NYSE: "NHP") and the State Board of Florida.
Nationwide Health Properties, Inc. ("NHP") is a publicly traded healthcare REIT that invests in 3 primary types of healthcare facilities, senior housing, long-term care, and medical office buildings throughout the United States. NHP's business model is to acquire the real estate and then lease the assets under long-term triple net master leases to healthcare operators.

NHP's portfolio consists of approximately $3.0 billion in healthcare real estate, consisting of 487 properties in 42 states, of which 245 are assisted and independent living, 200 are skilled nursing, 21 medical office buildings and 21 other property types. NHP is one of the few healthcare REITs with an investment grade rating, which as of July 2007 had a Moody's rating and outlook of
("Baa3/Stable") and a S&P rating and outlook of ("BBB-/Stable").

PARTIAL RELEASE. Provided that no event of default exists, after the defeasance lockout date, individual Carespring Portfolio mortgaged properties may be released from the lien of the mortgage as part of a partial defeasance subject to the satisfaction of certain conditions, including, but not limited to: (i)
the principal balance of the defeased note must equal or exceed 125% (110% in certain events involving a casualty loss at the mortgaged property) of the allocated loan amount of the individual mortgaged property to be released and
(ii) the debt service coverage ratio ("DSCR") as of the date immediately subsequent to the release for the individual mortgaged properties subject to the lien of the mortgage (excluding the individual mortgaged property to be released) must be equal to or greater than the greater of (a) the DSCR as of closing date and (b) the DSCR for individual properties subject to the mortgage
(including the individual mortgaged property to be released) as of the date immediately preceding the release of the individual mortgaged property.

THE PROPERTIES. The collateral consists of 7 Skilled Nursing Facilities and 1
Assisted Living Facility, which have a combined total of 647,668 square feet of gross building area, with 679 units and 1,136 beds. The YTD Annualized November
30, 2006 operating statements had an average occupancy of 94.3%. The facilities were built between 1985 and 2006 and range in size from 71 to 144 units. Five of the mortgaged properties are located in Ohio with the remaining 3 mortgaged properties located in Kentucky. All 8 of the mortgaged properties are located within 45 miles of Cincinnati, OH, home to the corporate headquarters of
Carespring. Both Ohio and Kentucky are Certificate of Need states, therefore, state approval is required before health care providers can open new facilities or offer certain new/expanded services. The Carespring Portfolio has features that include: wireless internet, paperless record-keeping, glass-enclosed offices for nursing stations, Starbucks coffee shops and ice cream parlors,
Montessori schools in all but one facility, flat screen televisions in every rehabilitation room and common areas with collector art. Payments for services provided to patients come from 3 sources: (1) each of the states in which their facilities are located under the applicable Medicaid program; (2) the federal government under the Medicare program and the Department of Veterans Affairs;
and (3) private and other payors, including commercial insurers and managed care payors.

HERITAGESPRING HEALTHCARE CENTER, WEST CHESTER, OH. Heritagespring Healthcare
Center is a skilled nursing facility with 72,007 square feet of gross building area and is located in West Chester, OH. Heritagespring was built in 2004. It provides 74 units and 144 beds, of which 140 beds are semi-private and 4 beds are private. It has 35,007 square feet of common area space and accepts private pay, HMO, Managed Care, Medicaid and Medicare. The YTD November 30, 2006
operating statement has been annualized to represent year end in which
Heritagespring had an occupancy rate of 95.0% and the payor mix was private pay
(21.9%), insurance/managed care (6%), Medicaid (61%) and Medicare (11.1%).

EASTGATE HEALTHCARE CENTER, CINCINNATI, OH. Eastgate Healthcare Center is a
skilled nursing facility with 82,485 square feet of gross building area and is located in Cincinnati, OH. Eastgate was built in 1985 and recently renovated in
2005. It provides 113 units and 189 beds, of which 152 beds are semi-private and
37 beds are private. It has 33,217 square feet of common area space and accepts private pay, HMO, Managed Care, Medicaid and Medicare. The YTD November 30, 2006
operating statement has been annualized to represent year end in which Eastgate had an occupancy rate of 95.0% and the payor mix was private pay (18.3%), insurance/managed care (12.2%), Medicaid (55.1%) and Medicare (14.4%).

                                      A-3-42

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

SHAWNEESPRING HEALTHCARE CENTER, HARRISON, OH. ShawneeSpring Healthcare Center
is a skilled nursing facility with 88,956 square feet of gross building area and is located in Harrison, OH. ShawneeSpring was built in 2006. It provides 74 units and 140 beds, of which 132 beds are semi-private and 8 beds are private.
It has 41,966 square feet of common area space and accepts private pay, HMO,
Managed Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which ShawneeSpring had an occupancy rate of 95.0% and the payor mix was private pay (24.9%), insurance/managed care (5.6%), Medicaid (53.2%) and Medicare (16.2%).

DAYSPRING HEALTHCARE CENTER, FAIRBORN, OH. Dayspring Healthcare Center is a
skilled nursing facility with 71,063 square feet of gross building area and is located in Fairborn, OH. Dayspring was built in 1999. It provides 72 units and
144 beds, of which 144 beds are semi-private and 0 beds are private. It has
35,567 square feet of common area space and accepts private pay, HMO, Managed
Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which Dayspring had an occupancy rate of 98.6% and the payor mix was private pay (14.3%), insurance/managed care
(7.6%), Medicaid (63.1%) and Medicare (15%).

THE BARRINGTON PLACE, FORT THOMAS, KY. Barrington Place is an assisted living facility with 106,000 square feet of gross building area and is located in Fort
Thomas, KY. Barrington Place was built in 2000. It provides 108 units and 108 beds, of which 88 are 1-bedroom, 9 are studios, 6 are 2-bedrooms, and 5 are converted. It has 36,043 square feet of common area space and accepts only private pay. The YTD November 30, 2006 operating statement has been annualized to represent year end in which Barrington Place had an occupancy rate of 93.0%
and the payor mix was private pay (100%).

VILLASPRING HEALTHCARE CENTER, ERLANGER, KY. VillaSpring Healthcare Center is a
skilled nursing facility with 79,545 square feet of gross building area and is located in Erlanger, KY. VillaSpring was built in 2000. It provides 84 units and
140 beds, of which 112 beds are semi-private and 28 beds are private. It has
31,833 square feet of common area space and accepts private pay, HMO, Managed
Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which VillaSpring had an occupancy rate of 95.7% and the payor mix was private pay (24.2%), insurance/managed care
(5.9%), Medicaid (54.7%) and Medicare (15.2%).

THE HIGHLANDS HEALTHCARE CENTER, FORT THOMAS, KY. The Highlands Healthcare
Center is a skilled nursing facility with 75,605 square feet of gross building area and is located in Fort Thomas, KY. Highlands was built in 1996. It provides
83 units and 140 beds, of which 114 beds are semi-private and 26 beds are private. It has 30,785 square feet of common area space and accepts private pay,
HMO, Managed Care, Medicaid and Medicare. The YTD November 30, 2006 operating statement has been annualized to represent year end in which Highlands had an occupancy rate of 99.3% and the payor mix was private pay (39.2%), insurance/managed care (5.5%), Medicaid (44.2%), and Medicare (11.1%).

HILLSPRING REHABILITATION CENTER, SPRINGBORO, OH. Hillspring Healthcare Center
is a skilled nursing facility with 72,007 square feet of gross building area and is located in Springboro, OH. Hillspring was built in 1999. It provides 71 units and 131 beds, of which 12 beds are semi-private assisted living, 108 beds are semi-private, and 11 beds are private. It has 29,052 square feet of common area space and accepts private pay, HMO, Managed Care, Medicaid and Medicare. The YTD
November 30, 2006 operating statement has been annualized to represent year end in which Hillspring had an occupancy rate of 81.0% and the payor mix was assisted living (4.8%), private pay (20.2%), insurance/managed care (11.8%),
Medicaid (51.8%) and Medicare (11.4%).

THE MARKET(1). The Carespring Portfolio mortgage loan contains 8 individual properties located in the states of Ohio and Kentucky. Both of these states are
Certificate of Need states; therefore, state approval is required before health care providers can open new facilities or offer certain new/expanded services.

Six of the mortgaged properties are located in the Cincinnati-Middletown
Metropolitan Statistical Area, which had a 2006 total population of 2.12 million that is expected to grow 0.8% in 2007 to an estimated 2.13 million, and an average household income of $87,619 that is expected to grow 2.3% in 2007 to
$89,614. Two of the portfolio assets are located in the Dayton Metropolitian
Statistical Area, which had a 2006 total population of 838,200 that is expected to decrease 0.2% in 2007 to an estimated 836,200, and an average household income of $83,844 that is expected to grow 2.2% in 2007 to $85,707.

According to various industry sources, the primary market area ("PMA") of a senior housing care facility is determined by the density of the population, the proximity of competing properties and the ease of transit in the surrounding area. Heritagespring's PMA encompasses a 5-mile radius, has a total 2006 population of 109,652, 5 other competing skilled nursing facilities, and accessibility is rated good. Eastgate's PMA encompasses a 5-mile radius, has a total 2006 population of 89,438, 5 other competing skilled nursing facilities, and accessibility is rated good. ShawneeSpring's PMA encompasses a 10-mile radius, has a total 2006 population of 136,876, 4 other competing skilled nursing facilities, and accessibility is rated good. Dayspring's PMA encompasses a 7-mile radius, has a total 2006 population of 74,447, no other competing skilled nursing care centers, and accessibility is rated fair. Barrington's PMA encompasses a 3-mile radius, has a total 2006 population of 84,422, 4 other competing nursing care centers, and accessibility is rated fair. VillaSpring's
PMA encompasses a 5-mile radius, has a total population of 134,708, 6 other competing skilled nursing facilities, and accessibility is rated good.
Highland's PMA encompasses a 3-mile radius, has a total 2006 population of
84,710, 4 other competing skilled nursing facilities, and accessibility is rated fair. Hillspring's PMA encompasses a 7-mile radius, has a total 2006 population of 141,178, no other competing skilled nursing facilities, and accessibility is rated average.

(1)   Certain information was obtained from the Carespring Portfolio appraisals, with various dates. The appraiser relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                      A-3-43

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. Carespring Health Care Management ("Carespring") is a
locally owned and operated Cincinnati, Ohio-based operator and developer of high-end skilled nursing facilities and assisted living facilities. Carespring was formed in 1997 by Barry Bortz with the purpose of creating a high-quality long-term care environment. The corporate headquarters is located in Loveland,
Ohio and currently has 40 corporate employees and approximately 80 department heads that oversee 1,200 employees. Carespring is the original developer of all but one of the properties securing the Carespring Portfolio mortgage loan and has been the operator since 1997. NHP purchased the Carespring Portfolio mortgaged properties from Carespring, the original owner and operator in a sale lease-back. Carespring will continue to manage and operate the mortgaged properties under a master lease agreement with all expenses paid by Carespring
(absolute net lease).

                                      A-3-44

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              CARESPRING PORTFOLIO
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF CARESPRING PORTFOLIO OMITTED]

                                      A-3-45

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

                       [2 PHOTOS OF OVERLOOK III OMITTED]

                                      A-3-46

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $66,700,000
CUT-OFF DATE PRINCIPAL BALANCE:        $66,700,000
% OF POOL BY IPB:                      2.7%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Parmenter Overlook III LP, LLLP
SPONSOR:                               Parmenter Realty Fund III, Inc.
ORIGINATION DATE:                      04/12/07
INTEREST RATE:                         5.80000%
INTEREST-ONLY PERIOD:                  84 months
MATURITY DATE:                         05/01/14
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(32),Grtr1%orYM(45),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

ESCROWS/RESERVES:                           INITIAL            MONTHLY
                                           ------------------------------
TAXES:                                     $  639,096          $ 71,011
INSURANCE:                                 $   23,875          $  7,958
CAPEX:                                     $        0          $  5,484
ENGINEERING:                               $  546,000          $      0
TI/LC(1):                                  $4,054,000          $      0
OTHER(2):                                  $1,525,290          $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office -- Suburban
SQUARE FOOTAGE:                        438,709
LOCATION:                              Atlanta, Georgia
YEAR BUILT/RENOVATED:                  1987/2004
OCCUPANCY(3):                          86.8%
OCCUPANCY DATE:                        06/21/07
NUMBER OF TENANTS:                     44
HISTORICAL NOI:
  2006:                                $2,632,166
  TTM AS OF 01/31/07:                  $2,953,471
UW REVENUES(4):                        $8,601,268
UW EXPENSES(4):                        $3,558,923
UW NOI(4,5):                           $5,042,345
UW NET CASH FLOW(4):                   $4,805,442
APPRAISED VALUE(6):                    $84,200,000
APPRAISAL DATE:                        10/01/08
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $152
CUT-OFF DATE LTV(6):                   79.2%
MATURITY DATE LTV(6):                  79.2%
UW DSCR(2):                            1.23x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     SIGNIFICANT TENANTS(7)

                                                 RATINGS
TENANT NAME                                MOODY'S/S&P/FITCH(8)   SQUARE FEET   % OF GLA    BASE RENT PSF    LEASE EXPIRATION YEAR
-----------------------------------------------------------------------------------------------------------------------------------

CITICORP CREDIT SERVICES                       Aa1/AA/AA+           62,494        14.2%        $ 24.01               2013(10)
CLUB MANAGEMENT ENTERPRISES, L.L.C.                                 35,507         8.1%        $  5.00(9)            2011
WASTE MANAGEMENT OF GEORGIA, INC.             Baa3/BBB/BBB          28,888         6.6%        $ 26.95               2008
NATIONSBUILDERS INSURANCE SERVICES, INC.                            26,999         6.2%        $ 24.07               2011
GABLES RESIDENTIAL TRUST                       Aa2/AA-/AA-          25,643         5.8%        $ 24.83               2009
-----------------------------------------------------------------------------------------------------------------------------------

(1)   At closing, the borrower deposited the cash sum of $4,054,000 for the payment of TI/LC's, of which $3,244,000 was allocated for the leasing of vacant space that is subject to a master lease and $810,000 for future leasing renewals of existing tenants.

(2)   At origination, the borrower deposited the cash sum of $1,525,290, of which $1,100,000 was allocated for 1 year of rent under the master lease,
      $363,093 for other outstanding TI/LC's and $62,197 for rent abatements for existing tenants.

(3)   The percentage of the mortgaged property that is occupied reflects a master lease in place for 47,000 square feet, or approximately 10.7% of the gross leaseable area. The percentage of the mortgage property that is occupied without the master lease in place is 76.1%.

(4)   The underwritten cash flow and corresponding debt service coverage ratio for the Overlook III loan reflects a master lease for 47,000 square feet or approximately 10.7% of the gross leaseable area. Excluding the underwritten cash flow from master lease the debt service coverage ratio for the Overlook III loan is 0.94x.

(5)   The discrepancy between 2006 NOI and UW NOI is mainly attributed to the expiration of approximately $320,000 of free rent for the Citicorp Credit
      Services lease, underwriting $450,000 of scheduled rent escalations through 2008 and the addition of over $400,000 of new leases, and the
      $1,104,500 master lease.

(6)   Using "as-stabilized" appraised value as of 10/01/08, the "as-is"
      appraised value as of 03/20/07 is $83,000,000.

(7)   A portion of the mortgaged property is subject to a master lease entered into on 04/12/07, by and between Parmenter Overlook III, LP, LLLP
      (landlord) and Parmenter Realty Fund III, Inc. (tenant), an affiliate of the borrower, for 47,000 square feet, or approximately 10.7% of the gross leaseable area, at a base rent per square foot of $23.50. The master lease expires no earlier than 04/30/2012 or when any portion of the premises becomes leased to an unaffiliated third party.

(8)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(9)   In addition to the base rent per square foot, the tenant is required to pay, as additional rent, 10% of its positive net cash flow in excess of
      $176,500 produced during each calendar year in arrears.

(10)  In the event that Citigroup Credit Services provides notice of its intent to terminate the lease, the tenant must deliver to landlord an amount as a termination fee equal to the sum of (i) an amount equal to 7 months of the monthly rent then in effect, plus (ii) an amount equal to the unamortized portion (amortized at 10% per annum) of any leasing commissions for the period from and after September 1, 2008.

                                      A-3-47

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

THE LOAN. The Overlook III mortgage loan is secured by a first lien mortgage fee interest in a class "A" office building comprising approximately 438,709 square feet located in the Vinings area of the Northwest submarket of Atlanta, Georgia.

THE BORROWER. The borrower is Parmenter Overlook III LP, LLLP, a Delaware limited liability limited partnership. The borrower is structured as a limited partnership, special purpose entity.

THE SPONSOR. The loan sponsor is Parmenter Realty Fund III, Inc., a Maryland corporation ("Parmenter Realty Fund III"). Parmenter Realty Fund III is
controlled by Parmenter Realty Partners and was founded in 1989 by Darryl
Parmenter. Mr. Parmenter has been involved in the real estate industry for 30 years, 10 of which were spent as a managing partner of Lincoln Property Company.
Parmenter Realty Partners is a full-service real estate investment, management and development company with a senior management team with 150 years of collective experience. Currently, Parmenter Realty Fund III has a total of
$245.5 million invested in office space in the southeastern United States, of which approximately $8.5 million is held in liquid assets.

THE PROPERTY. The mortgaged property is a 21-story, multi-tenant, class "A"
suburban high-rise office building containing approximately 438,709 square feet located in Atlanta, Georgia. Overlook III was developed as a part of the
Overlook planned use development that includes commercial and residential buildings with neighboring retail stores and restaurants. Built on a high elevation within the Interstate 285 loop freeway, the mortgaged property boasts large balconies with panoramic views of the Atlanta skyline, an 8-story parking garage and The Vinings Club, a full-service athletic and dining club.

The mortgaged property is located along the east side of Overlook Parkway, just north of Paces Ferry Road. Overlook III is situated on a 7.92 acre site east of
Interstate 285, about 10 radial miles northwest of the Atlanta central business district. Access to the location is available via major throughways such as Cobb
Parkway (US Highway 41), Windy Hill Road and Akers Mill Road, which in combination with Interstates 75 and 285 provide convenient access to the Atlanta metropolitan area. Overlook III is located in Vinings, a small commercial and residential node in a non-incorporated area of Cobb county. Between 1990 and
2000, there was a 1.88% population growth within the 5-mile radius of the mortgaged property.

Built in 1987 and renovated in 2004, the mortgaged property is currently 86.8%
leased by 44 tenants that pay an average of $21.68 per square foot. In addition to the tenants listed immediately below, other tenants at the mortgaged property include: Gables Residential Trust, Wells Fargo Real Estate and NationsBuilders
Insurance Services.

SIGNIFICANT TENANTS.

Citicorp Credit Services ("Citicorp"), is a subsidiary of Citigroup, Inc.
("Citigroup"), a publicly traded company (NYSE: "C"). Citigroup is a multi-bank holding company founded in 1812 in New York, New York that provides various financial services to customers in the United States and internationally.
Citigroup operates 4 major branches of business: Global Consumer, Markets and
Banking, Global Wealth Management and Alternative Investments. Citicorp occupies approximately 62,494 square feet, or approximately 14.2% of the mortgaged property's gross leaseable area. Citicorp's lease expires in March 2013.

Club Management Enterprises, L.L.C. (" CME") is a privately held management and consulting company that offers services in the private club and hospitality industry. The principals of CME collectively have 75 years of experience. At the mortgaged property, CME operates The Vinings Club, a private club that offers fine and casual dining along with extensive fitness and athletic options. The
Vinings Club opened in 1987 and overlooks the historic Vinings Village and
Atlanta skyline. The Vinings Club fitness facilities have cardio equipment, circuit and freeweight training, a 25-yard lap indoor pool, racquetball and a variety of spa services. CME occupies approximately 35,507 square feet, or approximately 8.1% of the mortgaged property's gross leasable area. CME's lease expires in December 2011.

Waste Management of Georgia, Inc., is a subsidiary of Waste Management, Inc.
("Waste Management"), a publicly traded company (NYSE: "WMI"), a provider of integrated waste disposal and management services throughout the United States,
Canada and Puerto Rico. Waste Management offers a platform of multiple services including: collection, transfer, recycling, disposal, waste-to-energy services, on-site services, methane gas recovery and third-party sub-contracted and administrative services. Waste Management's client base encompasses commercial, industrial, municipal and residential customers. Waste Management occupies approximately 28,888 square feet, or approximately 6.6% of the mortgaged property's net rentable area. Waste Management's lease expires in August 2008.

                                      A-3-48

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located in the Atlanta office market and the Northwest Atlanta submarket. The Atlanta market consists of 173.4 million square feet of office space, and, as of year end 2006, the market had approximately 4.0 million square feet of space under construction. As of the end of the fourth quarter of 2006, the Atlanta market had a vacancy rate of 16.8%, down from the previous year of 17.9%. Absorption in the market during the fourth quarter of 2006 was at 1.1 million square feet of space; up from 129,755 square feet in 2005. Rental rates in the market increased from $19.27 per square foot in the third quarter 2006 to $19.31 per square foot in the fourth quarter 2006.
There was 427,043 square feet in new speculative projects delivered to the
Atlanta office market in fourth quarter 2006, compared to a total of 1.3 million square feet that was completed in third quarter 2006.

The Northwest submarket contains 28.7 million square feet of space, which is 17%
of the total Atlanta market, making it the largest submarket in Atlanta. The
Northwest submarket as of the fourth quarter 2006 had a vacancy rate of 18.9%, net absorption of 166,314 square feet, quoted rental rates of $18.77 per square foot, and 201,500 square feet under construction. The Class "A" sector of the
Northwest Atlanta submarket consisted of 63 projects with approximately 14.0 million square feet of office space at the end of fourth quarter 2006. Class "A"
projects within the Northwest Atlanta submarket reported a fourth quarter 2006 vacancy rate of 18.9%. Quoted rates for available space within this sector of the market averaged $20.85 per square foot. Overall, the submarket is expected to continue to strengthen over the near- to mid-term as Northwest Atlanta remains an attractive office market.

PROPERTY MANAGEMENT. The mortgaged property is managed by a borrower related entity. The principals of Parmenter Realty Partners collectively have over 150 years of experience in the real estate industry. Since its inception in 1989,
Parmenter Realty Partners has invested and managed over 13 million square feet of commercial, office and residential assets on behalf of institutions and high net worth individuals.

(1)   Certain information was obtained from the Overlook III appraisal, dated
      March 20, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

-------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

                                                                           CUMULATIVE
             NUMBER OF                                         % OF BASE     SQUARE     CUMULATIVE   CUMULATIVE   CUMULATIVE %
              LEASES     SQUARE FEET   % OF GLA   BASE RENT       RENT        FEET       % OF GLA    BASE RENT    OF BASE RENT
YEAR         EXPIRING     EXPIRING     EXPIRING   EXPIRING      EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

VACANT          NAP         57,803       13.2%           NAP      NAP        57,803        13.2%            NAP        NAP
2007 & MTM       15          6,502        1.5     $  135,704      1.6%       64,305        14.7%     $  135,704        1.6%
2008              8         37,488        8.5      1,008,921     12.0       101,793        23.2%     $1,144,625       13.6%
2009             10         42,540        9.7      1,001,769     11.9       144,333        32.9%     $2,146,394       25.6%
2010              8         27,153        6.2        656,467      7.8       171,486        39.1%     $2,802,861       33.4%
2011              9         76,083       17.3      1,136,142     13.5       247,569        56.4%     $3,939,003       46.9%
2012             15        127,631       29.1      2,957,908     35.2       375,200        85.5%     $6,896,911       82.1%
2013              4         62,494       14.2      1,500,481     17.9       437,694        99.8%     $8,397,392      100.0%
2014              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
2015              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
2016              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
2017              0              0        0.0              0      0.0       437,694        99.8%     $8,397,392      100.0%
AFTER             1          1,015        0.2              0      0.0       438,709       100.0%     $8,397,392      100.0%
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:           70        438,709      100.0%    $8,397,392    100.0%
-------------------------------------------------------------------------------------------------------------------------------

                                      A-3-49

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

              [MAP INDICATING THE LOCATION OF OVERLOOK III OMITTED]

                                      A-3-50

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  OVERLOOK III
--------------------------------------------------------------------------------

                  [STACKING PLAN GRAPH OF OVERLOOK III OMITTED]

                                      A-3-51

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               7000 CENTRAL PARK
--------------------------------------------------------------------------------

                     [3 PHOTOS OF 7000 CENTRAL PARK OMITTED]

                                      A-3-52

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000
% OF POOL BY IPB:                      2.6%
LOAN SELLER:                           UBS Real Estate Securities Inc.
BORROWER:                              7000 Central Park Investors, LLC
SPONSOR:                               Berwind Property Group, Inc.,
                                       Berwind Property Group, Ltd.
ORIGINATION DATE:                      06/27/07
INTEREST RATE:                         6.30600%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         07/10/12
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(12),Grtr1%orYM(44),O(3)
CROSS-COLLATERALIZATION:               No
LOCK BOX(1):                           Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL           MONTHLY
                                         ---------------------------
TAXES:                                   $  738,509         $ 73,851
INSURANCE:                               $        0         $      0
TI/LC(2):                                $6,000,000         $      0
CAPEX(3):                                $  281,909         $  6,909
DEBT SERVICE(4):                         $  725,000         $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - Suburban
SQUARE FOOTAGE:                        415,324
LOCATION:                              Atlanta, GA
YEAR BUILT/RENOVATED:                  1988/1998
OCCUPANCY(5):                          80.4%
OCCUPANCY DATE:                        06/21/07
NUMBER OF TENANTS:                     45
2006 NOI:                              $3,108,411
UW REVENUES(6):                        $8,604,081
UW EXPENSES:                           $3,496,435
UW NOI(7):                             $5,107,645
UW NET CASH FLOW:                      $4,987,435
APPRAISED VALUE:                       $88,000,000
APPRAISAL DATE:                        06/13/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $157
CUT-OFF DATE LTV:                      73.9%
MATURITY DATE LTV:                     73.9%
UW DSCR(8):                            1.20x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                               RATINGS
TENANT NAME                             MOODY'S/S&P/FITCH(9)    SQUARE FEET    % OF GLA    BASE RENT PSF    LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------------

WELLS FARGO BANK N.A.                        Aaa/AAA/AA           29,320         7.1%         $ 20.84               2012
AMBLING COMPANIES, INC.                                           29,128         7.0%         $ 19.51               2013
HILB, ROGAL & HOBBS OF ATLANTA, INC.                              20,786         5.0%         $ 21.28               2012
JACKSON AND HARDWICK, L.L.C. (MORRIS
 HARDWICK)                                                        19,572         4.7%         $ 23.68               2008
----------------------------------------------------------------------------------------------------------------------------------

(1)   The Cash Management Agreement will spring to hard if the DSCR falls below
      1.05x for a 6 month period at any time after 18 months following the note date.

(2)   At origination, the borrower deposited $6,000,000 ($73 per vacant square foot) into the upfront Leasing Reserve to cover TI/LC expenses associated with the lease-up of the mortgaged property.

(3)   At origination, the borrower deposited $281,909 into the upfront Cap Ex
      Reserve.

(4)   At origination, the borrower deposited $725,000 into the upfront Debt
      Service Reserve to cover any shortfalls in debt service coverage or any other sums due to the lender. The Debt Service Reserve is subject to release if the debt service coverage ratio is greater than 1.05x for 2 consecutive quarters.

(5)   As of June 2007, the mortgaged property was 80.4% occupied by 45 tenants.
      The sponsor signed a master lease for the term of the loan to bring the occupancy to 95.0%.

(6)   $1,515,933 (17.6%) of the UW Revenues is attributable to the master lease.

(7)   The increase in NOI from 2006 NOI is attributed to the signing of several leases in 2006 and 2007 and the master lease from the sponsor.

(8)   The mortgaged property is subject to a Master Lease of $25.00 per square foot throughout the loan term for all vacant space necessary to achieve an occupancy rate of 95%, The tenant's obligation to make rent payments of
      $25 per square foot under the Master Lease is required only if during an event of default. The DSCR excluding the underwritten income from the master lease is 0.87x.

(9)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                      A-3-53

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

THE LOAN. The 7000 Central Park mortgage loan is secured by the first mortgage fee interest in a Class "A" office building totaling 415,324 square feet located in Atlanta, Georgia.

THE BORROWER. The borrower is 7000 Central Park Investors, LLC, a special purpose entity, which in turn is owned by BPG Investment Partnership VII, L.P.
(61.99%) and BPG Private Real Estate Investment Trust (38.01%). The partners of
BPG Investment Partnership VIIA, L.P. own 100% of the BPG Real Estate Investment
Trust.

THE SPONSOR. The sponsorship is Berwind Properties Group, Inc. and Berwind
Properties Group, Ltd. ("BPG"). Established in 1980, BPG identifies, develops and actively manages real estate investment opportunities for more than 40 institutional investment partners. Since 1993, BPG has raised over $1.5 billion of capital in discretionary equity through a series of 7 investment partnerships and 1 co-investment fund.

THE PROPERTY. The mortgaged property, constructed in 1988, is an 18-story, multi-tenant, Class "A" office building containing 415,324 square feet located in Atlanta, Georgia. The mortgaged property is located at the intersection of
Peachtree Dunwoody Road and Central Parkway, a short distance from Georgia 400 and I-285 (Atlanta's perimeter highway) interchange. The mortgaged property is located 2 blocks from the Sandy Springs MARTA station and approximately 1 mile from Perimeter Mall, a 1.5 million square foot mall and one of Atlanta's largest retail complexes. There is an attached parking garage with 1,344 parking spaces accessible via a covered walkway. The mortgaged property, as of June 2007, is
80.4% occupied by 45 tenants. The Sponsor, BPG, signed a master lease for the term of the loan at a rent of $25.00 per square foot, to bring occupancy up to
95.0%. In the event that additional space becomes vacant, the master lease will extend over all current and future vacant space for the term of the loan to achieve 95% occupancy. The tenant's obligation to make rent payments of $25 per square foot under the master lease is required only during an event of default.

SIGNIFICANT TENANTS.

Wells Fargo Bank N.A. ("Wells Fargo") is the fifth-largest bank in the U.S. and is rated Aaa by Moody's, AAA by S&P, and AA by Fitch. Wells Fargo is a financial services company with $482 billion in assets, providing banking, insurance, investment, mortgage and consumer finance services to more than 23 million customers from more than 6,200 stores and the internet across the United States and internationally. Wells Fargo operates about 3,200 bank branches in nearly 25 western and midwestern states, and nearly 3,000 additional mortgage and consumer finance offices nationwide. Wells Fargo occupies 29,320 square feet (7.1%) of the mortgaged property's net rentable area. The tenant has no renewal options and its lease expires in June 2012. The tenant may terminate its lease as of
11/30/10 with 9 months notice and a fee of $293,873.40.

Ambling Companies, Inc. is a group of interrelated organizations, founded in
1995, that provides real estate development, construction and management services throughout the nation. Ambling Companies, Inc. occupies 29,128 square feet (7.0%) of the mortgaged property's net rentable area. The tenant has no renewal options and its lease expires in October 2013.

Hilb, Rogal & Hobbs ("HRH") is a general and specialty insurance company that has more than 100 offices in approximately 25 states; its clientele includes middle-market businesses, as well as individuals and national corporations. In addition, HRH offers customers risk management and loss-control consulting services. HRH employs more than 3,600 workers and reported sales of approximately $675 million in 2005. HRH occupies 20,786 square feet (5.0%) of the mortgaged property's net rentable area. HRH's lease expires in September
2012. The tenant may terminate its lease as of 8/31/10 with 12 months notice for a fee of $243,732.40.

Jackson and Hardwick, L.L.C. ("Morris Hardwick") was formed in 2005 by the merger of Jackson and Hardwick and Morris & Schneider. With more than 85 attorneys and over 60 offices in 8 states across the region, Morris Hardwick is the largest real estate closing firm in the nation. The firm closes over 36,000 transactions annually. Morris Hardwick occupies 19,572 square feet (4.7%) of the mortgaged property's net rentable area. The tenant's lease expires in April 2008 with no renewal options.

                                      A-3-54

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located in the Atlanta MSA, in the
Central Perimeter submarket and is approximately 15 miles north of the Atlanta central business district. The neighborhood is bounded by Abernathy Road and Mt
Vernon Road to the north, Chamblee Dunwoody Road to the east, Georgia Highway
400 to the west and Windsor Parkway to the south. Perimeter Mall, which recently expanded to approximately 1.5 million square feet, currently has Macy's,
Nordstrom, Dillard's and Bloomingdale's as anchor tenants. Other anchor retail tenants in the area include Wal-Mart, Home Depot, Best Buy, Bed Bath & Beyond,
Circuit City, Office Max, Home Place, Marshall's, Costco, etc. Atlanta ranks third in the nation among cities with the most Fortune 500 headquarters. The
Atlanta MSA is served by Hartsfield-Jackson Atlanta International Airport, which is world's busiest passenger airport with facilities comprising the largest passenger terminal complex in the world.

Buildings within the mortgaged property's competitive set exhibit strong occupancy figures ranging from 88% to 98% with an average of 95%, and office rents ranging from $21.50 to $25.00 per square foot for low-rise and high-rise spaces. According to CoStar Group, as of the first quarter of 2007, the Central
Perimeter office market had a vacancy rate of 15.7% and rental rates were at
$20.38 per square foot. Class "A" buildings in the Central Perimeter submarket reported a vacancy rate of 16.4% as of first quarter of 2007 with rental rates for available space within the Class "A" sector averaging $21.86 per square foot at the end of the quarter, up from $21.40 in the fourth quarter 2006.

PROPERTY MANAGEMENT. The mortgaged property is managed by BPG Management
Company, L.P., a borrower-related entity.

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                                                          CUMULATIVE
            NUMBER OF                                         % OF BASE     SQUARE     CUMULATIVE   CUMULATIVE   CUMULATIVE %
             LEASES     SQUARE FEET   % OF GLA   BASE RENT      RENT         FEET       % OF GLA    BASE RENT    OF BASE RENT
YEAR        EXPIRING     EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT         NAP         81,603       19.6%           NAP       NAP       81,603        19.6%            NAP        NAP
2007             1          3,132        0.8     $   65,772       1.0%      84,735        20.4%     $   65,772        1.0%
2008             8         35,233        8.5        775,278      11.7      119,968        28.9%     $  841,050       12.7%
2009            19         62,602       15.1      1,312,956      19.8      182,570        44.0%     $2,154,007       32.5%
2010            10         60,356       14.5      1,204,791      18.2      242,926        58.5%     $3,358,798       50.8%
2011             7         34,238        8.2        683,316      10.3      277,164        66.7%     $4,042,113       61.1%
2012            11         81,149       19.5      1,701,146      25.7      358,313        86.3%     $5,743,259       86.8%
AFTER           10         57,011       13.7        874,978      13.2      415,324       100.0%     $6,618,237      100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL(2):       66        415,324      100.0%    $6,618,237     100.0%
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain information was obtained from the 7000 Central Park appraisal, dated June 13, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

(2)   Two tenants, Kuoni Travel and Your Best Rate Finance are in occupancy, but currently are not paying rent. Kuoni Travel, occupying 2,348 square feet, begins rent payments in January 2008. Your Best Rate Finance, occupying
      11,488 square feet, begins rent payments in November 2007. The Lease
      Rollover Schedule is based on the tenants in occupancy and paying rent.

                                      A-3-55

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                7000 CENTRAL PARK
--------------------------------------------------------------------------------

           [MAP INDICATING THE LOCATION OF 7000 CENTRAL PARK OMITTED]

                                      A-3-56

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-57

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

                        [4 PHOTOS OF SUMMIT MALL OMITTED]

                                      A-3-58

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $65,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $65,000,000
% OF POOL BY IPB:                      2.6%
SHADOW RATING (S/F):                   AA/BBB
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Mall at Summit, LLC
SPONSOR:                               Mall at Summit, LLC
ORIGINATION DATE:                      06/08/07
INTEREST RATE:                         5.42450%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         06/10/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(84),O(10)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                                 INITIAL        MONTHLY
                                                  ----------------------
TAXES:                                              $0             $0
INSURANCE:                                          $0             $0
CAPEX:                                              $0             $0
OTHER:                                              $0             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        529,065
LOCATION:                              Fairlawn, OH
YEAR BUILT/RENOVATED:                  1965/1999
OCCUPANCY:                             88.5%
OCCUPANCY DATE:                        04/19/07
NUMBER OF TENANTS:                     106
AVERAGE IN-LINE SALES/SF:              $310.64
HISTORICAL NOI:
  2005:                                $8,800,060
  2006:                                $8,696,714
UW REVENUES:                           $12,313,183
UW EXPENSES:                           $3,869,098
UW NOI:                                $8,444,086
UW NET CASH FLOW:                      $7,854,588
APPRAISED VALUE:                       $132,500,000
APPRAISAL DATE:                        05/08/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $ 123
CUT-OFF DATE LTV:                      49.1%
MATURITY DATE LTV:                     49.1%
UW DSCR:                               2.20x
--------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the aggregate loan-to-value ratio for the mortgage loan and the mezzanine debt must not exceed 80% and (ii) the aggregate debt service coverage ratio for the mortgage loan and the mezzanine debt must be equal to or greater than 1.05x.

                                      A-3-59

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                                         ANNUAL                                      LEASE
                              RATINGS                      % OF           BASE      ANNUAL BASE                    EXPIRATION
TENANT NAME            MOODY'S/S&P/FITCH(1)   TOTAL SF   OWNED SF         RENT       RENT PSF      SALES PSF(4)       YEAR
-------------------------------------------------------------------------------------------------------------------------------

ANCHORS
-------
MACY'S, INC.              Baa2/BBB/BBB        195,776      37.0%       $  142,553     $  0.73         $192            2010
DILLARD'S(2)                B1/BB/BB          125,758       NAP               NAP         NAP          NAP        Anchor Owned
DILLARD'S(2)                B1/BB/BB          111,402       NAP               NAP         NAP          NAP        Anchor Owned
                                             ------------------------------------------------------------------
SUBTOTAL:                                     432,936      37.0%       $  142,553     $  0.73
TOP 10 TENANTS
--------------
FIRESTONE                   A1/BBB+/A          11,660       2.2%       $   30,000     $  2.57         $129            2010
EXPRESS WOMEN             Baa3/BBB-/NR         11,160       2.1           178,560     $ 16.00         $317            2008
GOODYEAR                   Ba3/BB-/B-          10,781       2.0            27,815     $  2.58         $203            2010
THE GAP                    Ba1/BB+/BB+          9,532       1.8           314,556     $ 33.00         $308            2010
BANANA REPUB0LIC(3)           Ba1/BB+/BB+       7,806       1.5                 0     $  0.00         $369            2009
ABERCROMBIE & FITCH         NR/NR/NR            7,183       1.4           158,026     $ 22.00         $242            2010
VICTORIA'S SECRET         Baa3/BBB-/NR          6,650       1.3           172,900     $ 26.00         $492            2015
RACK ROOM SHOES             NR/NR/NR            6,608       1.2           118,944     $ 18.00         $161            2009
HOLLISTER CO.               NR/NR/NR            6,500       1.2           149,500     $ 23.00         $376            2014
EDDIE BAUER                 NR/B-/NR            6,200       1.2           130,200     $ 21.00         $194            2008
                                             ---------------------------------------------------
SUBTOTAL:                                      84,080      15.9%       $1,280,501     $ 15.23
REMAINING INLINE                              188,133      35.6%       $5,339,075     $ 28.38
----------------                             ---------------------------------------------------
VACANT SQUARE FEET:                            61,076      11.5%              NAP
TOTAL OWNED GLA:                              529,065                  $6,762,129
TOTAL CENTER GLA:                             766,225                  $6,762,129
-------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   The Dillard's stores are not part of the underlying collateral securing the Summit Mall mortgage loan.

(3)   Banana Republic pays a percentage of rent in lieu of base rent.

(4)   As of 12/31/06.

                                      A-3-60

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

THE LOAN. The Summit Mall mortgage loan is secured by a first lien mortgage, fee interest in approximately 529,065 square feet of an approximately 766,225 square foot anchored retail center located in Fairlawn, Ohio.

THE BORROWER. The borrower is Mall at Summit, LLC, which is a Delaware limited liability company structured as a special purpose entity.

THE SPONSOR. The Mall at Summit, LLC is controlled by Simon Property Group, Inc.
(NYSE: SPG) ("Simon"), an S&P 500 company. Simon is a publicly traded retail real estate company in North America with a total market capitalization of approximately $19 billion. Simon, headquartered in Indianapolis, Indiana, is a
REIT engaged in the ownership, development and management of retail real estate.
Simon operates from 5 platforms: regional malls, Premium Outlet Centers, The
Mills, community/lifestyle centers and international properties. Through its subsidiary partnership, Simon currently owns or has an interest in approximately
323 properties in the United States, containing an aggregate of 244 million square feet of gross leasable area in 41 states and Puerto Rico. Simon also holds an interest in 53 European shopping centers located in France, Italy and
Poland; 5 Premium Outlet Centers in Japan; and 1 Premium Outlet Center in
Mexico.

THE PROPERTY. The mortgaged property is a 529,065 square foot Class "B"
single-story regional mall located in Fairlawn, Summit County, Ohio. The mortgaged property was built in 1965 by DeBartolo Capital Partnership and renovated in 1999 after the company merged with Simon in 1996. Simon is currently reconfiguring a section of the mall as a life-style component that is scheduled to open in November 2007 and is expected to further enhance existing upscale retailers such as Ann Taylor, Brookstone, Banana Republic and
Williams-Sonoma. Additional renovations include a streetscape with parking and landscaped islands and sidewalks.

The mortgaged property is anchored by Macy's (approximately 195,776 square feet), Dillard's North (approximately 125,758 square feet) and Dillard's South
(approximately 111,402 square feet); however, Dillard's North and South are not part of the collateral securing the Summit Mall loan. In addition, there are specialty stores such as Ann Taylor, Banana Republic, Coach, Disney Store, and
Williams-Sonoma. For tenants occupying less than 10,000 square feet, average
2006 annual sales were approximately $297 per square foot with average projected sales for 2007 at approximately $320 per square foot. For tenants occupying more than 10,000 square feet, the average 2006 and 2007 sales were approximately $215 per square foot and $252 per square foot, respectively, bringing the total inline tenant 2006 average to approximately $286 per square foot and a 2007 average of approximately $310.64 per square foot. The mortgaged property is currently 88.5% occupied with a year end December 2006 average overall occupancy cost at 12.2%.

The mortgaged property is located on approximately 47.1 acres of land in the northwest portion of the Akron metro area, which is approximately 6 miles northwest of downtown Akron and approximately 20 miles northwest of Akron's main airport, Akron Canton Airport. West Market Street is a major northwest/southeast arterial through Fairlawn providing access to Interstate 77, the primary north/south interstate through the metro area, approximately 1-mile west of the subject.

SIGNIFICANT TENANTS.

Macy's Inc. ( NYSE: M) ("Macy's") is a national brand based out of Cincinnati,
Ohio that delivers fashion and affordable luxury to its customers. Macy's was founded in 1929 and currently operates around 850 retail stores with 188,000 employees and annual revenues that exceed $26.9 billion. Stores are operated by
7 regionally-based retail divisions: Macy's East, Macy's Florida, Macy's
Northwest, Macy's North, Macy's Midwest, Macy's South and Macy's West. Macy's
occupies approximately 195,776 square feet, or approximately 37% of the mortgaged property's net rentable area with 3 5-year renewal options. Macy's lease expires in October 2010.

Bridgestone Americas Holding, Inc. ("BSAH") is a subsidiary of Bridgestone
Corporation and is known for the tires bearing the Bridgestone, Firestone or
Dayton logo. BSAH makes tires for cars, motorcycles, trucks, tractors, earthmoving equipment and aircraft. BSAH also makes rubber building products for roofing and industrial textiles. Other products include natural rubber and synthetic polymers, air spring suspensions for heavy-duty trucks and aftermarket performance suspensions for passenger cars. The Firestone Tire and Rubber
Company ("Firestone") formed in 1900 in Akron, Ohio. Bridgestone Tire Company,
Ltd was formed in 1931 in Japan. Bridgestone Corporation purchased Firestone in
1988 for $2.6 billion transforming it into the world's largest tire and rubber company. BSAH currently sells more than 8,000 different types and sizes of tires through over 12,000 different outlets. BSAH occupies approximately 11,660 square feet or approximately 2% of the mortgaged property's net rentable area. BSAH's lease expires in October 2010.

Express, LLC ("Express") is a private company that sells both work and casual clothes for fashion forward men and women. Its styles are modeled to have an international influence and modern appeal. Express operates more that 620 retail stores in the U.S. and had approximately $1.8 billion in sales during 2006.
Launched in 1980 under Limited Brands, the Express chain was 75% sold to Golden
Gate Capital in mid-2007. Golden Gate Capital is a private equity firm with over
$3.4 billion of capital under management dedicated to investing in change-intensive opportunities. Express occupies approximately 11,160 square feet or approximately 2% of the mortgaged property's net rentable area. Express'
lease expires in January 2008.

PARTIAL RELEASE. The related loan documents permit the borrower to obtain the release of the air rights above the improvements on the mortgaged property to a third party upon satisfaction of certain conditions, including but not limited to delivery of site plans, legal descriptions and an ALTA survey describing the air rights area.

                                      A-3-61

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                   SUMMIT MALL
--------------------------------------------------------------------------------

Additionally, provided no event of default occurs and is continuing, the borrower may, without the consent of the mortgagee: (i) make transfers of immaterial or non-income producing portions of the mortgaged property to any federal, state, or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the mortgaged property for dedication or public use and (ii) make transfers of non-income producing portions of the mortgaged property (by sale, ground lease, sublease, or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use in integrated and consistent with the use of the mortgaged property, provided that no such transfer, conveyance or other encumbrance to a third party materially impairs the utility or operation of the mortgaged property or materially adversely affects the value of the mortgaged property, taken as a whole.

THE MARKET(1). Summit Mall is located in Fairlawn, Summit County, Ohio, and is considered part of the Akron MSA. Demographics for the market area show a 2007 population estimate of 3,848 within a 1-mile radius of the mortgaged property and a 2006 estimated average household income of $83,409. The 2007 population estimate within a 3-mile radius of the mortgaged property is 32,759 and an average 2006 household income of $100,496. Within a 5-mile radius of the mortgaged property, the estimated 2007 population is 76,699 with 2006 household income of $81,801.

According to REIS, vacancy in the metro market has remained stable over the last
5 years, generally stabilized between 6.0% and 8.3%. The 2006 year-end vacancy rate for the submarket was 6.7% with an overall 6-year vacancy rate average of
7.5% shows the submarket appears to be in a period of strength. The submarket has also experienced 4 consecutive years of positive absorption and rent increases in 3 of the last 4 years. There are no competing regional malls or retail projects planned for or under construction within the immediate trade area. Rental rates are expected to continue to increase in the future.

Chapel Hill Mall and Rolling Acres Mall are the only other regional shopping malls in the immediate Akron MSA that can be considered competitive with the mortgaged property. Chapel Hill Mall is located 8 miles east of the mortgaged property and has reported sales of $325 per square foot with anchors including
JC Penney, Macy's and Sears. As of March 31, 2007, inline occupancy was 98.81%.
Rolling Acres Mall is located 6 miles south of the mortgaged property with reported sales of less than $120 per square foot and inline occupancy of 25%.
Anchors include Dillard's, JC Penney, Macy's, Sears and Target.

PROPERTY MANAGEMENT. The mortgaged property is managed by Simon Management
Associates, LLC, a division of Simon Property Group.

(1)   Certain information was obtained from the Summit Mall appraisal, dated May
      8, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

--------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE %   CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA   BASE RENT      RENT      SQUARE FEET      OF GLA      BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING   EXPIRING     EXPIRING     EXPIRING       EXPIRING      EXPIRING      EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP       61,076      11.5%           NAP       NAP        61,076         11.5%             NAP        NAP
2007 & MTM        10       16,378       3.1     $  308,209       4.5%       77,454         14.6%      $  308,209        4.5%
2008              19       48,588       9.2      1,246,275      18.0       126,042         23.8%      $1,554,483       22.5%
2009              15       47,392       9.0        946,024      13.7       173,434         32.8%      $2,500,508       36.2%
2010              16      253,402      47.9      1,237,709      17.9       426,836         80.7%      $3,738,216       54.1%
2011               8       10,935       2.1        440,167       6.4       437,771         82.7%      $4,178,383       60.5%
2012               5        3,988       0.8        169,797       2.5       441,759         83.5%      $4,348,180       63.0%
2013               7       18,993       3.6        535,255       7.7       460,752         87.1%      $4,883,435       70.7%
2014               2       10,181       1.9        230,482       3.3       470,933         89.0%      $5,113,917       74.0%
2015               8       19,560       3.7        647,995       9.4       490,493         92.7%      $5,761,912       83.4%
2016               5        9,920       1.9        206,070       3.0       500,413         94.6%      $5,967,982       86.4%
2017               9       25,777       4.9        794,147      11.5       526,190         99.5%      $6,762,129       97.9%
AFTER              1        2,875       0.5              0       0.0       529,065        100.0%      $6,762,129       97.9%
--------------------------------------------------------------------------------------------------------------------------------
TOTAL:           105      529,065     100.0%    $6,762,129     100.0%
--------------------------------------------------------------------------------------------------------------------------------

                                      A-3-62

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  SUMMIT MALL
--------------------------------------------------------------------------------

              [MAP INDICATING THE LOCATION OF SUMMIT MALL OMITTED]

                                      A-3-63

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  SUMMIT MALL
--------------------------------------------------------------------------------

                       [SITE PLAN OF SUMMIT MALL OMITTED]

                                      A-3-64

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      A-3-65

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

                    [3 PHOTOS OF PACIFIC COAST PLAZA OMITTED]

                                      A-3-66

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $62,950,000
CUT-OFF DATE PRINCIPAL BALANCE:        $62,950,000
% OF POOL BY IPB:                      2.5%
LOAN SELLER:                           UBS Real Estate Securities Inc.
BORROWER:                              Pacific Coast Plaza Investments,
                                       L.P.
SPONSOR:                               Franklin C. Gatlin, III
ORIGINATION DATE:                      06/29/07
INTEREST RATE:                         6.01700%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         07/09/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX(1):                           Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL          MONTHLY
                                        --------------------------
TAXES:                                  $175,830         $ 43,958
INSURANCE:                              $  4,408         $      0
CAPEX(2):                               $ 36,777         $  3,065
DEFERRED MAINTENANCE(3):                $  2,250         $      0
TI/LC(4):                               $245,177         $ 20,431
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE(5):                     312,313
LOCATION:                              Oceanside, CA
YEAR BUILT/RENOVATED:                  1997
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        04/11/07
NUMBER OF TENANTS:                     28
HISTORICAL NOI:
  2005:                                $3,564,204
  2006:                                $4,316,825
  TTM AS OF 03/31/07:                  $4,450,965
UW REVENUES:                           $6,279,990
UW EXPENSES:                           $1,522,408
UW NOI:                                $4,757,583
UW NET CASH FLOW:                      $4,608,083
APPRAISED VALUE:                       $82,400,000
APPRAISAL DATE:                        04/17/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $202
CUT-OFF DATE LTV:                      76.4%
MATURITY DATE LTV:                     76.4%
UW DSCR:                               1.20x
--------------------------------------------------------------------------------

(1)   The Cash Management Agreement will spring to hard if the DSCR falls below
      1.00x for a trailing 6 month period.

(2)   At closing, the borrower deposited $36,777 into the upfront Capital
      Improvements Reserve. Monthly escrows of $3,065 shall be required to replenish the reserve if it is drawn down. The reserve shall be capped at the equivalent of 1 year's worth of escrows.

(3)   At closing, the borrower deposited $2,250 into the upfront Deferred
      Maintenance Reserve, which is 125% of the probable cost for the repair of the parking lot.

(4)   At closing, the borrower deposited $245,177 into an upfront TI/LC Reserve.
      Monthly TI/LC escrows of $20,431 shall be required to replenish the reserve if it is drawn down. The reserve shall be capped at the equivalent of 1 year's worth of escrows.

(5)   The collateral includes 245,177 square feet of inline and anchor space in addition to the ground under 5 out-parcels that total an additional 67,136 square feet of retail space. The out-parcel tenants contribute ground rent payments included in the mortgaged property's Effective Gross Income.

                                      A-3-67

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            SIGNIFICANT TENANTS

                                            RATINGS                   % OF        ANNUAL                                    LEASE
                                            MOODY'S/                  OWNED        BASE       ANNUAL BASE                EXPIRATION
TENANT NAME                               S&P/FITCH(1)   TOTAL SF      SF          RENT        RENT PSF    SALES PSF(4)     YEAR
------------------------------------------------------------------------------------------------------------------------------------

ANCHORS
-------
WAL-MART (NOT PART OF COLLATERAL)           Aa2/AA/AA    134,975        NAP            NAP          NAP        NAP      Anchor Owned
LUCKY STORES, INC. (DBA STATER BROS.)                     62,223       19.9%    $  750,000      $ 12.05        NAP          2022
BEST BUY(2)                               Baa2/BBB/BBB+   50,000       16.0        325,000      $  6.50        NAP          2018
THE SPORTS AUTHORITY                                      41,375       13.2        475,813      $ 11.50       $142          2017
BED BATH & BEYOND                           NR/BBB/NR     38,008       12.2        437,092      $ 11.50        NAP          2013
STAPLES                                  Baa1/BBB+/BBB+   23,990        7.7        438,000      $ 18.26       $286          2012
                                                         -------------------   -------------------------
SUBTOTAL:                                                350,571       78.4%    $2,425,905      $ 11.25
TOP 10 TENANTS
--------------
COST PLUS                                                 18,928        6.1%    $  291,491      $ 15.40       $252          2013
PARTY CITY                                                10,000        3.2        192,500      $ 19.25        NAP          2007
BLU:ECHO                                                   8,500        2.7        208,252      $ 24.50       $146          2011
KAMAY BEAUTY SUPPLY                                        7,500        2.4        173,724      $ 23.16       $174          2008
GEN X CLOTHING                                             6,725        2.2        156,234      $ 23.23       $ 98          2012
MIMI'S(3)                                                  6,500        2.1         93,500      $ 14.38       $523          2017
ORTHO/GALLERY                                              6,000        1.9        161,280      $ 26.88        NAP          2008
APPLEBEE'S                                                 4,881        1.6         80,000      $ 16.39       $675          2012
MCDONALD'S CORPORATION(3)                    A2/A/A        3,255        1.0         84,000      $ 25.81        NAP          2018
POINT LOMA CREDIT UNION                                    2,954        0.9        104,076      $ 35.23        NAP          2008
                                                         -------------------   -------------------------
SUBTOTAL:                                                 75,243       24.1%    $1,545,057      $ 20.53
REMAINING INLINE                                          21,474        6.9%    $  769,894      $ 35.85
----------------                                         -------------------   -------------------------
VACANT SQUARE FEET:                                            0        0.0%           NAP
TOTAL OWNED GLA:                                         312,313                $4,740,477
TOTAL CENTER GLA:                                        447,288
------------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings are provided for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(2)   The Best Buy store occupies a 50,000 square foot anchor retail building and pays ground rent to the borrower. The physical improvements are not part of the collateral for the loan.

(3)   Mimi's, Applebee's, and McDonald's each occupy out-parcel restaurant pad spaces and pay ground rent to the borrower. The physical improvements are not part of the collateral for the loan.

(4)   Sales PSF is based on YE 2006 figures.

                                      A-3-68

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Pacific Coast Plaza mortgage loan is secured by the first mortgage fee interest in a retail anchored center located in the San Diego Metropolitan
Statistical Area of Oceanside, CA.

THE BORROWER. The borrower is Pacific Coast Plaza Investments, L.P., is a special purpose entity.

THE SPONSOR. The loan sponsor is Franklin C. Gatlin, III, CEO and sole-owner of
Gatlin Development Company Inc. Mr. Gatlin has more than 30 years experience pursuing various commercial real estate development ventures, consisting of office, hotel and retail properties.

THE PROPERTY. Constructed in 1997, Pacific Coast Plaza is a retail anchored center comprised of 12 single-story buildings with a total net rentable area of
447,288 square feet including a Wal-Mart (rated Aa2/AA/AA by Moody's/S&P/Fitch)
anchor (not part of the collateral). The mortgaged property is currently 100.0%
occupied by 28 tenants and includes 5 ground leased pad sites. The mortgaged property is anchored by Lucky Stores, Inc., Best Buy, Co., Inc. (rated
Baa2/BBB/BBB+ by Moody's/S&P/Fitch), Bed, Bath & Beyond Inc. (rated BBB by S&P),
Sports Authority, Inc. and Staples, Inc. (rated Baa1/BBB+/BBB+ by
Moody's/S&P/Fitch). Four tenants, accounting for 36.9% of total NRA and 27.1% of total in-place rent, are investment grade rated tenants and include 3 of the 5 largest tenants at the mortgaged property, based on collateral space at the mortgaged property.

SIGNIFICANT TENANTS.

Lucky Stores, Inc. ("Stater Bros.") Stater Bros.(1) is one of the largest privately owned supermarket chains in southern California, with annual sales in excess of $3.0 billion. The company operates more than 160 full-service Stater
Bros. grocery chains in six counties, primarily in the Riverside and San
Bernardino areas. The grocery chain also owns and operates milk and juice processor Santee Dairies (one of the largest in the State). Founded in 1936,
Stater Bros. is owned by La Cadena Investments, a general partnership consisting of Stater Bros. CEO Jack Brown and other company executives. Stater Bros.
occupies approximately 62,223 square feet, or approximately 19.9% of the net rentable area at the mortgaged property. The Stater Bros. lease is scheduled to expire in 2022.

Best Buy Co., Inc. ("Best Buy") sells consumer electronics, home-office products, entertainment software, appliances and related services through more than 1,150 retail stores across the United States, Canada and China. The company operates a global portfolio of brands which include: Best Buy, Future Shop, Geek
Squad, Pacific Sales Kitchen and Bath Centers, Magnolia Audio Video and Jiangsu
Five Star Appliance Co. Best Buy occupies approximately 50,000 square feet, or approximately 16.0% of the net rentable area at the mortgaged property. The Best
Buy lease is scheduled to expire in 2018.

Sports Authority, Inc. ("Sports Authority") is one of the largest sporting goods retailers in United States. It operates approximately 400 stores in 45 U.S.
states under The Sports Authority and Gart Sports names. The Sports Authority occupies approximately 41,375 square feet, or approximately 13.2% of the net rentable area at the mortgaged property. The Sports Authority lease is scheduled to expire in 2017.

Bed Bath & Beyond Inc. ("Bed Bath & Beyond") is a nationwide chain of superstores selling domestic merchandise and home furnishings. The Company's 800 plus stores principally range in size from 20,000 to 50,000 square feet. Bed
Bath & Beyond occupies approximately 38,008 square feet, or approximately 12.2%
of the net rentable area at the mortgaged property. The Bed Bath & Beyond lease is scheduled to expire in 2013.

Staples, Inc. ("Staples") is an office products company. The company sells a wide range of office products, including supplies, technology, furniture and business services. Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Staples operates approximately 1,900 office superstores. Staples occupies approximately 23,990 square feet, or approximately
7.7% of the net rentable area at the mortgaged property. The Staples lease is scheduled to expire in 2012.

(1)   Lucky Stores, Inc., originally a wholly-owned subsidiary of American
      Stores Company, executed its lease on July 31, 1996. In 1999, Albertsons
      LLC acquired American Stores Company. Albertsons subsequently elected to spin off a portion of its asset base -- including American Stores Company and Lucky Stores -- to Stater Bros., a transaction in which the respective lease was included.

                                      A-3-69

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

THE MARKET(1). The mortgaged property is located at the northeast corner of
State Highway 78 and Interstate 5 in Oceanside, CA, within San Diego County. San
Diego County is the third largest county in California and the fourth largest in the United States. The mortgaged property is located on the major thoroughfare within densely populated residential communities. Access to Oceanside is provided from the San Diego (Interstate 5) Freeway, State Highway 78 and the San
Luis Rey Mission Expressway. The mortgaged property is part of a retail center known as Pacific Coast Plaza, anchored by Wal-Mart (not part of the collateral),
Stater Bros. and Best Buy.

The city reported an estimated population level of 171,095 for the year 2006, reflecting an increase of 6.27% from the 2000 population level of 161,003. By the end of the year 2011, the population level is expected to increase to
181,944, reflecting an increase of 6.3% when compared to the population level in
2006.

The city of Oceanside reported 4,686 businesses with approximately 38,000 employees. Camp Pendleton is also located about 12 miles from the mortgaged property. The 125,000 acre base provides housing, training facilities, logistical support and administrative support to Fleet Marine Force Units. The base is home to nearly 40,000 active duty personnel and officers, living on and off base, plus another 2,800 civilian support personnel.

The Oceanside submarket reported a total retail inventory of 4,303,328 square feet for the first quarter of 2007. The average asking rent was reported at
$23.88 per square foot per annum for a typical NNN lease with a vacancy rate of
4.3%. During the same quarter, the submarket experienced positive net absorption of 12,839 square feet with no projects under construction.

PROPERTY MANAGEMENT. The mortgaged property is managed by Gatlin Development
Co., Inc., an affiliate of the borrower.

(1)   Certain information was obtained from the Pacific Coast Plaza appraisal, dated April 17, 2007. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the related appraisal.

                                      A-3-70

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                            % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
               LEASES       FEET     % OF GLA    BASE RENT     RENT      SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

VACANT           NAP            0       0.0%           NAP       NAP             0         0.0%            NAP        NAP
2007 & MTM         2       12,019       3.8     $  254,600       5.4%       12,019         3.8%     $  254,600        5.4%
2008              10       26,517       8.5        789,030      16.6        38,536        12.3%     $1,043,630       22.0%
2009               0            0       0.0              0       0.0        38,536        12.3%     $1,043,630       22.0%
2010               1        1,642       0.5         67,884       1.4        40,178        12.9%     $1,111,514       23.4%
2011               1        8,500       2.7        208,252       4.4        48,678        15.6%     $1,319,766       27.8%
2012               5       39,558      12.7        798,138      16.8        88,236        28.3%     $2,117,904       44.7%
2013               3       58,224      18.6        766,580      16.2       146,460        46.9%     $2,884,484       60.8%
2014               0            0       0.0              0       0.0       146,460        46.9%     $2,884,484       60.8%
2015               0            0       0.0              0       0.0       146,460        46.9%     $2,884,484       60.8%
2016               0            0       0.0              0       0.0       146,460        46.9%     $2,884,484       60.8%
2017               3       50,375      16.1        696,993      14.7       196,835        63.0%     $3,581,477       75.6%
AFTER              3      115,478      37.0      1,159,000      24.4       312,313       100.0%     $4,740,477      100.0%
------------------------------------------------------------------------------------------------------------------------------
TOTAL:            28      312,313     100.0%    $4,740,477     100.0%
------------------------------------------------------------------------------------------------------------------------------

                                      A-3-71

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

          [MAP INDICATING THE LOCATION OF PACIFIC COAST PLAZA OMITTED]

                                      A-3-72

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                               PACIFIC COAST PLAZA
--------------------------------------------------------------------------------

                   [SITE PLAN OF PACIFIC COAST PLAZA OMITTED]

                                      A-3-73

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                             MARRIOTT OVERLAND PARK
--------------------------------------------------------------------------------

                    [PHOTO OF MARRIOTT OVERLAND PARK OMITTED]

         [MAP INDICATING THE LOCATION OF MARRIOTT OVERLAND PARK OMITTED]

                                      A-3-74

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                             MARRIOTT OVERLAND PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $49,500,000
CUT-OFF DATE PRINCIPAL BALANCE:        $49,500,000
% OF POOL BY IPB:                      2.0%
LOAN SELLER:                           UBS Real Estate Securities Inc.
BORROWER:                              Integrated Capital - Overland Park
                                       LLC
SPONSOR:                               Integrated Capital LLC
ORIGINATION DATE:                      08/07/07
INTEREST RATE:                         6.75300%
INTEREST ONLY PERIOD:                  24 months
MATURITY DATE:                         08/10/12
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(32),O(4)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL         MONTHLY
                                         --------------------------
TAXES(2):                                $         0         $0
INSURANCE(2):                            $         0         $0
CAPEX(3):                                $16,000,000         $0
OTHER:                                   $         0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 390
LOCATION:                              Overland Park, KS
YEAR BUILT/RENOVATED:                  1984/2007
OCCUPANCY:                             64.1%
OCCUPANCY DATE:                        04/30/07
HISTORICAL NOI:
  2005:                                $4,269,000
  2006:                                $5,589,420
TTM AS OF 05/31/07:                    $5,332,545
UW REVENUES:                           $20,738,169
UW EXPENSES:                           $14,884,804
UW NOI:                                $5,853,365
UW NET CASH FLOW:                      $4,816,555
APPRAISED VALUE(4):                    $67,800,000
APPRAISAL DATE:                        06/14/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                         $126,923
CUT-OFF DATE LTV(4):                             73.0%
MATURITY DATE LTV(4):                            70.7%
UW IO DSCR:                                      1.42x
UW DSCR:                                         1.25x
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                              PROPERTY HISTORICAL OPERATING STATISTICS

                OCCUPANCY                                      ADR                                           REVPAR
-------------------------------------  -----------------------------------------------  -------------------------------------------
 2005      2006      TTM      UW         2005        2006         TTM         UW          2005       2006        TTM         UW
-----------------------------------------------------------------------------------------------------------------------------------

 67.7%     66.0%    64.3%    66.0%     $ 121.74    $ 133.55    $ 135.42    $ 145.25     $ 82.38    $ 88.18     $ 87.12     $ 95.84
-----------------------------------------------------------------------------------------------------------------------------------

(1)   The borrower is permitted to incur future mezzanine debt subject to certain conditions including, but not limited to: (i) no event of default has occurred and is continuing, (ii) the loan-to-value for the combined debt is no greater than 85%, (iii) the debt service coverage ratio for the combined debt is not less than 1.25x and (iv) confirmation from the rating agencies that the mezzanine debt will not result in a downgrade, withdrawal or qualification of the ratings assigned to the certificates.

(2)   Monthly escrows will be required for taxes and insurance to the extent such amounts are not reserved by the operator under the management agreement.

(3)   At origination, $21,500,000 ($16.0MM with lender and $5.5MM with Marriott)
      was escrowed and will be released for actual renovation expenses.

(4)   The Appraised Value is the sum of the "as-is" value and $21,500,000 of reserves for future renovations. The "as-is" value is $46,300,000 as of
      June 14, 2007.

                                      A-3-75

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            ST. JOE - WINDWARD PLAZA
--------------------------------------------------------------------------------

                 [3 PHOTOS OF ST. JOE - WINDWARD PLAZA OMITTED]

        [MAP INDICATING THE LOCATION OF ST. JOE - WINDWARD PLAZA OMITTED]

                                      A-3-76

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                            ST. JOE - WINDWARD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $47,634,792
CUT-OFF DATE PRINCIPAL BALANCE:        $47,634,792
% OF POOL BY IPB:                      1.9%
LOAN SELLER:                           Natixis Real Estate Capital Inc.
BORROWER:                              WDW Owner LLC
SPONSOR:                               Eola Capital LLC
ORIGINATION DATE:                      06/20/07
INTEREST RATE:                         6.08000%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         07/05/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(24),Def(90),O(5)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT(1):                    Yes
ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL          MONTHLY
                                          ---------------------------
TAXES:                                    $  405,990        $ 45,110
INSURANCE:                                $   22,091        $      0
CAPEX:                                    $  141,680        $  4,635
TI/LC:                                    $1,250,000        $      0
OTHER(3):                                 $1,766,050        $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Portfolio
TITLE:                                 Fee
PROPERTY TYPE:                         Office - Suburban
SQUARE FOOTAGE:                        335,498
LOCATION:                              Alpharetta, GA
YEAR BUILT/RENOVATED:                  1998 & 2000
OCCUPANCY:                             100.0%
OCCUPANCY DATE:                        07/01/07
NUMBER OF TENANTS:                     2
HISTORICAL NOI:
  2005:                                $4,984,154
  2006:                                $5,123,598
  TTM AS OF 04/30/07:                  $5,324,779
UW REVENUES:                           $5,534,412
UW EXPENSES:                           $1,675,211
UW NOI:                                $3,859,201
UW NET CASH FLOW:                      $3,792,101
APPRAISED VALUE:                       $59,500,000
APPRAISAL DATE:                        05/10/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $142
CUT-OFF DATE LTV:                      80.1%
MATURITY DATE LTV:                     75.0%
UW IO DSCR:                            1.29x
UW DSCR:                               1.10x
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT TENANTS

                                   RATINGS
TENANT NAME                 MOODY'S/S&P/FITCH(4)    SQUARE FEET      % OF GLA      BASE RENT PSF      LEASE EXPIRATION YEAR
----------------------------------------------------------------------------------------------------------------------------

GE CAPITAL CORPORATION          Aaa/AAA/NR            203,248          60.6%          $ 14.64(5)               2014
E*TRADE FINANCIAL(6)            Ba2/BB-/NR            132,250          39.4%          $  11.75                 2012
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                            PROPERTY SUMMARY

                                               YEAR BUILT/
PROPERTY NAME                 LOCATION       YEAR RENOVATED    SQUARE FEET
---------------------------------------------------------------------------

100 WINDWARD PLAZA         Alpharetta, GA         1998           132,250
300 WINDWARD PLAZA         Alpharetta, GA         2000           203,248
---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                          335,498
---------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                                                                 ALLOCATED LOAN
PROPERTY NAME               OCCUPANCY          TOP TENANT           % OF GLA        BALANCE
------------------------------------------------------------------------------------------------

100 WINDWARD PLAZA            100.0%      E*Trade Financial           39.4%        $16,572,104
300 WINDWARD PLAZA            100.0       GE Capital Corporation      60.6          31,062,688
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       100.0%                                 100.0%        $47,634,792
------------------------------------------------------------------------------------------------

(1)   The indirect interest in borrower and the excess cash flow distributions
      (after debt service and property expenses) received from the mortgaged property securing the mortgage loan have been pledged to additionally secure other mortgage financings made to affiliates of borrower.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limted to; (i) the aggregate loan-to-value ratio of the mortgage loan and the mezzanine debt does not exceed 85% and (ii) the aggregate debt service coverage ratio of the mortgage loan and the mezzanine debt is equal to or greater than 1.10x.

(3)   Other reserve consists of $1,653,125 with respect to tenant improvement allowances and $112,925 with respect to leasing commissions for the
      E*Trade Financial tenant.

(4)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

(5)   GE Capital Corporation's rent represents the average rent paid by GE
      Capital Corporation during the lease term. Base rent as of July 1, 2007 is
      $13.65 per square foot. There are annual escalations every March with a maximum rent of $15.55 per square foot commencing March 2013.

(6)   E* Trade Financial has executed subleases with the following tenants:
      3,467 square feet to Realty Atlanta, Inc., expiring in May 2008; 1,915 square feet to Hersch & Associates PC CPA's and Stephen Hersch, expiring in May 2008; 27,019 square feet to Alogent, Inc, expiring in May 2008; and
      9,600 square feet to Platinum Equity, LLC, expiring in April 2008.

                                      A-3-77

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                              ST. JOE - 150 W. MAIN
--------------------------------------------------------------------------------

                   [3 PHOTOS OF ST. JOE - 150 W. MAIN OMITTED]

         [MAP INDICATING THE LOCATION OF ST. JOE - 150 W. MAIN OMITTED]

                                      A-3-78

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                             ST. JOE - 150 W. MAIN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $46,948,014
CUT-OFF DATE PRINCIPAL BALANCE:        $46,948,014
% OF POOL BY IPB:                      1.9%
LOAN SELLER:                           Natixis Real Estate Capital Inc.
BORROWER:                              150 Owner LLC
SPONSOR:                               Eola Capital LLC
ORIGINATION DATE:                      08/06/07
INTEREST RATE:                         6.26000%
INTEREST-ONLY PERIOD:                  60 months
MATURITY DATE:                         09/05/17
AMORTIZATION TYPE:                     Balloon
ORIGINAL AMORTIZATION:                 360 months
REMAINING AMORTIZATION:                360 months
CALL PROTECTION:                       L(23),Def(92),O(5)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Hard
ADDITIONAL DEBT(1):                    Yes
ADDITIONAL DEBT TYPE(2):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Acquisition
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                         INITIAL        MONTHLY
                                        -------------------------
TAXES:                                  $   98,883       $32,961
INSURANCE:                              $   15,678       $     0
CAPEX:                                  $   58,336       $ 2,779
TI/LC(3):                               $1,105,000       $     0
OTHER(4):                               $   81,686       $     0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Office - CBD
SQUARE FOOTAGE:                        225,286
LOCATION:                              Norfolk, VA
YEAR BUILT/RENOVATED:                  2002
OCCUPANCY:                             98.0%
OCCUPANCY DATE:                        07/01/07
NUMBER OF TENANTS:                     22
HISTORICAL NOI:
  2006:                                $3,600,285
  TTM AS OF 04/30/07:                  $3,386,427
UW REVENUES:                           $5,729,889
UW EXPENSES:                           $1,838,688
UW NOI:                                $3,891,201
UW NET CASH FLOW:                      $3,846,144
APPRAISED VALUE:                       $59,100,000
APPRAISAL DATE:                        05/18/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $208
CUT-OFF DATE LTV:                      79.4%
MATURITY DATE LTV:                     74.6%
UW IO DSCR:                            1.29x
UW DSCR:                               1.11x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                              SIGNIFICANT TENANTS

                           RATINGS
TENANT NAME         MOODY'S/S&P/FITCH(5)   SQUARE FEET   % OF GLA    BASE RENT PSF    LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------

KAUFMAN CANOLES                               68,071       30.2%        $ 23.00               2012
SUNTRUST                Aa3/AA-/A+           48,060       21.3%        $ 32.01               2018
WITT MARES                                    12,210        5.4%        $ 24.90               2012
CB RICHARD ELLIS                              11,831        5.3%        $ 25.50               2010
------------------------------------------------------------------------------------------------------------

(1)   The indirect interest in borrower and the excess cash flow distributions
      (after debt service and property expenses) received from the property securing the loan have been pledged to additionally secure other mortgage financings made to affiliates of borrower.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to; (i) the aggregate loan-to-value ratio of the mortgage loan and the mezzanine debt does not exceed 85% and (ii) the aggregate debt service coverage ratio of the mortgage loan and the mezzanine debt is equal to or greater than 1.10x.

(3)   In the event the TI/LC reserve balance drops below $442,400, the borrower is required to commence monthly payments equaling one-twelfth of the difference between the balance in the TI/LC reserve subaccount and
      $442,400. In lieu of depositing all or any portion of the funds into the
      TI/LC reserve account, borrower will have the right, at any time and from time to time, to deliver a letter of credit in the amount required to be on deposit with the lender.

(4)   An outstanding tenant improvement obligation reserve was funded at closing related to the Robert Half International tenant.

(5)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                      A-3-79

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                  LIBERTY PLAZA
--------------------------------------------------------------------------------

                       [5 PHOTOS OF LIBERTY PLAZA OMITTED]

              [MAP INDICATING THE LOCATION OF LIBERTY PLAZA OMITTED]

                                      A-3-80

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 LIBERTY PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $43,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $43,000,000
% OF POOL BY IPB:                      1.7%
LOAN SELLER:                           JPMorgan Chase Bank, N.A.
BORROWER:                              Liberty Plaza Limited Partnership
SPONSOR:                               SPG ML Holdings, LLC and
                                       SPG-FCM Holdings I, LLC
ORIGINATION DATE:                      05/04/07
INTEREST RATE:                         5.68000%
INTEREST-ONLY PERIOD:                  120 months
MATURITY DATE:                         06/01/17
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       L(24),Def(84),O(10)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE(1):               Permitted Mezzanine Debt
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL     MONTHLY
                                           --------------------
TAXES:                                        $0         $0
INSURANCE:                                    $0         $0
CAPEX:                                        $0         $0
OTHER:                                        $0         $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Retail - Anchored
SQUARE FOOTAGE:                        371,505
LOCATION:                              Philadelphia, PA
YEAR BUILT/RENOVATED:                  1989/1999
OCCUPANCY:                             98.3%
OCCUPANCY DATE:                        04/01/07
NUMBER OF TENANTS:                     17
HISTORICAL NOI:
  2005:                                $3,014,839
  2006:                                $3,438,242
UW REVENUES:                           $5,477,641
UW EXPENSES:                           $2,206,648
UW NOI:                                $3,270,994
UW NET CASH FLOW:                      $3,106,493
APPRAISED VALUE:                       $55,500,000
APPRAISAL DATE:                        04/16/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:                  $116
CUT-OFF DATE LTV:                      77.5%
MATURITY DATE LTV:                     77.5%
UW DSCR:                               1.25x
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                         RATINGS                                      BASE RENT
TENANT SUMMARY                     MOODY'S/S&P/FITCH(2)   TOTAL SF    % OF TOTAL SF      PSF       LEASE EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------

WAL-MART                                Aa2/AA/AA         131,812         35.5%          $ 6.00            2008
DICKS CLOTHING & SPORTING GOODS                            77,586         20.9%          $11.75            2011
SUPER FRESH FOOD MARKET                                    56,508         15.2%          $14.09            2020
RAYMOUR AND FLANIGAN                                       53,349         14.4%          $ 6.00            2010
-------------------------------------------------------------------------------------------------------------------------

(1)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) the combined loan-to-value ratio of the mortgage loan and the mezzanine debt is less than or equal to 85% and (ii)
      the combined debt service coverage ratio of the mortgage loan and the mezzanine debt is greater than or equal to 1.05x.

(2)   Ratings provided are for the parent company of the entity listed in the
      "Tenant Name" field whether or not the parent company guarantees the lease.

                                      A-3-81

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 SHERATON GUNTER
--------------------------------------------------------------------------------

                      [3 PHOTOS OF SHERATON GUNTER OMITTED]

            [MAP INDICATING THE LOCATION OF SHERATON GUNTER OMITTED]

                                      A-3-82

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2007-LDP12

--------------------------------------------------------------------------------
                                 SHERATON GUNTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:            $40,000,000
CUT-OFF DATE PRINCIPAL BALANCE:        $40,000,000
% OF POOL BY IPB:                      1.6%
LOAN SELLER:                           Nomura Credit & Capital, Inc.
BORROWER:                              Gunter Hotel Ventures, L.P.
SPONSOR:                               Michael S. Gallegos
ORIGINATION DATE:                      06/18/07
INTEREST RATE:                         7.10000%
INTEREST ONLY PERIOD:                  60 months
MATURITY DATE:                         07/11/12
AMORTIZATION TYPE:                     Interest-only
ORIGINAL AMORTIZATION:                 N/A
REMAINING AMORTIZATION:                N/A
CALL PROTECTION:                       Grtr1%orYMor2%(2),
                                       Grtr1%orYMor1.875%(3),
                                       Grtr1%orYMor 1.75%(3),
                                       Grtr1%orYMor1.625%(3),
                                       Grtr1%orYMor1.5%(3),
                                       Grtr1%orYMor1.375%(3),
                                       Grtr1%orYMor1.25%(3),
                                       Grtr1%orYMor1%(3),
                                       Grtr1%orYM(18),O(18)
CROSS-COLLATERALIZATION:               No
LOCK BOX:                              Cash Management Agreement
ADDITIONAL DEBT:                       No
ADDITIONAL DEBT TYPE:                  N/A
LOAN PURPOSE:                          Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                          INITIAL           MONTHLY
                                           ---------------------------
TAXES:                                     $280,500          $ 46,750
INSURANCE:                                 $ 70,450          $ 17,613
FF&E(1):                                   $      0          $      0
DEFERRED MAINTENANCE:                      $103,750          $      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                Single Asset
TITLE:                                 Fee
PROPERTY TYPE:                         Hotel - Full Service
ROOMS:                                 322
LOCATION:                              San Antonio, TX
YEAR BUILT/RENOVATED:                  1909/2006
OCCUPANCY:                             69.4%
OCCUPANCY DATE:                        04/30/07
HISTORICAL NOI:
  2005:                                $ 3,280,030
  2006:                                $ 2,995,671
TTM AS OF 05/31/07:                    $ 4,293,784
UW REVENUES:                           $10,524,682
UW EXPENSES:                           $ 5,883,321
UW NOI:                                $ 4,641,362
UW NET CASH FLOW:                      $ 4,329,854
APPRAISED VALUE:                       $52,000,000
APPRAISAL DATE:                        03/07/07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/ROOM:                $124,224
CUT-OFF DATE LTV:                        76.9%
MATURITY DATE LTV:                       76.9%
UW DSCR:                                 1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                              PROPERTY HISTORICAL OPERATING STATISTICS

            OCCUPANCY                                    ADR                                           REVPAR
--------------------------------------------------------------------------------------------------------------------------------
 2005      2006     TTM       UW       2005        2006        TTM          UW         2005       2006        TTM         UW
--------------------------------------------------------------------------------------------------------------------------------

 75.1%    72.0%    69.4%    69.5%    $ 102.61    $ 114.61    $ 134.60    $ 140.00    $ 77.09    $ 82.49     $ 93.39     $ 97.27
--------------------------------------------------------------------------------------------------------------------------------

(1)   2.0%, 3.0%, and 4.0% of gross revenues for the previous month throughout the first year of the loan, the second year of the loan, and each subsequent year of the loan, respectively.

                                      A-3-83

THE INFORMATION IN THIS FREE WRITING PROSPECTUS IS NOT COMPLETE AND MAY BE
AMENDED PRIOR TO THE TIME OF SALE. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER
TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ANNEX A-4

DECREMENT TABLES

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	82	82	82	82	82
August 15, 2009	62	62	62	62	62
August 15, 2010	38	0	0	0	0
August 15, 2011	6	0	0	0	0
August 15, 2012	0	0	0	0	0
Weighted Average Life(1)	2.37	2.03	1.97	1.95	1.95

(1)	The weighted average life of the Class A-1 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	97	94	86
August 15, 2011	100	93	87	82	76
August 15, 2012	0	0	0	0	0
Weighted Average Life(1)	4.79	4.72	4.63	4.54	4.27

(1)	The weighted average life of the Class A-2 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.

ANNEX A-4-1

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	99	99	95
August 15, 2014	0	0	0	0	0
Weighted Average Life(1)	6.81	6.78	6.75	6.70	6.43

(1)	The weighted average life of the Class A-3 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	99	91
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.81	9.77	9.72	9.65	9.41

(1)	The weighted average life of the Class A-4 Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.

ANNEX A-4-2

Percent of the Initial Certificate Balance
of the Class A-4FL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	99	91
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.81	9.77	9.72	9.65	9.41

(1)	The weighted average life of the Class A-4FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4FL Certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	89	89	89	89	89
August 15, 2013	70	70	70	70	70
August 15, 2014	49	49	49	49	49
August 15, 2015	27	27	27	27	27
August 15, 2016	4	4	4	4	4
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	6.90	6.90	6.90	6.90	6.90

(1)	The weighted average life of the Class A-SB Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB Certificates.

ANNEX A-4-3

Percent of the Initial Certificate Balance
of the Class A-1A Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	99	99	99	98	91
August 15, 2012	78	78	78	78	78
August 15, 2013	77	77	77	77	77
August 15, 2014	74	74	74	74	74
August 15, 2015	73	73	73	73	73
August 15, 2016	72	72	72	72	65
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	8.59	8.55	8.51	8.46	8.19

(1)	The weighted average life of the Class A-1A Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1A Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1A Certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.90	9.89	9.88	9.88	9.70

(1)	The weighted average life of the Class A-M Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-M Certificates.

ANNEX A-4-4

Percent of the Initial Certificate Balance
of the Class A-MFL Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.90	9.89	9.88	9.88	9.70

(1)	The weighted average life of the Class A-MFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

Percent of the Initial Certificate Balance
of the Class A-J Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.93	9.71

(1)	The weighted average life of the Class A-J Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-J Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-J Certificates.

ANNEX A-4-5

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.96	9.75

(1)	The weighted average life of the Class B Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.96	9.80

(1)	The weighted average life of the Class C Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.

ANNEX A-4-6

Percent of the Initial Certificate Balance
of the Class D Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.96	9.80

(1)	The weighted average life of the Class D Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

Percent of the Initial Certificate Balance
of the Class E Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.96	9.80

(1)	The weighted average life of the Class E Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

ANNEX A-4-7

Percent of the Initial Certificate Balance
of the Class F Certificates at the Respective CPRs
Set Forth Below:

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100	100	100	100	100
August 15, 2008	100	100	100	100	100
August 15, 2009	100	100	100	100	100
August 15, 2010	100	100	100	100	100
August 15, 2011	100	100	100	100	100
August 15, 2012	100	100	100	100	100
August 15, 2013	100	100	100	100	100
August 15, 2014	100	100	100	100	100
August 15, 2015	100	100	100	100	100
August 15, 2016	100	100	100	100	100
August 15, 2017	0	0	0	0	0
Weighted Average Life(1)	9.96	9.96	9.96	9.96	9.80

(1)	The weighted average life of the Class F Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class F Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class F Certificates.

The discount margins set forth in the tables below represent the increment over LIBOR that produces a monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class A-4FL or Class A-MFL Certificates, as applicable, would cause the discounted present value of such cash flows to equal the assumed purchase price as specified below, in each case expressed in decimal format and interpreted as a percentage of the initial Certificate Balance of that class of Certificates. The tables below assume that the Class A-4FL and Class A-MFL Certificates settle without accrued interest. The following tables have been prepared on the basis of the modeling assumptions above.

Discount Margins for the Class A-4FL Certificates
at the Respective CPRs Set Forth Below:

Price (%)	0% CPR Disc Margin (bps)	25% CPR Disc Margin (bps)	50% CPR Disc Margin (bps)	75% CPR Disc Margin (bps)	100% CPR Disc Margin (bps)
99.97500
99.98125
99.98750
99.99375
100.00000
100.00625
100.01250
100.01875
100.02500
Weighted Average Life(1)

(1)	The weighted average life of the Class A-4FL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4FL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4FL Certificates.

ANNEX A-4-8

Discount Margins for the Class A-MFL Certificates
at the Respective CPRs Set Forth Below:

Price (%)	0% CPR Disc Margin (bps)	25% CPR Disc Margin (bps)	50% CPR Disc Margin (bps)	75% CPR Disc Margin (bps)	100% CPR Disc Margin (bps)
99.97500
99.98125
99.98750
99.99375
100.00000
100.00625
100.01250
100.01875
100.02500
Weighted Average Life(1)

(1)	The weighted average life of the Class A-MFL Certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-MFL Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-MFL Certificates.

ANNEX A-4-9

ANNEX B

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY &
MANUFACTURED HOUSING COMMUNITY LOANS

ANNEX B-1

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS

LOAN #  SELLER            PROPERTY NAME                                    STREET ADDRESS                         CITY       STATE
------  -------  --------------------------------  --------------------------------------------------------  --------------  -----

  27     NCCI    Santa Fe Lofts                    121 East 6th Street and 560 South Main Street             Los Angeles       CA
  29      UBS    Camelot Buckhead Apartments       2900 Pharr Court South NW                                 Atlanta           GA
  33     NCCI    Harborside Commons                18510 The Commons Boulevard                               Cornelius         NC
  37    NATIXIS  Queensmark Apartments             1900 55th Ave                                             St. Petersburg    FL
  39     JPMCB   Cobblestone Apartments            3800 Woodridge Boulevard                                  Fairfield         OH
  40      UBS    Camelot on Sweetwater Apartments  3405 Sweetwater Road                                      Lawrenceville     GA
  41     NCCI    Waterford Place Apartments        2200 Business Center Drive                                Pearland          TX
  49      UBS    Broome Street Apartments          248-254 Broome Street                                     New York          NY
  52     JPMCB   Woodwind Village                  26001 Budde Road                                          Spring            TX
  54     NCCI    Loveridge Terrace Apartments      500 Loveridge Circle                                      Pittsburg         CA
  61      UBS    Verde Braun Station               9603 Bandera Road                                         San Antonio       TX
  67    NATIXIS  Villa Cristina                    212 & 222 South Ocala Road and 2030 & 2043 Belle Vue Way  Tallahassee       FL
  70     JPMCB   The Villages                      1600 Village Brook Drive                                  Charlotte         NC
  71      UBS    Willow Oaks Apartments            3902 East 29th St                                         Bryan             TX
  73     NCCI    Carver Pond Apartments            4001 Meriwether Drive                                     Durham            NC
  74     JPMCB   The Veranda Apartments            6433 South Staples                                        Corpus Christi    TX
  77     JPMCB   Morehead Apartments               5518 West Market Street                                   Greensboro        NC
  80      UBS    Cedar Village                     44 Eagle Court                                            Wilkes-Barre      PA
  81     JPMCB   Oak Forest                        300 Twin Oaks Drive                                       Monroe            MI
  82     JPMCB   Windsong Village                  2929 Hirschfield Road                                     Spring            TX
  92      UBS    Silverado Springs Apartments      11100 Walnut Hill Lane                                    Dallas            TX
 107     JPMCB   St. Gregory's Beach Apartments    5450 Timber Creek Place Drive                             Houston           TX
 108     NCCI    Lakeshore II Apartments           19 Lakeshore Drive                                        Hampton           VA
 112     JPMCB   Oakwood Villas                    1599 Twin Oaks Drive                                      Toledo            OH
 113     JPMCB   Applewood Village                 4500 Cypresswood Drive                                    Spring            TX
 120     JPMCB   Kenmore Apartments                6119 North Kenmore Avenue                                 Chicago           IL
 127     NCCI    Villa St. Marie MHP               1380 West Main Street                                     Santa Maria       CA
 129     NCCI    Hacienda                          115 East County 22nd Street                               San Luis          AZ
 138    NATIXIS  1952 Heritage Grove Circle        1952 Heritage Grove Circle                                Tallahassee       FL
 139    NATIXIS  University Row Tinervin           104 W. Cherry Street                                      Normal            IL
 142    NATIXIS  University Court Tinervin         801 Kingsley Street, 404 W. Locust Street,                Normal            IL
                                                   206 W. Locust Street and 205 W. Willow Street
 147    NATIXIS  University Commons Tinervin       308 East Taylor Street, 501 South Fell Avenue,            Normal            IL
                                                   103 West Locust Street and 605, 609 Hester Avenue
 154     NCCI    Lloyd MHP                         1419 26th Avenue West                                     Bradenton         FL
 158    NATIXIS  University Apts - Greenville      2899 and 2901 East 5th Street                             Greenville        NC
 160    NATIXIS  University Center Tinervin        116 W. Cherry Street                                      Normal            IL
 163    NATIXIS  Phoenix Apartments Tinervin       101 West Phoenix Avenue                                   Normal            IL

                                  NUMBER OF        PROPERTY              PROPERTY          CURRENT        CURRENT       INTEREST
LOAN #  ZIP CODE      COUNTY     PROPERTIES           TYPE                SUBTYPE        BALANCE ($)  BALANCE/UNIT ($)  RATE (%)
------  --------  -------------  ----------  --------------------  --------------------  -----------  ----------------  --------

  27      90013   Los Angeles         1      Multifamily           Mid/High Rise          25,000,000           189,394  6.5300
  29      30305   Fulton              1      Multifamily           Garden                 23,750,000           106,027  6.1740
  33      28031   Mecklenburg         1      Multifamily           Garden                 21,200,000            80,303  5.8600
  37      33712   Pinellas            1      Multifamily           Garden                 18,100,000            34,942  6.1600
  39      45014   Butler              1      Multifamily           Garden                 17,400,000            59,589  5.9150
  40      30044   Gwinnett            1      Multifamily           Garden                 17,100,000            61,071  6.1740
  41      77584   Brazoria            1      Multifamily           Garden                 16,500,000            53,055  5.5100
  49      10002   New York            1      Multifamily           Mid/High Rise          13,250,000           174,342  6.2220
  52      77380   Montgomery          1      Multifamily           Garden                 12,600,000            63,000  5.5600
  54      94565   Contra Costa        1      Multifamily           Garden                 12,500,000            84,459  6.3500
  61      78250   Bexar               1      Multifamily           Garden                 11,300,000            47,083  6.1400
  67      32304   Leon                1      Multifamily           Student Housing         9,333,536            71,796  6.1700
  70      28210   Mecklenburg         1      Multifamily           Garden                  8,800,000            39,286  5.5600
  71      77802   Brazos              1      Multifamily           Garden                  8,750,000            29,264  6.1144
  73      27704   Durham              1      Multifamily           Garden                  8,100,000            31,641  6.5000
  74      78413   Nueces              1      Multifamily           Garden                  8,080,000            41,224  5.5600
  77      27409   Guilford            1      Multifamily           Garden                  7,600,000            37,255  5.8140
  80      18706   Luzerne             1      Multifamily           Garden                  7,287,000            52,050  5.9950
  81      48162   Monroe              1      Multifamily           Garden                  7,280,000            42,326  5.8400
  82      77373   Harris              1      Multifamily           Garden                  7,256,000            43,190  5.5600
  92      75238   Dallas              1      Multifamily           Garden                  6,200,000            19,558  6.0520
 107      77084   Harris              1      Multifamily           Garden                  4,960,000            26,667  5.5600
 108      23666   Hampton City        1      Multifamily           Garden                  4,850,000            55,114  6.2000
 112      43615   Lucas               1      Multifamily           Garden                  4,320,000            30,210  5.8400
 113      77379   Harris              1      Multifamily           Garden                  4,290,000            33,516  5.5600
 120      60660   Cook                1      Multifamily           Mid/High Rise           3,888,695            64,812  5.6400
 127      93458   Santa Barbara       1      Manufactured Housing  Manufactured Housing    3,312,479            41,406  6.3200
 129      85349   Yuma                1      Manufactured Housing  Manufactured Housing    3,097,801            12,293  6.5700
 138      32304   Leon                1      Multifamily           Student Housing         2,500,000            83,333  6.4300
 139      61761   McLean              1      Multifamily           Student Housing         2,457,000            81,900  6.4100
 142      61761   McLean              1      Multifamily           Student Housing         1,995,500            66,517  6.4100

 147      61761   McLean              1      Multifamily           Student Housing         1,735,500            51,044  6.4100

 154      34205   Manatee             1      Manufactured Housing  Manufactured Housing    1,397,371            19,681  6.4300
 158      27858   Pitt                1      Multifamily           Garden                  1,259,125            27,372  6.6450
 160      61761   McLean              1      Multifamily           Student Housing         1,180,000            56,190  6.4400
 163      61761   McLean              1      Multifamily           Student Housing           669,500            39,382  6.8200

                                                                                        PAD                STUDIO
                                                                                  ----------------  --------------------
                      UW     CURRENT                          LOAN   TOTAL UNITS  NO. OF   AVERAGE   NO. OF    AVERAGE
LOAN #  NOTE DATE  DSCR (X)  LTV (%)  REM. TERM  REM. AMORT  GROUP  BEDS/PADS/SF   PADS   PAD RENT  STUDIOS  STUDIO RENT
------  ---------  --------  -------  ---------  ----------  -----  ------------  ------  --------  -------  -----------

  27     07/31/07      1.22     82.3         60           0    2           132       0         0        0            0
  29     06/27/07      1.22     66.8        119           0    2           224       0         0        0            0
  33     06/20/07      1.29     80.0        119           0    2           264       0         0        0            0
  37     07/02/07      1.20     61.1        119         360    2           518       0         0        0            0
  39     05/03/07      1.32     79.8         58           0    2           292       0         0        0            0
  40     06/27/07      1.26     65.5        119           0    2           280       0         0        0            0
  41     06/14/07      2.13     53.0        119           0    2           311       0         0        0            0
  49     06/22/07      1.28     64.6         59           0    1            76       0         0        0            0
  52     06/13/07      1.15     80.0        119         360    2           200       0         0        0            0
  54     06/28/07      1.20     67.6         59           0    2           148       0         0        0            0
  61     07/25/07      1.30     64.0        120         360    2           240       0         0        0            0
  67     05/25/07      1.20     74.7        118         358    2           130       0         0        0            0
  70     06/13/07      1.15     76.5        119         360    2           224       0         0        0            0
  71     06/01/07      1.30     74.2         82         360    1           299       0         0       68          382
  73     08/03/07      1.26     62.8         84         360    2           256       0         0        0            0
  74     06/13/07      1.25     80.0        119         360    2           196       0         0        0            0
  77     05/30/07      1.15     79.6        118         360    2           204       0         0        0            0
  80     07/13/07      1.28     79.2        120           0    2           140       0         0        0            0
  81     06/13/07      1.30     73.9        119         360    2           172       0         0        0            0
  82     06/13/07      1.17     80.0        119         360    2           168       0         0        0            0
  92     06/27/07      1.24     72.9        119         360    2           317       0         0       10          352
 107     06/13/07      1.26     72.8        119         360    2           186       0         0        0            0
 108     07/20/07      1.15     74.2        120         360    2            88       0         0        0            0
 112     06/13/07      1.30     73.9        119         360    2           143       0         0        0            0
 113     06/13/07      1.15     72.7        119         360    2           128       0         0        0            0
 120     04/30/07      1.18     72.0        117         357    2            60       0         0       22          543
 127     06/19/07      1.20     74.8         59         359    2            80      80       338        0            0
 129     06/13/07      2.00     43.0         59         359    2           252     252       260        0            0
 138     07/26/07      1.20     75.8        120         360    2            30       0         0        0            0
 139     07/12/07      1.44     65.0        120         360    2            30       0         0        0            0
 142     07/12/07      1.40     65.0        120         360    2            30       0         0        0            0

 147     07/12/07      1.32     65.0        120         360    2            34       0         0        0            0

 154     07/10/07      1.37     75.5        119         239    2            71      71       315        0            0
 158     06/27/07      1.24     69.0        119         359    2            46       0         0        0            0
 160     07/12/07      1.44     61.1        120         360    2            21       0         0        0            0
 163     07/12/07      1.40     65.0        120         360    2            17       0         0        0            0

            ONE BEDROOM             TWO BEDROOM           THREE BEDROOM          FOUR BEDROOM
        ---------------------  ---------------------  ---------------------  ---------------------
          NO. OF     AVERAGE     NO. OF     AVERAGE     NO. OF     AVERAGE     NO. OF     AVERAGE
LOAN #  1-BR UNITS  1-BR RENT  2-BR UNITS  2-BR RENT  3-BR UNITS  3-BR RENT  4-BR UNITS  4-BR RENT
------  ----------  ---------  ----------  ---------  ----------  ---------  ----------  ---------

  27           132      1,667           0          0           0          0           0          0
  29           123      1,128          84      1,517          17      1,876           0          0
  33           123        712         117        847          24        975           0          0
  37           247        544         271        649           0          0           0          0
  39           116        661         176        742           0          0           0          0
  40           142        834         118      1,042          20      1,235           0          0
  41           102        876         172      1,146          37      1,479           0          0
  49            12        788          32        900          32      1,008           0          0
  52            68        785         132        954           0          0           0          0
  54            52        863          77      1,065          19      1,317           0          0
  61           136        651          88        827          16      1,009           0          0
  67            62        653          40        760          28      1,181           0          0
  70           100        667         124        740           0          0           0          0
  71            52        510         139        613          40        804           0          0
  73            87        552          89        624          80        688           0          0
  74           120        631          76        807           0          0           0          0
  77            47        520          94        615          63        710           0          0
  80            52        603          74        685          14        777           0          0
  81            24        629         106        803          42        939           0          0
  82            72        634          96        672           0          0           0          0
  92           274        408          33        627           0          0           0          0
 107           144        696          42        878           0          0           0          0
 108            32        633          56        722           0          0           0          0
 112            36        589          97        762          10        919           0          0
 113            48        664          80        804           0          0           0          0
 120            37        750           1        900           0          0           0          0
 127             0          0           0          0           0          0           0          0
 129             0          0           0          0           0          0           0          0
 138             1        535          29      1,070           0          0           0          0
 139             0          0           0          0           0          0          30      1,304
 142             0          0           7        910           0          0          23      1,065

 147             1        559           9        806          20      1,137           4      1,236

 154             0          0           0          0           0          0           0          0
 158             2        375          44        395           0          0           0          0
 160             0          0           6        750          15      1,079           0          0
 163             0          0          16        778           0          0           1      1,416

                   UTILITIES         ELEVATOR
LOAN #            TENANT PAYS         PRESENT  LOAN NO.
------  ---------------------------  --------  --------

  27    Electric, Gas, Sewer, Water       Yes        27
  29       Electric, Water, Sewer          No        29
  33       Electric, Sewer, Water          No        33
  37              Electric                 No        37
  39    Electric, Gas, Water, Sewer        No        39
  40       Electric, Water, Sewer          No        40
  41               Water                   No        41
  49        Electric, Water, Gas           No        49
  52               Water                   No        52
  54           Electric, Gas               No        54
  61               Water                   No        61
  67       Electric, Sewer, Water          No        67
  70              Electric                 No        70
  71              Electric                 No        71
  73              Electric                 No        73
  74       Electric, Water, Sewer          No        74
  77       Electric, Water, Sewer          No        77
  80        Electric, Water, Gas           No        80
  81       Electric, Water, Sewer          No        81
  82               Water                   No        82
  92           Electric, Gas               No        92
 107               Water                   No       107
 108    Electric, Gas, Sewer, Water        No       108
 112    Electric, Gas, Water, Sewer        No       112
 113               Water                   No       113
 120              Electric                Yes       120
 127    Electric, Gas, Sewer, Water       NAP       127
 129       Electric, Sewer, Water         NAP       129
 138       Electric, Sewer, Water         Yes       138
 139    Gas, Electric, Sewer, Water        No       139
 142    Gas, Electric, Sewer, Water        No       142

 147    Gas, Electric, Sewer, Water        No       147

 154    Electric, Gas, Sewer, Water       NAP       154
 158              Electric                 No       158
 160    Gas, Electric, Sewer, Water        No       160
 163    Gas, Electric, Sewer, Water        No       163

ANNEX C

FORM OF REPORT TO CERTIFICATEHOLDERS

ANNEX C-1

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
USA

                                                           ABN AMRO ACCT:
Administrator:                                                                                       Analyst:
Laura Kocha-Chaddha 312.904.0648                  REPORTING PACKAGE TABLE OF CONTENTS                Patrick Gong 714.259.6253
laura.kocha.chaddha@abnamro.com                                                                      patrick.gong@abnamro.com
------------------------------------------------------------------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------  ------------------------------------
                                                                                     Page(s)
                                                                                     -------
Issue Id:          JP7LDP12  Statements to Certificateholders                        Page 2     Closing Date:            28-Aug-2007
                             Cash Recon                                              Page 3
Monthly Data File            Bond Interest Reconciliation                            Page 4     First Payment Date:      17-Sep-2007
Name: JP7LDP12_200709_3.ZIP  Bond Interest Reconciliation                            Page 5
                             Shortfall Summary Report                                Page 6     Rated Final Payment Date:
                             Asset-Backed Facts ~ 15 Month Loan Status Summary       Page 7
                             Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary  Page 8     Determination Date:      11-Sep-2007
                             Mortgage Loan Characteristics                           Page 9-11
                             Delinquent Loan Detail                                  Page 12    ------------------------------------
                             Loan Level Detail                                       Page 13           Trust Collection Period
                             Realized Loss Detail                                    Page 14    ------------------------------------
                             Collateral Realized Loss                                Page 15
                             Appraisal Reduction Detail                              Page 16    ------------------------------------
                             Material Breaches Detail                                Page 17
                             Historical Collateral Prepayment                        Page 18
                             Specially Serviced (Part I) - Loan Detail               Page 19
                             Specially Serviced (Part II) - Servicer Comments        Page 20
                             Summary of Loan Maturity Extensions                     Page 21
                             Rating Information                                      Page 22
                             Other Related Information                               Page 23
                             SWAP Summary                                            Page 24
                             -----------------------------------------------------------------

      -------------------------------------------------------------------------------------------------------------------------
                                                     PARTIES TO THE TRANSACTION
      -------------------------------------------------------------------------------------------------------------------------
                                  Depositor: J.P. Morgan Chase Commercial Mortgage Securities Corp.
                                               Master Servicer: Wells Fargo Bank, N.A.
       Mortgage Loan Seller: JPMorgan Chase Bank, N.A./Natixis Real Estate Capital Inc./Nomura Credit & Capital, Inc./UBS Real
                                                       Estate Securities Inc.
                    Rating Agency: Fitch, Inc./Moody's Investors Service, Inc./Standard & Poor's Rating Services
                                             Special Servicer: J.E. Robert Company, Inc.
                  Underwriter: J.P. Morgan Securities Inc./Natixis Securities North America Inc./UBS Securities LLC
      -------------------------------------------------------------------------------------------------------------------------

                          ---------------------------------------------------------------------------------
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                          ---------------------------------------------------------------------------------
                                    LaSalle Web Site                             www.etrustee.net
                                    Servicer Web Site                          www.wellsfargo.com
                                    LaSalle Factor Line                              800.246.5761
                          ---------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 1 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

------------------------------------------------------------------------------------------------------------------------------------
                ORIGINAL      OPENING   PRINCIPAL    PRINCIPAL       NEGATIVE     CLOSING   INTEREST       INTEREST    PASS-THROUGH
     CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE

   CUSIP                                                                                                               Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------------
                                                                 -------------------------------------
                                                                   Total P&I Payment
                                                                 -------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest Plus/Minus Interest Adjustment Minus Deferred
Interest equals Interest Payment (3) Estimated. * Denotes Controlling Class

                                                                                                                        PAGE 2 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                     CASH RECONCILIATION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------   --------------------------------------  ------------------------------------------
               INTEREST SUMMARY                             PRINCIPAL SUMMARY                       SERVICING FEE SUMMARY
-----------------------------------------------   --------------------------------------  ------------------------------------------

Current Scheduled Interest                 0.00   SCHEDULED PRINCIPAL:                    Current Servicing Fees                0.00
Less Deferred Interest                     0.00   Current Scheduled Principal       0.00  Plus Fees Advanced for PPIS           0.00
Less PPIS Reducing Scheduled Int           0.00   Advanced Scheduled Principal      0.00  Less Reduction for PPIS               0.00
Plus Gross Advance Interest                0.00   --------------------------------------  Plus Delinquent Servicing Fees        0.00
Less ASER Interest Adv Reduction           0.00   Scheduled Principal               0.00  ------------------------------------------
Less Other Interest Not Advanced           0.00   --------------------------------------  Total Servicing Fees                  0.00
Less Other Adjustment                      0.00   UNSCHEDULED PRINCIPAL:                  ------------------------------------------
-----------------------------------------------   Curtailments                      0.00
Total                                      0.00   Prepayments in Full               0.00  ------------------------------------------
-----------------------------------------------   Liquidation Proceeds              0.00             CAP LEASE ACCRETION
UNSCHEDULED INTEREST:                             Repurchase Proceeds               0.00  ------------------------------------------
-----------------------------------------------   Other Principal Proceeds          0.00  Accretion Amt                         0.00
Prepayment Penalties                       0.00   --------------------------------------  Distributable Interest                0.00
Yield Maintenance Penalties                0.00   Total Unscheduled Principal       0.00  Distributable Principal               0.00
Other Interest Proceeds                    0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Remittance Principal              0.00
Total                                      0.00   --------------------------------------
-----------------------------------------------
                                                  --------------------------------------
-----------------------------------------------   Remittance P&I Due Trust          0.00
Less Fee Paid To Servicer                  0.00   --------------------------------------
Less Fee Strips Paid by Servicer           0.00
-----------------------------------------------   --------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER          Remittance P&I Due Certs          0.00
-----------------------------------------------   --------------------------------------
Special Servicing Fees                     0.00
Workout Fees                               0.00   --------------------------------------  ------------------------------------------
Liquidation Fees                           0.00            POOL BALANCE SUMMARY                          PPIS SUMMARY
Interest Due Serv on Advances              0.00   --------------------------------------  ------------------------------------------
Non Recoverable Advances                   0.00                         Balance    Count
Misc. Fees & Expenses                      0.00   --------------------------------------  Gross PPIS                            0.00
-----------------------------------------------   Beginning Pool           0.00        0  Reduced by PPIE                       0.00
                                                  Scheduled Principal      0.00        0  Reduced by Shortfalls in Fees         0.00
-----------------------------------------------   Unscheduled              0.00        0  Reduced by Other Amounts              0.00
Total Unscheduled Fees & Expenses          0.00   Principal                0.00        0  ------------------------------------------
-----------------------------------------------   Deferred Interest        0.00           PPIS Reducing Scheduled Interest      0.00
                                                  Liquidations             0.00        0  ------------------------------------------
-----------------------------------------------   Repurchases              0.00        0  PPIS Reducing Servicing Fee           0.00
Total Interest Due Trust                   0.00   --------------------------------------  ------------------------------------------
-----------------------------------------------   Ending Pool              0.00        0  PPIS Due Certificate                  0.00
                                                  --------------------------------------  ------------------------------------------
-----------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST             --------------------------------------  ------------------------------------------
-----------------------------------------------         Servicing Advance Summary         ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Trustee Fee                                0.00   --------------------------------------  ------------------------------------------
Fee Strips                                 0.00                                 Amount                          Principal   Interest
Misc. Fees                                 0.00   --------------------------------------  ------------------------------------------
Interest Reserve Withholding               0.00   Prior Outstanding                       Prior Outstanding          0.00       0.00
Plus Interest Reserve Deposit              0.00   Plus Current Period                     Plus Current Period        0.00       0.00
-----------------------------------------------   Less Recovered                          Less Recovered             0.00       0.00
Total                                      0.00   Less Non Recovered                      Less Non Recovered         0.00       0.00
-----------------------------------------------   Ending Outstanding                      Ending Outstanding         0.00       0.00
                                                  --------------------------------------  ------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 3 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------------------------------------------
                                                                                                     Current    Remaining
         Accrual               Pass-     Accrued      Total      Total     Distributable  Interest   Period    Outstanding
       ------------  Opening  Through  Certificate  Interest    Interest    Certificate   Payment   Shortfall   Interest
Class  Method  Days  Balance   Rate     Interest    Additions  Deductions    Interest      Amount   Recovery    Shorfalls
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

                                       -----------------------------------------------------------------------------------

---------------------------
              Credit
             Support
       --------------------
Class  Original  Current(1)
---------------------------

---------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                                                                        PAGE 4 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                 BOND INTEREST RECONCILIATION DETAIL

--------------------------------------------------------------------------------------
                                                    Additions
                           -----------------------------------------------------------
                             Prior    Interest
        Prior    Current   Interest    Accrual                               Other
       Interest  Interest  Shortfall  on Prior   Prepayment     Yield       Interest
Class  Due Date  Due Date     Due     Shortfall   Premiums   Maintenance  Proceeds (1)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

                           -----------------------------------------------------------

-------------------------------------------------------------------
                   Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable  Accretion     Interest     Certificate   Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

-------------------------------------------------------------------

       ------------------------------------------------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Bondholder's Distributable Interest.

                                                                                                                        PAGE 5 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                    INTEREST ADJUSTMENTS SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

 ---------------------------------------------------------------   ---------------------------------------------------------------
 SHORTFALL ALLOCATED TO THE BONDS:                                 EXCESS ALLOCATED TO THE BONDS:
 ------------------------------------------------------            -----------------------------------------------------

 Net Prepayment Int. Shortfalls Allocated to the Bonds      0.00   Other Interest Proceeds Due the Bonds                      0.00

 Special Servicing Fees                                     0.00   Prepayment Interest Excess Due the Bonds                   0.00

 Workout Fees                                               0.00   Interest Income                                            0.00

 Liquidation Fees                                           0.00   Yield Maintenance Penalties Due the Bonds                  0.00

 Legal Fees                                                 0.00   Prepayment Penalties Due the Bonds                         0.00

 Misc. Fees & Expenses Paid by/to Servicer                  0.00   Recovered ASER Interest Due the Bonds                      0.00

 Interest Paid to Servicer on Outstanding Advances          0.00   Recovered Interest Due the Bonds                           0.00

 ASER Interest Advance Reduction                            0.00   ARD Excess Interest                                        0.00
                                                                                                                          --------
 Interest Not Advanced (Current Period)                     0.00   Total Excess Allocated to the Bonds                        0.00
                                                                                                                          ========
 Recoup of Prior Advances by Servicer                       0.00

 Servicing Fees Paid Servicer on Loans Not Advanced         0.00

 Misc. Fees & Expenses Paid by Trust                        0.00

 Shortfall Due to Rate Modification                         0.00

 Other Interest Loss                                        0.00
                                                        --------
 Total Shortfall Allocated to the Bonds                     0.00
                                                        ========
 ---------------------------------------------------------------   ---------------------------------------------------------------

                                        AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
                                --------------------------------------------------------------------

                                Total Excess Allocated to the Bonds                             0.00

                                Less Total Shortfall Allocated to the Bonds                     0.00
                                                                                           ---------
                                Total Interest Adjustment to the Bonds                          0.00
                                                                                           =========

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        PAGE 6 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

------------    ------------------------------------------------------------------------------------------
                                               Delinquency Aging Categories
                ------------------------------------------------------------------------------------------
                Delinq 1 Month    Delinq 2 Months    Delinq 3+ Months     Foreclosure            REO
Distribution
   Date         #      Balance    #       Balance    #        Balance    #      Balance    #       Balance
------------    ------------------------------------------------------------------------------------------

------------    ------------------------------------------------------------------------------------------

------------    -----------------------------------------------------------
                               Special Event Categories (1)
                -----------------------------------------------------------
                  Modifications      Specially Serviced       Bankruptcy
Distribution
   Date         #         Balance    #           Balance    #       Balance
------------    -----------------------------------------------------------

------------    -----------------------------------------------------------

(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                                                                        PAGE 7 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

------------   -----------------------------------------------------------------------------------------------------------------
               Ending Pool (1)     Payoffs (2)      Penalties     Appraisal Reduct. (2)   Liquidations (2)   Realized Losses (2)
Distribution
   Date        #       Balance   #      Balance   #      Amount     #         Balance      #       Balance    #        Amount
------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------------------------------------------------------------------------------------

------------   -----------------------------------
               Remaining Term   Curr Weighted Avg.
Distribution
   Date         Life             Coupon     Remit
------------   -----------------------------------

------------   -----------------------------------

                                                                                                                        PAGE 8 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES

----------------------------------------------------------------    ----------------------------------------------------------------
                                                                       Current
   Current                                   Weighted Average         Mortgage                                  Weighted Average
  Scheduled   # of   Scheduled   % of     ----------------------      Interest   # of   Scheduled   % of     -----------------------
   Balance    Loans   Balance   Balance   Term  Coupon  PFY DSCR        Rate     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                                                  0            0     0.00%
                                                                    ----------------------------------------------------------------

                                                                    Minimum Mortgage Interest Rate

                                                                    Maximum Mortgage Interest Rate

                                                                                DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                                    ----------------------------------------------------------------
                                                                      Balloon                                   Weighted Average
----------------------------------------------------------------     Mortgage    # of   Scheduled   % of     -----------------------
               0            0     0.00%                                Loans     Loans   Balance   Balance   Term   Coupon  PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

Average Schedule Balance    0

Maximum Schedule Balance

Minimum Schedule Balance

       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

----------------------------------------------------------------
   Fully
Amortizing                                   Weighted Average
 Mortgage     # of   Scheduled   % of     ----------------------
   Loans      Loans   Balance   Balance   Term  Coupon  PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
               0            0     0.00%                                          0            0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                        PAGE 9 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                   DISTRIBUTION OF DSCR (PFY)                                           GEOGRAPHIC DISTRIBUTION

----------------------------------------------------------------    ----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of                               Geographic   # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Location    Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------
               0            0     0.00%
----------------------------------------------------------------

Maximum DSCR    0.000

Minimum DSCR    0.000

                 DISTRIBUTION OF DSCR (CUTOFF)

----------------------------------------------------------------
   Debt
  Service
 Coverage     # of   Scheduled   % of
   Ratio      Loans   Balance   Balance   WAMM    WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0            0     0.00%
----------------------------------------------------------------

Maximum DSCR     0.000                                              ----------------------------------------------------------------
                                                                                0            0     0.00%
Minimum DSCR     0.000                                              ----------------------------------------------------------------

                                                                                                                       PAGE 10 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                      DISTRIBUTION OF LOAN SEASONING

----------------------------------------------------------------    ----------------------------------------------------------------
 Property     # of   Scheduled   % of                               Number of    # of   Scheduled   % of
   Types      Loans   Balance   Balance   WAMM    WAC   PFY DSCR     Months      Loans   Balance   Balance   WAMM     WAC   PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

               DISTRIBUTION OF AMORTIZATION TYPE                                  DISTRIBUTION OF YEAR LOANS MATURING

----------------------------------------------------------------    ----------------------------------------------------------------
Amortization  # of   Scheduled   % of                                            # of   Scheduled   % of
    Type      Loans   Balance   Balance   WAMM    WAC   PFY DSCR         Year    Loans   Balance   Balance   WAMM    WAC    PFY DSCR
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                         2007        0          0     0.00%     0    0.00%     0.00
                                                                         2008        0          0     0.00%     0    0.00%     0.00
                                                                         2009        0          0     0.00%     0    0.00%     0.00
                                                                         2010        0          0     0.00%     0    0.00%     0.00
                                                                         2011        0          0     0.00%     0    0.00%     0.00
                                                                         2012        0          0     0.00%     0    0.00%     0.00
                                                                         2013        0          0     0.00%     0    0.00%     0.00
                                                                         2014        0          0     0.00%     0    0.00%     0.00
                                                                         2015        0          0     0.00%     0    0.00%     0.00
                                                                         2016        0          0     0.00%     0    0.00%     0.00
                                                                         2017        0          0     0.00%     0    0.00%     0.00
                                                                    2018 & Greater   0          0     0.00%     0    0.00%     0.00

----------------------------------------------------------------    ----------------------------------------------------------------
                  0          0     0.00%                                             0          0     0.00%
----------------------------------------------------------------    ----------------------------------------------------------------

                                                                                                                       PAGE 11 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                       DELINQUENT LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
              Paid                   Outstanding    Out. Property                     Special
Disclosure    Thru    Current P&I        P&I         Protection      Loan Status     Servicer       Foreclosure    Bankruptcy   REO
Control #     Date      Advance      Advances**       Advances        Code (1)     Transfer Date       Date           Date      Date
------------------------------------------------------------------------------------------------------------------------------------

   TOTAL
------------------------------------------------------------------------------------------------------------------------------------
(1) LEGEND:   A. IN GRACE PERIOD          1. DELINQUENT 1 MONTH      3. DELINQUENT 3+ MONTHS      5. NON PERFORMING        9. REO
                                                                                                     MATURED BALLON

              B. LATE PAYMENT BUT < 1     2. DELINQUENT 2 MONTHS     4. PERFORMING MATURED
                 MONTH DELINQ                                           BALLOON                   7. FORECLOSURE
------------------------------------------------------------------------------------------------------------------------------------

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                                                                       PAGE 12 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                          LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                 Operating             Ending                                                 Loan
Disclosure          Property   Maturity   PFY    Statement    Geo.    Principal  Note  Scheduled   Prepayment  Prepayment    Status
Control #    Group    Type       Date     DSCR     Date     Location   Balance   Rate     P&I        Amount       Date      Code (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:   A. In Grace Period          1. Delinquent 1 month      3. Delinquent 3+ months      5. Non Performing        9. REO
                                                                                                     Matured Ballon

              B. Late Payment but < 1     2. Delinquent 2 months     4. Performing Matured        7. Foreclosure
                 month delinq                                           Balloon
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 13 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                        REALIZED LOSS DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds    Aggregate       Net        Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled   Gross      as a % of      Liquidation  Liquidation      as a % of     Realized
Period  Control #     Date       Value     Balance   Proceeds  Sched. Balance    Expenses *    Proceeds    Sched. Balance     Loss
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
------------------------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                                                                       PAGE 14 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                            BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                                                       Interest
                              Beginning                                                                              (Shortages)/
                           Balance of the         Aggregate       Prior Realized        Amounts Covered by         Excesses applied
Prospectus                     Loan at          Realized Loss     Loss Applied to      Overcollateralization          to Realized
    ID        Period         Liquidation          on Loans         Certificates          and other Credit               Losses

                                                                        A                       B                          C
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                              Additional                                                            (Recoveries)/
                   Modification              (Recoveries)/        Current Realized Loss      Recoveries of          Realized Loss
Prospectus     Adjustments/Appraisal      Expenses applied to          Applied to           Realized Losses          Applied to
    ID         Reduction Adjustment         Realized Losses           Certificates*          paid as Cash       Certificate Interest

                        D                          E
------------------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

*In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description of Fields
---------------------

          A                    Prior Realized Loss Applied to Certificates

          B                    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

          C                    Amounts classified by the Master as interest adjustments from general collections on a loan with a
                               Realized Loss

          D                    Adjustments that are based on principal haircut or future interest foregone due to modification

          E                    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                                                                       PAGE 15 of 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                     APPRAISAL REDUCTION DETAIL

---------------------------  -----------------------------------------------------------------------------
Disclosure        Appraisal        Scheduled          AR          Current P&I
 Control#         Red. Date         Balance         Amount          Advance                 ASER
---------------------------  -----------------------------------------------------------------------------

                 ----------  -----------------------------------------------------------------------------

---------------------------  -----------------------------------------------------------------------------

-----------------------------------------  ------------------------------  --------  ---------------------
                        Remaining Term                                                     Appraisal
Note    Maturity    ---------------------      Property        Geographic            ---------------------
Rate      Date       Life                        Type           Location     DSCR      Value         Date
-----------------------------------------  ------------------------------  --------  ---------------------

-----------------------------------------  ------------------------------  --------  ---------------------

                                                                                                                       PAGE 16 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                        MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

---------------------------------   ------------------------------------------------------------------------------------------------
              Ending     Material
Disclosure   Principal    Breach                              Material Breach and Material Document Defect
 Control #    Balance      Date                                               Description
---------------------------------   ------------------------------------------------------------------------------------------------

---------------------------------   ------------------------------------------------------------------------------------------------

Material breaches of pool asset representation or warranties or transaction covenants.

                                                                                                                       PAGE 17 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

----------------------   ----------------------------------------------------   ---------------------   ----------------------------
Disclosure    Payoff     Initial                             Payoff   Penalty   Prepayment   Maturity      Property       Geographic
 Control #    Period     Balance            Type             Amount   Amount       Date        Date          Type          Location
----------------------   ----------------------------------------------------   ---------------------   ----------------------------

----------------------   ----------------------------------------------------   ---------------------   ----------------------------

                                                        ---------------------
                                      CURRENT

                                     CUMULATIVE
                                                        ---------------------

                                                                                                                       PAGE 18 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                      SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

----------------------   -------   -----------------------   -------------------------------------   -------------------------------
                          Loan             Balance                                    Remaining
Disclosure   Servicing   Status    -----------------------    Note     Maturity    ---------------         Property           Geo.
Control #    Xfer Date   Code(1)    Schedule      Actual      Rate       Date      Life                      Type           Location
----------------------   -------   -----------------------   -------------------------------------   -------------------------------

             ---------             -----------------------

----------------------   -------   -----------------------   -------------------------------------   -------------------------------

--------------------------------
                           NOI
   NOI         DSCR       Date
--------------------------------

--------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) Legend:     A. P&I Adv - in Grace     1. P&I Adv - delinquent     3. P&I Adv - delinquent   5. Non Performing Mat.   9. REO
                             Period                    1 month                     3+ months       Balloon

                B. P&I Adv - < one        2. P&I Adv - delinquent     4. Mat. Balloon/Assumed   7. Foreclosure
                             month                     2 months                     P&I
                             delinq
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 19 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                            SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

-----------------------------------------------------   ----------------------------------------------------------------------------
    Disclosure                  Resolution
    Control #                    Strategy                                                 Comments
-----------------------------------------------------   ----------------------------------------------------------------------------

-----------------------------------------------------   ----------------------------------------------------------------------------

                                                                                                                       PAGE 20 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                     MATURITY EXTENSION SUMMARY

------------------------------------------------------------------------------------------------------------------------------------

              LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
                 Number of Loans:                                                                        0
                 Stated Principal Balance outstanding:                                                0.00
                 Weighted Average Extension Period:                                                      0

              LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00
                 Weighted Average Extension Period:                                                      0

              LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
                 Number of Loans:                                                                        0
                 Cutoff Principal Balance:                                                            0.00

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 21 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                         RATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------
                                            ORIGINAL RATINGS                              RATING CHANGE/CHANGE DATE(1)

       CLASS     CUSIP           FITCH         MOODY'S              S&P          FITCH                MOODY'S               S&P
    --------------------       ------------------------------------------       ------------------------------------------------

    --------------------       ------------------------------------------       ------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 22 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                               LEGEND

------------------------------------------------------------------------------------------------------------------------------------

Until this statement/report is filed with the Commission with respect to the Trust pursuant to Section 15(d) of the Securities
Exchange Act of 1934, as amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 23 OF 24

[LOGO] LASALLE BANK           J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES TRUST 2007-LDP12           Statement Date:  17-Sep-07
       ABN AMRO                        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,                     Payment Date:    17-Sep-07
                                                      SERIES 2007-LDP12                                   Prior Payment:         N/A
                                                                                                          Next Payment:    15-Oct-07
                                                                                                          Record Date:     31-Aug-07

                                                           ABN AMRO ACCT:

                                                      OTHER RELATED INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

                                                            SWAP PAYMENTS

                                          Accrual Days            Notional                 Rate                Amount
          -------------------------------------------------------------------------------------------------------------------

                Fixed Payer:

                Float Payer:

                                                             SWAP CONTRACT
          -------------------------------------------------------------------------------------------------------------------
                                                              Yield Maintenance                                 Special
                Amount                     Amount            Prepayment Premiums            Shortfall           Payment
               Received                     Paid                    Paid                     Amount              Amount
          -------------------------------------------------------------------------------------------------------------------

          -------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       PAGE 24 OF 24

ANNEX D

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Date	Balance
September 15, 2007	$54,171,000.00
October 15, 2007	$54,171,000.00
November 15, 2007	$54,171,000.00
December 15, 2007	$54,171,000.00
January 15, 2008	$54,171,000.00
February 15, 2008	$54,171,000.00
March 15, 2008	$54,171,000.00
April 15, 2008	$54,171,000.00
May 15, 2008	$54,171,000.00
June 15, 2008	$54,171,000.00
July 15, 2008	$54,171,000.00
August 15, 2008	$54,171,000.00
September 15, 2008	$54,171,000.00
October 15, 2008	$54,171,000.00
November 15, 2008	$54,171,000.00
December 15, 2008	$54,171,000.00
January 15, 2009	$54,171,000.00
February 15, 2009	$54,171,000.00
March 15, 2009	$54,171,000.00
April 15, 2009	$54,171,000.00
May 15, 2009	$54,171,000.00
June 15, 2009	$54,171,000.00
July 15, 2009	$54,171,000.00
August 15, 2009	$54,171,000.00
September 15, 2009	$54,171,000.00
October 15, 2009	$54,171,000.00
November 15, 2009	$54,171,000.00
December 15, 2009	$54,171,000.00
January 15, 2010	$54,171,000.00
February 15, 2010	$54,171,000.00
March 15, 2010	$54,171,000.00
April 15, 2010	$54,171,000.00
May 15, 2010	$54,171,000.00
June 15, 2010	$54,171,000.00
July 15, 2010	$54,171,000.00
August 15, 2010	$54,171,000.00
September 15, 2010	$54,171,000.00
October 15, 2010	$54,171,000.00
November 15, 2010	$54,171,000.00
December 15, 2010	$54,171,000.00
January 15, 2011	$54,171,000.00
February 15, 2011	$54,171,000.00
March 15, 2011	$54,171,000.00
April 15, 2011	$54,171,000.00
May 15, 2011	$54,171,000.00
June 15, 2011	$54,171,000.00
July 15, 2011	$54,171,000.00
August 15, 2011	$54,171,000.00
September 15, 2011	$54,171,000.00
October 15, 2011	$54,170,199.41
November 15, 2011	$53,672,598.24
December 15, 2011	$53,084,141.01
January 15, 2012	$52,568,947.98
February 15, 2012	$52,050,945.92
March 15, 2012	$51,377,739.52
April 15, 2012	$50,853,237.07
May 15, 2012	$50,262,771.29
June 15, 2012	$49,725,748.25
July 15, 2012	$49,070,317.22
August 15, 2012	$48,311,635.69
September 15, 2012	$47,568,033.75
October 15, 2012	$46,653,992.88
November 15, 2012	$45,861,544.88
December 15, 2012	$44,938,733.00
January 15, 2013	$44,137,174.96
February 15, 2013	$43,331,359.16
March 15, 2013	$42,144,099.70
April 15, 2013	$41,327,700.03
May 15, 2013	$40,381,585.80
June 15, 2013	$39,555,824.70
July 15, 2013	$38,600,602.82
August 15, 2013	$37,765,382.03
September 15, 2013	$36,925,724.40
October 15, 2013	$35,956,982.71
November 15, 2013	$35,107,719.52
December 15, 2013	$34,129,632.67
January 15, 2014	$33,270,663.09
February 15, 2014	$32,407,130.31
March 15, 2014	$31,167,462.03
April 15, 2014	$30,292,759.47
May 15, 2014	$29,289,922.90
June 15, 2014	$28,405,246.18
July 15, 2014	$27,404,042.83
August 15, 2014	$26,518,655.39
September 15, 2014	$25,629,204.02
October 15, 2014	$24,613,731.01
November 15, 2014	$23,714,159.31
December 15, 2014	$22,688,840.32
January 15, 2015	$21,779,042.04
February 15, 2015	$20,864,409.53
March 15, 2015	$19,583,479.85
April 15, 2015	$18,657,184.74

ANNEX D-1

Date	Balance
May 15, 2015	$17,605,866.76
June 15, 2015	$16,669,064.50
July 15, 2015	$15,607,524.20
August 15, 2015	$14,660,104.48
September 15, 2015	$13,707,650.32
October 15, 2015	$12,630,882.40
November 15, 2015	$11,667,646.42
December 15, 2015	$10,580,388.95
January 15, 2016	$9,606,257.94
February 15, 2016	$8,626,950.33
March 15, 2016	$7,405,675.21
April 15, 2016	$6,414,676.02
May 15, 2016	$5,300,407.93
June 15, 2016	$4,298,222.19
July 15, 2016	$3,173,070.79
August 15, 2016	$2,159,581.03
September 15, 2016	$1,140,705.19
October 15, 2016	$0.00

ANNEX D-2

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                    DEPOSITOR

                                 --------------

      J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund.
Distributions on the certificates of any series will be made only from the assets of the related trust fund.

      The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

      The primary assets of the trust fund may include:

      o     multifamily and commercial mortgage loans, including participations therein;

      o     mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

      o     direct obligations of the United States or other government agencies; or

      o     a combination of the assets described above.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust fund will be secured by hotel/motel properties.

      If so specified in the related prospectus supplement, a material concentration of the mortgage loans in any trust will be secured by self-storage properties.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE
INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF
THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY
OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                                  AUGUST 3, 2007

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Defined Terms" beginning on page 129 in this prospectus.

      In this prospectus, the terms "Depositor," "we," "us" and "our" refer to
J.P. Morgan Chase Commercial Mortgage Securities Corp.

      If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities
Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212)
834-9299.

                                       ii

SUMMARY OF PROSPECTUS..........................................................1
RISK FACTORS...................................................................9
     Risks to the Mortgaged Properties Relating to Terrorist Attacks and
       Foreign Conflicts.......................................................9
     Your Ability to Resell Certificates May Be Limited Because of Their
       Characteristics.........................................................9
     The Assets of the Trust Fund May Not Be Sufficient to Pay Your
       Certificates...........................................................10
     Prepayments of the Mortgage Assets Will Affect the Timing of Your
       Cash Flow and May Affect Your Yield ...................................10
     Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks.....12
     Commercial and Multifamily Mortgage Loans Have Risks That May Affect

     Mortgaged Properties Leased to Borrowers or Borrower Affiliated

     Failure to Comply with Environmental Law May Result in Additional Losses.21
     Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged
       Properties.............................................................21
     Poor Property Management May Adversely Affect the Performance of the
       Related Mortgaged Property ............................................22
     Property Value May Be Adversely Affected Even When Current Operating
       Income Is Not..........................................................22
     Mortgage Loans Secured by Leasehold Interests May Expose Investors to

     One Action Jurisdiction May Limit the Ability of the Servicer to
       Foreclose on a Mortgaged Property .....................................24
     Rights Against Tenants May Be Limited if Leases Are Not Subordinate
       to Mortgage or Do Not Contain Attornment Provisions ...................24
     If Mortgaged Properties Are Not in Compliance With Current Zoning
       Laws Restoration Following a Casualty Loss May Be Limited..............25
     Inspections of the Mortgaged Properties Will Be Limited..................25
     Compliance with Americans with Disabilities Act May Result in

     Bankruptcy Proceedings Could Adversely Affect Payments on Your
       Certificates...........................................................27
     Risks Relating to Enforceability of Yield Maintenance Charges,

     Book-Entry System for Certain Classes May Decrease Liquidity and
       Delay Payment..........................................................29
     Delinquent and Non-Performing Mortgage Loans Could Adversely Affect
       Payments on Your Certificates .........................................30

                                      iii

     In The Event of an Early Termination of a Swap Agreement Due to Certain
       Swap Termination Events, a Trust May Be Required to Make a Large
       Termination Payment to any Related Swap Counterparty...................30
     Your Securities Will Have Greater Risk if an Interest Rate Swap
       Agreement Terminates...................................................30
     Even if You Do Not Receive Timely Notices, You Will Be Deemed To Have
       Tendered Your Reset Rate Certificates .................................30
     If a Failed Remarketing Is Declared, You Will Be Required To Rely On
       a Sale Through the Secondary Market If You Wish To Sell Your Reset

                                       iv

FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC

                                       v

                              SUMMARY OF PROSPECTUS

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates.....................  Mortgage pass-through certificates, issuable in series.

Depositor.................................  J.P. Morgan Chase Commercial Mortgage Securities Corp., a
                                            wholly owned subsidiary of JPMorgan Chase Bank, National
                                            Association., a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware
                                            corporation.

Sponsor...................................  The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, N.A., a national banking association may be a sponsor. For more information, see "The
                                            Sponsor" in this prospectus.

Issuing Entity............................  For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see
                                            "Issuing Entity" in this prospectus.

Master Servicer...........................  The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master
                                            servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer..........................  One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any
                                            series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee...................................  The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets..........................  Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A.  Mortgage Assets.......................  The mortgage assets with respect to each series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                            o    residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                            o    office buildings, shopping centers, retail stores and
                                                 establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks
                                                 and

                                        1

                                                 manufactured housing communities, warehouse facilities,
                                                 mini-warehouse facilities, self-storage facilities,
                                                 industrial plants, parking lots, mixed use or various other types of income-producing properties described in this
                                                 prospectus or unimproved land.

                                            If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be
                                            guaranteed only to the extent specified in the related
                                            prospectus supplement. If so specified in the related
                                            prospectus supplement, some mortgage loans may be delinquent.
                                            In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                            As described in the related prospectus supplement, a mortgage loan:

                                            o    may provide for no accrual of interest or for accrual of
                                                 interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the
                                                 borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable
                                                 mortgage interest rate;

                                            o    may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of
                                                 certain events, and may permit negative amortization;

                                            o    may be fully amortizing or partially amortizing or
                                                 non-amortizing, with a balloon payment due on its stated
                                                 maturity date;

                                            o    may prohibit prepayments over its term or for a certain
                                                 period and/or require payment of a premium or a yield
                                                 maintenance penalty in connection with certain prepayments;
                                                 and

                                            o    may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or
                                                 at another interval specified in the related prospectus
                                                 supplement.

                                            Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See
                                            "Description of the Trust Funds--Mortgage Loans" in this
                                            prospectus.

                                            If so specified in the related prospectus supplement, the
                                            mortgage assets with respect to a series of certificates may also include, or consist of:

                                            o    private mortgage participations, mortgage pass-through
                                                 certificates or other mortgage-backed securities; or

                                        2

                                            o    Certificates insured or guaranteed by any of the Federal
                                                 Home Loan Mortgage Corporation, the Federal National
                                                 Mortgage Association, the Governmental National Mortgage
                                                 Association or the Federal Agricultural Mortgage
                                                 Corporation.

                                            Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans
                                            contained in this prospectus. See "Description of the Trust
                                            Funds--MBS" in this prospectus.

B.  Certificate Account...................  Each trust fund will include one or more certificate accounts established and maintained on behalf of the
                                            certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the
                                            extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any
                                            interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate
                                            accounts. A certificate account may be maintained as an
                                            interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See "Description of the Trust Funds--Certificate Accounts" and "Description of
                                            the Pooling Agreements--Certificate Account" in this prospectus.

C.  Other Accounts .......................  The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, a
                                            remarketing fee account.

D.  Credit Support........................  If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of
                                            certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related
                                            information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk Factors--Credit
                                            Support May Not Cover Losses," "Description of the Trust
                                            Funds--Credit Support" and "Description of Credit Support" in
                                            this prospectus.

E.  Cash Flow Agreements..................  If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements,
                                            interest

                                        3

                                            rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The
                                            principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In
                                            addition, the related prospectus supplement will contain
                                            certain information that pertains to the obligor under any cash flow agreements of this type. See "Description of the Trust
                                            Funds--Cash Flow Agreements" in this prospectus.

Description of Certificates...............  We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related
                                            prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                            As described in the related prospectus supplement, the
                                            certificates of each series, may consist of one or more classes of certificates that, among other things:

                                            o    are senior or subordinate to one or more other classes of
                                                 certificates in entitlement to certain distributions on the certificates;

                                            o    are principal-only certificates entitled to distributions
                                                 of principal, with disproportionately small, nominal or no distributions of interest;

                                            o    are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no
                                                 distributions of principal;

                                            o    provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of
                                                 certain events, such as the retirement of one or more other classes of certificates of that series;

                                            o    provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    provide for controlled distributions of principal to be
                                                 made based on a specified schedule or other methodology,
                                                 subject to available funds; or

                                            o    provide for distributions based on collections of
                                                 prepayment premiums or yield maintenance penalties on the
                                                 mortgage assets in the related trust fund.

                                        4

                                            Each class of certificates, other than interest-only
                                            certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated
                                            principal balance. Each class of certificates, other than
                                            principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each
                                            class of certificates entitled to interest will accrue interest based on a fixed, variable, reset rate or adjustable
                                            pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a
                                            variable, reset rate or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                            The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See
                                            "Risk Factors--The Assets of the Trust Fund May Not Be Sufficient
                                            to Pay Your Certificates" and "Description of the Certificates"
                                            in this prospectus.

Distributions of Interest on the
   Certificates...........................  Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable, reset rate or adjustable
                                            pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual
                                            certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise
                                            deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement.
                                            See "Risk Factors--Prepayments of the Mortgage Assets Will
                                            Affect the Timing of Your Cash Flow and May Affect Your Yield";
                                            "Yield and Maturity Considerations" and "Description of the
                                            Certificates--Distributions of Interest on the Certificates" in
                                            this prospectus.

Distributions of Principal of the
   Certificates...........................  Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The
                                            principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                        5

                                            Distributions of principal with respect to one or more classes of certificates may:

                                            o    be made at a rate that is faster, and, in some cases,
                                                 substantially faster, than the rate at which payments or
                                                 other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    or may be made at a rate that is slower, and, in some
                                                 cases, substantially slower, than the rate at which
                                                 payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                            o    not commence until the occurrence of certain events, such
                                                 as the retirement of one or more other classes of
                                                 certificates of the same series;

                                            o    be made, subject to certain limitations, based on a
                                                 specified principal payment schedule resulting in a
                                                 controlled amortization class of certificates; or

                                            o    be contingent on the specified principal payment schedule
                                                 for a controlled amortization class of the same series and the rate at which payments and other collections of
                                                 principal on the mortgage assets in the related trust fund are received.

                                            See "Description of the Certificates--Distributions of Principal
                                            on the Certificates" in this prospectus.

Advances..................................  If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to
                                            delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If
                                            provided in the prospectus supplement for a series of
                                            certificates, any entity making these advances may be entitled to receive interest on those advances while they are
                                            outstanding, payable from amounts in the related trust fund.
                                            If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any
                                            comparable advancing obligation will be described in the
                                            related prospectus supplement. See "Description of the
                                            Certificates--Advances in Respect of Delinquencies" in this prospectus.

Termination...............................  If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the
                                            principal balance of a specified class or classes of
                                            certificates by a specified percentage or amount, the party specified in the

                                        6

                                            prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See "Description of the
                                            Certificates--Termination" in this prospectus.

Registration of Book-Entry
   Certificates...........................  If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The
                                            Depository Trust Company. Each class of book-entry
                                            certificates will be initially represented by one or more
                                            certificates registered in the name of a nominee of The
                                            Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this
                                            prospectus. See "Risk Factors--Book-Entry System for Certain
                                            Classes May Decrease Liquidity and Delay Payment" and
                                            "Description of the Certificates--Book-Entry Registration and
                                            Definitive Certificates" in this prospectus.

Certain Federal Income Tax
   Consequences ..........................  The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a
                                            "REMIC") under the provisions of the Internal Revenue Code.
                                            The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See
                                            "Certain Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations..............  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or
                                            arrangements are invested, that are subject to ERISA or
                                            Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under
                                            ERISA or the Internal Revenue Code. See "Certain ERISA
                                            Considerations" in this prospectus and in the related
                                            prospectus supplement.

Legal Investment..........................  The applicable prospectus supplement will specify whether the offered certificates will constitute "mortgage related
                                            securities" for purposes of the Secondary Mortgage Market
                                            Enhancement Act of 1984, as amended.  If your investment
                                            activities are subject to legal investment laws and
                                            regulations, regulatory capital requirements or review by
                                            regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the
                                            suitability and consequences to

                                        7

                                            you of the purchase, ownership and sale of the offered
                                            certificates.  See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating....................................  At their dates of issuance, each class of offered certificates will be rated at least investment grade by one or more
                                            nationally recognized statistical rating agencies.  See
                                            "Rating" in this prospectus and "Ratings" in the related
                                            prospectus supplement.

                                        8

                                  RISK FACTORS

      You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN
CONFLICTS

      The terrorist attacks on the World Trade Center and the Pentagon on
September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

      With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in
Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

      The United States continues to maintain a military presence in Iraq and
Afghanistan. It is uncertain what effect the activities of the United States in
Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR
CHARACTERISTICS

      We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates;
however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

      The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the
Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

      Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

      o     The perceived liquidity of the certificates;

                                        9

      o     The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

      o     The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small
            fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

      o     The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.
            Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

      We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

      You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

      If not described in the related prospectus supplement,

      o     The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

      o     The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

      Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND
MAY AFFECT YOUR YIELD

      As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

      The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For

                                       10

example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

      The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

      o     A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

      o     A class of certificates that entitles the holders of the
            certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

      As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

      A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the

                                       11

case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

      Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

      o     principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

      o     the likelihood of early optional termination of the related trust fund.

      Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of
Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus.
Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one to four family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.
Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See "Description of the Trust Funds--Mortgage Loans--Default and Loss
Considerations with Respect to the Mortgage Loans" in this prospectus. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.
Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with
Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net

                                       12

operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

      The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

      o     the age, design and construction quality of the properties;

      o     perceptions regarding the safety, convenience and attractiveness of the properties;

      o     the characteristics of the neighborhood where the property is located;

      o     the proximity and attractiveness of competing properties;

      o     the adequacy of the property's management and maintenance;

      o     increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the properties or make improvements;

      o     dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and
            unemployment rates;

      o     local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

      o     demographic factors;

      o     consumer confidence;

      o     consumer tastes and preferences; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     in the case of rental properties, the rate at which new rentals occur; and

      o     the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

                                       13

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

      Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

      o     Changes in general or local economic conditions and/or specific industry segments;

      o     Declines in real estate values;

      o     Declines in rental or occupancy rates;

      o     Increases in interest rates, real estate tax rates and other operating expenses;

      o     Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

      o     Acts of God; and

      o     Other factors beyond the control of a master servicer or special servicer.

      The type and use of a particular mortgaged property may present additional risk. For instance:

      o     Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

      o     Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

      o     The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

      o     Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

      o     Construction of competing hotels or resorts;

      o     Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

      o     Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

                                       14

      o     Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

      Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.
The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

      Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.
Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses. Tenant privacy and efficient access may heighten environmental risks.

      It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain
Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

      Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans

                                       15

in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

      Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, but not in all cases, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

      o     operating entities with a business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage
Loans--Bankruptcy Laws" in this prospectus.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

      When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.
Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower, or its constituent members, defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case.
The bankruptcy of another

                                       16

lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

      In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

      The mortgage loan documents generally place certain restrictions on the transfer and/or pledge of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower.
Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer.
Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See "--The Borrower's Form of Entity May
Cause Special Risks" above and "Risk Factors--The Borrower's Form of Entity May
Cause Special Risks" in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

      Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

      Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt.
Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.

      See "Description of the Mortgage Pool--General" in the prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing"
in this prospectus.

                                       17

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

      Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

      Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. A borrower's ability to repay a loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     The fair market value of the related mortgaged property;

      o     The level of available mortgage interest rates at the time of sale or refinancing;

      o     The borrower's equity in the related mortgaged property;

      o     The borrower's financial condition;

      o     The operating history and occupancy level of the related mortgaged property;

      o     Tax laws with respect to certain residential properties;

      o     Reductions in government assistance/rent subsidy programs;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

      o     Prevailing general and regional economic conditions; and

      o     The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

      Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

      If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.
While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

      The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In

                                       18

addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do
Not Address Prepayment Risks," "Description of the Certificates" and
"Description of Credit Support" in this prospectus.

TENANT CONCENTRATION ENTAILS RISK

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier's business operations are negatively impacted or if such a tenant fails to renew its lease. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

      o     space in the mortgaged properties could not be leased or re leased;

      o     leasing or re leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;

      o     a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

      o     rental payments could not be collected for any other reason.

                                       19

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.
Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Any such "dark" space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease.
We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO
HAVE RISKS

      If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.

TENANT BANKRUPTCY ENTAILS RISKS

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

                                       20

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

      Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.
See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

      Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

      Under some environmental laws, such as the federal Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage.
The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See
"Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

      The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

      o     fire;

      o     lightning;

      o     explosion;

                                       21

      o     smoke;

      o     windstorm and hail; and

      o     riot, strike and civil commotion.

      Each subject to the conditions and exclusions specified in each policy.

      The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling
Agreements--Hazard Insurance Policies" in this prospectus.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED
MORTGAGED PROPERTY

      The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

      o     operating the properties;

      o     providing building services;

      o     establishing and implementing the rental structure;

      o     managing operating expenses;

      o     responding to changes in the local market; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Property managers may not be in a financial condition to fulfill their management responsibilities.

      Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

      We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

      Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

                                       22

      o     the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

      o     potential environmental legislation or liabilities or other legal liabilities;

      o     the availability of refinancing; and

      o     changes in interest rate levels.

MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER
RISKS OF DEFAULT AND LOSS

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security.
Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

      Further, in a decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th
Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f))
upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the
Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the
Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section
363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                       23

LIMITATIONS OF APPRAISALS

      Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

YOUR LACK OF CONTROL OVER TRUST FUND CAN CREATE RISKS

      You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in the prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A
MORTGAGED PROPERTY

      The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly.
Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

      In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "judicial action"
rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in this prospectus.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE
OR DO NOT CONTAIN ATTORNMENT PROVISIONS

      Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in

                                       24

value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS
RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

      Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law;
however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow.
If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

      The failure of a mortgaged property to comply with zoning laws or to be a
"legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

      In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

      The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities
Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See "Certain Legal
Aspects of Mortgage Loans--Americans with Disabilities Act" in this prospectus.
To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. The expenditure of these costs or the imposition of injunctive relief, penalties or fines

                                       25

in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

LITIGATION CONCERNS

      There may be legal proceedings pending and, from time to time, threatened against the borrowers or their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates.
There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the
Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to
ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

      If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.
A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

      o     generally, will not be subject to offset by losses from other activities;

      o     if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

      o     if you are a foreign holder, will not qualify for exemption from withholding tax.

      If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

                                       26

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

      Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

      Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

      A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce periodic payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

      As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT
PREMIUMS OR DEFEASANCE PROVISIONS

      Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may be interpreted as constituting

                                       27

the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

      The rate and timing of delinquencies or defaults on the mortgage loans will affect:

      o     the aggregate amount of distributions on the offered certificates;

      o     their yield to maturity;

      o     the rate of principal payments; and

      o     their weighted average life.

      If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

      If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

      Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

      Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure"
in this prospectus.

RISKS RELATING TO CERTAIN PAYMENTS

      To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced

                                       28

and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

RISKS RELATING TO ENFORCEABILITY

      The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

      If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for
The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The
Depository Trust Company, and its participating organizations:

      o     the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

      o     your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

      o     your access to information regarding the certificates may be limited since conveyance of notices and other communications by The
            Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

      o     you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating
            organizations and only then will they be credited to your account either directly or indirectly through DTC's participating
            organizations.

      See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in this prospectus.

                                       29

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES

      If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.
In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than
90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the
Trust Funds--Mortgage Loans--General" in this prospectus.

IN THE EVENT OF AN EARLY TERMINATION OF A SWAP AGREEMENT DUE TO CERTAIN SWAP
TERMINATION EVENTS, A TRUST MAY BE REQUIRED TO MAKE A LARGE TERMINATION PAYMENT
TO ANY RELATED SWAP COUNTERPARTY

      To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements. A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement. Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

      If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

YOUR SECURITIES WILL HAVE GREATER RISK IF AN INTEREST RATE SWAP AGREEMENT
TERMINATES

      If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

EVEN IF YOU DO NOT RECEIVE TIMELY NOTICES, YOU WILL BE DEEMED TO HAVE TENDERED
YOUR RESET RATE CERTIFICATES

      The trustee, not less than fifteen nor more than thirty calendar days prior to each remarketing terms determination date, will be required to inform
DTC, Euroclear and Clearstream, as applicable, of the identity of the remarketing agents and that such class of securities is subject to automatic tender on the upcoming reset date unless a holder elects not to tender its reset rate certificates. The trustee also will be required to request that DTC,
Euroclear and Clearstream, as applicable, notify its participants of the contents of such notice given to DTC, Euroclear and Clearstream, as applicable, inform them of the notices to be given on the remarketing terms determination date and the spread determination date and the procedures that must be followed if any beneficial owner of reset rate certificates wishes to retain its securities.

                                       30

      Due to the procedures used by the clearing agencies and the financial intermediaries, however, holders of beneficial interests in any class of reset rate certificates may not receive timely notifications of the reset terms for any reset date. Despite this potential delay in the distribution of such notices by the related clearing agencies, even though you may not receive a copy of the notice to be delivered on the related remarketing terms determination date, you will be deemed to have tendered your class unless the remarketing agents have received a hold notice, if applicable, from you on or prior to the related notice date.

IF A FAILED REMARKETING IS DECLARED, YOU WILL BE REQUIRED TO RELY ON A SALE
THROUGH THE SECONDARY MARKET IF YOU WISH TO SELL YOUR RESET RATE CERTIFICATES

      In connection with the remarketing of your class of reset rate certificates, if a failed remarketing is declared, your reset rate certificates will not be sold even if you attempted to tender them for remarketing. In this event you will be required to rely on a sale through the secondary market, which may not then exist for your class of reset rate certificates, independent of the remarketing process.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of:

      1.    various types of multifamily or commercial mortgage loans,

      2.    mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

      3.    a combination of mortgage loans and MBS.

      J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor")
will establish each trust fund. Each mortgage asset will be selected by the
Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage
Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement. The discussion under the heading "--Mortgage
Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes (the
"Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

      o     Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

      o     Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

                                       31

      The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each
Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years. Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

      If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged
Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the
Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. The prospectus supplement may describe certain variations in the calculation of Debt Service
Coverage Ratio that are applicable to a specific series. "Net Operating Income"
generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

      o     non-cash items such as depreciation and amortization,

      o     capital expenditures, and

      o     debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

      The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods,

                                       32

such as warehouses, retail stores, office buildings and industrial plants.
Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net
Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The "Loan-to-Value Ratio" of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

      o     the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged
            Property to

      o     the Value of the related Mortgaged Property.

      The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

      The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

            (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity);
            and

            (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

      o     the cost replacement method which calculates the cost of replacing the property at that date,

      o     the income capitalization method which projects value based upon the property's projected net cash flow, or

      o     upon a selection from or interpolation of the values derived from those methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to

                                       33

do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have
Risks That May Affect Payments on Your Certificates" and "--Borrowers May Be
Unable to Make Balloon Payments" in this prospectus.

      Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

      o     will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

      o     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

      o     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

      o     may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

      o     may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

      o     the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

      o     the type or types of property that provide security for repayment of the mortgage loans,

      o     the earliest and latest origination date and maturity date of the mortgage loans,

      o     the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

      o     the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original
            Loan-to-Value Ratio of the mortgage loans,

      o     the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

                                       34

      o     with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

      o     information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

      o     the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt
            Service Coverage Ratios, and the weighted average of the Debt
            Service Coverage Ratios, and

      o     the geographic distribution of the Mortgaged Properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

      MBS may include:

      o     private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

      o     certificates insured or guaranteed by the Federal Home Loan Mortgage
            Corporation ("FHLMC"), the Federal National Mortgage Association
            ("FNMA"), the Governmental National Mortgage Association ("GNMA") or
            the Federal Agricultural Mortgage Corporation ("FAMC") provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans
(the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS
Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS
Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the

                                       35

requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

      o     the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

      o     the original and remaining term to stated maturity of the MBS, if applicable,

      o     the pass-through or bond rate of the MBS or the formula for determining the rates,

      o     the payment characteristics of the MBS,

      o     the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

      o     a description of the credit support, if any,

      o     the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

      o     the terms on which mortgage loans may be substituted for those originally underlying the MBS,

      o     the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in
            Prospectus Supplements" above, and

      o     the characteristics of any cash flow agreements that relate to the
            MBS.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

OTHER ACCOUNTS

      The prospectus supplement for each trust will also describe any other accounts established for such series. These may include, for any series that contains reset rate certificates, one or more remarketing fee accounts.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the

                                       36

prospectus supplement for a series of certificates. See "Risk Factors--Credit
Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price you paid, the fixed, variable rate, reset rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.
See "Risk Factors--Prepayments of the Mortgage Assets Will Affect the Timing of
Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans.
While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any

                                       37

series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest
Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See
"Description of the Pooling Agreements--Servicing Compensation and Payment of
Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them
(including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged
Properties, or purchases of mortgage loans out of the related trust fund).
Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.
An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in

                                       38

respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

      In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.
Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

      o     the availability of mortgage credit,

      o     the relative economic vitality of the area in which the Mortgaged
            Properties are located,

      o     the quality of management of the Mortgaged Properties,

      o     the servicing of the mortgage loans,

      o     possible changes in tax laws and other opportunities for investment,

      o     the existence of Lock-out Periods,

      o     requirements that principal prepayments be accompanied by Prepayment
            Premiums, and

      o     by the extent to which these provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the
ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties in order to realize their equity in the Mortgaged
Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no

                                       39

representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR")
prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a
"prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may

                                       40

expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.
Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or
"shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some
(but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.
Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be

                                       41

expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       42

      Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

      1.    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

      2.    Excess Funds, or

      3.    any other amounts described in the related prospectus supplement.

      "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates. The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                   THE SPONSOR

      The related prospectus supplement will identify the sponsor or sponsors of the applicable series. JPMorgan Chase Bank, National Association ("JPMCB"), a
national banking association, may be a sponsor (in such capacity, the
"Sponsor"). JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. JPMCB is a wholly owned bank subsidiary of JPMorgan Chase &
Co., a Delaware corporation whose principal office is located in New York, New
York. JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

      Additional information, including the most recent Form 10-K and Annual
Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission by
JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this Prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park
Avenue, New York, New York 10017.

                                       43

      JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to the offered certificates. JPMCB is an affiliate of the Depositor and J.P. Morgan Securities
Inc.

                                  THE DEPOSITOR

      J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is
a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMCB. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212)
834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

      The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

      The Depositor remains responsible under the Pooling and Servicing
Agreement for providing the Master Servicer, Special Servicer and Trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing
Agreement. The Depositor also remains responsible for mailing notices to the
Certificateholders upon the appointment of certain successor entities under the
Pooling and Servicing Agreement.

                               THE ISSUING ENTITY

      The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement. The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates. The
Issuing Entity will operate under a fiscal year ending each December 31st. The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

                                 USE OF PROCEEDS

      We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest on the certificates at a fixed rate, variable rate, reset rate or adjustable rate;

      o     are senior (collectively, "Senior Certificates") or subordinate
            (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

      o     are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no
            distributions of interest;

                                       44

      o     are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

      o     provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

      o     provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

      o     provide for distributions based on collections of Prepayment
            Premiums on the mortgage assets in the related trust fund.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form
(those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of
The Depository Trust Company ("DTC"). The offered certificates of each series
(if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates May Be
Limited Because of Their Characteristics" and "--Book-Entry System for Certain
Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

      Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the
Available Distribution Amount for that series and that distribution date. The
"Available Distribution Amount" for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination
Date specified in the related prospectus supplement. The Record Date for each series will be set forth in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to

                                       45

the address of that certificateholder as it appears on the certificate register;
provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates")
that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable, reset rate or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable, reset rate or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a
360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual
Certificates"), and other than any class of principal-only certificates or
Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of
Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

      1.    based on the principal balances of some or all of the mortgage assets in the related trust fund,

      2.    equal to the principal balances of one or more other classes of certificates of the same series, or

      3.    an amount or amounts specified in the applicable prospectus supplement.

      Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued
Certificate Interest that is otherwise distributable on, or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued
Certificate Interest that is otherwise distributable on (or, in the case of
Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus

                                       46

supplement. See "Risk Factors--Prepayments of the Mortgage Assets Will Affect
the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity
Considerations" in this prospectus.

DETERMINATION OF INTEREST RATES

      Day Count Basis; Interest Rate Change Dates; Interest Rate Determination
Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an
Actual/360 day year, (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year, and (iii) a floating rate that is not LIBOR-based, the remarketing agents, in the case of reset rate certificates, will set forth the applicable day-count convention for the related reset period as specified in the related prospectus supplement and in the written notice sent to the reset rate certificateholders on the related remarketing terms determination date. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

      o     "30/360" which means that interest is calculated on the basis of a
            360-day year consisting of twelve 30-day months;

      o     "Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

      o     "Actual/365 (fixed) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

      o     "Actual/Actual (accrual basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

      o     "Actual/Actual (payment basis) " which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or
            366 days if the interest period ends in a leap year, as the case may be; and

      o     "Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/ Actual" adopted by the International
            Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

            o     where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

            o     where the accrual period is longer than the determination
                  period during which the accrual period ends, the sum of:

                        (1)   the number of days in such accrual period falling
                              in the determination period in which the accrual
                              period begins divided by the product of (x) the
                              number of days in such determination period and
                              (y) the number of distribution dates that would
                              occur in one calendar year; and

                        (2)   the number of days in such accrual period falling
                              in the next determination period divided by the
                              product of (x) the number of days in such
                              determination period and (y) the number of
                              distribution dates that would occur in one
                              calendar year;

                                       47

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

      For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under "--LIBOR" below. If the reset rate certificates bear interest at a floating rate, the remarketing agents and in accordance with prevailing market conventions and existing market conditions, will set forth the applicable dates, or intervals between dates, on which the applicable rate of interest will be determined, and the related dates on which such interest rates will be changed during each related accrual period during a reset period, as part of the written notice sent to the reset rate certificateholders on the related remarketing terms determination date and as set forth in the related prospectus supplement.

      LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Dow Jones Market Service Page 3750 as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Dow Jones Market Service Page 3750, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination
Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The remarketing agents, the trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference
Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that
LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

      For this purpose:

      o     "LIBOR Determination Date" means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus
            supplement.

      o     "Dow Jones Market Service Page 3750" means the display page so designated on the Dow Jones Market Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

      o     "Reference Banks" means four major banks in the London interbank market selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

      Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the "Commercial Paper Rate"), the Commercial Paper
Rate for any relevant interest determination date will be the Bond Equivalent
Yield shown below of the rate for 90-day commercial paper, as published in
H.15(519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Commercial Paper--Financial".

      If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

                                       48

      o     If the rate described above is not published in H.15(519) by 3:00
            p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having the index maturity specified on the Remarketing Terms Determination Date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper--
            Financial". The "Bond Equivalent Yield" will be calculated as follows:

                  Bond Equivalent Yield =       N x D
                                          --------------- x 100
                                             360 (D x 90)

      where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and "N" refers to 365 or 366, as the case may be.

      o     If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

      o     The Commercial Paper Rate will be subject to a lock-in period of six
            New York City business days.

      CMT Rate. If the reset rate certificates of any series bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Money line Telerate Page shown below by 3:00 p.m., New
York City time, on that interest determination date under the caption "Treasury
Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately
3:45 p.m.," under the column for:

      o     If the Designated CMT Money line Telerate Page is 7051, the rate on that interest determination date; or

      o     If the Designated CMT Money line Telerate Page is 7052, the average for the week, or the month, as specified on the related remarketing terms determination date, ended immediately before the week in which the related interest determination date occurs.

      The following procedures will apply if the CMT Rate cannot be determined as described above:

      o     If the rate described above is not displayed on the relevant page by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

      o     If the applicable rate described above is not published in H.15(519)
            or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States
            Department of the Treasury and that the remarketing agents determine to be comparable to the rate formerly displayed on the Designated
            CMT Money line Telerate Page shown above and published in H.15(519).

      o     If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The remarketing agents, the trustee, the paying agent or another person performing similar functions will select five such securities dealers and

                                       49

            will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the
            United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

      o     If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary
            United States government securities dealers in New York City. In selecting these offered rates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

      o     If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

      o     If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

      Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar
Federal funds, as published in H.15(519) for that day opposite the caption
"Federal Funds (Effective)" as that rate is displayed on that interest determination date on Money line Telerate Page 120 under the heading "Federal
Funds Rate". The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York
            City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15
            Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds
            (Effective)".

      o     If the rate described above does not appear on Money line Telerate
            Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by
            3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions, on that interest determination date.

      o     If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

      91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the "91-day Treasury Bill Rate"), the 91-day
Treasury Bill Rate for any relevant interest

                                       50

determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks ("91-day Treasury Bills") sold at the applicable 91-day Treasury Bill auction, as published in H.15(519) or otherwise or as reported by the U.S.
Department of the Treasury.

      In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury
Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may
be.

      The 91-day Treasury Bill Rate will be subject to a lock-in period of six
New York City business days.

      Prime Rate. If certificates of any series bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in
H.15(519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading "Bank Prime Loan."

      The following procedures will be observed if the Prime Rate cannot be determined as described above:

      o     If the rate described above is not published in H.15(519) prior to
            3:00 p.m., New York City time, on the relevant interest
            determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime
            Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime
            Loan."

      o     If the above rate is not published in either H.15(519), H.15 Daily
            Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the remarketing agents will determine the
            Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest determination date.

      o     If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a
            360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the remarketing agents, the trustee, the paying agent or another person performing similar functions.

      o     If the selected banks are not quoting as mentioned above, the Prime
            Rate will remain the prime rate then in effect on that interest determination date.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of
Accrual Certificates prior to the distribution date on which distributions of interest on the

                                       51

certificates are required to commence, by the amount of any Accrued Certificate
Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.
Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS

      If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ADDITIONAL INFORMATION REGARDING RESET RATE CERTIFICATES

      Interest. The applicable interest rate for a class of reset rate certificates will be reset from time to time at an interest rate determined using the procedures described below or as otherwise specified in the related prospectus supplement.

      Interest will be payable on the reset rate certificates for each applicable distribution date as set forth in the related prospectus supplement.
Interest on a class of reset rate certificates during any reset period:

      o     when they bear a fixed rate of interest will accrue daily and will be computed based on a 30/360 basis;

      o     when they bear a floating rate of interest based on one-month LIBOR will accrue daily and will be computed based on an Actual/360 basis;
            and

      o     when they bear a floating rate of interest based on another index may be computed on a different basis and use a different interval between interest rate determination dates as described under
            "--Determination of Interest Rates--Day Count Basis; Interest Rate
            Change Dates; Interest Rate Determination Dates" above.

      Except for the initial accrual period or if specified in the related prospectus supplement:

      o     an accrual period during any reset period when any class of reset rate certificates bears interest at a floating rate of interest will generally begin on the last applicable distribution date and end on the day before the next applicable distribution date; and

      o     accrual periods when a class of reset rate certificates bears interest at a fixed rate will generally begin on the first day of the month preceding the month in which the applicable distribution date occurs and end on the last day of that month.

                                       52

      Principal. Payments of principal will be made to any class of reset rate certificates on each distribution date in the amount and payment priorities as set forth in the related prospectus supplement.

      Reset Periods. During the initial reset period for each class of reset rate certificates, interest will be payable on each distribution date at the interest rates shown in the applicable prospectus supplement. We refer to each initial reset date, together with each date thereafter on which the interest rate on a class of reset rate certificates may be reset, as a "reset date" and each period in between the reset dates as a "reset period". All reset dates will occur on a distribution date or at the beginning of an accrual period, and each reset period will end on the day before a distribution date or at the end of an accrual period, as specified in the related prospectus supplement.

      The applicable interest rate on each class of reset rate certificates will be reset as of each reset date as determined by:

      o     the remarketing agents with respect to the length of the reset period, whether the interest rate is fixed or floating and, if floating, the applicable interest rate index, the day count convention, the interest rate determination dates, the interval between interest rate change dates during each accrual period, and the related all-hold rate, if applicable; and

      o     the remarketing agents with respect to the determination of the fixed rate of interest or spread to the chosen interest rate index, as applicable.

      The remarketing agents, the trustee, the paying agent or another person performing similar functions will be responsible for arranging, on behalf of the trust, any interest rate swaps or other derivative instruments that may be required to hedge any basis risk that results from the rate of interest on the reset rate certificates and for selecting one or more eligible swap counterparties. See "--Floating Rate Mode" and "--Fixed Rate Mode" below. Any such swap or derivative instrument may be entered into upon the initial issuance of the applicable series of certificates or at a later time in connection with the resetting of the interest rate on a class of reset rates certificates, as may be further specified in the related prospectus supplement. The spread for each reset period will be determined in the manner described below under
"--Spread Determination Date."

      Each reset period will be no less than three months. If specified in the related prospectus supplement, the applicable distribution dates when holders will receive interest and/or principal payments will be determined by the remarketing agents on the applicable remarketing terms determination date in connection with the establishment of each reset period.

      Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate certificates pursuant to the remarketing process. See "--Tender of
Reset Rate Certificates; Remarketing Procedures" below.

      Interest on each class of reset rate certificates during each reset period after the initial reset period will accrue and be payable either:

      o     at a floating interest rate, in which case such reset rate certificates are said to be in floating rate mode, or

      o     at a fixed interest rate, in which case such reset rate certificates are said to be in fixed rate mode,

in each case as determined by the remarketing agents and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

      Remarketing Terms Determination Date. The initial reset dates for each class of reset rate certificates will be as set forth in the related prospectus supplement. On or prior to a date set forth in the related prospectus supplement
(not less than eight business days prior to the reset date) that is prior to each reset date, referred to as the "remarketing terms determination date," the remarketing agents will

                                       53

establish some or all of the following terms for the reset rate certificates on or prior to the remarketing terms determination date, which terms will be applicable during the following reset period:

      o     the expected weighted average life of that class of reset rate certificates;

      o     the name and contact information of the remarketing agents;

      o     the next reset date and reset period;

      o     the applicable minimum denomination and additional increments;

      o     if two or more classes of reset rate certificates are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

      o     the interest rate mode, i.e., fixed rate or floating rate;

      o     if in floating rate mode, the applicable interest rate index;

      o     if in floating rate mode, the interval between interest rate change dates;

      o     if in floating rate mode, the applicable interest rate determination date;

      o     if in fixed rate mode, the applicable fixed rate pricing benchmark;

      o     whether there will be a related swap agreement and if so the identities of the eligible swap counterparties from which bids will be solicited;

      o     the applicable interest rate day count convention;

      o     the related all-hold rate, if applicable; and

      o     the principal payment priority of the applicable class, if it will differ from that previously in effect.

If specified in the related prospectus supplement, the resetting of an interest rate may require satisfaction of the "rating agency condition," which means the written confirmation or reaffirmation, as the case may be, from each rating agency then rating the securities that any intended action will not result in the downgrading of its then-current rating of any class of securities.

      The remarketing agents will communicate this information by written notice, through DTC, Euroclear Bank, as operator of the Euroclear System, in
Europe ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), as applicable, to the holders of the applicable class of reset rate certificates, the trustee and the rating agencies on the related remarketing terms determination date.

      On each remarketing terms determination date, the remarketing agents will establish the related all-hold rate, as described below. In this event, the reset rate certificateholders of that class will be given not less than two business days to choose whether to hold their reset rate certificates by delivering a hold notice to the remarketing agents, in the absence of which their reset rate certificates will be deemed to have been tendered. See
"--Tender of Reset Rate Certificates; Remarketing Procedures" below.

      If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the following reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, defined below, is higher than the all-hold rate, all certificateholders who delivered a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the following reset period. If 100%
of the certificateholders elect to hold their reset rate certificates for the following reset period, the related reset rate will be the all-hold rate.

                                       54

      If the remarketing agents are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then a failed remarketing will be declared on the related spread determination date, all holders will retain their certificates, the failed remarketing rate as previously determined in accordance with the related prospectus supplement will apply, and a reset period of three months (or such other period specified in the related prospectus supplement) will be established as described under "--Failed Remarketing" below.

      Spread Determination Date. On a date set forth in the related prospectus supplement that is prior to the related reset date (not less than three business days prior to the reset date), which we refer to as the "spread determination date", the remarketing agents will set the applicable spread above or below the applicable index, with respect to reset rate certificates that will be in floating rate mode during the next reset period, or applicable fixed rate of interest, with respect to reset rate certificates that will be in fixed rate mode during the next reset period, in either case, at a rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of the principal balance of that class of reset rate certificates. Also, if applicable, the remarketing agents, the trustee, the paying agent or another person performing similar functions may select from the bids received from the eligible swap counterparty or counterparties, with which the trust will enter into swap agreements to hedge basis risk for the next related reset period. If required for the immediately following reset period, on or before the related spread determination date the remarketing agents, the trustee, the paying agent or another person performing similar functions will arrange for new or additional securities identification codes to be obtained.

      In addition, on each spread determination date, the remarketing agents will send a written notice to DTC, Euroclear and Clearstream, as applicable, with instructions to distribute such notice to its related participants in accordance with DTC's, Euroclear's and Clearstream's respective procedures, the trustee, any applicable exchange then listing the applicable securities, and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any new swap counterparty or counterparties, including the fixed rate or floating rate (or rates) of interest to be due to each such swap counterparty on each distribution date during the upcoming reset period as well as the failed remarketing rate, if applicable.

                                       55

      Timeline: The following chart shows an example of a timeline of the remarketing process:

            TIMING                                    EVENT

                                 -----------------------------------------------
  Thirty to Fifteen Calendar         (Trustee to provide notices to clearing
  Days Prior to Remarketing          agencies specifying the identity of the
   Terms Determination Date                    remarketing agents)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                       REMARKETING TERMS DETERMINATION DATE
                                 (Notices sent to reset rate certificate holders
 At Least Eight Business Days     stating the new terms of the reset rate notes,
     Prior to Reset Date             including the related all-hold rate, if
                                                   applicable)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                   NOTICE DATE
                                  (Hold notices due from reset rate certificate
  Six Business Days Prior to      holders, if applicable, or they are deemed to
          Reset Date                  have tendered their reset rate notes;
                                    remarketing agents determine the amount of
                                 remarketed reset rate notes available for sale)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                            SPREAD DETERMINATION DATE
                                    (Based on market conditions, the spread or
                                  fixed rate is determined by remarketing agents
 Three Business Days Prior to         for the next reset period or a failed
          Reset Date              remarketing is declared, identity of any swap
                                 counterparty (or counterparties) is determined;
                                 and the related failed remarketing rate for the
                                      next reset period will be determined)
                                 -----------------------------------------------
                                                        |
                                                        |
                                                        v
                                 -----------------------------------------------
                                                    RESET DATE
                                     (New terms of the remarketed reset rate
                                     certificates become effective; any swap
          Reset Date                 agreement for previous reset period may
                                    terminate; any new swap agreement for next
                                   reset period becomes effective; payments to
                                          tendering certificateholders)
                                 -----------------------------------------------

      The times shown in these timelines are estimates. The actual timing of these events will be specified in the related prospectus supplement.

      Failed Remarketing.  There will be a failed remarketing if:

      o     the remarketing agents cannot determine the applicable required reset terms (other than the related spread or fixed rate) on the related remarketing terms determination date;

      o     the remarketing agents cannot establish the required spread or fixed rate on the related spread determination date;

      o     either sufficient committed purchasers cannot be obtained for all tendered reset rate certificates at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate certificates themselves);

      o     one or more interest rate swap agreements satisfying all required criteria cannot be obtained, if applicable as described under
            "--Floating Rate Mode" and "--Fixed Rate Mode" below;

      o     certain conditions specified in the related remarketing agreement are not satisfied; or

      o     any rating agency then rating the securities has not confirmed or upgraded its then-current ratings of any class of securities, if such confirmation is required.

                                       56

      In the event a failed remarketing is declared with respect to a class of reset rate certificates:

      o     all holders of that class will retain their reset rate certificates;

      o     the related interest rate will be reset to a failed remarketing rate specified in the related prospectus supplement;

      o     the related reset period may be three months (or such other longer period specified in the related prospectus supplement); and

      o     any existing swap agreement may be terminated and/or amended in accordance with its terms, or a new swap agreement entered into, if so specified in the related prospectus supplement.

      If there is a failed remarketing of a class of reset rate certificates, however, the related holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate certificates to be remarketed on the related reset date.

      Floating Rate Mode. If a class of reset rate certificates is to be reset to bear a floating rate of interest, then, during the corresponding reset period, it will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

      In addition, if the remarketing agents determine that it would be in the best interest of the trust based on then-current market conditions during any reset period when a class of reset rate certificates bears a floating rate of interest, or if otherwise required to satisfy the rating agency condition, the trust may, as specified in the related prospectus supplement, enter into one or more swap agreements with eligible swap counterparties for the next reset period to hedge some or all of the basis risk. If specified in the related prospectus supplement, these swap agreements may be entered into at the time the reset rate certificates are initially issued. In exchange for providing payments to the trust at the applicable interest rate index plus the related spread, each swap counterparty will be entitled to receive on each distribution date a payment from the trust in an amount specified in the related prospectus supplement. If applicable, the remarketing agents in determining the swap counterparty or counterparties to any swap agreements, will solicit bids regarding the interest rate and other terms from at least three eligible swap counterparties and will select the lowest of these bids to provide the swap agreements. If the lowest bidder specifies a notional amount that is less than the outstanding principal balance of the related class of reset rate certificates, the remarketing agents may select more than one eligible swap counterparty, but only to the extent that such additional eligible swap counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of the related class of reset rate certificates. On or before the spread determination date, the remarketing agents will select the swap counterparty or counterparties.

      Fixed Rate Mode. If a class of reset rate certificates is to be reset to bear a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding:

      o     the applicable spread as determined by the remarketing agents on the spread determination date; and

      o     the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life, provided, that the remarketing agents shall establish such fixed rate equal to the rate that, in the opinion of the remarketing agents, will enable all of the tendered reset rate certificates to be remarketed by the remarketing agents at 100% of their outstanding principal balance.
            However, such fixed rate of interest will in no event be lower than the related all-hold rate, if applicable.

                                       57

      If so specified in the related prospectus supplement, such interest will be payable on each distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

      In addition, if a class of reset rate certificates is to be remarketed to bear interest at a fixed rate, the trust may, if so specified in the prospectus supplement, enter into one or more interest rate swap agreements with eligible swap counterparties on the related reset date, as applicable, to facilitate the trust's ability to pay interest at a fixed rate. If specified in the related prospectus supplement these swap agreements may be entered into at the time the reset rate certificates are initially issued.

Each such swap agreement will generally terminate on the earliest to occur of:

      o     the next succeeding reset date;

      o     the distribution date on which the outstanding principal balance of the related class of reset rate certificates is reduced to zero, including as the result of the optional purchase of the remaining mortgage loans by the related servicer or an auction of the mortgage loans by the related trustee; or

      o     if applicable, the maturity date of the related class of reset rate certificates.

Each swap agreement may be required to satisfy the rating agency condition if so specified in the related prospectus supplement. The remarketing agents generally will use procedures similar to those set forth above under "--Floating Rate
Mode" in the selection of the related swap counterparties and the establishment of the applicable spread.

      Tender of Reset Rate Certificates; Remarketing Procedures. A remarketing agreement will be entered into for the remarketing of the reset rate certificates between the Depositor, or another person specified in the related prospectus supplement, and the remarketing agents named in that agreement. A remarketing agent may resign at any time provided that the resignation does not occur within a specified time period prior to a remarketing terms determination date. The Depositor or another person specified in the related prospectus supplement may appoint a successor remarketing agent upon the resignation of any remarketing agent.

      Prior to any remarketing terms determination date, the remarketing agents, the trustee, the paying agent or another person performing similar functions will:

      o     inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and that such class of securities is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate certificates, and

      o     request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC,
            Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread
            determination date, and the procedures that must be followed if any beneficial owner of a reset rate certificate wishes to retain the reset rate certificate, each as described below.

This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender a class of reset rate certificates. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate certificates, the remarketing agents, the trustee, the paying agent or another person performing similar functions will establish procedures for the delivery of any such notice to the related certificateholders.

      On the reset date that commences each reset period, each reset rate certificate will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at
100% of its outstanding principal balance, unless the holder, by delivery of a

                                       58

hold notice, if applicable, elects not to tender its reset rate certificate. If the related class of reset rate certificates are held in book-entry form, 100%
of the outstanding principal balance of such class will be paid in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment of principal and interest due on the related distribution date approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing, additional interest at the applicable interest rate from and including the related reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate certificates through a broker, dealer, commercial bank, trust company or other institution may be required to pay fees or commissions to such institution.

      If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cutoff times for accepting instructions from their customers.
Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate certificates for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a class of reset rate certificates will be deemed to have elected to tender such security for remarketing by the relevant remarketing agent. All of the reset rate certificates of the applicable class, whether or not tendered, will bear interest upon the same terms.

      The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate certificates at a price equal to 100% of the aggregate principal balance so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal balance of the reset rate certificates tendered in a remarketing. The obligations of the remarketing agents will be subject to conditions and termination events customary in transactions of this type, which may include conditions that all of the securities subject to remarketing in fact were not called, none of the securities have been downgraded or put under review by the applicable rating agencies, no events of default with respect to the securities have occurred, and no material adverse change in the trust's financial condition has occurred between the remarketing terms determination date and the reset date. If the remarketing agents are unable to remarket some or all of the tendered reset rate certificates and, in their sole discretion, elect not to purchase those reset rate certificates, then the remarketing agents will declare a failed remarketing, all holders will retain their securities, the related reset period will be fixed at three months (or such other period specified in the related prospectus supplement), and the related interest rate will be set at the applicable failed remarketing rate.

      No certificateholder or beneficial owner of any reset rate certificate will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate certificate. The remarketing agents will have the option, but not the obligation, to purchase any reset rate certificates tendered that they are not able to remarket.

      Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in the reset rate certificates. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of the reset rate certificates may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the master servicer or the special servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

      Each of the remarketing agents will be entitled to receive a fee, and be reimbursed for certain of its out-of-pocket expenses, from amounts on deposit in the related remarketing fee account in connection with their services rendered for each reset date, which may be funded, in whole or in part, by the excess interest on the applicable class of reset rate certificates, paid by the applicable swap counterparty or

                                       59

funded in another manner specified in the related prospectus supplement. The remarketing agents may, if so provided in the related prospectus supplement, be entitled to reimbursement from the trust if there are insufficient available funds on the related distribution date, for certain expenses associated with each remarketing.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

      If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those
Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

      If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

                                       60

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that will set forth, among other things, in each case to the extent applicable:

      o     the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

      o     the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

      o     if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

      o     if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      o     information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

      o     if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

      o     if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      o     the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative
            amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual
            Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

                                       61

      o     if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

      o     the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

      o     if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

      o     to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

      The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

      Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however,
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in this prospectus.

      If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any
Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of
the Trustee" in this prospectus.

TERMINATION

      The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

                                       62

      o     the payment to the certificateholders of the series of all amounts required to be paid to them.

      Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations
("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with
DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect
Participants").

      Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry
Certificates on DTC's records.

      The ownership interest of each actual purchaser of a Book-Entry
Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of
Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

      DTC has no knowledge of the actual Certificate Owners of the Book-Entry
Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the
Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate

                                       63

Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of
DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

      Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate
Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The
Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more
Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a
Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

      If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to
Certificate Owners or their nominees, rather than to DTC or its nominee, only if

      o     the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

      o     the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from
            DTC, the Participants holding beneficial interests in the Book-Entry
            Certificates agree to initiate such termination.

      Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of
Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

      Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or
Euroclear Participants, on the other, will be effected in DTC in accordance with
DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as

                                       64

the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

      Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC
Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear
Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the
Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its
Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates. Except as otherwise provided under
"Description of the Certificates--Reports to Certificateholders; Certain
Available Information" in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master
Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and
Indirect Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of
Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the
Certificates, may be limited due to the lack of a physical certificate for the
Certificates.

      DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling and Servicing
Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related operating procedures of Euroclear and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in
Euroclear.

      Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and

                                       65

Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued
at any time.

                      DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a
Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling
Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the
Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling
Agreement may own certificates.

      A form of a Pooling Agreement has been filed as an exhibit to the
Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related
Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage
Securities Corp., 270 Park Avenue, New York, New York 10017, Attention:
President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records. In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

                                       66

      The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the
Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.
This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the
Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling
Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

      o     the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

      o     the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

      o     the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement. It is expected that in most cases the Warranting Party will be the
Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the
Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

      Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the

                                       67

date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the
Depositor nor the master servicer, in either case unless it is the Warranting
Party, will be obligated to purchase or replace a mortgage loan if a Warranting
Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

      1.    the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

      2.    applicable law, and

      3.    the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

      The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related
Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the

                                       68

master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

      Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate
Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

      General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series
("Permitted Investments"). Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or
Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

      Deposits. A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

      1.    all payments on account of principal, including principal
            prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration

                                       69

            of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation
            Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged
            Properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

      5.    any advances made as described under "Description of the
            Certificates--Advances in Respect of Delinquencies" in this prospectus;

      6.    any amounts paid under any Cash Flow Agreement, as described under
            "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

      7.    all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any
            Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and
            "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

      8.    any amounts paid by the master servicer to cover Prepayment Interest
            Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses"
            in this prospectus;

      9.    to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

      11.   any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

      Withdrawals. A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to the certificateholders on each distribution date;

      2.    to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

      3.    to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in
            Respect of Delinquencies" in this prospectus, the reimbursement to be made out of

                                       70

            amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

      4.    to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent
            Liquidation Proceeds and Insurance and Condemnation Proceeds
            collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

      5.    to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3)
            above made by it and/or any servicing expenses referred to in clause
            (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate
            Certificates of the related series;

      6.    if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3)
            above made by it and the servicing expenses described in clause (4)
            above incurred by it while they remain outstanding and unreimbursed;

      7.    if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

      8.    to reimburse the master servicer, the special servicer, the
            Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters
            Regarding the Master Servicer and the Depositor" in this prospectus;

      9.    if described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under
            "--Certain Matters Regarding the Trustee" in this prospectus;

      11.   if described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

      13.   to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       71

      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any
            Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

      15.   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income
            Tax Consequences--Federal Income Tax Consequences for REMIC
            Certificates--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of
            certificateholders;

      18.   to make any other withdrawals permitted by the related Pooling
            Agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

      The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose
(or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans"
in this prospectus.

      The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising

                                       72

any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

      Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The
Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.
The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.
The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a
Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale
and Due-on-Encumbrance" in this prospectus.

                                       73

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      A master servicer's primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and
Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

                                       74

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

      The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the
Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the
Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the
Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the
Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling
Agreement.

EVENTS OF DEFAULT

      Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related
Pooling Agreement.

      The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling
Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling
Agreement.

AMENDMENT

      Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

      1.    to cure any ambiguity,

      2.    to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

      3.    to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

      4.    to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely

                                       75

affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

      Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose. The related prospectus supplement may provide that these types of amendments may not:

      1.    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

      2.    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

      3.    modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling
Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

      The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.
If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

                                       76

CERTAIN MATTERS REGARDING THE TRUSTEE

      As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

      The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related
Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

      The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the
Depositor, the servicer, the special servicer and to all certificateholders.
Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.
Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.
If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

      The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not

                                       77

covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

      o     the nature and amount of coverage under the credit support,

      o     any conditions to payment under the credit support not otherwise described in this prospectus,

      o     any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

      o     the material provisions relating to the credit support.

      Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not
            Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of

                                       78

that instrument will accompany the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement
(the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form
8-K to be filed with the Securities and Exchange Commission within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the
Current Report on Form 8-K to be filed with the Securities and Exchange
Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

      Amounts deposited in any reserve fund will generally be invested in short-term debt obligations. Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund.

                                       79

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.
Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust
Funds--Mortgage Loans" in this prospectus.

GENERAL

      Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.
In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower)
conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as

                                       80

landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws"
below.

PERSONALTY

      In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Certain Provisions. United
States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.

                                       81

These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme
Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.
Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example,

                                       82

the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require

                                       83

the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a
"mortgageable" ground lease.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the
Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Generally. The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property

                                       84

may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension
(or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition.
If this is done the full amount due under the original loan may never be repaid.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy
Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.
In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for

                                       85

lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the
Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal
(assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy
Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of

                                       86

the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.
However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive
Environmental Response, Compensation, and Liability Act of 1980, as amended
(also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

      o     may pose an imminent or substantial endangerment to human health or welfare or the environment,

      o     may result in a release or threatened release of any hazardous material, or

      o     may give rise to any environmental claim or demand,

      o     may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of
            manufacturing, industrial, treatment, storage or disposal activity.
            Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

      The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

      Excluded from CERCLA's definition of "owner or operator" is any person
"who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator"
under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

      Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders

                                       87

under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on
"generators" or "transporters" of hazardous substances.

      Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

      To reduce the likelihood of this kind of loss, the related Pooling
Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance would be complicated and may entail substantial expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.
That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related
Mortgaged Property. The Garn-St Germain Depository Institutions Act of 1982 (the
"Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that "due-on-sale" clauses in certain loans are enforceable within certain limitations as set forth in the
Garn Act. Therefore, subject to those limitations, a master servicer may have the right

                                       88

to accelerate the maturity of a mortgage loan that contains a "due-on-sale"
provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

SUBORDINATE FINANCING

      Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.
In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar
Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.

                                       89

A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"),
a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service or the National Oceanic and
Atmospheric Administration assigned to duty with the military. Because the
Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

      1.    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      2.    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

      In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 (the
"ADA"), in order to protect individuals with disabilities, public accommodations
(such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may

                                       90

also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools
Required to Intercept and Obstruct Terrorism Act of 2001, also known as the USA
Patriot Act, and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the
"IRS") with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the
"REMIC Regulations") promulgated by the U.S. Department of Treasury (the
"Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the
Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of
"Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool.

                                       91

Qualification as a REMIC requires ongoing compliance with certain conditions.
With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      1.    the making of an election,

      2.    compliance with the Pooling Agreement and any other governing documents and

      3.    compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code, each
            REMIC Pool will qualify as a REMIC.

      In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual
Certificates will be considered to be "residual interests" in the REMIC Pool.
The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See
"--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of
Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of
Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section
7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to
Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section
856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be
"qualified mortgages" for another REMIC for purposes of Code Section 860G(a)(3).
REMIC Certificates held by a regulated investment company will not constitute
"Government Securities" within the meaning of Code Section 851(b)(3)(A)(i).
REMIC Certificates held by certain financial institutions will constitute an
"evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the
Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and
"permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An

                                       92

entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See
"--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of
Residual Certificates--Disqualified Organizations" below.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.
Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another
REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv)
loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

      1.    the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than
            125% with respect to the real property security), or

      2.    substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

      If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

      o     a mortgage in default or as to which default is reasonably foreseeable,

      o     mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

      o     a mortgage that was fraudulently procured by the mortgagor, and

      o     a mortgage that was not in fact principally secured by real property
            (but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the
Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.
A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund
(limited to not more than 50% of the REMIC Pool's initial assets) may be used to

                                       93

provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced
"promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the
IRS.

      In addition to the foregoing requirements, the various interests in a
REMIC Pool also must meet certain requirements. All of the interests in a REMIC
Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments
(or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each
REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

      If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury
Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General.

      A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the
Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual

                                       94

method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

      Original Issue Discount.

      Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount"
within the meaning of Code Section 1273(a). Holders of any class of Regular
Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the
"OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.
Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

      Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot
("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular
Certificateholder's income. The total amount of original issue discount on a
Regular Certificate is the excess of the "stated redemption price at maturity"
of the Regular Certificate over its "issue price." The issue price of a class of
Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a
Regular Certificate, it is possible that no interest on any class of Regular
Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular
Certificates as qualified stated interest. Distributions of interest on an
Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular
Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular
Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated
redemption price at maturity.

                                       95

      Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular
Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the
Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the
"Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.
Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the
Regular Certificate is held as a capital asset. However, under the OID
Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant
Yield Method" below.

      A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period.
With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The Conference
Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      1.    the sum of (a) the present value of all of the remaining
            distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

      2.    the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      1.    the yield to maturity of the Regular Certificate at the issue date,

      2.    events (including actual prepayments) that have occurred prior to the end of the accrual period, and

      3.    the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular
Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

                                       96

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular
Certificates as a result of prepayments on the mortgage loans that exceed the
Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of
Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

      In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the
OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular
Certificateholder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.
The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium.

      A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated
redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat
All Interest Under the Constant Yield Method" below.

      Variable Rate Regular Certificates.

      Regular Certificates may provide for interest based on a variable rate.
Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      1.    the issue price does not exceed the original principal balance by more than a specified amount, and

      2.    the interest compounds or is payable at least annually at current values of

                                       97

            (a)   one or more "qualified floating rates,"

            (b)   a single fixed rate and one or more qualified floating rates,

            (c)   a single "objective rate," or

            (d)   a single fixed rate and a single objective rate that is a
                  "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or
(2) unique to the circumstances of the depositor or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID
Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly
"front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as

                                       98

having qualified stated interest, except to the extent that initial "teaser"
rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.
Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

      Deferred Interest.

      Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

      Market Discount.

      A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated
interest) (1) is exceeded by the then-current principal amount of the Regular
Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular
Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.
The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular
Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated
redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method"
below regarding an alternative manner in which that election may be deemed to be made.

      Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears

                                       99

that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium.

      A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset"
within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference
Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under
"--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method.

      A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.
For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

      Sale or Exchange of Regular Certificates.

      If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular
Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a
Regular Certificate realized by an investor who holds the

                                       100

Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

      1.    if a Regular Certificate is held as part of a "conversion
            transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

      2.    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

      3.    to the extent that the gain does not exceed the excess, if any, of
            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

      In addition, gain or loss recognized from the sale of a Regular
Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Treatment of Losses.

      Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of
Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular
Certificates becoming wholly or partially worthless, and, in general, holders of
Regular Certificates that are not corporations and do not hold the Regular
Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those
Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The
IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.
This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.

                                       101

You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular
Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income.

      Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and
will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of
Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      1.    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      2.    all bad loans will be deductible as business bad debts, and

      3.    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular
Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2)
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular
Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the
Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later

                                       102

classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular
Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on
Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual
Certificateholder's after-tax rate of return.

      Basis and Losses.

      The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.
The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual
Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC
Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

      You will not be permitted to amortize directly the cost of your Residual
Certificate as an offset to its share of the taxable income of the related REMIC
Pool. However, that taxable income will not include cash received by the REMIC
Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the
Residual Certificates.

      A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the
REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.

                                       103

The REMIC Regulations currently in effect do not so provide. See "--Treatment of
Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual
Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense.

      Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's
deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under
"--Taxation of Regular Certificates--Original Issue Discount" and "--Variable
Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

      Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.
The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the borrowers with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the
IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

                                       104

      Limitations on Offset or Exemption of REMIC Income.

      A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

      The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on
Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign
Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion
(allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual
Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.
Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Certificates.

      Disqualified Organizations. If any legal or beneficial interest in a
Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that
Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the
Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a
Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the

                                       105

residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a
Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

      For these purposes:

      1.    "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any
            organization (other than a farmers' cooperative described in Code
            Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

      2.    "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.
            Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a
            Pass-Through Entity, and

      3.    an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

      The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual
Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each
Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the
Depositor or the trustee may charge a fee for computing and providing that information.

                                       106

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the
REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a
Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign
Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the
Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual
Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading
"--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

      The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

            (i)   the present value of any consideration given to the transferee to acquire the interest;

            (ii)  the present value of the expected future distributions on the interest; and

            (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently
35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

      The assets test is satisfied if (i) the transferee must be a domestic "C"
corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer

                                       107

must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC Regulations provide that the transfer of a
Residual Certificate that has "tax avoidance potential" to a "foreign person"
will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S.
Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      Unless otherwise stated in the related prospectus supplement, a Residual
Certificate may not be purchased by or transferred to any person that is not a
U.S. Person. The term "U.S. Person" means a citizen or resident of the United
States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a
Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S.
corporation) is (or is permitted to be under the related partnership agreement)
a non-U.S. Person.

      Sale  or Exchange of a Residual Certificate.

      Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Basis and Losses" above, in the Residual
Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the
Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at
120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment

                                       108

income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

      Mark to Market Regulations.

      The Treasury has issued regulations, the "Mark to Market Regulations,"
under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market
Regulations provide that, for purposes of this mark-to-market requirement, a
Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions.

      Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

      1.    the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective
            (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the
            Startup Day,

            (b) foreclosure, default or imminent default of a qualified mortgage,

            (c) bankruptcy or insolvency of the REMIC Pool, or

            (d) a qualified (complete) liquidation,

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      3.    the receipt of compensation for services or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4) it is not a prohibited transaction to sell
REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or

                                       109

due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day.

      In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.
Exceptions are provided for cash contributions to the REMIC Pool:

      1.    during the three months following the Startup Day,

      2.    made to a qualified reserve fund by a Residual Certificateholder,

      3.    in the nature of a guarantee,

      4.    made to facilitate a qualified liquidation or clean-up call, and

      5.    as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property.

      The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.
Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims)
to holders of Regular Certificates and Residual Certificateholders within the
90-day period.

ADMINISTRATIVE MATTERS

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form
1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.
The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual
Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as
"tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual

                                       110

Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section
67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular
Certificates, as well as holders of Residual Certificates, where those Regular
Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular
Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual
Certificates. If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

      Regular Certificates.

      Interest, including original issue discount, distributable to Regular
Certificateholders who are non-resident aliens, foreign corporations, or other
Non-U.S. Persons (as defined below), will be considered "portfolio interest"
and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder"
within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possible one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular
Certificate being effectively connected to a United States trade or business;
Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is

                                       111

classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the
Non-U.S. Person is a partnership. An intermediary (other than a partnership)
must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A "qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

      If that statement, or any other required statement, is not provided, 30%
withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United
States by the Non-U.S. Person. In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment
Premiums distributable to Regular Certificateholders who are Non-U.S. Persons
may be subject to 30% United States withholding tax. Investors who are Non-U.S.
Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person"
means any person who is not a U.S. Person.

      Residual Certificates.

      The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to
Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS)
were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in
"registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of
Residual Certificates--Limitations on Offset or Exemption of REMIC Income"
above. If the amounts paid to Residual Certificateholders who are Non-U.S.
Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to
United States federal income tax at regular rates. If 30% (or lower treaty rate)
withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the
Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See
"--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign
Investors" above concerning the disregard of certain transfers having "tax avoidance potential" and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

      Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a
"backup" withholding tax under Code Section 3406 at a

                                       112

current rate of 28% (which rate will be increased to 31% commencing after 2010)
on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the
Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS
Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the
IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Information reporting requirements may also apply regardless of whether withholding is required. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular
Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication
938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.

      The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed
Treasury regulations) in which the REMIC Pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual
Certificateholders, furnished annually, if applicable, to holders of Regular
Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

                         FEDERAL INCOME TAX CONSEQUENCES
             FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

      General.

      In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as
"Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a
"taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the
Standard Certificates, the holder of a Standard Certificate (a "Standard
Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its

                                       113

Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own Standard
Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section
212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon"
rules of the Code, as described under "--Stripped Certificates" and
"--Recharacterization of Servicing Fees," below.

      Tax Status.

      In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates
will have the following status for federal income tax purposes:

      1.    Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard
            Certificate is of the type described in that section of the Code.

      2.    Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of
            Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of
            Code Section 856(c)(3)(B).

      3.    Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section
            860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code
            Section 860G(a)(3).

                                       114

      Premium and Discount.

      Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a Standard
Certificate will be determined generally as described under "--Federal Income
Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium"
above.

      Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.
If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section
1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a
Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

      Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under
"--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Market Discount" above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

      Recharacterization of Servicing Fees.

      If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the
Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

                                       115

      Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds."
Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard
Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable
Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See
"--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates.

      Upon sale or exchange of a Standard Certificate, a Standard
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard
Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

      General.

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped
Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

                                       116

      The certificates will be subject to those rules if:

      1.    we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      2.    the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
            Certificates--Recharacterization of Servicing Fees" above), and

      3.    certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Certificate will be considered to own
"stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under
"--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of
Stripped Certificates for the related period or periods. The holder of a
Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard
Certificates--General" above, subject to the limitation described there.

      Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the
OID Regulations. While under Code Section 1286 computations with respect to
Stripped Certificates arguably should be made in one of the ways described under
"--Taxation of Stripped Certificates--Possible Alternative Characterizations"
below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for the treatment of a Stripped
Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the
Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for

                                       117

REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Certificates.

      No specific legal authority exists as to whether the character of the
Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and
"loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped
Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

      Taxation of Stripped Certificates.

      Original Issue Discount. Except as described under "--General" above, each
Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the
Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped
Certificate to that Stripped Certificateholder, presumably under the Prepayment
Assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the
matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that
Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the
Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations.
The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped
Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID
Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.

                                       118

Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped
Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped
Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of
Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped
Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Certificates. Where an
investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped
Certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the
Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

      1.    one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

      2.    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

      3.    a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

      Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of
Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

                                       119

      Because of these possible varying characterizations of Stripped
Certificates and the resultant differing treatment of income recognition,
Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

RESET RATE CERTIFICATES

      As will be further discussed in the related prospectus supplement, reset rate certificates will represent a beneficial interest in a portion of the related trust fund that is treated as a grantor trust for federal income tax purposes, consisting of a regular interest in a related REMIC and as interest in any related interest rate swap agreement or other derivative instrument. See
"Federal Income Tax Consequences for REMIC Certificates" for a discussion of the federal income tax treatment of regular interests, and see the related prospectus supplement for a discussion of the federal income tax treatment of the interest rate swap agreement or other derivative instrument.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder
at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped
Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% (which rate will be increased to 31% commencing after
2010) may be required in respect of any reportable payments, as described under
"--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding"
above.

      The IRS has published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in "street name." The trustee, or its designated agent, will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee (or its designated agent), or applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31,
2007.

TAXATION OF CERTAIN FOREIGN INVESTORS

      To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped
Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

                                       120

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be
"portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign
Investors--Regular Certificates" above.

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences", you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section
3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the
Code.

      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special
caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b)
has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

      Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the

                                       121

appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar
Law.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United
States Department of Labor ("DOL"), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by
"benefit plan investors" (that is, Plans and entities whose underlying assets include plan assets) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

      In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute
Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the
"Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

      The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

      Sections I and III of Prohibited Transaction Class Exemption ("PTCE")
95-60 exempt from the application of the prohibited transaction provisions of
Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code
transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE
95-60 to be available. Before purchasing any class of offered certificates, an insurance

                                       122

company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c)
Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.
Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section
501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization,"
which term as defined above includes certain tax-exempt entities not subject to
Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

      The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      If so specified in the related prospectus supplement, certain classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").
Generally, the only classes of offered certificates which will qualify as
"mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in

                                       123

determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has
amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities" and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                       124

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal
Deposit Insurance Corporation, and the OTS, effective May 26, 1998, and by the
NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

      The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

      We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.
Those methods are as follows:

      1.    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

                                       125

      2.    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      3.    through direct offerings by the Depositor.

      If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

      This prospectus may be used in connection with the remarketing of a class of reset rate certificates.

      In connection with any remarketing of a class of reset rate certificates by remarketing agents that are affiliates of the Depositor, unless the all-hold rate will be in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement that contains material information relating to the terms of the remarketing, any new swap counterparty or counterparties and any other material information relating to the remarketing.
In addition, the prospectus supplement will contain or incorporate by reference from filings under the Securities and Exchange Act of 1934, as amended, material information describing the updated characteristics of the trust and the related pool of mortgage loans that remains outstanding as of a date reasonably proximate to the date of that prospectus supplement.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the
Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.

                                       126

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on
Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the
Depositor should be directed in writing to its principal executive offices at
270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

      The Depositor filed a registration statement (the "Registration
Statement") relating to the certificates with the Securities and Exchange
Commission. This prospectus is part of the Registration Statement, but the
Registration Statement includes additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the
Public Reference Section of the Securities and Exchange Commission, 100 F Street
N.W., Washington, D.C. 20549. Information regarding the operation of the Public
Reference Room may be obtained by calling The Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable Trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                       127

                                     RATING

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       128

                             INDEX OF DEFINED TERMS

1998 Policy Statement........................................................125
30/360........................................................................47
401(c) Regulations...........................................................123
91-day Treasury Bill Rate.....................................................50
91-day Treasury Bills.........................................................51
Accrual Certificates..........................................................46
Accrued Certificate Interest..................................................46
Actual/360....................................................................47
ADA...........................................................................90
Amendments...................................................................122
ARM Loans.....................................................................35
Assessment of Compliance......................................................74
Attestation Report............................................................75
Available Distribution Amount.................................................45
Bankruptcy Code...............................................................82
Bond Equivalent Yield.........................................................49
Book-Entry Certificates.......................................................45
calculation date..............................................................48
Cash Flow Agreement...........................................................37
CERCLA........................................................................87
Certificate Owner.............................................................63
Clearstream...................................................................54
CMT Rate......................................................................49
Code..........................................................................62
Commercial Paper Rate.........................................................48
Cooperatives..................................................................32
CPR...........................................................................40
Debt Service Coverage Ratio...................................................32
defective obligation..........................................................93
Definitive Certificates.......................................................45
Depositor.....................................................................31
Determination Date............................................................38
determination period..........................................................48
Direct Participants...........................................................63
Disqualified Organization...............................................106, 123
Distribution Date Statement...................................................61
DOL..........................................................................122
Dow Jones Market Service Page 3750............................................48
DTC...........................................................................45
Due Dates.....................................................................34
Due Period....................................................................38
EDGAR........................................................................127
electing large partnership...................................................106
Euroclear.....................................................................54
Event of Default..............................................................75
Excess Funds..................................................................43
excess servicing.............................................................115
Exemptions...................................................................122
FAMC..........................................................................35
Federal Funds Rate............................................................50
FHLMC.........................................................................35
FNMA..........................................................................35
Garn Act......................................................................88
GNMA..........................................................................35
Indirect Participants.........................................................63
Insurance and Condemnation Proceeds...........................................70
IRS...........................................................................91
ISMA..........................................................................47
JPMCB.........................................................................43
L/C Bank......................................................................79
LIBOR Determination Date......................................................48
Liquidation Proceeds..........................................................70
Loan-to-Value Ratio...........................................................33
Lock-out Date.................................................................34
Lock-out Period...............................................................34
MBS...........................................................................31
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer..................................................................35
MBS Trustee...................................................................35
Mortgage Asset Seller.........................................................31
Mortgage Notes................................................................31
Mortgaged Properties..........................................................31
Mortgages.....................................................................31
NCUA.........................................................................124
Net Leases....................................................................33
Net Operating Income..........................................................32
Nonrecoverable Advance........................................................60
Non-SMMEA Certificates.......................................................123
Non-U.S. Person..............................................................112
OCC..........................................................................124
OID Regulations...............................................................95
OTS..........................................................................124
Participants..................................................................63
Parties in Interest..........................................................121
Pass-Through Entity..........................................................106
Permitted Investments.........................................................69
Plans........................................................................121
Pooling Agreement.............................................................66
prepayment....................................................................40
Prepayment Assumption.........................................................96
Prepayment Interest Shortfall.................................................38
Prepayment Premium............................................................34
Prime Rate....................................................................51
PTCE.........................................................................122
Random Lot Certificates.......................................................95
rating agency condition.......................................................54
Record Date...................................................................45
Reference Banks...............................................................48
Reform Act....................................................................94
Registration Statement.......................................................127
Regular Certificateholder.....................................................94

                                       129

Regular Certificates..........................................................91
Related Proceeds..............................................................60
Relief Act....................................................................90
REMIC......................................................................7, 92
REMIC Certificates............................................................91
REMIC Pool................................................................91, 92
REMIC Regulations.............................................................91
REO Property..................................................................68
Residual Certificateholders..................................................102
Residual Certificates.........................................................46
secured-creditor exemption....................................................87
Securities Act...............................................................126
Senior Certificates...........................................................44
Servicing Standard............................................................68
Similar Law..................................................................121
SMMEA........................................................................123
SPA...........................................................................40
Sponsor.......................................................................43
Standard Certificateholder...................................................113
Standard Certificates........................................................113
Startup Day...................................................................92
Stripped Certificateholder...................................................118
Stripped Certificates........................................................116
Subordinate Certificates......................................................44
Sub-Servicing Agreement.......................................................68
Title V.......................................................................89
Treasury......................................................................91
Treasury Notes................................................................50
U.S. Person..................................................................108
Value.........................................................................33
Warranting Party..............................................................67

                                       130

The attached diskette contains a Microsoft Excel1 Version 5.0 spreadsheet file (the ‘‘Spreadsheet File’’) that can be put on a user-specified hard drive or network drive. The Spreadsheet File is ‘‘JPMCC 2007-LDP12.xls.’’ It provides, in electronic format, certain statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1, Annex A-2 and Annex B to the free writing prospectus. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this free writing prospectus. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this free writing prospectus. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in this free writing prospectus and in Annex A-1, Annex A-2 and Annex B to the free writing prospectus, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final free writing prospectus and accompanying prospectus relating to the Certificates in making their investment decision.

Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the ‘‘READ ONLY’’ button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the attached prospectus.

We have not authorized anyone to provide you with different information.

Free Writing Prospectus

$2,310,556,000

(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

J.P. Morgan Chase Commercial
Mortgage Securities Trust 2007-LDP12
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2007-LDP12

Class A-1	$18,981,000
Class A-2	$444,936,000
Class A-3	$346,187,000
Class A-4	$501,693,000
Class A-4FL	$100,000,000
Class A-SB	$54,171,000
Class A-1A	$287,299,000
Class X	$2,504,667,937
Class A-M	$150,467,000
Class A-MFL	$100,000,000
Class A-J	$197,242,000
Class B	$21,916,000
Class C	$28,178,000
Class D	$21,916,000
Class E	$12,523,000
Class F	$25,047,000

FREE WRITING PROSPECTUS

JPMorgan

UBS Investment Bank

Natixis Securities North America Inc.

August      , 2007